As filed with the Securities and Exchange Commission on June 23, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HILTON DOMESTIC OPERATING COMPANY INC.

(Exact name of registrant issuers as specified in their respective charters)

SEE TABLE OF REGISTRANT GUARANTORS

Delaware	7011	38-4009972
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

HILTON WORLDWIDE FINANCE LLC

HILTON WORLDWIDE FINANCE CORP.

(Exact name of registrant issuers as specified in their respective charters)

SEE TABLE OF REGISTRANT GUARANTORS

Delaware	7011	27-4384691
Delaware	7011	46-3492566
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7930 Jones Branch Drive, Suite 1100

McLean, Virginia 22102

(703) 883-1000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Kristin A. Campbell

Executive Vice President and General Counsel

Hilton Worldwide Holdings Inc.

7930 Jones Branch Drive, Suite 1100

McLean, Virginia 22102

(703) 883-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joshua Ford Bonnie

Edgar J. Lewandowski

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Approximate date of commencement of proposed exchange offers: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Hilton Domestic Operating Company Inc.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B).  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
4.250% Senior Notes due 2024	$1,000,000,000	100%	$1,000,000,000	$115,900
Guarantees of the 4.250% Senior Notes due 2024(2)	N/A(3)	(3)	(3)	(3)
4.625% Senior Notes due 2025	$900,000,000	100%	$900,000,000	$104,310
Guarantees of the 4.625% Senior Notes due 2025(2)	N/A(3)	(3)	(3)	(3)
4.875% Senior Notes due 2027	$600,000,000	100%	$600,000,000	$69,540
Guarantees of the 4.875% Senior Notes due 2027(2)	N/A(3)	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Registration Statement on Form S-4 is a combined registration statement being filed by Hilton Domestic Operating Company Inc. (“HOC”), Hilton Worldwide Finance LLC (“HWF”) and Hilton Worldwide Finance Corp. (“HWFC”). Each of HOC, HWF and HWFC is filing on its own behalf all of the information contained in this Registration Statement on Form S-4 that relates to such company. Where information or an explanation is provided that is substantially the same for each of HOC, HWF and HWFC, such information or explanation has been combined in this Registration Statement on Form S-4. Where information or an explanation is not substantially the same for each of HOC, HWF and HWFC, separate information and explanation has been provided.

TABLE OF REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Destination Resorts LLC	Arizona	26-1284226	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Doubletree Hotel Systems LLC	Arizona	26-1284504	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Doubletree Hotels LLC	Arizona	26-1284359	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DT Management LLC	Arizona	26-1284112	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DT Real Estate, LLC	Arizona	86-0594278	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTM Atlanta/Legacy, Inc.	Arizona	86-0803816	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTM Coconut Grove, Inc.	Arizona	86-0582711	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTM Largo, Inc.	Arizona	86-0522306	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTM Maryland, Inc.	Arizona	86-0636941	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTM Santa Clara LLC	Arizona	26-1287115	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTM Walnut Creek, Inc.	Arizona	86-0653973	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTR FCH Holdings, Inc.	Arizona	86-0506692	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTR PAH Holding, Inc.	Arizona	86-0843169	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTR San Antonio, Inc.	Arizona	86-0803669	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HIC Gaming California, Inc.	California	93-1167073	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HIC San Pablo Limited, Inc.	California	93-1167074	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HIC San Pablo, L.P.	California	93-1167075	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
90210 Biltmore Management, LLC	Delaware	34-1984747	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
90210 Desert Resorts Management Co., LLC	Delaware	34-1984753	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
90210 Grand Wailea Management Co., LLC	Delaware	34-1984759	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
90210 LLC	Delaware	95-4747695	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
90210 Management Company, LLC	Delaware	20-4146308	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Andiamo’s O’Hare, LLC	Delaware	58-2669081	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Blue Bonnet Security, LLC	Delaware	20-5118750	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Canopy Brand Management LLC	Delaware	32-0502283	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Compris Hotel LLC	Delaware	86-0471065	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad International Manage (CIS) LLC	Delaware	26-1687344	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad Management LLC	Delaware	26-1101184	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Curio Brand Management LLC	Delaware	35-2568431	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Doubletree LLC	Delaware	86-0762415	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Doubletree Management LLC	Delaware	26-1101270	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
EJP LLC	Delaware	62-1489071	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Development LLC	Delaware	74-2479161	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Equity Development LLC	Delaware	74-2479160	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Suites (Isla Verde), Inc.	Delaware	62-1555786	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Suites Management LLC	Delaware	26-1101036	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Syracuse Development LLC	Delaware	62-1469277	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
EPAM Corporation	Delaware	62-1401630	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hampton Inns LLC	Delaware	62-1194362	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hampton Inns Management LLC	Delaware	26-1101242	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HHC BC Orlando, LLC	Delaware	36-2058176	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HIC First LLC	Delaware	13-3210063	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HIC Holdings LLC	Delaware	13-3111964	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HIC Hotels U.S.A. LLC	Delaware	13-3435886	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HIC Racing Corporation	Delaware	38-2697494	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
HIC Second LLC	Delaware	13-3153590	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Beverage LLC	Delaware	36-2058176	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Chicago Beverage I LLC	Delaware	30-0800929	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Chicago Beverage II LLC	Delaware	32-0422233	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Chicago Beverage III LLC	Delaware	61-1724781	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Chicago Beverage IV LLC	Delaware	90-1028957	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Corporate Director LLC	Delaware	26-3551072	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Domestic Franchise LLC	Delaware	30-0948358	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Domestic Management LLC	Delaware	61-1799414	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Domestic Operating Company Inc.	Delaware	38-4009972	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton El Con Management LLC	Delaware	26-3845802	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton El Con Operator LLC	Delaware	26-3845852	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Electronic Distribution Systems, LLC	Delaware	47-0849436	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Franchise Holding LLC	Delaware	26-1094575	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Garden Inns Management LLC	Delaware	26-1126091	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Hawaii Corporation	Delaware	99-6011945	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Honors Worldwide LLC	Delaware	95-4635505	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Illinois Holdings LLC	Delaware	13-0980760	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Inns LLC	Delaware	36-6114932	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton International Holding LLC	Delaware	47-1062743	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Management LLC	Delaware	26-1101130	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton New Jersey Service Corp.	Delaware	95-4761288	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Recreation LLC	Delaware	95-4439247	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Hilton San Diego LLC	Delaware	95-2395937	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Spring Corporation	Delaware	95-4818997	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Supply Management LLC	Delaware	95-2502058	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Systems Solutions, LLC	Delaware	71-0907647	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Systems, LLC	Delaware	20-3659071	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Worldwide Finance Corp.	Delaware	46-3492566	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Worldwide Finance LLC	Delaware	27-4384691	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Worldwide Holdings Inc.	Delaware	27-4384691	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Worldwide Parent LLC	Delaware	36-2058176	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Audubon LLC	Delaware	26-1292055	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Conrad Domestic LLC	Delaware	26-1211490	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Domestic JV Holdings LLC	Delaware	26-1262961	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT ESP International Franchise LLC	Delaware	26-3750733	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT ESP International Franchisor Corporation	Delaware	26-3750889	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT ESP International Manage LLC	Delaware	26-3750974	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT ESP International Management Corporation	Delaware	26-3751149	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT ESP Manage LLC	Delaware	26-3750936	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Existing Franchise Holding LLC	Delaware	26-1101350	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Franchise II Borrower LLC	Delaware	26-1291125	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT HQ SPE LLC	Delaware	26-1211665	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT HSM Holding LLC	Delaware	26-1274784	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT HSS Holding LLC	Delaware	26-1274883	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT JV Acquisition LLC	Delaware	26-1276349	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
HLT Lifestyle International Franchise LLC	Delaware	26-3748344	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Lifestyle International Franchisor Corporation	Delaware	26-3748409	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Lifestyle International Manage LLC	Delaware	26-3748516	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Lifestyle International Management Corporation	Delaware	26-3750638	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Lifestyle Manage LLC	Delaware	26-3748470	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Memphis Data LLC	Delaware	26-1339888	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Owned II Holding LLC	Delaware	26-1254836	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Owned II-A Borrower LLC	Delaware	26-1336277	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Palmer LLC	Delaware	26-1211589	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Home2 Brand Management LLC	Delaware	37-1833534	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Homewood Suites Management LLC	Delaware	26-1101306	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hotels Statler Company, Inc.	Delaware	36-2550119	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HPP Hotels USA LLC	Delaware	95-4214076	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HPP International LLC	Delaware	95-4198421	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HTGV, LLC	Delaware	75-2970804	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Innvision, LLC	Delaware	36-2058176	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Lockwood Palmer House, LLC	Delaware	58-2669075	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Potter’s Bar Palmer House, LLC	Delaware	58-2669080	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus Hotel Services, Inc.	Delaware	62-1602738	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus Hotels Florida LLC	Delaware	62-1602737	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus Hotels LLC	Delaware	62-1602678	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus Hotels Minneapolis, Inc.	Delaware	62-1619978	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus Hotels Parent LLC	Delaware	95-4766449	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Promus Operating LLC	Delaware	62-1596939	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus/Kingston Development Corporation	Delaware	62-1763505	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Samantha Hotel LLC	Delaware	04-3070970	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Tru Brand Management LLC	Delaware	36-4843578	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
WA Collection International, LLC	Delaware	95-4198421	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Waldorf=Astoria Management LLC	Delaware	26-1101088	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Florida Conrad International Corp.	Florida	20-1145249	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Suites Club No. 1, Inc.	Kansas	75-1947366	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hotel Clubs of Corporate Woods, Inc.	Kansas	48-0930357	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Suites Club No. Three, Inc.	Louisiana	62-1584888	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
International Rivercenter Lessee, L.L.C.	Louisiana	20-0384946	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTM Cambridge, Inc.	Massachusetts	86-0678310	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Chesterfield Village Hotel, LLC	Missouri	36-4207568	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Bally’s Grand Property Sub I, LLC	Nevada	88-0312339	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad International (Belgium) LLC	Nevada	91-1930238	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad International (Egypt) Resorts Corporation	Nevada	46-0468464	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad International (Indonesia) Corporation	Nevada	95-4347974	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad International Investment (Jakarta) Corporation	Nevada	93-1221397	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Holdings, LLC	Nevada	88-0096156	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Hospitality, LLC	Nevada	93-1218323	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Illinois, LLC	Nevada	88-0345656	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Peacock Alley Service Company, LLC	New York	20-3470602	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Washington Hilton, L.L.C.	New York	36-2058176	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Embassy Memphis Corporation	Tennessee	62-1523545	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Suites Club No. Two, Inc.	Texas	75-1946866	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
SALC, Inc.	Texas	74-2782384	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 23, 2017

PRELIMINARY PROSPECTUS

HILTON DOMESTIC OPERATING COMPANY INC.

Exchange Offer for

$1,000,000,000 of 4.250% Senior Notes due 2024

HILTON WORLDWIDE FINANCE LLC

HILTON WORLDWIDE FINANCE CORP.

Exchange Offer for

$900,000,000 4.625% Senior Notes due 2025

$600,000,000 4.875% Senior Notes due 2027

Offers for (i) outstanding unregistered 4.250% Senior Notes due 2024 (the “old 2024 notes”) of Hilton Domestic Operating Company Inc. (“HOC”), in the aggregate principal amount of $1,000,000,000 in exchange for up to $1,000,000,000 in aggregate principal amount of 4.250% Senior Notes due 2024 (the “2024 exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) outstanding unregistered 4.625% Senior Notes due 2025 (the “old 2025 notes”) of Hilton Worldwide Finance LLC, the issuer (“HWF”), and Hilton Worldwide Finance Corp., the co-issuer (“HWFC” and, together with HOC and HWF, the “Issuers”), in the aggregate principal amount of $900,000,000 in exchange for up to $900,000,000 in aggregate principal amount of 4.625% Senior Notes due 2025 (the “2025 exchange notes”), which have been registered under the Securities Act and (iii) outstanding unregistered 4.875% Senior Notes due 2027 (the “old 2027 notes” and, together with the old 2024 notes and the old 2025 notes, the “outstanding notes”) of HWF, the issuer, and HWFC, the co-issuer, in the aggregate principal amount of $600,000,000 in exchange for up to $600,000,000 in aggregate principal amount of 4.875% Senior Notes due 2027 (the “2027 exchange notes” and, together with the 2025 exchange notes, the “2025 and 2027 exchange notes” and, the 2027 exchange notes together with the 2024 exchange notes and the 2025 exchange notes, the “exchange notes” and the exchange notes together with the outstanding notes, the “notes”), which have been registered under the Securities Act.

The 2024 exchange notes will be the obligation of HOC and the 2025 and 2027 exchange notes will be joint and several obligations of HWF and HWFC. The 2025 and 2027 exchange notes will be guaranteed on a senior unsecured basis by Hilton Worldwide Parent LLC (“HWP”), the direct parent company of HWF, Hilton Worldwide Holdings Inc. (“HLT Parent”), the direct parent company of HWP, and each of HWF’s existing and future wholly owned domestic restricted subsidiaries (other than HWFC) to the extent such entities guarantee indebtedness under our senior secured credit facilities or certain other indebtedness of HWF or any subsidiary guarantor as described herein. The 2024 exchange notes will be guaranteed on a senior unsecured basis by HLT Parent, HWP, and each of HWP’s existing and future wholly owned domestic restricted subsidiaries (including HWF and HWFC) to the extent such entities guarantee indebtedness under our senior secured credit facilities or certain other indebtedness of HWP or any subsidiary guarantor as described herein.

We are conducting the exchange offers in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradable exchange notes that have been registered under the Securities Act.

The Exchange Offers

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offers.

•	The exchange offers expire at 5:00 p.m., New York City time, on , 2017, which is the 21st business day after the date of this prospectus, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of the outstanding notes for the exchange notes in the exchange offers will not constitute a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offers are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offers

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

You should carefully consider the “Risk Factors” beginning on page 20 of this prospectus before participating in the exchange offers.

Each broker dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market making activities or other trading activities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offers or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2017.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

i

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond our control, competition for hotel guests and management and franchise agreements, risks related to doing business with third-party hotel owners, performance of our information technology systems, growth of reservation channels outside of our system, risks of doing business outside of the United States and our indebtedness. Additional factors that could cause actual outcomes or results to differ materially from those indicated in these statements are described under “Risk Factors” in this prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

TRADEMARKS AND SERVICE MARKS

Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio – A Collection by Hilton, DoubleTree by Hilton, Tapestry Collection by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton, Hilton Grand Vacations, Hilton Honors and other trademarks, trade names, and service marks of Hilton and our brands appearing in this prospectus are the property of Hilton and our affiliates.

Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, and trade names. All trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners.

INDUSTRY AND MARKET DATA

Within this prospectus, we reference information and statistics regarding various industries and sectors. We have obtained this information and statistics from various independent third-party sources, including independent industry publications, reports by market research firms and other independent sources. STR, Inc. (“STR”) and PKF Hospitality Research, LLC (“PKF-HR”) are the primary sources for third-party market data and industry statistics and forecasts, respectively, included in this prospectus. STR does not guarantee the performance of any company about which it collects and provides data. Nothing in the STR or PKF-HR data should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of internal surveys and independent sources. We believe that these external sources and estimates are reliable, but have not independently verified them.

BASIS OF PRESENTATION

Except where otherwise indicated, financial information included in this prospectus is of HLT Parent and its subsidiaries, including the Issuers, on a consolidated basis. HLT Parent has no independent operations and has no material assets other than its ownership of 100% of the equity interests in HWP, which, in turn, owns 100% of the equity interests in HWF, the direct parent company of both HOC and HWFC, and consolidates the financial position and results of all of the operating subsidiaries included in the consolidated historical financial statements of HLT Parent included in this prospectus. As a result, the consolidated financial information included in this prospectus with respect to HLT Parent is substantially the same as each of the Issuer’s financial information.

Unless otherwise indicated, the information included in this prospectus gives effect to the spin-offs (as defined herein) and historical financial information presented has been restated to reflect Park and HGV as discontinued operations as a result of the spin-offs.

As used in this prospectus, unless otherwise specified or the context otherwise requires, references to:

•	“Hilton,” “the Company,” “we,” “us” and “our” refer to HLT Parent and its consolidated subsidiaries, including the Issuers;

•	“ADR” or “average daily rate” means hotel room revenue divided by total number of rooms sold in a given period;

•	“Blackstone” refers to investment funds associated with or designated by The Blackstone Group L.P. and their affiliates, our former majority shareholder;

•	“comparable hotels” mean those hotels that: (i) were active and operating in our system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership during the current or comparable periods presented, excluding the hotel properties distributed in the spin-offs; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available;

•	“HGV Parent” refers to Hilton Grand Vacations Inc., a Delaware corporation;

•	“Hilton Grand Vacations” or “HGV” refers to HGV Parent and its consolidated subsidiaries;

•	“HLT Parent” refers to Hilton Worldwide Holdings Inc., a Delaware corporation, that is the ultimate parent entity of the Issuers and will be a parent guarantor of the exchange notes;

•	“HOC” refers to Hilton Domestic Operating Company Inc., a Delaware corporation, that is the issuer of the 2024 exchange notes offered hereby and will be a guarantor of the 2025 and 2027 exchange notes offered hereby;

•	“HWF” refers to Hilton Worldwide Finance LLC, a Delaware limited liability company, that is the issuer of the 2025 and 2027 exchange notes offered hereby and will be a guarantor of the 2024 exchange notes offered hereby;

•	“HWFC” refers to Hilton Worldwide Finance Corp., a Delaware corporation, that is the co-issuer of the 2025 and 2027 exchange notes offered hereby and will be a guarantor of the 2024 exchange notes offered hereby;

•	“HWP” refers to Hilton Worldwide Parent LLC, a Delaware limited liability company, that is the direct parent company of HWF and will be a parent guarantor of the exchange notes;

•	a “luxury” hotel refers to a luxury hotel as defined by STR;

•	a “midscale” hotel refers to a midscale hotel as defined by STR;

•	“occupancy” means the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels;

•	“Park Hotels & Resorts” or “Park” refer to Park Parent and its consolidated subsidiaries;

•	“Park Parent” refers to Park Hotels & Resorts Inc., a Delaware corporation;

•	“RevPAR” or “revenue per available room” means hotel rooms revenue divided by total number of room nights available to guests for a given period;

•	“RevPAR index” measures a hotel’s relative share of its segment’s revenue per available room. For example, if a subject hotel’s RevPAR is $50 and the RevPAR of its competitive set is $50, the subject hotel would have no RevPAR index premium. If the subject hotel’s RevPAR totaled $60, its RevPAR index premium would be 20%, which indicates that the subject hotel has outperformed other hotels in its competitive set;

•	the “spin offs” means the January 3, 2017 spin-offs by HLT Parent of a portfolio of hotels and resorts, as well as its timeshare business, into two additional and independent, publicly traded companies: Park Parent and HGV Parent;

•	our “hotels” and “rooms” refer to the hotels and resorts managed, franchised, owned or leased by us. The majority of our hotels and resorts are owned by third-party owners;

•	an “upper midscale” hotel refers to an upper midscale hotel as defined by STR;

•	an “upper upscale” hotel refers to an upper upscale hotel as defined by STR; and

•	an “upscale” hotel refers to an upscale hotel as defined by STR.

Defined terms in the financial statements have the meanings ascribed to them in the financial statements.

PROSPECTUS SUMMARY

This summary highlights information appearing elsewhere in this prospectus and may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our consolidated financial statements before participating in any of the exchange offers.

Hilton

Hilton is one of the largest and fastest growing hospitality companies in the world, with 4,982 properties comprising 812,341 rooms in 103 countries and territories as of March 31, 2017. In the nearly 100 years since our founding, we have defined the hospitality industry and established a portfolio of distinct, market-leading brands. Our premier brand portfolio includes: our luxury and lifestyle hotel brands, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts and Canopy by Hilton; our full service hotel brands, Hilton Hotels & Resorts, Curio – A Collection by Hilton, DoubleTree by Hilton and Embassy Suites by Hilton; our focused service hotel brands, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton and Home2 Suites by Hilton; our timeshare brand, Hilton Grand Vacations; and our new full service brand, Tapestry Collection by Hilton, launched in January 2017. As of March 31, 2017, more than 157,000 employees served in our managed, owned and leased properties and corporate offices around the world, and we had approximately 63 million members in our award-winning guest loyalty program, Hilton Honors. For the year ended December 31, 2016, we had total revenues of $7,382 million and Adjusted EBITDA of $1,543 million. For the three months ended March 31, 2017, we had total revenues of $2,161 million and Adjusted EBITDA of $424 million.

On January 3, 2017, we completed the spin-offs of a portfolio of hotels and resorts, as well as our timeshare business, into two independent, publicly traded companies: Park and HGV, respectively (the “spin-offs”). The spin-offs were completed via a distribution to each of Hilton’s stockholders of record, as of the close of business on December 15, 2016, of 100% of the outstanding common stock of each of Park and HGV. Each Hilton stockholder received one share of Park common stock for every five shares of Hilton common stock and one share of HGV common stock for every ten shares of Hilton common stock. Hilton did not retain any ownership interest in Park or HGV. The following discussion and analysis presents the consolidated financial position and results of operations of Hilton as of and for the periods indicated giving effect to the spin-offs, with the historical financial results of Park and HGV reflected as discontinued operations. Unless otherwise indicated, the information presented refers only to Hilton’s continuing operations and does not include discussion of balances or activity of Park and HGV.

On January 3, 2017, we completed a 1-for-3 reverse stock split of Hilton’s outstanding common stock. The authorized number of shares of common stock was reduced from 30,000,000,000 to 10,000,000,000, par value remained $0.01 per share and the authorized number of shares of preferred stock remained 3,000,000,000.

Our Business Segments

Management analyzes our operations and business by both operating segments and geographic regions. Our operations consist of two reportable segments following the spin-offs that are based on similar products or services: (i) management and franchise; and (ii) ownership. The management and franchise segment provides services, including hotel management and licensing of our brands. This segment generates its revenue from management and franchise fees charged to third-party hotel owners, as well as to our owned and leased hotels, and, effective upon completion of the spin-offs, from a license fee charged to HGV for the exclusive right to use certain Hilton marks and intellectual property in its timeshare business. As a manager of hotels, we typically are responsible for supervising or operating the property in exchange for management fees. As a franchisor of hotels, we charge franchise fees in exchange for the use of one of our brand names and related commercial services, such as our reservation system, marketing and information technology services. The ownership segment primarily derives earnings from providing hotel room rentals, food and beverage sales and other services at our owned and leased hotels.

Our Competitive Strengths

We believe the following competitive strengths provide the foundation for our position as a leading global hospitality company.

World-Class Hospitality Brands. Our globally recognized, world-class brands have defined the hospitality industry. Our flagship Hilton Hotels & Resorts brand often serves as an introduction to our wider range of brands, including those in the luxury segment, midscale segment and everything in between, that are designed to accommodate any customer’s needs anywhere in the world. Our brands have achieved an average global RevPAR index premium of 13% for the twelve months ended March 31, 2017, based on STR data. This means that our brands achieve on average 13% more revenue per room than competitive properties in similar markets. The demonstrated strength of our brands makes us a preferred partner for hotel owners.

•	Leading Global Presence and Scale. We are one of the largest hospitality companies in the world with 4,982 properties and 812,341 rooms in 103 countries and territories as of March 31, 2017. We have hotels in key gateway cities such as New York City, London, Dubai, Johannesburg, Tokyo, Shanghai and Sydney and 402 hotels located at or near airports around the world. Our global presence allows us to serve our loyal customers throughout the world and to introduce our award-winning brands to customers in new markets. These world-class brands facilitate system growth by providing hotel owners with a variety of options to address each market’s specific needs. In addition, the diversity of our operations reduces our exposure to business cycles, individual market disruptions and other risks. Our robust commercial services platform allows us to take advantage of our scale to more effectively deliver products and services that drive customer preference and enhance commercial performance on a global basis.

•	Large and Growing Loyal Customer Base. Serving our customers is our first priority. By continually adapting to customer preferences and providing our customers with superior experiences, we have improved our overall customer satisfaction ratings since 2007. We have earned 38 first place awards in the J.D. Power North America Guest Satisfaction rankings since 1999, more than any multi-brand lodging company. Our hotels accommodated approximately 163 million customer visits during the twelve months ended March 31, 2017, with members of our Hilton Honors loyalty program contributing 56% of the 206 million resulting room nights. Hilton Honors unites all our brands, encourages customer loyalty and allows us to provide tailored promotions, messaging and customer experiences. Membership in our Hilton Honors program continues to increase, and, as of March 31, 2017, there were approximately 63 million Hilton Honors members, a 19% increase from March 31, 2016.

•	Significant Embedded Growth. We expect to grow through improvement in same-store performance driven by strong anticipated industry fundamentals. PKF-HR predicts that lodging industry RevPAR in the United States of America (“U.S.”), where 75% of our system rooms are located, will grow 3.0% in 2017 and 2.6% in 2018. We expect to grow through new room additions, as upon completion, our development pipeline would result in a 40% increase in our room count with minimal capital investment from us. In addition, our franchise revenues should grow over time as franchise agreements renew at our published license rates, which are higher than our current effective rates. For the twelve months ended March 31, 2017, our weighted average effective license rate across our brands was 4.8% of room revenue and our weighted average published license rate was 5.6% as of March 31, 2017. We also expect our incentive management fees, which are linked to hotel profitability measures, to increase as a result of the expected improvements in industry fundamentals and new unit growth.

•	Strong Cash Flow Generation. We generate significant cash flow from operating activities. During the three-year period ended December 31, 2016, we generated an aggregate of $4.1 billion in cash flow from operating activities, including the operations of Park and HGV. Over this same period, we reduced our total indebtedness by $1.1 billion primarily through voluntary prepayments. We believe that our focus on cash flow generation, the relatively low investment required to grow our business, and our disciplined approach to capital allocation position us to maximize opportunities for profitability and growth while continuing to reduce our indebtedness over time.

•	Performance-Driven Culture. As an organization of people serving people, it is imperative that we attract and retain best-in-class talent to serve our various stakeholders. Our performance-driven culture begins with an intense alignment around our mission, vision, values and key strategic priorities. Our President and Chief Executive Officer, Christopher J. Nassetta, has more than 30 years of experience in the hotel industry, previously serving as President and Chief Executive Officer of Host Hotels & Resorts, Inc., where he was named Institutional Investor’s 2007 REIT CEO of the Year. He and the balance of our executive management team have been instrumental in transforming our organization and installing a culture that develops leaders at all levels of the organization who are focused on delivering exceptional service to our customers every day. We rely on our more than 157,000 employees to execute our strategy and continue to enhance our products and services to ensure that we remain at the forefront of performance and innovation in the lodging industry.

Our Business and Growth Strategy

The following are key elements of our strategy to become the preeminent global hospitality company—the first choice of guests, employees and owners alike:

•	Expand our Global Footprint. We intend to build on our leading position in the U.S. and expand our global footprint. As a result of our focus on global expansion, we had approximately 22% of the market share of rooms under construction as of March 31, 2017, based on STR data. We aim to increase the relative contribution of our international operations by increasing the number of rooms in our system that are located outside of the U.S. As of March 31, 2017, 67% of our new rooms under construction are located outside of the U.S. We plan to continue to expand our global footprint by introducing the right brands with the right product positioning in targeted markets and allocating business development resources effectively to drive new unit growth in every region of the world.

•	Grow our Fee-Based Businesses. We intend to grow our higher margin, fee-based businesses by developing new third-party hotels and converting existing hotels to our brands. Our pipeline consisted of approximately 325,000 rooms as of March 31, 2017. Upon completion, this pipeline of new, third-party owned hotels would result in a 41% increase in our room count with minimal capital investment from us. In addition, we aim to increase the average effective franchise fees we receive over time by renewing and entering into new franchise agreements at our current published franchise fee rates.

•

Strengthen and Enhance our Brands and Commercial Services Platform. We intend to enhance our world-class brands through superior brand management by continuing to develop products and services that drive increased RevPAR premiums. We will continue to refine our luxury brands to deliver modern products and service standards that are relevant to today’s luxury traveler. We will continue to position our full-service operating model and product standards to meet evolving customer needs and drive financial results that support incremental owner investment in our hotels. In our focused-service brands, we will continue to position for growth in the U.S. and tailor our products as appropriate to meet the needs of customers and developers outside the U.S. We will continue to innovate and enhance our commercial services platform to ensure we have the most formidable sales, pricing, marketing and distribution platform in the industry to drive premium commercial performance to our entire system of hotels. We also will continue to invest in our Hilton Honors guest loyalty program to ensure it remains relevant to our customers and drives customer loyalty and value to our hotel owners.

Our Structure

The following diagram illustrates our simplified organizational structure as of the date of this prospectus after giving effect to the exchange offers. This diagram is provided for illustrative purposes only and does not show all legal entities or obligations of such entities:

(1)	Each of HLT Parent and HWP is a guarantor of indebtedness under the Senior Secured Credit Facilities and the outstanding notes and will be a guarantor of the exchange notes offered hereby. Neither HLT Parent nor HWP is subject to the restrictive covenants in the credit agreement and indentures governing such indebtedness.
(2)	Each of HWFC and HOC is a guarantor of indebtedness under the Senior Secured Credit Facilities.
(3)	Our Senior Secured Credit Facilities are comprised of (i) a $1.0 billion senior secured revolving credit facility due 2021 (the “Revolving Credit Facility”) and (ii) a $3,959 million senior secured term loan facility due 2023 (the “Term Loans”). As of March 31, 2017, we had an additional $977 million of unutilized capacity under the Revolving Credit Facility (after giving effect to $23 million of outstanding letters of credit). See “Description of Other Indebtedness— Senior Secured Credit Facilities” for additional information.
(4)	Subsidiary guarantors of the exchange notes offered hereby, as well as the Senior Secured Credit Facilities.
(5)	For the year ended December 31, 2016, our non-guarantor subsidiaries represented $1,817 million or 59% of our total revenues, excluding other revenues from managed and franchised properties, and $452 million or 29% of our Adjusted EBITDA. For the three months ended March 31, 2017, our non-guarantor subsidiaries represented $391 million or 51% of our total revenues, excluding other revenues from managed and franchised properties, and $97 million or 23% of our Adjusted EBITDA.

Corporate Information

Hilton Domestic Operating Company Inc., a Delaware corporation, was incorporated under the laws of the State of Delaware on July 12, 2016. Hilton Worldwide Finance LLC, a Delaware limited liability company, was formed under the laws of the State of Delaware in August 2013. Hilton Worldwide Finance Corp., a Delaware corporation, was incorporated under the laws of the State of Delaware in August 2013. Our principal executive offices are located at 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102 and our telephone number is (703) 883-1000.

The Exchange Offers

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus for a more detailed description of the notes.

General	On August 18, 2016, Hilton Escrow Issuer LLC and Hilton Escrow Issuer Corp. (the “Escrow Issuers”), then indirect subsidiaries of HLT Parent, issued $1.0 billion aggregate principal amount of 4.250% Senior Notes due 2024 in a private offering. On September 22, 2016, the Escrow Issuers merged with and into HOC with HOC continuing as the surviving entity. On March 16, 2017, HWF and HWFC issued an aggregate of $900,000,000 principal amount of 4.625% Senior Notes due 2025 and an aggregate of $600,000,000 principal amount of 4.875% Senior Notes due 2027 in a private offering. In connection with the private offerings of the outstanding notes, the Issuers and the guarantors entered into registration rights agreements with the initial purchasers in which they agreed, among other things, to deliver this prospectus to you and to complete the exchange offers within 450 days after the date of issuance and sale of the respective series of outstanding notes. You are entitled to exchange in the exchange offers your outstanding notes for the exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	the escrow, special mandatory redemption and additional interest provisions of the registration rights agreement are no longer applicable.

The Exchange Offers	HOC is offering to exchange up to $1,000,000,000 aggregate principal amount of 4.250% Senior Notes due 2024 and HWF and HWFC are offering to exchange up to $900,000,000 aggregate principal amount of 4.652% Senior Notes due 2025 and $600,000,000 aggregate principal amount of 4.875% Senior Notes due 2027, in each case which have been registered under the Securities Act, for a like amount of outstanding notes.

You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000, in excess thereof.

Resale

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, the Issuers believe that the exchange notes issued pursuant to the exchange offers in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding notes in the exchange offers with the intention to participate, or for the purpose of participating, in a distribution of exchange notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Inc. (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offers will expire at 5:00 p.m., New York City time, on , 2017, which is the 21st business day after the date of this prospectus, unless extended by the Issuers. The Issuers do not currently intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offers. The Issuers will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offers.

Interest on the Exchange Notes and the Outstanding Notes

The exchange notes will bear interest at the rate per annum set forth on the cover page of this prospectus from the most recent date to which interest has been paid on the outstanding notes. The interest on (i) the 2024 exchange notes will be payable semi-annually on March 1 and September 1 and (ii) the 2025 and 2027 exchange notes will be payable semi-annually on April 1 and October 1. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offers	The exchange offers are subject to customary conditions, which the Issuers may waive. See “The Exchange Offers—Conditions to the Exchange Offers.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offers, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offers, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offers—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of, all validly tendered outstanding notes pursuant to the terms of the exchange offers, the Issuers and the guarantors will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offers, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture; however, as a result of the making of, and upon acceptance for exchange of, all validly tendered outstanding notes pursuant to the terms of the exchange offers, the Issuers will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that the outstanding notes are tendered and accepted in the exchange offers, the trading market for the remaining outstanding notes that are not so tendered and exchanged could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, the Issuers do not currently anticipate that they will register the outstanding notes under the Securities Act.

Certain U.S. Federal Income Tax Considerations	The exchange of outstanding notes for exchange notes in the exchange offers will not constitute a taxable event to holders for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Use of Proceeds	The Issuers will not receive any cash proceeds from the issuance of the exchange notes in the exchange offers. See “Use of Proceeds.”

Exchange Agent	Wilmington Trust, National Association is the exchange agent for the exchange offers. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offers—Exchange Agent” of this prospectus.

Summary Historical Financial Data

We derived the summary statement of operations data and the summary statement of cash flows data for the years ended December 31, 2016, 2015 and 2014 and the summary balance sheet data as of December 31, 2016 and 2015 from our audited consolidated financial statements included elsewhere in this prospectus. We derived the summary balance sheet data as of December 31, 2014 from our unaudited consolidated financial statements, adjusted to reflect the spin-offs, that are not included in this prospectus. We derived the summary statement of operations data and the summary statement of cash flows data for the three months ended March 31, 2017 and 2016 and the summary balance sheet data as of March 31, 2017 from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. We derived the summary balance sheet data as of March 31, 2016 from our unaudited condensed consolidated financial statements, adjusted to reflect the spin-offs, that are not included in this prospectus.

We have prepared our unaudited condensed consolidated financial statements on the same basis as our audited consolidated financial statements and, in our opinion, have included all adjustments, which include only normal recurring adjustments, necessary to present fairly in all material respects our financial position and results of operations. The results for any interim period are not necessarily indicative of the results that may be expected for the full year. Additionally, our historical results are not necessarily indicative of the results expected for any future period.

You should read the summary historical financial data below, together with the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus, as well as “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Other Indebtedness,” and the other financial information included elsewhere in this prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	2017	2016	2016	2015	2014
	(dollars in millions, except per share data)
Summary Statement of Operations Data:
Revenues
Franchise fees	$294	$253	$1,154	$1,087	$905
Base and other management fees	83	60	242	230	227
Incentive management fees	52	36	142	138	133
Owned and leased hotels	300	319	1,452	1,596	1,776
Other revenues	37	17	82	71	80

	766	685	3,072	3,122	3,121
Other revenues from managed and franchised properties	1,395	1,041	4,310	4,011	3,567

Total revenues	2,161	1,726	7,382	7,133	6,688
Expenses
Owned and leased hotels	272	307	1,295	1,414	1,586
Depreciation and amortization	89	92	364	385	363
Impairment loss	—	15	15	9	—
General and administrative	105	83	403	537	411
Other expenses	23	18	51	40	58

	489	515	2,128	2,385	2,418
Other expenses from managed and franchised properties	1,395	1,041	4,310	4,011	3,567

Total expenses	1,884	1,556	6,438	6,396	5,985
Gain on sales of assets, net	—	—	8	163	—
Operating income	277	170	952	900	703
Net income (loss) from continuing operations attributable to Hilton stockholders	74	192	(18)	876	174
Earnings (loss) per share(1)
Basic	$0.22	$0.58	$(0.05)	$2.67	$0.53
Diluted	$0.22	$0.58	$(0.05)	$2.66	$0.53

	As of and for the three months ended March 31,				As of and for the year ended December 31,
	2017		2016		2016		2015		2014
	(dollars in millions, except Hotel RevPAR and ADR)
Summary Balance Sheet Data:
Cash and cash equivalents	$862		$573		$1,062		$513		$520
Restricted cash and cash equivalents	124		109		121		120		108
Total assets	14,287		25,721		26,211		25,622		26,001
Long-term debt(2)(3)	6,629		5,917		6,616		5,894		6,696
Summary Statement of Cash Flows Data(4):
Capital expenditures for property and equipment(5)	$(9)		$(84)		$(317)		$(310)		$(268)
Cash flow from operating activities	63		339		1,365		1,446		1,307
Cash flow from investing activities	(50)		(110)		(478)		414		(310)
Cash flow from financing activities	(716)		(116)		(44)		(1,753)		(1,075)
Operational and Other Data:
Number of properties	4,982		4,661		4,922		4,610		4,322
Number of rooms	812,341		764,748		804,097		758,502		715,062
Hotel occupancy(6)	70.9%		70.2%		75.0%		75.4%		74.6%
Hotel ADR(6)	$141.55		$141.62		$143.63		$141.19		$141.52
Hotel RevPAR(6)	$100.42		$99.42		$107.65		$106.51		$105.63
Ratio of earnings to fixed charges	1.9	x	1.6	x	2.1	x	2.1	x	1.6	x
Adjusted EBITDA(7)	$424		$315		$1,543		$1,475		$1,256
Pro forma Adjusted EBITDA(7)			$367		$1,763		$1,690		$1,452
Net debt(8)	5,745				5,535		5,353		6,173
Net debt to pro forma Adjusted EBITDA ratio(8)(9)	3.2	x			3.1	x	3.2	x	4.3	x

(1)	Weighted average shares outstanding used in the computation of basic and diluted earnings (loss) per share were adjusted to reflect the 1-for-3 reverse stock split of HLT Parent common stock that occurred on January 3, 2017.
(2)	Includes current maturities of $41 million, $8 million, $33 million, $7 million and $27 million as of March 31, 2017 and 2016, and as of December 31, 2016, 2015 and 2014, respectively, and is net of unamortized deferred financing costs and discount of $89 million, $74 million, $90 million, $78 million and $94 million as of March 31, 2017 and 2016, and as of December 31, 2016, 2015 and 2014, respectively. Does not reflect unconsolidated affiliate debt.
(3)	Includes capital lease obligations and debt of consolidated variable interest entities (“VIEs”) of $259 million, $263 million, $247 million, $247 million and $290 million as of March 31, 2017 and 2016, and as of December 31, 2016, 2015 and 2014, respectively.
(4)	The Summary Statement of Cash Flows Data for the three months ended March 31, 2016 and years ended December 31, 2016, 2015 and 2014 represents data for Hilton prior to the spin-offs, including data of Park and HGV.
(5)	Capital expenditures inclusive of contract acquisition costs and capitalized software costs were $31 million, $104 million, $453 million, $409 million and $402 million for the three months ended March 31, 2017 and 2016, and the years ended December 31, 2016, 2015 and 2014, respectively.
(6)	Operating statistics are for comparable hotels as of each period end.
(7)

We define EBITDA as earnings before interest expense, a provision for income taxes and depreciation and amortization. We evaluate our operating performance using a metric we refer to as “Adjusted EBITDA” which we define as EBITDA further adjusted to exclude certain items, including gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) furniture, fixtures and equipment (“FF&E”)

replacement reserves required under certain lease agreements; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; and (ix) other items that are not core to our operations and are not reflective of our performance.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) these measures are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within our industry. For instance, interest expense and income tax expense are dependent on company specifics, including, among other things, our capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, we also exclude items such as: (i) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (ii) FF&E replacement reserve to be consistent with the treatment of FF&E for owned and leased hotels where it is capitalized and depreciated over the life of the FF&E; and (iii) other items that are not core to our operations and are not reflective of our performance.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

The following table provides a reconciliation of income (loss) from continuing operations, net of taxes, which we believe is the most closely comparable GAAP financial measure, to EBITDA and Adjusted EBITDA:

	Three Months Ended March 31,		Year Ended December 31,
	2017	2016	2016	2015	2014
	(dollars in millions)
Income (loss) from continuing operations, net of taxes	$75	$191	$(8)	$881	$179
Interest expense	104	90	394	377	416
Income tax expense (benefit)	35	(121)	564	(348)	154
Depreciation and amortization	89	92	364	385	363

EBITDA	303	252	1,314	1,295	1,112
Gain on sales of assets, net(a)	—	—	(8)	(163)	—
Loss (gain) on foreign currency transactions	4	12	16	41	(26)
Loss on debt extinguishment	60	—	—	—	—
FF&E replacement reserve(b)	6	12	55	46	45
Share-based compensation expense	25	16	81	147	69
Impairment loss	—	15	15	9	—
Other adjustment items(c)	26	8	70	100	56

Adjusted EBITDA	$424	$315	$1,543	$1,475	$1,256

Pro forma adjustments(d)		52	220	215	196

Pro forma Adjusted EBITDA		$367	$1,763	$1,690	$1,452

(a)	Represents FF&E replacement reserves established for the benefit of lessors for requisition of capital assets under lease agreements.
(b)	Relates to the sale of the Hilton Sydney for the year ended December 31, 2015.
(c)	Represents adjustments for reorganization costs, severance and other items. Includes $7 million, $1 million, $22 million and $95 million of severance costs related to the sale of the Waldorf Astoria New York for the three months ended March 31, 2017 and 2016, and the years ended December 31, 2016 and 2015, respectively.
(d)	Represents adjustments to reflect the spin-offs as if they had occurred on January 1, 2014. The pro forma adjustments that have an effect on Adjusted EBITDA relate to the management and franchise agreements with Park and the license agreement with HGV, which were effective at completion of the spin-offs.

(8)	Net debt, presented herein, is a non-GAAP financial measure that we use to evaluate our financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount; (ii) our share of unconsolidated affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

We believe net debt and net debt to Adjusted EBITDA ratio provide useful information about our indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to a similarly titled measure of other companies.

The following table provides a reconciliation of long-term debt, including current maturities, to net debt, which we believe is the most closely comparable GAAP financial measure:

	Three Months Ended March 31,	Year Ended December 31,
	2017	2016	2015	2014
	(dollars in millions)
Long-term debt, including current maturities	$6,629	$6,616	$5,894	$6,696
Add: unamortized deferred financing costs and discount	89	90	78	94

Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	6,718	6,706	5,972	6,790
Add: Hilton’s share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	13	12	14	11
Less: cash and cash equivalents	(862)	(1,062)	(513)	(520)
Less: restricted cash and cash equivalents	(124)	(121)	(120)	(108)

Net debt	$5,745	$5,535	$5,353	$6,173

(9)	The calculation of net debt to Adjusted EBITDA ratio for the three months ended March 31, 2017 is based on the trailing twelve months pro forma Adjusted EBITDA, which is calculated as the three months ended March 31, 2017 plus the pro forma year ended December 31, 2016 less the pro forma three months ended March 31, 2016.

The Exchange Notes

The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indenture under which the outstanding notes were issued. The following summary is not intended to be a complete description of the terms of the exchange notes. For a more detailed description of the exchange notes, see “Description of the 2024 Exchange Notes” and “Description of the 2025 and 2027 Exchange Notes” in this prospectus.

Issuers	Hilton Domestic Operating Company Inc., a Delaware corporation, Hilton Worldwide Finance LLC, a Delaware limited liability company, and Hilton Worldwide Finance Corp., a Delaware corporation.

Notes Offered	Up to $1,000,000,000 aggregate principal amount of 4.250% Senior Notes due 2024 of HOC.

Up to $900,000,000 aggregate principal amount of 4.625% Senior Notes due 2025 and up to $600,000,000 aggregate principal amount of 4.875% Senior Notes due 2027 of HWF and HWFC.

Maturity Dates	The 2024 exchange notes will mature on September 1, 2024, the 2025 exchange notes will mature on April 1, 2025 and the 2027 exchange notes will mature on April 1, 2027, unless earlier redeemed or repurchased.

Interest	Interest on the 2024 exchange notes will accrue at a rate of 4.250% per annum, payable semi-annually in arrears on March 1 and September 1.

Interest on the 2025 exchange notes and the 2027 exchange notes will accrue at a rate of 4.625% and 4.875% per annum, respectively, payable semi-annually in arrears on April 1 and October 1.

Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the outstanding note surrendered in exchange.

Guarantees

The 2024 exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by HLT Parent, HWP and each of HWP’s existing wholly owned U.S. restricted subsidiaries (including HWF and HWFC) that guarantee indebtedness under our senior secured credit facilities (the “Senior Secured Credit Facilities”) and any future wholly owned U.S. restricted subsidiaries that guarantee indebtedness under our Senior Secured Credit Facilities or certain other indebtedness of HWP or any subsidiary guarantor (collectively, the “required domestic restricted subsidiaries”). The 2025 and 2027 exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by HLT Parent, HWP and each of the required domestic restricted subsidiaries of HWF (other than HWFC). As of the date of this prospectus, none of our foreign subsidiaries or U.S. restricted subsidiaries owned by foreign subsidiaries, our non-wholly owned domestic restricted subsidiaries or certain of our special purpose restricted subsidiaries will guarantee the exchange notes, and no foreign subsidiaries or U.S. subsidiaries owned by foreign subsidiaries (existing or formed in the future) are expected to guarantee the exchange notes in the future. The guarantees are subject to release under specified circumstances. See “Description of the 2024 Exchange Notes” and “Description of the 2025 and 2027 Exchange Notes.”

Ranking	The exchange notes and the guarantees thereof will be our and our guarantors’ senior unsecured obligations and will rank:

•	equally in right of payment with all of our and the guarantors’ existing and future senior obligations;

•	senior in right of payment to any of our and our guarantors’ subordinated indebtedness; and

•	structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries that do not guarantee the exchange notes.

The exchange notes and the guarantees thereof will be effectively subordinated in right of payment to our and the guarantors’ secured indebtedness, including indebtedness under our Senior Secured Credit Facilities, to the extent of the value of the collateral securing such indebtedness. As of March 31, 2017:

•	the Issuers and the guarantors had $6,459 million of total indebtedness outstanding, excluding unamortized deferred financing costs and discount, none of which would be subordinated;

•	the Issuers and the guarantors had $3,959 million of senior secured indebtedness outstanding, excluding unamortized deferred financing costs and discount, consisting of borrowings under our Senior Secured Credit Facilities;

•	the Issuers and the guarantors had $977 million of availability to incur secured indebtedness under our Revolving Credit Facility (after giving effect to $23 million of outstanding letters of credit); and

•	our non-guarantor subsidiaries and entities in which we own interests of 50% or less had $272 million of total indebtedness outstanding.

Optional Redemption

We may, at our option, redeem the 2024 exchange notes, in whole or in part, at any time prior to September 1, 2019, at a price equal to 100% of the principal amount of the exchange notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date plus the applicable “make-whole premium” described under “Description of the 2024 Exchange Notes—Optional Redemption.”

From and after September 1, 2019, we may, at our option, redeem at any time and from time to time some or all of the 2024 exchange notes at the applicable redemption prices set forth in this prospectus.

In addition, on or prior to September 1, 2019, we may, at our option, redeem up to 40% of the aggregate principal amount of the 2024 exchange notes with the net cash proceeds from certain equity offerings at the redemption price of 104.250% of the principal amount of the 2024 exchange notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

We may, at our option, redeem the 2025 exchange notes, in whole or in part, at any time prior to April 1, 2020, and the 2027 exchange notes, in whole or in part, at any time prior to April 1, 2022, in each case at a price equal to 100% of the principal amount of the applicable series of exchange notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date plus the applicable “make-whole premium” described under “Description of the 2025 and 2027 Exchange Notes—Optional Redemption.”

From and after April 1, 2020, in the case of the 2025 exchange notes, and April 1, 2022, in the case of the 2027 exchange notes, we may, at our option, redeem at any time and from time to time some or all of the applicable series of exchange notes at the applicable redemption prices set forth in this prospectus.

In addition, on or prior to April 1, 2020, we may, at our option, redeem up to 40% of the aggregate principal amount of the applicable series of exchange notes with the net cash proceeds from certain equity offerings at the redemption price of, in the case of the 2025 exchange notes, 104.625% of the principal amount of the 2025 exchange notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date and, in the case of the 2027 exchange notes, 104.875% of the principal amount of the 2027 exchange notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In connection with any tender offer for any series of the exchange notes, if holders of not less than 90% in aggregate principal amount of the exchange notes validly tender and do not withdraw such exchange notes in such tender offer and we purchase all of the exchange notes validly tendered and not withdrawn by such holders, we may, at our option, redeem all the exchange notes that remain outstanding following such purchase at a price equal to the price offered to each other holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest to, but excluding, the redemption date.

Change of Control Offers	Upon the occurrence of a change of control triggering event, if we do not redeem the exchange notes, you will have the right, as holders of the exchange notes, to require us to repurchase some or all of your exchange notes at 101% of their principal amount, plus accrued and unpaid interest to the repurchase date. See “Description of the 2024 Exchange Notes—Repurchase at the Option of Holders—Change of Control Triggering Event” and “Description of the 2025 and 2027 Exchange Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”

Asset Sale Proceeds	If the Issuers or their restricted subsidiaries engage in asset sales, the Issuers generally must either invest the net proceeds from such asset sales in its business within a specific period of time, prepay certain of its or its subsidiary guarantors’ debt or make an offer to purchase a principal amount of the exchange notes with the specified excess net proceeds, subject to certain exceptions. The purchase price of the exchange notes will be 100% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the repurchase date. For more information, see “Description of the 2024 Exchange Notes—Repurchase at the Option of Holders—Asset Sales” and “Description of the 2025 and 2027 Exchange Notes—Repurchase at the Option of Holders—Asset Sales.”

Certain Covenants	The exchange notes will be governed by the same indentures under which the outstanding notes were issued. The indentures governing the exchange notes contain covenants that, among other things, limit the Issuers’ ability and the ability of their restricted subsidiaries to:

•	incur or guarantee additional debt or issue disqualified stock or certain preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into certain transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of certain restricted subsidiaries to make dividends or other payments to the Issuers;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell certain assets.

These covenants are subject to a number of important limitations and exceptions. See “Description of the 2024 Exchange Notes—Certain Covenants” and “Description of the 2025 and 2027 Exchange Notes—Certain Covenants.” In addition, most of such covenants will be terminated for a series of exchange notes if the applicable series of exchange notes is rated investment grade by either Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings (“S&P”).

No Prior Market	The exchange notes will generally be freely transferable but will be new securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system. See “Risk Factors—Risks Related to the Exchange Offers—Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.”

Trustee	Wilmington Trust, National Association.

Use of Proceeds	We will not receive any proceeds from the exchange offers. See “Use of Proceeds.”

Governing Law	The exchange notes will be governed by the laws of the State of New York.

Risk Factors	You should carefully consider all information in this prospectus prior to exchanging your outstanding notes. In particular, you should evaluate the specific risks described in the section entitled “Risk Factors” in this prospectus before participating in the exchange offers.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before participating in the exchange offers. The risks and uncertainties described below are not the only risks facing us and your investment in the exchange notes. Additional risks and uncertainties that we are unaware of, or those we currently deem less significant, also may become important factors that affect us. The following risks could materially and adversely affect our business, financial condition, results of operations or liquidity. The value of the exchange notes could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Exchange Offers

If you choose not to exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offers, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the respective offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary—The Exchange Offers” and “The Exchange Offers” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the remaining principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes not exchanged in the exchange offers due to a reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.

The exchange notes are a new issue of securities for which there is no established trading market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated quotation system. The initial purchasers have advised us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the exchange notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	changes in the overall market for securities similar to the exchange notes;

•	changes in our financial performance or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders of the exchange notes;

•	the interest of securities dealers in making a market for the exchange notes;

•	the conditions of the financial markets; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may face similar disruptions that may adversely affect the prices at which you may sell your exchange notes. Therefore, you may not be able to sell your exchange notes at a particular time and the price that you receive when you sell may not be favorable.

Certain persons who participate in the exchange offers must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (available May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available June 5, 1991) and Shearman & Sterling, SEC no-action letter (available July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to Our Indebtedness and the Exchange Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the exchange notes.

We currently have and will continue to have a substantial amount of debt, which requires significant interest and principal payments. As of March 31, 2017, we had approximately $6,718 million of total debt outstanding, excluding unamortized deferred financing costs and discount, and an additional $977 million (after giving effect to $23 million of outstanding letters of credit) of unutilized capacity under the Revolving Credit Facility provided for under the Senior Secured Credit Facilities. Subject to the limits contained in the credit agreement that governs the Senior Secured Credit Facilities, the indentures that govern the exchange notes offered hereby and the applicable agreements governing our other debt and our restricted subsidiaries, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could increase. Specifically, our high level of debt could have important consequences to the holders of the exchange notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to the exchange notes and our other debt;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•	requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	exposing us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

•	limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•	placing us at a disadvantage compared to other, less leveraged competitors; and

•	increasing our cost of borrowing.

Despite our current level of indebtedness, we may be able to incur substantially more debt and enter into other transactions which could further exacerbate the risks to our financial condition described above.

We may be able to incur significant additional indebtedness in the future. Although the credit agreement that governs the Senior Secured Credit Facilities, the indentures that govern the exchange notes offered hereby and the applicable agreements governing our other debt and the debt of our restricted subsidiaries contain restrictions on the incurrence of additional indebtedness and entering into certain types of other transactions, these restrictions are subject to a number of qualifications and exceptions. Additional indebtedness incurred in compliance with these restrictions could be substantial. These restrictions also do not prevent us from incurring obligations, such as trade payables, that do not constitute indebtedness as defined under our debt instruments. To the extent new debt is added to our current debt levels, the substantial leverage risks described in the immediately preceding risk factor would increase.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly.

Interest rates may increase in the future. As a result, interest rates on our Revolving Credit Facility or other variable rate debt offerings could be higher or lower than current levels. As of March 31, 2017, excluding unamortized deferred financing costs and discount and the effects of any interest rate swaps, we had approximately $3,959 million of variable rate indebtedness, or 59%, of our outstanding debt. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease.

We may be unable to service our indebtedness, including the exchange notes.

Our ability to make scheduled payments on and to refinance our indebtedness, including the exchange notes, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing in the international banking and capital markets. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the exchange notes, to refinance our debt or to fund our other liquidity needs, including our announced $1 billion stock repurchase program and our expected annual dividend. Substantially all of our other debt, including the Senior Secured Credit Facilities, will mature before the maturity date of the exchange notes.

If we are unable to meet our debt service obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the exchange notes, which could cause us to default on our debt obligations and impair our liquidity. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.

Moreover, in the event of a default, the holders of our indebtedness, including the exchange notes, could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest. The lenders under our Revolving Credit Facility could also elect to terminate their commitments thereunder, cease making further loans, and institute foreclosure proceedings against their collateral, and we could be forced into bankruptcy or liquidation. If we breach our covenants under the Senior Secured Credit Facilities, we would be in default thereunder. The lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

The indentures that govern the exchange notes offered hereby and our other debt agreements and the debt agreements of our restricted subsidiaries impose significant operating and financial restrictions on us, which may prevent us from capitalizing on business opportunities.

The indentures that govern the exchange notes offered hereby and our other debt agreements and the debt agreements of our restricted subsidiaries impose significant operating and financial restrictions on us. These restrictions will limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to us;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.

In addition, if, on the last day of any period of four consecutive quarters, the aggregate principal amount of revolving credit loans, swing line loans and/or letters of credit (excluding up to $50 million of letters of credit and certain other letters of credit that have been cash collateralized or back-stopped) that are issued and/or outstanding is greater than 30% of the Revolving Credit Facility, the credit agreement that governs the Senior Secured Credit Facilities will require us to maintain a consolidated first lien net leverage ratio not to exceed 7.0 to 1.0.

As a result of these restrictions, we will be limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.

Our failure to comply with the restrictive covenants described above as well as other terms of our existing indebtedness and/or the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition.

If there were an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flows would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our indebtedness under our secured debt, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.

Repayment of our debt, including required principal and interest payments on the exchange notes, is dependent on cash flow generated by our subsidiaries, which may be subject to limitations beyond our control.

Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the exchange notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and (if they are not guarantors of the exchange notes) their ability to make such cash available to us, by dividend, debt repayment or otherwise.

Unless they are guarantors of the exchange notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available to us for that purpose. Our non-guarantor subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the exchange notes. Each non-guarantor subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our non-guarantor subsidiaries. While limitations on our subsidiaries restrict their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions.

In the event that we are unable to receive distributions from subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the exchange notes.

Because the guarantee of the exchange notes by HLT Parent is being provided solely for the purpose of allowing the Issuers to satisfy their reporting obligations under the indentures governing the exchange notes, you should not assign any value to the guarantee of the exchange notes by HLT Parent.

The guarantee of the exchange notes by HLT Parent is being provided solely for the purpose of allowing the Issuers to satisfy their reporting obligations under the indentures governing the exchange notes by furnishing financial information relating to HLT Parent instead of the Issuers and, accordingly, you should not assign any value to the guarantee by HLT Parent. Moreover, the covenants in the indentures governing the exchange notes apply only to the Issuers and its restricted subsidiaries and do not apply to HLT Parent or HWP.

Because HWFC does not conduct any operations and has only nominal assets, you should not assign any value to the obligations of HWFC under the 2025 and 2027 exchange notes.

We believe that some prospective purchasers of the 2025 and 2027 exchange notes may be restricted in their ability to purchase debt securities of partnerships or limited liability companies, such as HWF, unless the securities are jointly issued by a corporation. Accordingly, the co-issuer of the 2025 and 2027 exchange notes, HWFC, a wholly owned subsidiary of HWF incorporated in Delaware as a special purpose finance vehicle, was formed solely to facilitate offerings of debt securities issued, guaranteed or incurred by HWF. It does not currently conduct any of our operations, have any substantial operations or assets or have any revenues. Accordingly, you should not assign any value to obligations of HWFC under the 2025 and 2027 exchange notes.

Claims of holders of the exchange notes will be structurally subordinated to claims of creditors of certain of our subsidiaries that will not guarantee the exchange notes.

The exchange notes will not be guaranteed by certain of our existing and future subsidiaries. Only our existing wholly owned domestic restricted subsidiaries that guarantee indebtedness under the Senior Secured Credit Facilities will initially guarantee the exchange notes. As of the date of this prospectus, none of our foreign subsidiaries, non-wholly owned domestic subsidiaries that are restricted subsidiaries, or unrestricted subsidiaries will guarantee the exchange notes, and no foreign subsidiaries are expected to guarantee the exchange notes in the future. Claims of holders of the exchange notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors, and will not be satisfied from the assets of these non-guarantor subsidiaries until their creditors are paid in full.

For the year ended December 31, 2016, our non-guarantor subsidiaries represented $1,817 million or 59% of our total revenues, excluding other revenues from managed and franchised properties, and $452 million or 29% of our Adjusted EBITDA. For the three months ended March 31, 2017, our non-guarantor subsidiaries represented $391 million or 51% of our total revenues, excluding other revenues from managed and franchised properties, and $97 million or 23% of our Adjusted EBITDA.

In addition, the guarantee of a subsidiary guarantor will be released in connection with a transfer of such subsidiary guarantor in a transaction not prohibited by the indentures governing the exchange notes or upon certain other events described in “Description of the 2024 Exchange Notes—Guarantees” and “Description of the 2025 and 2027 Exchange Notes—Guarantees.”

The indentures that govern the exchange notes permit these subsidiaries to incur certain additional debt and will not limit their ability to incur other liabilities that are not considered indebtedness under the indentures.

Federal and state statutes may allow courts, under specific circumstances, to void the exchange notes and the guarantees, subordinate claims in respect of the exchange notes and the guarantees and/or require holders of the exchange notes to return payments received from us.

Under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the exchange notes and the guarantees could be voided, or claims in respect of the exchange notes or the guarantees could be subordinated to all of our other debt, if the issuance of the exchange notes, a guarantee or a grant of security was found to have been made for less than reasonable equivalent value and we, at the time we incurred the indebtedness evidenced by the exchange notes:

•	were insolvent or rendered insolvent by reason of such indebtedness;

•	were engaged in, or about to engage in, a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to repay such debts as they mature.

A court might also void the issuance of the exchange notes or a guarantee without regard to the above factors, if the court found that we issued the exchange notes or the guarantors entered into the guaranty agreements with actual intent to hinder, delay or defraud our or their respective creditors.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the exchange notes or the guarantees if we or a guarantor did not substantially benefit directly or indirectly from the issuance of the exchange notes. If a court were to void the issuance of the exchange notes or the guarantees, you would no longer have a claim against us or the guarantors. Sufficient funds to repay the notes (or the related exchange notes) may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantors or, with respect to the exchange notes, any guarantee.

In addition, any payment by us pursuant to the exchange notes made at a time when we were subsequently found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a liquidation under Title 11 of the United States Code, as amended (the “Bankruptcy Code”).

The measures of insolvency for purposes of these fraudulent and preferential transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent or preferential transfer has occurred. Generally, however, we would be considered insolvent if:

•	the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all our assets;

•	the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•	we could not pay our debts as they become due.

After giving effect to the indebtedness incurred in this offering and the application of the proceeds therefrom, we believe we will not be insolvent, will not have unreasonably small capital for the business in which we are engaged and will not have incurred debts beyond our ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard. The indentures that will govern the exchange notes will contain a “savings clause,” which limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the exchange notes in full when due. Furthermore, in Official Committee of Unsecured Creditors of TOUSA, Inc. v Citicorp North America, Inc. (“TOUSA”), the U.S. Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause that is included in the indentures governing the exchange notes was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. The United States Court of Appeals for the Eleventh Circuit affirmed the liability findings of the Bankruptcy Court without ruling directly on the enforceability of savings clauses generally. If the TOUSA decision were followed by other courts, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.

In addition, although each guarantee will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the exchange notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holders of the exchange notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the exchange notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Because each guarantor’s liability under its guarantees may be reduced to zero, voided or released under certain circumstances, holders of exchange notes may not receive any payments from some or all of the guarantors.

Holders of exchange notes have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. See “—Federal and state statutes may allow courts, under specific circumstances, to void the exchange notes and the guarantees, subordinate claims in respect of the exchange notes and the guarantees and/or require holders of the exchange notes to return payments received from us.” In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of the 2024 Exchange Notes—Guarantees” and “Description of the 2025 and 2027 Exchange Notes—Guarantees.”

We may not be able to finance a change of control offer required by the indenture.

Upon a change of control triggering event, as defined under the indentures governing the exchange notes, you will have the right to require us to offer to purchase all of the exchange notes then outstanding at a price equal to 101% of the principal amount of the exchange notes, plus accrued interest. In order to obtain sufficient funds to pay the purchase price of the outstanding exchange notes, we expect that we would have to refinance the exchange notes. We cannot assure you that we would be able to refinance the exchange notes on reasonable terms, if at all. Our failure to offer to purchase all outstanding exchange notes or to purchase all validly tendered exchange notes would be an event of default under the applicable indenture. Such an event of default may cause the acceleration of our other debt, including debt under our Senior Secured Credit Facilities. Our future debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture.

We can enter into transactions like recapitalizations, reorganizations and other highly leveraged transactions that do not constitute a change of control but that could adversely affect the holders of the exchange notes.

Certain important corporate events, such as leveraged recapitalizations, may not, under the indentures governing the exchange notes, constitute a “change of control” triggering event that would require us to repurchase the exchange notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the exchange notes. Therefore, we could, in the future, enter into certain transactions, including acquisitions, reorganizations, refinancings or other recapitalizations, which would not constitute a change of control under the indentures governing the exchange notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

Holders of exchange notes may not be able to determine when a change of control triggering event giving rise to their right to have the exchange notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indentures governing the exchange notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of exchange notes to require us to repurchase its exchange notes as a result of a sale of less than all our assets to another person may be uncertain. See “Description of the 2024 Exchange Notes—Repurchase at the Option of Holders—Change of Control Triggering Event” and “Description of the 2025 and 2027 Exchange Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may adversely affect the market price or liquidity of the exchange notes.

The exchange notes will have a non-investment grade rating. There can be no assurances that such rating will remain for any given period of time or that such rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Credit ratings are not recommendations to purchase, hold or sell the exchange notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the exchange notes. If the credit rating of the exchange notes of any series is subsequently lowered or withdrawn for any reason, you may not be able to resell such exchange notes without a substantial discount.

If the exchange notes are rated investment grade by either Moody’s or S&P, certain covenants contained in the indentures will be terminated, and holders of the exchange notes will lose the protection of these covenants even if the exchange notes subsequently fall back below investment grade.

The indentures contain certain covenants that will be terminated for a series of exchange notes if such series of exchange notes is rated investment grade by either Moody’s or S&P. These covenants restrict the applicable Issuer’s ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness or issue preferred stock;

•	make distributions or other restricted payments;

•	sell capital stock or other assets; and

•	engage in transactions with affiliates.

Because these restrictions will not apply once the exchange notes are rated investment grade, we will be able to incur additional debt and consummate transactions that may impair our ability to satisfy our obligations with respect to such exchange notes.

The exchange notes are unsecured and effectively junior to our secured indebtedness, including borrowings under our Senior Secured Credit Facilities, to the extent of the value of the collateral securing such secured indebtedness.

Our obligations under the exchange notes and guarantees will be unsecured and will be effectively junior to our and the guarantors’ secured indebtedness to the extent of the value of the collateral securing such secured indebtedness. Borrowings under our Senior Secured Credit Facilities and the guarantees thereof will be secured by substantially all of the assets of the Issuers and any existing and future subsidiary guarantors, including all of the capital stock of the Issuers and each restricted subsidiary (which, in the case of foreign subsidiaries, is limited to 65% of the capital stock of each first-tier foreign subsidiary).

The exchange notes are effectively subordinated to all such secured indebtedness to the extent of the value of that collateral. If an event of default occurs under the Senior Secured Credit Facilities, the holders of such senior secured indebtedness will have a prior right to our assets, to the exclusion of the holders of the exchange notes, even if we are in default with respect to the exchange notes. In that event, our assets would first be used to repay in full all indebtedness and other obligations secured by them (including all amounts outstanding under our Senior Secured Credit Facilities), resulting in all or a portion of our assets being unavailable to satisfy the claims of the holders of the exchange notes and other unsecured indebtedness. Therefore, in the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of the exchange notes will participate in our remaining assets ratably with each other and with all holders of our unsecured indebtedness that is deemed to be of the same class as such exchange notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the exchange notes. As a result, holders of such exchange notes may receive less, ratably, than holders of secured indebtedness.

As of March 31, 2017, we had approximately $3,959 million of secured indebtedness outstanding, excluding unamortized deferred financing costs and discount and an additional $977 million (after giving effect to $23 million of outstanding letters of credit) of unutilized capacity under the Revolving Credit Facility provided for under the Senior Secured Credit Facilities. The exchange notes and the related guarantees would have ranked effectively junior to such outstanding indebtedness. The indentures governing the exchange notes will also permit us to incur additional secured indebtedness, which could be substantial.

The interests of certain of our stockholders may conflict with ours or with holders of the exchange notes in the future.

Blackstone and its affiliates beneficially owned approximately 10.3% of HLT Parent’s common stock as of June 13, 2017. HNA Tourism Group Co., Ltd. (“HNA”) acquired 25.0% of HLT Parent’s outstanding common stock from Blackstone on March 15, 2017. Moreover, under HLT Parent’s bylaws and the stockholders’ agreement with Blackstone, for so long as it retains specified levels of ownership of HLT Parent, it has agreed to nominate to its board individuals designated by Blackstone. HNA also has specified board designation rights, as described in HLT Parent’s Current Report on Form 8-K filed on October 24, 2016. Thus, for so long as Blackstone and HNA continue to own specified percentages of HLT Parent’s stock, each will be able to influence the composition HLT Parent’s board of directors (the “Board” or “Board of Directors”) and the approval of actions requiring stockholder approval. Accordingly, during that period of time, each of Blackstone and HNA will have influence with respect to HLT Parent’s management, business plans and policies, including the appointment and removal of officers. For example, for so long as Blackstone or HNA continue to own a significant percentage of HLT Parent’s stock, Blackstone or HNA may be able to influence whether or not a change of control of our company or a change in the composition of our Board of Directors occurs. Blackstone is engaged from time to time in discussions relating to dispositions of its holdings of our common stock, including sale of a significant percentage to a single buyer. If such significant sale were to occur, the buyer could have influence over the management of our company, including through Board representation.

Each of Blackstone and HNA and its respective affiliates engage in a broad spectrum of activities, including investments in the hospitality industry. In the ordinary course of their business activities, each of Blackstone and HNA and their respective affiliates may engage in activities where their interests conflict with ours or those of our security holders. For example, Blackstone owns interests in La Quinta Holdings Inc., Park Parent and HGV Parent, and certain other investments in the hospitality industry and may pursue ventures that compete directly or indirectly with us. HNA acquired Carlson Hotels in December 2016 and has an interest in NH Hotel Group. In addition, affiliates of Blackstone and HNA directly and indirectly own hotels that we manage or franchise, and they may in the future enter into other transactions with us, including hotel development projects, that could result in their having interests that could conflict with ours. HLT Parent’s amended and restated certificate of incorporation provides that none of Blackstone, any of its affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. Under our stockholders agreement with HNA, we have agreed to renounce any interest or expectancy, or right to be offered an opportunity to participate in, any business opportunity or corporate opportunity presented to HNA or its affiliates. Blackstone or HNA also may pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may be unavailable to us. In addition, Blackstone or HNA may have an interest in pursuing acquisitions, divestitures and other transactions that, in their judgment, could enhance their respective investments, even though such transactions might involve risks to you.

Risks Related to Our Business and Industry

We are subject to the business, financial and operating risks inherent to the hospitality industry, any of which could reduce our revenues and limit opportunities for growth.

Our business is subject to a number of business, financial and operating risks inherent to the hospitality industry, including:

•	significant competition from multiple hospitality providers in all parts of the world;

•	changes in operating costs, including energy, food, employee compensation and benefits and insurance;

•	increases in costs due to inflation or other factors that may not be fully offset by price and fee increases in our business;
•	changes in taxes and governmental regulations that influence or set wages, prices, interest rates or construction and maintenance procedures and costs;

•	the costs and administrative burdens associated with complying with applicable laws and regulations;

•	the costs or desirability of complying with local practices and customs;

•	significant increases in cost for health care coverage for employees and potential government regulation with respect to health care coverage;

•	shortages of labor or labor disruptions;

•	the ability of third-party internet and other travel intermediaries to attract and retain customers;

•	the availability and cost of capital necessary for us and third-party hotel owners to fund investments, capital expenditures and service debt obligations;

•	delays in or cancellations of planned or future development or refurbishment projects;

•	the quality of services provided by franchisees;

•	the financial condition of third-party property owners, developers and joint venture partners;

•	relationships with third-party property owners, developers and joint venture partners, including the risk that owners may terminate our management, franchise or joint venture agreements;

•	cyclical over-building in the hotel industry;

•	changes in desirability of geographic regions of the hotels in our business, geographic concentration of our operations and customers and shortages of desirable locations for development;

•	changes in the supply and demand for hotel services, including rooms, food and beverage and other products and services; and

•	decreases in the frequency of business travel that may result from alternatives to in-person meetings, including virtual meetings hosted online or over private teleconferencing networks.

Any of these factors could increase our costs or limit or reduce the prices we are able to charge for hospitality products and services, or otherwise affect our ability to maintain existing properties or develop new properties. As a result, any of these factors can reduce our revenues and limit opportunities for growth.

Macroeconomic and other factors beyond our control can adversely affect and reduce demand for our products and services.

Macroeconomic and other factors beyond our control can reduce demand for hospitality products and services, including demand for rooms at our hotels. These factors include, but are not limited to:

•	changes in general economic conditions, including low consumer confidence, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy;

•	governmental action and uncertainty resulting from U.S. and global political trends, including potential barriers to travel, trade and immigration;

•	war, political conditions or civil unrest, terrorist activities or threats and heightened travel security measures instituted in response to these events;

•	decreased corporate or government travel-related budgets and spending, as well as cancellations, deferrals or renegotiations of group business such as industry conventions;

•	statements, actions, or interventions by governmental officials related to travel and corporate travel-related activities and the resulting negative public perception of such travel and activities;

•	the financial and general business condition of the airline, automotive and other transportation-related industries and its effect on travel, including decreased airline capacity and routes;

•	conditions that negatively shape public perception of travel, including travel-related accidents and outbreaks of pandemic or contagious diseases, such as Ebola, Zika, avian flu, severe acute respiratory syndrome (SARS) and H1N1 (swine flu);

•	cyber-attacks;

•	climate change or availability of natural resources;

•	natural or man-made disasters, such as earthquakes, tsunamis, tornadoes, hurricanes, typhoons, floods, volcanic eruptions, oil spills and nuclear incidents;

•	changes in the desirability of particular locations or travel patterns of customers; and

•	organized labor activities, which could cause a diversion of business from hotels involved in labor negotiations and loss of business for our hotels generally as a result of certain labor tactics.

Any one or more of these factors could limit or reduce overall demand for our products and services or could negatively affect our revenue sources, which could adversely affect our business, financial condition and results of operations.

Contraction in the global economy or low levels of economic growth could adversely affect our revenues and profitability as well as limit or slow our future growth.

Consumer demand for our services is closely linked to the performance of the general economy and is sensitive to business and personal discretionary spending levels. Decreased global or regional demand for hospitality products and services can be especially pronounced during periods of economic contraction or low levels of economic growth, and the recovery period in our industry may lag overall economic improvement. Declines in demand for our products and services due to general economic conditions could negatively affect our business by limiting the amount of fee revenues we are able to generate from our managed and franchised properties and decreasing the revenues and profitability of our owned and leased properties. In addition, many of the expenses associated with our business, including personnel costs, interest, rent, property taxes, insurance and utilities, are relatively fixed. During a period of overall economic weakness, if we are unable to meaningfully decrease these costs as demand for our hotels decreases, our business operations and financial performance may be adversely affected.

The hospitality industry is subject to seasonal and cyclical volatility, which may contribute to fluctuations in our results of operations and financial condition.

The hospitality industry is seasonal in nature. The periods during which our lodging properties experience higher revenues vary from property to property, depending principally upon location and the customer base served. We generally expect our revenues to be lower in the first quarter of each year than in each of the three subsequent quarters with the fourth quarter generally being the highest. In addition, the hospitality industry is cyclical and demand generally follows the general economy on a lagged basis. The seasonality and cyclicality of our industry may contribute to fluctuations in our results of operations and financial condition.

Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

The segments of the hospitality industry in which we operate are subject to intense competition. Our principal competitors are other operators of luxury, full service and focused service hotels, including other major hospitality chains with well-established and recognized brands. We also compete against smaller hotel chains, independent and local hotel owners and operators, home and apartment sharing services and timeshare operators. If we are unable to compete successfully, our revenues or profits may decline.

Competition for hotel guests

We face competition for individual guests, group reservations and conference business. We compete for these customers based primarily on brand name recognition and reputation, as well as location, room rates, property size and availability of rooms and conference space, quality of the accommodations, customer satisfaction, amenities and the ability to earn and redeem loyalty program points. Our competitors may have greater commercial, financial and marketing resources and more efficient technology platforms, which could allow them to improve their properties and expand and improve their marketing efforts in ways that could affect our ability to compete for guests effectively, or they could offer a type of lodging product that customers find attractive but that we do not offer.

Competition for management and franchise agreements

We compete to enter into management and franchise agreements. Our ability to compete effectively is based primarily on the value and quality of our management services, brand name recognition and reputation, our ability and willingness to invest capital, availability of suitable properties in certain geographic areas, and the overall economic terms of our agreements and the economic advantages to the property owner of retaining our management services and using our brands. If the properties that we manage or franchise perform less successfully than those of our competitors, if we are unable to offer terms as favorable as those offered by our competitors, or if the availability of suitable properties is limited, our ability to compete effectively for new management or franchise agreements could be reduced.

Any deterioration in the quality or reputation of our brands could have an adverse effect on our reputation, business, financial condition or results of operations.

Our brands and our reputation are among our most important assets. Our ability to attract and retain guests depends, in part, on the public recognition of our brands and their associated reputation. In addition, the success of our hotel owners’ businesses and their ability to make payments to us for our services may depend on the strength and reputation of our brands. If our brands become obsolete or consumers view them as unfashionable or lacking in consistency and quality, we may be unable to attract guests to our hotels, and may further be unable to attract or retain our hotel owners.

Changes in ownership or management practices, the occurrence of accidents or injuries, natural disasters, crime, individual guest notoriety or similar events at our hotels and resorts can harm our reputation, create adverse publicity and cause a loss of consumer confidence in our business. Because of the global nature of our brands and the broad expanse of our business and hotel locations, events occurring in one location could negatively affect the reputation and operations of otherwise successful individual locations. In addition, the expansion of social media has compounded the potential scope of negative publicity. We also could face legal claims related to negative events, along with resulting adverse publicity. A perceived decline in the quality of our brands or damage to our reputation could adversely affect our business, financial condition or results of operations.

Our business is subject to risks related to doing business with third-party property owners that could adversely affect our reputation, operational results or prospects for growth.

Unless we maintain good relationships with third-party hotel owners and renew or enter into new management and franchise agreements, we may be unable to expand our presence and our business, financial condition and results of operations may suffer.

Our business depends on our ability to establish and maintain long-term, positive relationships with third-party property owners and our ability to enter into new and renew management and franchise agreements. Although our management and franchise contracts are typically long-term arrangements, hotel owners may be able to terminate the agreements under certain circumstances, including the failure to meet specified financial or performance criteria. Our ability to meet these financial and performance criteria is subject to, among other things, risks common to the overall hotel industry, including factors outside of our control. In addition, negative management and franchise pricing trends could adversely affect our ability to negotiate with hotel owners. If we fail to maintain and renew existing management and franchise agreements or enter into new agreements on favorable terms, we may be unable to expand our presence and our business, and our financial condition and results of operations may suffer.

Our business is subject to real estate investment risks for third-party owners that could adversely affect our operational results and our prospects for growth.

Growth of our business is affected, and may potentially be limited, by factors influencing real estate development generally, including site availability, financing, planning, zoning and other local approvals. In addition, market factors such as projected room occupancy, changes in growth in demand compared to projected supply, geographic area restrictions in management and franchise agreements, costs of construction and anticipated room rate structure, if not managed effectively by our third-party owners could adversely affect the growth of our management and franchise business.

If our third-party property owners are unable to repay or refinance loans secured by the mortgaged properties, or to obtain financing adequate to fund current operations or growth plans, our revenues, profits and capital resources could be reduced and our business could be harmed.

Many of our third-party property owners pledged their properties as collateral for mortgage loans entered into at the time of development, purchase or refinancing. If our third-party property owners are unable to repay or refinance maturing indebtedness on favorable terms or at all, their lenders could declare a default, accelerate the related debt and repossess the property. A repossession could result in the termination of our management or franchise agreement or eliminate revenues and cash flows from the property. In addition, the owners of managed and franchised hotels depend on financing to buy, develop and improve hotels and in some cases, fund operations during down cycles. Our hotel owners’ inability to obtain adequate funding could materially adversely affect the maintenance and improvement plans of existing hotels, result in the delay or stoppage of the development of our existing pipeline and limit additional development to further expand our hotel portfolio.

If our third-party property owners fail to make investments necessary to maintain or improve their properties, guest preference for Hilton brands and reputation and performance results could suffer.

Substantially all of our management and franchise agreements, as well as our license agreement with HGV, require third-party property owners to comply with quality and reputation standards of our brands, which include requirements related to the physical condition, safety standards and appearance of the properties as well as the service levels provided by hotel employees. These standards may evolve with customer preference, or we may introduce new requirements over time. If our property owners fail to make investments necessary to maintain or improve the properties in accordance with our standards, guest preference for our brands could diminish. In addition, if third-party property owners fail to observe standards or meet their contractual requirements, we may elect to exercise our termination rights, which would eliminate revenues from these properties and cause us to incur expenses related to terminating these contracts. We may be unable to find suitable or offsetting replacements for any terminated relationships.

Contractual and other disagreements with third-party property owners could make us liable to them or result in litigation costs or other expenses.

Our management and franchise agreements require us and our hotel owners to comply with operational and performance conditions that are subject to interpretation and could result in disagreements. Any dispute with a property owner could be very expensive for us, even if the outcome is ultimately in our favor. We cannot predict the outcome of any arbitration or litigation, the effect of any negative judgment against us or the amount of any settlement that we may enter into with any third party. Furthermore, specific to our industry, some courts have applied principles of agency law and related fiduciary standards to managers of third-party hotel properties, which means that property owners may assert the right to terminate agreements even where the agreements do not expressly provide for termination. Our fees from any terminated property would be eliminated, and accordingly may negatively affect our results of operations.

Some of our existing development pipeline may not be developed into new hotels, which could materially adversely affect our growth prospects.

As of March 31, 2017, we had a total of 2,084 hotels in our development pipeline, which we define as hotels under construction or approved for development under one of our brands. The commitments of owners and developers with whom we have agreements are subject to numerous conditions, and the eventual development and construction of our pipeline not currently under construction is subject to numerous risks, including, in certain cases, the owner’s or developer’s ability to obtain adequate financing and obtaining governmental or regulatory approvals. As a result, not every hotel in our development pipeline may develop into a new hotel that enters our system.

New hotel brands or non-hotel branded concepts that we launch in the future may not be as successful as we anticipate, which could have a material adverse effect on our business, financial condition or results of operations.

We launched a new upscale brand, Tapestry Collection by Hilton, in January 2017. We opened our first Tru by Hilton, a new midscale brand, in May 2017, opened our first Canopy by Hilton in July 2016, opened our first Curio – A Collection by Hilton hotel in August 2014 and opened our first Home2 Suites by Hilton hotel in 2011. We may continue to build our portfolio by launching new hotel and non-hotel brands in the future. In addition, the Hilton Garden Inn, DoubleTree by Hilton and Hampton by Hilton brands have been expanding into new jurisdictions outside the United States in recent years. We may continue to expand existing brands into new international markets. New hotel products or concepts or brand expansions may not be accepted by hotel owners, franchisees or customers and we cannot guarantee the level of acceptance any new brand will have in the development and consumer marketplaces. If new branded hotel products, non-hotel branded concepts or brand expansions are not as successful as we anticipate, we may not recover the costs we incurred in their development or expansion, which could have a material adverse effect on our business, financial condition or results of operations.

The risks resulting from investments in owned and leased real estate could increase our costs, reduce our profits and limit our ability to respond to market conditions.

Although we recently completed the spin-off of Park, we still own or lease real property, which subjects us to various risks that may not be applicable to managed or franchised properties, including:

•	governmental regulations relating to real estate ownership or operations, including tax, environmental, zoning and eminent domain laws;

•	loss in value of real estate due to changes in market conditions or the area in which real estate is located;

•	increased potential civil liability for accidents or other occurrences on owned or leased properties;

•	the ongoing need for owner-funded capital improvements and expenditures to maintain or upgrade properties and to deliver properties back to landlords in a particular state of repair and condition at the end of a lease term;

•	periodic total or partial closures due to renovations and facility improvements;

•	risks associated with any mortgage debt, including the possibility of default, fluctuating interest rate levels and uncertainties in the availability of replacement financing;

•	fluctuations in real estate values or potential impairments in the value of our assets;

•	contingent liabilities that exist after we have exited a property;

•	costs linked to the employment and management of staff to run and operate an owned or leased property; and

•	the relative illiquidity of real estate compared to some other assets.

The negative effect on profitability and cash flow from declines in revenues is more pronounced in owned or leased properties because we, as the owner or lessee, bear the risk of their high fixed-cost structure. Further, during times of economic distress, declining demand and declining earnings often result in declining asset values, and we may not be able to sell properties on favorable terms or at all. Accordingly, we may not be able to adjust our owned and leased property portfolio promptly in response to changes in economic or other conditions.

Our efforts to develop, redevelop or renovate our owned and leased properties could be delayed or become more expensive.

Certain of our owned and leased properties were constructed many years ago. The condition of aging properties could negatively affect our ability to attract guests or result in higher operating and capital costs, either of which could reduce revenues or profits from these properties. There can be no assurance that our planned replacements and repairs will occur, or even if completed, will result in improved performance. In addition, these efforts are subject to a number of risks, including:

•	construction delays or cost overruns (including labor and materials);

•	obtaining zoning, occupancy and other required permits or authorizations;

•	changes in economic conditions that may result in weakened or lack of demand for improvements that we make or negative project returns;

•	governmental restrictions on the size or kind of development;

•	volatility in the debt and capital markets that may limit our ability to raise capital for projects or improvements;

•	lack of availability of rooms or meeting spaces for revenue-generating activities during construction, modernization or renovation projects;

•	force majeure events, including earthquakes, tornadoes, hurricanes, floods or tsunamis, or acts of terrorism; and

•	design defects that could increase costs.

If our properties are not updated to meet guest preferences, if properties under development or renovation are delayed in opening as scheduled, or if renovation investments adversely affect or fail to improve performance, our operations and financial results could be negatively affected.

Our properties may not be permitted to be rebuilt if destroyed.

Certain of our properties may qualify as legally-permissible nonconforming uses and improvements, including certain of our iconic and most profitable properties. If a substantial portion of any such property were to be destroyed by fire or other casualty, we might not be permitted to rebuild that property as it now exists, regardless of the availability of insurance proceeds. Any loss of this nature, whether insured or not, could materially adversely affect our results of operations and prospects.

We have investments in joint venture projects, which limits our ability to manage third-party risks associated with these projects.

In most cases, we are minority participants and do not control the decisions of the joint ventures in which we are involved. Therefore, joint venture investments may involve risks such as the possibility that a co-venturer in an investment might become bankrupt, be unable to meet its capital contribution obligations, have economic or business interests or goals that are inconsistent with our business interests or goals or take actions that are contrary to our instructions or to applicable laws and regulations. In addition, we may be unable to take action without the approval of our joint venture partners, or our joint venture partners could take actions binding on the joint venture without our consent. Consequently, actions by a co-venturer or other third party could expose us to claims for damages, financial penalties and reputational harm, any of which could adversely affect our business and operations. In addition, we may agree to guarantee indebtedness incurred by a joint venture or co-venturer or provide standard indemnifications to lenders for loss liability or damage occurring as a result of our actions or actions of the joint venture or other co-venturers. Such a guarantee or indemnity may be on a joint and several basis with a co-venturer, in which case we may be liable in the event that our co-venturer defaults on its guarantee obligation. The non-performance of a co-venturer’s obligations may cause losses to us in excess of the capital we initially may have invested or committed.

Preparing our financial statements requires us to have access to information regarding the results of operations, financial position and cash flows of our joint ventures. Any deficiencies in our joint ventures’ internal controls over financial reporting may affect our ability to report our financial results accurately or prevent or detect fraud. Such deficiencies also could result in restatements of, or other adjustments to, our previously reported or announced operating results, which could diminish investor confidence and reduce the market price for our shares. Additionally, if our joint ventures are unable to provide this information for any meaningful period or fail to meet expected deadlines, we may be unable to satisfy our financial reporting obligations or timely file our periodic reports.

Although our joint ventures may generate positive cash flow, in some cases they may be unable to distribute that cash to the joint venture partners. Additionally, in some cases our joint venture partners control distributions and may choose to leave capital in the joint venture rather than distribute it. Because our ability to generate liquidity from our joint ventures depends in part on their ability to distribute capital to us, our failure to receive distributions from our joint venture partners could reduce our cash flow return on these investments.

Failures in, material damage to, or interruptions in our information technology systems, software or websites and difficulties in updating our existing software or developing or implementing new software could have a material adverse effect on our business or results of operations.

We depend heavily upon our information technology systems in the conduct of our business. We own and license or otherwise contract for sophisticated technology and systems for property management, procurement, reservations and the operation of the Hilton Honors guest loyalty program. Such systems are subject to, among other things, damage or interruption from power outages, computer and telecommunications failures, computer viruses and natural and man-made disasters. Although we have a cold disaster recovery site in a separate location to back up our core reservation, distribution and financial systems, substantially all of our data center operations are currently located in a single facility. Although we are migrating portions of our operations to cloud-based providers, any loss or damage to our primary facility could result in operational disruption and data loss as we transfer production operations to our disaster recovery site. Damage or interruption to our information systems may require a significant investment to update, remediate or replace with alternate systems, and we may suffer interruptions in our operations as a result. In addition, costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could also disrupt or reduce the efficiency of our operations. Any material interruptions or failures in our systems, including those that may result from our failure to adequately develop, implement and maintain a robust disaster recovery plan and backup systems could severely affect our ability to conduct normal business operations and, as a result, have a material adverse effect on our business operations and financial performance.

We rely on third parties for the performance of a significant portion of our information technology functions worldwide. In particular, our reservation system relies on data communications networks operated by unaffiliated third parties. The success of our business depends in part on maintaining our relationships with these third parties and their continuing ability to perform these functions and services in a timely and satisfactory manner. If we experience a loss or disruption in the provision of any of these functions or services, or they are not performed in a satisfactory manner, we may have difficulty in finding alternate providers on terms favorable to us, in a timely manner or at all, and our business could be adversely affected.

We rely on certain software vendors to maintain and periodically upgrade many of these systems so that they can continue to support our business. The software programs supporting many of our systems were licensed to us by independent software developers. The inability of these developers or us to continue to maintain and upgrade these information systems and software programs would disrupt or reduce the efficiency of our operations if we were unable to convert to alternate systems in an efficient and timely manner.

We are vulnerable to various risks and uncertainties associated with our websites and mobile applications, including changes in required technology interfaces, website and mobile application downtime and other technical failures, costs and issues as we upgrade our website software and mobile applications. Additional risks include computer viruses, changes in applicable federal and state regulation, security breaches, legal claims related to our website operations and e-commerce fulfillment and other consumer privacy concerns. Our failure to successfully respond to these risks and uncertainties could reduce website and mobile application sales and have a material adverse effect on our business or results of operations.

Cyber-attacks could have a disruptive effect on our business.

From time to time we and third parties who serve us experience cyber-attacks, attempted and actual breaches of our or their information technology systems and networks or similar events, which could result in a loss of sensitive business or customer information, systems interruption or the disruption of our operations. The techniques that are used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently and are difficult to detect for long periods of time, and we are accordingly unable to anticipate and prevent all data security incidents. In November 2015, we announced that we had identified and taken action to eradicate unauthorized malware that targeted payment card information in some point-of-sale systems in our hotels and had determined that specific payment card information was targeted by this malware. We expect we will be subject to additional cyber-attacks in the future and may experience data breaches.

Even if we are fully compliant with legal standards and contractual requirements, we still may not be able to prevent security breaches involving sensitive data. The sophistication of efforts by hackers to gain unauthorized access to information systems has continued to increase in recent years. Breaches, thefts, losses or fraudulent uses of customer, employee or company data could cause consumers to lose confidence in the security of our websites, mobile applications, point of sale systems and other information technology systems and choose not to purchase from us. Such security breaches also could expose us to risks of data loss, business disruption, litigation and other costs or liabilities, any of which could adversely affect our business.

We are exposed to risks and costs associated with protecting the integrity and security of our guests’ personal data and other sensitive information.

We are subject to various risks and costs associated with the collection, handling, storage and transmission of sensitive information, including those related to compliance with U.S. and foreign data collection and privacy laws and other contractual obligations, as well as those associated with the compromise of our systems collecting such information. We collect internal and customer data, including credit card numbers and other personally identifiable information for a variety of important business purposes, including managing our workforce, providing requested products and services and maintaining guest preferences to enhance customer service and for marketing and promotion purposes. We could be exposed to fines, penalties, restrictions, litigation, reputational harm or other expenses, or other adverse effects on our business, due to failure to protect our guests’ personal data and other sensitive information or failure to maintain compliance with the various U.S. and foreign data collection and privacy laws or with credit card industry standards or other applicable data security standards.

In addition, states and the federal government have enacted additional laws and regulations to protect consumers against identity theft. These laws and similar laws in other jurisdictions have increased the costs of doing business, and failure on our part to implement appropriate safeguards or to detect and provide prompt notice of unauthorized access as required by some of these laws could subject us to potential claims for damages and other remedies. If we were required to pay any significant amounts in satisfaction of claims under these laws, or if we were forced to cease our business operations for any length of time as a result of our inability to comply fully with any such law, our business, operating results and financial condition could be adversely affected.

We may seek to expand through acquisitions of and investments in other businesses and properties, or through alliances, and we may also seek to divest some of our properties and other assets. These acquisition and disposition activities may be unsuccessful or divert management’s attention.

We may consider strategic and complementary acquisitions of and investments in other hotel or hospitality brands, businesses, properties or other assets. Furthermore, we may pursue these opportunities in alliance with existing or prospective owners of managed or franchised properties. In many cases, we will be competing for these opportunities with third parties that may have substantially greater financial resources than us. Acquisitions or investments in brands, businesses, properties or assets as well as these alliances are subject to risks that could affect our business, including risks related to:

•	issuing shares of stock that could dilute the interests of our existing stockholders;

•	spending cash and incurring debt;

•	assuming contingent liabilities; or

•	creating additional expenses.

We may not be able to identify opportunities or complete transactions on commercially reasonable terms or at all or we may not actually realize any anticipated benefits from such acquisitions, investments or alliances. Similarly, we may not be able to obtain financing for acquisitions or investments on attractive terms or at all, or the ability to obtain financing may be restricted by the terms of our indebtedness. In addition, the success of any acquisition or investment also will depend, in part, on our ability to integrate the acquisition or investment with our existing operations.

We also may divest certain properties or assets, and any such divestments may yield lower than expected returns or otherwise fail to achieve the benefits we expect. In some circumstances, sales of properties or other assets may result in losses. Upon sales of properties or assets, we may become subject to contractual indemnity obligations, incur material tax liabilities or, as a result of required debt repayment, face a shortage of liquidity. Finally, any acquisitions, investments or dispositions could demand significant attention from management that would otherwise be available for business operations, which could harm our business.

Failure to keep pace with developments in technology could adversely affect our operations or competitive position.

The hospitality industry demands the use of sophisticated technology and systems for property management, brand assurance and compliance, procurement, reservation systems, operation of our customer loyalty programs, distribution of hotel resources to current and future customers and guest amenities. These technologies may require refinements and upgrades. The development and maintenance of these technologies may require significant investment by us. As various systems and technologies become outdated or new technology is required, we may not be able to replace or introduce them as quickly as needed or in a cost-effective and timely manner. We may not achieve the benefits we may have been anticipating from any new technology or system.

Failure to comply with marketing and advertising laws, including with regard to direct marketing, could result in fines or place restrictions on our business.

We rely on a variety of direct marketing techniques, including telemarketing, email and social media marketing and postal mailings, and we are subject to various laws and regulations in the U.S. and internationally that govern marketing and advertising practices. Any further restrictions in laws and court or agency interpretation of such laws, such as the Telephone Consumer Protection Act of 1991, the Telemarketing Sales Rule, CAN-SPAM Act of 2003, and various U.S. state laws, new laws, or international data protection laws, such as the EU General Data Protection Regulation, that govern these activities could adversely affect current or planned marketing activities and cause us to change our marketing strategy. If this occurs, we may not be able to develop adequate alternative marketing strategies, which could affect our ability to maintain relationships with our customers and acquire new customers. We also obtain access to names of potential customers from travel service providers or other companies and we market to some individuals on these lists directly or through other companies’ marketing materials. If access to these lists were prohibited or otherwise restricted, our ability to develop new customers and introduce them to products could be impaired.

The growth of internet reservation channels could adversely affect our business and profitability.

A significant percentage of hotel rooms for individual guests are booked through internet travel intermediaries, to whom we commit to pay various commissions and transaction fees for sales of our rooms through their systems. Search engines and peer-to-peer inventory sources also provide online travel services that compete with our business. If these bookings increase, certain hospitality intermediaries may be able to obtain higher commissions, reduced room rates or other significant concessions from us or our franchisees. These hospitality intermediaries also may reduce these bookings by de-ranking our hotels in search results on their platforms, and other online providers may divert business away from our hotels. Although our agreements with many hospitality intermediaries limit transaction fees for hotels, there can be no assurance that we will be able to renegotiate these agreements upon their expiration with terms as favorable as the provisions that existed before the expiration, replacement or renegotiation. Moreover, hospitality intermediaries generally employ aggressive marketing strategies, including expending significant resources for online and television advertising campaigns to drive consumers to their websites. As a result, consumers may develop brand loyalties to the intermediaries’ offered brands, websites and reservations systems rather than to the Hilton brands and systems. If this happens, our business and profitability may be significantly affected as shifting customer loyalties divert bookings away from our websites. Internet travel intermediaries also have been subject to regulatory scrutiny, particularly in Europe. The outcome of this regulatory activity may affect our ability to compete for direct bookings through our own internet channels.

In addition, although internet travel intermediaries have traditionally competed to attract individual consumers or “transient” business rather than group and convention business, in recent years they have expanded their business to include marketing to large group and convention business. If that growth continues, it could both divert group and convention business away from our hotels and also increase our cost of sales for group and convention business. Consolidation of internet travel intermediaries, and the entry of major internet companies into the internet travel bookings business, also could divert bookings away from our websites and increase our hotels’ cost of sales.

Our reservation system is an important component of our business operations and a disruption to its functioning could have an adverse effect on our performance and results.

We manage a global reservation system that communicates reservations to our branded hotels when made by individuals directly, either online, by telephone to our call centers or through devices via our mobile application, or through intermediaries like travel agents, internet travel web sites and other distribution channels. The cost, speed, efficacy and efficiency of the reservation system are important aspects of our business and are important considerations of hotel owners in choosing to affiliate with our brands. Any failure to maintain or upgrade, and any other disruption to our reservation system may adversely affect our business.

The cessation, reduction or taxation of program benefits of our Hilton Honors loyalty program could adversely affect the Hilton brands and guest loyalty.

We manage the Hilton Honors guest loyalty and rewards program for the Hilton brands. Program members accumulate points based on eligible stays and hotel charges and redeem the points for a range of benefits including free rooms and other items of value. The program is an important aspect of our business and of the affiliation value for hotel owners under management and franchise agreements. System hotels (including, without limitation, third-party hotels under management and franchise arrangements) contribute a percentage of the guest’s charges to the program for each stay of a program member. In addition to the accumulation of points for future hotels stays at our brands, Hilton Honors arranges with third-party service providers, such as airlines and rail companies, to exchange monetary value represented by points for program awards. Currently, the program benefits are not taxed as income to members. If the program awards and benefits are materially altered, curtailed or taxed such that a material number of Hilton Honors members choose to no longer participate in the program, this could adversely affect our business.

Because we derive a portion of our revenues from operations outside the United States, the risks of doing business internationally could lower our revenues, increase our costs, reduce our profits or disrupt our business.

We currently manage, franchise, own or lease hotels and resorts in 103 countries and territories around the world. Our operations outside the United States represented approximately 28%, 31% and 35% of our revenues for the years ended December 31, 2016, 2015 and 2014, respectively. We expect that revenues from our international operations will continue to account for an increasing portion of our total revenues. As a result, we are subject to the risks of doing business outside the United States, including:

•	rapid changes in governmental, economic and political policy, political or civil unrest, acts of terrorism or the threat of international boycotts or U.S. anti-boycott legislation;

•	increases in anti-American sentiment and the identification of the licensed brands as an American brand;

•	recessionary trends or economic instability in international markets;

•	changes in foreign currency exchange rates or currency restructurings and hyperinflation or deflation in the countries in which we operate;

•	the effect of disruptions caused by severe weather, natural disasters, outbreak of disease or other events that make travel to a particular region less attractive or more difficult;

•	the presence and acceptance of varying levels of business corruption in international markets and the effect of various anti-corruption and other laws;

•	the imposition of restrictions on currency conversion or the transfer of funds or limitations on our ability to repatriate non-U.S. earnings in a tax-efficient manner;

•	the ability to comply with or effect of complying with complex and changing laws, regulations and policies of foreign governments that may affect investments or operations, including foreign ownership restrictions, import and export controls, tariffs, embargoes, increases in taxes paid and other changes in applicable tax laws;

•	instability or changes in a country’s or region’s economic, regulatory or political conditions, including inflation, recession, interest rate fluctuations and actual or anticipated military or political conflicts or any other change resulting from the United Kingdom’s June 2016 vote to leave the European Union (commonly known as “Brexit”);

•	uncertainties as to local laws regarding, and enforcement of, contract and intellectual property rights;

•	forced nationalization of our properties by local, state or national governments; and

•	the difficulties involved in managing an organization doing business in many different countries.

These factors may adversely affect the revenues from and the market value of our properties located in international markets. While these factors and the effect of these factors are difficult to predict, any one or more of them could lower our revenues, increase our costs, reduce our profits or disrupt our business operations.

Failure to comply with laws and regulations applicable to our international operations may increase costs, reduce profits, limit growth or subject us to broader liability.

Our business operations in countries outside the U.S. are subject to a number of laws and regulations, including restrictions imposed by the Foreign Corrupt Practices Act (“FCPA”), as well as trade sanctions administered by the Office of Foreign Assets Control (“OFAC”). FCPA is intended to prohibit bribery of foreign officials and requires us to keep books and records that accurately and fairly reflect our transactions. OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign states, organizations and individuals. Although we have policies in place designed to comply with applicable sanctions, rules and regulations, it is possible that hotels we manage or own in the countries and territories in which we operate may provide services to or receive funds from persons subject to sanctions. Where we have identified potential violations in the past, we have taken appropriate remedial action including filing voluntary disclosures to OFAC. In addition, some of our operations may be subject to the laws and regulations of non-U.S. jurisdictions, including the U.K.’s Bribery Act 2010, which contains significant prohibitions on bribery and other corrupt business activities, and other local anti-corruption laws in the countries and territories in which we conduct operations.

If we fail to comply with these laws and regulations, we could be exposed to claims for damages, financial penalties, reputational harm and incarceration of employees or restrictions on our operation or ownership of hotels and other properties, including the termination of management, franchising and ownership rights. In addition, in certain circumstances, the actions of parties affiliated with us (including our owners, joint venture partners, employees and agents) may expose us to liability under the FCPA, U.S. sanctions or other laws. These restrictions could increase costs of operations, reduce profits or cause us to forgo development opportunities that would otherwise support growth.

In August 2012, Congress enacted the Iran Threat Reduction and Syria Human Rights Act of 2012 (“ITRSHRA”), which expands the scope of U.S. sanctions against Iran and Syria. In particular, Section 219 of the ITRSHRA amended the Exchange Act to require SEC-reporting companies to disclose in their periodic reports specified dealings or transactions involving Iran or other individuals and entities targeted by certain OFAC sanctions engaged in by the reporting company or any of its affiliates. These companies are required to separately file with the SEC a notice that such activities have been disclosed in the relevant periodic report, and the SEC is required to post this notice of disclosure on its website and send the report to the U.S. President and certain U.S. Congressional committees. The U.S. President thereafter is required to initiate an investigation and, within 180 days of initiating such an investigation with respect to certain disclosed activities, to determine whether sanctions should be imposed.

Under ITRSHRA, we are required to report if we or any of our “affiliates” knowingly engaged in certain specified activities during a period covered by one of our Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q. We have engaged in, and may in the future engage in, activities that would require disclosure pursuant to Section 219 of ITRSHRA. In addition, because the SEC defines the term “affiliate” broadly, we may be deemed to be a controlled affiliate of Blackstone or Blackstone’s affiliates or HNA and HNA’s affiliates. Other affiliates of Blackstone or HNA have in the past or may in the future be required to make disclosures pursuant to ITRSHRA, including the activities discussed in the disclosures included on Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2016. Disclosure of such activities and any sanctions imposed on us or our affiliates as a result of these activities could harm our reputation and brands and have a negative effect on our results of operations.

The loss of senior executives or key field personnel, such as general managers, could significantly harm our business.

Our ability to maintain our competitive position depends somewhat on the efforts and abilities of our senior executives. Finding suitable replacements for senior executives could be difficult. Losing the services of one or more of these senior executives could adversely affect strategic relationships, including relationships with third-party property owners, significant customers, joint venture partners and vendors, and limit our ability to execute our business strategies.

We also rely on the general managers at each of our managed, owned and leased hotels to manage daily operations and oversee the efforts of employees. These general managers are trained professionals in the hospitality industry and have extensive experience in many markets worldwide. The failure to retain, train or successfully manage general managers for our managed, owned and leased hotels could negatively affect our operations.

Collective bargaining activity could disrupt our operations, increase our labor costs or interfere with the ability of our management to focus on executing our business strategies.

A significant number of our employees (approximately 30%) and employees of our hotel owners are covered by collective bargaining agreements and similar agreements. If relationships with our employees or employees of our hotel owners or the unions that represent them become adverse, the properties we manage, franchise, own or lease could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. A number of our collective bargaining agreements, representing approximately 9% of our organized employees, have expired and are in the process of being renegotiated, and we may be required to negotiate additional collective bargaining agreements in the future if more employees become unionized. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm our relationship with our employees or employees of our hotel owners, result in increased regulatory inquiries and enforcement by governmental authorities and deter guests. Further, adverse publicity related to a labor dispute could harm our reputation and reduce customer demand for our services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs and limitations on our ability or the ability of our third-party property owners to take cost saving measures during economic downturns. We do not have the ability to control the negotiations of collective bargaining agreements covering unionized labor employed by many third-party property owners. Increased unionization of our workforce, new labor legislation or changes in regulations could disrupt our operations, reduce our profitability or interfere with the ability of our management to focus on executing our business strategies.

Labor shortages could restrict our ability to operate our properties or grow our business or result in increased labor costs that could adversely affect our results of operations.

Our success depends in large part on our ability to attract, retain, train, manage and engage employees. We employ or manage more than 157,000 individuals at our managed, owned and leased hotels and corporate offices around the world. If we are unable to attract, retain, train, manage and engage skilled individuals, our ability to manage and staff the managed, owned and leased hotels could be impaired, which could reduce customer satisfaction. In addition, the inability of our franchisees to attract, retain, train, manage and engage skilled employees for the franchised hotels could adversely affect the reputation of our brands. Staffing shortages in various parts of the world also could hinder our ability to grow and expand our businesses. Because payroll costs are a major component of the operating expenses at our hotels and our franchised hotels, a shortage of skilled labor could also require higher wages that would increase labor costs, which could adversely affect our results of operations. Additionally, increase in minimum wage rates could increase costs and reduce profits for us and our franchisees.

Any failure to protect our trademarks and other intellectual property could reduce the value of the Hilton brands and harm our business.

The recognition and reputation of our brands are important to our success. We have nearly 5,800 trademark registrations in jurisdictions around the world for use in connection with our services, plus at any given time, a number of pending applications for trademarks and other intellectual property. However, those trademark or other intellectual property registrations may not be granted or the steps we take to use, control or protect our trademarks or other intellectual property in the U.S. and other jurisdictions may not always be adequate to prevent third parties from copying or using the trademarks or other intellectual property without authorization. We may also fail to obtain and maintain trademark protection for all of our brands in all jurisdictions. For example, in certain jurisdictions, third parties have registered or otherwise have the right to use certain trademarks that are the same as or similar to our trademarks, which could prevent us from registering trademarks and opening hotels in that jurisdiction. Third parties may also challenge our rights to certain trademarks or oppose our trademark applications. Defending against any such proceedings may be costly, and if unsuccessful, could result in the loss of important intellectual property rights. Obtaining and maintaining trademark protection for multiple brands in multiple jurisdictions is also expensive, and we may therefore elect not to apply for or to maintain certain trademarks.

Our intellectual property is also vulnerable to unauthorized copying or use in some jurisdictions outside the U.S., where local law, or lax enforcement of law, may not provide adequate protection. If our trademarks or other intellectual property are improperly used, the value and reputation of the Hilton brands could be harmed. There are times where we may need to resort to litigation to enforce our intellectual property rights. Litigation of this type could be costly, force us to divert our resources, lead to counterclaims or other claims against us or otherwise harm our business or reputation. In addition, we license certain of our trademarks to third parties. For example, we have granted HGV the right to use certain of our marks and intellectual property in its timeshare business and we grant our franchisees a right to use certain of our trademarks in connection with their operation of the applicable property. If HGV, a franchisee or other licensee fails to maintain the quality of the goods and services used in connection with the licensed trademarks, our rights to, and the value of, our trademarks could potentially be harmed. Failure to maintain, control and protect our trademarks and other intellectual property could likely adversely affect our ability to attract guests or third-party owners, and could adversely affect our results.

In addition, we license the right to use certain intellectual property from unaffiliated third parties, including the right to grant sublicenses to franchisees. If we are unable to use this intellectual property, our ability to generate revenue from such properties may be diminished.

Third-party claims that we infringe intellectual property rights of others could subject us to damages and other costs and expenses.

Third parties may make claims against us for infringing their patent, trademark, copyright or other intellectual property rights or for misappropriating their trade secrets. We have been and are currently party to a number of such claims and may receive additional claims in the future. Any such claims, even those without merit, could:

•	be expensive and time consuming to defend, and result in significant damages;

•	force us to stop using the intellectual property that is being challenged or to stop providing products or services that use the challenged intellectual property;

•	force us to redesign or rebrand our products or services;

•	require us to enter into royalty, licensing, co-existence or other agreements to obtain the right to use a third party’s intellectual property;

•	limit our ability to develop new intellectual property; and

•	limit the use or the scope of our intellectual property or other rights.

In addition, we may be required to indemnify third-party owners of the hotels that we manage for any losses they incur as a result of any infringement claims against them. All necessary royalty, licensing or other agreements may not be available to us on acceptable terms. Any adverse results associated with third-party intellectual property claims could negatively affect our business.

Exchange rate fluctuations and foreign exchange hedging arrangements could result in significant foreign currency gains and losses and affect our business results.

Conducting business in currencies other than the U.S. dollar subjects us to fluctuations in currency exchange rates that could have a negative effect on our financial results. We earn revenues and incur expenses in foreign currencies as part of our operations outside of the U.S. As a result, fluctuations in currency exchange rates may significantly increase the amount of U.S. dollars required for foreign currency expenses or significantly decrease the U.S. dollars received from foreign currency revenues. We also have exposure to currency translation risk because, generally, the results of our business outside of the U.S. are reported in local currency and then translated to U.S. dollars for inclusion in our consolidated financial statements. As a result, changes between the foreign exchange rates and the U.S. dollar will affect the recorded amounts of our foreign assets, liabilities, revenues and expenses and could have a negative effect on our financial results. Our exposure to foreign currency exchange rate fluctuations will grow if the relative contribution of our operations outside the U.S. increases.

To attempt to mitigate foreign currency exposure, we may enter into foreign exchange hedging agreements with financial institutions. However, these hedging agreements may not eliminate foreign currency risk entirely and involve costs and risks of their own in the form of transaction costs, credit requirements and counterparty risk.

If the insurance that we or our owners carry does not sufficiently cover damage or other potential losses or liabilities to third parties involving properties that we manage, franchise or own, our profits could be reduced.

We operate in certain areas where the risk of natural disaster or other catastrophic losses vary, and the occasional incidence of such an event could cause substantial damage to us, our owners or the surrounding area. We carry, and we require our owners to carry, insurance from solvent insurance carriers that we believe is adequate for foreseeable first- and third-party losses and with terms and conditions that are reasonable and customary. Nevertheless, market forces beyond our control could limit the scope of the insurance coverage that we and our owners can obtain or may otherwise restrict our or our owners’ ability to buy insurance coverage at reasonable rates. In the event of a substantial loss, the insurance coverage that we and/or our owners carry may not be sufficient to pay the full value of our financial obligations, our liabilities or the replacement cost of any lost investment or property. Because certain types of losses are uncertain, they may be uninsurable or prohibitively expensive. In addition, there are other risks that may fall outside the general coverage terms and limits of our policies.

In some cases, these factors could result in certain losses being completely uninsured. As a result, we could lose some or all of the capital we have invested in a property, as well as the anticipated future revenues, profits, management fees or franchise fees from the property.

Terrorism insurance may not be available at commercially reasonable rates or at all.

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Risk Insurance Program (the “Program”) to provide insurance capacity for terrorist acts. The Program expired at the end of 2014 but was reauthorized, with some adjustments to its provisions, in January 2015 for six years through December 31, 2020. We carry, and we require our owners and our franchisees to carry, insurance from solvent insurance carriers to respond to both first-party and third-party liability losses related to terrorism. We purchase our first-party property damage and business interruption insurance from a stand-alone market in place of and to supplement insurance from government run pools. If the Program is not extended or renewed upon its expiration in 2020, or if there are changes to the Program that would negatively affect insurance carriers, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available, perhaps to the point where it is effectively unavailable.

Terrorist attacks and military conflicts may adversely affect the hospitality industry.

The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 underscore the possibility that large public facilities or economically important assets could become the target of terrorist attacks in the future. In particular, properties that are well-known or are located in concentrated business sectors in major cities where our hotels are located may be subject to the risk of terrorist attacks.

The occurrence or the possibility of terrorist attacks or military conflicts could:

•	cause damage to one or more of our properties that may not be fully covered by insurance to the value of the damages;

•	cause all or portions of affected properties to be shut down for prolonged periods, resulting in a loss of income;

•	generally reduce travel to affected areas for tourism and business or adversely affect the willingness of customers to stay in or avail themselves of the services of the affected properties;

•	expose us to a risk of monetary claims arising out of death, injury or damage to property caused by any such attacks; and

•	result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for properties in target areas, all of which could adversely affect our results.

The occurrence of a terrorist attack with respect to one of our properties could directly and materially adversely affect our results of operations. Furthermore, the loss of any of our well-known buildings could indirectly affect the value of our brands, which would in turn adversely affect our business prospects.

Changes in U.S. federal, state and local or foreign tax law, interpretations of existing tax law, or adverse determinations by tax authorities, could increase our tax burden or otherwise adversely affect our financial condition or results of operations.

We are subject to taxation at the federal, state or provincial and local levels in the U.S. and various other countries and jurisdictions. Our future effective tax rate could be affected by changes in the composition of earnings in jurisdictions with differing tax rates, changes in statutory rates and other legislative changes, changes in the valuation of our deferred tax assets and liabilities, or changes in determinations regarding the jurisdictions in which we are subject to tax. From time to time, the U.S. federal, state and local and foreign governments make substantive changes to tax rules and their application, which could result in materially higher corporate taxes than would be incurred under existing tax law and could adversely affect our financial condition or results of operations.

We are subject to ongoing and periodic tax audits and disputes in U.S. federal and various state, local and foreign jurisdictions. In particular, our consolidated U.S. federal income tax returns for the fiscal years ended December 31, 2006 through December 31, 2010 are under audit by the Internal Revenue Service (“IRS”), and the IRS has proposed adjustments to increase our taxable income based on several assertions involving intercompany loans, our Hilton Honors guest loyalty and reward program and our foreign-currency denominated loans issued by one of our subsidiaries. In total, the proposed adjustments sought by the IRS would result in U.S. federal tax owed of approximately $874 million, excluding interest and penalties and potential state income taxes. We disagree with the IRS’s position on each of the assertions and intend to vigorously contest them. Additionally, the IRS has notified us of its intention to examine the fiscal years ended December 31, 2011 through December 31, 2013. See Note 15: “Income Taxes” in our audited consolidated financial statements included elsewhere in this prospectus for additional information. An unfavorable outcome from any tax audit could result in higher tax costs, penalties and interest, thereby adversely affecting our financial condition or results of operations.

Changes to accounting rules or regulations may adversely affect our financial condition and results of operations.

New accounting rules or regulations and varying interpretations of existing accounting rules or regulations have occurred and may occur in the future. A change in accounting rules or regulations may require retrospective application and affect our reporting of transactions completed before the change is effective, and future changes to accounting rules or regulations may adversely affect our financial condition and results of operations. See Note 2: “Basis of Presentation and Summary of Significant Accounting Policies” in our audited consolidated financial statements included elsewhere in this prospectus for a summary of accounting standards issued but not yet adopted.

Changes to estimates or projections used to assess the fair value of our assets, or operating results that are lower than our current estimates at certain locations, may cause us to incur impairment losses that could adversely affect our results of operations.

Our total assets include goodwill, intangible assets with indefinite lives, other intangible assets with finite useful lives and substantial amounts of long-lived assets, principally property and equipment, including hotel properties. We evaluate our goodwill and intangible assets with indefinite lives for impairment on an annual basis or at other times during the year if events or circumstances indicate that it is more likely than not that the fair value is below the carrying value. We evaluate intangible assets with finite useful lives and long-lived assets for impairment when circumstances indicate that the carrying amount may not be recoverable. Our evaluation of impairment requires us to make certain estimates and assumptions including projections of future results. After performing our evaluation for impairment, including an analysis to determine the recoverability of long-lived assets, we will record an impairment loss when the carrying value of the underlying asset, asset group or reporting unit exceeds its fair value. If the estimates or assumptions used in our evaluation of impairment change, we may be required to record additional impairment losses on certain of these assets. If these impairment losses are significant, our results of operations would be adversely affected.

Governmental regulation may adversely affect the operation of our properties.

In many jurisdictions, the hotel industry is subject to extensive foreign or U.S. federal, state and local governmental regulations, including those relating to the service of alcoholic beverages, the preparation and sale of food and those relating to building and zoning requirements. We are also subject to licensing and regulation by foreign or U.S. state and local departments relating to health, sanitation, fire and safety standards, and to laws governing our relationships with employees, including minimum wage requirements, overtime, working conditions status and citizenship requirements. In addition, the National Labor Relations Board has revised its standard for joint employee relationships, which could increase our risk of being considered a joint employer with our franchisees. We or our third-party owners may be required to expend funds to meet foreign or U.S. federal, state and local regulations in connection with the continued operation or remodeling of certain of our properties. The failure to meet the requirements of applicable regulations and licensing requirements, or publicity resulting from actual or alleged failures, could have an adverse effect on our results of operations.

Foreign or U.S. environmental laws and regulations may cause us to incur substantial costs or subject us to potential liabilities.

We are subject to certain compliance costs and potential liabilities under various foreign and U.S. federal, state and local environmental, health and safety laws and regulations. These laws and regulations govern actions including air emissions, the use, storage and disposal of hazardous and toxic substances, and wastewater disposal. Our failure to comply with such laws, including any required permits or licenses, could result in substantial fines or possible revocation of our authority to conduct some of our operations. We could also be liable under such laws for the costs of investigation, removal or remediation of hazardous or toxic substances at our currently or formerly owned, leased or operated real property (including managed and franchised properties) or at third-party locations in connection with our waste disposal operations, regardless of whether or not we knew of, or caused, the presence or release of such substances. From time to time, we may be required to remediate such substances or remove, abate or manage asbestos, mold, radon gas, lead or other hazardous conditions at our properties. The presence or release of such toxic or hazardous substances could result in third-party claims for personal injury, property or natural resource damages, business interruption or other losses. Such claims and the need to investigate, remediate or otherwise address hazardous, toxic or unsafe conditions could adversely affect our operations, the value of any affected real property, or our ability to sell, lease or assign our rights in any such property, or could otherwise harm our business or reputation. Environmental, health and safety requirements have also become increasingly stringent, and our costs may increase as a result. New or revised laws and regulations or new interpretations of existing laws and regulations, such as those related to climate change, could affect the operation of our properties or result in significant additional expense and operating restrictions on us.

The cost of compliance with the Americans with Disabilities Act and similar legislation outside of the U.S. may be substantial.

We are subject to the Americans with Disabilities Act (“ADA”) and similar legislation in certain jurisdictions outside of the U.S. Under the ADA all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. These regulations apply to accommodations first occupied after January 26, 1993; public accommodations built before January 26, 1993 are required to remove architectural barriers to disabled access where such removal is “readily achievable.” The regulations also mandate certain operational requirements that hotel operators must observe. The failure of a property to comply with the ADA could result in injunctive relief, fines, an award of damages to private litigants or mandated capital expenditures to remedy such noncompliance. Any imposition of injunctive relief, fines, damage awards or capital expenditures could adversely affect the ability of an owner or franchisee to make payments under the applicable management or franchise agreement or negatively affect the reputation of our brands. In November 2010, we entered into a settlement with the U.S. Department of Justice related to compliance with the ADA. Our obligations under this settlement expired in March 2015 except that certain managed and franchised hotels that were required to conduct surveys of their facilities remain under an obligation to remove architectural barriers at their facilities through March 15, 2022 and we have an obligation to have an independent consultant to monitor those barrier removal efforts during this period. If we fail to comply with the requirements of the ADA, we could be subject to fines, penalties, injunctive action, reputational harm and other business effects that could materially and negatively affect our performance and results of operations.

Casinos featured on certain of our properties are subject to gaming laws, and noncompliance could result in the revocation of the gaming licenses.

Several of our properties feature casinos, most of which are operated by third parties. Factors affecting the economic performance of a casino property include:

•	location, including proximity to or easy access from major population centers;

•	appearance;

•	local, regional or national economic and political conditions;

•	the existence or construction of competing casinos;

•	dependence on tourism; and

•	governmental regulation.

Jurisdictions in which our properties containing casinos are located, including Puerto Rico and Egypt, have laws and regulations governing the conduct of casino gaming. These jurisdictions generally require that the operator of a casino must be found suitable and be registered. Once issued, a registration remains in force until revoked. The law defines the grounds for registration, as well as revocation or suspension of such registration. The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property and could reduce fee income associated with such operations and consequently negatively affect our business results.

We are subject to risks from litigation filed by or against us.

Legal or governmental proceedings brought by or on behalf of franchisees, third-party owners of managed properties, employees or customers may adversely affect our financial results. In recent years, a number of hospitality companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal laws and regulations regarding workplace and employment matters, consumer protection claims and other commercial matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been and may be instituted against us from time to time, and we may incur substantial damages and expenses resulting from lawsuits of this type, which could have a material adverse effect on our business. At any given time, we may be engaged in lawsuits or disputes involving third-party owners of our hotels. Similarly, we may from time to time institute legal proceedings on behalf of ourselves or others, the ultimate outcome of which could cause us to incur substantial damages and expenses, which could have a material adverse effect on our business.

Risks Related to Our Recent Spin-offs

We may be unable to achieve some or all of the benefits that we expect to achieve from the spin-offs.

Although we believe that separating our ownership business and our timeshare business by means of the spin-offs will provide financial, operational, managerial and other benefits to us and our stockholders, the spin-offs may not provide results on the scope or scale we anticipate, and we may not realize any or all of the intended benefits. For example, if the statutory and regulatory requirements relating to REITs are not met by Park, the benefits of spinning off the ownership business may be reduced or may be unavailable to us, our stockholders and stockholders of Park. In addition, the costs we incur in connection with, or as a result of, the spin-offs may exceed our estimates or could negate some of the benefits we expect to realize. If we do not realize the intended benefits of the spin-offs or if our costs exceed our estimates, we or the businesses that were spun off could suffer a material adverse effect on our or their business, financial condition, results of operations and cash flows.

The spin-offs could result in substantial tax liability to us and our stockholders.

We received a private letter ruling from the IRS on certain issues relevant to qualification of the spin-offs as tax-free distributions under Section 355 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Although the private letter ruling generally is binding on the IRS, the continued validity of the private letter ruling will be based upon and subject to the accuracy of factual statements and representations made to the IRS by us. Further, the private letter ruling is limited to specified aspects of the spin-offs under Section 355 of the Internal Revenue Code and does not represent a determination by the IRS that all of the requirements necessary to obtain tax-free treatment to holders of our common stock and to us have been satisfied. Moreover, if any statement or representation upon which the private letter ruling was based was incorrect or untrue in any material respect, or if the facts upon which the private letter ruling was based were materially different from the facts that prevailed at the time of the spin-offs, the private letter ruling could be invalidated. The opinion of tax counsel we received in connection with the spin-offs regarding the qualification of the spin-offs as tax-free distributions under Section 355 of the Internal Revenue Code similarly relied on, among other things, the continuing validity of the private letter ruling and various assumptions and representations as to factual matters made by each of the spun-off companies and us which, if inaccurate or incomplete in any material respect, would jeopardize the conclusions reached by counsel in its opinion. The opinion is not binding on the IRS or the courts, and there can be no assurance that the IRS or the courts will not challenge the conclusions stated in the opinion or that any such challenge would not prevail. Additionally, recently enacted legislation denies tax-free treatment to a spin-off in which either the distributing corporation or the spun-off corporation is a REIT and prevents a distributing corporation or a spun-off corporation from electing REIT status for a 10-year period following a tax-free spin-off. Under an effective date provision, the legislation does not apply to distributions described in a ruling request initially submitted to the IRS before December 7, 2015. Because our initial request for the private letter ruling was submitted before that date and because we believe the distribution has been described in that initial request, we believe the legislation does not apply to the spin-off of Park.

However, no ruling was obtained on that issue and thus no assurance can be given in that regard. In particular, the IRS or a court could disagree with our view regarding the effective date provision based on any differences that exist between the description in the ruling request and the actual facts relating to the spin-offs. If the legislation applied to the spin-off of Park, either the spin-off would not qualify for tax-free treatment or Park would not be eligible to elect REIT status for a 10-year period following the spin-off.

If the spin-offs and certain related transactions were determined to be taxable, the Company would be subject to a substantial tax liability that would have a material adverse effect on our financial condition, results of operations and cash flows. In addition, if the spin-offs were taxable, each holder of our common stock who received shares of Park and HGV would generally be treated as receiving a taxable distribution of property in an amount equal to the fair market value of the shares received.

Park or HGV may fail to perform under various transaction agreements that we have executed as part of the spin-offs.

In connection with the spin-offs, we, Park and HGV entered into a distribution agreement and various other agreements, including a transition services agreement, a tax matters agreement, an employee matters agreement and, as to Park, management agreements, and, as to HGV, a license agreement. Certain of these agreements provide for the performance of services by each company for the benefit of the other following the spin-offs. We are relying on Park and HGV to satisfy their performance and payment obligations under these agreements. In addition, it is possible that a court would disregard the allocation agreed to between us, Park and HGV and require that we assume responsibility for certain obligations allocated to Park and to HGV, particularly if Park or HGV were to refuse or were unable to pay or perform such obligations. The impact of any of these factors is difficult to predict, but one or more of them could cause reputational harm and could have an adverse effect on our financial position, results of operations and/or cash flows.

In connection with the spin-offs, each of Park and HGV indemnified us for certain liabilities. These indemnities may not be sufficient to insure us against the full amount of the liabilities assumed by Park and HGV, and Park and HGV may be unable to satisfy their indemnification obligations to us in the future.

In connection with the spin-offs, each of Park and HGV indemnified us with respect to such parties’ assumed or retained liabilities pursuant to the distribution agreement and breaches of the distribution agreement or other agreements related to the spin-offs. There can be no assurance that the indemnities from each of Park and HGV will be sufficient to protect us against the full amount of these and other liabilities. Third parties also could seek to hold us responsible for any of the liabilities that Park and HGV have agreed to assume. Even if we ultimately succeed in recovering from Park or HGV any amounts for which we are held liable, we may be temporarily required to bear those losses ourselves. Each of these risks could negatively affect our business, financial condition, results of operations and cash flows.

If we are required to indemnify Park or HGV in connection with the spin-offs, we may need to divert cash to meet those obligations, which could negatively affect our financial results.

Pursuant to the distribution agreement entered into in connection with the spin-offs and certain other agreements among Park and HGV and us, we agreed to indemnify each of Park and HGV from certain liabilities. Indemnities that we may be required to provide Park and/or HGV may be significant and could negatively affect our business.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes in the exchange offers. The exchange offer is intended to satisfy our obligations under the registration rights agreements that we entered into in connection with the private offerings of the outstanding notes. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the applicable registration rights agreements. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2017.

You should read this table in conjunction with “Prospectus Summary—Summary Historical Financial Data,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

As of March 31, 2017
(in millions)
Cash and cash equivalents	$862
Restricted cash and cash equivalents	124

Total	$986

Total long-term debt, including current maturities:
Senior Secured Credit Facilities(1)	$3,959
4.250% Notes	1,000
4.625% Notes	900
4.875% Notes	600
Capital lease obligations and other debt	259

Total debt(2)	6,718
Equity:
Total Hilton stockholders’ equity	1,598
Noncontrolling interests	(2)

Total equity	1,596

Total capitalization	$8,314

(1)	As of March 31, 2017, we had an additional $977 million of borrowing capacity under our $1.0 billion Revolving Credit Facility (after giving effect to $23 million of letters of credit outstanding).
(2)	Does not reflect unconsolidated affiliate debt. As of March 31, 2017, our pro rata share of such debt was $13 million.

SELECTED FINANCIAL DATA

We derived the selected statement of operations data for the years ended December 31, 2016, 2015 and 2014 and the selected balance sheet data as of December 31, 2016 and 2015 from our audited consolidated financial statements included elsewhere in this prospectus. We derived the selected statement of operations data for the years ended December 31, 2013 and 2012 and the selected balance sheet data as of December 31, 2014, 2013 and 2012 from our unaudited consolidated financial statements, adjusted to reflect the spin-offs, that are not included in this prospectus. We derived the selected statement of operations data for the three months ended March 31, 2017 and 2016 and the selected balance sheet data as of March 31, 2017 from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. We derived the selected balance sheet data as of March 31, 2016 from our unaudited condensed consolidated financial statements, adjusted to reflect the spin-offs, that are not included in this prospectus.

We have prepared our unaudited consolidated financial statements on the same basis as our audited consolidated financial statements and, in our opinion, have included all adjustments, which include only normal recurring adjustments, necessary to present fairly in all material respects our financial position and results of operations. The results for any interim period are not necessarily indicative of the results that may be expected for the full year. Additionally, our historical results are not necessarily indicative of the results expected for any future period. All periods presented have been restated to reflect the combined results of operations and financial position of Park and HGV as discontinued operations as a result of the January 3, 2017 spin-offs of these businesses.

The selected consolidated financial data below should be read together with the consolidated financial statements including the related notes thereto included elsewhere in this prospectus, as well as the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Other Indebtedness” and the other financial information included elsewhere in this prospectus.

	As of and for the three months ended March 31,		As of and for the year ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(in millions, except per share data)
Selected Statement of Operations Data:
Total revenues	$2,161	$1,726	$7,382	$7,133	$6,688	$6,210	$5,930
Operating income	277	170	952	900	703	298	438
Income (loss) from continuing operations, net of taxes	75	191	(8)	881	179	(2)	(47)
Net income (loss) from continuing operations per share(1)
Basic	$0.22	$0.58	$(0.05)	$2.67	$0.53	$(0.14)	$(0.17)
Diluted	0.22	0.58	(0.05)	2.66	0.53	(0.14)	(0.17)
Cash dividends declared per share(1)	$0.15	$0.21	$0.84	$0.42	$—	$—	$—
Selected Balance Sheet Data:
Total assets	$14,287	$25,721	$26,211	$25,622	$26,001	$26,410	$27,043
Long-term debt(2)	6,629	5,917	6,616	5,894	6,696	7,723	15,772

(1)	Weighted average shares outstanding used in the computation of basic and diluted net income (loss) from continuing operations per share and cash dividends declared per share were adjusted to reflect the 1-for-3 reverse stock split that occurred on January 3, 2017.
(2)	Includes current maturities and is net of unamortized deferred financing costs and discount. Also includes capital lease obligations and debt of consolidated VIEs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with “Prospectus Summary—Summary Historical Financial Data,” “Selected Financial Data” and our consolidated financial statements and related notes that appear elsewhere in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Overview

Our Business

Hilton is one of the largest and fastest growing hospitality companies in the world, with 4,982 properties comprising 812,341 rooms in 103 countries and territories as of March 31, 2017. Our premier brand portfolio includes: our luxury and lifestyle hotel brands, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts and Canopy by Hilton; our full service hotel brands, Hilton Hotels & Resorts, Curio – A Collection by Hilton, DoubleTree by Hilton, Tapestry Collection by Hilton and Embassy Suites by Hilton; our focused service hotel brands, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton and Home2 Suites by Hilton; and our timeshare brand, Hilton Grand Vacations. We had approximately 63 million members in our award-winning guest loyalty program, Hilton Honors, as of March 31, 2017.

Recent Events

On January 3, 2017, we completed the spin-offs of a portfolio of hotels and resorts, as well as our timeshare business, into two independent, publicly traded companies: Park and HGV, respectively. The spin-offs were completed via a distribution to each of Hilton’s stockholders of record, as of the close of business on December 15, 2016, of 100% of the outstanding common stock of each of Park and HGV. Each Hilton stockholder received one share of Park common stock for every five shares of Hilton common stock and one share of HGV common stock for every ten shares of Hilton common stock. Hilton did not retain any ownership interest in Park or HGV. Both Park and HGV have their common stock listed on the New York Stock Exchange under the symbols “PK” and “HGV,” respectively. The following discussion and analysis presents the consolidated financial position and results of operations of Hilton as of and for the three months ended March 31, 2017 and 2016 and the years ended December 31, 2016, 2015 and 2014 giving effect to the spin-offs, with the combined historical financial results of Park and HGV reflected as discontinued operations. Unless otherwise indicated, the information presented refers only to Hilton’s continuing operations and does not include discussion of balances or activity of Park and HGV.

On January 3, 2017, we completed a 1-for-3 reverse stock split of Hilton’s outstanding common stock. The authorized number of shares of common stock was reduced from 30,000,000,000 to 10,000,000,000, par value remained $0.01 per share and the authorized number of shares of preferred stock remained 3,000,000,000.

In January 2017, we launched our newest brand, Tapestry Collection by Hilton, which is a curated portfolio of original hotels in the upscale hotel segment that have recognizable features distinct to each hotel. Tapestry guests are looking for new experiences and choose to stay where they can expect to never see the same thing twice. The first property opened in May 2017.

Segments and Regions

Management analyzes our continuing operations and business by both operating segments and geographic regions. Our operations consist of two reportable segments following the spin-offs that are based on similar products or services: (i) management and franchise; and (ii) ownership. The management and franchise segment provides services, including hotel management and licensing of our brands. This segment generates its revenue from management and franchise fees charged to third-party hotel owners, as well as to our owned and leased hotels, and, effective upon completion of the spin-offs, from a license fee charged to HGV for the exclusive right to use certain Hilton marks and intellectual property in its timeshare business. As a manager of hotels, we typically are responsible for supervising or operating the property in exchange for management fees. As a franchisor, we charge franchise fees in exchange for the use of one of our brand names and related commercial services, such as our reservation system, marketing and information technology services. The ownership segment primarily derives earnings from providing hotel room rentals, food and beverage sales and other services at our owned and leased hotels.

Geographically, management conducts business through three distinct geographic regions: (i) the Americas; (ii) Europe, Middle East and Africa (“EMEA”); and (iii) Asia Pacific. The Americas region includes North America, South America and Central America, including all Caribbean nations. Although the U.S. is included in the Americas, it represents a significant portion of our system-wide hotel rooms, which was 75% as of March 31, 2017; therefore, the U.S. is often analyzed separately and apart from the Americas geographic region and, as such, it is presented separately within the analysis herein. The EMEA region includes Europe, which represents the western-most peninsula of Eurasia stretching from Ireland in the west to Russia in the east, and the Middle East and Africa (“MEA”), which represents the Middle East region and all African nations, including the Indian Ocean island nations. Europe and MEA are often analyzed separately and are presented separately within the analysis herein. The Asia Pacific region includes the eastern and southeastern nations of Asia, as well as India, Australia, New Zealand and the Pacific island nations.

System Growth and Pipeline

We continue to expand our global footprint and fee-based business. As we enter into new management and franchise contracts, we expand our business with minimal or no capital investment by us as the manager or franchisor, as the capital required to build and maintain hotels is typically provided by the third-party owner of the hotel that we contract with to provide management or franchise services. Prior to approving the addition of new hotels to our management and franchise development pipeline, we evaluate the economic viability of the hotel based on the geographic location, the credit quality of the third-party owner and other factors. By increasing the number of management and franchise agreements with third-party owners, we expect to increase overall return on invested capital.

As of March 31, 2017, we had a total of 2,084 hotels in our development pipeline, representing approximately 325,000 rooms under construction or approved for development throughout 99 countries and territories, including 34 countries and territories where we do not currently have any open hotels. Over 99% of the rooms in the pipeline were within our management and franchise segment. Of the rooms in the pipeline, approximately 166,000 rooms, or more than half of the pipeline, were located outside the U.S. As of March 31, 2017, approximately 168,000 rooms, representing more than half of our development pipeline, were under construction. We do not consider any individual development project to be material to us.

Principal Components and Factors Affecting our Results of Operations

Revenues

Principal Components

We primarily derive our revenues from the following sources:

•

Franchise fees. Represents fees received in connection with the franchising of our brands. Under our franchise agreements, franchisees pay us franchise fees that consist of initial application and initiation fees for new hotels entering the system and monthly royalty fees, generally calculated as a percentage of room revenues. Royalty fees for our full service brands may also include a percentage of gross food and beverage revenues and other revenues, where applicable. In addition to the franchise application and royalty fees, hotel franchisees also generally pay: a monthly program fee based on a percentage of the total gross room revenue that covers the cost of advertising and marketing programs; internet, technology and reservation system expenses; and quality assurance program costs that are included in “other revenues from managed and franchised properties” in our consolidated statements of operations. We also earn fees when certain franchise agreements are terminated early or there is a change in ownership.

•	Base, other and incentive management fees. Represents revenues derived from management fees earned from hotels that we manage. Terms of our management agreements vary, but our fees generally consist of a base fee, which is typically a percentage of each hotel’s gross revenue, and in some cases an incentive fee, which is based on gross operating profits, cash flow or a combination thereof. Outside of the U.S., our fees are often more dependent on hotel profitability measures, either through a single management fee structure where the entire fee is based on a profitability measure, or because our two-tier fee structure is more heavily weighted toward the incentive fee than the base fee. Additionally, we receive one-time upfront fees upon execution of certain management contracts. We also receive a monthly fee based on a percentage of the total gross room revenue that covers the costs of advertising and marketing programs; internet, technology and reservation systems expenses; and quality assurance program costs. In general, the hotel owner pays all operating and other expenses and reimburses costs we incur in operating the hotel.

•	Owned and leased hotels. Represents revenues derived from hotel operations, including room rentals, food and beverage sales and other ancillary goods and services. These revenues are primarily derived from two categories of customers: transient and group. Transient guests are individual travelers who are traveling for business or leisure. Group guests are traveling for group events that reserve rooms for meetings, conferences or social functions sponsored by associations, corporate, social, military, educational, religious or other organizations. Group business usually includes a block of room accommodations, as well as other ancillary services, such as meeting facilities and catering and banquet services. A majority of our food and beverage sales and other ancillary services are provided to customers who are also occupying rooms at our hotel properties. As a result, occupancy affects all components of our owned and leased hotel revenues.

•	Other revenues. Represents revenue generated by the incidental support of hotel operations for owned, leased, managed and franchised properties, including our supply management business, and other operating income.

•	Other revenues from managed and franchised properties. These revenues represent the payroll and related costs for properties that we manage where the property employees are legally our responsibility, as well as certain other operating costs of the managed and franchised properties’ operations, marketing expenses and other expenses associated with our brands and shared services that are contractually either reimbursed to us by the property owners or paid from fees collected in advance from these properties when the costs are incurred. We have no legal responsibility for employees at franchised properties. The corresponding expenses are presented as other expenses from managed and franchised properties in our consolidated statements of operations resulting in no effect on operating income (loss) or net income (loss).

Factors Affecting our Revenues

The following factors affect the revenues we derive from our operations:

•

Consumer demand and global economic conditions. Consumer demand for our products and services is closely linked to the performance of the general economy and is sensitive to business and personal discretionary spending levels. Declines in consumer demand due to adverse general economic conditions, risks affecting or reducing travel patterns, lower consumer confidence and adverse political conditions can lower the amount of management and franchise fee revenues we are able to generate from our managed and franchised properties and the revenues and profitability of our owned and leased operations. Further, competition for hotel guests and the supply of hotel services affect our ability to sustain or increase rates charged to customers at our hotels. Also, declines in hotel profitability during an economic downturn directly affect the incentive portion of our management fees, which is based on hotel profit measures. As a result, changes in consumer demand and general business cycles have historically subjected and could in the future subject our revenues to significant volatility.

•	Agreements with third-party owners and franchisees and relationships with developers. We depend on our long-term management and franchise agreements with third-party owners and franchisees for a significant portion of our management and franchise fee revenues. The success and sustainability of our management and franchise business depends on our ability to perform under our management and franchise agreements and maintain good relationships with third-party owners and franchisees. Our relationships with these third parties also generate new relationships with developers and opportunities for property development that can support our growth. Growth and maintenance of our hotel system and earning fees relating to hotels in the pipeline are dependent on the ability of developers and owners to access capital for the development, maintenance and renovation of properties. We believe that we have good relationships with our third-party owners, franchisees and developers and are committed to the continued growth and development of these relationships. These relationships exist with a diverse group of owners, franchisees and developers and are not significantly concentrated with any particular third party.

Expenses

Principal Components

We primarily incur the following expenses:

•	Owned and leased hotels. Reflects the operating expenses of our consolidated owned and leased hotels, including room expense, food and beverage costs, other support costs and property expenses. Room expense includes compensation costs for housekeeping, laundry and front desk staff and supply costs for guest room amenities and laundry. Food and beverage costs include costs for wait and kitchen staff and food and beverage products. Other support expenses consist of costs associated with property-level management, utilities, sales and marketing, operating hotel spas, telephones, parking and other guest recreation, entertainment and services. Property expenses include property taxes, repairs and maintenance, rent and insurance.

•	Depreciation and amortization. These are non-cash expenses that primarily consist of amortization of our management and franchise intangibles and capitalized software, as well as depreciation of fixed assets, such as buildings and furniture and equipment that are used in corporate operations or at our consolidated owned and leased hotels.

•	Impairment loss. We hold significant amounts of goodwill, amortizing and non-amortizing intangible assets and long-lived assets. We evaluate these assets for impairment as further discussed in “—Critical Accounting Policies and Estimates.” These evaluations have resulted in impairment losses for certain of these assets based on the specific facts and circumstances surrounding the assets, market conditions and our estimates of fair value. Based on economic conditions or other factors at a property-specific or company-wide level, we may be required to take additional impairment losses to reflect further declines in our asset values.

•	General and administrative. Consists primarily of compensation expense for our corporate staff and personnel supporting our business segments (including divisional offices that support our management and franchise segment), professional fees (including consulting, audit and legal fees), travel and entertainment expenses, bad debt expenses for uncollected management, franchise and other fees, contractual performance obligations and office administrative and related expenses.

•	Other expenses. Consists of expenses incurred by our supply management business and other ancillary businesses.

•	Other expenses from managed and franchised properties. These expenses represent the payroll and related costs for properties that we manage where the property employees are legally our responsibility, as well as certain other operating costs of the managed and franchised properties’ operations, marketing expenses and other expenses associated with our brands and shared services that are contractually either reimbursed to us by the property owners or paid from fees collected in advance from these properties when the costs are incurred. We have no legal responsibility for employees at franchised properties. The corresponding revenues are presented as other revenues from managed and franchised properties in our consolidated statements of operations resulting in no effect on operating income (loss) or net income (loss).

Factors Affecting our Costs and Expenses

The following are principal factors that affect the costs and expenses we incur in the course of our operations:

•	Fixed expenses. Many of the expenses associated with owning and leasing hotels are relatively fixed. These expenses include personnel costs, rent, property taxes, insurance and utilities. If we are unable to decrease these costs significantly or rapidly when demand for our hotels and other properties decreases, the resulting decline in our revenues can have an adverse effect on our net cash flow, margins and profits. This effect can be especially pronounced during periods of economic contraction or slow economic growth. Economic downturns generally affect the results of our ownership segment more significantly than the results of our management and franchising segment due to the high fixed costs associated with operating an owned or leased hotel. The effectiveness of any cost-cutting efforts is limited by the amount of fixed costs inherent in our business. As a result, we may not be able to fully offset revenue reductions through cost cutting. Employees at some of our owned and leased hotels are parties to collective bargaining agreements that may also limit our ability to make timely staffing or labor changes in response to declining revenues. In addition, any efforts to reduce costs, or to defer or cancel capital improvements, could adversely affect the economic value of our hotels and brands. We have taken steps to reduce our fixed costs to levels we believe are appropriate to maximize profitability and respond to market conditions while continuing to optimize the overall customer experience or the value of our hotels or brands.

•	Changes in depreciation and amortization expense. We capitalize costs associated with certain software development projects and, as those projects are completed and placed into service, amortization expense will increase. Additionally, changes in depreciation expense may be driven by renovations of existing hotels, acquisition or development of new hotels, the disposition of existing hotels through sale or closure or changes in estimates of the useful lives of our assets. As we place new assets into service, we will be required to recognize additional depreciation expense on those assets.

Other Items

Effect of foreign currency exchange rate fluctuations

Significant portions of our operations are conducted in functional currencies other than our reporting currency, which is the U.S. dollar (“USD”), and we have assets and liabilities denominated in a variety of foreign currencies. As a result, we are required to translate those results, assets and liabilities from the functional currency into USD at market based exchange rates for each reporting period. When comparing our results of operations between periods, there may be material portions of the changes in our revenues or expenses that are derived from fluctuations in exchange rates experienced between those periods.

Seasonality

The lodging industry is seasonal in nature. However, the periods during which our hotels experience higher or lower levels of demand vary from property to property and depend upon location, type of property and competitive mix within the specific location. Based on historical results, we generally expect our revenue to be lower during the first calendar quarter of each year than during each of the three subsequent quarters.

Key Business and Financial Metrics Used by Management

Comparable Hotels

We define our comparable hotels as those that: (i) were active and operating in our system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported, excluding the hotel properties distributed in the spin-offs; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available. Of the 4,934 hotels in our system as of March 31, 2017, 4,066 hotels have been classified as comparable hotels. Our 868 non-comparable hotels included 227 properties, or approximately 5% of the total hotels in our system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available. Of the 4,875 hotels and 4,565 hotels in our system as of December 31, 2016 and 2015, respectively, 3,740 hotels and 3,624 hotels have been classified as comparable hotels for the years ended December 31, 2016 and 2015, respectively.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of our hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable average daily rate levels as demand for hotel rooms increases or decreases.

Average Daily Rate (“ADR”)

ADR represents hotel room revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess pricing levels that we are able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room (“RevPAR”)

We calculate RevPAR by dividing hotel room revenue by total number of room nights available to guests for a given period. We consider RevPAR to be a meaningful indicator of our performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis unless otherwise noted. As such, comparisons of these hotel operating statistics for the three months ended March 31, 2017 and 2016 use the exchange rates for the three months ended March 31, 2017; comparisons for the years ended December 31, 2016 and 2015 use the exchange rates for the year ended December 31, 2016; and comparisons for the years ended December 31, 2015 and 2014 use the exchange rates for the year ended December 31, 2015.

EBITDA and Adjusted EBITDA

EBITDA reflects income (loss) from continuing operations, net of taxes, excluding interest expense, a provision for income taxes and depreciation and amortization.

Adjusted EBITDA is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) FF&E replacement reserves required under certain lease agreements; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; and (ix) other items.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) these measures are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within our industry. For instance, interest expense and income tax expense are dependent on company specifics, including, among other things, our capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, we also exclude items such as: (i) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (ii) FF&E replacement reserve to be consistent with the treatment of FF&E for owned and leased hotels where it is capitalized and depreciated over the life of the FF&E; and (iii) other items that are not core to our operations and are not reflective of our performance.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our income tax expense or the cash requirements to pay our taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Results of Operations

Three Months Ended March 31, 2017 Compared to Three Months Ended March 31, 2016

The hotel operating statistics by region for our system-wide comparable hotels were as follows:

	Three Months Ended March 31, 2017	Variance 2017 vs. 2016
U.S.
Occupancy	71.9%	0.8	% pts.
ADR	$144.54	1.3%
RevPAR	$103.91	2.5%

Americas (excluding U.S.)
Occupancy	67.2%	1.5	% pts.
ADR	$123.59	0.5%
RevPAR	$83.07	2.8%

Europe
Occupancy	67.7%	4.5	% pts.
ADR	$123.21	1.2%
RevPAR	$83.42	8.4%

MEA
Occupancy	66.8%	3.3	% pts.
ADR	$150.79	(6.9)%
RevPAR	$100.75	(2.1)%

Asia Pacific
Occupancy	69.3%	6.0	% pts.
ADR	$140.69	(3.7)%
RevPAR	$97.52	5.5%

System-wide
Occupancy	70.9%	1.6	% pts.
ADR	$141.55	0.6%
RevPAR	$100.42	3.0%

During the three months ended March 31, 2017, we experienced system-wide RevPAR growth primarily driven by growth in occupancy, particularly in the Europe and Asia Pacific regions. Europe experienced RevPAR growth as a result of the shift of the Easter holiday to the second quarter and Asia Pacific experienced strong occupancy growth as a result of new hotels in that region stabilizing in our system. Additionally, RevPAR increased in the U.S. as a result of increases in ADR and occupancy also from the holiday shift, while MEA continued to be negatively affected by geopolitical and terrorism concerns.

The table below provides a reconciliation of income from continuing operations, net of taxes, to EBITDA and Adjusted EBITDA:

	Three Months Ended March 31,
	2017	2016
	(in millions)
Income from continuing operations, net of taxes	$75	$191
Interest expense	104	90
Income tax expense (benefit)	35	(121)
Depreciation and amortization	89	92

EBITDA	303	252
Loss on foreign currency transactions	4	12
Loss on debt extinguishment	60	—
FF&E replacement reserve	6	12
Share-based compensation expense	25	16
Impairment loss	—	15
Other adjustment items(1)	26	8

Adjusted EBITDA	$424	$315

(1)	Includes adjustments for severance, transaction costs and other items for the three months ended March 31, 2017.

Revenues

	Three Months Ended March 31,		Percent Change
	2017	2016	2017 vs. 2016
	(in millions)
Franchise fees	$294	$253	16.2

Base and other management fees	$83	$60	38.3
Incentive management fees	52	36	44.4

Total management fees	$135	$96	40.6

The increases in management and franchise fees were driven by the addition of new managed and franchised properties to our portfolio. Including new development and ownership type transfers, from January 1, 2016 to March 31, 2017, we added 441 managed and franchised properties on a net basis, providing an additional 90,091 rooms to our managed and franchised segment, including the properties that were owned by Park and managed or franchised by Hilton upon completion of the spin-offs. As new hotels stabilize in our system, we expect the fees received from such hotels to increase as they are part of our system for full periods.

Additionally, our management and franchise fees increased as a result of increases in RevPAR at our comparable managed and franchised hotels of 2.7% and 2.9%, respectively, primarily due to increases in occupancy of 2.2 percentage points and 1.3 percentage points, respectively. Franchise fees also increased as a result of increases in licensing and other fees of $23 million, primarily attributable to license fees from HGV recognized during the three months ended March 31, 2017.

	Three Months Ended March 31,		Percent Change
	2017	2016	2017 vs. 2016
	(in millions)
Owned and leased hotels	$300	$319	(6.0)

Owned and leased hotel revenues decreased primarily as a result of the effect of foreign currency changes of $23 million. On a currency neutral basis, owned and leased hotel revenues increased $4 million. Comparable owned and leased hotel revenues increased $7 million, which was attributable to an increase in RevPAR of 5.7%, driven by an increase in occupancy of 3.5 percentage points, partially offset by a $6 million decrease from properties disposed between January 1, 2016 and March 31, 2017.

	Three Months Ended March 31,		Percent Change
	2017	2016	2017 vs. 2016
	(in millions)
Other revenues	$37	$17	NM	(1)

(1)	Fluctuation in terms of percentage change is not meaningful.

Other revenues increased primarily as a result of a $20 million recovery from the settlement of a claim by Hilton to a third party relating to our defined benefit plans recognized during the three months ended March 31, 2017.

Operating Expenses

	Three Months Ended March 31,		Percent Change
	2017	2016	2017 vs. 2016
	(in millions)
Owned and leased hotels	$272	$307	(11.4)

The decrease in operating expenses was primarily a result of the effect of foreign currency changes of $25 million. On a currency neutral basis, owned and leased hotel expenses decreased $10 million, with a $13 million decrease from non-comparable hotels and a $3 million increase from comparable hotels. The decrease in non-comparable owned and leased hotel expenses was primarily attributable to a $7 million decrease in expenses from properties disposed between January 1, 2016 and March 31, 2017 and a $4 million refund of rent related to a lease termination. The $3 million increase in comparable owned and leased hotel expenses resulted from an increase in variable operating costs due to increased occupancy at our owned and leased hotels.

	Three Months Ended March 31,		Percent Change
	2017	2016	2017 vs. 2016
	(in millions)
Depreciation and amortization	$89	$92	(3.3)
General and administrative	105	83	26.5
Other expenses	23	18	27.8

The decrease in depreciation and amortization expense was primarily a result of a decrease in amortization expense due to certain capitalized software costs being fully amortized between March 31, 2016 and March 31, 2017.

The increase in general and administrative expense was primarily a result of $10 million in costs associated with the spin-offs incurred during the three months ended March 31, 2017 and a $6 million increase in severance costs related to the 2015 sale of the Waldorf Astoria New York.

The increase in other expenses was primarily a result of costs relating to the settlement of the claim relating to our defined benefit plans.

Non-operating Income and Expenses

	Three Months Ended March 31,		Percent Change
	2017	2016	2017 vs. 2016
	(in millions)
Interest expense	$(104)	$(90)	15.6
Loss of foreign currency transactions	(4)	(12)	(66.7)
Loss on debt extinguishment	(60)	—	NM	(1)
Other non-operating income, net	1	2	(50.0)
Income tax benefit (expense)	(35)	121	NM	(1)

(1)	Fluctuation in terms of percentage change is not meaningful.

The increase in interest expense was primarily due to the issuances of the Senior Notes, partially offset by the reduction of principal on certain debt from repayments and the refinancing of our Term Loans, which reduced the interest rate. For additional information, see Note 6: “Debt” in our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

The loss on foreign currency transactions primarily related to changes in foreign currency rates on our short-term crosscurrency intercompany loans, predominantly for loans denominated in Australian dollar (“AUD”), euro and the British pound (“GBP”) for the three months ended March 31, 2017 and loans denominated in AUD, GBP and Swiss franc during the three months ended March 31, 2016.

The loss on debt extinguishment related to the repayment of the 2021 Senior Notes and included a redemption premium of $42 million and the accelerated recognition of $18 million of unamortized debt issuance costs.

The increase in income tax expense for the three months ended March 31, 2017 was primarily attributable to a net reduction in our unrecognized tax benefits recognized in the prior year. For additional information, see Note 9: “Income Taxes” in our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

Segment Results

We evaluate our business segment operating performance using operating income, as described in Note 13: “Business Segments” in our unaudited condensed consolidated financial statements included elsewhere in this prospectus. Refer to those financial statements for a reconciliation of segment operating income to income from continuing operations before income taxes. The following table sets forth revenues and operating income by segment:

	Three Months Ended March 31,		Percent Change
	2017	2016	2017 vs. 2016
	(in millions)
Revenues:
Management and franchise(1)	$436	$357	22.1
Ownership	300	319	(6.0)

Segment revenues	736	676	8.9
Other revenues	37	17	NM	(2)
Other revenues from managed and franchised properties	1,395	1,041	34.0
Intersegment fees elimination(1)	(7)	(8)	(12.5)

Total revenues	$2,161	$1,726	25.2

Operating Income(1):
Management and franchise	$436	$357	22.1
Ownership	21	4	NM	(2)

Segment operating income	$457	$361	26.6

(1)	Includes management, royalty and intellectual property fees charged to our ownership segment by our management and franchise segment, which were eliminated in our unaudited condensed consolidated financial statements.
(2)	Fluctuation in terms of percentage change is not meaningful.

Management and franchise segment revenues and operating income increased as a result of the net addition of hotels to our managed and franchised system and an increase in RevPAR at our comparable managed and franchised properties of 2.9%. Refer to “—Three Months Ended March 31, 2017 Compared to Three Months Ended March 31, 2016—Revenues” for further discussion of the increase in revenues from our managed and franchised properties.

Ownership segment revenues decreased $19 million as a result of a decrease in owned and leased hotel revenues, which was primarily attributable to foreign currency changes. Ownership operating income increased $17 million, primarily as a result of the decrease in owned and leased hotel operating expenses of $35 million, partially offset by the decrease in ownership segment revenues. Refer to “—Three Months Ended March 31, 2017 Compared to Three Months Ended March 31, 2016—Revenues” and “—Three Months Ended March 31, 2017 Compared to Three Months Ended March 31, 2016—Operating Expenses” for further discussion of the changes in revenues and operating expenses at our owned and leased hotels.

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015 and Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

The hotel operating statistics by region for our system-wide comparable hotels for the year ended December 31, 2016 compared to the year ended December 31, 2015 were as follows:

	Year Ended December 31, 2016	Variance 2016 vs. 2015
U.S.
Occupancy	75.9%	(0.1	)% pts.
ADR	$143.75	2.0%
RevPAR	$109.14	1.8%

Americas (excluding U.S.)
Occupancy	72.3%	—	% pts.
ADR	$122.05	4.2%
RevPAR	$88.22	4.2%

Europe
Occupancy	73.9%	(0.7	)% pts.
ADR	$146.04	2.0%
RevPAR	$107.95	1.1%

MEA
Occupancy	63.1%	(3.3	)% pts.
ADR	$166.26	3.6%
RevPAR	$104.94	(1.5)%

Asia Pacific
Occupancy	71.5%	3.8	% pts.
ADR	$145.75	(2.1)%
RevPAR	$104.26	3.5%

System-wide
Occupancy	75.0%	—	% pts.
ADR	$143.63	1.9%
RevPAR	$107.65	1.8%

The U.S., Americas and Europe all experienced RevPAR growth as a result of ADR growth, with Americas (excluding U.S.) outpacing all other regions, driven by strength in Canada and Mexico. The Asia Pacific increase in RevPAR was driven by increased occupancy, particularly in China. MEA performance continued to be negatively affected by geopolitical and terrorism concerns, resulting in a decrease in occupancy.

The hotel operating statistics by region for our system-wide comparable hotels for the year ended December 31, 2015 compared to the year ended December 31, 2014 were as follows:

	Year Ended December 31, 2015	Variance 2015 vs. 2014
U.S.
Occupancy	76.2%	1.0	% pts.
ADR	$140.31	3.8%
RevPAR	$106.89	5.2%

Americas (excluding U.S.)
Occupancy	73.1%	1.2	% pts.
ADR	$126.14	4.8%
RevPAR	$92.18	6.7%

Europe
Occupancy	77.0%	1.7	% pts.
ADR	$154.81	3.7%
RevPAR	$119.24	6.1%

MEA
Occupancy	66.0%	2.3	% pts.
ADR	$153.91	(1.9)%
RevPAR	$101.53	1.7%

Asia Pacific
Occupancy	68.8%	5.0	% pts.
ADR	$140.82	1.3%
RevPAR	$96.85	9.3%

System-wide
Occupancy	75.4%	1.3	% pts.
ADR	$141.19	3.6%
RevPAR	$106.51	5.4%

All world regions experienced RevPAR growth in 2015 with nearly all growing in occupancy and ADR. Asia Pacific RevPAR growth led all regions at 9.3%, primarily through occupancy, which was a result of our portfolio ramping up in China. The MEA region continued to face geopolitical unrest and low oil prices, nonetheless RevPAR still increased as a result of improved year over year demand. U.S. RevPAR growth of 5.2% was primarily driven by ADR with demand outpacing supply growth, which was still below the long term industry average.

The table below provides a reconciliation of income (loss) from continuing operations, net of taxes, to EBITDA and Adjusted EBITDA:

	Year Ended December 31,
	2016	2015	2014
	(in millions)
Income (loss) from continuing operations, net of taxes	$(8)	$881	$179
Interest expense	394	377	416
Income tax expense (benefit)	564	(348)	154
Depreciation and amortization	364	385	363

EBITDA	1,314	1,295	1,112
Gain on sales of assets, net	(8)	(163)	—
Loss (gain) on foreign currency transactions	16	41	(26)
FF&E replacement reserve	55	46	45
Share-based compensation expense	81	147	69
Impairment loss	15	9	—
Other adjustment items(1)	70	100	56

Adjusted EBITDA	$1,543	$1,475	$1,256

(1)	Represents adjustments for severance and other items.

Revenues

	Year Ended December 31,			Percent Change
	2016	2015	2014	2016 vs. 2015	2015 vs. 2014
	(in millions)
Franchise fees	$1,154	$1,087	$905	6.2	20.1

Base and other management fees	$242	$230	$227	5.2	1.3
Incentive management fees	142	138	133	2.9	3.8

Total management fees	$384	$368	$360	4.3	2.2

The increases in management and franchise fees for all periods were driven by the addition of new managed and franchised properties to our portfolio. Including new development and ownership type transfers, from January 1, 2015 to December 31, 2016, we added 600 managed and franchised properties on a net basis, and from January 1, 2014 to December 31, 2015, we added 501 managed and franchised properties on a net basis, providing an additional 89,410 rooms and 81,474 rooms, respectively, to our management and franchise segment. As new hotels stabilize in our system, we expect the fees received from such hotels to increase as they are part of our system for full periods.

Additionally, our management and franchise fees increased during the years ended December 31, 2016 and 2015 compared to the years ended December 31, 2015 and 2014, respectively, as a result of increases in RevPAR at our comparable managed and franchised hotels due to increases in ADR. During the years ended December 31, 2016 and 2015, RevPAR increased 1.7% and 6.3%, respectively, at our comparable managed hotels, and 2.1% and 5.2% respectively, at our comparable franchised hotels. Franchise fees also increased, on a currency neutral basis, as a result of increases in licensing fees of $11 million and $45 million during the years ended December 31, 2016 and 2015, respectively.

	Year Ended December 31,			Percent Change
	2016	2015	2014	2016 vs. 2015	2015 vs. 2014
	(in millions)
Owned and leased hotels	$1,452	$1,596	$1,776	(9.0)	(10.1)

Owned and leased hotel revenues decreased during the years ended December 31, 2016 and 2015 compared to the years ended December 31, 2015 and 2014, respectively, primarily as a result of the effect of foreign currency changes and property disposals. Foreign currency changes resulted in a $62 million and $187 million decrease in owned and leased hotel revenues during the years ended December 31, 2016 and 2015, respectively. On a currency neutral basis, revenues decreased $82 million during the year ended December 31, 2016 and increased $7 million during the year ended December 31, 2015. The currency neutral changes were partially attributable to net decreases in revenues of $85 million from properties disposed between January 1, 2015 and December 31, 2016 and $80 million from properties acquired and disposed between January 1, 2014 and December 31, 2015, respectively. Excluding foreign currency changes and properties acquired and disposed, revenues increased at our comparable owned and leased hotels due to increases in RevPAR of 2.1% and 3.6% during the years ended December 31, 2016 and 2015, respectively. Additionally, there was an increase in revenues at our non-comparable hotels during the year-ended December 31, 2015, primarily as a result of the completion of large renovation projects at certain hotels, which had previously limited the availability of those properties to guests.

	Year Ended December 31,			Percent Change
	2016	2015	2014	2016 vs. 2015	2015 vs. 2014
	(in millions)
Other revenues	$82	$71	$80	15.5	(11.3)

The increase in other revenues during the year ended December 31, 2016 was primarily the result of a $9 million recovery from the settlement of a claim by Hilton to a third party relating to our defined benefit plans. The decrease in other revenues during the year ended December 31, 2015 was primarily the result of the decrease in revenues earned by our purchasing operations.

Operating Expenses

	Year Ended December 31,			Percent Change
	2016	2015	2014	2016 vs. 2015	2015 vs. 2014
	(in millions)
Owned and leased hotels	$1,295	$1,414	$1,586	(8.4)	(10.8)

Owned and leased hotel expenses decreased during the years ended December 31, 2016 and 2015 compared to the years ended December 31, 2015 and 2014, respectively, primarily as a result of the effect of foreign currency changes and property disposals. Foreign currency changes resulted in a $65 million and $169 million decrease in owned and leased hotel expenses during the years ended December 31, 2016 and 2015, respectively. On a currency neutral basis, owned and leased hotel expenses decreased $54 million and $3 million, respectively. These decreases included the decreases in expenses of $66 million from properties disposed between January 1, 2015 and December 31, 2016 and $60 million from properties acquired and disposed between January 1, 2014 and December 31, 2015. Additionally, during the year ended December 31, 2015, excluding foreign currency changes and properties acquired and disposed, operating expenses at our comparable owned and leased hotels increased due to increased occupancy, as well as an increase in operating expenses at our non-comparable owned and leased hotels as a result of the completion of large renovation projects at certain hotels in 2015, which had previously limited occupancy.

	Year Ended December 31,			Percent Change
	2016	2015	2014	2016 vs. 2015	2015 vs. 2014
	(in millions)
Depreciation and amortization	$364	$385	$363	(5.5)	6.1
General and administrative	403	537	411	(25.0)	30.7
Other expenses	51	40	58	27.5	(31.0)

The decrease in depreciation and amortization expense during the year ended December 31, 2016 compared to the year ended December 31, 2015, and the increase in depreciation and amortization expense during the year ended December 31, 2015 compared to the year ended December 31, 2014, were primarily a result of $13 million in accelerated amortization that was recognized in 2015 on a management contract intangible asset for a property that was managed by us prior to our acquisition of it and its transfer of ownership to Park upon completion of the spin-offs.

The decrease in general and administrative expenses for the year ended December 31, 2016 compared to the year ended December 31, 2015 was primarily a result of a decrease of $73 million in severance costs related to the sale and continued management of the Waldorf Astoria New York (the “Waldorf Astoria New York sale”), as well as a decrease in share-based compensation expense due to $61 million of additional expense recognized during the year ended December 31, 2015, when certain remaining awards granted in connection with our initial public offering vested.

The increase in general and administrative expenses for the year ended December 31, 2015 compared to the year ended December 31, 2014 was primarily a result of the recognition of approximately $95 million in severance costs related to the Waldorf Astoria New York sale and the additional $61 million of share-based compensation expense recognized during 2015, as previously discussed. The increase was also a result of the reversal of accruals in 2014 related to the termination of a cash-based, long-term incentive plan that was replaced with our 2013 Omnibus Incentive Plan, resulting in an $18 million reduction in general and administrative expense during the year ended December 31, 2014.

The increase in other expenses for the year ended December 31, 2016 compared to the year ended December 31, 2015 related to the consolidation of a management company as a result of the adoption of Accounting Standards Update No. 2015-02. See Note 2: “Basis of Presentation and Summary of Significant Accounting Policies” and Note 5: “Consolidated Variable Interest Entities” in our audited consolidated financial statements included elsewhere in this prospectus for additional information. The decrease in other expenses for the year ended December 31, 2015 compared to the year ended December 31, 2014 primarily related to the decrease in expenses incurred by our purchasing operations.

Gain on sales of assets, net

	Year Ended December 31,			Percent Change
	2016	2015	2014	2016 vs. 2015	2015 vs. 2014
	(in millions)
Gain on sales of assets, net	$8	$163	$—	(95.1)	NM	(1)

(1)	Fluctuation in terms of percentage change is not meaningful.

During the year ended December 31, 2016, we recognized a gain on the sale of one of our hotels held by a consolidated variable interest entity (“VIE”). During the year ended December 31, 2015, we recognized a gain upon completion of the sale of the Hilton Sydney. See Note 5: “Consolidated Variable Interest Entities” and Note 4: “Disposals,” respectively, in our audited consolidated financial statements included elsewhere in this prospectus for additional discussion of these transactions.

Non-operating Income and Expenses

	Year Ended December 31,			Percent Change
	2016	2015	2014	2016 vs. 2015	2015 vs. 2014
	(in millions)
Interest expense	$(394)	$(377)	$(416)	4.5	(9.4)
Gain (loss) on foreign currency transactions	(16)	(41)	26	(61.0)	NM	(1)
Other non-operating income, net	14	51	20	(72.5)	NM	(1)
Income tax benefit (expense)	(564)	348	(154)	NM (1)	NM	(1)

(1)	Fluctuation in terms of percentage change is not meaningful.

The increase in interest expense during the year ended December 31, 2016 compared to the year ended December 31, 2015 was primarily due to the issuance of new debt, partially offset by the reduction of principal on certain debt from prepayments and the amendment of our Term Loans, which extended the maturity and reduced the interest rate. See Note 9: “Debt” in our audited consolidated financial statements included elsewhere in this prospectus for additional details. The decrease in interest expense during the year ended December 31, 2015 compared to the year ended December 31, 2014 was primarily as a result of a decrease in our indebtedness due to debt prepayments of $775 million on our Term Loans during the year, which resulted in lower debt principal balances on which interest expense was calculated.

The net loss on foreign currency transactions for the years ended December 31, 2016 and 2015 primarily related to changes in foreign currency rates on our short-term cross-currency intercompany loans, predominantly for loans denominated in AUD, euro and GBP during the year ended December 31, 2016, and loans denominated in AUD, the Brazilian real and GBP during the year ended December 31, 2015. The net gain on foreign currency transactions for the year ended December 31, 2014 was primarily a result of changes in foreign currency rates on our short-term cross-currency intercompany loans, predominantly those denominated in GBP and AUD.

Other non-operating income, net decreased during the year ended December 31, 2016 compared to the year ended December 31, 2015 and increased during the year ended December 31, 2015 compared to the year ended December 31, 2014 primarily as a result of a $24 million gain recognized in 2015 related to a capital lease liability reduction from one of our consolidated VIEs, as well as a pre-tax gain of $8 million recognized in 2015 on a sale of assets.

Income tax expense for the year ended December 31, 2016 increased compared to the year ended December 31, 2015 primarily as a result of two corporate structuring transactions that were effected during the three months ended December 31, 2016 and included: (i) the organization of Hilton’s assets and subsidiaries in preparation for the spin-offs; and (ii) a restructuring of Hilton’s international assets and subsidiaries (the “international restructuring”). The international restructuring involved a transfer of certain assets, including intellectual property used in the international business, from U.S. subsidiaries to foreign subsidiaries and became effective in December 2016. The transfer of the intellectual property resulted in the recognition of tax expense representing the estimated U.S. tax expected to be paid in future years on income generated from the intellectual property transferred to foreign jurisdictions. Further, our deferred effective tax rate is determined based upon the composition of applicable federal and state tax rates. Due to the changes in the footprint of the Company and the expected applicable tax rates at which our domestic deferred tax assets and liabilities will reverse in future periods as a result of the described structuring activities, our estimated deferred effective tax rate increased. In total, these structuring transactions resulted in additional income tax expense of $482 million during the year ended December 31, 2016. See Note 15: “Income Taxes” in our audited consolidated financial statements included elsewhere in this prospectus for additional information.

The decrease in income tax expense during the year ended December 31, 2015 compared to the year ended December 31, 2014 was due to a $628 million deferred tax benefit resulting from transactions involving the conversion of certain U.S. subsidiaries from corporations to limited liability companies and the election to disregard certain foreign subsidiaries for U.S. federal income tax purposes. This benefit was offset by an increase in tax expense resulting from a $200 million increase in our income from continuing operations before income taxes. Further, income tax expense was affected by the reduction in goodwill in connection with the sale of the Hilton Sydney, as well as compensation costs incurred for certain awards granted in connection with our initial public offering for which no tax benefits were recognized.

Segment Results

Refer to Note 20: “Business Segments” in our audited consolidated financial statements included elsewhere in this prospectus for a reconciliation of segment operating income to income from continuing operations before income taxes. The following table sets forth revenues and operating income by segment:

	Year Ended December 31,			Percent Change
	2016	2015	2014	2016 vs. 2015	2015 vs. 2014
	(in millions)
Revenues:
Management and franchise(1)	$1,580	$1,496	$1,302	5.6	14.9
Ownership	1,452	1,596	1,776	(9.0)	(10.1)

Segment revenues	3,032	3,092	3,078	(1.9)	0.5
Other revenues	82	71	80	15.5	(11.3)
Other revenues from managed and franchised properties	4,310	4,011	3,567	7.5	12.4
Intersegment fees elimination(1)	(42)	(41)	(37)	2.4	10.8

Total revenues	$7,382	$7,133	$6,688	3.5	6.7

Operating Income(1):
Management and franchise	$1,580	$1,496	$1,302	5.6	14.9
Ownership	115	141	153	(18.4)	(7.8)

Segment operating income	$1,695	$1,637	$1,455	3.5	12.5

(1)	Includes management, royalty and intellectual property fees charged to our ownership segment by our management and franchise segment, which were eliminated in our consolidated financial statements.

Management and franchise segment revenues and operating income increased for all periods primarily as a result of the net addition of hotels to our managed and franchised system, as well as increases in RevPAR at our comparable managed and franchised properties of 2.0% and 5.5% for the years ended December 31, 2016 and 2015 compared to the years ended December 31, 2015 and 2014, respectively. The increase in segment revenues and operating income was also due to an increase in licensing fees. Refer to “—Year Ended December 31, 2016 Compared to Year Ended December 31, 2015 and Year Ended December 31, 2015 Compared to Year Ended December 31, 2014—Revenues” for further discussion on the increases in revenues from our managed and franchised properties.

Ownership segment revenues decreased for all periods primarily as a result of foreign currency changes and the disposal of hotels. Ownership operating income decreased $26 million and $12 million for the years ended December 31, 2016 and 2015 compared to the years ended December 31, 2015 and 2014, respectively, primarily as a result of the decrease in ownership segment revenues partially offset by decreases in owned and leased operating expenses of $119 million and $172 million, respectively. Refer to “—Year Ended December 31, 2016 Compared to Year Ended December 31, 2015 and Year Ended December 31, 2015 Compared to Year Ended December 31, 2014—Revenues” and “—Year Ended December 31, 2016 Compared to Year Ended December 31, 2015 and Year Ended December 31, 2015 Compared to Year Ended December 31, 2014—Operating Expenses” for further discussion of the changes in revenues and operating expenses at our owned and leased hotels.

Supplemental Financial Data for Unrestricted U.S. Real Estate Subsidiaries

We have historically included supplemental financial data to comply with certain financial information requirements regarding unrestricted subsidiaries as set forth in the indenture that governed our senior notes due 2021 and the indenture that governs our senior notes due 2024. After giving effect to the spin-offs, we did not have any unrestricted subsidiaries individually or in the aggregate that would constitute a “significant subsidiary” as defined by Regulation S-X and, therefore, we are not required to disclose this supplemental financial data in this report.

Liquidity and Capital Resources

Overview

As of March 31, 2017, we had total cash and cash equivalents of $986 million, including $124 million of restricted cash and cash equivalents. The majority of our restricted cash and cash equivalents balance related to cash collateral on our self-insurance programs.

Our known short-term liquidity requirements primarily consist of funds necessary to pay for operating expenses and other expenditures, including corporate expenses, payroll and related benefits, legal costs, operating costs associated with the management and franchising of hotels, interest and scheduled principal payments on our outstanding indebtedness, contract acquisition costs and capital expenditures for renovations and maintenance in the hotels within our ownership segment. Our long-term liquidity requirements primarily consist of funds necessary to pay for scheduled debt maturities, capital improvements in the hotels within our ownership segment, purchase commitments, dividends as declared, share repurchases and corporate capital expenditures

We finance our business activities primarily with existing cash and cash generated from our operations. We believe that this cash will be adequate to meet anticipated requirements for operating expenses and other expenditures, including corporate expenses, payroll and related benefits, legal costs and purchase commitments for the foreseeable future. The objectives of our cash management policy are to maintain the availability of liquidity and minimize operational costs. Further, we have an investment policy that is focused on the preservation of capital and maximizing the return on new and existing investments and returning available capital to stockholders.

We and our affiliates may from time to time purchase our outstanding debt through open market purchases, privately negotiated transactions or otherwise. Purchases or retirement of debt, if any, will depend on prevailing market conditions, liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

In February 2017, our board of directors authorized a stock repurchase program of up to $1 billion of the Company’s common stock. During the three months ended March 31, 2017, we repurchased $70 million of common stock under the program, and as of March 31, 2017, $930 million remained available for share repurchases. The repurchase program does not have an expiration date and may be suspended or discontinued at any time.

Sources and Uses Of Our Cash and Cash Equivalents

The following table summarizes our net cash flows:

	Three Months Ended March 31,		Percent Change
	2017	2016(1)	2017 vs. 2016
	(in millions)
Net cash provided by operating activities	$63	$339	(81.4)
Net cash used in investing activities	(50)	(110)	(54.5)
Net cash used in financing activities	(716)	(116)	NM (2)

	Year Ended December 31,			Percent Change
	2016(1)	2015(1)	2014(1)	2016 vs. 2015	2015 vs. 2014
	(in millions)
Net cash provided by operating activities	$1,365	$1,446	$1,307	(5.6)	10.6
Net cash provided by (used in) investing activities	(478)	414	(310)	NM (2)	NM	(2)
Net cash used in financing activities	(44)	(1,753)	(1,075)	(97.5)	63.1

(1)	Includes the cash flows from operating activities, investing activities and financing activities of Hilton, Park and HGV.
(2)	Fluctuation in terms of percentage change is not meaningful.

Working capital surplus (deficit), which is calculated as current assets less current liabilities excluding assets and liabilities of discontinued operations, was $102 million, $169 million, $(112) million and $(25) million as of March 31, 2017 and December 31, 2016, 2015 and 2014, respectively, and our ratio of current assets to current liabilities was 1.05, 1.09, 0.93 and 0.98, respectively.

Operating Activities

Cash flows from operating activities were primarily generated from management and franchise fee revenue and operating income from our owned and leased hotels and, for the three months ended March 31, 2016 and years ended December 31, 2016, 2015 and 2014, sales of timeshare units.

The $276 million decrease in net cash provided by operating activities during the three months ended March 31, 2017 compared to the three months ended March 31, 2016 was primarily as a result of a decrease in operating income from our owned and leased properties and sales of timeshare units as a result of the spin-offs.

The $81 million decrease in net cash provided by operating activities during the year ended December 31, 2016 compared to the year ended December 31, 2015 was primarily as a result of an increase in net cash paid for taxes of $202 million, partially offset by improved operating results of our management and franchise segment and HGV’s timeshare business.

The $139 million increase in net cash provided by operating activities during the year ended December 31, 2015 compared to the year ended December 31, 2014 was primarily as a result of improved operating results in both our management and franchise segment and ownership segment, including hotels owned and leased by Park upon completion of the spin-offs, and HGV’s timeshare business. During the period there was also a decrease in cash paid for interest of $29 million, which was offset by an increase in net cash paid for income taxes of $46 million.

Investing Activities

For the three months ended March 31, 2017 and 2016, net cash used in investing activities was $50 million and $110 million, respectively, and consisted primarily of capital expenditures, including contract acquisition costs and capitalized software costs.

For the year ended December 31, 2016, net cash used in investing activities was $478 million, and consisted primarily of capital expenditures, including contract acquisition costs and capitalized software costs.

During the year ended December 31, 2015, we generated $414 million in cash from investing activities primarily as a result of net proceeds from the tax deferred exchange of the Waldorf Astoria New York, completed for the benefit of Park, and the sale of the Hilton Sydney of $456 million and $331 million, respectively. This amount was partially offset by $409 million in capital expenditures, including contract acquisition costs and capitalized software costs.

During the year ended December 31, 2014, net cash used in investing activities was $310 million, which consisted primarily of capital expenditures, including contract acquisition costs and capitalized software costs.

Our capital expenditures for property and equipment primarily consisted of expenditures related to our corporate facilities and the renovation of owned and leased hotels, including those owned by Park following completion of the spin-offs, for the three months ended March 31, 2016 and years ended December 31, 2016, 2015 and 2014. Our capitalized software costs related to various systems initiatives for the benefit of our hotel owners and our overall corporate operations.

Financing Activities

The $600 million increase in net cash used in financing activities during the three months ended March 31, 2017 compared to the three months ended March 31, 2016 was primarily as a result of cash transferred in connection with the spin-offs. In addition, during the three months ended March 31, 2017, we issued the 2025 Senior Notes and the 2027 Senior Notes and received proceeds of $1.5 billion, which we used with available cash to repay in full our 2021 Senior Notes, including a redemption premium of $42 million. We also returned additional capital, including dividends and share repurchases, of $50 million to our stockholders during the three months ended March 31, 2017 compared to the three months ended March 31, 2016.

The $1,709 million decrease in net cash used in financing activities during the year ended December 31, 2016 compared to the year ended December 31, 2015 was primarily attributable to an increase in proceeds from borrowings of $4,667 million, partially offset by an increase in repayments of debt of $2,735 million, which were completed in preparation of the spin-offs, and an increase in cash dividends of $139 million. The borrowings comprised $4,415 million of long-term debt, of which $2,915 million was for Park and $800 million was for HGV. We used proceeds from the borrowings and available cash to repay the outstanding balance of Park’s commercial mortgage backed securities loan of $3,418 million, $550 million of Park’s mortgage loans and $250 million on our Term Loans. The increase in cash dividends was due to the declaration of quarterly cash dividends beginning in the third quarter of 2015 and continuing quarterly for the full year of 2016.

The $678 million increase in net cash used in financing activities during the year ended December 31, 2015 compared to the year ended December 31, 2014 was primarily attributable to a decrease in proceeds from borrowings of $302 million, an increase of repayments of debt of $200 million and the payment of cash dividends totaling $138 million in 2015. During the year ended December 31, 2015, we repaid a $525 million mortgage loan of Park and made $775 million in prepayments on our Term Loans, while during the year ended December 31, 2014 we made prepayments of $1.0 billion on our Term Loans. Additionally, during the year ended December 31, 2014, HGV issued $350 million of notes backed by timeshare financing receivables, of which $300 million of the proceeds was used to reduce the outstanding balance of HGV’s revolving credit facility.

Debt and Borrowing Capacity

As of March 31, 2017, our total indebtedness, excluding unamortized deferred financing costs and discount, was approximately $6.7 billion. For further information on our total indebtedness, recent financing transactions and guarantees, refer to Note 6: “Debt” in our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required to reduce capital expenditures, issue additional equity securities or draw on our Revolving Credit Facility. Our ability to make scheduled principal payments and to pay interest on our debt depends on our future operating performance, which is subject to general conditions in or affecting the hospitality industry that are beyond our control.

Contractual Obligations

The following table summarizes our significant contractual obligations as of December 31, 2016:

	Payments Due by Period
	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
	(in millions)
Long-term debt(1)	$8,017	$291	$584	$2,780	$4,362
Capital lease obligations	337	18	54	57	208
Operating leases	1,617	175	304	275	863
Purchase commitments	140	44	68	24	4

Total contractual obligations	$10,111	$528	$1,010	$3,136	$5,437

(1)	Includes principal, as well as estimated interest payments. For our variable-rate debt, we have assumed a constant 30-day LIBOR rate of 0.72% as of December 31, 2016.

The total amount of unrecognized tax benefits as of December 31, 2016 was $174 million. These amounts are excluded from the table above because they are uncertain and subject to the findings of the taxing authorities in the jurisdictions where we are subject to tax. It is possible that the amount of the liability for unrecognized tax benefits could change during the next year. Refer to Note 15: “Income Taxes” in our audited consolidated financial statements included elsewhere in this prospectus for further discussion of our liability for unrecognized tax benefits.

In addition to the purchase commitments in the table above, in the normal course of business we enter into purchase commitments for which we are reimbursed by the owners of our managed and franchised hotels. These obligations have minimal or no effect on our net income and cash flow.

Off-Balance Sheet Arrangements

For a discussion of our off-balance sheet arrangements, see Note 14: “Commitments and Contingencies” in our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in accordance with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements, the reported amounts of revenues and expenses during the reporting periods and the related disclosures in the consolidated financial statements and accompanying footnotes. We believe that of our significant accounting policies, which are described in Note 2: “Basis of Presentation and Summary of Significant Accounting Policies” in our audited consolidated financial statements included elsewhere in this prospectus, the following accounting policies are critical because they involve a higher degree of judgment, and the estimates required to be made were based on assumptions that are inherently uncertain. As a result, these accounting policies could materially affect our financial position, results of operations and related disclosures. On an ongoing basis, we evaluate these estimates and judgments based on historical experiences and various other factors that are believed to reflect the current circumstances. While we believe our estimates, assumptions and judgments are reasonable, they are based on information presently available. Actual results may differ significantly from these estimates due to changes in judgments, assumptions and conditions as a result of unforeseen events or otherwise, which could have a material effect on our financial position or results of operations.

Management has discussed the development and selection of these critical accounting policies and estimates with the audit committee of the board of directors.

Goodwill

We evaluate goodwill for potential impairment by comparing the carrying value of our reporting units to their fair value. Our reporting units are the same as our operating segments as described in Note 13: “Business Segments” in our unaudited condensed consolidated financial statements included elsewhere in this prospectus. We perform this evaluation annually or at an interim date if indicators of impairment exist. In any given year we may elect to perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If we cannot determine qualitatively that the fair value is in excess of the carrying value, or we decide to bypass the qualitative assessment, we proceed to the quantitative process, consistent with our early adoption of Accounting Standards Update No. 2017-04 on January 1, 2017. In the first step, we compare the estimated fair value of the reporting unit to the carrying value. When determining estimated fair value, we utilize discounted future cash flow models, as well as market conditions relative to the operations of our reporting units. Under the discounted cash flow approach, we utilize various assumptions that require judgment, including projections of revenues and expenses based on estimated long-term growth rates, and discount rates based on weighted average cost of capital. Our estimates of long-term growth and costs are based on historical data, as well as various internal projections and external sources. The weighted average cost of capital is estimated based on each reporting units’ cost of debt and equity and a selected capital structure. The selected capital structure for each reporting unit is based on consideration of capital structures of comparable publicly traded companies operating in the business of that reporting unit. If the carrying amount of a reporting unit exceeds its estimated fair value, we recognize an impairment loss within our consolidated statement of operations for the excess of the carrying amount of the reporting unit over the estimated fair value, limited to the total amount of goodwill allocated to that reporting unit.

We had $5,135 million of goodwill as of March 31, 2017. Changes in the estimates and assumptions used in our goodwill impairment testing could result in future impairment losses, which could be material. Additionally, when a portion of a reporting unit is disposed, goodwill is allocated to the gain or loss on disposition based on the relative fair values of the business or businesses disposed and the portion of the reporting unit that will be retained. When determining fair value of the businesses disposed of and the reporting unit to be retained, we use estimates and assumptions similar to those used in our impairment analysis.

Brands

We evaluate our brands intangible asset for impairment on an annual basis or at other times during the year if events or circumstances indicate that it is more likely than not that the fair value of the brand is below the carrying value. When determining fair value, we utilize discounted future cash flow models. Under the discounted cash flow approach, we utilize various assumptions that require judgment, including projections of revenues and expenses based on estimated long-term growth rates and discount rates based on weighted average cost of capital. Our estimates of long-term growth and costs are based on historical data, as well as various internal estimates. If a brand’s estimated current fair value is less than its respective carrying value, the excess of the carrying value over the estimated fair value is recorded in our consolidated statements of operations within impairment loss.

We had $4,856 million of brands intangible asset as of March 31, 2017. Changes in the estimates and assumptions used in our brands impairment testing, most notably revenue growth rates and discount rates, could result in future impairment losses, which could be material.

Intangible Assets with Finite Lives and Property and Equipment

We evaluate the carrying value of our intangible assets with finite lives and property and equipment for potential impairment by comparing the expected undiscounted future cash flows to the net book value of the assets if we determine there are indicators of impairment. If it is determined that the expected undiscounted future cash flows are less than the net book value of the assets, the excess of the net book value over the estimated fair value is recorded in our consolidated statements of operations as impairment loss.

As part of the process described above, we exercise judgment to:

•	determine if there are indicators of impairment present. Factors we consider when making this determination include assessing the overall effect of trends in the hospitality industry and the general economy, historical experience, capital costs and other asset-specific information;

•	determine the projected undiscounted future cash flows when indicators of impairment are present. Judgment is required when developing projections of future revenues and expenses based on estimated growth rates over the expected useful life of the asset group. These estimated growth rates are based on historical operating results, as well as various internal projections and external sources; and

•	determine the asset fair value when required. In determining the fair value, we often use internally-developed discounted cash flow models. Assumptions used in the discounted cash flow models include estimating cash flows, which may require us to adjust for specific market conditions, as well as capitalization rates, which are based on location, property or asset type, market specific dynamics and overall economic performance. The discount rate takes into account our weighted average cost of capital according to our capital structure and other market specific considerations.

We had $1,361 million of intangible assets with finite lives and $341 million of property and equipment, net as of March 31, 2017. Changes in estimates and assumptions used in our impairment testing of intangible assets with finite lives and property and equipment could result in future impairment losses, which could be material.

Hilton Honors

Hilton Honors defers revenue received from participating hotels and program partners in an amount equal to the estimated cost per point of the future redemption obligation. We engage outside actuaries to assist in determining the fair value of the future award redemption obligation using statistical formulas that project future point redemptions based on factors that require judgment, including an estimate of “breakage” (points that will never be redeemed), an estimate of the points that will eventually be redeemed and the cost of the points to be redeemed. The cost of the points to be redeemed includes further estimates of available room nights, occupancy rates, room rates and any devaluation or appreciation of points based on changes in reward prices or changes in points earned per stay.

We had $1,500 million of guest loyalty liability as of March 31, 2017, including $602 million reflected as a current liability in accounts payable, accrued expenses and other. Changes in the estimates used in developing our breakage rate or other expected future program operations could result in a material change to our guest loyalty liability.

Income Taxes

We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using currently enacted tax rates. We regularly review our deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets that we believe will not be ultimately realized. In performing this review, we make estimates and assumptions regarding projected future taxable income, the expected timing of reversals of existing temporary differences and the implementation of tax planning strategies. A change in these assumptions may increase or decrease our valuation allowance resulting in an increase or decrease in our effective tax rate, which could materially affect our consolidated financial statements.

We use a prescribed more-likely-than-not recognition threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return if there is uncertainty in income taxes recognized in the financial statements. Assumptions and estimates are used to determine the amount of tax benefit to be recognized. Changes to these assumptions and estimates can lead to an additional income tax benefit (expense), which can materially change our consolidated financial statements.

Legal Contingencies

We are subject to various legal proceedings and claims, the outcomes of which are subject to significant uncertainty. An estimated loss from a loss contingency should be accrued by a charge to income if it is probable and the amount of the loss can be reasonably estimated. Significant judgment is required when we evaluate, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. Changes in these factors could materially affect our consolidated financial statements.

Consolidations

We use judgment when evaluating whether we have a controlling financial interest in an entity, including the assessment of the importance of rights and privileges of the partners based on voting rights, as well as financial interests in an entity that are not controllable through voting interests. If the entity is considered to be a VIE, we use judgment determining whether we are the primary beneficiary, and then consolidate those VIEs for which we have determined we are the primary beneficiary. If the entity in which we hold an interest does not meet the definition of a VIE, we evaluate whether we have a controlling financial interest through our voting interest in the entity. Changes to judgments used in evaluating our partnerships and other investments could materially affect our consolidated financial statements.

Share-Based Compensation

The process of estimating the fair value of stock-based compensation awards and recognizing the associated expense over the requisite service period involves significant management estimates and assumptions. Refer to Note 10: “Share-Based Compensation” in our unaudited condensed consolidated financial statements included elsewhere in this prospectus for additional discussion. Any changes to these estimates will affect the amount of compensation expense we recognize with respect to future grants.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risk primarily from changes in interest rates and foreign currency exchange rates, which may affect future income, cash flows and the fair value of the Company, depending on changes to interest rates and foreign exchange rates. In certain situations, we may seek to reduce cash flow volatility associated with changes in interest rates and foreign currency exchange rates by entering into financial arrangements intended to provide a hedge against a portion of the risks associated with such volatility. We continue to have exposure to such risks to the extent they are not hedged. We enter into derivative financial arrangements to the extent they meet the objective described above, and we do not use derivatives for trading or speculative purposes. Our exposure to market risk has not materially changed from what we previously disclosed in this prospectus, including after accounting for the spin-offs.

Interest Rate Risk

We are exposed to interest rate risk on our variable-rate debt. Interest rates on our variable-rate debt discussed below are based on one-month LIBOR, so we are most vulnerable to changes in these rates.

The following table sets forth the contractual maturities and the total fair values as of December 31, 2016 for our financial instruments that are materially affected by interest rate risk:

	Maturities by Period
	2017	2018	2019	2020	2021	Thereafter	Carrying Value	Fair Value
	(in millions, excluding average interest rates)
Fixed-rate long-term debt(1)(2)	$—	$—	$—	$—	$1,482	$981	$2,463	$2,516
Average interest rate(1)							5.08%
Variable-rate long-term debt(2)	$26	$26	$26	$766	$26	$3,036	$3,906	$4,006
Average interest rate(1)							3.30%

(1)	Excludes capital lease obligations with a carrying value of $227 million and debt of certain consolidated VIEs with a carrying value of $20 million as of December 31, 2016.
(2)	Carrying value includes unamortized deferred financing costs and discount.
(3)	Average interest rate as of December 31, 2016.

Refer to Note 16: “Fair Value Measurements” in our audited consolidated financial statements included elsewhere in this this prospectus for further discussion of the fair value measurements of our financial assets and liabilities.

Foreign Currency Exchange Rate Risk

We conduct business in various currencies and are exposed to earnings and cash flow volatility associated with changes in foreign currency exchange rates. Our principal exposure results from management and franchise fees earned in foreign currencies and revenues from our international owned and leased hotels, partially offset by foreign operating expenses and capital expenditures, the value of which could change materially in reference to our reporting currency, the U.S. dollar. We also have exposure from our international financial assets and liabilities, including certain intercompany loans not deemed to be permanently invested, the value of which could change materially in reference to the functional currencies of the exposed entities. As of December 31, 2016, we held 68 short-term foreign exchange forward contracts with an aggregate notional amount of $326 million to offset exposure to fluctuations in our foreign currency denominated cash balances. We elected not to designate these foreign exchange forward contracts as hedging instruments.

BUSINESS

Overview

Hilton is one of the largest and fastest growing hospitality companies in the world, with 4,982 properties comprising 812,341 rooms in 103 countries and territories as of March 31, 2017. Our premier brand portfolio includes: our luxury and lifestyle hotel brands, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts and Canopy by Hilton; our full-service hotel brands, Hilton Hotels & Resorts, Curio – A Collection by Hilton, DoubleTree by Hilton, Tapestry Collection by Hilton and Embassy Suites by Hilton; our focused-service hotel brands, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton and Home2 Suites by Hilton; and our timeshare brand, Hilton Grand Vacations Inc. We had approximately 63 million members in our award-winning guest loyalty program, Hilton Honors, as of March 31, 2017.

We operate our business in two distinct operating segments, following the spin-offs: (i) management and franchise; and (ii) ownership. Each segment is managed separately because of its distinct economic characteristics. The management and franchise segment includes all of the hotels we manage for third-party owners, as well as all franchised hotels operated or managed by someone other than us. As of March 31, 2017, this segment included 624 managed hotels and 4,236 franchised hotels totaling 4,860 hotels consisting of 781,978 rooms, within this total are the 67 hotels with 35,425 rooms that were previously owned or leased by Hilton or unconsolidated affiliates of Hilton and, upon completion of the spin-offs, were owned or leased by Park or unconsolidated affiliates of Park. This segment also earns fees for managing properties in our ownership segment and, effective upon completion of the spin-offs, a license fee from HGV for the exclusive right to use certain Hilton marks and intellectual property in its timeshare business. As of March 31, 2017, the ownership segment included 74 properties totaling 22,278 rooms, comprising 65 hotels that we wholly owned or leased, one hotel owned by a consolidated non-wholly owned entity, two hotels leased by consolidated VIEs and six hotels owned or leased by unconsolidated affiliates.

In addition to our current hotel portfolio, we are focused on the growth of our business through expanding our share of the global lodging industry through our development pipeline. As of March 31, 2017, we had a total of 2,084 hotels in our development pipeline, representing approximately 325,000 rooms under construction or approved for development throughout 99 countries and territories, including 34 countries and territories where we do not currently have any open hotels. Over 99% of the rooms in the pipeline are within our management and franchise segment. Of the rooms in the pipeline, approximately 166,000 rooms, or more than half of the pipeline, were located outside the U.S. As of March 31, 2017, approximately 168,000 rooms, representing more than half of our development pipeline, were under construction. We do not consider any individual development project to be material to us.

Overall, we believe that our experience in the hotel industry and strong, well-defined brands that operate throughout the lodging industry chain scales and commercial service offerings will continue to drive customer loyalty, including participation in our Hilton Honors loyalty program. Satisfied customers will continue to provide strong overall hotel performance for our hotel owners and us, and encourage further development of additional hotels under our brands and with existing and new hotel owners, which further supports our growth and future financial performance. We believe that our existing portfolio and development pipeline, which will require minimal capital investment from us, put us in a strong position to further improve our business and serve our customers in the future.

On January 3, 2017, we completed the spin-offs of a portfolio of hotels and resorts, as well as our timeshare business, into two independent, publicly traded companies: Park and HGV, respectively. The spin-offs were completed via a distribution to each of Hilton’s stockholders of record, as of the close of business on December 15, 2016, of 100% of the outstanding common stock of each of Park and HGV. Each Hilton stockholder received one share of Park common stock for every five shares of Hilton common stock and one share of HGV common stock for every ten shares of Hilton common stock. Hilton did not retain any ownership interest in Park or HGV. Both Park and HGV have their common stock listed on the New York Stock Exchange under the symbols “PK” and “HGV,” respectively. The following discussion and analysis presents the consolidated financial position and results of operations of Hilton as of and for the periods indicated giving effect to the spin-offs, with the historical financial results of Park and HGV reflected as discontinued operations. Unless otherwise indicated, the information presented refers only to Hilton’s continuing operations and does not include discussion of balances or activity of Park and HGV.

On January 3, 2017, we completed a 1-for-3 reverse stock split of Hilton’s outstanding common stock. The authorized number of shares of common stock was reduced from 30,000,000,000 to 10,000,000,000, par value remained $0.01 per share and the authorized number of shares of preferred stock remained 3,000,000,000.

Our Competitive Strengths

We believe the following competitive strengths provide the foundation for our position as a leading global hospitality company.

World-Class Hospitality Brands. Our globally recognized, world-class brands have defined the hospitality industry. Our flagship Hilton Hotels & Resorts brand often serves as an introduction to our wider range of brands, including those in the luxury segment, midscale segment and everything in between, that are designed to accommodate any customer’s needs anywhere in the world. Our brands have achieved an average global RevPAR index premium of 13% for the twelve months ended March 31, 2017, based on STR data. This means that our brands achieve on average 13% more revenue per room than competitive properties in similar markets. The demonstrated strength of our brands makes us a preferred partner for hotel owners.

•	Leading Global Presence and Scale. We are one of the largest hospitality companies in the world with 4,982 properties and 812,341 rooms in 103 countries and territories as of March 31, 2017. We have hotels in key gateway cities such as New York City, London, Dubai, Johannesburg, Tokyo, Shanghai and Sydney and 402 hotels located at or near airports around the world. Our global presence allows us to serve our loyal customers throughout the world and to introduce our award-winning brands to customers in new markets. These world-class brands facilitate system growth by providing hotel owners with a variety of options to address each market’s specific needs. In addition, the diversity of our operations reduces our exposure to business cycles, individual market disruptions and other risks. Our robust commercial services platform allows us to take advantage of our scale to more effectively deliver products and services that drive customer preference and enhance commercial performance on a global basis.

•	Large and Growing Loyal Customer Base. Serving our customers is our first priority. By continually adapting to customer preferences and providing our customers with superior experiences, we have improved our overall customer satisfaction ratings since 2007. We have earned 38 first place awards in the J.D. Power North America Guest Satisfaction rankings since 1999, more than any multi-brand lodging company. Our hotels accommodated approximately 163 million customer visits during the twelve months ended March 31, 2017, with members of our Hilton Honors loyalty program contributing 56% of the 206 million resulting room nights. Hilton Honors unites all our brands, encourages customer loyalty and allows us to provide tailored promotions, messaging and customer experiences. Membership in our Hilton Honors program continues to increase, and, as of March 31, 2017, there were approximately 63 million Hilton Honors members, a 19% increase from March 31, 2016.

•

Significant Embedded Growth. We expect to grow through improvement in same-store performance driven by strong anticipated industry fundamentals. PKF-HR predicts that lodging industry RevPAR in the U.S., where 75% of our system rooms are located, will grow 3.0% in 2017 and 2.6% in 2018. We expect to grow through new room additions, as upon completion, our development pipeline would result in a 40% increase in our room count with minimal capital investment from us. In addition, our franchise revenues should grow over time as franchise agreements renew at our published license rates, which are higher than our current effective rates. For the twelve months ended March 31, 2017, our weighted average effective license rate across our brands was 4.8% of room revenue and our weighted average published license rate was 5.6% as of March 31, 2017. We also expect our incentive management fees, which are linked to hotel profitability measures, to increase as a result of the expected improvements in industry fundamentals and new unit growth.

•	Strong Cash Flow Generation. We generate significant cash flow from operating activities. During the three-year period ended December 31, 2016, we generated an aggregate of $4.1 billion in cash flow from operating activities, including the operations of Park and HGV. Over this same period, we reduced our total indebtedness by $1.1 billion primarily through voluntary prepayments. We believe that our focus on cash flow generation, the relatively low investment required to grow our business, and our disciplined approach to capital allocation position us to maximize opportunities for profitability and growth while continuing to reduce our indebtedness over time.

•	Performance-Driven Culture. As an organization of people serving people, it is imperative that we attract and retain best-in-class talent to serve our various stakeholders. Our performance-driven culture begins with an intense alignment around our mission, vision, values and key strategic priorities. Our President and Chief Executive Officer, Christopher J. Nassetta, has more than 30 years of experience in the hotel industry, previously serving as President and Chief Executive Officer of Host Hotels & Resorts, Inc. He and the balance of our executive management team have been instrumental in transforming our organization and installing a culture that develops leaders at all levels of the organization who are focused on delivering exceptional service to our customers every day. We rely on our more than 157,000 employees to execute our strategy and continue to enhance our products and services to ensure that we remain at the forefront of performance and innovation in the lodging industry.

Our Business and Growth Strategy

The following are key elements of our strategy to become the preeminent global hospitality company—the first choice of guests, employees and owners alike:

•	Expand our Global Footprint. We intend to build on our leading position in the U.S. and expand our global footprint. As a result of our focus on global expansion, we had approximately 22% of the market share of rooms under construction as of March 31, 2017, based on STR data. We aim to increase the relative contribution of our international operations by increasing the number of rooms in our system that are located outside of the U.S. As of March 31, 2017, 67% of our new rooms under construction are located outside of the U.S. We plan to continue to expand our global footprint by introducing the right brands with the right product positioning in targeted markets and allocating business development resources effectively to drive new unit growth in every region of the world.

•	Grow our Fee-Based Businesses. We intend to grow our higher margin, fee-based businesses by developing new third-party hotels and converting existing hotels to our brands. Our pipeline consisted of approximately 325,000 rooms as of March 31, 2017. Upon completion, this pipeline of new, third-party owned hotels would result in a 41% increase in our room count with minimal capital investment from us. In addition, we aim to increase the average effective franchise fees we receive over time by renewing and entering into new franchise agreements at our current published franchise fee rates.

•

Strengthen and Enhance our Brands and Commercial Services Platform. We intend to enhance our world-class brands through superior brand management by continuing to develop products and services that drive increased RevPAR premiums. We will continue to refine our luxury brands to deliver modern products and service standards that are relevant to today’s luxury traveler. We will continue to position our full-service operating model and product standards to meet evolving customer needs and drive financial results that support incremental owner investment in our hotels. In our focused-service brands, we will continue to position for growth in the U.S. and tailor our products as appropriate to meet the needs of customers and developers outside the U.S. We will continue to innovate and enhance our commercial services platform to ensure we have the most formidable sales, pricing, marketing and distribution platform in the industry to drive premium commercial performance to our entire system of hotels. We also will continue to invest in our Hilton Honors guest loyalty program to ensure it remains relevant to our customers and drives customer loyalty and value to our hotel owners.

Our Brand Portfolio

The goal of each of our brands is to deliver exceptional customer experiences and superior operating performance.

		March 31, 2017				Selected Competitors(2)
Brand(1)	Chain Scale	Countries/ Territories	Properties	Rooms	Percentage of Total Rooms

	Luxury	12	25	10,104	1.2%	Four Seasons, Mandarin Oriental, Peninsula, Ritz Carlton, St. Regis

	Luxury	22	29	9,554	1.2%	Fairmont, Intercontinental, JW Marriott, Park Hyatt, Sofitel

	Lifestyle	1	1	112	—%	Hyatt Centric, Joie De Vivre, Kimpton, Le Meridien

	Upper Upscale	85	570	208,041	25.6%	Hyatt Regency, Marriott, Radisson Blu, Renaissance, Sheraton, Sofitel, Westin

	Upper Upscale	8	34	7,912	1.0%	Autograph Collection, Luxury Collection, Tribute Portfolio

	Upscale	41	503	119,478	14.7%	Crowne Plaza, Delta, Holiday Inn, Hyatt, Radisson, Renaissance, Sheraton

	Upscale	—	—	—	N/A	Ascend Collection, Best Western Premier, Tribute Portfolio

	Upper Upscale	6	234	55,036	6.8%	Hyatt, Renaissance, Residence Inn, Sheraton

	Upscale	33	724	104,026	12.8%	Aloft, Courtyard, Four Points, Holiday Inn, Hyatt Place, Novotel

	Upper Midscale	19	2,241	225,543	27.8%	AmericInn, Comfort Inn, Fairfield Inn, Holiday Inn Express, Wingate

		March 31, 2017				Selected Competitors(2)
Brand(1)	Chain Scale	Countries/ Territories	Properties	Rooms	Percentage of Total Rooms

	Midscale	—	—	—	N/A	Best Western, Comfort Inn, Fairfield Inn, La Quinta, Ramada
	Upscale	3	425	48,076	5.9%	Element, Hyatt House, Residence Inn, SpringHill Suites, Staybridge Suites
	Upper Midscale	2	142	14,696	1.8%	Candlewood Suites, Hawthorn Suites, TownePlace Suites
	Timeshare	3	48	8,085	1.0%	Hyatt Residence, Marriott Vacation Club, Vistana Signature Experiences, Wyndham Vacations Resorts

(1)	The table above excludes six unbranded properties with 1,678 rooms, representing approximately 0.2% of total rooms. HGV has exclusive right to use our Hilton Grand Vacations brand, subject to the terms of a license agreement with us.
(2)	The table excludes lesser known regional competitors.

Waldorf Astoria Hotels & Resorts: What began as an iconic hotel in New York City is today a portfolio of 25 luxury hotels and resorts. In landmark destinations around the world, Waldorf Astoria Hotels & Resorts reflect their locations, each providing the inspirational environments and personalized attention that are the source of unforgettable moments. Properties typically include elegant spa and wellness facilities, high-end restaurants, golf courses (at resort properties), 24-hour room service, fitness and business centers, meeting, wedding and banquet facilities and special event and concierge services.

Conrad Hotels & Resorts: Conrad is a global luxury brand of 29 properties offering guests personalized experiences with sophisticated, locally inspired surroundings and an intuitive service model based on customization and control, as demonstrated by the Conrad Concierge mobile application that enables guest control of on-property amenities and services. Properties typically include convenient and relaxing spa and wellness facilities, enticing restaurants, comprehensive room service, fitness and business centers, multi-purpose meeting facilities and special event and concierge services.

Canopy by Hilton: Canopy by Hilton represents an energizing, new hotel in the neighborhood offering simple, guest-directed service, thoughtful local choices and comfortable spaces. Each property is designed as a natural extension of its neighborhood, with local design, food and drink and culture. In July 2016, the first Canopy opened in Reykjavik, Iceland. As of April 30, 2017, Canopy had 28 properties in the pipeline.

Hilton Hotels & Resorts: Hilton is our global flagship brand and ranks number one for global brand awareness in the hospitality industry, with 570 hotels and resorts in 85 countries and territories across six continents. The brand primarily serves business and leisure upper upscale travelers and meeting groups. Hilton hotels are full service hotels that typically include meeting, wedding and banquet facilities and special event services, restaurants and lounges, food and beverage services, swimming pools, gift shops, retail facilities and other services.

Curio – A Collection by Hilton: Curio – A Collection by Hilton is created for travelers who seek local discovery and one-of-a-kind experiences. Curio is made up of a collection of hand-picked hotels that retain their unique identity but are able to leverage the many benefits of the Hilton global platform, including our common reservation and customer care service and Hilton Honors guest loyalty program. As of April 30, 2017, Curio had 52 properties in the pipeline.

DoubleTree by Hilton: DoubleTree by Hilton is an upscale, full service hotel designed to provide true comfort to today’s business and leisure travelers. DoubleTree’s 503 open hotels and resorts are united by the brand’s CARE (“Creating a Rewarding Experience”) culture and its iconic warm chocolate chip cookie served at check-in. DoubleTree’s diverse portfolio includes historic icons, small contemporary hotels, resorts and large urban hotels.

Tapestry Collection by Hilton: Tapestry Collection by Hilton, our newest brand, is a curated portfolio of original hotels in the upscale hotel segment that have recognizable features distinct to each hotel. Tapestry guests are looking for new experiences and choose to stay where they can expect to never see the same thing twice. Travelers can book an independent and reliable stay with confidence knowing these hotels are backed by the Hilton name and the award winning Hilton Honors program. As of April 30, 2017, Tapestry Collection by Hilton had six properties in the pipeline. The first property opened in May 2017.

Embassy Suites by Hilton: Embassy Suites by Hilton comprises 234 upper upscale, all-suite hotels that feature two-room guest suites with a separate living room and dining/work area, a complimentary cooked-to-order breakfast and complimentary evening receptions every night. Embassy Suites’ bundled pricing ensures that guests receive all of the amenities our properties have to offer at a single price.

Hilton Garden Inn: Hilton Garden Inn is our award-winning, upscale brand with 724 hotels that strives to ensure today’s busy travelers have what they need to be productive on the road. From the Serta Perfect Sleeper bed, to complimentary internet access, to a comfortable lobby pavilion, Hilton Garden Inn is the brand guests can count on to support them on their journeys.

Hampton by Hilton: Hampton by Hilton is our moderately priced, upper midscale hotel with limited food and beverage facilities. The Hampton by Hilton brand also includes Hampton Inn & Suites hotels, which offer both traditional hotel rooms and suite accommodations within one property. Across our over 2,200 Hampton locations around the world, guests receive free hot breakfast and free high-speed internet access, all for a great price and all supported by the 100% Hampton Guarantee.

Tru by Hilton: Tru by Hilton is a new brand designed to be a game changer in the midscale segment. Tru was built from a belief that being cost conscious and having a great stay do not have to be mutually exclusive. By focusing on the brand’s three key tenets of simplified, spirited and grounded in value, every detail of the property is crafted for operational efficiency and to drive increased guest satisfaction—from the activated, open lobby to the efficiently designed bedrooms. As of April 30, 2017, Tru had 227 properties in the pipeline and opened its first property in May 2017.

Homewood Suites by Hilton: Homewood Suites by Hilton is our upscale, extended-stay hotel that features residential style accommodations including business centers, swimming pools, convenience stores and limited meeting facilities. These 425 hotels provide the touches, familiarity and comforts of home so that extended-stay travelers can feel at home on the road.

Home2 Suites by Hilton: Home2 Suites by Hilton is our upper midscale hotel that provides a modern and savvy option to budget conscious extended-stay travelers. Offering innovative suites with contemporary design and cutting-edge technology, we strive to ensure that our guests are comfortable and productive, whether they are staying a few days or a few months. Each of the brand’s 142 hotels, 57 of which were opened in 2016, offers complimentary continental breakfast, integrated laundry and exercise facility, recycling and sustainability initiatives and a pet-friendly policy. During 2016, 121 properties were added to our pipeline, and as of April 30, 2017, 359 properties were in the pipeline.

Hilton Grand Vacations: Hilton Grand Vacations is our timeshare brand. Ownership of a deeded real estate interest with club membership points provides members with a lifetime of vacation advantages and the comfort and convenience of residential-style resort accommodations in select, renowned vacation destinations. Each of the 48 Hilton Grand Vacations properties provides a distinctive setting, while signature elements remain consistent, such as high-quality guest service, spacious units and extensive on-property amenities.

Our Guest Loyalty Program

Hilton Honors is our award-winning guest loyalty program that supports our portfolio of brands and our entire system of hotels and timeshare properties. The program generates significant repeat business by rewarding guests with points for each stay at any of our more than 4,900 hotels worldwide, which are then redeemable for free hotel nights and other goods and services. Members can also use points earned to transact with more than 130 partners, including airlines, rail and car rental companies, credit card providers and others. The program provides targeted marketing, promotions and customized guest experiences to approximately 63 million members. Our Hilton Honors members represented approximately 56% of our system-wide occupancy and contributed hotel-level revenues to us and our hotel owners of over $18 billion during the twelve months ended March 31, 2017. Affiliation with our loyalty programs encourages members to allocate more of their travel spending to our hotels. The percentage of travel spending we capture from loyalty members increases as they move up the tiers of our program. The program is funded by contributions from eligible revenues generated by Hilton Honors members and collected by us from hotels in our system. These funds are applied to reimburse hotels and partners for Hilton Honors points redemptions and to pay for program administrative expenses and marketing initiatives that support the program.

Our Businesses

As of March 31, 2017, our system included the following properties and rooms, by brand and region:

	U.S.		Americas (excluding U.S.)		Europe		Middle East & Africa		Asia Pacific		Total
	Prop.	Rooms	Prop.	Rooms	Prop.	Rooms	Prop.	Rooms	Prop.	Rooms	Prop.	Rooms
Waldorf Astoria Hotels & Resorts	12	6,478	2	1,126	6	1,361	3	703	2	436	25	10,104
Conrad Hotels & Resorts	4	1,316	1	294	4	1,155	4	1,693	16	5,096	29	9,554
Canopy by Hilton	—	—	—	—	1	112	—	—	—	—	1	112
Hilton Hotels & Resorts	242	101,356	42	14,527	142	40,484	52	16,542	92	35,132	570	208,041
Curio – A Collection by Hilton	26	6,427	5	973	2	311	1	201	—	—	34	7,912
DoubleTree by Hilton	331	82,298	22	4,400	89	16,178	13	2,600	48	14,002	503	119,478
Embassy Suites by Hilton	226	53,050	8	1,986	—	—	—	—	—	—	234	55,036
Hilton Garden Inn	610	84,165	39	6,025	53	9,140	6	1,334	16	3,362	724	104,026
Hampton by Hilton	2,079	203,863	97	11,689	54	8,139	—	—	11	1,852	2,241	225,543
Homewood Suites by Hilton	407	46,037	18	2,039	—	—	—	—	—	—	425	48,076
Home2 Suites by Hilton	139	14,379	3	317	—	—	—	—	—	—	142	14,696
Other	2	905	—	—	3	407	1	366	—	—	6	1,678
Hilton Grand Vacations	43	7,840	—	—	5	245	—	—	—	—	48	8,085

Total	4,121	608,114	237	43,376	359	77,532	80	23,439	185	59,880	4,982	812,341

As of March 31, 2017, we operated our business across two distinct operating segments: (i) management and franchise; and (ii) ownership. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 13: “Business Segments” in our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

Management and Franchise

Through our management and franchise segment, we manage hotels and license our brands. This segment generates its revenue primarily from fees charged to hotel owners. We grow our management and franchise business by attracting owners to become a part of our system and participate in our brands and commercial services to support their hotel properties. These contracts require little or no capital investment to initiate on our part, and provide significant return on investment for us as fees are earned.

Hotel Management

Our core management services consist of operating hotels under management agreements for the benefit of third parties, who either own or lease the hotels and the associated personal property. Terms of our management agreements vary, but our fees generally consist of a base management fee based on a percentage of the hotel’s gross revenue, and we also may earn an incentive fee based on gross operating profits, cash flow or a combination thereof. In general, the owner pays all operating and other expenses and reimburses our out-of-pocket expenses. In turn, our managerial discretion typically is subject to approval by the owner in certain major areas, including the approval of annual operating and capital expenditure budgets. Additionally, the owners generally pay a monthly fee based on a percentage of the total gross room revenue that covers the costs of advertising and marketing programs; internet, technology and reservation systems expenses; and quality assurance program costs. Owners are also responsible for various other fees and charges, including payments for participation in our Hilton Honors reward program, training, consultation and procurement of certain goods and services. As of March 31, 2017, we managed 624 hotels with 200,189 rooms, excluding our owned, leased and joint venture hotels.

The initial terms of our management agreements for full service hotels typically are 20 to 30 years. In certain cases, where we have entered into a franchise agreement, as well as a management agreement, we classify these hotels as managed hotels in our portfolio. Extension options for our management agreements are negotiated and vary, but typically are more prevalent in full service hotels. Typically, these agreements contain one or two extension options that are either for 5 or 10 years and can be exercised at our or the other party’s option or by mutual agreement. In the case of our management agreements with Park, assuming we exercise all renewal periods, the total term of the management agreements will range from 30 to 70 years.

Some of our management agreements provide early termination rights to hotel owners upon certain events, including the failure to meet certain financial or performance criteria. Performance test measures typically are based upon the hotel’s performance individually and/or in comparison to specified competitive hotels. We often have a cure right by paying an amount equal to the performance shortfall over a specified period, although in some cases our cure rights are limited.

Franchising

We franchise our brand names, trade and service marks and operating systems to hotel owners under franchise agreements. We do not directly participate in the day-to-day management or operation of franchised hotels and do not employ the individuals working at these locations. We conduct periodic inspections to ensure that brand standards are maintained. We approve the location for new construction of franchised hotels, as well as certain aspects of development. In some cases, we provide franchisees with product improvement plans that must be completed in accordance with brand standards to remain in our hotel system. As of March 31, 2017, we franchised 4,236 hotels with 581,789 rooms, as well as 48 timeshare properties pursuant to a license agreement with HGV.

Each franchisee pays us a franchise application fee. Franchisees also pay a royalty fee, generally based on a percentage of the hotel’s total gross room revenue (and a percentage of food and beverage revenue in some brands), as well as a monthly program fee based on a percentage of the total gross room revenue that covers the costs of advertising and marketing programs; internet, technology and reservation systems expenses; and quality assurance program costs. Franchisees also are responsible for various other fees and charges, including payments for participation in our Hilton Honors reward program, training, consultation and procurement of certain goods and services.

Our franchise agreements for new construction and our franchise agreements with Park typically have initial terms of approximately 20 years and properties that are converted from other brands have initial terms of approximately 10 to 20 years. At the expiration of the initial term, we may have a contractual right or obligation to relicense the hotel to the franchisee, at our or the hotel owner’s option or by mutual agreement, for an additional term ranging from 10 to 15 years. Our franchise agreements with Park cannot be extended without our consent. We have the right to terminate a franchise agreement upon specified events of default, including nonpayment of fees or noncompliance with brand standards. If a franchise agreement is terminated by us because of a franchisee’s default, the franchisee is contractually required to pay us liquidated damages.

Ownership

As of March 31, 2017, our ownership segment consisted of 74 hotels with 22,278 rooms that we owned or leased. As a hotel owner, we focus on maximizing the cost efficiency and profitability of the portfolio by, among other things, implementing new labor management practices and systems and reducing fixed costs. Through our disciplined approach to asset management, we develop and execute on strategic plans for each of our hotels to enhance the market position of each property and, at many of our hotels, we renovate guest rooms and public spaces and add or enhance meeting and retail space to improve profitability.

Properties

Owned or Controlled Hotels

As of March 31, 2017, we owned a majority or controlling financial interest in the following three hotels, representing 642 rooms.

Property	Location	Rooms	Ownership
Hilton Hotels & Resorts
Hilton Paris Orly Airport	Paris, France	340	100%
Hilton Odawara Resort & Spa	Odawara City, Japan	173	100%
Hilton Belfast Templepatrick Golf & Country Club	Templepatrick, United Kingdom	129	100%

Joint Venture Hotels

As of March 31, 2017, we had a minority or noncontrolling financial interest in and operated the following six properties, representing 2,448 rooms. We have a right of first refusal to purchase additional equity interests in certain of these joint ventures. We manage each of the hotels for the entity owning or leasing the hotel.

Property	Location	Rooms	Ownership
Waldorf Astoria Hotels & Resorts
Waldorf Astoria Chicago	Chicago, IL, USA	215	12%
Conrad Hotels & Resorts
Conrad Cairo	Cairo, Egypt	614	10%
Hilton Hotels & Resorts
Hilton Tokyo Bay	Urayasu-shi, Japan	819	24%
Hilton Nagoya	Nagoya, Japan	460	24%
Hilton Mauritius Resort & Spa	Flic-en-Flac, Mauritius	193	20%
Hilton Imperial Dubrovnik	Dubrovnik, Croatia	147	18%

Leased Hotels

As of March 31, 2017, we leased the following 65 hotels, representing 19,188 rooms.

Property	Location	Rooms
Waldorf Astoria Hotels & Resorts
Rome Cavalieri, Waldorf Astoria Hotels & Resorts	Rome, Italy	370
Waldorf Astoria Amsterdam	Amsterdam, Netherlands	93
Hilton Hotels & Resorts
Hilton Tokyo(1)	(Shinjuku-ku) Tokyo, Japan	821
Ramses Hilton	Cairo, Egypt	771
Hilton London Kensington	London, United Kingdom	601
Hilton Vienna	Vienna, Austria	579
Hilton Tel Aviv	Tel Aviv, Israel	560
Hilton Osaka(1)	Osaka, Japan	527
Hilton Istanbul Bosphorus	Istanbul, Turkey	500
Hilton Munich Park	Munich, Germany	484
Hilton Munich City	Munich, Germany	480
London Hilton on Park Lane	London, United Kingdom	453
Hilton Diagonal Mar Barcelona	Barcelona, Spain	433
Hilton Mainz	Mainz, Germany	431
Hilton Trinidad & Conference Centre	Port of Spain, Trinidad	418
Hilton London Heathrow Airport	London, United Kingdom	398
Hilton Izmir	Izmir, Turkey	380
Hilton Addis Ababa	Addis Ababa, Ethiopia	372
Hilton Vienna Danube Waterfront	Vienna, Austria	367
Hilton Frankfurt	Frankfurt, Germany	342
Hilton Brighton Metropole	Brighton, United Kingdom	340
Hilton Sandton	Sandton, South Africa	329
Hilton Milan	Milan, Italy	320
Hilton Brisbane	Brisbane, Australia	319
Hilton Glasgow	Glasgow, United Kingdom	319
Ankara Hilton	Ankara, Turkey	309
The Waldorf Hilton, London	London, United Kingdom	298
Hilton Cologne	Cologne, Germany	296
Adana Hilton	Adana, Turkey	295
Hilton Stockholm Slussen	Stockholm, Sweden	289
Hilton Nairobi(1)	Nairobi, Kenya	287
Hilton Madrid Airport	Madrid, Spain	284
Parmelia Hilton Perth	Parmelia Perth, Australia	284
Hilton London Canary Wharf	London, United Kingdom	282
Hilton Amsterdam	Amsterdam, Netherlands	271
Hilton Newcastle Gateshead	Newcastle Upon Tyne, United Kingdom	254
Hilton Vienna Plaza	Vienna, Austria	254
Hilton Bonn	Bonn, Germany	252
Hilton London Tower Bridge	London, United Kingdom	246
Hilton Manchester Airport	Manchester, United Kingdom	230
Hilton Bracknell	Bracknell, United Kingdom	215
Hilton Antwerp Old Town	Antwerp, Belgium	210
Hilton Reading	Reading, United Kingdom	210
Hilton Leeds City	Leeds, United Kingdom	208
Hilton Watford	Watford, United Kingdom	200
Mersin Hilton	Mersin, Turkey	186
Hilton Warwick/Stratford-upon-Avon	Warwick, United Kingdom	181

Property	Location	Rooms
Hilton Leicester	Leicester, United Kingdom	179
Hilton Innsbruck	Innsbruck, Austria	176
Hilton Nottingham	Nottingham, United Kingdom	176
Hilton St. Anne’s Manor, Bracknell	Wokingham, United Kingdom	170
Hilton London Croydon	Croydon, United Kingdom	168
Hilton London Green Park	London, United Kingdom	163
Hilton Cobham	Cobham, United Kingdom	158
Hilton Paris La Defense	Paris, France	153
Hilton East Midlands Airport	Derby, United Kingdom	152
Hilton Maidstone	Maidstone, United Kingdom	146
Hilton Avisford Park, Arundel	Arundel, United Kingdom	140
Hilton Northampton	Northampton, United Kingdom	139
Hilton London Hyde Park	London, United Kingdom	136
Hilton York	York, United Kingdom	131
Hilton Mainz City	Mainz, Germany	127
Hilton ParkSA Istanbul	Istanbul, Turkey	117
Hilton Puckrup Hall, Tewkesbury	Tewkesbury, United Kingdom	112
Hilton Glasgow Grosvenor	Glasgow, United Kingdom	97

(1)	We own a majority or controlling financial interest, but less than a 100% interest, in entities that lease these properties.

Corporate Headquarters and Regional Offices

Our corporate headquarters are located at 7930 Jones Branch Drive, McLean, Virginia 22102. These offices consist of approximately 223,000 square feet of leased space. The lease for this property expires on December 31, 2023, with options to renew and increase the rentable square footage. We also have corporate offices in Watford, England (Europe), Dubai, United Arab Emirates (Middle East and Africa) and Singapore (Asia Pacific). Additionally, to support our operations, we have our Hilton Honors and other commercial services office in Addison, Texas.

Other non-operating real estate holdings include a centralized operations center located in Memphis, Tennessee, and our Hilton Reservations and Customer Care offices in Carrollton, Texas and Tampa, Florida.

We believe that our existing office properties are in good condition and are sufficient and suitable for the conduct of our business. In the event we need to expand our operations, we believe that suitable space will be available on commercially reasonable terms.

Competition

We encounter active and robust competition as a hotel, residential, resort and timeshare manager, franchisor, owner and developer. Competition in the hotel and lodging industry generally is based on the attractiveness of the facility, location, level of service, quality of accommodations, amenities, food and beverage options and outlets, public and meeting spaces and other guest services, consistency of service, room rate, brand reputation and the ability to earn and redeem loyalty program points through a global system. Our properties and brands compete with other hotels, resorts, motels and inns in their respective geographic markets or customer segments, including facilities owned by local interests, individuals, national and international chains, institutions, investment and pension funds and real estate investment trusts (“REITs”). We believe that our position as a multi-branded manager, franchisor, owner and operator of hotels with an associated system-wide customer loyalty platform makes us one of the largest and most geographically diverse lodging companies in the world.

Our principal competitors include other branded and independent hotel operating companies, national and international hotel brands and ownership companies, including hotel REITs. While local and independent brand competitors vary, on a global scale our primary competitors are firms such as Accor S.A., Carlson Rezidor Group, Hongkong and Shanghai Hotels, Hyatt Hotels Corporation, Intercontinental Hotel Group, Marriott International, Mövenpick Hotels and Resorts and Wyndham Worldwide Corporation.

Seasonality

The hospitality industry is seasonal in nature. The periods during which our lodging properties experience higher revenues vary from property to property, depending principally upon location and the customer-base served. We generally expect our revenues to be lower in the first quarter of each year than in each of the three subsequent quarters.

Cyclicality

The hospitality industry is cyclical and demand generally follows, on a lagged basis, key macroeconomic indicators. There is a history of increases and decreases in demand for hotel rooms, in occupancy levels and in room rates realized by owners of hotels through economic cycles. The combination of changes in economic conditions and in the supply of hotel rooms can result in significant volatility in results for owners and managers of hotel properties. The costs of running a hotel tend to be more fixed than variable. As a result, in a negative economic environment the rate of decline in earnings can be higher than the rate of decline in revenues. The vacation ownership business also is cyclical as the demand for vacation ownership units is affected by the availability and cost of financing for purchases of vacation ownership units, as well as general economic conditions and the relative health of the housing market.

Intellectual Property

In the highly competitive hospitality industry in which we operate, trademarks, service marks, trade names, logos and patents are very important to the success of our business. We have a significant number of trademarks, service marks, trade names, logos, patents and pending registrations and expend significant resources each year on surveillance, registration and protection of our trademarks, service marks, trade names, logos and patents, which we believe have become synonymous in the hospitality industry with a reputation for excellence in service and authentic hospitality.

Government Regulation

Our business is subject to various foreign and U.S. federal and state laws and regulations, including: laws and regulations that govern the offer and sale of franchises, many of which impose substantive requirements on franchise agreements and require that certain materials be registered before franchises can be offered or sold in a particular state; and extensive state and federal laws and regulations relating to our timeshare business, primarily relating to the sale and marketing of timeshare intervals.

In addition, a number of states regulate the activities of hospitality properties and restaurants, including safety and health standards, as well as the sale of liquor at such properties, by requiring licensing, registration, disclosure statements and compliance with specific standards of conduct. Operators of hospitality properties also are subject to laws governing their relationship with employees, including minimum wage requirements, overtime, working conditions and work permit requirements. Our franchisees are responsible for their own compliance with laws, including with respect to their employee, minimum wage requirements, overtime, working conditions and work permit requirements. Compliance with, or changes in, these laws could reduce the revenue and profitability of our properties and could otherwise adversely affect our operations.

We also manage and own hotels with casino gaming operations as part of or adjacent to the hotels. However, with the exception of casinos at certain of our properties in Puerto Rico and one property in Egypt, third parties manage and operate the casinos. We hold and maintain the casino gaming license and manage the casinos located in Puerto Rico and Egypt and employ third-party compliance consultants and service providers. As a result, our business operations at these facilities are subject to the licensing and regulatory control of the local regulatory agency responsible for gaming licenses and operations in those jurisdictions.

Finally, as an international owner, operator and franchisor of hospitality properties in 103 countries and territories, we also are subject to the local laws and regulations in each country in which we operate, including employment laws and practices, privacy laws and tax laws, which may provide for tax rates that exceed those of the U.S. and which may provide that our foreign earnings are subject to withholding requirements or other restrictions, unexpected changes in regulatory requirements or monetary policy and other potentially adverse tax consequences.

In addition, our business operations in countries outside the U.S. are subject to a number of laws and regulations, including restrictions imposed by the FCPA, as well as trade sanctions administered by OFAC. The FCPA is intended to prohibit bribery of foreign officials and requires us to keep books and records that accurately and fairly reflect our transactions. OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign states, organizations and individuals. In addition, some of our operations may be subject to additional laws and regulations of non-U.S. jurisdictions, including the U.K.’s Bribery Act 2010, which contains significant prohibitions on bribery and other corrupt business activities, and other local anti-corruption laws in the countries and territories in which we conduct operations.

Environmental Matters

We are subject to certain requirements and potential liabilities under various foreign and U.S. federal, state and local environmental, health and safety laws and regulations and incur costs in complying with such requirements. These laws and regulations govern actions including air emissions, the use, storage and disposal of hazardous and toxic substances, and wastewater disposal. In addition to investigation and remediation liabilities that could arise under such laws, we may also face personal injury, property damage, fines or other claims by third parties concerning environmental compliance or contamination. In addition to our hotel accommodations, we operate a number of laundry facilities located in certain areas where we have multiple properties. We use and store hazardous and toxic substances, such as cleaning materials, pool chemicals, heating oil and fuel for back-up generators at some of our facilities, and we generate certain wastes in connection with our operations. Some of our properties include older buildings, and some may have, or may historically have had, dry-cleaning facilities and underground storage tanks for heating oil and back-up generators. We have from time to time been responsible for investigating and remediating contamination at some of our facilities, such as contamination that has been discovered when we have removed underground storage tanks, and we could be held responsible for any contamination resulting from the disposal of wastes that we generate, including at locations where such wastes have been sent for disposal. In some cases, we may be entitled to indemnification from the party that caused the contamination pursuant to our management or franchise agreements, but there can be no assurance that we would be able to recover all or any costs we incur in addressing such problems. From time to time, we may also be required to manage, abate, remove or contain mold, lead, asbestos-containing materials, radon gas or other hazardous conditions found in or on our properties. We have implemented an on-going operations and maintenance plan at each of our owned and operated properties that seeks to identify and remediate these conditions as appropriate. Although we have incurred, and expect that we will continue to incur, costs relating to the investigation, identification and remediation of hazardous materials known or discovered to exist at our properties, those costs have not had, and are not expected to have, a material adverse effect on our financial condition, results of operations or cash flow.

Insurance

U.S. hotels that we manage are permitted to participate in certain of our insurance programs by mutual agreement with our hotel owners. If not participating in our programs, hotel owners must purchase insurance programs consistent with our requirements. U.S. franchised hotels are not permitted to participate in our insurance programs but rather must purchase insurance programs consistent with our requirements. Non-U.S. managed and franchised hotels are required to participate in certain of our insurance programs. In addition, our management and franchise agreements typically include provisions requiring the owner of the hotel property to indemnify us against losses arising from the design, development and operation of hotels owned by such third parties.

Most of our insurance policies are written with self-insured retentions or deductibles that are common in the insurance market for similar risks and we believe such risks are prudent for us to assume. Our third-party insurance policies provide coverage for claim amounts that exceed our self-insurance retentions or deductible obligations. We maintain insurance coverage for general liability, property including business interruption, terrorism, workers’ compensation and other risks with respect to our business for all of our owned and leased hotels. In addition, through our captive insurance subsidiary, we participate in a reinsurance arrangement that provides coverage for a certain portion of our deductibles. In general, our insurance provides coverage related to any claims or losses arising out of the design, development and operation of our hotels.

History

Hilton Worldwide Holdings Inc. was incorporated in Delaware in March 2010. In 1919, our founder Conrad Hilton purchased his first hotel in Cisco, Texas. Through our predecessors, we commenced corporate operations in 1946.

Employees

As of March 31, 2017, more than 157,000 people were employed at our managed, owned, leased and timeshare properties and corporate locations.

As of December 31, 2016, approximately 30% of our employees globally (or 30% of our employees in the U.S.) were covered by various collective bargaining agreements generally addressing pay rates, working hours, other terms and conditions of employment, certain employee benefits and orderly settlement of labor disputes.

Legal Proceedings

We are involved in various claims and lawsuits arising in the ordinary course of business, some of which include claims for substantial sums, including proceedings involving tort and other general liability claims, employee claims, consumer protection claims and claims related to our management of certain hotel properties. Most occurrences involving liability, claims of negligence and employees are covered by insurance with solvent insurance carriers. For those matters not covered by insurance, which include commercial matters, we recognize a liability when we believe the loss is probable and can be reasonably estimated. The ultimate results of claims and litigation cannot be predicted with certainty. We believe we have adequate reserves against such matters. We currently believe that the ultimate outcome of such lawsuits and proceedings will not, individually or in the aggregate, have a material adverse effect on our consolidated financial position, results of operations or liquidity. However, depending on the amount and timing, an unfavorable resolution of some or all of these matters could materially affect our future results of operations in a particular period.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages and positions of HLT Parent’s directors and executive officers as of June 23, 2017.

Name	Age	Position
Christopher J. Nassetta	54	President, Chief Executive Officer and Director
Jonathan D. Gray	47	Chairman of the Board of Directors
Charlene T. Begley	50	Director
Jon M. Huntsman, Jr	57	Director
Judith A. McHale	70	Director
John G. Schreiber	70	Director
Elizabeth A. Smith	54	Director
Douglas M. Steenland	65	Director
Kristin A. Campbell	55	Executive Vice President and General Counsel
Ian R. Carter	55	Executive Vice President and President, Global Development, Architecture and Construction
James E. Holthouser	58	Executive Vice President, Brands & Marketing
Kevin J. Jacobs	44	Executive Vice President and Chief Financial Officer
Matthew W. Schuyler	51	Executive Vice President and Chief Human Resources Officer
Christopher W. Silcock	45	Executive Vice President and Chief Commercial Officer
Jonathan W. Witter	48	Executive Vice President and Chief Customer Officer

Christopher J. Nassetta joined Hilton as President and Chief Executive Officer in December 2007 and has served as a director of Hilton since that time. Previously, he was President and Chief Executive Officer of Host Hotels and Resorts, Inc., a position he held from May 2000 until October 2007. He joined Host in 1995 as Executive Vice President and was elected Chief Operating Officer in 1997. Before joining Host, Mr. Nassetta co-founded Bailey Capital Corporation, a real estate investment and advisory firm, in 1991. Prior to this, he spent seven years at The Oliver Carr Company, a commercial real estate company, where he ultimately served as Chief Development Officer. Mr. Nassetta is an Advisory Board member for the McIntire School of Commerce at the University of Virginia and is Vice Chairman of the Corporate Fund for The John F. Kennedy Center for the Performing Arts. He is on the boards of the International Youth Foundation and the Wolf Trap Foundation for the Performing Arts. He is also a member of the board of directors, nominating and corporate governance committee and compensation committee of CoStar Group, Inc. He is also a member and a past Chairman of The Real Estate Roundtable, a Vice Chairman and Executive Committee member of the World Travel & Tourism Council, a member of the Economic Club of Washington, a member of Federal City Council, a member of the Steering Committee of Partners for a New Beginning, and has served in various positions at the Arlington Free Clinic. Mr. Nassetta graduated from the McIntire School of Commerce at the University of Virginia with a degree in Finance.

Jonathan D. Gray is Chairman of our Board and has served as a director of Hilton since 2007. Mr. Gray has served as global head of real estate for Blackstone since January 2012 and a member of the board of directors of Blackstone since February 2012. He also sits on Blackstone’s management committee. Prior to being named global head of real estate at Blackstone, Mr. Gray served as a senior managing director and co-head of real estate from January 2005 to December 2011. Since joining Blackstone in 1992, Mr. Gray has helped build the largest private equity real estate platform in the world with over $102 billion in investor capital under management as of December 31, 2016. Mr. Gray received a B.S. in Economics from the Wharton School, as well as a B.A. in English from the College of Arts and Sciences at the University of Pennsylvania, where he graduated magna cum laude and was elected to Phi Beta Kappa. He currently serves as Chairman of the Board of Nevada Property 1 LLC (The Cosmopolitan of Las Vegas) and is a board member of Invitation Homes Inc. He also serves on the board of Harlem Village Academies and Trinity School. He previously served as a board member of Brixmor Property Group Inc. and La Quinta Holdings Inc. Mr. Gray and his wife, Mindy, have established the Basser Research Center at the University of Pennsylvania School of Medicine, which focuses on the prevention and treatment of certain genetically caused breast and ovarian cancers.

Charlene T. Begley has served as a director of Hilton since April 2017. Ms. Begley served in various capacities at General Electric Company from 1988 through 2013. Most recently, she served in a dual role as Senior Vice President and Chief Information Officer, as well as the President and Chief Executive Officer of GE’s Home and Business Solutions business from January 2010 through December 2013. Ms. Begley served as President and Chief Executive Officer of GE Enterprise Solutions from August 2007 through December 2009. During her career at GE, she served as President and Chief Executive Officer of GE Plastics and GE Transportation, led GE’s Corporate Audit staff and served as the Chief Financial Officer for GE Transportation and GE Plastics Europe and India. Ms. Begley currently serves as a director and member of the audit committee of Nasdaq, Inc., and as a director and member of the audit and nominating committees of Red Hat, Inc. and WPP plc.

Jon M. Huntsman, Jr. has served as a director of Hilton since 2015. Mr. Huntsman has served as Chairman of the Atlantic Council, a non-partisan think tank promoting constructive leadership and engagement in international affairs, since January 2014. Mr. Huntsman was a candidate for the Republican nomination for President of the United States in the 2012 presidential election. From 2009 to 2011, he served as U.S. Ambassador to China and he served as Governor of the State of Utah from 2005 to 2009. Mr. Huntsman’s public service also includes appointments as U.S. Ambassador to Singapore, Deputy U.S. Trade Representative and Deputy Assistant Secretary of Commerce for East Asia & Pacific Affairs. He also serves as a director of Ford Motor Company, Caterpillar, Inc. and Chevron Corporation and previously served as a director of Huntsman Corporation.

Judith A. McHale has served as a director of Hilton since 2013. Ms. McHale has served as President and Chief Executive Officer of Cane Investments, LLC since August 2011. From May 2009 to July 2011, Ms. McHale served as Under Secretary of State for Public Diplomacy and Public Affairs for the U.S. Department of State. From 2006 to March 2009, Ms. McHale served as a Managing Partner in the formation of GEF/ Africa Growth Fund. Prior to that, Ms. McHale served as the President and Chief Executive Officer of Discovery Communications. Ms. McHale currently serves on the board of directors of Ralph Lauren Corporation, SeaWorld Entertainment, Inc. and Viacom, Inc. Ms. McHale graduated from the University of Nottingham in England and Fordham University School of Law.

John G. Schreiber has served as a director of Hilton since 2007. Mr. Schreiber is the President of Centaur Capital Partners, his family investment office, and a retired Partner and Co-Founder of Blackstone Real Estate Advisors (BREA). As Co-Chairman of the BREA Investment Committee, Mr. Schreiber oversaw all Blackstone real estate investments from 1992 to 2015. During that time, Blackstone invested over $75 billion of equity in a wide variety of real estate transactions. Mr. Schreiber is a past board member of Urban Shopping Centers, Inc., Host Hotels & Resorts, Inc., The Rouse Company, AMLI Residential Properties Trust, General Growth Properties, Inc., Blackstone Mortgage Trust Inc. and Hudson Pacific Properties, Inc. He currently serves on the board of JMB Realty Corp., Brixmor Property Group Inc. and Invitation Homes Inc. and is a director/trustee of a number of mutual funds managed by T. Rowe Price Associates and a Trustee of Loyola University of Chicago. Mr. Schreiber graduated from Loyola University of Chicago and received an M.B.A. from Harvard Business School.

Elizabeth A. Smith has served as a director of Hilton since 2013. Ms. Smith has served as Chairman of the Board of Directors of Bloomin’ Brands, Inc. since January 2012 and has served as its Chief Executive Officer and a Director since November 2009. From September 2007 to October 2009, Ms. Smith was President of Avon Products, Inc., a global beauty products company, and was responsible for its worldwide product-to-market processes, infrastructure and systems, including Global Brand Marketing, Global Sales, Global Supply Chain and

Global Information Technology. In January 2005, Ms. Smith joined Avon Products, Inc. as President, Global Brand, and was given the additional role of leading Avon North America in August 2005. From September 1990 to November 2004, Ms. Smith worked in various capacities at Kraft Foods Inc. Ms. Smith currently serves on the board of directors of U.S. Fund for UNICEF and H. Lee Moffitt Cancer Center & Research Institute (Tampa, Florida). Ms. Smith served as a member of the board of directors and audit committee member of Staples, Inc. from September 2008 to June 2014. Ms. Smith holds a bachelor’s degree, Phi Beta Kappa, from the University of Virginia and an M.B.A. from the Stanford Graduate School of Business.

Douglas M. Steenland has served as a director of Hilton since 2009. Mr. Steenland worked for Northwest Airlines Corporation from September 1991 to October 2008, serving as Chief Executive Officer from April 2004 to October 2008 and as President from February 2001 to April 2004. During his tenure at Northwest Airlines, he also served as Executive Vice President, Chief Corporate Officer and Senior Vice President and General Counsel. Mr. Steenland retired from Northwest Airlines upon its merger with Delta Air Lines, Inc. Prior to his time at Northwest Airlines, Mr. Steenland was a senior partner at a Washington, D.C. law firm that is now part of DLA Piper. Mr. Steenland is currently chairman of the board of directors of American International Group, Inc.; chairman of the board of directors of Travelport Worldwide Limited, where he also serves on the nominating and corporate governance committee; and chairman of the board of Performance Food Group Company, where he also serves on the audit committee. In the past five years, Mr. Steenland also served as a director of Digital River, Inc. Mr. Steenland received a B.A. from Calvin College and is a graduate from The George Washington University Law School.

Kristin A. Campbell joined Hilton as Executive Vice President and General Counsel in June 2011. She is responsible for leading Hilton’s global legal and compliance functions. Ms. Campbell also is a director of Office Depot, Inc. and a member of its audit committee. Prior to Hilton, Ms. Campbell was Senior Vice President, General Counsel and Corporate Secretary of Staples, Inc., an international office products company from May 2007 to June 2011. Before joining Staples, Inc. in 1993, Ms. Campbell worked at the law firms Goodwin Procter LLP and Rackemann, Sawyer & Brewster. Ms. Campbell graduated summa cum laude from Arizona State University and received a J.D. from Cornell University Law School.

Ian R. Carter has served as Executive Vice President and President, Global Development, Architecture and Construction for Hilton since October 2012 and previously oversaw Operations for Hilton since August 2009. He previously served as Chief Executive Officer of Hilton International Co. prior to its re-acquisition by Hilton in February 2006. Prior to joining Hilton International in January 2005, Mr. Carter served as Officer and President of Black & Decker Corporation, Middle East, Africa and Asia. Prior to Black & Decker, Mr. Carter spent more than a decade with General Electric Plastics, ultimately serving as President of General Electric Specialty Chemical. Mr. Carter serves as a non-Executive Director on the Board of Burberry Group plc, where he serves as chairman of the compensation committee, and is President of the Dame Maureen Thomas Foundation for Young People. He serves on the board of advisors of the Boston University School of Hospitality Administration and on the board of directors of Visit Florida. Mr. Carter is non-executive chairman of the board of Del Frisco’s Restaurant Group, Inc. Mr. Carter is a graduate of the University of West London, School of Business and Management, and received an honorary doctorate from the university.

James E. Holthouser has served as Hilton’s Executive Vice President, Brands & Marketing since November 2012. In this role, he serves as our global leader for brand management, marketing and the Honors loyalty program. Mr. Holthouser also oversees the Product Management group and the Global Brands Strategy group. The Product Management group is responsible for the development and management of products for Food & Beverage, Meetings & Events, Spa, Fitness, Guest Technology and Sustainability. The Global Brands Strategy group is responsible for developing strategies for all brand and product groups across the enterprise. With more than 25 years of experience in the lodging, restaurant and gaming industries, Mr. Holthouser has held a series of senior management positions within Hilton in the branding, franchising and marketing arenas. Most recently, he was Global Head of Full Service Brands and Global Head of Embassy Suites Hotels from June 2009 to November 2012, overseeing all aspects of brand management. From October 2005 to June 2009,

Mr. Holthouser was Senior Vice President of Brand Management for Embassy Suites. From February 1999 to October 2005, Mr. Holthouser served as Senior Vice President of Brand Management for Homewood Suites by Hilton. His career with the Company began in 1989 in Market Research for Promus. Mr. Holthouser received his M.A. in Political Science from the University of Louisville and his international M.B.A. from the American Graduate School of International Management. He received undergraduate degrees from the University of Louisville in Political Science and Foreign Languages.

Kevin J. Jacobs serves as Executive Vice President and Chief Financial Officer of Hilton and is responsible for the oversight of all of our global finance, information technology and real estate functions. He joined Hilton as Senior Vice President, Corporate Strategy in June 2008, was elected Treasurer in May 2009, became Executive Vice President and Chief of Staff in September 2012 and assumed his current role in August 2013. Previously, from July 2007 to June 2008 he was Senior Vice President, Mergers & Acquisitions and Treasurer of Fairmont Raffles Hotels International. Prior to joining Fairmont Raffles, Mr. Jacobs spent seven years with Host Hotels and Resorts, Inc., most recently as Vice President, Corporate Finance & Investor Relations. Prior to joining Host, Mr. Jacobs held various roles in the Hospitality Consulting practice of PricewaterhouseCoopers LLP and the Hospitality Valuation Group at Cushman & Wakefield, Inc. Mr. Jacobs is a member of the Dean’s Advisory Board for the School of Hotel Administration at Cornell University and a member of the Hotel Development Council of the Urban Land Institute. He is a graduate of the Cornell University School of Hotel Administration.

Matthew W. Schuyler has served as our Executive Vice President and Chief Human Resources Officer since June 2009 and leads the Company’s global human resources organization. Mr. Schuyler was previously Chief Human Resources Officer at Capital One Financial Corporation from April 2002 to June 2009. Prior to Capital One, Mr. Schuyler served as Vice President of Human Resources with Cisco Systems, Inc. and as a Partner with PricewaterhouseCoopers in the Global Human Resources Group. He serves on the board of the Make-A-Wish Foundation of America, where he serves as chairman of the compensation committee, and is a member of the Penn State University Board of Trustees and the Business School Board of Visitors and Penn State’s College of Information Sciences and Technology Advisory Board. Mr. Schuyler holds a B.S. from Penn State University and an M.B.A. from the University of Michigan.

Christopher W. Silcock has served as Executive Vice President and Chief Commercial Officer since September 2015 and oversees Revenue Management, Sales, Hilton Reservations & Customer Care, E-Commerce and Regional Marketing. Mr. Silcock previously served as our Head of Sales and Revenue Management from September 2014 and Senior Vice President Revenue Management and Online from January 2013. Prior to that he was Senior Vice President Revenue Management since March 2009. Mr. Silcock holds a bachelor’s of science degree in Computer Studies from University of Essex and studied music prior to his hospitality career.

Jonathan W. Witter has served as Executive Vice President and Chief Customer Officer since April 2017. From February 2012 to March 2017, Mr. Witter was President, Retail and Direct Banking of Capital One Financial Corporation. Mr. Witter joined Capital One in December 2010 as an Executive Vice President in Retail Banking. From September 2011 until February 2012, Mr. Witter served as President, Retail and Small Business Banking. Mr. Witter also was a director of ING Bank, fsb. from February 2012 to November 2012. Prior to joining Capital One, Mr. Witter held various positions, including executive vice president and head of general Bank Distribution at Wachovia (now Wells Fargo & Company), managing director and president of Morgan Stanley Private Bank NA, a global financial services firm, and Chief Operating Officer of Morgan Stanley’s Retail Banking Group.

There are no family relationships among any of our directors or executive officers.

Background and Experience of Directors

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, we considered the following important characteristics:

•	Mr. Nassetta—his experience as an executive in the hospitality industry, extensive financial background and experience with real estate investments; his role as our President and Chief Executive Officer brings management perspective to board deliberations and provides valuable information about the status of our day-to-day operations.

•	Mr. Gray—his affiliation with Blackstone, significant experience in working with companies controlled by private equity sponsors, particularly in the real estate and hospitality industry, experience in working with the management of various other companies owned by Blackstone’s funds, experience with real estate investing and extensive financial background.

•	Ms. Begley—her extensive business and management expertise, including leading divisions of a global enterprise, significant experience in technology, finance and information security, and service as a director of several public companies.

•	Mr. Huntsman—his extensive international experience, including as U.S. ambassador to China, U.S. ambassador to Singapore and Deputy U.S. Trade Representative, public policy and government relations experience, including as the governor of the State of Utah, and executive and board experience as former Vice Chairman of Huntsman Corporation and a director of several public companies.

•	Ms. McHale—her extensive business and management expertise, including experience as a chief executive officer and director of several public companies, as well as prior service as a high-ranking official in the U.S. Department of State.

•	Mr. Schreiber—his experience with real estate investing and extensive financial background, past affiliation with Blackstone, significant experience in working with companies controlled by private equity sponsors, particularly in the real estate industry, experience in working with the management of various other companies owned by Blackstone’s funds.

•	Ms. Smith—her experience in strategy, brands, marketing and sales, as well as corporate finance and financial reporting developed in her executive level roles where her responsibilities have included direct financial oversight of multinational companies with multiple business units.

•	Mr. Steenland—his experience in managing large, complex, international institutions generally and experience as a member of global public company boards and an executive in the travel and hospitality industries in particular.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules.

Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether that relationship is material.

Our Board has affirmatively determined that each of Ms. Begley, Mr. Huntsman, Ms. McHale, Mr. Schreiber, Ms. Smith and Mr. Steenland is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and under all applicable NYSE guidelines, including with respect to committee membership. Our Board also has determined that each of Ms. McHale, Ms. Smith and Mr. Steenland is “independent” for purposes of Section 10A(m)(3) of the Exchange Act.

In making its independence determinations, the Board considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).

Committee Membership

Audit Committee

Ms. McHale, Ms. Smith and Mr. Steenland are members of the Audit Committee. All members of the Audit Committee have been determined to be “independent,” as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors generally and audit committees in particular. Our Board also has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that Mr. Steenland qualifies as an audit committee financial expert as defined by applicable SEC regulations.

Compensation Committee

Ms. McHale, Mr. Huntsman and Mr. Schreiber are members of the Compensation Committee. All members of the Compensation Committee have been determined to be “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors generally, and compensation committees in particular. In addition, all members qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act and as “outside directors” for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code.

Nominating and Corporate Governance Committee

Mr. Huntsman, Ms. Smith and Mr. Steenland are members of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee have been determined to be “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Section Overview

Our executive compensation program is designed to attract and retain individuals with the skills and qualifications to manage and lead the Company effectively. The overarching goal of our program is to motivate our leaders to contribute to the achievement of our financial goals and to focus on long-term value creation for our stockholders. Our named executive officers (“NEOs”) for 2016 were:

Name	Position
Christopher J. Nassetta	President & Chief Executive Officer (“CEO”)
Kevin J. Jacobs	Executive Vice President (“EVP”) & Chief Financial Officer (“CFO”)
Ian R. Carter	EVP & President, Global Development, Architecture & Construction
Mark D. Wang	EVP & President, HGV(1)
James E. Holthouser	EVP, Brands & Marketing

(1)	Mr. Wang became the President & CEO of HGV in January 2017 when we completed the spin-off of HGV.

Executive Summary

2016 Company Performance

Highlights of our 2016 achievements included the following:

•	Successfully completed the spin-offs of our Timeshare and Real Estate businesses in January 2017

•	Adjusted EBITDA was $2,975 million compared to $2,879 million for the prior year (see “Prospectus Summary—Summary Historical Financial Data” for the definition of Adjusted EBITDA and the reconciliation to its most comparable measure under GAAP)

•	Grew development pipeline 16% from 2015 to 1,968 hotels, consisting of 310,000 rooms, 50% of which are under construction

•	Achieved net unit growth of 45,000 rooms, representing a 6.6% growth in managed and franchised rooms, and approved a record 106,000 rooms

•	Added 354 hotels to the system in 2016, opening nearly one hotel per day in the year

•	Launched our newest brands: Tru by Hilton in January 2016 and Tapestry Collection by Hilton in January 2017

•	Recognized by Fortune Magazine as one of the 100 Best Companies to Work For (ranked #56 in 2016 and #26 in March 2017), one of the Most Admired Companies, one of the World’s 25 Best Multinational Workplaces and one of the 100 Best Workplaces for Women and for Millennials; also recognized by Diversity, Inc. as one of the 50 Top Companies for Diversity

Changes for 2016

Key 2016 Pay Decisions

As part of its annual compensation-setting process, the Compensation Committee (the “Committee”) meets in the first quarter of the year. In February 2016, the Committee, using information prepared by its independent compensation consultant, Exequity, reviewed and considered the pay level and mix of the NEOs’ compensation against executives serving in similar positions at other publicly-held hospitality, restaurant, travel and global consumer brand companies with whom the Company competes for talent. As a result of this review, the Committee made the following key compensation decisions:

•	For all NEOs (other than the CEO and the EVP, Brands & Marketing), increased base salaries by 3% consistent with market practices and increases for our corporate team members

•	For the CEO, maintained the same base salary and target annual cash incentive as 2015; delivered an increase in his target total direct compensation entirely in his target long-term incentive opportunity, thereby increasing only the pay element most aligned with stockholder value over the long term

•	Increased target long-term incentive opportunities by approximately 5% for the CEO and by 3% for the other NEOs (other than the EVP, Brands & Marketing), to reward their performance and to align with competitive market practices

•	For the EVP, Brands & Marketing, granted a one-time time-vesting restricted stock unit (“RSU”) award valued at approximately $1,000,000 in recognition of the broader responsibilities he assumed following the departure of one of our executive officers, which were vital to maintaining continuity and stability throughout a period of organizational change

•	Maintained the existing compensation program structure, consisting of base salary, annual cash incentives and long-term incentives, the latter of which are awarded in the form of performance shares, RSUs and stock options

Say on Pay Vote

In 2016, the Committee considered the outcome of the stockholder advisory vote on 2015 executive compensation when making decisions relating to the compensation of our NEOs and our executive compensation program and policies. Our stockholders voted at our 2016 annual meeting, in a non-binding, advisory vote, on the 2015 compensation paid to our NEOs. Approximately 99% of the votes were cast in favor of the Company’s 2015 compensation decisions. Based on this level of support, the Committee decided that the say on pay vote result did not necessitate any substantive changes to our compensation program.

We consider the opinions expressed by stockholders through their votes, periodic meetings and other communications and believe that stockholder engagement leads to enhanced governance practices. We have a proactive investor outreach program, which includes meetings with the investment community and one-on-one meetings or meetings in small groups. We periodically engage investors to discuss specific matters of importance to stockholders. We value the perspective of our stockholders and will continue to seek their input on an ongoing basis.

2017 Pay Decisions

Hilton completed the spin-offs in January 2017, resulting in three standalone, fully independent, publicly traded companies. The spin-offs are an important milestone in achieving the Company’s long-term strategic objectives. In light of overall performance, completion of the spin-offs and our evolving pay practices, the Committee made the compensation decisions listed below in February 2017. We expect our executive compensation program and practices will continue to evolve with the development and growth of our organization in order to reward our executives for achieving our business strategies and creating long-term value for our stockholders.

Pay Component	Decision and Rationale
Long-term Incentives One-time equity Grants

•    Decision—In February 2017, the Committee approved one-time equity grants to certain employees throughout the organization. The Committee awarded grants to the CEO and CFO valued at approximately $8,000,000 and $4,000,000, respectively, in addition to the long-term incentive awards granted under the annual equity grant program. The one-time equity grants consist of RSUs and vest in three equal annual amounts beginning on February 15, 2018 (and each February 15 thereafter), subject to the executive’s continued employment on the applicable vesting date, and have the same terms and conditions as the RSUs granted under our annual equity grant program. In addition, a number of other employees throughout the organization received one-time cash bonuses in recognition of their contributions to the spin-offs.

•    Rationale—These awards were made in recognition of contributions towards the completion of the spin-offs and to promote retention of key executives. The awards recognize the significant contributions of employees who helped to successfully establish three standalone, fully independent companies in addition to their regular responsibilities and have demonstrated consistently superior levels of achievement, commitment and potential in roles that are critical to the organization. The multi-year vesting schedule of the one-time equity grants is intended to drive retention and stability within this group of employees.

Long-term Incentives Mix of equity awarded under our annual equity grant program

•    Decision—While long-term incentives granted under the annual equity program in 2017 continue to use a portfolio of performance shares, RSUs and stock options, the mix of the 2017 long-term incentives was modified to deliver 25% of the total award amount in stock options, 25% in RSUs and 50% in performance shares.

•    Rationale—This mix of long-term incentives is more closely aligned with market practices of our peer group (as described below), while maintaining balance across our long-term incentive award portfolio. The largest portion of the total equity award continues to take the form of performance shares to incentivize our NEOs to achieve our most critical long-term objectives, with the remaining portion equally split between RSUs and stock options to promote retention, serve as a linkage to stockholder value and increase NEOs’ ownership interest in the Company.

Long-term Incentives Performance share metrics under our annual equity grant program

•    Decision—The performance shares granted in 2014 through 2016 were scheduled to vest based on our Relative total shareholder return (“TSR”) and the Company’s earnings before interest expense, income tax and depreciation and amortization (“EBITDA”) compound annual growth rate (“EBITDA CAGR”) over a 3-year period. For the performance shares granted in 2017, the Committee determined that 50% of the award would vest based on Free Cash Flow per share CAGR (“FCF CAGR”) and 50% of the award would vest based on EBITDA CAGR, each over a 3-year performance period.

•    Rationale—As a result of the spin-offs, the Company shifted to a more simplified fee-based model, with significant free cash flow (“FCF”) generation potential. Going forward, we expect that FCF will be an important valuation metric to assess and maximize the Company’s performance. Therefore, the Committee chose to use growth in FCF as a performance measure as part of our long-term incentive design in order to motivate and reward our executives for successfully executing our business strategies.

Pay Component	Decision and Rationale
Long-term Incentives Change in control provisions

•    Decision—The Committee implemented “double trigger” vesting upon a change in control for performance shares beginning with grants in 2017. Double trigger vesting requires termination of employment, in addition to a change in control, for accelerated vesting to occur. Our other equity awards (stock options and RSUs) continue to have double trigger vesting in the event of a change in control.

•    Beginning with performance shares granted in 2017, if a change in control occurs, the performance shares will vest on the last day of the scheduled performance period, subject to continued employment. Accelerated vesting will occur only upon a termination without cause within 12 months following the change in control. The number of performance shares subject to each award will be based on actual performance through the most recently completed fiscal quarter prior to the change in control or at a level as determined by the Committee in its good faith discretion. Otherwise, the terms of the 2017 performance shares are the same as performance shares granted in prior years.

• Rationale—The new provisions were adopted to better align with market practices and stockholder interests.

(1)	Free Cash Flow Per Share is calculated as: (a) net cash provided by (used in) operating activities reported in accordance with GAAP, less (b) capital expenditures as disclosed by the Company in reports filed with or furnished to the SEC, plus (c) costs and expenses, including tax payments, relating to asset purchases and disposals, including the spin-offs of Park and HGV and (d) excluding the impact on annual adjusted free cash flow resulting from any loyalty program advanced point sales; the result of which is divided by (e) the reported diluted weighted number of shares outstanding for the last calendar year being measured.

Determining Pay

Executive Compensation Framework

Following is an overview of key aspects of our pay philosophy, design and process.

Overall Compensation Philosophy

Our goal is to provide programs that:

•    Deliver competitive levels of compensation to attract, retain and motivate highly-qualified executives

•    Foster a strong relationship between stockholder value and executive compensation by having a significant portion of compensation composed of long-term incentive awards

•    Emphasize performance-based compensation contingent upon achieving corporate and business area performance goals

•    Promote the Company’s core values of Hospitality, Integrity, Leadership, Teamwork, Ownership and Now by individuals working at our owned, leased, managed and corporate locations whose performance and responsibilities directly affect the results of our operations

Compensation Program Design

Our programs are designed to:

•    Provide three main components: base salary, annual cash incentive and long-term incentive awards, each designed to be consistent with our compensation philosophy

•    Cultivate long-term value creation without taking unnecessary risks

•    Combine both short- and long-term compensation to promote retention and create a pay-for-performance environment

•    Emphasize at-risk pay over fixed pay, yet create a positive work environment that rewards long-term achievements

•    Motivate and reward for successfully executing our business strategies

•    Avoid rigid categorical guidelines or formulas in setting the level and mix of compensation

Compensation Process

In reviewing and establishing pay, we:

•    Evaluate pay annually, or more frequently as circumstances merit

•    Consider the following factors when setting compensation levels:

•    Compensation of executives serving in similar positions at peer companies

•    Individual knowledge, experience and capabilities of the executives

•    The executive’s scope of responsibility, authority and accountability

•    The level of pay relative to the Company’s other executives

Making Compensation Decisions

Role of the Compensation Committee

•	The Committee oversees and approves key aspects of executive compensation, including our CEO’s and other executive officers’ salaries, goals and payouts under the annual cash incentive plan, the size and structure of long-term incentive awards and any executive perquisites or other benefits.

•	In determining compensation for the CEO, the Committee considers the factors outlined above, consults with its independent compensation consultant and reviews the CEO’s self-assessment of his performance against his Board-approved Company and business area objectives.

•	While the Committee reviews and approves the specific elements of compensation of our executives, including our NEOs, our Board is apprised of executive compensation matters.

•	The Committee approves objectives designed to align executive pay with Company performance and stockholder interests and also seeks to provide competitive pay opportunities tied to performance and designed to retain talent, maximize stockholder value and mitigate material risk.

•	In implementing the Company’s executive compensation program, the Committee considers many factors, including the cyclical nature of the hospitality business, the advice of its compensation consultant, competitive market data, internal pay equity among executives and the alignment of the Company’s total pay opportunity and pay outcomes with performance.

Role of Management

•	The CEO and Chief Human Resources Officer work closely with the Committee in managing the executive compensation program and attend meetings of the Committee.

•	The CEO makes recommendations to the Committee regarding compensation for executive officers other than himself.

Role of the Compensation Committee’s Consultant

•	Exequity has served as the Committee’s independent compensation consultant since 2012. Exequity reports to and is instructed in its duties by the Committee and carries out its responsibilities in coordination with the Company’s Human Resources department. In 2016, Exequity’s services to the Committee included, among other things, providing perspective on current trends and developments in executive and director compensation as well as analysis of benchmarking data and confirmation of our peer group composition. It otherwise performed no other services for the Company. The Committee evaluated whether any of the work provided by Exequity during 2016 raised any conflict of interest and determined that it did not.

•	Exequity provides research, data analyses, survey information and analysis, incentive design expertise and other analyses related to compensation levels and design. Exequity also updates the Committee on trends and developments related to executive compensation practices, advises on the composition of our peer group (as described below) and provides its views to the Committee on best practices when evaluating executive pay programs and policies.

Assessing Competitive Practice Through Peer Group Comparisons

Executive Compensation Peer Group

To gain a general understanding of current compensation practices, the Committee reviews pay of executives serving in similar positions at peer companies. The external market data reviewed for 2016 included peer group proxy data, broad industry-comparative compensation surveys and data provided by peer group companies that participate in Equilar’s Annual Executive Compensation Survey.

The Committee reviews the composition of the peer group on an annual basis, considering: industries that attract and retain similar talent; annual revenue; EBITDA; market capitalization; brand recognition; global presence; and number of employees. It also considers the peer companies’ performance across a variety of metrics, such as revenue growth.

In August 2015, the Committee adjusted the peer group to include the companies shown in the table below by removing The Walt Disney Company and adding Carnival Corporation, Royal Caribbean Cruises and Yum! Brands. The Committee selected the additional peers due to their similar size and, for Carnival Corporation and Royal Caribbean Cruises, because they are travel industry peers. Yum! Brands was selected because it is a global, multi-brand franchiser. The adjusted peer group is shown in the table below and consists of 20 hospitality, restaurant, travel and global consumer brand companies that have a corporate structure and global presence comparable to the Company. The Company is positioned near the median of the peer group based on annual revenue and market capitalization.

In February 2016, the Committee reviewed the peer group listed in the table below (the “peer group”) when determining 2016 base salaries, annual cash incentive targets and long-term incentive targets.

2016 Executive Compensation Peer Group Companies
Hospitality	Travel	Restaurants	Global Consumer Brands
Host Hotels & Resorts, Inc.	Avis Budget Group, Inc.	Darden Restaurants, Inc.	FedEx Corporation
Hyatt Hotels Corporation	Carnival Corporation	McDonald’s Corporation	General Mills, Inc.
Marriott International, Inc.	Las Vegas Sands Corp.	YUM! Brands, Inc.	Kellogg Company
Starwood Hotels & Resorts Worldwide, Inc.(1)	MGM Resorts International		Nike, Inc.
Wyndham Worldwide Corporation	Royal Caribbean Cruises, Ltd.		Starbucks Corporation
United Continental Holdings, Inc.
Wynn Resorts, Limited

(1)	Starwood Hotels & Resorts Worldwide, Inc. was acquired by Marriott International, Inc. in September 2016 and is no longer a publicly traded company.

NEO Pay

Pay for Performance

Total Direct Compensation

In structuring our executive compensation packages, the Committee considers how each component of compensation promotes retention and motivates performance. We believe that, to attract and retain senior executives, we must provide them with a competitive level of compensation that rewards their continued service. We also believe that performance-based compensation plays the most significant role in aligning management’s interests with those of our stockholders. For this reason, performance-based compensation constitutes the majority of the overall compensation for our senior executives.

Of our NEOs’ 2016 total direct compensation (defined as base salary, annual cash incentives and long-term incentives awarded in 2016 under our annual equity grant program), 88% of the CEO’s and 78% of the other NEOs’ was at-risk. A full description of the elements of our executive compensation program is included in “2016 Executive Compensation Design and Decisions.”

2016 Primary Performance Measures

In establishing the performance measures for our 2016 annual and long-term incentive awards, the Committee used a variety of metrics as shown in the table below. The Committee believes that these measures motivate and reward for successfully executing our business strategies and appropriately align management’s interests with those of our stockholders. Adjusted EBITDA (defined above) was the primary financial performance measure for the NEOs’ 2016 annual cash incentive awards, as it is a key corporate metric we use to assess performance over the short-term. The Committee used a mix of EBITDA CAGR and Relative TSR as performance measures for long-term equity incentives granted in 2016, as Relative TSR aligns management’s interests with those of our stockholders, and EBITDA CAGR measures EBITDA growth over the long term and focuses management on a measure that allows us to reinvest in our business and expand our global footprint.

2016 Executive Compensation Design and Process

In determining the pay design and pay levels for executives in 2016, the Committee, with input from management, considered a number of factors when determining base salaries, annual cash incentive targets and long-term incentive targets, including: the level of compensation of those executives serving in similar positions at our peer group companies; individual factors such as knowledge, experience and capabilities of the executive; the level of the executive’s pay relative to other Company executives; the executive’s position within the corporate organization; and the scope of the executive’s responsibility, authority and accountability. In determining final pay outcomes, the Committee evaluated Company and business area performance.

Compensation Components

Following is an overview of our 2016 executive compensation program:

Compensation Element	Form	Objectives
Base Salary Fixed, short-term	Cash	• Attract and retain high quality executives to drive our success • Align with external competitive level and internal parity for each role, responsibility and experience

Annual Incentive At-risk, short-term	Cash	• Reward for 2016 performance results • Align actual payout based on achievement of pre-established performance objectives

Long-term Incentive At-risk, medium to long-term	Equity, composed of: Performance Shares (60%) RSUs (20%) Stock Options (20%)

•    Reward for future Company performance; align with interests of our stockholders; retain executives through vesting over multi-year periods

•    Emphasize use of performance shares with a 3-year performance period based on Relative TSR (50% of award) and EBITDA CAGR (50% of award)

•    Reward for future Company stock price performance, with RSUs that vest ratably in equal annual installments over 2 years and stock options that vest ratably in equal annual installments over 3 years, the latter of which expires 10 years from the grant date

Base Salary

We believe it is important to provide a competitive fixed level of pay to attract and retain experienced and successful executives. In determining the amount of base salary that each NEO receives, we look to the executive’s current compensation, tenure, any change in the executive’s position or responsibilities and the complexity and scope of the executive’s position as compared to those of other executives within the Company and in similar positions at companies in our peer group. The Committee reviews base salaries periodically and may adjust them from time to time pursuant to such review.

In 2016, the Committee reviewed and set the base salaries as set forth in the table below, increasing base salaries for Messrs. Jacobs, Carter and Wang by approximately 3%, consistent with competitive market practices and increases for our corporate team members. In setting 2016 base salaries, the Committee considered the level of base salaries of executives serving in similar roles and with comparable responsibilities at companies within our peer group. The Committee has not increased Mr. Nassetta’s base salary since 2014.

Name	2015 Base Salary ($)	2016 Base Salary ($)	2015 to 2016 Increase (%)
Christopher J. Nassetta	$1,200,000	$1,200,000	—
Kevin J. Jacobs	$725,000	$746,750	3.0%
Ian R. Carter	$721,000	$742,630	3.0%
Mark D. Wang	$669,500	$689,585	3.0%
James E. Holthouser	$600,000	$600,000	—

Annual Cash Incentive Compensation

Our annual cash incentive program is designed to motivate executive officers to focus on strategic business results and initiatives and reward them for their results and achievements.

Each NEO’s annual cash incentive award opportunity is based on pre-established performance objectives. At the beginning of each performance period, our CEO works with senior management to establish business priorities, which are then used to create the performance objectives. Each objective is given a specific weighting based on its scope, importance and strategic relevance. The weighting for each objective is expressed as a percentage of the NEO’s total award opportunity. The Committee then reviews and approves the objectives recommended for each NEO.

Each NEO’s target annual cash incentive opportunity is expressed as a percentage of his base salary in effect at the end of the performance period. Threshold, target and maximum annual incentive opportunities are approved annually by the Committee based on peer group benchmark data and the scope and impact the executive has on the Company’s overall results. For 2016, the Committee set the threshold, target and maximum payout levels as set forth in the table below, which remained the same as 2015.

Name	Threshold(1)	Target(1)	Maximum(1)
Christopher J. Nassetta	75%	150%	300%
Kevin J. Jacobs	50%	100%	150%
Ian R. Carter	50%	100%	150%
Mark D. Wang	50%	100%	150%
James E. Holthouser	50%	100%	150%

(1)	As a percentage of base salary.

2016 Performance Objectives

The 2016 annual cash incentive program was based on a combination of corporate and business area performance goals, as well as new organizational strength objectives. The overall annual cash incentive components and weightings for the 2016 fiscal year were as follows:

The primary financial performance measure was our Adjusted EBITDA, which included Company Adjusted EBITDA and, as applicable, a segment Adjusted EBITDA (each calculated as described below). The objectives for Messrs. Jacobs, Wang and Holthouser included both Company Adjusted EBITDA and a segment Adjusted EBITDA due to their respective responsibilities during 2016. The weighting of each NEO’s goals are shown in the table below, and the financial performance measure represented, in the aggregate, 50% of the CEO’s total award opportunity and 40% of the other NEOs’ total award opportunity.

The organizational strength objectives were specific to each individual and the function for which they are responsible. They included the leadership results that were first introduced in 2015, tying awards since then directly to employee engagement. Leadership results were calculated based on responses to questions in our annual employee engagement survey on leadership, engagement and trust from each business area. New for 2016, organizational strength objectives also included talent management as well as efficiency and effectiveness. Talent management objectives were designed to cultivate an inclusive environment, demonstrate meaningful progress towards greater workforce diversity and achieve succession planning objectives to support talent movement and business continuity. Efficiency and effectiveness objectives were established to advance strategic initiatives for savings and investment within each business area to capture value and position the enterprise for long-term success, allowing us to deliver exceptional experiences.

The business area objectives were both quantitative and qualitative in nature, specific to each individual and the function for which they are responsible. The business area objectives for each NEO, along with their other performance goals and weightings under the 2016 annual cash incentive program, were as follows:

	Weighting as a % of Total Award Opportunity
Name	Company Adjusted EBITDA(1) (%)	Segment Adjusted EBITDA(1) (%)	Business Area (%)	Organizational Strength (%)	Primary Business Area Performance Goals
Christopher J. Nassetta	50%	N/A	50%		• Compilation of the actual performance of each business area against their predetermined objectives, including organizational strength goals, representing results across all areas of the Company
Kevin J. Jacobs	30%	10% (Ownership Segment Adjusted EBITDA)	30%	30%

•    Achieve strategic business structure objectives and strengthen our balance sheet

•    Lead continuing business operations to improve the organization’s financial strength and flexibility

•    Execute technology strategy and innovation, as well as support enterprise-wide innovation efforts

Ian R. Carter	40%	N/A	30%	30%	• Drive system-wide net unit growth globally • Execute owner agreements and construction starts globally across our portfolio of brands • Optimize design programs and project delivery capabilities
Mark D. Wang	20%	20% (Timeshare Segment Adjusted EBITDA)	30%	30%	• Execute key objectives related to HGV’s new operating model • Achieve capital and operating efficiencies • Maximize HGV customer engagement and experience
James E. Holthouser	20%	20% (Franchise Fees Adjusted EBITDA)	30%	30%

•    Achieve system-wide performance and growth targets to drive RevPAR index growth

•    Expand new brands while optimizing existing brands

•    Continue to expand customer relationship management and digital capabilities

(1)	Company Adjusted EBITDA, Ownership Segment Adjusted EBITDA and Timeshare Segment Adjusted EBITDA are calculated as set forth in Note 23 (“Business Segments”) of the audited consolidated financial statements included elsewhere in this prospectus. Franchise Fees Adjusted EBITDA is the portion of Management and Franchise Segment Adjusted EBITDA, as reported in the audited consolidated financial statements included elsewhere in this prospectus, that is attributable to fees we receive from licensing our brands to franchises. When measuring actual achievement of Ownership Segment Adjusted EBITDA and Franchise Fees Adjusted EBITDA, for Mr. Jacobs and Mr. Holthouser, respectively, calculations used the same foreign currency rates that were used to set target levels.

2016 Performance Results

At the beginning of the fiscal year following the end of the performance period, each goal is assessed and rated based on the level of achievement. The Finance and Human Resources departments review the achievement of each performance objective against the predetermined objectives with the CEO. The CEO then reviews these results with the Committee and recommends payout amounts under the annual cash incentive plan for each of the NEOs, other than himself. The Committee reviews and assesses each NEO’s achievement towards the executive’s goals and determines and approves an achievement factor used to calculate the actual annual cash incentive award payable to each NEO.

The performance results for each of the primary financial performance measures were as follows:

Primary Financial Performance Measure	Target Goal (in millions)	Actual Achievement (in millions)	Achievement as a Percentage of Target Goal(1) (%)	Actual Payout as a Percentage of Target Payout (%)
Company Adjusted EBITDA	$3,086	$2,975	96.4%	82.1%
Ownership Segment Adjusted EBITDA	$1,139	$1,022	90.0%	50.0%
Timeshare Segment Adjusted EBITDA	$382	$381	99.8%	99.2%
Franchise Fees Adjusted EBITDA(2)	Described Below(2)		97.5%	87.6%

(1)	Participants were eligible to receive a threshold payout percentage, defined as 50% of the target award, if actual achievement was 90% of the target financial goal and were eligible to receive the maximum payout percentage, defined as 150% of the target award (200% of target with respect to Mr. Nassetta), if actual achievement met or exceeded 110% of the target financial goal. For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage would be adjusted on a linear basis.
(2)	Franchise Fees Adjusted EBITDA reflects the target established through the Company’s annual budgeting process at the beginning of the fiscal year. The Committee set the Franchise Fees Adjusted EBITDA at a target level that, while achievable, was challenging and not certain to be met.

Actual annual cash incentive awards are calculated by multiplying each NEO’s actual base salary by their respective target award potential, which was then adjusted by an achievement factor based on the combined achievement of the corporate, business area and organizational strength performance objectives. For the year ended December 31, 2016, the NEOs’ target cash incentive opportunity and their cash incentive award earned (as reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table”) were as follows:

Name	2016 Year-End Base Salary ($)	Target Annual Cash Incentive Opportunity as a Percentage of Base Salary (%)	Target Annual Cash Incentive Opportunity ($)	Achievement Factor as a Percentage of Target Award(1) (%)	2016 Amount Earned under Annual Cash Incentive Program ($)
Christopher J. Nassetta	$1,200,000	150%	$1,800,000	104.7%	$1,883,905
Kevin J. Jacobs	$746,750	100%	$746,750	98.6%	$735,927
Ian R. Carter	$742,630	100%	$742,630	103.1%	$765,859
Mark D. Wang(2)	$689,585	100%	$689,585	106.3%	$732,684
James E. Holthouser	$600,000	100%	$600,000	93.9%	$563,430

(1)	Percentages have been rounded.
(2)	Mr. Wang became the President & CEO of HGV in January 2017 when we completed the spin-off of HGV. To the extent that HGV awards Mr. Wang any additional annual cash incentive award amount, such amount will be disclosed in HGV’s SEC filings.

Long-Term Incentive Awards

The long-term incentive award program is designed to reward for future Company performance, align with the interests of our stockholders and retain executives. These goals are further described under “Compensation Components.”

Long-term incentive compensation is awarded under the Incentive Plan and provides an opportunity for executive officers, including our NEOs, and other key employees to increase their ownership interest in the Company through grants of equity-based awards. Under the Incentive Plan, equity-based awards may be awarded in the form of stock options, stock appreciation rights, restricted stock, RSUs, performance shares and other equity-based awards.

Each NEO’s target long-term incentive opportunity is approved annually by the Committee based on peer group benchmark data and the scope and impact the executive has on the Company’s overall results. For 2016, the Committee set the target pay levels as set forth in the table below, increasing targets for Messrs. Nassetta by approximately 5% and by 3% for Messrs. Jacobs, Carter and Wang, to reward their performance and to align with competitive market practices. For Mr. Nassetta, the Committee increased his target long-term incentive opportunity while maintaining the same base salary and target annual cash incentive opportunity, thereby increasing only the pay element most aligned with stockholder value over the long-term.

Name	2015 Target Long-Term Incentive ($)	2016 Target Long-Term Incentive ($)	2015 to 2016 Increase (%)
Christopher J. Nassetta	$6,300,000	$6,600,000	4.8%
Kevin J. Jacobs	$2,050,000	$2,111,500	3.0%
Ian R. Carter	$1,854,000	$1,909,620	3.0%
Mark D. Wang	$1,854,000	$1,909,620	3.0%
James E. Holthouser	$900,000	$900,000	—

The dollar values in the table above differ from the figures reported in the “Summary Compensation Table” and “2016 Grants of Plan-Based Awards Table” because the values shown above for performance shares are equal to the closing price on the grant date multiplied by the number of shares granted assuming a target level of achievement.

In February 2016, the Committee granted long-term incentive awards at 100% of target based on the mix and weighting set forth in the chart below. The Committee approved a blended equity portfolio for our senior executives, granting a combination of performance shares, RSUs and stock options. The largest portion of the total equity award generally takes the form of performance shares where the number of shares that may be earned is tied to the Company’s financial and stock price performance at the end of a 3-year period.

Following the departure of one of our executive officers, Mr. Holthouser assumed broader responsibilities and has been and continues to be vital to maintaining continuity and stability throughout our period of organizational change. As a result, Mr. Holthouser received a one-time RSU award valued at approximately $1,000,000 in May 2016, in addition to the long-term incentive awards granted under the annual equity grant program. The one-time RSU award vests at the end of a 3-year period (on May 5, 2019), subject to his continued employment on the vesting date, and has the same terms and conditions as the RSUs granted under our annual equity grant program. This one-time RSU award was intended to recognize his broader scope and provide a retention incentive given the criticality of his role and retirement-eligible status.

Award Type	Weighting	Vesting	Value Tied To
Performance Shares(1)(2)	60% of total award	Vest at the end of a 3-year period in an amount based on the level of performance achieved(1)	50% of the performance shares awarded: Company TSR relative to a peer group’s TSR(1) 50% of the performance shares awarded: EBITDA CAGR(1)

Restricted Stock Units(2)	20% of total award	Vest ratably over 2 years in equal annual installments	Stock price

Stock Options	20% of total award	Vest ratably over 3 years in equal annual installments; expires 10 years from the date of grant	Stock price appreciation

(1)	The 2015 and 2016 performance shares were modified into converted performance shares (as defined below) in connection with the spin-offs, as described under “Treatment of Outstanding Equity Awards in Connection with Spin-Offs.”
(2)	Unvested RSUs, unvested performance shares granted beginning in 2016 and unvested converted performance shares delivered in connection with the spin-offs entitle the holder to accrue dividend equivalent payments either in cash or, at the sole discretion of the Committee, in shares of the Company’s common stock having a fair market value as of the settlement date equal to the amount of such dividends, with such dividend equivalents payable following vesting (or forfeited to the extent the underlying award is forfeited). No dividend equivalents are paid or delivered unless and until the underlying RSUs or performance shares vest.

Performance Shares Granted in 2016

Performance shares are intended to focus our executives on the long-term financial performance of the Company and its performance relative to a TSR peer group. In February 2016, the Committee determined that the performance shares would vest at the end of a 3-year performance period as follows:

•	50% based on the level of achievement of our TSR relative to the TSR of members of the peer company group defined below (“Relative TSR”).

•	50% based on EBITDA CAGR (as defined in the award agreement) by comparing the growth of the Company’s Adjusted EBITDA during the final four fully completed fiscal quarters of the performance period to that for the fiscal year immediately prior to the performance period.

The Committee determined that Relative TSR and EBITDA CAGR would be appropriate performance measures for the performance shares granted in 2016. These measures appropriately align management with stockholders, incentivize management to achieve the Company’s long-term strategy and focus management on growing our Adjusted EBITDA which, in turn, allows us to reinvest in our business and expand our global footprint.

The performance period begins on January 1 of the fiscal year in which the performance shares are granted and ends on December 31 of the third year thereafter. Following the 3-year performance period, the Committee determines the achievement levels under each of the performance measures and the number of performance shares earned under these measures. The performance shares granted in 2016 had a performance period that began on January 1, 2016 and was scheduled to end on December 31, 2018.

The total number of performance shares granted in 2016 that were scheduled to vest based on each of Relative TSR and EBITDA CAGR was based on the percentages shown in the table below. For actual performance between the specified threshold, target, above target and maximum levels, the resulting payout percentage would have been adjusted on a linear basis. In addition, if the Company’s TSR was negative over the performance period, the percentage of the award earned under the Relative TSR measure could not have exceeded 100%.

Performance Metric (Weighting)		Level of Achievement
		Below Threshold	Threshold	Target	Above Target	Maximum	Cap (if applicable)
Relative TSR (50%)	Performance Goals	< 25th percentile	25th percentile	50th percentile	75th percentile	≥ 90th percentile	Capped at 100% if TSR is negative over performance period
	Percentage of Award Earned	0%	50%	100%	150%	200%
EBITDA CAGR (50%)	Performance Goals	< 5%	5%	9%	n/a	≥13%	n/a
	Percentage of Award Earned	0%	50%	100%	n/a	200%

The peer group for determining achievement under the Relative TSR measure was distinct from the peer group used to evaluate and set compensation levels discussed under “Assessing Competitive Practice Through Peer Group Comparisons.” At the time of the 2016 grants, the Committee approved the following peer companies in the Relative TSR peer group in order to more directly compare our financial and stock performance to companies in our industry.

2016 Relative TSR Peer Group Companies
Hospitality	REITs	Leisure
Carnival Corporation	Chesapeake Lodging Trust	Churchill Downs Incorporated
Choice Hotels International, Inc.	DiamondRock Hospitality Company	Penn National Gaming, Inc.
Hyatt Hotels Corporation	Host Hotels & Resorts, Inc.	Vail Resorts, Inc.
Marriott International, Inc.	Hospitality Properties Trust	Wynn Resorts, Limited
Royal Caribbean Cruises Ltd.	LaSalle Hotel Properties
Starwood Hotels & Resorts Worldwide, Inc.(1)	Pebblebrook Hotel Trust
Wyndham Worldwide Corporation	RLJ Lodging Trust
Ryman Hospitality Properties, Inc.

(1)	Starwood Hotels & Resorts Worldwide, Inc. was acquired by Marriott International, Inc. in September 2016 and is no longer a publicly traded company.

In November 2016, in connection with the spin-offs, the Committee determined that the NEOs’ performance shares granted in 2015 and 2016 would be converted into time-vesting restricted shares (“converted performance shares”) at the time of the spin-offs, assuming a target level of achievement as provided under the applicable award agreement. The converted performance shares were further adjusted at the time of the spin-offs to preserve the value of the awards as originally granted. These adjustments are described in further detail under “Treatment of Outstanding Equity Awards in Connection with Spin-Offs.” The converted performance shares are scheduled to vest on the original vesting date (December 31, 2017 for the shares granted in 2015 and December 31, 2018 for the shares granted in 2016), subject to the NEO’s continued employment through the applicable vesting date, and have the same terms and conditions as the original awards. Upon vesting, each NEO (other than Mr. Wang) will receive shares of Hilton common stock, and Mr. Wang will receive shares of HGV common stock.

Payout of Performance Shares Granted in 2014

In 2014, the Committee granted performance shares that vested at the end of a 3-year performance period, beginning on January 1, 2014 and ending on December 31, 2016, as follows:

•	50% based on the level of achievement of our Relative TSR (as defined above).

•	50% based on EBITDA CAGR (as defined in the award agreement and the definition reported in the Company’s 2014 SEC filings) and calculated as described above.

In February 2017, the Committee certified the achievement level under the established performance measures and settled the number of performance shares earned at 113% of target because the performance level achieved was at the target level with respect to EBITDA CAGR and between the target and above target levels with respect to Relative TSR (as shown in the table below). For actual performance between the specified target and above target level, the resulting payout percentage was adjusted on a linear basis.

Performance Metric (Weighting)		Level of Achievement
		Below Threshold	Threshold	Target	Actual Performance	Above Target	Maximum
Relative TSR (50%)	Performance Goals	< 25th percentile	25th percentile	50th percentile	63rd percentile	75th percentile	≥ 90th percentile
	Percentage of Award Earned	0%	50%	100%	126%	150%	200%
EBITDA CAGR (50%)	Performance Goals	< 5%	5%	9%	9%	n/a	≥13%
	Percentage of Award Earned	0%	50%	100%	100%	n/a	200%
Actual Performance Payout as a % of Target					113%

Treatment of Outstanding Equity Awards in Connection with Spin-Offs

In connection with the spin-offs, the Committee approved the following treatment for the NEOs’ outstanding equity awards.

Award Type	Treatment
All Outstanding Stock Options, RSUs and Performance Shares

•    The NEOs’ outstanding stock options (whether vested or unvested), RSUs and performance shares, were adjusted in a manner intended to preserve the value of the awards after the January 2017 spin-offs. The number of shares subject to the awards and the exercise price of stock options were adjusted based on the 3-day average closing price pre-spin and the 3-day average closing price post-spin and reverse stock split of our common stock (the “adjustments made in connection with the spin-offs”). As to Mr. Wang’s awards, the adjustment ratio was based on the relative value of our shares before the spin-offs and HGV’s common stock after the spin-offs, in each case using a 3-day average closing price.

•    All of the NEOs’ equity awards, as adjusted, remain subject to the same vesting and other terms and conditions as the original awards, other than as described below regarding the performance shares granted in 2015 and 2016.

•    Following the spin-offs, all of Mr. Wang’s awards are now under HGV’s incentive plan and will, as applicable, settle in or are exercisable for shares of HGV common stock.

•    For details regarding the amount and value of the equity held by the NEOs following these adjustments, see “Supplemental Table to 2016 Grants of Plan-Based Awards” and “Security Ownership of Certain Beneficial Owners and Management.”

Award Type	Treatment
Additional Details on Performance Shares Granted in 2015 and 2016

•    The NEOs’ performance shares granted in 2015 and 2016 were modified into converted performance shares, assuming a target level of achievement as provided under the applicable award agreement. The Committee determined to convert the performance shares into time-based restricted stock, as the performance periods for the performance shares granted in 2015 and 2016 would have ended after the spin-offs and, as such, the performance measures originally established upon grant would not have been relevant or measurable as originally intended.

•    In connection with the modification of these performance shares in November 2016, there was incremental fair value calculated in accordance with FASB ASC Topic 718 for each of Messrs. Nassetta, Jacobs, Carter, Wang and Holthouser in the amounts of $1,131,783, $363,218, $328,484, $328,484 and $152,755, respectively. These amounts are included in the “Summary Compensation Table” and “2016 Grants of Plan-Based Awards” table.

•    The converted performance shares are scheduled to vest on the original vesting date (December 31, 2017 for the shares granted in 2015 and December 31, 2018 for the shares granted in 2016), subject to the NEO’s continued employment through the applicable vesting date, and the same terms and conditions as the original awards. Upon vesting, each NEO (other than Mr. Wang) will receive shares of Hilton common stock, and Mr. Wang will receive shares of HGV common stock.

Treatment of Long-Term Incentive Awards Upon Termination, Change in Control or Retirement

Each equity-based award subjects the holder to restrictive covenants, including post-employment covenants not to solicit the Company’s employees or customers and not to compete against the Company for 12 months following any termination of employment, and indefinite covenants covering trade secrets, confidentiality and non-disparagement. Under the award agreements, if there is a restrictive covenant violation or the Company determines after termination that grounds for a termination for cause existed, the executive will be required to pay the Company an amount equal to the after-tax proceeds received upon the sale or other disposition or distributions in respect of the equity award and any shares issued in respect thereof. Further, each of these executives’ equity-based awards is subject to the Company’s Clawback Policy, which is described below. Additional provisions are outlined in the table below.

Award Type	Provisions for Unvested Awards

Performance Shares(1)

•    Death or “disability” (as defined in the Incentive Plan): Prorated portion will immediately vest at target levels(2)

•    “Change in control” (as defined in the Incentive Plan): Immediately vest based on actual performance through the most recently completed fiscal quarter or, if performance is unable to be calculated, at target levels

•    Retirement: Prorated portion will vest at the end of the performance period based on actual performance(2)(3)

•    Other reasons: Forfeited(4)

Restricted Stock Units

•    Death or disability: Immediately vest

•    Termination without “cause” (as defined in the Incentive Plan) within 12 months following a change in control: Immediately vest

•    Retirement: Continue to vest based on the original vesting schedule(3)

•    Other reasons: Forfeited(4)

Stock Options

•    Death or disability: Immediately vest and become exercisable; vested options remain exercisable for one year thereafter(5)

•    Termination without cause within 12 months following a change in control: Immediately vest and become exercisable; remain exercisable for 90 days thereafter(5)

•    Retirement: Continue to vest according to the original vesting schedule; remain exercisable until the earlier of (x) the original expiration date or (y) 5 years from retirement(3)(5)

•    Other reasons: Forfeited unvested; vested options will remain exercisable for 90 days thereafter(4)(5)

(1)	As discussed in further detail under “Treatment of Outstanding Equity Awards in Connection with Spin-Offs,” the NEOs’ performance shares granted in 2015 and 2016 were converted into time-vesting restricted shares, assuming a target level of achievement as provided under the applicable award agreement, and the converted performance shares otherwise retained the same terms and conditions as the original awards, including the treatment of such awards upon a termination, change in control or retirement.
(2)	Prorated based on the number of days in the applicable 3-year period that have elapsed prior to termination.
(3)	“Retirement” is defined as a termination of employment for any reason (other than for cause when grounds for cause exist or due to death or disability) after having reached age 55 and achieved at least ten years of service, provided that the grant was made at least six months prior to the executive’s retirement.
(4)	Upon termination for cause or a violation of specified restrictive covenants, all vested and unvested options terminate and all other unvested awards are forfeited.
(5)	In no case will options remain exercisable later than the original expiration date.

Other Benefits and Perquisites

Our executives, including NEOs, are eligible for benefits including group health, dental and disability insurance and basic life insurance premiums. These benefits are intended to provide competitive and adequate protection in case of sickness, disability or death, and the NEOs participate in these plans on the same basis as all other employees.

We provide limited perquisites to our NEOs when determined to be necessary and appropriate. We provide our NEOs with the opportunity for an annual physical examination. We also provide NEOs complimentary rooms, food and beverage, and on-site services while on personal travel at Company-branded hotels. The travel-related benefits are consistent with our peers in the hospitality industry and offered to encourage our NEOs to visit and evaluate our properties. We provide Mr. Nassetta with a life insurance benefit for his family and the associated taxes. In addition, given our wide geographic footprint, Mr. Nassetta has use of the Company aircraft for both business and personal travel, which the Committee believes allows Mr. Nassetta to work more efficiently and safely. The value of the NEOs’ perquisites and other personal benefits are reflected in the “All Other Compensation” column of the “Summary Compensation Table” and the accompanying footnote. The cost of these benefits is a small percentage of the overall compensation package. We believe that these benefits and perquisites are competitive in our industry and consistent with our overall compensation philosophy.

Retirement Savings Benefits

The Company maintains a tax-qualified 401(k) plan, under which the Company matches 100% of employee contributions up to 3% of eligible compensation and 50% of employee contributions on the next 2% of eligible compensation. In addition to the 401(k) plan, the Company also offers the NEOs and other senior management the opportunity to supplement their retirement and other tax-deferred savings through Hilton’s Executive Deferred Compensation Plan (“EDCP”). Those eligible to participate in the EDCP may elect to defer up to 100% of both their annual salary and bonus. The Company currently provides no contribution or match to the EDCP. Additional information about the EDCP is reflected under “2016 Nonqualified Deferred Compensation.”

Pension Benefits

In addition to our 401(k) plan and EDCP, Mr. Carter participates in two of our defined benefit pension plans, the Hilton U.K. Pension Plan (the “U.K. Pension Plan”) and the Hilton U.K. Hotels Employer-Financed Retirement Benefit Scheme (the “Supplemental U.K. Plan”), because of his previous service as Chief Executive Officer of Hilton International. Mr. Carter ceased further pensionable service under both plans in 2009. See the “2016 Pension Benefits” table for a description of these defined benefit pension plans.

Severance Plan

The Committee believes that a carefully structured severance plan is necessary to attract and retain talent. Our severance plan allows executives to focus their attention and energy on making objective business decisions that are in the best interest of stockholders. In addition, the Committee believes that the interests of our stockholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions.

In December 2013, the Company approved a severance benefit plan (the “Severance Plan”). Under the terms of the Severance Plan, if an eligible executive’s employment is terminated by us without “cause,” or if the eligible employee terminates his or her employment for “good reason” (each, a “qualifying termination”), then, subject to the eligible employee’s execution and non-revocation of a release of claims against us, continued compliance with restrictive covenants related to post-employment non-solicitation and non-compete covenants for one year following termination, and indefinite covenants covering confidentiality and non-disparagement, he or she will be eligible to receive a severance payment amount based on the employee’s position and then-current base salary and target bonus. Under the terms of the Severance Plan, our NEOs will be eligible to receive a severance payment equal to 2.99 times, in the case of Mr. Nassetta, and 2.0 times, in the case of our other NEOs, the sum of his annual base salary and annual target bonus at the time of termination, paid in a lump sum. In addition, upon a qualifying termination, the NEO will be entitled to certain continued health and welfare benefits, as described under “Potential Payments Upon Termination or Change in Control.”

The NEOs will also be entitled to the same level of severance upon a qualifying termination in connection with a change in control except that severance may be reduced if doing so would result in the executive realizing a better after-tax result following the imposition of any applicable golden parachute excise taxes under Internal Revenue Code Section 4999.

In addition to the Severance Plan, any compensation and benefits to be made in connection with a separation are determined at the discretion of the Committee and may be based on the executive, his or her position, the nature of the separation and the respective executive’s compliance with specified post-termination restrictive covenants.

Risk and Governance

Key Executive Compensation Practices

We follow key executive compensation practices that promote good governance and serve the interests of our stockholders, as summarized below.

What We Do:

•	Emphasize long-term performance—Our long-term incentive program is designed to focus executives on stockholder value and emphasize achievement of strategic objectives over the next several years.

•	Engage an independent compensation consultant—The Committee’s consultant does not provide any other services to the Company.

•	Apply “double trigger” vesting in the event of a change in control – In the event of a change in control of the Company, cash severance benefits are payable and vesting of stock options and RSUs is accelerated only upon a “double trigger,” where the executive’s employment is terminated following such change in control.

•	Provide limited perquisites—Our NEOs receive perquisites consistent with industry practices and participate in the same Company-wide plans and programs offered to all eligible employees.

•	Apply a clawback policy—The Committee has discretion to recover incentive compensation paid or awarded based on financial results impacted by fraud or misconduct.

•	Evaluate share utilization—The Committee annually reviews share utilization, burn rate and dilution levels resulting from our compensation practices.

•	Establish caps on maximum payouts—The Committee sets maximum amounts that may be payable for annual cash incentive compensation and long-term performance awards.

What We Do Not Do:

•	Provide employment agreements or individual change in control agreements for our NEOs—The Committee has determined that employment agreements are not necessary to attract members of our executive team.

•	Allow pledging, hedging or short-sale transactions—Per our Insider Trading Policy, all covered persons are prohibited from purchasing Company securities on margin or pledging Company securities as collateral. Further, we do not permit short sales or the purchase or sale of derivative instruments based on the Company’s securities.

•	Reprice or buyout underwater stock options—Our Incentive Plan does not permit the repricing or substitution of underwater stock options except with stockholder approval. Our Incentive Plan also does not permit the grant of underwater stock options, except in connection with certain corporate transactions.

•	Pay dividends or dividend equivalents on any unvested equity awards—Our Incentive Plan and associated award agreements prohibit the payment and delivery of dividends and dividend equivalents on unvested RSUs and performance shares, unless and until the underlying award vests.

Ownership Policy

We have adopted an executive stock ownership policy for our NEOs. Each of our NEOs is expected to own shares of our common stock in the following amounts within five years from the later of February 19, 2014 and the date he or she first becomes subject to the stock ownership policy:

Role	Salary Multiple
CEO	5 times base salary
Other Executive Officers	3 times base salary

Each NEO currently employed by the Company satisfies the stock ownership requirement above. Under this requirement, executives may not dispose of any shares of the Company they acquire, including, but not limited to, any shares of vested restricted stock, any shares underlying vested restricted stock units, net of taxes, or any shares acquired upon the exercise of any stock options, net of taxes and payment of any exercise price, in each case, received from grants made until the ownership requirements are satisfied. This restriction does not apply to any shares of our common stock received by the executive in exchange for his or her equity held prior to our initial public offering in December 2013 (the “IPO”).

Clawback Policy

We have adopted a clawback policy for our incentive compensation. The Committee determined that it may be appropriate to recover annual and/or long-term incentive compensation from its current or former officers subject to reporting under Section 16 of the Exchange Act or any other employee designated by the Committee in specified situations. These situations include if such employee, was overpaid, in whole or in part, as a result of a restatement of the reported financial results of the Company or any of its segments due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law) caused or contributed to by such employee’s fraud, willful misconduct or gross negligence. If these situations occur, the Committee will review the incentive compensation paid, granted, vested or accrued based on the prior inaccurate results and determine whether to seek recovery of any excess incentive compensation paid or earned as a result of such inaccurate results.

Stock Award Granting Policy

The annual grant of stock-based awards to our NEOs is approved on the date of the first regularly scheduled Committee meeting of the calendar year (typically held in the first quarter). In addition to annual awards, other grants may be awarded at other times (1) to attract new hires; (2) to recognize employees for special achievements or for retention purposes; (3) to new employees as a result of the acquisition of another company; or (4) as may be desirable and prudent in other special circumstances. The exercise price of stock options is the closing market price of our common stock on the date of grant. We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law. We do not have a program, plan or practice to time our equity grants in coordination with the release of material, non-public information.

Risk Considerations

The Committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for executives and avoid inappropriate risks. In this regard, our executive compensation program includes the following design features:

•	Balances fixed versus at-risk compensation;

•	Balances short-term cash and long-term incentive compensation;

•	Provides that at-risk compensation is based on a variety of qualitative and quantitative performance goals, including the Company’s stock price, the Company’s overall financial performance and the performance of specific business area objectives;

•	Caps the executives’ incentive compensation opportunities;

•	Provides the Committee with discretion to reduce the annual incentive amount awarded;

•	Significant stock ownership requirements;

•	Provides for a clawback of the executive’s compensation in specified circumstances; and

•	Prohibits pledging and hedging of Company stock.

Compliance with IRS Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits the Company’s federal income tax deduction for any compensation in excess of $1 million paid to NEOs except for the CFO. However, this provision does not apply to certain qualified performance-based compensation as long as specified requirements are met.

Currently, we claim the benefit of a special exemption that applies to compensation paid (or compensation in respect of equity awards such as stock options or restricted stock granted) during a specified transition period following the IPO. This transition period may extend until the first annual meeting of stockholders that occurs after the close of the third calendar year following the calendar year in which the IPO occurred (i.e., May 24, 2017), unless the transition period is terminated earlier under the Section 162(m) post-offering transition rules.

At our annual meeting in May 2017, in order to qualify for the qualified performance-based compensation exemption under Section 162(m), we will seek stockholder approval of the Hilton 2017 Omnibus Incentive Plan, including approval of the performance goals of the plan under which the compensation will be paid. In furtherance of our aim of awarding compensation eligible to constitute qualified performance-based compensation under Section 162(m), in February 2017, the Committee approved provisions for payments under our annual cash incentive program and determined that 2017 annual cash incentive awards for our executive officers who are covered by 162(m) are conditioned on achieving Adjusted EBITDA (defined above) in 2017 of at least $1.2 billion. These awards are contingent on stockholder approval of the 2017 Omnibus Incentive Plan at our annual meeting in May 2017.

The Committee takes the deductibility limitations of Section 162(m) into account in its compensation decisions; however, the Committee may, in its judgment, authorize compensation payments that are not exempt under Section 162(m) when it believes that such payments are appropriate to attract or retain talent. Beginning with performance shares granted in 2015, the Committee decided to grant equity in the form of restricted stock instead of RSUs to allow the Company to take advantage of federal income tax deductions under the IPO transition rules.

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for the fiscal years indicated.

Name	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Christopher J. Nassetta President & Chief Executive Officer	2016	$1,200,000	$6,532,917	$1,319,999	$1,883,905	—	$64,507	$11,001,328
	2015	$1,246,154	$5,419,878	$1,259,993	$2,222,013	—	$69,413	$10,217,451
	2014	$1,142,201	$4,969,700	$1,199,997	$2,539,677	—	$50,639	$9,902,214

Kevin J. Jacobs EVP and Chief Financial Officer	2016	$743,404	$2,091,147	$422,295	$735,927	—	$24,245	$4,017,018
	2015	$748,077	$1,763,592	$409,994	$823,147	—	$10,600	$3,755,410
	2014	$663,820	$1,490,884	$359,997	$843,364	—	$11,127	$3,369,192

Ian R. Carter	2016	$739,302	$1,891,199	$381,921	$765,859	—	$2,836	$3,781,117
EVP and President,	2015	$744,692	$1,594,971	$370,796	$793,365	—	—	$3,503,824
Global Development, Architecture & Construction	2014	$698,077	$1,490,884	$359,997	$723,937	$60,482	$1,385	$3,334,762

Mark D. Wang EVP and President, Hilton	2016	$686,495	$1,891,199	$381,921	$732,684	—	$13,436	$3,705,735
	2015	$691,500	$1,594,971	$370,796	$777,427	—	$10,600	$3,445,294
Grand Vacations	2014	$623,654	$1,490,884	$359,997	$810,352	—	$11,409	$3,296,296

James E. Holthouser EVP, Brands & Marketing	2016	$600,000	$1,889,237	$179,996	$563,430	—	$11,841	$3,244,504

(1)	Amounts in this column reflect the salary earned during the fiscal year, whether paid or deferred under the Company’s employee benefit plans.
(2)	Represents (a) the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 20 (“Share-Based Compensation”) of the audited consolidated financial statements included elsewhere in this prospectus and (b) the incremental fair values of the performance shares granted in 2015 and 2016 which were modified in November 2016 in connection with the spin-offs (as described below). Further, in accordance with the SEC’s rules, dividend equivalents that accrued on the executives’ RSUs and performance shares granted in 2016 are not reported above because dividends were factored into the grant date fair value of these awards.

Of the performance shares granted in 2016, 50% were scheduled to vest according to EBITDA CAGR and 50% vest according to Relative TSR. The grant date fair value of the shares that were scheduled to vest according to EBITDA CAGR was computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date fair value of the EBITDA CAGR awards would have been: Mr. Nassetta—$3,960,004; Mr. Jacobs—$1,266,884; Mr. Carter—$1,145,774; Mr. Wang—$1,145,774; and Mr. Holthouser—$539,980. As the shares that were scheduled to vest according to Relative TSR are subject to market conditions as defined under FASB ASC Topic 718 and were not subject to performance conditions as defined under FASB ASC Topic 718, they had no maximum grant date fair values that differed from the grant date fair values presented in the table.

As described above under “Treatment of Outstanding Equity Awards in Connection with Spin-Offs,” the performance shares granted in 2015 and 2016 were modified in November 2016 into converted performance shares, and there was incremental fair value calculated in accordance with FASB ASC Topic 718 for each of Messrs. Nassetta, Jacobs, Carter, Wang and Holthouser in the amounts of $1,131,783, $363,218, $328,484, $328,484 and $152,755, respectively. In January 2017, all of the executives’ outstanding stock options (whether vested or unvested), RSUs and performance shares were adjusted in a manner intended to preserve the value of the awards; the amounts reported in the table above do not reflect these adjustments.

(3)	For 2016, the actual annual change in pension value was negative (-$62,013) for Mr. Carter, but it is not reflected in the table pursuant to SEC regulations regarding negative amounts. Amounts reported represent the aggregate increase in the actuarial present value of Mr. Carter’s accumulated benefit under the defined-present value of the retirement pension due based on assumptions described below. This value is the sum that would be payable should Mr. Carter choose to transfer his benefits from the U.K. Pension Plan in full as of December 31, 2016, 2015 and 2014. The key financial assumptions used in the calculation of the present value included discount rates of 4.65%, 5.2% and 4.5% for 2016, 2015 and 2014, respectively, CPI inflation of 2.75%, 2.60% and 1.95% for 2016, 2015 and 2014, respectively, and pension inflation of 1.80%, 1.75% and 1.50% for 2016, 2015 and 2014, respectively. The Company does not provide any of its executives with any above-market or preferential earnings on nonqualified deferred compensation.
(4)	All Other Compensation for 2016 includes:

Name	Company 401(k) Match ($)	Insurance Premiums(a) ($)	Personal Use of Company Aircraft(b) ($)	Executive Physical ($)	Reimbursements for Taxes Incurred for Specified Perquisites(c) ($)	Dividend Equivalents(d) ($)	Other(e) ($)	Total ($)
Christopher J. Nassetta	$10,600	$7,525	$4,620	$2,480	$11,512	$9,636	$18,134	$64,507
Kevin J. Jacobs	$10,600	—	—	$2,354	—	$3,135	$8,156	$24,245
Ian R. Carter	—	—	—	—	—	$2,836	—	$2,836
Mark D. Wang	$10,600	—	—	—	—	$2,836	—	$13,436
James E. Holthouser	$10,600	—	—	—	—	$1,241	—	$11,841

(a)	Employer-paid premiums for Mr. Nassetta’s executive life insurance policy.
(b)	Incremental costs associated with guests accompanying Mr. Nassetta on the Company aircraft during the year ended December 31, 2016. For purposes of the “Summary Compensation Table,” we value the incremental cost associated with these accompanying guests by using a method that takes into account the variable costs. Since the aircraft is used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as crew salaries, hangar storage costs and cost of maintenance not related to trips.
(c)	Reflects $4,213 of employer-paid taxes owed with respect to Mr. Nassetta’s personal use of the Company aircraft, $6,863 of employer-paid taxes owed in connection with his employer-paid executive life insurance policy and $436 of employer-paid taxes owed in connection with employer-paid expenses incurred at Company-branded hotels while on personal travel.
(d)	Reflects dividend equivalents accrued on eligible equity awards where dividends were not factored into the grant date fair value of such previously disclosed awards.
(e)	Employer-paid expenses incurred at Company-branded hotels while on personal travel.

2016 Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards to the NEOs during the fiscal year ended December 31, 2016, prior to the January 2017 adjustments made in connection with the spin-offs. For information on a post-adjusted basis, see the supplemental table below.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number or Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher J. Nassetta	Annual Cash Incentive	—	$40,909	$1,800,000	$3,600,000	—	—	—	—	—	—	—
	Performance Shares	2/18/16	—	—	—	100,969	201,937	403,874	—	—	—	$4,081,146
	RSUs	2/18/16	—	—	—	—	—	—	67,312	—	—	$1,319,988
	Stock Options	2/18/16	—	—	—	—	—	—	—	241,316	$19.61	$1,319,999
	Modified 2015 Award(4)	11/29/16	—	—	—	—	—	—	8,259	—	—	$204,906
	Modified 2016 Award(4)	11/29/16	—	—	—	—	—	—	37,359	—	—	$926,877
Kevin J. Jacobs	Annual Cash Incentive	—	$37,338	$746,750	$1,120,125	—	—	—	—	—	—	—
	Performance Shares	2/18/16	—	—	—	32,302	64,604	129,208	—	—	—	$1,305,647
	RSUs	2/18/16	—	—	—	—	—	—	21,534	—	—	$422,282
	Stock Options	2/18/16	—	—	—	—	—	—	—	77,202	$19.61	$422,295
	Modified 2015 Award(4)	11/29/16	—	—	—	—	—	—	2,688	—	—	$66,689
	Modified 2016 Award(4)	11/29/16	—	—	—	—	—	—	11,952	—	—	$296,529
Ian R. Carter	Annual Cash Incentive	—	$37,132	$742,630	$1,113,945	—	—	—	—	—	—	—
	Performance Shares	2/18/16	—	—	—	29,214	58,427	116,854	—	—	—	$1,180,810
	RSUs	2/18/16	—	—	—	—	—	—	19,475	—	—	$381,905
	Stock Options	2/18/16	—	—	—	—	—	—	—	69,821	$19.61	$381,921
	Modified 2015 Award(4)	11/29/16	—	—	—	—	—	—	2,431	—	—	$60,313
	Modified 2016 Award(4)	11/29/16	—	—	—	—	—	—	10,809	—	—	$268,171
Mark D. Wang	Annual Cash Incentive	—	$34,479	$689,585	$1,034,378	—	—	—	—	—	—	—
	Performance Shares	2/18/16	—	—	—	29,214	58,427	116,854	—	—	—	$1,180,810
	RSUs	2/18/16	—	—	—	—	—	—	19,475	—	—	$381,905
	Stock Options	2/18/16	—	—	—	—	—	—	—	69,821	$19.61	$381,921
	Modified 2015 Award(4)	11/29/16	—	—	—	—	—	—	2,431	—	—	$60,313
	Modified 2016 Award(4)	11/29/16	—	—	—	—	—	—	10,809	—	—	$268,171
James E. Holthouser	Annual Cash Incentive	—	$30,000	$600,000	$900,000	—	—	—	—	—	—	—
	Performance Shares	2/18/16	—	—	—	13,768	27,536	55,072	—	—	—	$556,502
	RSUs	2/18/16	—	—	—	—	—	—	9,178	—	—	$179,981
	RSUs(5)	5/5/16	—	—	—	—	—	—	45,372	—	—	$999,999
	Stock Options	2/18/16	—	—	—	—	—	—	—	32,906	$19.61	$179,996
	Modified 2015 Award(4)	11/29/16	—	—	—	—	—	—	1,063	—	—	$26,373
	Modified 2016 Award(4)	11/29/16	—	—	—	—	—	—	5,094	—	—	$126,382

(1)	Reflects the possible payouts under the 2016 annual cash incentive program. Amounts reported in the “Threshold” column assume that there is no payout under the Adjusted EBITDA component of the annual cash incentive program and that the NEO only earns the minimum payout for the one business area or organizational strength performance objective that has been assigned the lowest weighting. The actual amounts paid are described in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”
(2)	As described in further detail under “Long-Term Incentive Awards,” the performance shares granted in 2016 had a 3-year performance period scheduled to end on December 31, 2018 and would have vested, as to 50% of the awards, based on Relative TSR and, as to 50% of the award, based on EBITDA CAGR. Amounts reported in the “Threshold” column assume that 50% of the total performance shares awarded would have vested and amounts reported in the “Maximum” column assume that 200% of the total performance shares awarded would have vested. In connection with the spin-offs, these awards were modified into converted performance shares based on an assumed target level of performance achievement and adjusted as described under “Treatment of Outstanding Equity Awards in Connection with Spin-Offs.” The number of converted performance shares received in respect of the performance shares granted in 2016 as adjusted in connection with the spin-offs is reflected in the supplemental table below.
(3)	Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 20 (“Share-Based Compensation”) of the audited consolidated financial statements included elsewhere in this prospectus. The stock options have an exercise price per share equal to the closing price of the Company’s common stock as reported on the NYSE on the date of grant.

The grant date fair value of the performance shares that were scheduled to vest according to EBITDA CAGR was computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date and was determined to be for each of Messrs. Nassetta, Jacobs, Carter, Wang and Holthouser, $1,980,002, $633,442, $572,887, $572,887 and $269,990, respectively. The grant date fair value of the performance shares that were scheduled to vest based on Relative TSR was determined to be for each of Messrs. Nassetta, Jacobs, Carter, Wang and Holthouser, $2,101,144, $672,205, $607,923, $607,923 and $286,512, respectively.

(4)	Represents the performance shares granted in 2015 and 2016, all of which were modified in November 2016 into converted performance shares in connection with the spin-offs. The number of converted shares received in the modification, and reflected in the table above, assumed that target levels of both EBITDA CAGR and Relative TSR would have been achieved. See, “Treatment of Outstanding Equity Awards in Connection with Spin-Offs.” In connection with this modification, there was incremental fair value calculated in accordance with FASB ASC Topic 718 for each of Messrs. Nassetta, Jacobs, Carter, Wang and Holthouser in the amounts of $1,131,783, $363,218, $328,484, $328,484 and $152,755, respectively.
(5)	Represents one-time RSUs granted to Mr. Holthouser, as described under “Long-Term Incentive Awards.”

Supplemental Table to 2016 Grants of Plan-Based Awards

The following supplemental table reflects the equity awards granted to our NEOs during the fiscal year ended December 31, 2016, after giving effect to the January 2017 adjustments made in connection with the spin-offs. This table is not required by SEC regulations and is not a substitute for the required “2016 Grants of Plan-Based Awards” table shown above.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number or Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Christopher J. Nassetta	2/18/16	47,820	95,639	191,278	31,879	114,289	$41.41
Kevin J. Jacobs	2/18/16	15,298	30,596	61,192	10,198	36,563	$41.41
Ian R. Carter	2/18/16	13,836	27,671	55,342	9,223	33,068	$41.41
Mark D. Wang(2)	—	—	—	—	—	—	—
James E. Holthouser	2/18/16	6,520	13,040	26,080	4,346	15,584	$41.41
	5/5/16	—	—	—	21,488	—	—

(1)	The amounts reported reflect the number of shares granted on the grant date and the option exercise price after giving effect to the adjustments in connection with the spin-offs. The amounts reported under the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns reflect the number of performance shares granted in 2016, on an adjusted basis, that could have been earned at the end of the performance period based on the level of achievement of the performance conditions. These performance shares were modified into converted performance shares assuming a target level of achievement and adjusted as described under “Treatment of Outstanding Equity Awards in Connection with Spin-Offs.” The number in the “Target” column reflects the number of converted performance shares received, on an adjusted basis, in respect of the performance shares granted in 2016 and that are eligible to vest on the original vesting date (December 31, 2018).
(2)	Mr. Wang’s equity awards were converted into awards that will settle in or be exercisable for shares of HGV common stock.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table sets forth information regarding the outstanding equity awards held by our NEOs as of December 31, 2016, prior to the January 2017 adjustments made in connection with the spin-offs. For information on a post-adjusted basis, see the supplemental table below.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1)(2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Christopher J. Nassetta	2/19/14	104,485	53,826	$21.53	2/19/24	—		—
	2/10/15	50,059	100,119	$27.46	2/10/25	22,942	(4)	$624,022
	2/10/15	—	—	—	—	137,654	(5)	$3,744,189
	2/18/16	—	241,316	$19.61	2/18/26	67,312	(4)	$1,830,886
	2/18/16	—	—	—	—	201,937	(5)	$5,492,686
Kevin J. Jacobs	2/19/14	31,345	16,148	$21.53	2/19/24	—		—
	2/10/15	16,288	32,579	$27.46	2/10/25	7,465	(4)	$203,048
	2/10/15	—	—	—	—	44,792	(5)	$1,218,342
	2/18/16	—	77,202	$19.61	2/18/26	21,534	(4)	$585,725
	2/18/16	—	—	—	—	64,604	(5)	$1,757,229
Ian R. Carter	2/19/14	31,345	16,148	$21.53	2/19/24	—		—
	2/10/15	14,731	29,464	$27.46	2/10/25	6,752	(4)	$183,654
	2/10/15	—	—	—	—	40,509	(5)	$1,101,845
	2/18/16	—	69,821	$19.61	2/18/26	19,475	(4)	$529,720
	2/18/16	—	—	—	—	58,427	(5)	$1,589,214
Mark D. Wang	2/19/14	31,345	16,148	$21.53	2/19/24	—		—
	2/10/15	14,731	29,464	$27.46	2/10/25	6,752	(4)	$183,654
	2/10/15	—	—	—	—	40,509	(5)	$1,101,845
	2/18/16	—	69,821	$19.61	2/18/26	19,475	(4)	$529,720
	2/18/16	—	—	—	—	58,427	(5)	$1,589,214
James E. Holthouser	2/19/14	13,713	7,065	$21.53	2/19/24	—		—
	2/10/15	6,444	12,891	$27.46	2/10/25	2,954	(4)	$80,349
	2/10/15	—	—	—	—	17,723	(5)	$482,066
	2/18/16	—	32,906	$19.61	2/18/26	9,178	(4)	$249,642
	2/18/16	—	—	—	—	27,536	(5)	$748,979
	5/5/16	—	—	—	—	45,372	(4)	$1,234,118

(1)	The stock options granted in February of 2014, 2015 and 2016 were scheduled to vest in three equal annual installments beginning on the first anniversary of the grant date. In February 2017, the Committee modified the vesting schedule of all of these awards so that the tranche of equity vesting in February of any given year is scheduled to vest on February 15 of that year, subject to the executive’s continued employment on the applicable vesting date.
(2)	For additional information on vesting upon specified termination events or a change in control, see “Long-Term Incentive Awards” and “Potential Payments Upon Termination or Change in Control.”
(3)	Amounts reported are based on the closing price of our common stock on the NYSE as of December 30, 2016 ($27.20), the last trading day of the fiscal year, multiplied by the number of outstanding shares.
(4)	Represents the RSUs granted in February of 2015 and 2016, which were scheduled to vest in two equal annual installments beginning on the first anniversary of the grant date. In February 2017, the Committee modified the vesting schedule of all of these awards so that the tranche of equity vesting in February of any given year is scheduled to vest on February 15 of that year, subject to the executive’s continued employment on the applicable vesting date. Mr. Holthouser’s RSUs granted in May 2016 are scheduled to vest in full on May 5, 2019, subject to his continued employment on the vesting date.
(5)	Represents the NEOs’ performance shares granted in 2015 and 2016 that were converted into time-vesting restricted shares. As described above, in connection with the spin-offs, these performance shares were modified in November 2016 into time-vesting converted performance shares and assumed that target levels of the performance conditions would have been achieved. The converted performance shares are scheduled to vest, as to the performance shares granted in 2015, on December 31, 2017 and, as to the performance shares granted in 2016, on December 31, 2018, in each case, subject to the executive’s continued employment through the applicable vesting date.

Supplemental Table to Outstanding Equity Awards

The following supplemental table sets forth the outstanding equity awards held by our NEOs as of December 31, 2016, after giving effect to the January 2017 adjustments made in connection with the spin-offs. This table is not required by SEC regulations and is not a substitute for the required “Outstanding Equity Awards” table shown above.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Number of RSUs That Have Not Vested (#)	Number of Converted Performance Shares That Have Not Vested (#)
Christopher J. Nassetta	2/19/14	49,484	25,493	$45.46	—	—
	2/10/15	23,708	47,417	$57.99	10,866	65,194
	2/18/16	—	114,289	$41.41	31,879	95,639
Kevin J. Jacobs	2/19/14	14,844	7,649	$45.46	—	—
	2/10/15	7,714	15,429	$57.99	3,536	21,212
	2/18/16	—	36,563	$41.41	10,198	30,596
Ian R. Carter	2/19/14	14,844	7,649	$45.46	—	—
	2/10/15	6,976	13,955	$57.99	3,198	19,184
	2/18/16	—	33,068	$41.41	9,223	27,671
Mark D. Wang(1)	—	—	—	—	—	—
James E. Holthouser	2/19/14	6,494	3,346	$45.46	—	—
	2/10/15	3,051	6,106	$57.99	1,399	8,393
	2/18/16	—	15,584	$41.41	4,346	13,040
	5/5/16	—	—	—	21,488	—

(1)	Mr. Wang’s equity awards were converted into awards that will settle in or are exercisable for shares of HGV common stock.

2016 Option Exercises and Stock Vested

The following table provides information regarding shares that vested during 2016 for our NEOs and without giving effect to the January 2017 adjustments made in connection with the spin-offs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1)(2) (#)	Value Realized on Vesting(3) ($)
Christopher J. Nassetta	—	—	239,755	$6,108,111
Kevin J. Jacobs	—	—	72,508	$1,842,942
Ian R. Carter	—	—	71,794	$1,830,032
Mark D. Wang	—	—	71,794	$1,830,032
James E. Holthouser	—	—	31,409	$800,617

(1)	After giving effect to the January 2017 adjustments made in connection with the spin-offs, the adjusted number of shares that vested during 2016 were: 113,548 for Mr. Nassetta; 34,338 for Mr. Jacobs, 34,000 for Mr. Carter and 14,873 for Mr. Holthouser. Mr. Wang’s equity awards that vested in 2016 were converted into shares of HGV common stock.
(2)	Includes shares received from the vesting of RSUs granted in 2014 and 2015 and performance shares granted in 2014.

The performance shares granted in 2014 vested on December 31, 2016 at the end of a 3-year performance period. The number of shares that vested on December 31, 2016, without giving effect to the January 2017 adjustments made in connection with the spin-offs, were: 188,945 for Mr. Nassetta; 56,683 for Mr. Jacobs; 56,683 for Mr. Carter; 56,683 for Mr. Wang; and 24,798 for Mr. Holthouser.

In January 2017, the 2014 performance shares were adjusted in a manner intended to preserve the value of the award, as described under “Treatment of Outstanding Equity Awards in Connection with Spin-Offs.”

The 2014 performance shares were issued to our NEOs in the following amounts and market values based on the closing price of our common stock on the NYSE as of February 23, 2017 ($57.21), which is the date of the regularly scheduled Committee meeting on which the Committee certified performance achievement: 89,484 shares ($5,119,380) for Mr. Nassetta; 26,844 shares ($1,535,745) for Mr. Jacobs; 26,844 shares ($1,535,745) for Mr. Carter; and 11,742 shares ($671,760) for Mr. Holthouser. Mr. Wang’s shares were settled in shares of HGV common stock.

(3)	Amounts reported are based on the closing price of our common stock on the NYSE on the vesting date.

2016 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Christopher J. Nassetta		—	—	—
Kevin J. Jacobs		—	—	—
Ian R. Carter	Hilton U.K. Pension Plan(2)	4	$487,183	—
	Hilton U.K. Hotels Employer— Financed Retirement Benefit Scheme(3)	3	$722,215	—
Mark D. Wang		—	—	—
James E. Holthouser		—	—	—

(1)	The present value is calculated by the trustee of the U.K. Pension Plan and represents the present value of the retirement pension due based on assumptions described below. This value is the sum that would be payable should Mr. Carter choose to transfer his benefits from the U.K. Pension Plan in full as of December 31, 2016. The key financial assumptions used in the calculation of the present value included discount rates of 4.65% and 5.2% for 2016 and 2015, respectively, CPI inflation of 2.75% and 2.60% for 2016 and 2015, respectively, and pension inflation of 1.80% and 1.75% for 2016 and 2015, respectively.
(2)	The U.K. Pension Plan is a defined benefit pension plan in the U.K., for which benefit payments are payable monthly upon retiring in accordance with the terms of the plan. The pension value is determined based on years and completed months’ of pensionable service, final pensionable salary (which is subject to an earnings cap) and an accrual ratio. The funds are invested through a trustee, who has full investment discretion. Mr. Carter ceased pensionable service in the U.K. Pension Plan in 2009, and he has a preserved pension based on his pensionable service and final pensionable salary at that time. Mr. Carter has not contributed to the plan since then and the only increases applied to his benefit have been annual statutory increases. The purpose of the U.K. Pension Plan is to provide a retirement benefit based on U.K. market practice. The U.K. Pension Plan does not provide special policies such as granting extra years of credited service, however, it provides tax advantages such as a tax relief on employee contributions and a tax-free cash payment at retirement.
(3)	The Supplemental U.K. Plan is a supplementary to the U.K. Pension Plan and provides an additional retirement benefit to senior management of the Company whose pensionable earnings in the U.K. Pension Plan are restricted to an earnings cap. The Supplemental U.K. Plan does not have assets. While Mr. Carter was a member of the Supplemental U.K. Plan, the Company made notional contributions calculated as a percentage of his base salary in excess of an earnings cap, which applies within the U.K. Pension Plan. No notional contributions have been made for Mr. Carter since 2009, when he ceased pensionable service. Mr. Carter has a notional retirement account balance, which is notionally invested based on Mr. Carter’s elected investment portfolio. The terms of the Supplemental U.K. Plan provide that funds be paid as a lump sum at the same time as Mr. Carter commences drawing his retirement benefits from the U.K. Plan. The Supplemental U.K. Plan does not provide any special tax treatment.

2016 Nonqualified Deferred Compensation

The Company offers to its executives, including all of the NEOs, the opportunity to participate in the EDCP. The table below provides information as of December 31, 2016, for those NEOs who chose to participate in the plan.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Christopher J. Nassetta	—	—	$11,887	—	$209,080
Kevin J. Jacobs	—	—	—	—	—
Ian R. Carter	—	—	—	—	—
Mark D. Wang	$146,160	—	$84,060	—	$1,421,755
James E. Holthouser	$136,962	—	$78,976	—	$1,133,329

(1)	The amount in this column is included in the “Salary” column for 2016 in the “Summary Compensation Table.”
(2)	Amounts in this column are not reported as compensation for fiscal year 2016 in the “Summary Compensation Table” since they do not reflect above-market or preferential earnings. Deferrals may be allocated among investment options that generally mirror the investment options available under our qualified 401(k) plan. Of the available investment options, the one-year rate of return during 2016 ranged from 1.41% to 21.28%.
(3)	Mr. Nassetta made no contributions during fiscal years 2014, 2015 or 2016 and, therefore, no amounts in this column have previously been reported in the “Summary Compensation Table.” Of the total in this column listed for Mr. Wang, $209,499 was previously reported in the “Summary Compensation Table.”

Pursuant to our EDCP, specified eligible employees, including our NEOs, may defer up to 100% of either or both their annual salary and bonus. Deferral elections are made by eligible employees in the calendar year preceding the year compensation is otherwise payable. In 2016, contributions to the EDCP consist solely of participants’ elective deferral contributions and the Company did not provide matching contributions. Eligible employees are permitted to make individual investment elections that will determine the rate of return on their deferral amounts under the elective nonqualified deferred compensation plan. Participants may change their investment elections at any time. Deferrals are only deemed to be invested in the investment options selected. Participants have no ownership interest in any of the funds as investment elections are used only as an index for crediting gains or losses to participants’ accounts. The investment options consist of a variety of well-known mutual funds including certain non-publicly traded mutual funds available through variable insurance products. Investment gains or losses in the funds are credited to the participants’ accounts daily, net of investment option related expenses. The EDCP does not provide any above-market returns or preferential earnings to participants, and the deferrals and their earnings are always 100% vested.

NEOs may elect to receive in-service distributions of such amounts at the time they make their deferral elections. In addition, upon a showing of financial hardship due to death, illness, accident or similar extraordinary or unforeseeable circumstances, an executive may be allowed to access funds in the executive’s deferred compensation account before he otherwise would have been eligible. The participant must make two payout elections, one in the case of termination and one in the case of retirement. Benefits can generally be received either as a lump sum payment or in installments over a period not to exceed 20 years in the case of retirement, 5 years in the case of termination and 5 years for in-service distributions. In the event of a change in control, 100% of the value of the eligible employee’s deferred compensation account will be distributed.

Potential Payments Upon Termination or Change in Control

The following table describes the potential payments and benefits that would have been payable to our NEOs under existing plans, assuming (1) a termination of employment and/or (2) a change in control (“CIC”)

occurred, in each case, on December 31, 2016, without giving effect to the January 2017 adjustments made to equity awards in connection with the spin-offs, except with respect to performance shares (as described below). The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. Distributions of plan balances that would be made are set forth in the “2016 Pension Benefits” and the “2016 Nonqualified Deferred Compensation” tables.

Because the disclosures in the table assume the occurrence of a termination or CIC as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our NEOs upon a termination or CIC may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

Name	Qualifying Termination(1) ($)	CIC ($)	Qualifying Termination Within 12 Months Following CIC ($)	Death or Disability(6) ($)
Christopher J. Nassetta
Cash Severance(1)	$8,970,000	—	$8,970,000	$1,800,000
Equity Awards(2)	—	$9,236,875	$13,828,566	$8,923,192
Continuation of Benefits(3)	$16,984	—	$16,984	—
Outplacement Services(4)	$50,000	—	$50,000	—
Other Benefit(5)	$184,615	—	$184,615	$184,615
Total Value of Benefits	$9,221,599	$9,236,875	$23,050,165	$10,907,807
Kevin J. Jacobs
Cash Severance(1)	$2,987,000	—	$2,987,000	$746,750
Equity Awards(2)	—	$2,975,571	$4,441,866	$2,865,706
Continuation of Benefits(3)	$11,146	—	$11,146	—
Outplacement Services(4)	$50,000	—	$50,000	—
Other Benefit(5)	$79,755	—	$79,755	$79,755
Total Value of Benefits	$3,127,901	$2,975,571	$7,569,767	$3,692,211
Ian R. Carter
Cash Severance(1)	$2,970,520	—	$2,970,520	$742,630
Equity Awards(2)	—	$2,691,059	$4,025,934	$2,600,478
Continuation of Benefits(3)	$15,688	—	$15,688	—
Outplacement Services(4)	$50,000	—	$50,000	—
Other Benefit(5)	$77,119	—	$77,119	$77,119
Total Value of Benefits	$3,113,327	$2,691,059	$7,139,261	$3,420,227
Mark D. Wang
Cash Severance(1)	$2,758,340	—	$2,758,340	$689,585
Equity Awards(2)	—	$2,691,059	$4,025,934	$2,600,478
Continuation of Benefits(3)	$19,682	—	$19,682	—
Outplacement Services(4)	$50,000	—	$50,000	—
Other Benefit(5)	$143,222	—	$143,222	$143,222
Total Value of Benefits	$2,971,244	$2,691,059	$6,997,178	$3,433,285
James E. Holthouser
Cash Severance(1)	$2,400,000	—	$2,400,000	$600,000
Equity Awards(2)	—	$1,231,045	$3,084,969	$2,425,563
Continuation of Benefits(3)	$12,001	—	$12,001	—
Outplacement Services(4)	$50,000	—	$50,000	—
Other Benefit(5)	$80,769	—	$80,769	$80,769
Total Value of Benefits	$2,542,770	$1,231,045	$5,627,739	$3,106,332

(1)	For purposes of the table above, a “qualifying termination” means (x) under the Severance Plan, a termination of employment either by the Company without “cause” or by the executive for “good reason,” each as defined in the Severance Plan, and (y) under the Incentive Plan, a termination by the Company without “cause” as defined in the Incentive Plan. An executive is not deemed to have experienced a qualifying termination as a result of (a) his death or disability or (b) solely as a result of a change in control.

Under the Severance Plan, whether or not in connection with a change in control, each NEO would have been entitled to receive a cash severance amount equal to two times (2.99 in the case of Mr. Nassetta) the sum of the executive’s base salary and annual cash incentive award payable at target, each as in effect at date of termination.

If the employment of the NEO was terminated due death or disability, such executive would have been entitled to receive a prorated bonus. Amounts reported under “Death or Disability” for each NEO reflect each NEO’s target annual bonus for the year ended December 31, 2016.

(2)	Amounts represent the value of the acceleration of any unvested converted performance shares, RSUs and stock options, assuming the acceleration occurred on December 31, 2016 and based on the closing price of our common stock on the NYSE as of December 31, 2016 ($27.20).

•	Converted performance shares: If the NEO’s employment terminates as a result of death or disability, a prorated portion of the converted performance shares will immediately vest at target levels, with such proration based on the number of days in the performance period that have elapsed. Upon a change in control, the converted performance shares will immediately vest based on actual performance through the most recently completed fiscal quarter, or, if performance is unable to be calculated, at target. The amounts reported in the table above for vesting upon a change in control assume achievement of target performance due to the actual treatment of such equity awards as described under “Treatment of Outstanding Equity Awards in Connection with Spin-Offs.”

•	RSUs: If the NEO’s employment is terminated by the Company without cause within 12 months following a change in control or due to the executive’s death or disability, all unvested RSUs will immediately vest.

•	Stock options: If the NEO’s employment is terminated by the Company without cause within 12 months following a change in control or due to the executive’s death or disability, all unvested options will immediately vest and become exercisable. In the table above, amounts reported reflect the “spread,” or difference between the exercise price and closing price as of December 31, 2016.

Amounts in the table above do not include accrued dividends on eligible outstanding equity awards. Accrued dividends as of December 31, 2016 were approximately: $85,025 for Mr. Nassetta; $27,254 for Mr. Jacobs; $24,648 for Mr. Carter; $24,648 for Mr. Wang; and $21,049 for Mr. Holthouser.

(3)	Under the Severance Plan, upon a qualifying termination, each NEO is entitled to continued healthcare coverage in an amount equal to the excess of the cost of the coverage over the amount that the executive would have had to pay if the executive remained employed for 12 months following the date of termination. In addition, upon a qualifying termination, an NEO who received life insurance coverage prior to the qualifying termination is entitled to receive a cash payment equal to the premiums required to continue such coverage for 12 months following the termination. Amounts reported assume 2016 rates.
(4)	Under the Severance Plan, upon a qualifying termination, each NEO is entitled to outplacement services for a period of 12 months following the date of termination. Amounts in the table above assume that the cost to the Company for these outplacement services would be $50,000 for each NEO.
(5)	Amounts shown represent accrued but unused vacation days.
(6)

In the event of death of an NEO, in addition to amounts reported in the table above, each NEO will receive benefits from third-party payors under our employer-paid premium life insurance plans. All of our executives are eligible for one times their regular annual eligible wages at death. In addition, the Company has provided Mr. Nassetta with additional executive life insurance with a $10,500,000 death benefit. Therefore, if such benefits were triggered for the NEOs on December 31, 2016 under our life insurance plans the legally designated beneficiary(ies) of each NEO would have received the following amounts: Mr. Nassetta ($13,000,000); Mr. Jacobs ($1,569,000); Mr. Carter ($1,342,000); Mr. Wang ($1,480,000); and Mr. Holthouser ($1,092,000).

Compensation Committee Interlocks and Insider Participation

During the 2016 fiscal year, the members of the Compensation Committee were Messrs. Huntsman, Schreiber and Ms. McHale, none of whom was, during the fiscal year, an officer or employee of the Company and none of whom was formerly an officer of the Company. During 2016, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of June 13, 2017 by (1) each person known to us to beneficially own more than 5% of HLT Parent’s outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. The ownership information presented below for beneficial owners gives effect to the January 3, 2017 reverse stock split consummated in connection with the spin-offs.

Name of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Principal Stockholder:
HNA Tourism Group Co., Ltd.(1)	82,500,000	25.4%
Blackstone(2)	33,543,669	10.3%
Wellington Management Group LLP(3)	22,034,064	6.8%
Directors and Named Executive Officers:
Christopher J. Nassetta(4)(5)	3,101,431	1.0%
Jonathan D. Gray(6)	34,040	*
Charlene T. Begley	2,290	*
Jon M. Huntsman, Jr.(7)	7,320	*
Judith A. McHale(7)	9,840	*
John G. Schreiber(7)	6,355	*
Elizabeth A. Smith(7)	9,840	*
Douglas M. Steenland(7)	13,173	*
Kevin J. Jacobs(5)	310,793	*
Ian R. Carter(5)	691,675	*
James E. Holthouser(5)	165,843	*
Directors and executive officers as a group (15 persons)(8)	5,017,756	1.5%

*	Represents less than 1%.
(1)	As reported in a Schedule 13D filed on March 24, 2017, HNA Group Co., Ltd., HNA Tourism Group Co., Ltd., HNA Tourism (HK) Group Co., Ltd., HNA HLT Holdco III Limited, HNA HLT Holdco II LLC and HNA HLT Holdco I LLC have shared voting power and shared dispositive power over 82,500,000 shares of our common stock. The address of each entity is HNA Building, No. 7 Guoxing Road, Haikou, 570203, People’s Republic of China.
(2)	Reflects 29,515,359 shares of common stock directly held by HLT Holdco III LLC, 2,874,542 shares of common stock directly held by HLT BREP VI.TE.2 Holdco LLC, 101,257 shares of common stock directly held by HLT BREH VI Holdco LLC, 17,065 shares of common stock directly held by HLT BREH Intl II Holdco LLC, 1,014,784 shares of common stock directly held by HLT A23 Holdco LLC and 5,958 shares of common stock directly held by HLT A23 BREH VI Holdco LLC (together, the “Blackstone Funds”). The sole member of HLT Holdco III LLC is HLT Holdco II LLC. The sole member of HLT Holdco II LLC is HLT Holdco LLC.

The sole member of HLT Holdco LLC, HLT BREH VI Holdco LLC and HLT A23 Holdco LLC is BH Hotels Holdco LLC (“BH Hotels”). The managing members of BH Hotels are Blackstone Real Estate Partners VI L.P. and Blackstone Capital Partners V L.P. The general partner of Blackstone Capital Partners V L.P. is Blackstone Management Associates V L.L.C. The sole member of Blackstone Management Associates V L.L.C. is BMA V L.L.C. The general partner of Blackstone Real Estate Partners VI L.P. is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The managing member of each of BREA VI L.L.C. and BMA V L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT BREH Intl II Holdco LLC is HLT BREH Intl II Holdings Holdco LLC. The controlling member of HLT BREH Intl II Holdings Holdco LLC is Blackstone Real Estate Holdings International II-Q L.P. The general partner of Blackstone Real Estate Holdings International II-Q L.P. is BREP International II-Q GP L.P. The general partner of BREP International II-Q GP L.P. is BREP International II-Q GP L.L.C. The sole member of BREP International II-Q GP L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT BREP VI.TE.2 Holdco LLC is HLT BREP VI.TE.2 Holdings Holdco LLC. The sole member of HLT BREP VI.TE.2 Holdings Holdco LLC is Blackstone Real Estate Partners VI.TE.2 L.P. The general partner of Blackstone Real Estate Partners VI.TE.2 L.P. is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The managing member of BREA VI L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT A23 BREH VI Holdco LLC is HLT BREH VI-A Holdings Holdco LLC. The sole member of HLT BREH VI-A Holdings Holdco LLC is Blackstone Real Estate Holdings VI L.P. The general partner of Blackstone Real Estate Holdings VI L.P. is BREP VI Side-by-Side GP L.L.C. The sole member of BREP VI Side-by-Side GP L.L.C. is Blackstone Holdings III L.P.

The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities (other than each of the Blackstone Funds to the extent they directly hold securities reported herein) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. Also reflects 14,704 shares of common stock directly owned by Mr. Schwarzman. The address of each of Mr. Schwarzman and each of the entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

As of March 31, 2017, Blackstone entities have pledged, hypothecated or granted security interests in substantially all of the shares of our common stock held by them pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all shares of common stock pledged to them and may seek recourse against the borrower.

(3)	As reported in a Schedule 13G filed on February 9, 2017, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP have shared voting power over 12,064,636 shares of our common stock and shared dispositive power over 22,034,064 shares of our common stock. Wellington Management Company LLP has shared voting power over 10,358,373 shares of our common stock and shared dispositive power over 19,144,914 shares of our common stock. The address of each entity is c/o Wellington Management Group LLP, 280 Congress Street, Boston, Massachusetts 02210.
(4)	Includes 677,933 shares of common stock held by Harwood Road LLC, a limited liability company. A revocable living trust, of which Mr. Nassetta is the trustee and a beneficiary, serves as the managing member of Harwood Road LLC. 99% of the economic interests in the limited liability company are held by a family trust for the benefit of Mr. Nassetta’s children and the remaining 1% is held by the aforementioned living trust.
(5)	Includes shares underlying vested options as follows: Mr. Nassetta: 160,489; Mr. Jacobs: 50,108; Mr. Carter: 47,468; and Mr. Holthouser: 21,137. Also includes unvested shares of performance-vesting restricted stock, a portion of which may be forfeited at the end of the performance period based on the achievement of the applicable performance criteria, as follows: Mr. Nassetta: 118,492; Mr. Jacobs: 41,364; Mr. Carter: 33,900; and Mr. Holthouser: 15,976.
(6)	Mr. Gray is an employee of Blackstone, but disclaims beneficial ownership of the shares beneficially owned by Blackstone.

(7)	Includes fully vested DSUs and dividend equivalents that settle on earlier of a termination for any reason or a change in control as follows: Ms. Begley: 2,290; Mr. Huntsman: 7,320; Ms. McHale: 7,674; Mr. Schreiber: 6,355; Ms. Smith: 7,674; and Mr. Steenland: 7,674.
(8)	Includes 370,290 shares underlying vested options held by our executive officers; 38,986 fully vested DSUs and dividend equivalents held by our directors; and 317,826 unvested shares of performance-vesting restricted stock held by our executive officers, a portion of which may be forfeited at the end of the performance period based on the achievement of the applicable performance criteria.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly-held common stock listed on the NYSE. Our related person transaction policy requires that a “related person” (as defined as in Item 404(a) of Regulation S-K, which includes security holders who beneficially own more than 5% of our common stock, including Blackstone and HNA) must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our Board or a duly authorized committee of the Board (currently the Audit Committee). No related person transaction will be executed without the approval or ratification of our Board or a duly authorized committee of the Board. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

HNA

Stockholders Agreement. In connection with the sale by Blackstone of shares representing approximately 25% of our common stock to HNA (the “Sale”), which closed on March 15, 2017, we entered into a stockholders agreement with HNA that became effective upon the closing of the Sale. The HNA stockholders agreement will terminate when HNA and its affiliates, in the aggregate, hold less than 5% of our common stock.

•	Directors. Under the HNA stockholders agreement, for so long as HNA has at least 15% of HLT Parent’s outstanding common stock, it will have the right to designate two directors of the Company, only one of which may be affiliated with HNA (but not its hospitality business) and the other of which must meet the independence standards of the NYSE with respect to the Company and not have been, for two years, an employee, director or officer of, or consultant to, HNA or any of its affiliates. Each of HNA’s director designees must be reasonably satisfactory to our Nominating and Corporate Governance Committee in accordance with our standard candidate review process. In addition, so long as HNA owns at least 20% of HLT Parent’s outstanding common stock, HNA will have the right to designate an additional independent director to fill each third additional director seat above 10 directors of the Company; for example, if we were to increase our Board size in the future to 13, HNA would have the right to designate an independent director as the 13th member of the Board. HNA’s right to designate directors declines to one director when HNA’s ownership falls below 15% of our common stock and terminates when HNA’s ownership falls below 5% of our common stock, subject to certain exceptions. Each independent designee will be entitled to serve on at least one standing committee of the Board, as determined by the Nominating and Corporate Governance Committee.

•

Voting Requirements. The HNA stockholders agreement generally requires HNA to vote all of its shares in excess of 15% of the total outstanding shares of the Company in the same proportion as the shares owned by other stockholders are voted on all matters, except as follows: (1) in uncontested elections of directors, HNA is required to vote all of its shares either in favor of the Board’s nominees or all of its shares in the same proportion as the shares owned by other stockholders are voted; (2) in contested elections of directors, HNA is required to vote all of its shares in the same proportion as the shares owned by other stockholders are voted; (3) for two years after the closing of the Sale, in third party acquisitions of the Company where the consideration is less than or equal to the price per share paid by HNA to Blackstone, HNA may vote all of its shares as it chooses; (4) for any acquisition of the Company other than an acquisition described in (3) above or an acquisition by HNA, HNA will vote all of its shares in excess of 15% of the total outstanding shares of the Company in proportion to the manner in which non-HNA holders vote their shares; and (5) in the case of any charter or bylaw amendment that adversely affects HNA disproportionally as compared to other stockholders, an issuance of more than 20% of the Company’s outstanding shares (other than for an acquisition) at a below-market price, or an acquisition of the Company by HNA, HNA may vote all of its shares as it chooses. In a third party tender offer, HNA will be required to tender its shares in excess of 15% of the total outstanding shares of the Company in the same proportion as shares held by non-HNA holders are tendered.

•	Transfer Restrictions and Right of First Refusal. Until March 15, 2019, HNA may not transfer any shares of the Company unless: such transfer is approved in advance by a majority of the disinterested members of the Board; such transfer is to an HNA affiliate, provided that such HNA affiliate agrees to be bound by the terms of the HNA stockholders agreement; such transfer is in connection with an acquisition approved by the Board; such transfer constitutes a tender into a tender or exchange offer commenced by the Company or any of its affiliates; or such transfer is in connection with a bona fide pledge of capital stock to a financial institution in connection with a bona fide loan or enforcement thereunder. After March 15, 2019, other than in an underwritten public offering, block trade or permitted transfer described above, HNA will not be permitted to transfer more than 4.9% of our total outstanding shares to any person or group, or any shares to certain competitors of the Company or, to the knowledge of HNA or its broker, a person or group who is a 5% stockholder or who would thereby become a 5% stockholder; in an underwritten public offering or a block trade, other than a permitted transfer described above, HNA will instruct the underwriter or broker not to transfer more than 4.9% of our total outstanding shares to any person or group or any shares to a 5% stockholder (unless the identity of the purchaser is not known to the underwriter or broker); and in a block trade, other than a permitted transfer described above, HNA will instruct its broker not to transfer shares to certain competitors of the Company (unless the identity of the purchaser is not known to HNA or its broker). In addition, if we propose to issue new equity securities in an offering that is not an underwritten public offering or an offering pursuant to Rule 144A, HNA will have a right of first refusal over its pro-rata portion of such issuance, measured based on HNA’s ownership percentage (which shall be capped at 25% for purposes of the right of first refusal) in the Company at such time.

•	Standstill. HNA and its affiliates may not: acquire, offer or agree to acquire, any beneficial interest in the Company; make any public announcement or public offer with respect to any merger, business combination or other similar transaction involving the Company (except when the Board recommends or approves such transaction); make or in any way participate in any “solicitation” of “proxies” to vote or seek to influence voting of securities in a manner inconsistent with the Board’s recommendation; seek election or removal of any director other than HNA designees or otherwise act, alone or in concert with others, to control or influence the Company; call a meeting of stockholders; participate in a “group” regarding equity securities of the Company; act, alone or in concert with others, to seek to control or influence the management or policies of the Company; knowingly assist or encourage, or enter into any discussions or agreements with any third party, in connection with any of the foregoing; publicly disclose any intention, plan or arrangement inconsistent with the foregoing; provide any financing for a purchase of equity securities or assets of the Company, subject to certain exceptions; or take any actions that HNA knows or would reasonably be expected to know would require the Company to make a public announcement regarding the possibility of an acquisition. HNA is not prohibited from: (1) transferring shares of the Company to HNA affiliates; (2) purchasing shares of the Company pursuant to its right of first refusal over its pro-rata portion of newly issued equity securities of the Company; (3) making a non-public, confidential acquisition proposal to the Board; or (4) after a public announcement of a definitive agreement for the acquisition of the Company by a third party, making a publicly announced alternative acquisition proposal for all of the outstanding shares of the Company, which, if a tender or exchange offer, must be on the same terms for all such shares and include a non-waivable condition that a majority of the shares held by non-HNA holders are tendered into such offer. To the extent HNA’s ownership percentage falls below 25% of the total outstanding shares of the Company (or a lower percentage that results from sales of shares by HNA) as a result of issuances by the Company, HNA may purchase Company shares in the open market so as to maintain its ownership percentage at 25% (or such lower percentage that results from sales of shares by HNA).

•	Corporate Opportunity; DGCL Section 203. The Delaware General Corporate Law (“DGCL”) permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Under the HNA stockholders agreement, the Company agreed to renounce any interest or expectancy, or right to be offered an opportunity to participate in, any business opportunity or corporate opportunity presented to HNA or its affiliates. We also exempted HNA from the restrictions of Section 203 of the DGCL (“Section 203”). Although the Company has previously opted out of Section 203, our amended and restated certificate of incorporation and bylaws provide that when Blackstone ceases to own at least 5% of the Company’s outstanding common stock, the Company will automatically become subject to Section 203.

Registration Rights. We also entered into a registration rights agreement with HNA that became effective upon the closing of the Sale. The HNA registration rights agreement provides that, beginning two years after the closing of the Sale, HNA will have customary “demand” and “piggyback” registration rights. The registration rights agreement also will require the Company to pay certain expenses relating to such registrations and indemnify the registration rights holder against certain liabilities under the Securities Act.

Management and Franchise. We currently manage or franchise, and may manage or franchise in the future, hotels that are directly or indirectly owned by affiliates of HNA on terms that are consistent with our standard forms of agreement.

Blackstone

Stockholders Agreement. In connection with our IPO, we entered into a stockholders agreement with Blackstone. This agreement requires us to nominate a number of individuals designated by Blackstone for election as our directors at any meeting of our stockholders, each a “Blackstone Director.” As amended upon closing of the Sale, the agreement provides that: Blackstone may designate a number of directors equal to: (1) if Blackstone beneficially owns at least 50% of the Company’s outstanding common stock, 50% of the total number of directors comprising the Board, rounded down to the nearest whole number; (2) if Blackstone beneficially owns at least 40% (but less than 50%) of the Company’s outstanding common stock, 40% of the total number of directors comprising the Board, rounded down to the nearest whole number; (3) if Blackstone beneficially owns at least 30% (but less than 40%) of the Company’s outstanding common stock, 30% of the total number of directors comprising the Board, rounded down to the nearest whole number; (4) if Blackstone beneficially owns at least 20% (but less than 30%) of the Company’s outstanding common stock, (x) 20% of the total number of directors comprising the Board, rounded down to the nearest whole number, if the total number of directors is 10 or more or (y) the lowest whole number that is greater than 20% of the total number of directors comprising the Board if the total number of directors is less than 10; and (5) if Blackstone beneficially owns at least 5% (but less than 20%) of the total shares of the Company’s common stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is greater than 10% of the total number of directors comprising the Board. For so long as the stockholders agreement remains in effect, Blackstone Directors may be removed only with the consent of Blackstone. In the case of a vacancy on our Board created by the removal or resignation of a Blackstone Director, the stockholders’ agreement requires us to nominate an individual designated by Blackstone for election to fill the vacancy.

The above-described provisions of the stockholders agreement will remain in effect until Blackstone is no longer entitled to nominate a Blackstone Director pursuant to the stockholders agreement, unless Blackstone requests that they terminate at an earlier date.

Registration Rights Agreement. We are party to a registration rights agreement that provides Blackstone customary “demand” and “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities that may arise under the Securities Act.

Management, Franchise, Products and Services. We currently manage or franchise, and may manage or franchise in the future, hotels that are directly or indirectly owned by affiliates of Blackstone on terms that are consistent with our standard forms of agreement. We recognized management and franchise fee revenue of $42 million for the year ended December 31, 2016 related to these hotels. We recognized reimbursements and reimbursable costs for these hotels, primarily related to payroll and marketing expenses, of $144 million for the year ended December 31, 2016. As of December 31, 2016, we had accounts receivable due from these hotels related to these management and franchise fees and reimbursements of $18 million.

From time to time, we have purchased products and services from entities affiliated with or owned by Blackstone. In certain negotiated instances, these arrangements may permit our hotels, as well as hotels controlled by affiliates of Blackstone, to elect whether or not to contract with such third-party providers on the terms we negotiated. In 2010, in connection with the settlement of a lawsuit, we entered into a guarantee that requires us to pay any shortfalls under certain service contracts that affiliates of Blackstone entered into with the plaintiff. The initial maximum exposure under the guarantee was $75 million, which has subsequently been reduced to approximately $10 million as of March 31, 2017 as a result of the plaintiff’s receipt of payments from the counterparties of such service contracts.

In February 2016, Blackstone sold the Hilton Key Largo to a third party, which resulted in the termination of our existing management agreement for the property. The buyer subsequently entered into a Hilton franchise agreement and a Curio franchise agreement for the property. The Hilton franchise agreement will terminate, and the Curio franchise will become effective, upon conversion of the hotel to a Curio which is anticipated to occur by January 1, 2018.

In August 2016, we amended the liquidated damages provision of a franchise agreement with Blackstone in view of the expected condemnation of the hotel by the local government.

In October 2016, a Blackstone company entered into a management agreement with us for a 250-room Hilton-branded hotel and a 320-room Hilton Garden Inn-branded hotel in Bangalore, India.

Spin-Off Agreements

In connection with the spin-offs, we entered into several agreements with Park and HGV that govern our ongoing relationship.

Distribution Agreement. Our Distribution Agreement with Park and HGV governs certain transfers of assets and assumptions of liabilities by each of Hilton, Park and HGV and the settlement or extinguishment of certain liabilities and other obligations among the three companies. In particular, substantially all of the assets and liabilities associated with the separated real estate business were retained by or transferred to Park or its subsidiaries; substantially all of the assets and liabilities associated with the timeshare business were retained by or transferred to HGV or its subsidiaries; and all other assets and liabilities were retained by or transferred to Hilton or its subsidiaries. Park, HGV and Hilton also agreed that losses related to certain contingent liabilities that generally are not specifically attributable to any of the three companies will be apportioned as follows: 65%, 26%, and 9% for each of Hilton, Park and HGV, respectively.

Employee Matters Agreement. Our Employee Matters Agreement with Park and HGV governs the respective rights, responsibilities and obligations of Hilton, Park and HGV after the spin-offs with respect to transferred employees, defined benefit pension plans, defined contribution plans, non-qualified retirement plans, employee health and welfare benefit plans, incentive plans, equity-based awards, collective bargaining agreements and other employment, compensation and benefits-related matters. The Employee Matters Agreement provides for, among other things, the allocation and treatment of assets and liabilities arising out of incentive plans, retirement plans and employee health and welfare benefit plans in which Park and HGV employees participated prior to the spin-offs, and continued participation by Park and HGV employees in certain of Hilton’s compensation and benefit plans for a specified period of time following the spin-offs. Generally, other than with respect to certain specified compensation and benefit plans and liabilities, each of Park and HGV assumed or retained sponsorship of, and the liabilities relating to, compensation and benefit plans and employee-related liabilities relating to its current and former employees. The Employee Matters Agreement also provides that outstanding Hilton equity-based awards were equitably adjusted or converted into Park or HGV awards, as applicable.

Tax Matters Agreement. Our Tax Matters Agreement with Park and HGV governs the respective rights, responsibilities and obligations of Hilton, Park and HGV with respect to tax liabilities and benefits, tax attributes, tax contests and other tax sharing regarding U.S. federal, state, local and foreign income taxes, other tax matters and related tax returns. Under the Tax Matters Agreement, which is not binding on the IRS, each of Park and HGV will continue to have several liability with Hilton to the IRS for the consolidated U.S. federal income taxes of the Hilton consolidated group relating to the taxable periods in which Park and HGV were part of that group. The agreement also specifies the portion, if any, of this tax liability for which Park and HGV will bear responsibility and provides for certain indemnification provisions with respect to amounts for which they are not responsible. In addition, under the agreement, each party is expected to be responsible for any taxes imposed on Hilton that arise from the failure of the spin-offs and certain related transactions to qualify as a tax-free transaction for U.S. federal income tax purposes, to the extent that the failure to qualify is attributable to actions taken by such party (or with respect to such party’s stock). The parties will share responsibility in accordance with sharing percentages under the Distribution Agreement for any such taxes imposed on Hilton that are not attributable to actions taken by a particular party.

The Tax Matters Agreement also provides for certain covenants that may restrict Hilton’s ability to issue equity and pursue strategic or other transactions that otherwise could maximize the value of Hilton’s business, including, for two years after the spin-offs: (1) engaging in any transaction involving the acquisition of shares of Hilton stock or certain issuances of shares of Hilton stock; (2) merging or consolidating with any other person or dissolving or liquidating in whole or in part; (3) selling or otherwise disposing of, or allowing the sale or other disposition of, more than 35% of Hilton’s consolidated gross or net assets; or (4) repurchasing Hilton shares, except in certain circumstances.

These restrictions are generally inapplicable in the event that the IRS has granted a favorable ruling to Hilton, Park or HGV or in the event that Hilton, Park or HGV has received an opinion from a tax advisor that it can take such actions without adversely affecting the tax-free status of the spin-offs and related transactions.

Tax Stockholders Agreement. Our Tax Stockholders Agreement with HGV and Blackstone is intended to preserve the tax-free status of the spin-offs. The agreement provides for certain covenants that may limit issuances or repurchases of Hilton or HGV stock in excess of specified percentages, dispositions of Hilton or HGV common stock by Blackstone, and transfers of interests in certain Blackstone entities that directly or indirectly own Hilton, Park or HGV common stock. Additionally, the agreement may limit issuances or repurchases of stock by Hilton in excess of specified percentages.

Transition Services Agreement. We entered into a Transition Services Agreement with Park and HGV under which we will provide Park and HGV with certain services for a limited time to help ensure an orderly transition following the spin-offs. The services that we agreed to provide may include certain finance, information technology, human resources and compensation, facilities, legal and compliance and other services. Park and HGV will pay us for any such services at agreed amounts. In addition, for a specified term, Park or HGV and Hilton may mutually agree on additional services that were provided by Hilton prior to the spin-offs at pricing based on market rates reasonably agreed to by the parties.

HGV License Agreement. We entered into a license agreement with HGV granting HGV the right to use the trademarks “Hilton Grand Vacations,” “HGV” and “Hilton Club” (collectively, the “Hilton Marks”) in connection with the current and future operation of a Hilton-branded vacation ownership business (the “Licensed Business”). HGV also received a license to or right to use certain other Hilton-owned intellectual property, including promotional content and access to Hilton’s reservation system and property management software (collectively with the Hilton Marks, the “Hilton IP”). HGV also has the right to use Hilton’s loyalty program data and other customer information (“Hilton Data”) to promote the Licensed Business and for other internal business purposes, but may not disclose or sell such information to third parties without Hilton’s consent. We agreed not to compete or use the Hilton IP or Hilton Data in the vacation ownership business (or license others to do so) for the first 30 years of the term of the license agreement, and HGV may extend this exclusivity for additional 10-year terms if it achieves certain revenue targets or makes a payment to cover any revenue shortfall. The initial term of the license agreement will expire on December 31, 2116. HGV will pay a royalty fee of 5% of gross revenues to Hilton quarterly in arrears, as well as specified additional fees. Gross revenues include HGV’s gross sales for the initial sale or re-sale of interests in the Licensed Business (subject to certain HGV Club exceptions), property operations revenue, transient rental revenue and other certain revenues earned. HGV also is required to pay Hilton an annual transition fee of $5 million for each of the first five years of the term and certain other fees and reimbursements. The license agreement contains customary requirements with respect to HGV’s record-keeping and Hilton’s audit rights.

During the term of the license agreement, HGV is eligible to participate in Hilton’s loyalty program, currently known as the Hilton Honors program. HGV can purchase Hilton loyalty program points at cost for the first 20 years of the term, and thereafter at the market rate (with a most favored nation provision, pursuant to which such market rate is no higher than the price paid by strategic partners that purchase a comparable volume of points annually on comparable business terms). All members of Hilton’s loyalty program have the right to redeem loyalty program points at HGV properties in the Licensed Business, consistent with the tiers and rules of Hilton’s current loyalty program. HGV can convert points associated with its own point-based reservations and exchange system into Hilton loyalty program points through an exchange program at a conversion rate to be determined by HGV. HGV may not participate in a loyalty program of a Hilton competitor in connection with the Licensed Business.

Unless HGV obtains Hilton’s prior written consent, HGV may not: merge with or acquire a Hilton competitor or a vacation ownership business that has entered into an operating agreement with a Hilton competitor; merge with or acquire a vacation ownership business together with a lodging business; or be acquired or combined with any entity other than an affiliate. HGV may acquire control of a business that is not a vacation ownership business or a lodging business without Hilton’s consent, but will be required to operate such business as a separate operation that does not use the Hilton IP or Hilton Data unless Hilton consents to such use. Without Hilton’s prior consent, HGV may not assign its rights under the license agreement, except to one of its affiliates as part of an internal reorganization for tax or administrative purposes.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

DESCRIPTION OF OTHER INDEBTEDNESS

The following description is a summary of the material terms of our material indebtedness other than the notes as of March 31, 2017.

Senior Secured Credit Facilities

On October 25, 2013, we entered into a credit agreement, as amended on August 18, 2016 and as further amended on November 21, 2016 and March 16, 2017, with Deutsche Bank AG New York Branch, as administrative agent, collateral agent, swing line lender and L/C issuer and the other agents and lenders from time to time party thereto.

The Senior Secured Credit Facilities consist of:

•	a senior secured term loan facility (the “Existing Term Loans”), which matures on October 25, 2023, of which $3.2 billion remains drawn and outstanding thereunder; and

•	a $1.0 billion senior secured revolving credit facility (the “Revolving Credit Facility”), $150 million of which is available in the form of letters of credit, which matures on November 21, 2021.

HWF (which is referred to throughout this section as the “Borrower”) is the borrower under the Senior Secured Credit Facilities. The Revolving Credit Facility includes borrowing capacity available for letters of credit and for short-term borrowings referred to as swing line borrowings. In addition, the Senior Secured Credit Facilities provide the Borrower with the option to raise incremental credit facilities (including an uncommitted incremental facility that provides the Borrower the option to increase the amount available under the Term Loans and/or the Revolving Credit Facility by an aggregate of up to $1.5 billion, subject to additional increases upon satisfaction of certain first lien net leverage-based tests), refinance the loans with debt incurred outside the credit agreement and extend the maturity date of the Revolving Credit Facility and Term Loans, subject to certain limitations.

Interest Rate and Fees

Borrowings under the Term Loans bear interest, at the Borrower’s option, at a rate equal to a margin over either (a) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 1/2 of 1% and (3) the LIBOR rate for a one-month interest period plus 1.00% or (b) a LIBOR rate determined by reference to the Reuters LIBOR rate for the interest period relevant to such borrowing. The margin for the Term Loans is 1.00%, in the case of base rate loans, and 2.00%, in the case of LIBOR rate loans. The Term Loans are subject to a LIBOR floor of 0.00%. The interest rate payable on the Term Loans as of March 31, 2017 was equal to 2.98%.

Borrowings under the Revolving Credit Facility bear interest, at the Borrower’s option, at a rate equal to a margin over either (a) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 1/2 of 1% and (3) the LIBOR rate for a one-month interest period plus 1.00% or (b) a LIBOR rate determined by reference to the Reuters LIBOR rate for the interest period relevant to such borrowing. The margin for the Revolving Credit Facility is 0.50%, in the case of base rate loans, and 1.50%, in the case of LIBOR rate loans, subject to one step-up of 0.25% in the event the first lien net leverage ratio exceeds 2.00 to 1.00 but is less than or equal to 3.00 to 1.00 and subject to a second step-up of 0.25% in the event the first lien net leverage ratio exceeds 3.00 to 1.00. The Revolving Credit Facility is subject to a LIBOR floor of 0.00%.

In addition to paying interest on outstanding principal under the Senior Secured Credit Facilities, the Borrower is required to pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder. The commitment fee rate is 0.125% per annum. The Borrower is also required to pay customary letter of credit fees.

Prepayments

The Senior Secured Credit Facilities require us to prepay outstanding Term Loans, subject to certain exceptions, with:

•	50% (which percentage is reduced to 25% upon a first lien net leverage ratio not exceeding 4.60 to 1.00 and 0% upon a first lien net leverage ratio not exceeding 3.85 to 1.00, as applicable, of annual excess cash flow, calculated in accordance with the credit agreement;

•	100% of the net cash proceeds (including insurance and condemnation proceeds) of all non-ordinary course asset sales or other dispositions of property by the Borrower and its restricted subsidiaries, subject to de minimis thresholds, if those net cash proceeds are not reinvested in assets to be used in the Borrower’s business or to make certain other permitted investments (a) within 12 months of the receipt of such net cash proceeds or (b) if the Borrower commits to reinvest such net cash proceeds within 12 months of the receipt thereof, within 180 days of the date of such commitment (although in connection with any such prepayment, the Borrower may also repay other first lien debt to the extent it is so required); and

•	100% of the net proceeds of any incurrence of debt by the Borrower or any of its restricted subsidiaries, other than debt permitted to be incurred or issued under the Senior Secured Credit Facilities.

Notwithstanding any of the foregoing, each lender of the Term Loans has the right to reject its pro rata share of mandatory prepayments described above, in which case we may retain the amounts so rejected.

Notwithstanding any of the foregoing, each lender of the Term Loans has the right to reject its pro rata share of mandatory prepayments described above, in which case we may retain the amounts so rejected.

Amortization

The Borrower is required to repay the Term Loans on the last business day of each quarter in installments in an aggregate principal amount equal to 0.25% of the original principal amount of the Term Loans, with the remaining amount payable on the maturity date of the Term Loans.

Guarantees

The obligations under the Senior Secured Credit Facilities are unconditionally and irrevocably guaranteed by each of HLT Parent, HWP, Hilton Worldwide Finance Corp., any subsidiary of HWP that directly or indirectly owns 100% of the issued and outstanding equity interests of the Borrower, and, subject to certain exceptions, each of the Borrower’s existing and future material restricted domestic wholly owned subsidiaries (the “Subsidiary Guarantors”). In addition, the Senior Secured Credit Facilities are collateralized by first priority or equivalent security interests in (i) all the capital stock of, or other equity interests in, the Borrower and each of the Borrower’s and Subsidiary Guarantors’ material direct or indirect wholly owned restricted domestic subsidiaries and 65% of the capital stock of, or other equity interests in, each of the Borrower’s or any Subsidiary Guarantors’ direct wholly owned first-tier restricted foreign subsidiaries, and (ii) certain tangible and intangible assets of HWP, the Borrower and the Subsidiary Guarantors (subject to certain exceptions and qualifications).

Certain Covenants and Events of Default

The Senior Secured Credit Facilities contain a number of significant affirmative and negative covenants and customary events of default. Such covenants, among other things, limit or restrict, subject to certain exceptions, the ability of the Borrower and its restricted subsidiaries to:

•	incur additional indebtedness, make guarantees and enter into hedging arrangements;

•	create liens on assets;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell assets;

•	make fundamental changes;

•	pay dividends and distributions or repurchase our capital stock;

•	make investments, loans and advances, including acquisitions;

•	engage in certain transactions with affiliates;

•	make changes in the nature of their business; and

•	make prepayments of junior debt.

In addition, if, on the last day of any period of four consecutive quarters, the aggregate principal amount of revolving credit loans, swing line loans and/or letters of credit (excluding up to $50.0 million of letters of credit and certain other letters of credit that have been cash collateralized or back-stopped) that are issued and/or outstanding is greater than 30% of the Revolving Credit Facility, the credit agreement will require the Borrower to maintain a consolidated first lien net leverage ratio not to exceed 7.00 to 1.00.

In the event that the loans under the Senior Secured Credit Facilities have a rating equal to or higher than Baa3 (or the equivalent) according to Moody’s and BBB- (or the equivalent) according to S&P and no default has occurred and is continuing at the time such rating is given, the restrictions in the Senior Secured Credit Facilities regarding incurring additional indebtedness, dividends and distributions or repurchases of capital stock and transactions with affiliates will no longer apply to the Borrower and its restricted subsidiaries at any time thereafter.

The Senior Secured Credit Facilities also contain certain customary representations and warranties, affirmative covenants and events of default. If an event of default occurs, the lenders under the Senior Secured Credit Facilities are entitled to take various actions, including the acceleration of amounts due under the Senior Secured Credit Facilities and all actions permitted to be taken by a secured creditor.

DESCRIPTION OF THE 2024 EXCHANGE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (1) the term “Escrow Issuer” refers to Hilton Escrow Issuer LLC, a Delaware limited liability company, and not to any of its Subsidiaries or Affiliates; (2) the term the term “Escrow Co-Issuer” refers to Hilton Escrow Issuer Corp., a Delaware corporation and a Wholly Owned Subsidiary of the Escrow Issuer, and not to any of its Subsidiaries or Affiliates; (3) the term “Escrow Issuers” refers, collectively, to the Escrow Issuer and the Escrow Co-Issuer, and not to their Subsidiaries or Affiliates; (4) the term “HOC” refers to Hilton Domestic Operating Company Inc., a Delaware corporation and not to any of its Subsidiaries; (5) the term “Issuer” refers (a) prior to the Escrow Release Date, collectively, to the Escrow Issuers, and not to their Subsidiaries or Affiliates and (b) from and after the Escrow Release Date, to HOC, and not any of its Subsidiaries; (4) the term “HWF” refers to Hilton Worldwide Finance LLC, a Delaware limited liability company, which, upon consummation of the Spin-Off Transaction, will be the direct parent of the Issuer; (5) the term “HLT Parent” refers to Hilton Worldwide Holdings Inc., a Delaware corporation, which upon consummation of the Spin-Off Transaction, will be an indirect parent of the Issuer; and (6) the terms “we,” “our” and “us” each refer to HLT Parent and its consolidated Subsidiaries.

On August 18, 2016 the Escrow Issuers issued $1,000,000,000 aggregate principal amount of 4.250% senior notes due 2024 (the “Outstanding Notes”) under an indenture (the “Indenture”) by and among the Escrow Issuers and Wilmington Trust, National Association, as trustee (the “Trustee”). The Outstanding Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the exchange notes to be issued in the exchange offer for such notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provision relating to the Outstanding Notes will not apply to the exchange notes and the escrow and special mandatory redemption provisions are no longer applicable. In this section, we refer to the Outstanding Notes, together with the exchange notes offered hereby that are to be exchanged for the Outstanding Notes, as the “Notes”. Except as set forth herein, the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under “Prospectus Summary—Corporate Information.”

Brief Description of the Notes

The Notes:

•	are general, unsecured, senior obligations of the Issuer;

•	rank equally in right of payment with any existing and future Senior Indebtedness of the Issuer;

•	are effectively subordinated to any existing and future Secured Indebtedness of the Issuer, to the extent of the value of the collateral securing such Secured Indebtedness, including the guarantee of the Issuer under the Senior Secured Credit Facilities;

•	are senior in right of payment to any future obligations of the Issuer that are expressly subordinated in right of payment to the Notes; and

•	are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of the Issuer’s Subsidiaries that do not guarantee the Notes.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally guarantee, fully and unconditionally, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes or expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing a supplemental indenture to the Indenture.

The Guarantors guarantee the Notes and, in the future, subject to exceptions set forth under the caption “—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries,” each direct and indirect Wholly Owned Subsidiary organized or existing under the laws of the United States, any state thereof or the District of Columbia that is a Restricted Subsidiary of HWF (other than the Issuer) that guarantees certain Indebtedness of HWF, the Issuer or any other Guarantor will, guarantee the Notes, subject to certain exceptions and to release as provided below or elsewhere in this “Description of the 2024 Exchange Notes.” As of the date of this prospectus, none of our Foreign Subsidiaries, our non-Wholly Owned Subsidiaries that are Restricted Subsidiaries, our U.S. Wholly Owned Subsidiaries, substantially all of the assets of which consist of the Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Internal Revenue Code, our U.S. Wholly Owned Subsidiaries that are directly or indirectly owned by Foreign Subsidiaries, or our Unrestricted Subsidiaries guarantee the Notes, and no such Subsidiaries are expected to guarantee the Notes in the future.

Each of the Guarantees:

•	is a general, unsecured, senior obligation of each Guarantor;

•	ranks equally in right of payment with all existing and future senior Indebtedness of that Guarantor;

•	is effectively subordinated to any existing and future secured Indebtedness of that Guarantor that is secured to the extent of the value of the collateral securing such secured Indebtedness, including the Senior Secured Credit Facilities;

•	is senior in right of payment to any future Indebtedness of that Guarantor that is expressly subordinated in right of payment to the Guarantee of that Guarantor; and

•	is structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of each Guarantor that do not Guarantee the Notes.

As of March 31, 2017:

•	HWF, the Issuer and the Guarantors had approximately $6,459 million of total debt outstanding, excluding unamortized deferred financing costs and discount, and approximately $3,959 million of secured indebtedness outstanding; and

•	HWF had an additional $977 million of availability to incur secured indebtedness under its revolving credit facility (after giving effect to $23 million of outstanding letters of credit) of unutilized capacity under the revolving credit facility provided for under the Senior Secured Credit Facilities.

Only our U.S. Wholly Owned Subsidiaries that are Restricted Subsidiaries (other than the Issuer) that guarantee certain Indebtedness of HWF, the Issuer or any Guarantor guarantee the Notes. None of our Foreign Subsidiaries or non-wholly owned domestic restricted subsidiaries are or will be required to guarantee the Notes. None of our U.S. Wholly Owned Subsidiaries substantially all of the assets of which consist of the Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Internal Code, and none of our U.S. Wholly Owned Subsidiaries directly or indirectly owned by Foreign Subsidiaries, are or will be required to guarantee the Notes. In addition, the PropCo entities and their Subsidiaries, which hold most of our U.S. owned real estate, are Unrestricted Subsidiaries and do not guarantee the Notes.

All of HWF’s Subsidiaries other than the PropCo entities and their Subsidiaries (collectively, the “Unrestricted U.S. Real Estate Subsidiaries”) are “Restricted Subsidiaries,” and PropCo entities and direct and indirect Subsidiaries of any PropCo entity are automatically designated as Unrestricted Subsidiaries. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supplemental Financial Data for Unrestricted U.S. Real Estate Subsidiaries” included elsewhere in this prospectus. As of the date of this prospectus, all of our Subsidiaries are “Restricted Subsidiaries” unless designated as Unrestricted Subsidiaries in accordance with the Indenture. In addition, under certain circumstances, we are permitted to designate certain of our other existing and future subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries are not subject to any of the restrictive covenants in the Indenture and do not guarantee the Notes.

In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or a Guarantor. As a result, all of the existing and future liabilities of our non-guarantor Subsidiaries, including any claims of trade creditors, are effectively senior to the Notes. The Indenture does not limit the amount of liabilities that are not considered Indebtedness which may be incurred by HWF or its Restricted Subsidiaries, including the non-guarantor Restricted Subsidiaries.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to Our Indebtedness and the Exchange Notes—Federal and state statutes may allow courts, under specific circumstances, to void the exchange notes and the guarantees, subordinate claims in respect of the exchange notes and the guarantees and/or require holders of the exchange notes to return payments received from us.”

Any Guarantor that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Subsidiary Guarantor may consolidate with, amalgamate or merge with or into or sell all or substantially all its assets to the Issuer or another Guarantor without limitation or any other Person upon the terms and conditions set forth in the Indenture. See “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets.”

Each Guarantee by a Subsidiary Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange, disposition or transfer (by merger, amalgamation, consolidation, dividend, distribution or otherwise) of (i) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor, in each case if such sale, exchange, disposition or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Subsidiary Guarantor of Indebtedness under the Senior Secured Credit Facilities, or the release or discharge of such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to the covenant described under “—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”);

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture;

(d) the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or

(e) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate of such Guarantor or the Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction or release and discharge have been complied with. Notwithstanding the foregoing, neither an Officer’s Certificate nor an Opinion of Counsel shall be required in the case of a merger or consolidation in accordance with clause 1(d) above.

The respective Guarantee by each of HWF and HLT Parent, as the case may be, provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1)(a) in the case of HLT Parent, the release or discharge of the Indebtedness or guarantee of HWF or HLT Parent, as applicable, under the Senior Secured Credit Facilities (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision); or

(b) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) HWF or HLT Parent, as applicable, delivering to the Trustee an Officer’s Certificate of HWF or HLT Parent, as applicable, and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such release and discharge have been complied with.

HLT Parent is not subject to any restrictive covenants under the Indenture.

Principal, Maturity and Interest

The Escrow Issuers issued an aggregate principal amount of $1,000,000,000 of Notes in a private transaction that was not subject to the registration requirements of the Securities Act. The Notes will mature on September 1, 2024.

Subject to compliance with the covenants described below under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” the Issuer may issue additional Notes (“Additional Notes”) from time to time under the Indenture; provided that if any Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number. All Notes including any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the 2024 Exchange Notes” include any Additional Notes that are actually issued.

The Notes were issued in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Interest on the Notes accrues at the rate of 4.250% per annum. Interest on the Notes is payable semiannually in arrears on each March 1 and September 1, commencing March 1, 2017 to the Holders of Notes of record on the immediately preceding February 15 and August 15, respectively. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360-day year consisting of twelve 30-day months.

Payment of Principal, Premium and Interest

Cash payments of principal of, premium, if any, and interest on the Notes are payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, cash payment of interest may be made through the paying agent by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided, that (a) all cash payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee are made through the paying agent by wire transfer of immediately available funds to the accounts specified by the registered Holder or Holders thereof and (b) all cash payments of principal, premium, if any, and interest with respect to certificated Notes may, at the option of the Issuer, be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if the applicable Holder elects payment by wire transfer by giving written notice to the Trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee.

The Issuer will also maintain one or more registrars and a transfer agent. The initial registrar and transfer agent with respect to the Notes is the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time. The paying agent will make payments on, and the transfer agent will facilitate transfer of, the Notes on behalf of the Issuer.

The Issuer may change the paying agent, the registrar or the transfer agent without prior notice to the Holders. HWF or any of its Subsidiaries may act as a paying agent, registrar or transfer agent upon written notice to the Trustee.

If any Notes are listed on an exchange and the rules of such exchange so require, the Issuer will satisfy any requirement of such exchange as to paying agents, registrars and transfer agents and will comply with any notice requirements required under such exchange in connection with any change of paying agent, registrar or transfer agent.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer and the transfer agent is not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuer and the transfer agent are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder of a Note will be treated as the owner of the Note for all purposes.

Compliance with Trust Indenture Act

The Trust Indenture Act will become applicable to the Indenture upon the qualification of the Indenture under the Trust Indenture Act, which will occur at such time as the Notes have been registered under the

Securities Act. Until such time as the exchange notes have been registered under the Securities Act, the Notes will not be subject to Section 316(b) of the Trust Indenture Act and the provisions set forth under “—Amendment, Supplement and Waiver” do not conform to the express provisions in Section 316(b) of the Trust Indenture Act.

Mandatory Redemption

Mandatory Redemption; Offers to Purchase; Open Market Purchases

Except as described under “—Mandatory Redemption”, the Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “—Repurchase at the Option of Holders.” The Issuer, the Investors and their respective Affiliates may, at their discretion, at any time and from time to time purchase Notes in the open market, pursuant to tender offers or otherwise. As market conditions warrant, we and our equity holders, their respective affiliates and members of our management, may from time to time seek to purchase our outstanding debt securities or loans, including the Notes, in privately negotiated or open market transactions, by tender offer or otherwise. Subject to any applicable limitations contained in the agreements governing our indebtedness, including the Indenture, any purchases made by us may be funded by the use of cash on our balance sheet or the incurrence of new secured or unsecured debt, including borrowings under our credit facilities. The amounts involved in any such purchase transactions, individually or in the aggregate, may be material. Any such purchases may be with respect to a substantial amount of a particular class or series of debt, with the attendant reduction in the trading liquidity of such class or series. In addition, any such purchases made at prices below the “adjusted issue price” (as defined for U.S. federal income tax purposes) may result in taxable cancellation of indebtedness income to us, which amounts may be material, and in related adverse tax consequences to us.

Optional Redemption

Except as set forth below, the Issuer is not entitled to redeem the Notes at its option prior to September 1, 2019. At any time prior to September 1, 2019, the Issuer may, at its option, and on one or more occasions, redeem all or a part of the Notes, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date.

On and after September 1, 2019, the Issuer may, at its option and on one or more occasions, redeem the Notes, in whole or in part, upon notice as described under “—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date, if redeemed during the twelve-month period beginning on September 1 of each of the years indicated below:

Year	Percentage
2019	102.125%
2020	101.063%
2021 and thereafter	100.000%

In addition, prior to September 1, 2019, the Issuer may, at its option, and on one or more occasions, redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 104.250% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date, with the net cash proceeds received by it from one or more Equity Offerings or a contribution to the Issuer’s common equity capital made with the net cash proceeds of an Equity Offering; provided, that (a) at least 50% of (A) the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date and (B) the aggregate principal amount of any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Notwithstanding the foregoing, in connection with any tender offer for the Notes, including without limitation any Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date.

Notice of any redemption, whether in connection with an Equity Offering, other transaction or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or other transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. The Issuer, the Investors and their respective Affiliates may acquire the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued under the Indenture at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on an exchange, in compliance with the requirements of such exchange or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason by lot or by such other method as the Trustee shall deem fair and appropriate and otherwise in accordance with applicable procedures of DTC in minimum denominations of $2,000 and increments of $1,000 in excess thereof. No Notes of $2,000 or less can be redeemed in part.

Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 15 days but (except as set forth in the fifth paragraph under “—Optional Redemption”) not more than 60 days before the redemption date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed.

With respect to Notes represented by certificated notes, the Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note; provided, that new Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.

Repurchase at the Option of Holders

Change of Control Triggering Event

The Indenture provides that if a Change of Control Triggering Event occurs, unless the Issuer has previously or concurrently sent a redemption notice with respect to all the outstanding Notes as described under “—Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date. Within 30 days following any Change of Control Triggering Event, the Issuer will send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise delivered in accordance with the procedures of DTC with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control Triggering Event,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 15 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control Triggering Event as described below;

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed or otherwise in accordance with the procedures of DTC, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission, letter or other communication in accordance with the procedures of DTC setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes, or a specified portion thereof, and its election to have such Notes purchased;

(7) that Holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(8) if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event and shall describe each such condition, and, if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered, including by electronic transmission) as any such condition shall be satisfied, or that such repurchase may not occur and such notice may be rescinded in the event that any such condition shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9) any other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Secured Credit Facilities provide, and future credit agreements or other agreements relating to Indebtedness to which HWF or the Issuer become a party may provide, that certain change of control events with respect to HWF or the Issuer would constitute a default thereunder (including a Change of Control Triggering Event under the Indenture). If we experience a change of control that triggers a default under the Senior Secured Credit Facilities or any such future Indebtedness, we could seek a waiver of such default or seek to refinance the Senior Secured Credit Facilities or such future Indebtedness. In the event we do not obtain such a waiver or do not refinance the Senior Secured Credit Facilities or any such future Indebtedness, such default could result in amounts outstanding under the Senior Secured Credit Facilities or such future Indebtedness being declared due and payable.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control Triggering Event purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control Triggering Event, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of all the then outstanding Notes. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of HWF and its Subsidiaries, taken as a whole, to certain Persons. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of HWF and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control Triggering Event has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of all the then outstanding Notes.

Asset Sales

The Indenture provides that HWF will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) HWF or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by HWF at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration for such Asset Sale, together with all other Asset Sales since the Issue Date (on a cumulative basis), received by HWF or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on HWF’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on HWF’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by HWF) of HWF or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets pursuant to a written agreement which releases or indemnifies HWF or such Restricted Subsidiary from such liabilities;

(b) any securities, notes or other obligations or assets received by HWF or such Restricted Subsidiary from such transferee that are converted by HWF or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days (450 days in the case of any securities, notes or other obligations or assets received in respect of any Asset Sale of the Specified Real Property Assets) following the closing of such Asset Sale; and

(c) any Designated Non-cash Consideration received by HWF or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $710.0 million and (ii) 5.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, HWF or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce Indebtedness as follows:

(a) Obligations under the Senior Secured Credit Facilities, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Secured Indebtedness which is secured by a Lien that is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(c) Obligations under the Notes or any other Senior Indebtedness of HWF or any Restricted Subsidiary (and, in the case of other Senior Indebtedness, to correspondingly reduce any outstanding commitments with respect thereto, if applicable); provided that if HWF or any Restricted Subsidiary shall so repay any Senior Indebtedness other than the Notes, the Issuer will either (A) reduce Obligations under the Notes on a pro rata basis by, at its option, (i) redeeming Notes as described under “—Optional Redemption” or (ii) purchasing Notes through open-market purchases, or (B) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on a ratable basis with such other Senior Indebtedness for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased; or

(d) if the assets that are the subject of such Asset Sale are the property or assets of a Restricted Subsidiary that is not the Issuer or a Guarantor, to permanently reduce Indebtedness of (i) a Restricted Subsidiary that is not the Issuer or a Guarantor, other than Indebtedness owed to HWF or any Restricted Subsidiary, or (ii) HWF, the Issuer or a Subsidiary Guarantor; or

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in HWF or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in HWF or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures, (c) properties or (d) acquisitions of other assets that, in each of (a), (b), (c) and (d), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided, that a binding commitment entered into not later than such 450th day shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the HWF, or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within the later of such 450th day and 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, HWF or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer (an “Asset Sale Offer”) to all Holders of the Notes and, if required by the terms of any Indebtedness that ranks pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness, to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is in an amount equal to at least $2,000, or an integral multiple of $1,000 in excess thereof, that may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, and in the case of any Pari Passu Indebtedness at the offer price required by the terms thereof but not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, in accordance with the procedures set forth in the Indenture and the agreement(s) governing such Pari Passu Indebtedness. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $200.0 million or less.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness, as the case may be, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purposes not otherwise prohibited under the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness, as the case may be, surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Issuer shall purchase the Notes and such Pari Passu Indebtedness, as the case may be, on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness, as the case may be, tendered with adjustments as necessary so that no Notes or Pari Passu Indebtedness, as the case may be, will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the requirement to make an Asset Sale Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion). Additionally, the Issuer may, at its option, make an Asset Sale Offer using the proceeds from any Asset Sale at any time after the consummation of such Asset Sale. Upon consummation or expiration of any Asset Sale Offer, any remaining Net Proceeds shall not be deemed Excess Proceeds and the Issuer may use such Net Proceeds for any purpose not otherwise prohibited under the Indenture.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under the Senior Secured Credit Facilities, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of all the then outstanding Notes.

Our future credit agreements or other similar agreements to which the Issuer becomes party may contain restrictions on the Issuer’s ability to repurchase Notes. In the event an Asset Sale occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from repurchasing Notes. In such a case, the Issuer’s failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, likely constitute a default under such other agreements.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture that are contained in the Indenture and apply to HWF and its Restricted Subsidiaries. HLT Parent is not subject to any restrictive covenants under the Indenture.

Following the Escrow Release Date, all restrictive covenants are deemed to have been applicable to HWF and its Restricted Subsidiaries beginning on the Issue Date and, to the extent that HWF and its Restricted Subsidiaries took any action or inaction after the Issue Date and prior to the Escrow Release Date that is prohibited under the Indenture, the Issuer will be in default on such date. Without limiting the foregoing, if a Change of Control Triggering Event occurs prior to the Escrow Release Date, such event will be deemed to have occurred on such date.

If on any date (i) the Notes have an Investment Grade Rating from either of the Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture, then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the covenants specifically listed under the following captions in this “Description of the 2024 Exchange Notes” section of this prospectus will no longer be applicable to the Notes:

(1) “—Repurchase at the Option of Holders—Asset Sales”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “—Transactions with Affiliates”;

(6) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; and

(7) “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.”

If HWF and its Restricted Subsidiaries are no longer subject to the Covenants listed above, the Notes will be entitled to substantially less covenant protection.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Rating.

Financial Calculations for Limited Condition Acquisitions

When calculating the availability under any basket or ratio under the Indenture, in each case in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of HWF, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such baskets or ratios shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Acquisition (and not for purposes of any subsequent availability of any basket or ratio), and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in EBITDA of HWF or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations for purposes of determining whether the Limited Condition Acquisition and related transactions are permitted under the Indenture and (y) such baskets or ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions solely for purposes of determining whether such Limited Condition Acquisition is permitted under the Indenture; provided, however, that if HWF elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of calculating any usage of baskets or ratios under the Indenture from and including the date of such agreement and before the consummation of such Limited Condition Acquisition, unless and until such Limited Condition Acquisition has been abandoned or such definitive agreement has expired or been terminated prior to consummation thereof.

Limitation on Restricted Payments

HWF will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of HWF’s, or any of its Restricted Subsidiaries’, Equity Interests (in each case, solely to a holder of Equity Interests in such Person’s capacity as a holder of such Equity Interests), including any dividend, payment or distribution payable in connection with any merger, amalgamation or consolidation other than:

(a) dividends and distributions by HWF payable solely in Equity Interests (other than Disqualified Stock) of HWF or in options, warrants or other rights to purchase such Equity Interests; or

(b) dividends and distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, HWF or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of HWF or any direct or indirect parent company of HWF, including any purchase, redemption, defeasance, acquisition or retirement in connection with any merger, amalgamation or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7), (8) and (9) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, HWF could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Fixed Charge Coverage Test”); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by HWF and its Restricted Subsidiaries after the Existing Notes Issue Date (including Restricted Payments permitted by clauses (1), 6(c) and (9) of the next succeeding paragraph (to the extent not deducted in calculating Consolidated Net Income), but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of HWF for the period (taken as one accounting period and including the predecessor of HWF) beginning on July 1, 2013 to the end of HWF’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by HWF or its Restricted Subsidiaries since the Existing Notes Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of HWF, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x) Equity Interests to any future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of HWF, any direct or indirect parent company of HWF or any of HWF’s Subsidiaries after the Existing Notes Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are (or have been) actually contributed to HWF or any of its Restricted Subsidiaries, Equity Interests of HWF or any of HWF’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of any such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) Indebtedness of HWF or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of HWF, the Issuer or a direct or indirect parent company of HWF;

provided, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below) applied in accordance with clause (2) of the next succeeding paragraph, (X) Equity Interests or convertible debt securities of HWF sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of HWF or a Restricted Subsidiary or that becomes part of the capital of HWF or a Restricted Subsidiary through consolidation or merger, in each case since the Existing Notes Issue Date (other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) contributions by HWF or a Restricted Subsidiary and (iii) any Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by HWF or any Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to HWF or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by HWF or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from HWF or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by HWF or its Restricted Subsidiaries, in each case after the Existing Notes Issue Date; or

(ii) the sale (other than to HWF or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution (other than an Excluded Contribution) from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary was made by HWF or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment), in each case, after the Existing Notes Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into HWF or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to HWF or a Restricted Subsidiary after the Existing Notes Issue Date, the fair market value (as determined by HWF in good faith) of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary was made by HWF or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”) or Subordinated Indebtedness of HWF or any Restricted Subsidiary or any Equity Interests of any direct or indirect parent company of HWF, in exchange for, or out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of HWF or any direct or indirect parent company of HWF to the extent contributed to HWF (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of HWF or to an employee stock ownership plan or any trust established by HWF or any of its Subsidiaries) of Refunding Capital Stock, and (c) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (6)(a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of HWF) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the prepayment, defeasance, redemption, repurchase, exchange or other acquisition or retirement (a) of Subordinated Indebtedness of HWF, the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of HWF, the Issuer or a Guarantor or Disqualified Stock of HWF, the Issuer or a Guarantor or (b) Disqualified Stock of HWF, the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of HWF, the Issuer or a Guarantor, that, in each case, is incurred or issued, as applicable, in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so prepaid, defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including tender premium) required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired, defeasance costs and any fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, exchanged, acquired or retired;

(c) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or, if earlier, a date that is at least 91 days after the maturity date of the Notes); and

(d) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

(4) a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of HWF or any direct or indirect parent company of HWF held by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of HWF, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness incurred or issued by HWF or any direct or indirect parent company of HWF in connection with such repurchase, retirement or other acquisition); provided, that the aggregate amount of Restricted Payments made under this clause (4) do not exceed in any calendar year an amount equal to $150.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $400.0 million in any calendar year); provided, further, that such amount in any calendar year under this clause may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of HWF and, to the extent contributed to HWF, the cash proceeds from the sale of Equity Interests of any of HWF’s direct or indirect parent companies, in each case to any future, present or former employees, directors, officers, members of management, or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of HWF, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Existing Notes Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by HWF or its Restricted Subsidiaries (or any direct or indirect parent company to the extent contributed to the HWF) after the Existing Notes Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that (i) cancellation of Indebtedness owing to HWF or any Restricted Subsidiary from any future, present or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of HWF, any of HWF’s direct or indirect parent companies or any of HWF’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of HWF or any of its direct or indirect parent companies and (ii) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or similar instruments if such Equity Interests represent all or a portion of the exercise price thereof or payments, in lieu of the issuance of fractional Equity Interests or withholding to pay other taxes payable in connection therewith, in the case of each of clauses (i) and (ii), will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of HWF or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by HWF or any of its Restricted Subsidiaries after the Existing Notes Issue Date;

(b) the declaration and payment of dividends to any direct or indirect parent company of HWF, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such parent company after the Existing Notes Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to HWF from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, HWF and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to Cash Equivalents), not to exceed the greater of (i) $1,000.0 million and (ii) 8.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) payments made or expected to be made by HWF or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of HWF or any Restricted Subsidiary or any direct or indirect parent company of HWF and any repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or other equity-based awards if such Equity Interests represent a portion of the exercise price of such options, warrants or awards;

(9) the declaration and payment of dividends on, or the purchase, redemption, defeasance or other acquisition or retirement for value of, HWF’s common shares (or the payment of dividends to any direct or indirect parent company of HWF to fund a payment of dividends on such company’s common stock or to fund such company’s purchase, redemption, defeasance or other acquisition or retirement for value of such company’s common stock), in an amount not to exceed the sum of (A) up to 6.0% per annum of the amount of net cash proceeds received by or contributed to HWF since the Existing Notes Issue Date from any public offering of HWF’s common shares or the common stock of any direct or indirect parent company of HWF, other than public offerings with respect to HWF’s common shares or the common stock of any direct or indirect parent company of HWF registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution; and (B) an aggregate amount per annum not to exceed 4.75% of Market Capitalization;

(10) Restricted Payments, in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10), that are made (a) in an amount equal to the amount of Excluded Contributions received since the Existing Notes Issue Date or (b) without duplication with clause (a), in an amount equal to the Net Proceeds from an Asset Sale in respect of property or assets acquired after the Existing Notes Issue Date, if the acquisition of such property or assets was financed with Excluded Contributions;

(11)(i) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11)(i) (in the case of Restricted Investments, at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, Cash Equivalents)) not to exceed the greater of (A) $430.0 million and (B) 3.0% of Total Assets at such time; and (ii) any Restricted Payments, so long as, after giving pro forma effect to the payment of any such Restricted Payment, the Consolidated Total Debt Ratio shall be no greater than 4.0 to 1.00;

(12) distributions or payments of Securitization Fees;

(13) any Restricted Payment used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent company of HWF to permit payment by such parent company of such amounts), in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Repurchase at the Option of Holders—Change of Control Triggering Event” and “—Repurchase at the Option of Holders—Asset Sales”; provided, that if the Issuer shall have been required to make a Change of Control Offer or Asset Sale Offer, as applicable, to purchase the Notes on the terms provided in the Indenture applicable to Change of Control Offers or Asset Sale Offers, respectively, all Notes validly tendered by Holders of such Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(15) the declaration and payment of dividends or distributions by HWF to, or the making of loans to, any direct or indirect parent company of HWF in amounts required for any direct or indirect parent company of HWF to pay, in each case without duplication:

(a) franchise, excise and similar taxes, and other fees and expenses, required to maintain their corporate existence;

(b) consolidated, combined or similar foreign, federal, state or local income or similar taxes of a tax group that includes HWF and/or its Subsidiaries and whose common parent is a direct or indirect parent of HWF, to the extent such income or similar taxes are attributable to the income of HWF and its Restricted Subsidiaries or, to the extent of any cash amounts actually received from its Unrestricted Subsidiaries for such purpose, to the income of such Unrestricted Subsidiaries; provided, that in each case the amount of such payments in respect of any fiscal year does not exceed the amount that HWF and/or its Restricted Subsidiaries (and, to the extent permitted above, its Unrestricted Subsidiaries), as applicable, would have been required to pay in respect of the relevant foreign, federal, state or local income or similar taxes for such fiscal year had HWF, its Restricted Subsidiaries and/or its Unrestricted Subsidiaries (to the extent described above), as applicable, (A) paid such taxes separately from any such parent company or (B) if HWF is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period, were HWF a taxpayer and parent of a consolidated group and had paid such taxes for HWF, its Restricted Subsidiaries and/or its Unrestricted Subsidiaries (to the extent described above);

(c) customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of HWF to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of HWF and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses and listing fees and other costs and expenses attributable to being a publicly traded company of HWF or any direct or indirect parent company of HWF;

(e) fees and expenses other than to Affiliates of HWF related to any unsuccessful equity or debt offering of such parent entity;

(f) amounts payable pursuant to (x) the Support and Services Agreement or (y) any of the Transaction Agreements (including, in each case, any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of HWF to the Holders when taken as a whole, as compared to the applicable agreement as in effect immediately prior to such amendment or replacement), solely to the extent such amounts are not paid directly by HWF or its Subsidiaries;

(g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of HWF or any direct or indirect parent company of HWF;

(h) to finance Investments that would otherwise be permitted to be made pursuant to this covenant if made by HWF; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of HWF or one of its Restricted Subsidiaries or (2) the merger or amalgamation of the Person formed or acquired into HWF or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant described under the caption “—Merger, Consolidation or Sale of All or Substantially All Assets” below) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than HWF or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent HWF or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the Indenture, (D) any property received by HWF shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph and (E) such Investment shall be deemed to be made by HWF or such Restricted Subsidiary pursuant to another provision of this covenant (other than pursuant to clause (10) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof); and

(i) amounts that would be permitted to be paid by HWF under clauses (3), (4), (7), (8), (12), (13) and (16) of the covenant described under “—Transactions with Affiliates”; provided, that the amount of any dividend or distribution under this clause (15)(i) to permit such payment shall reduce, without duplication, Consolidated Net Income of HWF to the extent, if any, that such payment would have reduced Consolidated Net Income of HWF if such payment had been made directly by HWF and increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (15)(i) and such payment would have been added back to (or, to the extent excluded from Consolidated Net Income, would have been deducted from) EBITDA if such payment had been made directly by HWF, in each case, in the period such payment is made; and

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to HWF or a Restricted Subsidiary by (A) any PropCo entity or its Subsidiaries (or a Restricted Subsidiary that owns any PropCo entity, provided that such Restricted Subsidiary owns no assets other than Capital Stock of PropCo entities or their Subsidiaries); and (B) Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents); and

(17) Restricted Payments in an amount equal to the amount of net proceeds from a Timeshare Disposition (or Timeshare Disposition to the extent it is structured to constitute a Restricted Payment); provided that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment, after giving effect to any Timeshare Disposition and such Restricted Payment on a pro forma basis, HWF and its Restricted Subsidiaries on a consolidated basis would have had a Consolidated Total Debt Ratio of no more than 5.40 to 1.00;

provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (11)(ii) above, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (1) through (17) above and/or one or more of the clauses contained in the definition of “Permitted Investments,” or is entitled to be made pursuant to the first paragraph of this covenant, HWF will be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (1) through (17) and such first paragraph and/or one or more of the clauses contained in the definition of “Permitted Investments,” in any manner that otherwise complies with this covenant.

As of the date of this prospectus, all of HWF’s Subsidiaries other than the PropCo entities and their Subsidiaries are Restricted Subsidiaries, and all of HWF’s Subsidiaries are Restricted Subsidiaries. HWF will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by HWF and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the penultimate sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, pursuant to this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture. For the avoidance of doubt, this covenant shall not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of HWF or any of its Restricted Subsidiaries permitted to be incurred under the terms of the Indenture.

For the purposes of this covenant, any payment made on or after the Existing Notes Issue Date, but prior to the Issue Date, shall be deemed to be a “Restricted Payment” to the extent that such payment would have been a Restricted Payment had the Indenture been in effect at the time of such payment (and, to the extent that such

Restricted Payment was permitted by the first paragraph or clauses (1) through (17) above or as a Permitted Investment, such Restricted Payment may be deemed by HWF to have been made pursuant to such clause).

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

HWF will not, and will not permit any of its Restricted Subsidiaries (including the Issuer) to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and HWF will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or any Restricted Subsidiary that is not a Guarantor to issue Preferred Stock; provided, that HWF may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and any Restricted Subsidiary that is not a Guarantor may issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis of HWF and its Restricted Subsidiaries’ for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the then outstanding aggregate principal amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to this paragraph (plus any Refinancing Indebtedness in respect thereof) by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (i) $605.0 million and (ii) 4.25% of Total Assets (determined on the date of such incurrence).

The foregoing limitations will not apply to:

(1) Indebtedness incurred pursuant to any Credit Facilities by HWF or any Restricted Subsidiary and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided that immediately after giving effect to any such incurrence or issuance, the then outstanding aggregate principal amount of all Indebtedness incurred or issued under this clause (1) does not exceed $6,725 million;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any guarantee thereof, but excluding any Additional Notes);

(3) Indebtedness of HWF and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations in an aggregate principal amount (together any Refinancing Indebtedness in respect thereof) not to exceed the greater of (i) $710.0 million and (ii) 5.0% of Total Assets (in each case, determined at the date of incurrence or issuance); so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 365 days thereafter (for the avoidance of doubt, the purchase date for any asset shall be the later of the date of completion of construction or installation and the beginning of the full productive use of such asset);

(5) Indebtedness incurred by HWF or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including letters of credit in favor of suppliers or trade creditors or in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 45 Business Days following such drawing or incurrence;

(6) Indebtedness arising from (a) Permitted Intercompany Activities and (b) agreements of HWF or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, that such Indebtedness is not reflected on the balance sheet of HWF, or any of its Restricted Subsidiaries (Contingent Obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of HWF to a Restricted Subsidiary; provided, that any such Indebtedness owing to a Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor is subordinated in right of payment to HWF’s Guarantee of the Notes (for the avoidance of doubt, any such Indebtedness owing to a Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor shall be deemed to be expressly subordinated in right of payment to HWF’s Guarantee of the Notes unless the terms of such Indebtedness expressly provide otherwise); provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to HWF or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to HWF or another Restricted Subsidiary; provided, that if the Issuer or a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Issuer or a Guarantor, such Indebtedness is subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Guarantee of the Notes (for the avoidance of doubt, any such Indebtedness owing to a Restricted Subsidiary that is not the Issuer or a Guarantor shall be deemed to be expressly subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Guarantee of the Notes unless the terms of such Indebtedness expressly provide otherwise); provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to HWF or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to HWF or another Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to HWF or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock (to the extent such Preferred Stock is then outstanding) not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred under the Indenture, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by HWF or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(12)(a) Indebtedness or Disqualified Stock of HWF and Indebtedness, Disqualified Stock or Preferred Stock of HWF or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 200% of the net cash proceeds received by HWF since the Existing Notes Issue Date from the issue or sale of Equity Interests of HWF or any direct or indirect parent company of HWF or cash contributed to the capital of HWF (in each case, other than Excluded Contributions, proceeds of Disqualified Stock or sales of Equity Interests to HWF or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments specified in clauses (8), (11), (13), (28) or (29) of the definition thereof, and

(b) Indebtedness or Disqualified Stock of HWF and Indebtedness, Disqualified Stock or Preferred Stock of HWF or any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any time outstanding exceed the greater of (i) $800.0 million and (ii) 4.0% of Total Assets (in each case, determined on the date of such incurrence); it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which HWF or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b);

(13) the incurrence or issuance by HWF or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock, including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs, and accrued interest, fees and expenses in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

(b) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee thereof at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of HWF that is not the Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of HWF;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of HWF that is not the Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor; or

(iii) Indebtedness or Disqualified Stock of HWF or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and, provided, further, that subclause (a) of this clause (13) will not apply to (x) any extension, replacement, refunding, refinancing, renewal or defeasance of any Credit Facilities, Secured Indebtedness or Indebtedness incurred pursuant to clause (4) above or (y) an aggregate amount of Indebtedness not to exceed $1,000.0 million at any time outstanding that otherwise qualifies as “Refinancing Indebtedness;”

(14)(a) Indebtedness, Disqualified Stock or Preferred Stock of HWF or a Restricted Subsidiary incurred or issued to finance an acquisition (or other purchase of assets) or (b) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by HWF or any Restricted Subsidiary or merged into or consolidated with HWF or a Restricted Subsidiary in accordance with the terms of the Indenture; provided, that in the case of clauses (a) and (b), after giving effect to such acquisition, merger, amalgamation or consolidation, (1) the aggregate amount of such Indebtedness does not exceed $100.0 million at any time outstanding or (2) either (x) HWF would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test set forth in the first paragraph of this covenant or (y) the Fixed Charge Coverage Ratio for HWF and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(16) Indebtedness of HWF or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17)(a) any guarantee by HWF or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of the Indenture, and

(b) any guarantee by a Restricted Subsidiary of Indebtedness or other obligations of HWF so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of the Indenture;

(18) (a) Indebtedness consisting of Indebtedness issued by HWF or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, managers and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of HWF or any direct or indirect parent company of HWF to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments” and

(b) Indebtedness representing deferred compensation to employees of HWF (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(19) to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(20)(a) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of HWF and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of HWF and its Restricted Subsidiaries and (b) Indebtedness in respect of Bank Products;

(21) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables or payables for credit management purposes, in each case incurred or undertaken consistent with past practice or in the ordinary course of business on arm’s length commercial terms;

(22) Indebtedness of HWF or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(23) the incurrence of Indebtedness of Restricted Subsidiaries of HWF that are not the Issuer or Guarantors in an amount at any one time outstanding under this clause (23) not to exceed together with any other Indebtedness incurred under this clause (23) the greater of (i) $285.0 million and (ii) 2.0% of Total Assets (in each case, determined on the date of such incurrence); it being understood that any Indebtedness deemed incurred pursuant to this clause (23) shall cease to be deemed incurred or outstanding for purposes of this clause (23) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which HWF or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (23);

(24) Indebtedness of HWF or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(25) Indebtedness of Foreign Subsidiaries of HWF in an amount not to exceed, at any one time outstanding and together with any other Indebtedness incurred under this clause (25), 10.0% of the total assets of the Foreign Subsidiaries on a consolidated basis as shown on HWF’s most recent balance sheet (it being understood that any Indebtedness incurred pursuant to this clause (25) shall cease to be deemed incurred or outstanding for purposes of this clause (25) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which HWF or its Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (25)); and

(26) Indebtedness incurred by HWF or any of the Restricted Subsidiaries to the extent that the net proceeds thereof are deposited with the Trustee at or promptly after the funding of such Indebtedness to satisfy and discharge the Notes or exercise the Issuer’s legal defeasance or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance,” in each case, in accordance with the Indenture.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (25) above or is entitled to be incurred pursuant to the first paragraph of this covenant, HWF, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided, that all Indebtedness outstanding under the Senior Secured Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the second paragraph above; and

(2) HWF will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Any Refinancing Indebtedness and any Indebtedness permitted to be incurred under the Indenture to refinance Indebtedness incurred pursuant to clauses (1) and (12)(b) above shall be deemed to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs, fees and expenses in connection with such refinancing.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that HWF will not, and will not permit the Issuer or any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of HWF, the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of HWF, the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral or because it is guaranteed by other obligors.

Liens

HWF will not, and will not permit the Issuer or any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related guarantee of Indebtedness, on any asset or property of HWF, the Issuer or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured,

except that the foregoing shall not apply to or restrict Liens securing obligations in respect of the Notes and the related guarantees.

Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

HWF and the Issuer. Neither HWF nor the Issuer may consolidate or merge with or into or wind up into (whether or not HWF or the Issuer, as applicable, is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) HWF or the Issuer, as the case may be, is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than HWF or the Issuer, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided, that in such a transaction involving the Issuer where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than HWF or the Issuer, as the case may be, expressly assumes all the obligations of HWF or the Issuer, as the case may be, under the Indenture, the Notes and the Registration Rights Agreement (if the exchange offer contemplated therein has not been consummated) pursuant to supplemental indentures or other documents or instruments;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) HWF would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(b) the Fixed Charge Coverage Ratio for HWF and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for HWF and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6) HWF or, if applicable, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for, HWF or the Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable, and HWF or the Issuer, as the case may be, will automatically be released and discharged from its obligations under the Indenture, the Guarantees and the Notes.

Notwithstanding the immediately preceding clauses (3) and (4):

(1) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into or transfer all or part of its properties and assets to HWF, the Issuer or a Subsidiary Guarantor; and

(2) HWF or the Issuer, as the case may be, may merge with an Affiliate of HWF or the Issuer, as applicable, solely for the purpose of reorganizing HWF or the Issuer, as the case may be, in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of HWF and its Restricted Subsidiaries is not increased thereby.

For the avoidance of doubt, (x) the PropCo entities and their Subsidiaries and the Timeshare Disposition (individually or in the aggregate) shall be deemed not to constitute all or substantially all of the properties or assets of HWF or the Issuer, as the case may be, for the purposes of this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant; and (y) the merger of the Escrow Issuers with and into HOC in connection with the release from escrow on the Escrow Release Date shall not be subject to the restrictions set forth in clauses (3), (4), (5) and (6) of this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant.

Subsidiary Guarantors. Subject to certain limitations described in the Indenture governing the release of a Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, no Subsidiary Guarantor will, and the Issuer will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)(a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such surviving Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the first paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; or

(3) in the case of assets consisting of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries.

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee.

Notwithstanding the foregoing, any Subsidiary Guarantor may (1) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Subsidiary Guarantor, HWF or the Issuer, (2) merge with an Affiliate of HWF solely for the purpose of reorganizing the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or (4) liquidate or dissolve or change its legal form if HWF determines in good faith that such action is in the best interests of HWF, in each case, without regard to the requirements set forth in the preceding paragraph. HLT Parent may merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing HLT Parent in the United States, any state thereof, the District of Columbia or any territory thereof.

Notwithstanding anything to the contrary in this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant, the Issuer may contribute or transfer the Capital Stock of any or all of its Subsidiaries to any Subsidiary Guarantor.

Transactions with Affiliates

HWF will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of HWF (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $50.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to HWF or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by HWF or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) HWF delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $75.0 million, a resolution adopted by the majority of the board of directors of HWF approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among HWF or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3)(A) the payment of management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses pursuant to the Support and Services Agreement (plus any unpaid management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses accrued in any prior year) and any termination fees pursuant to the Support and Services Agreement and (B) transactions pursuant to the Transaction Agreements, or, in the case of each of (A) and (B), any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of HWF to the Holders when taken as a whole, as compared to the applicable agreement as in effect immediately prior to such amendment or replacement;

(4) (A) employment agreements, employee benefit and incentive compensation plans and arrangements and (B) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of or for the benefit of, current or former employees, directors, officers, managers or consultants of HWF, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which HWF or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to HWF or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to HWF or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by HWF or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of HWF to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by HWF or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or any parent company of HWF) is a party as of the Issue Date and any similar agreements which it (or any parent company of HWF) may enter into thereafter; provided, that the existence of, or the performance by HWF or any of its Restricted Subsidiaries (or such parent company) of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of HWF to the Holders when taken as a whole;

(8) the Spin-Off Transaction and the payment of all fees and expenses related thereto;

(9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates (including hotel management or franchise agreements entered into with any of the foregoing), in each case in the ordinary course of business or that are consistent with past practice and otherwise in compliance with the terms of the Indenture which are fair to HWF and its Restricted Subsidiaries, in the reasonable determination of HWF, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance or transfer of Equity Interests (other than Disqualified Stock) of HWF to any direct or indirect parent company of HWF or to any Permitted Holder or to any employee, director, officer, manager or consultant (or their respective Affiliates or Immediate Family Members) of HWF, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility;

(12) payments by HWF or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by HWF in good faith;

(13) payments and Indebtedness and Disqualified Stock (and cancellation of any thereof) of HWF and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of HWF, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement that are, in each case, approved by HWF in good faith; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by HWF in good faith;

(14)(i) investments by Permitted Holders in securities or loans of HWF or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as the investment is being offered by HWF or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and (ii) payments to Permitted Holders in respect of securities or loans of HWF or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than HWF and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(15) payments to or from, and transactions with, any joint venture in the ordinary course of business or consistent with past practice (including, without limitation, any cash management activities related thereto);

(16) payments by HWF (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among HWF (and any such parent company) and its Subsidiaries, to the extent such payments are permitted under clause (15)(b) of the second paragraph under the caption “—Limitation on Restricted Payments”;

(17) any lease entered into between HWF or any Restricted Subsidiary, as lessee, and any Affiliate of HWF, as lessor, which is approved by HWF in good faith;

(18) intellectual property licenses in the ordinary course of business;

(19) all payments to HLT Parent otherwise permitted under the Indenture;

(20) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to stockholders of HWF or any direct or indirect parent thereof pursuant to the stockholders, registration rights or similar agreements;

(21) the pledge of Equity Interests of any Unrestricted Subsidiary to lenders to support the Indebtedness of such Unrestricted Subsidiary owed to such lenders;

(22) Permitted Intercompany Activities and related transactions; and

(23) any transactions with (A) any PropCo entity or any of its Subsidiaries; or (B) any Subsidiary or a joint venture or similar entity which would constitute an Affiliate Transaction solely because HWF or its Restricted Subsidiary owns an equity interest or otherwise controls such Subsidiary, joint venture or similar entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

HWF will not, and will not permit any of its Restricted Subsidiaries that is not the Issuer or a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)(a) pay dividends or make any other distributions to HWF or any of its Restricted Subsidiaries that is a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to HWF or any of its Restricted Subsidiaries that is a Guarantor;

(2) make loans or advances to HWF or any of its Restricted Subsidiaries that is a Guarantor; or

(3) sell, lease or transfer any of its properties or assets to HWF or any of its Restricted Subsidiaries that is a Guarantor,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to Hedging Obligations and the related documentation, and contractual encumbrances or restrictions in effect on the Issue Date pursuant to the Senior Secured Credit Facilities, the Existing Senior Notes, the Existing Senior Notes Indenture and the guarantees thereof;

(b) the Indenture, the Notes and the guarantees thereof;

(c) purchase money obligations for property acquired in the ordinary course of business and capital lease obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) (i) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into HWF or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to HWF or a Restricted Subsidiary, any agreement or other instrument of such Unrestricted Subsidiary in existence at the time of such redesignation (but, in any such case, not created in contemplation thereof) and (ii) any agreement or other instrument of a Person acquired by or merged or consolidated with or into HWF or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into HWF or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of HWF pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business or arising in connection with any Permitted Liens;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other similar agreements or arrangements relating to such joint venture;

(k) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which HWF or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of HWF or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of HWF or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(m) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(n) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(o) restrictions arising in connection with cash or other deposits permitted under the covenant “—Liens”;

(p) any agreement or instrument (A) relating to any Indebtedness, Disqualified Stock or preferred stock permitted to be incurred or issued subsequent to the Issue Date pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” if the encumbrances and restrictions are not materially more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers (as determined in good faith by HWF) or as otherwise in effect on the Issue Date and (B) either (x) HWF determines that such encumbrance or restriction will not adversely affect HWF’s ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(q) restrictions created in connection with any Qualified Securitization Facility that in the good faith determination of HWF are necessary or advisable to effect such Qualified Securitization Facility; and

(r) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (q) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of HWF, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

HWF will not permit any of its Wholly Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities of the HWF, the Issuer or any Subsidiary Guarantor), other than the Issuer, a Subsidiary Guarantor, a Foreign Subsidiary or a Securitization Subsidiary, to guarantee the payment of (i) any Credit Facility permitted under clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (ii) capital market debt securities of HWF, the Issuer or any Subsidiary Guarantor unless:

(1) such Restricted Subsidiary within 60 days after the guarantee of such Indebtedness executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of HWF, the Issuer or any Subsidiary Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other applicable rights against HWF or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. HWF may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 60 day period described in clause (1) above.

Reports and Other Information

Notwithstanding that HWF may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires HWF to file with the SEC (with a copy to the Trustee unless filed and available on the SEC’s EDGAR website) from and after the Issue Date:

(1) within 90 days after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form (if HWF had been a reporting company under Section 15(d) of the Exchange Act), containing substantially all the information that would be required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q or any successor or comparable form (if HWF had been a reporting company under Section 15(d) of the Exchange Act), containing substantially all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly after the occurrence of a material event which would have been required to be reported on a Form 8-K or any successor or comparable form (if HWF had been a reporting company under Section 15(d) of the Exchange Act), a current report relating to such event on Form 8-K or any successor or comparable form;

in each case, in a manner that complies in all material respects with the requirements specified in such form (except as described above or below and subject to exceptions consistent with the presentation of information included or incorporated by reference in the Offering Memorandum); provided, however, that HWF shall not be so obligated to file such reports referred to in clauses (1), (2) and (3) above with the SEC if the SEC does not permit such filing, in which event HWF will make available such information to the Trustee, the Holders of the Notes and prospective purchasers of Notes, in each case within 15 days after the time HWF would be required to file such information with the SEC if it were subject to Section 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Indenture permits HWF to satisfy its obligations in this covenant with respect to financial information relating to HWF by furnishing financial information relating to HLT Parent (or any parent entity of HLT Parent) as long as HLT Parent (or any such parent entity of HLT Parent) provides a Guarantee of the Notes.

If with respect to any reporting period(s) covered in the applicable report, HWF’s Unrestricted Subsidiaries would, individually or in the aggregate, constitute a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act (as such regulation is in effect on the Issue Date)), then the applicable annual and quarterly financial information required by clauses (1) and (2) above shall include a supplemental section in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” presenting (in a manner consistent with the presentation of information included or incorporated by reference in the Offering Memorandum) selected financial measures of such Unrestricted Subsidiaries in the aggregate (separate from the financial information of the Issuer and its Restricted Subsidiaries).

Notwithstanding anything herein to the contrary, HWF will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “—Events of Default and Remedies” until 120 days after the receipt of the written notice delivered thereunder.

To the extent any information is not provided within the time periods specified in this section “—Reports and Other Information” and such information is subsequently provided, HWF will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 consecutive days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by HWF or any of its Restricted Subsidiaries or the payment of which is guaranteed by HWF or any of its Restricted Subsidiaries, other than Indebtedness owed to HWF or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $225.0 million or more outstanding;

(5) failure by HWF, the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of HWF for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $225.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to HWF or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary); and

(7) the Guarantee of HLT Parent, HWF or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of HWF for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of HLT Parent, HWF or any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of HWF for a fiscal quarter end) would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of all the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal of and premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interests of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of all the then outstanding Notes, by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction).

In the event of any Event of Default specified in clause (4) of the first paragraph of this section, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2) the requisite number of holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) the Holders of at least 25% in the aggregate principal amount of the then outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of all the then outstanding Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period.

Subject to certain restrictions contained in the Indenture, the Holders of a majority in principal amount of all the then outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that HWF is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and HWF is required, within 20 Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, or direct or indirect member, partner or stockholder of HWF, the Issuer or any Guarantor (other than in their capacity as Issuer or any Guarantor) or of any of their direct or indirect parent companies shall have any liability, for any obligations of HWF, the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture, the Notes or the Guarantees, as the case may be, will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.
In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on such Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S.

federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)(a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b) no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of all the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of all the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to (a) notice periods (to the extent consistent with applicable requirements of clearing and settlement systems) for redemption and conditions to redemption and (b) the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any such Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on such Notes, except a rescission of acceleration of such Notes by the Holders of a majority in principal amount of all the then outstanding Notes, and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture, the Notes or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any such Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the contractual rights of Holders to receive payments of principal of or premium, if any, or interest on such Notes;

(7) make any change in these amendment and waiver provisions;

(8) amend the contractual right expressly set forth in the Indenture or the Notes of any Holder to receive payments of principal of or premium, if any, or interest on such Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of such Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for HWF), would constitute a Significant Subsidiary, in any manner materially adverse to the Holders of such Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, amalgamations, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to provide for the issuance of Additional Notes in accordance with the terms of the Indenture;

(8) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(9) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee or a successor paying agent thereunder pursuant to the requirements thereof;

(10) to make any amendment to the provisions of the Indenture relating to the transfer or legending of the Notes or to provide for the issuance of exchange Notes or private exchange Notes, which are identical to exchange Notes except that they are not freely transferable;

(11) to add an obligor or a Guarantor under the Indenture or to release an obligor or a Guarantor in accordance with the terms of the Indenture;

(12) to conform the text of the Indenture, Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes as provided in an Officer’s Certificate;

(13) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(14) to secure the Notes and/or the related Guarantees or to add collateral thereto;

(15) to effect the Spin-Off Transaction and related transactions so long as such modification does not materially adversely affect the legal rights under the Indenture of any Holder; or

(16) to make any other modifications to the Notes or the Indenture of a formal, minor or technical nature or necessary to correct a manifest error, so long as such modification does not adversely affect the rights of any Holders in any material respect.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication or electronic delivery will be deemed given on the first date on which publication or electronic delivery is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing or transmitting. Notice otherwise given in accordance with the procedures of DTC will be deemed given on the date sent to DTC.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Indenture provides that the Holders of a majority in principal amount of all the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. The Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or consolidating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date as calculated by the Issuer, the greater of:

(1) 1.0% of the principal amount of such Note, and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at September 1, 2019 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required remaining scheduled interest payments due on such Note through September 1, 2019 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Applicable Treasury Rate as of such Redemption Date plus 50 basis points over (b) the then outstanding principal amount of such Note.

Calculation of any Applicable Premium is a responsibility of the Issuer, and the Trustee shall not be responsible to calculate or verify any calculation related to the Applicable Premium.

“Applicable Treasury Rate” means, with respect to any Note on any Redemption Date, the yield to maturity, as determined by the Issuer, as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to September 1, 2019; provided, that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a Sale and Lease-Back Transaction), of property or assets of HWF or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out equipment, inventory or other property in the ordinary course of business or any disposition of inventory or goods (or other assets, including timeshare and residential assets) held for sale or no longer used or useful in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of HWF in a manner permitted pursuant to the provisions described above under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control Triggering Event pursuant to the Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” or any Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $150.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to HWF or by HWF or a Restricted Subsidiary to a Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, or comparable law or regulation, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, (A) any PropCo entity or its Subsidiaries (or a Restricted Subsidiary that owns any PropCo entity, provided that such Restricted Subsidiary owns no assets other than Capital Stock of PropCo entities or their Subsidiaries); and (B) an Unrestricted Subsidiary;

(i) foreclosures, condemnation, expropriation, forced dispositions or any similar action with respect to assets or the granting of Liens not prohibited by the Indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets or related assets, or any disposition of the Equity Interests in a Subsidiary, all or substantially all of the assets of which are Securitization Assets, in each case in connection with any Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k) any financing transaction with respect to property built or acquired by HWF or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) the sale, discount or other disposition of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business;

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(o) the unwinding of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the lapse or abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of HWF are not material to the conduct of the business of HWF and its Restricted Subsidiaries taken as a whole;

(r) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(s) the granting of a Lien that is permitted under the covenant described above under “—Certain Covenants—Liens”;

(t) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(u) any conversions of hotel properties into timeshare or residential properties and the sale or other disposition of assets created in such conversions;

(v) Permitted Intercompany Activities, the Spin-Off Transaction and related transactions;

(w) a Timeshare Disposition; provided, however, that if the net proceeds therefrom (determined in accordance with the definition of “Net Proceeds” as if a Timeshare Disposition were an Asset Sale) are not applied in accordance with clause (17) in the second paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” within the time period provided for the application of Net Proceeds in the second paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales” (without giving effect to any extensions of such period permitted thereunder in connection with binding commitments), such disposition shall be deemed an Asset Sale, and the Net Proceeds therefrom shall be applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; and

(x) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event; provided that any Cash Equivalents received by HWF or any of its Restricted Subsidiaries in respect of such Casualty Event shall be deemed to be Net Proceeds of an Asset Sale, and such Net Proceeds shall be applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”.

In the event that a transaction (or a portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, HWF, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more the types of permitted Restricted Payments or Permitted Investments.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, automatic clearinghouse transfer transactions, controlled disbursements, foreign exchange facilities, stored value cards, merchant services, electronic funds transfer and other cash management arrangements.

“Blackstone Funds” means, individually or collectively, Blackstone Capital Partners V, L.P., BCP V-S L.P., Blackstone Capital Partners V-AC L.P., BCP V Co-Investors L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V-SMD L.P. and Blackstone Participation Partnership V L.P., each a Delaware limited partnership and Blackstone Real Estate Partners International II (AIV) L.P., each an English partnership, Blackstone Real Estate Holdings International II-Q L.P. and Blackstone Family Real Estate Partnership International II-SMD L.P., each an Alberta, Canada limited partnership, Blackstone Real Estate Partners VI L.P., Blackstone Real Estate Holdings VI L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.TE.2 L.P., Blackstone Real Estate Partners (AIV) VI L.P., Blackstone Real Estate Partners VI.F L.P., Blackstone Family Real Estate Partnership VI-SMD L.P. and Blackstone HLT Principal Transaction Partners L.P., each a Delaware limited partnership, and any other investment fund managed by an Affiliate of The Blackstone Group L.P., in each case, or any of their respective successors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any obligations of HWF or its Restricted Subsidiaries either existing on the Issue Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of HWF as financing or capital lease obligations and (ii) that are subsequently recharacterized as financing or capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under the Indenture (including, without limitation, the calculation of Consolidated Net Income, the Consolidated Total Debt Ratio, the Consolidated Secured Debt Ratio, EBITDA and Fixed Charges) not be treated as financing or capital lease obligations, Capitalized Lease Obligations or Indebtedness.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Captive Insurance Subsidiary” means (i) any Subsidiary established by HWF for the primary purpose of insuring the businesses or properties owned or operated by HWF or any of its Subsidiaries or (ii) any Subsidiary of any such insurance subsidiary established for the same primary purpose described in clause (i) above.

“Cash Equivalents” means:

(1) United States dollars;

(2)(a) Canadian dollars, pounds sterling, yen, euros or any national currency of any participating member state of the EMU; or

(b) in such local currencies held by HWF or any Restricted Subsidiary from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(11) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(12) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(13) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (12) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11), (12) and (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposed under the indenture regardless of the treatment of such items under GAAP.

“Casualty Event” means any event that gives rise to the receipt by HWF or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of HWF and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holder or the Issuer or any Subsidiary Guarantor; or

(2) HWF becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of HWF directly or indirectly through any of its direct or indirect parent holding companies, in each case, other than in connection with any transaction or series of transactions in which HWF shall become the Wholly Owned Subsidiary of a HWF company.

For the avoidance of doubt, PropCo entities and their Subsidiaries and the Timeshare Disposition (individually or in the aggregate) shall be deemed not to constitute all or substantially all of HWF’s properties or assets for the purposes of this definition.

“Change of Control Triggering Event” means the occurrence of a Change of Control, unless (A) a Ratings Improvement has occurred prior to the date of the completion of the transaction constituting the Change of Control or (B) pro forma for the Change of Control, the Consolidated Total Debt Ratio is less than 5.0 to 1.0.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees related to any Qualified Securitization Facility of such Person, including the amortization of intangible assets, deferred financing costs, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (q) annual agency fees paid to the administrative agents and collateral agents under any Credit Facilities, (r) costs associated with obtaining Hedging Obligations, (s) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, (t) penalties and interest relating to taxes, (u) any Additional Interest and any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (v) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (w) any expensing of bridge, commitment and other financing fees and any other fees related to the Spin-Off Transaction or any acquisitions after the Issue Date, (x) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility, (y) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty) and (z) interest expense attributable to a parent entity resulting from push-down accounting; plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, that, without duplication:

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), charges or expenses (including relating to the Spin-Off Transaction or any multi-year strategic initiatives), restructuring and duplicative running costs, relocation costs, integration costs, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, costs relating to pre-opening, opening and conversion costs for facilities, losses, costs or cost inefficiencies related to facility or property disruptions or shutdowns, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(3) any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business shall be excluded;

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided, that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments (other than Excluded Contributions) that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in the Notes or the Indenture), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in Cash Equivalents (or to the extent converted into Cash Equivalents) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(8) any after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity- or equity-based incentive programs (“equity incentives”), any one-time cash charges associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements of HWF, the Issuer or any of their direct or indirect parent entities or subsidiaries), rollover, acceleration, or payout of Equity Interests by management, other employees or business partners of HWF, the Issuer or any of HWF’s direct or indirect parent companies, shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Notes and other securities and the syndication and incurrence of any Credit Facilities), issuance of Equity Interests of HWF or its direct or indirect parent entities, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Notes and other securities and any Credit Facilities) and including, in each case, any such transaction consummated on or prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 805, Business Combinations), shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the Spin-Off Date that are so required to be established or adjusted as a result of the Spin-Off Transaction (or within twenty four months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded;

(13) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14) any noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation, shall be excluded;

(15) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items,

(c) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(d) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks, and

(e) earn-out, non-compete and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments;

(16) reserves established for the benefit of landlords of leased hotel properties for the acquisition of capitalized assets and equipment at such properties shall be excluded; and

(17) if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with clause 15(b) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” shall be included in calculating Consolidated Net Income as though such amounts had been paid as taxes directly by such Person for such period.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by HWF and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from HWF and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by HWF or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of HWF and its Restricted Subsidiaries that is secured by Liens on the property of HWF and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the consolidated balance sheet of HWF as of the end of such most recent fiscal quarter to (2) EBITDA of HWF and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of HWF and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the consolidated balance sheet of HWF as of the end of such most recent fiscal quarter to (2) EBITDA of HWF and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of HWF and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit, and all obligations relating to Qualified Securitization Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of HWF and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of repurchase or purchase accounting in connection with any acquisition); provided, that Consolidated Total Indebtedness shall not include Indebtedness in respect of (A) any letter of credit, except to the extent of unreimbursed amounts under standby letters of credit; provided that any unreimbursed amounts under commercial letters of credit shall not be counted as Consolidated Total Indebtedness until three Business Days after such amount is drawn and (B) Hedging Obligations existing on the Issue Date or otherwise permitted by clause (10) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by HWF. The U.S. Dollar Equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. Dollar Equivalent principal amount of such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds,

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in HWF and/or other companies.

“Credit Agreement” means that certain Credit Agreement, dated on or about the Issue Date, by and among HWF, HLT Parent, Deutsche Bank AG, New York Branch, as administrative agent, and the lenders and other parties party thereto.

“Credit Agreement Amendment” means that certain amendment relating to a term loan extension, dated on or about the Issue Date, by and among HWF, HLT Parent, Deutsche Bank AG, New York Branch, as administrative agent, and the lenders and other parties party thereto, to the Credit Agreement, dated October 25, 2013, by and among HWF, HLT Parent, Deutsche Bank AG New York Branch, as administrative agent, and the lenders and other parties thereto.

“Credit Facilities” means, with respect to HWF or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Secured Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuances is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or other holders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by HWF or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of HWF, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of HWF or any direct or indirect parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by HWF or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of HWF or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, that if such Capital Stock is issued to any plan for the benefit of employees of HWF or its

Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by HWF or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of HWF, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which HWF or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors of HWF (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by HWF or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations.

“Distribution Agreement” means the Distribution Agreement, to be dated on or prior to the Spin-Off Date, containing substantially the terms described in the Offering Memorandum, by and among HLT Parent, PHRI and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Distribution Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by the following, in each case (other than with respect to clauses (h) and (k)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) (x) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes (such as the Delaware franchise tax, the Pennsylvania capital tax, Texas margin tax and provincial capital taxes paid in Canada) and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations), (y) if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with clause 15(b) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” and (z) the net tax expense associated with any adjustments made pursuant to clauses (1) through (17) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(q) through (z) in the definition thereof); plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) the amount of any restructuring charges or reserves, equity-based or non-cash compensation charges or expenses including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans), start-up or initial costs for any project or new production line, division or new line of business, integration costs or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to IT and accounting functions, integration and facilities opening costs or any one-time costs incurred in connection with acquisitions and Investments and costs related to the closure and/or consolidation of facilities; plus

(e) any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) HWF may elect not to add back such non-cash charge in the current period and (B) to the extent HWF elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary; plus

(g) the amount of management, monitoring, consulting, advisory fees and other fees (including termination fees) and indemnities and expenses paid or accrued in such period under the Support and Services Agreement (and related agreements or arrangements) or otherwise to the Investors to the extent otherwise permitted under “—Certain Covenants—Transactions with Affiliates”; plus

(h) the amount of “run-rate” cost savings, operating expense reductions and synergies projected by HWF in good faith to result from actions taken, committed to be taken or expected in good faith to be taken no later than twenty four (24) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions); plus

(i) the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(j) any costs or expense incurred by HWF or a parent entity of HWF or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of HWF or net cash proceeds of an issuance of Equity Interest of HWF (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”; plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net loss from disposed, abandoned or discontinued operations;

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(b) any net income from disposed, abandoned or discontinued operations.

“Employee Matters Agreement” means the Employee Matters Agreement, to be dated on or prior to the Spin-Off Date, by and among HLT Parent, PHRI and HGVI, substantially on the terms described in the Offering Memorandum, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Employee Matters Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale or issuance of common stock or Preferred Stock (excluding Disqualified Stock), of HWF or any of its direct or indirect parent companies other than:

(1) public offerings with respect to the HWF’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of HWF; and

(3) any such public or private sale or issuance that constitutes an Excluded Contribution.

“Escrow Release Date” means September 22, 2016.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by HWF since the Existing Notes Issue Date from:

(1) contributions to its common equity capital;

(2) dividends, distributions, fees and other payments from Unrestricted Subsidiaries and any joint ventures that are not Restricted Subsidiaries; and

(3) the sale (other than to a Subsidiary of HWF or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of HWF) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of HWF,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of HWF, which are (or were) excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.” Notwithstanding the foregoing, an amount equal to the aggregate amount that has been designated prior to the Issue Date as an “Excluded Contribution” for purposes of the Existing Senior Notes pursuant to the Existing Senior Notes Indenture, shall automatically be deemed to be an Excluded Contribution under the Indenture, and such amount shall be excluded from the from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“Existing Notes Escrow Release Date” means October 25, 2013.

“Existing Notes Issue Date” means October 4, 2013.

“Existing Senior Notes” means the aggregate principal amount of HWF’s 5.625% Senior Notes due 2021 outstanding on the Issue Date.

“Existing Senior Notes Indenture” means the Indenture for the Existing Senior Notes, dated as of October 4, 2013, as supplemented, among HWF and Hilton Worldwide Finance Corp., a Delaware corporation, as issuers, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by HWF in good faith.

“Financing Transactions” means the issuance of the Notes and the guarantees thereof on the Issue Date, the Term Loan Extension, the repayment or refinancing of certain Indebtedness as described in the Offering Memorandum, and the payment of any fees or expenses incurred or paid in connection therewith.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that HWF or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation of Fixed Charges for purposes of the first paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (and for the purposes of other provisions of the Indenture that refer to such first paragraph) shall not give effect to any Indebtedness being incurred on such date (or on such other subsequent date which would otherwise require pro forma effect to be given to such incurrence) pursuant to the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock.”

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by HWF or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into HWF or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation (including the Spin-Off Transaction), the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of HWF (and may include, for the avoidance of doubt, cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, merger, amalgamation or consolidation (including the Spin-Off Transaction) which is being given pro forma effect that have been or are expected to be realized based on actions taken, committed to be taken or expected in good faith to be taken within 18 months). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of HWF to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as HWF may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, (1) (A) any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and (B) any Restricted Subsidiary of such Foreign Subsidiary, and (2) any FSHCO Subsidiary of such Person.

“FSHCO Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person substantially all of whose assets consist, directly or indirectly, of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries, and any other assets incidental thereto.

“GAAP” means (1) generally accepted accounting principles in the United States of America which are in effect on the Issue Date or (2) if elected by HWF by written notice to the Trustee in connection with the delivery of financial statements and information, the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standard Board, as in effect on the first date of the period for which HWF is making such election; provided, that (a) any such election once made shall be irrevocable, (b) all financial statements and reports required to be provided after such election pursuant to the Indenture shall be prepared on the basis of IFRS, (c) from and after such election, all ratios, computations and other determinations based on GAAP contained in the Indenture shall be computed in conformity with IFRS, (d) in connection with the delivery of financial statements (x) for any of its first three financial quarters of any financial year, it shall restate its consolidated interim financial statements for such interim financial period and the comparable period in the prior year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date and (y) for delivery of audited annual financial information, it shall provide consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture and the Notes.

“Guarantor” means (i) HLT Parent, (ii) HWF and (iii) each Subsidiary of HWF (other than the Issuer), if any, that Guarantees the Notes in accordance with the terms of the Indenture. On the Escrow Release Date, HLT Parent, HWF and each Restricted Subsidiary that guarantees any Indebtedness of HWF under the Senior Secured Credit Facilities are each a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“HGVI” means Hilton Grand Vacations Inc., a Delaware corporation.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

(d) representing the net obligations under any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of HWF appearing upon the balance sheet of HWF solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, that the amount of any such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such third Person;

provided, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, or (b) obligations under or in respect of Qualified Securitization Facilities, operating leases or Sale and Lease-Back Transactions (except any resulting Capitalized Lease Obligations); provided, further, that Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification Topic No. 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of HWF, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means the initial purchasers of the Notes on the Issue Date.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if the applicable securities are not then rated by Moody’s or S&P an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among HWF and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, managers and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of HWF in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to HWF’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of HWF at the time that such Subsidiary is designated an Unrestricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in Cash Equivalents by HWF or a Restricted Subsidiary in respect of such Investment.

“Investors” means any of the Blackstone Funds and any of their Affiliates but not including, however, any of its or such Affiliates’ portfolio companies.

“Issue Date” means August 18, 2016.

“Issuer Capitalization” means the transactions which upon consummation thereof will result in HOC holding directly or indirectly all or substantially all of the assets and operations of HWF other than (x) the Ownership Business and (y) the Timeshare Business.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment in respect of the Notes. If a payment date is on a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

“License Agreement” means the License Agreement, to be dated on or prior to the Spin-Off Date, containing substantially the terms described in the Offering Memorandum, by and between HLT Parent and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the License Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by HWF or one or more of its Restricted Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third party financing; provided that Consolidated Net Income (and any other financial term derived therefrom), other than for purposes of calculating any ratios in connection with the Limited Condition Acquisition, shall not include any Consolidated Net Income of or attributable to the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

“Management and Franchise Agreements” means, collectively, each hotel management agreement and/or franchise agreement to be entered into by and between HLT Parent and PHRI and/or one or more Subsidiaries of HLT Parent or PHRI, containing substantially the terms described in the Offering Memorandum, pursuant to which HLT Parent and/or its Subsidiaries shall provide management and/or franchise services or licenses in respect of hotels owned or leased by PHRI and/or its Subsidiaries as set forth therein, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to such hotel management agreement and/or franchise agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Management Stockholders” means the current and former employees and members of management (and their Controlled Investment Affiliates and Immediate Family Members) of HWF (or its direct or indirect parent entities) who are holders of Equity Interests of any direct or indirect parent companies of HWF on the Issue Date.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of HWF (or, as the case may be, of a direct or indirect parent entity whose Equity Interests are traded on a securities exchange) on the date of the declaration of a Restricted Payment permitted pursuant to clause (9) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate Cash Equivalents proceeds received by HWF or any of its Restricted Subsidiaries in respect of any Asset Sale, including any Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under the Indenture (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets and required (other than required by clause (1) of the second paragraph of “—Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by HWF or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by HWF or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Offering Memorandum” means the confidential offering memorandum, dated August 8, 2016, relating to the initial sale of the Outstanding Notes.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of HWF or any other officer of HWF designated by any such individuals.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to HWF or the Trustee.

“Ownership Business” has the meaning assigned to such term in the Distribution Agreement.

“Parent Company” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Capital Stock of HWF, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than a Parent Company or any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between HWF or any of its Restricted Subsidiaries and another Person; provided, that any Cash Equivalents received must be applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

“Permitted Holders” means any of the Investors and Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that in the case of such group and without giving effect to the existence of such group or any other group, such Investors and Management Stockholders, collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of HWF or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Intercompany Activities” means any transactions between or among HWF and its Subsidiaries (for the avoidance of doubt, including Unrestricted Subsidiaries) that are entered into in the ordinary course of business of HWF and its Subsidiaries and, in the good faith judgment of HWF are necessary or advisable in connection with the ownership or operation of the business of HWF and its Subsidiaries, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements; (ii) management, technology and licensing arrangements; and (iii) Hilton Honors and similar customer loyalty and rewards programs.

“Permitted Investments” means:

(1) any Investment in HWF or any of its Restricted Subsidiaries;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by HWF or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit or product line, including research and development and related assets in respect of any product) that is engaged directly or through entities that will be Restricted Subsidiaries in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit or product line) to, or is liquidated into, HWF or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4) any Investment in securities or other assets, including earn-outs, not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Existing Notes Issue Date or made pursuant to binding commitments in effect on the Existing Notes Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Existing Notes Issue Date; provided, that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Existing Notes Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the Indenture;

(6) any Investment acquired by HWF or any of its Restricted Subsidiaries:

(a) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(b) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by HWF or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); or

(c) in satisfaction of judgments against other Persons; or

(d) as a result of a foreclosure by HWF or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding not to exceed the greater of (a) $570.0 million and (b) 4.0% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary of HWF at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8);

(9) Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of HWF, or any of its direct or indirect parent companies; provided, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “—Certain Covenants—Limitation on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” performance guarantees and Contingent Obligations incurred in the ordinary course of business or consistent with past practice and the creation of Liens on the assets of HWF or any Restricted Subsidiary in compliance with the covenant described under “—Certain Covenants—Liens”;

(11) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5), (9) and (23) of such paragraph);

(12) Investments consisting of purchases or other acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $570.0 million and (b) 4.0% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of HWF at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13);

(14) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of HWF are necessary or advisable to effect any Qualified Securitization Facility (including any contribution of replacement or substitute assets to such subsidiary) or any repurchase obligation in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding in the aggregate;

(16) loans and advances to employees, directors, officers, managers and consultants (a) for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or (b) to fund such Person’s purchase of Equity Interests of HWF or any direct or indirect parent company thereof;

(17) advances, loans or extensions of trade credit in the ordinary course of business or consistent with past practice by HWF or any of its Restricted Subsidiaries;

(18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice;

(19) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice;

(20) Investments made in the ordinary course of business or consistent with past practice in connection with obtaining, maintaining or renewing client contracts;

(21) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice;

(22) repurchases of Notes or Existing Senior Notes;

(23) Investments in the ordinary course of business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(24) Investments consisting of promissory notes issued by HWF, the Issuer or any Guarantor to future, present or former officers, directors and employees, members of management, or consultants of HWF or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of HWF or any direct or indirect parent thereof, to the extent the applicable Restricted Payment is a permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(25) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or consistent with past practice or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(26) Investments (i) by the Captive Insurance Subsidiary made in the ordinary course of its business or consistent with past practice, and (ii) in the Captive Insurance Subsidiary in the ordinary course of business or required under statutory or regulatory authority applicable to such Captive Insurance Subsidiary;

(27) Investments made in connection with Permitted Intercompany Activities, the Spin-Off Transaction and related transactions;

(28) Investments in joint ventures of HWF or any of its Restricted Subsidiaries existing on the Existing Notes Issue Date;

(29) Investments in joint ventures of HWF or any of its Restricted Subsidiaries, taken together with all other Investments made pursuant to this clause (29) that are at that time outstanding, not to exceed the greater of (a) $285.0 million and (b) 2.0% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(30) Investments in an Unrestricted Subsidiary consisting of Equity Interests issued by, or property or assets of, another Unrestricted Subsidiary.

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 45 days or, if more than 45 days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially interfere with the ordinary conduct of the business of HWF or any of its Restricted Subsidiaries, taken as a whole, and exceptions on title policies insuring liens granted on Mortgaged Properties (as defined in the Senior Secured Credit Facilities);

(6) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (4), (12), (13), (14), (23) or (25) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, that (a) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock to be incurred pursuant to clause (4) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so purchased, leased or improved; (b) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (13) relate only to Obligations relating to Refinancing Indebtedness that (x) is secured by Liens on the same assets as the assets securing the Refinancing Indebtedness or (y) extends, replaces, refunds, refinances, renews or defeases Indebtedness incurred or Disqualified Stock or Preferred Stock issued under clauses (3), (4) or (12) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (14) shall only be permitted if such Liens are limited to all or part of the same property or assets, including Capital Stock

(plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) acquired, or of any Person acquired or merged or consolidated with or into HWF or any Restricted Subsidiary, in any transaction to which such Indebtedness relates and (d) Liens securing Indebtedness permitted to be incurred pursuant to clauses (23) and (25) shall only be permitted if such Liens extend only to the assets of Restricted Subsidiaries of HWF that are not the Issuer or Guarantors;

(7) Liens existing on the Issue Date (excluding Liens securing the Credit Agreement), including Liens securing any Refinancing Indebtedness of any Indebtedness secured by such Liens;

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by HWF or any of its Restricted Subsidiaries;

(9) Liens on property or other assets at the time HWF or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into HWF or any of its Restricted Subsidiaries; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided, further, that the Liens may not extend to any other property owned by HWF or any of its Restricted Subsidiaries;

(10) Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to HWF or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing (x) Hedging Obligations and (y) obligations in respect of Bank Products;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar trade obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, sub-leases, licenses or sub-licenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of HWF or any of its Restricted Subsidiaries, taken as a whole, and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by HWF and its Restricted Subsidiaries in the ordinary course of business or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(15) Liens in favor of HWF, the Issuer or any Subsidiary Guarantor;

(16) Liens on equipment of HWF or any of its Restricted Subsidiaries granted in the ordinary course of business to HWF’s or a Restricted Subsidiary’s customers or clients;

(17) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(18) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), this clause (18) and clause (40) hereof; provided, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and proceeds and products thereof, and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), this clause (18) and clause (40) hereof at the time the original Lien became a

Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums and accrued and unpaid interest), related to such modification, refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) Liens securing obligations in an aggregate principal amount outstanding which does not exceed the greater of (a) $285.0 million and (b) 2.0% of Total Assets (in each case, determined as of the date of such incurrence);

(21) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(22) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “—Events of Default and Remedies”;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(26) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27) Liens that are contractual rights of set-off or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of HWF or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of HWF and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of HWF or any of its Restricted Subsidiaries in the ordinary course of business;

(28) Liens securing obligations owed by HWF or any Restricted Subsidiary to any lender under the Senior Secured Credit Facilities or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(29) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by HWF or any Restricted Subsidiary in the ordinary course of business;

(31) Liens solely on any cash earnest money deposits made by HWF or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted by the Indenture;

(32) ground leases in respect of real property on which facilities owned or leased by HWF or any of its Subsidiaries are located;

(33) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(34) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(35) Liens on the assets of non-guarantor Restricted Subsidiaries securing Indebtedness of such Subsidiaries that were permitted by the terms of the Indenture to be incurred;

(36) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted under the Indenture to be applied against the purchase price for such Investment;

(37) any interest or title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, licensor’s or sub-licensor’s interest under leases or licenses entered into by HWF or any of the Restricted Subsidiaries in the ordinary course of business;

(38) (A) deposits of cash with the owner or lessor of premises leased and operated by HWF or any of its Subsidiaries in the ordinary course of business of HWF and such Subsidiary to secure the performance of HWF’s or such Subsidiary’s obligations under the terms of the lease for such premises and (B) Liens with respect to property or assets of HWF and its Restricted Subsidiaries (including accounts receivable or other revenue streams and other rights to payment and any other assets related thereto) in connection with a property manager’s obligations in respect of hotel collection accounts, operating accounts and reserve accounts;

(39) prior to the Escrow Release Date, Liens on escrow property securing the Notes (and the guarantees thereof);

(40) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) permitted to be incurred pursuant to the covenant under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (including, without limitation, Indebtedness incurred under one or more Credit Facilities) so long as after pro forma giving effect to such incurrence and such Liens the Consolidated Secured Debt Ratio of HWF and its Restricted Subsidiaries shall be equal to or less than 5.20 to 1.00 for HWF’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Lien is incurred;

(41) Liens securing obligations in respect of (x) Indebtedness and other Obligations permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) obligations of HWF or any Subsidiary in respect of any Bank Products or Hedging Obligation provided by any lender party to any Credit Facility or any Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products are provided were entered into); and

(42) Liens on any funds or securities held in escrow accounts established for the purpose of holding proceeds from issuances of debt securities by HWF or any of its Restricted Subsidiaries issued after the Issue Date, together with any additional funds required in order to fund any mandatory redemption or sinking fund payment on such debt securities within 180 days of their issuance; provided that such Liens do not extend to any assets other than such proceeds and such additional funds.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership (including a limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PHRI” means Park Hotels & Resorts Inc., a Delaware corporation.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“PropCo” means the entities which, as of the Existing Notes Escrow Release Date, owned the following hotels located in the U.S. (or Capital Stock of entities that own such hotels): (i) Pointe Hilton Squaw Peak Resort (Phoenix, AZ); (ii) DoubleTree Hotel San Jose (San Jose, CA); (iii) Hilton Garden Inn LAX/El Segundo (El Segundo, CA); (iv) Hilton San Francisco Union Square (San Francisco, CA); (v) Embassy Suites Washington D.C. (Washington, D.C.); (vi) Hilton Miami Airport (Miami, FL); (vii) Hilton Orlando Lake Buena Vista (Orlando, FL); (viii) Hilton Atlanta Airport (Atlanta, GA); (ix) Hilton Hawaiian Village Beach Resort & Spa (Honolulu, HI); (x) Hilton Waikoloa Village (Waikoloa, HI); (xi) Hilton Chicago (Chicago, IL); (xii) Hilton Garden Inn Chicago/Oak Brook (Oakbrook Terrace, IL); (xiii) Hilton Suites Chicago/Oak Brook (Oakbrook Terrace, IL); (xiv) Hilton New Orleans Airport (Kenner, LA); (xv) Hilton New Orleans Riverside (New Orleans, LA); (xvi) Hilton Boston Logan Airport (Boston, MA); (xvii) Hilton Short Hills (Short Hills, NJ); (xviii) Hilton New York (New York, NY); (xix) The Waldorf=Astoria New York (New York, NY); (xx) Caribe Hilton (San Juan, PR); (xxi) Hampton Inn & Suites Memphis—Shady Grove (Memphis, TN); (xxii) DoubleTree Hotel Crystal City—National Airport (Arlington, VA); (xxiii) Hilton McLean Tysons Corner (McLean, VA); and (xxiv) Hilton Seattle Airport & Conference Center (Seattle, WA).

“Purchase Agreement” means that certain purchase agreement dated August 8, 2016 by and among the Escrow Issuers, HLT Parent and the initial purchasers party thereto relating to the issue and sale of the Notes.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the purchase, acquisition, leasing, expansion, construction, installation, replacement, repair or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets).

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means (A) any timeshare financing receivable backed notes (such as notes issued by Hilton Grand Vacations Trust 2013-A pursuant to the indenture, dated as of August 8, 2013, between Hilton Grand Vacations Trust 2013-A, as issuer, and Wells Fargo Bank, National Association, as indenture trustee) and similar note issuances, in each case, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection therewith) to HWF or any of its Restricted Subsidiaries (other than a Securitization Subsidiary); (B) any timeshare financing receivable backed credit facility (such as the receivables loan agreement, dated May 9, 2013, among Hilton Grand Vacations Trust I LLC, Wells Fargo Bank, National Association, as paying agent, one or more commercial paper conduit lenders, one or more committed lenders and Deutsche Bank Securities Inc., as administrative agent) and similar financings, in each case, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection therewith) to HWF or any of its Restricted Subsidiaries (other than a Securitization Subsidiary); and (C) any other Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (i) the board of directors or management of HWF shall have determined in good faith that such Securitization Facility is in the aggregate economically fair and reasonable to HWF and (ii) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by HWF) or (b) constituting a receivables or payables financing or factoring facility.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by HWF which shall be substituted for Moody’s or S&P or both, as the case may be.

“Rating Categories” means:

(1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Ratings Improvement” means, with respect to a Change of Control, the obtaining of a rating of the Notes, taking into account the applicable transaction, representing an increase in the rating of the Notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories, but not including ratings outlook changes) over such rating as of the Issue Date. In determining whether the rating of the Notes has increased by one or more gradations, gradations within Ratings Categories, namely + or - for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating change either from BB to BB+ or from B+ to BB- will constitute an increase of one gradation.

“Registration Rights Agreement” means a registration rights agreement with respect to the Notes dated as of the Issue Date, among the Escrow Issuers and the representatives of the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business or any securities of a Person received by HWF or a Restricted Subsidiary in exchange for assets transferred by HWF or a Restricted Subsidiary; provided that any such securities shall not be deemed to be Related Business Assets, unless (i) upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary or (ii) such securities are received in respect of a transfer of the Specified Real Property Assets.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of HWF (including the Issuer and any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by HWF or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by HWF or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of HWF or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means the accounts receivable, financing receivables, other receivables, royalty or other revenue streams and other rights to payment and any assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof.

“Securitization Facility” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to HWF or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which HWF or any of its Restricted Subsidiaries sells or grants a security interest in Securitization Assets to, or for the benefit of, either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells or grants a security interest in Securitization Assets to, or for the benefit of, a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Senior Indebtedness” means:

(1) all Indebtedness of HWF, the Issuer or any Guarantor outstanding under the Senior Secured Credit Facilities, the Existing Senior Notes and the related Guarantees and the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of HWF, the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of HWF, the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all (x) Hedging Obligations (and guarantees thereof) and (y) obligations in respect of Bank Products (and guarantees thereof) owing to a lender under the Senior Secured Credit Facilities or any Affiliate of such lender (or any Person that was a lender or an Affiliate of such lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided, that such Hedging Obligations and obligations in respect of Bank Products, as the case may be, are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of HWF, the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided that Senior Indebtedness shall not include:

(a) any obligation of such Person to HWF, the Issuer or any of HWF’s Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Senior Secured Credit Facilities” means the revolving credit facility and other credit facilities under the Credit Agreement, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (1) any business conducted or proposed to be conducted by HWF or any of its Restricted Subsidiaries on the Issue Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which HWF and its Restricted Subsidiaries are engaged or propose to be engaged on the Issue Date.

“Specified Real Property Assets” means any real property or assets of HWF or its Restricted Subsidiaries with an aggregate book value not to exceed 7.5% of Total Assets of HWF and its Restricted Subsidiaries.

“Spin-Off Date” means January 3, 2017.

“Spin-Off Transaction” means, collectively, the transactions which resulted in (a) PHRI holding directly or indirectly all or substantially of the Ownership Business and (b) HGVI holding directly or indirectly all or substantially all of the Timeshare Business, and which was completed by the distribution by HLT Parent to its stockholders of shares of each of PHRI and HGVI on a pro rata basis, and all related transactions, including the Issuer Capitalization and the Financing Transactions, substantially on the terms described in the Offering Memorandum.

“Stockholders Agreement” means the Stockholders Agreement, to be dated on or prior to the Spin-Off Date, containing substantially the terms described in the Offering Memorandum, by and among HLT Parent, HGVI, the Blackstone Entities (as defined therein) and the other parties thereto, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Stockholders Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which:

(a) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and

(b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under the Indenture, regardless of whether such entity is consolidated on HWF’s or any Restricted Subsidiary’s financial statements.

“Subsidiary Guarantor” means each Guarantor other than HLT Parent and HWF.

“Support and Services Agreement” means the management services or similar agreements between certain of the management companies associated with one or more of the Investors or their advisors, if applicable, and HWF (and/or its direct or indirect parent companies), as in effect from time to time; provided that any management, monitoring, consulting and advisory fees payable in advance by HWF (and/or its direct or indirect parent companies) and its Restricted Subsidiaries shall not exceed an amount equal to 2.0% of EBITDA for such fiscal year.

“Tax Matters Agreement” means the Tax Matters Agreement, to be dated on or prior to the Spin-Off Date, containing substantially the terms described in the Offering Memorandum, by and among HLT Parent, PHRI and HGVI and the other parties thereto, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Tax Matters Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Term Loan Extension” means HWF’s entering into the Credit Agreement with the other parties thereto and the transactions related thereto, as described in the Offering Memorandum.

“Timeshare Business” has the meaning assigned to such term in the Distribution Agreement.

“Timeshare Disposition” means any future direct or indirect sale, transfer or other disposition of all or a portion of the timeshare business of HWF and its Restricted Subsidiaries, or all or substantially all of the assets thereof (for the avoidance of doubt, including a sale, transfer or other disposition of Capital Stock of any Person owning such assets, so long as substantially all of the assets of such Person consists of such assets).

“Total Assets” means the total assets of HWF and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of HWF or such other Person.

“Transaction Agreements” means, collectively, the Distribution Agreement, the Employee Matters Agreement, the License Agreement, the Management and Franchise Agreements, the Stockholders Agreement, the Tax Matters Agreement, the Transition Services Agreement and each other instrument or agreement to be entered into in connection with the Spin-Off Transaction.

“Transition Services Agreement” means the Master Transition Services Agreement, to be dated on or prior to the Spin-Off Date, containing substantially the terms described in the Offering Memorandum, by and among HLT Parent, PHRI and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Transition Services Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

“Unrestricted Subsidiary” means:

(1) any PropCo entity or any Subsidiary of HWF (other than the Issuer) which at the time of determination is an Unrestricted Subsidiary (as designated by HWF, as provided below); and

(2) any Subsidiary of a PropCo entity or any other Unrestricted Subsidiary.

HWF may designate any Subsidiary of HWF (other than the Issuer, but including any other existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, HWF or any Subsidiary of HWF (other than solely any Subsidiary of the Subsidiary to be so designated); provided, that:

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by HWF;

(2) such designation complies with the covenants described under “—Certain Covenants—Limitation on Restricted Payments”; and

(3) each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of HWF or any Restricted Subsidiary, in each case, except any Permitted Intercompany Activities.

HWF may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) HWF could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

(2) the Fixed Charge Coverage Ratio for HWF and its Restricted Subsidiaries would be equal to or greater than such ratio for HWF and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by HWF shall be notified by HWF to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of HWF or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination.

“U.S. Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments;

provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF THE 2025 AND 2027 EXCHANGE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (1) the term “Issuer” refers to Hilton Worldwide Finance LLC, a Delaware limited liability company, and not to any of its Subsidiaries or Affiliates; (2) the term “Co-Issuer” refers to Hilton Worldwide Finance Corp., a Delaware corporation, a direct Subsidiary of the Issuer, and not to any of its Affiliates; (3) the term “HWP” refers to Hilton Worldwide Parent LLC, a Delaware limited liability company, the direct parent of the Issuer, and not to any of its Subsidiaries or Affiliates; (4) the term “HLT Parent” refers to Hilton Worldwide Holdings Inc., a Delaware corporation, the direct parent of HWP and the indirect parent of the Issuer, and not to any of its Subsidiaries or Affiliates; (5) the term “Issuers” refers, collectively, to the Issuer and the Co-Issuer; and (6) the terms “we,” “our” and “us” each refer to the Issuer and its consolidated Subsidiaries.

The Issuers issued $900,000,000 aggregate principal amount of 4.625% senior notes due 2025 (the “2025 Notes”) and $600,000,000 aggregate principal amount of 4.875% senior notes due 2027 (the “2027 Notes” and, together with the 2025 Notes, the “Outstanding Notes”) under an indenture (the “Indenture”) by and among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The Outstanding Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the exchange notes to be issued in the exchange offer for such notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provision relating to the Outstanding Notes will not apply to the exchange notes. In this section, we refer to the Outstanding Notes, together with the exchange notes offered hereby that are to be exchanged for the Outstanding Notes, as the “Notes”. Except as set forth herein, the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under “Prospectus Summary—Corporate Information.”

The Issuers are jointly and severally liable for all obligations under the Notes. The Co-Issuer is a wholly owned Subsidiary of the Issuer that has been incorporated in Delaware as a special purpose finance subsidiary to facilitate the offering of the Notes and other Indebtedness issued, guaranteed or incurred by the Issuer. We believe that some prospective purchasers of the Notes may be restricted in their ability to purchase debt securities of partnerships or limited liability companies, such as the Issuer, unless the securities are jointly issued by a corporation. The Co-Issuer does not have any substantial operations or assets and does not have any revenues. Accordingly, you should not expect the Co-Issuer to participate in servicing the principal and interest obligations on the Notes.

Brief Description of the Notes

The Notes:

•	are general, unsecured, senior obligations of the Issuers;

•	rank equally in right of payment with any existing and future Senior Indebtedness of the Issuers;

•	are effectively subordinated to any existing and future Secured Indebtedness of the Issuers, to the extent of the value of the collateral securing such Secured Indebtedness, including the Indebtedness under the Senior Secured Credit Facilities;

•	are senior in right of payment to any future obligations of the Issuers that are expressly subordinated in right of payment to the Notes; and

•	are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of the Issuer’s Subsidiaries (other than the Co-Issuer) that do not guarantee the Notes.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally guarantee, fully and unconditionally, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes or expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture or a supplemental indenture.

The Guarantors guarantee the Notes and, in the future, subject to exceptions set forth under the caption “—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries,” each direct and indirect Wholly Owned Subsidiary organized or existing under the laws of the United States, any state thereof or the District of Columbia that is a Restricted Subsidiary of the Issuer (other than the Co-Issuer) that guarantees certain Indebtedness of the Issuer, the Co-Issuer or any other Guarantor will, guarantee the Notes, subject to certain exceptions and to release as provided below or elsewhere in this “Description of the 2025 and 2027 Exchange Notes.” As of the date of this prospectus, none of our Foreign Subsidiaries, our non-Wholly Owned Subsidiaries that are Restricted Subsidiaries, our U.S. Wholly Owned Subsidiaries substantially all of the assets of which consist of the Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Internal Revenue Code, or our U.S. Wholly Owned Subsidiaries that are directly or indirectly owned by Foreign Subsidiaries guarantee the Notes, and no such Subsidiaries are expected to guarantee the Notes in the future.

Each of the Guarantees:

•	is a general, unsecured, senior obligation of each Guarantor;

•	ranks equally in right of payment with all existing and future senior Indebtedness of that Guarantor;

•	is effectively subordinated to any existing and future secured Indebtedness of that Guarantor that is secured to the extent of the value of the collateral securing such secured Indebtedness, including Indebtedness under the Senior Secured Credit Facilities;

•	is senior in right of payment to any future Indebtedness of that Guarantor that is expressly subordinated in right of payment to the Guarantee of that Guarantor; and

•	is structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of each Guarantor that do not Guarantee the Notes.

As of March 31, 2017:

•	the Issuers and the Guarantors had approximately $6,459 million of total debt outstanding and approximately $3,959 million of secured indebtedness outstanding, excluding unamortized deferred financing costs and discount; and

•	the Issuer had an additional $977 million of availability to incur secured indebtedness under its revolving credit facility (after giving effect to $23 million of outstanding letters of credit).

Only HLT Parent, HWP and the Issuer’s U.S. Wholly Owned Subsidiaries that are Restricted Subsidiaries (other than the Co-Issuer) that guarantee certain Indebtedness of the Issuer, the Co-Issuer or any Guarantor guarantee the Notes. None of our Foreign Subsidiaries or non-wholly owned domestic restricted subsidiaries are or will be required to guarantee the Notes. None of our U.S. Wholly Owned Subsidiaries substantially all of the assets of which consist of the Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are

“controlled foreign corporations” within the meaning of Section 957 of the Internal Revenue Code, and none of our U.S. Wholly Owned Subsidiaries directly or indirectly owned by Foreign Subsidiaries, are or will be required to guarantee the Notes. As of the date of this prospectus, all of the Issuer’s Subsidiaries are Restricted Subsidiaries. Under certain circumstances, we are permitted to designate certain of our existing and future subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries are not subject to any of the restrictive covenants in the Indenture and do not guarantee the Notes.

In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer, the Co-Issuer or a Guarantor. As a result, all of the existing and future liabilities of our non-guarantor Subsidiaries, including any claims of trade creditors, are effectively senior to the Notes. The Indenture does not limit the amount of liabilities that are not considered Indebtedness which may be incurred by the Issuer or its Restricted Subsidiaries, including the non-guarantor Restricted Subsidiaries.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—Federal and state statutes may allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and/or require holders of the notes to return payments received from us.”

Any Guarantor that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Subsidiary Guarantor may consolidate with, amalgamate or merge with or into or sell all or substantially all its assets to the Issuer or another Guarantor without limitation or any other Person upon the terms and conditions set forth in the Indenture. See “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets.”

Each Guarantee by a Subsidiary Guarantor of a series of Notes provides by its terms that it will be automatically and unconditionally released and discharged with respect to such series upon:

(1) (a) any sale, exchange, disposition or transfer (by merger, amalgamation, consolidation, dividend, distribution or otherwise) of (i) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor, in each case if such sale, exchange, disposition or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Subsidiary Guarantor of Indebtedness under the Senior Secured Credit Facilities, or the release or discharge of such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to the covenant described under “—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”);

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture;

(d) the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or

(e) with respect to such series of Notes, the exercise by the Issuers of their legal defeasance option or covenant defeasance option with respect to such series as described under “—Legal Defeasance and Covenant Defeasance” or the discharge of the Issuers’ obligations under the Indenture with respect to such series in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate of such Guarantor or the Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction or release and discharge have been complied with. Notwithstanding the foregoing, neither an Officer’s Certificate nor an Opinion of Counsel shall be required in the case of a merger or consolidation in accordance with clause 1(d) above.

The respective Guarantee by each of HWP and HLT Parent, as the case may be, of a series of Notes provides by its terms that it will be automatically and unconditionally released and discharged with respect to such series upon:

(1) (a) the release or discharge of the guarantee of HWP or HLT Parent, as applicable, under the Senior Secured Credit Facilities (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision); or

(b) with respect to such series of Notes, the exercise by the Issuers of their legal defeasance option or covenant defeasance option with respect to such series as described under “—Legal Defeasance and Covenant Defeasance” or the discharge of the Issuers’ obligations with respect to such series under the Indenture in accordance with the terms of the Indenture; and

(2) HWP or HLT Parent, as applicable, delivering to the Trustee an Officer’s Certificate of HWP or HLT Parent, as applicable, and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such release and discharge have been complied with.

Neither HWP nor HLT Parent is subject to any restrictive covenants under the Indenture.

Principal, Maturity and Interest

The Issuers issued the 2025 Notes initially with an aggregate principal amount of $900,000,000 and the 2027 Notes initially with an aggregate principal amount of $600,000,000. The 2025 Notes will mature on April 1, 2025 and the 2027 Notes will mature on April 1, 2027.

Subject to compliance with the covenant described below under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuers may issue additional Notes of a series from time to time under the Indenture (“Additional Notes”). The Notes of a series offered by the Issuers and any Additional Notes of such series subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase; provided that if any Additional Notes of a series are not fungible with the Notes of such series for U.S. federal income tax purposes, such Additional Notes of such series will have a separate CUSIP number and ISIN from the Notes of such series. Unless the context requires otherwise, references to “Notes” of a series for all purposes of the Indenture, the Guarantees and this “Description of the 2025 and 2027 Exchange Notes” include any Additional Notes of such series that are actually issued.

Each of the 2025 Notes and the 2027 Notes constitute a separate series of notes for purposes of the Indenture. The Notes were issued in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Interest on the 2025 Notes accrues at the rate of 4.625% per annum. Interest on the 2027 Notes accrues at the rate of 4.875% per annum. Interest on the Notes is payable semiannually in arrears on each April 1 and October 1, commencing October 1, 2017 to the Holders of Notes of record on the immediately preceding March 15 and September 15, respectively. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360-day year consisting of twelve 30-day months.

Payment of Principal, Premium and Interest

Cash payments of principal of, premium, if any, and interest on the Notes are payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, cash payment of interest may be made through the paying agent by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided, that (a) all cash payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee are made through the paying agent by wire transfer of immediately available funds to the accounts specified by the registered Holder or Holders thereof and (b) all cash payments of principal, premium, if any, and interest with respect to certificated Notes may, at the option of the Issuers, be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if the applicable Holder elects payment by wire transfer by giving written notice to the Trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose.

Paying Agent and Registrar for the Notes

The Issuers will maintain one or more paying agents for the Notes. The initial paying agent for each series of Notes is the Trustee.

The Issuers will also maintain one or more registrars and a transfer agent. The initial registrar and transfer agent with respect to each series of Notes is the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time. The paying agent will make payments on, and the transfer agent will facilitate transfer of, the Notes on behalf of the Issuers.

The Issuers may change the paying agent, the registrar or the transfer agent without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent, registrar or transfer agent upon prior written notice to the Trustee.

If any Notes are listed on an exchange and the rules of such exchange so require, the Issuers will satisfy any requirement of such exchange as to paying agents, registrars and transfer agents and will comply with any notice requirements required under such exchange in connection with any change of paying agent, registrar or transfer agent.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Issuers may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers and the registrar are not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuers and the registrar are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or between a record date and payment date while Notes are in definitive form. The registered Holder of a Note will be treated as the owner of the Note for all purposes.

Compliance with Trust Indenture Act

The Trust Indenture Act will become applicable to the Indenture upon the qualification of the Indenture under the Trust Indenture Act, which will occur at such time as the Notes have been registered under the Securities Act.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under the caption “—Repurchase at the Option of Holders.” The Issuers, the Investors and their respective Affiliates may, at their discretion, at any time and from time to time purchase Notes in the open market, pursuant to tender offers or otherwise. As market conditions warrant, we and our equity holders, their respective affiliates and members of our management, may from time to time seek to purchase our outstanding debt securities or loans, including the Notes, in privately negotiated or open market transactions, by tender offer or otherwise. Subject to any applicable limitations contained in the agreements governing our indebtedness, including the Indenture, any purchases made by us may be funded by the use of cash on our balance sheet or the incurrence of new secured or unsecured debt, including borrowings under our credit facilities. The amounts involved in any such purchase transactions, individually or in the aggregate, may be material. Any such purchases may be with respect to a substantial amount of a particular class or series of debt, with the attendant reduction in the trading liquidity of such class or series. In addition, any such purchases made at prices below the “adjusted issue price” (as defined for U.S. federal income tax purposes) may result in taxable cancellation of indebtedness income to us, which amounts may be material, and in related adverse tax consequences to us.

Optional Redemption

2025 Notes

Except as set forth below, the Issuers are not entitled to redeem the 2025 Notes at their option prior to April 1, 2020. At any time prior to April 1, 2020, the Issuers may, at their option, and on one or more occasions, redeem all or a part of the 2025 Notes, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of the 2025 Notes redeemed plus the 2025 Applicable Premium as of, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date.

On and after April 1, 2020, the Issuers may, at their option and on one or more occasions, redeem the 2025 Notes, in whole or in part, upon notice as described under “—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the 2025 Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date, if redeemed during the twelve-month period beginning on April 1 of each of the years indicated below:

Year	Percentage
2020	102.312%
2021	101.156%
2022 and thereafter	100.000%

In addition, prior to April 1, 2020, the Issuers may, at their option, and on one or more occasions, redeem up to 40% of the aggregate principal amount of 2025 Notes issued under the Indenture at a redemption price equal to 104.625% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date, with the net cash proceeds received by the Issuer from one or more Equity Offerings or a contribution to the Issuer’s common equity capital made with the net cash proceeds of an Equity Offering; provided, that (a) at least 50% of (A) the aggregate principal amount of 2025 Notes originally issued under the Indenture on the Issue Date and (B) the aggregate principal amount of any Additional Notes of such series issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Notwithstanding the foregoing, in connection with any tender offer for the 2025 Notes, including without limitation any Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding 2025 Notes validly tender and do not withdraw such 2025 Notes in such tender offer and the Issuers, or any third party making such tender offer in lieu of the Issuers, purchases all of the 2025 Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all 2025 Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date.

Notice of any redemption, whether in connection with an Equity Offering, other transaction or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or other transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person. The Issuers, the Investors and their respective Affiliates may acquire the 2025 Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

2027 Notes

Except as set forth below, the Issuers are not entitled to redeem the 2027 Notes at their option prior to April 1, 2022. At any time prior to April 1, 2022, the Issuers may, at their option, and on one or more occasions, redeem all or a part of the 2027 Notes, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of the 2027 Notes redeemed plus the 2027 Applicable Premium as of, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date.

On and after April 1, 2022, the Issuers may, at their option and on one or more occasions, redeem the 2027 Notes, in whole or in part, upon notice as described under “—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the 2027 Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date, subject to the right of

Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date, if redeemed during the twelve-month period beginning on April 1 of each of the years indicated below:

Year	Percentage
2022	102.437%
2023	101.218%
2024	100.609%
2025 and thereafter	100.000%

In addition, prior to April 1, 2020, the Issuers may, at their option, and on one or more occasions, redeem up to 40% of the aggregate principal amount of 2027 Notes issued under the Indenture at a redemption price equal to 104.875% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of 2027 Notes of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date, with the net cash proceeds received by the Issuer from one or more Equity Offerings or a contribution to the Issuer’s common equity capital made with the net cash proceeds of an Equity Offering; provided, that (a) at least 50% of (A) the aggregate principal amount of 2027 Notes originally issued under the Indenture on the Issue Date and (B) the aggregate principal amount of any Additional Notes of such series issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Notwithstanding the foregoing, in connection with any tender offer for the 2027 Notes, including without limitation any Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding 2027 Notes validly tender and do not withdraw such 2027 Notes in such tender offer and the Issuers, or any third party making such tender offer in lieu of the Issuers, purchases all of the 2027 Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all 2027 Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date.

Notice of any redemption, whether in connection with an Equity Offering, other transaction or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or other transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person. The Issuers, the Investors and their respective Affiliates may acquire the 2027 Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Selection and Notice

If the Issuers are redeeming less than all of the Notes of a series issued under the Indenture at any time, the Trustee will select the Notes of such series to be redeemed (a) if the Notes of such series are listed on an exchange, in compliance with the requirements of such exchange or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason by lot or by such other method as the Trustee shall deem fair and appropriate and otherwise in accordance with applicable procedures of DTC in minimum denominations of $2,000 and increments of $1,000 in excess thereof. No Notes of $2,000 or less can be redeemed in part. For the avoidance of doubt, the Issuers may elect, in their sole discretion, to redeem only 2025 Notes, only 2027 Notes, or any combination thereof.

Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 15 days but (except as set forth in the fifth and tenth paragraphs under “—Optional Redemption”) not more than 60 days before the redemption date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of a series of Notes or a satisfaction and discharge of the Indenture with respect to any series of Notes. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed.

With respect to Notes represented by certificated notes, the Issuers will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note; provided, that new Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.

Repurchase at the Option of Holders

Change of Control Triggering Event

The Indenture provides that if a Change of Control Triggering Event occurs with respect to the Notes of a series, unless the Issuers have previously or concurrently sent a redemption notice with respect to all the outstanding Notes of such series as described under “—Optional Redemption,” the Issuers will make an offer to purchase all of the Notes of such series pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of such series of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date. Within 30 days following any Change of Control Triggering Event, the Issuers will send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes of such series to the address of such Holder appearing in the security register or otherwise delivered in accordance with the procedures of DTC with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control Triggering Event,” and that all Notes of such series properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2) the purchase price and the purchase date, which will be no earlier than 15 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control Triggering Event as described below;

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuers default in the payment of the Change of Control Payment, all Notes of such series accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes of such series purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed or otherwise in accordance with the procedures of DTC, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission, letter or other communication in accordance with the procedures of DTC setting forth the name of the Holder of such Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes, or a specified portion thereof, and its election to have such Notes purchased;

(7) that Holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(8) if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event and shall describe each such condition, and, if applicable, shall state that, in the Issuers’ discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered, including by electronic transmission) as any such condition shall be satisfied, or that such repurchase may not occur and such notice may be rescinded in the event that any such condition shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9) any other instructions, as determined by the Issuers, consistent with the covenant described hereunder, that a Holder must follow.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuers will, to the extent permitted by law:

(1) accept for payment all Notes of the applicable series issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes of such series or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

The Senior Secured Credit Facilities provide, and future credit agreements or other agreements relating to Indebtedness to which we become party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control Triggering Event under the Indenture). If we experience a change of control that triggers a default under the Senior Secured Credit Facilities or any such future Indebtedness, we could seek a waiver of such default or seek to refinance the Senior Secured Credit Facilities or such future Indebtedness. In the event we do not obtain such a waiver or do not refinance the Senior Secured Credit Facilities or any such future Indebtedness, such default could result in amounts outstanding under the Senior Secured Credit Facilities or such future Indebtedness being declared due and payable.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control Triggering Event purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control Triggering Event, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of all the then outstanding Notes. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuers will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to certain Persons. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control Triggering Event has occurred and whether a Holder of Notes may require the Issuers to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes of a series as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of all the then outstanding Notes of such series.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration for such Asset Sale, together with all other Asset Sales since the Issue Date (on a cumulative basis), received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets pursuant to a written agreement which releases or indemnifies the Issuer or such Restricted Subsidiary from such liabilities;

(b) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days (450 days in the case of any securities, notes or other obligations or assets received in respect of any Asset Sale of the Specified Real Property Assets) following the closing of such Asset Sale; and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $710.0 million and (ii) 5.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce Indebtedness as follows:

(a) Obligations under the Senior Secured Credit Facilities, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Secured Indebtedness which is secured by a Lien that is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(c) Obligations under the Notes or any other Senior Indebtedness of the Issuer or any Restricted Subsidiary (and, in the case of other Senior Indebtedness, to correspondingly reduce any outstanding commitments with respect thereto, if applicable); provided that if the Issuer or any Restricted Subsidiary shall so repay any Senior Indebtedness other than the Notes, the Issuers will either (A) reduce Obligations under each series of Notes on a pro rata basis by, at its option, (i) redeeming Notes as described under “—Optional Redemption” or (ii) purchasing Notes through open-market purchases, or (B) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on a ratable basis with such other Senior Indebtedness for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased; or

(d) if the assets that are the subject of such Asset Sale are the property or assets of a Restricted Subsidiary that is not the Co-Issuer or a Guarantor, to permanently reduce Indebtedness of (i) a Restricted Subsidiary that is not the Co-Issuer or a Guarantor, other than Indebtedness owed to the Issuer or any Restricted Subsidiary, or (ii) the Issuer, the Co-Issuer or a Subsidiary Guarantor; or

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted

Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures, (c) properties or (d) acquisitions of other assets that, in each of (a), (b), (c) and (d), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided, that a binding commitment entered into not later than such 450th day shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within the later of such 450th day and 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuers shall make an offer (an “Asset Sale Offer”) to all Holders of the Notes and, if required by the terms of any Indebtedness that ranks pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness, to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is in an amount equal to at least $2,000, or an integral multiple of $1,000 in excess thereof, that may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, and in the case of any Pari Passu Indebtedness at the offer price required by the terms thereof but not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, in accordance with the procedures set forth in the Indenture and the agreement(s) governing such Pari Passu Indebtedness. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Issuers may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $200.0 million or less.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness, as the case may be, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for any purposes not otherwise prohibited under the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness, as the case may be, surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Issuers shall purchase the Notes and such Pari Passu Indebtedness, as the case may be, on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness, as the case may be, tendered with adjustments as necessary so that no Notes or Pari Passu Indebtedness, as the case may be, will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the requirement to make an Asset Sale Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion). Additionally, the Issuers may, at their option, make an Asset Sale Offer using the proceeds from any Asset Sale at any time after the consummation of such Asset Sale. Upon consummation or expiration of any Asset Sale Offer, any remaining Net Proceeds shall not be deemed Excess Proceeds and the Issuers may use such Net Proceeds for any purpose not otherwise prohibited under the Indenture.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under the Senior Secured Credit Facilities, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The provisions under the Indenture relative to the Issuers’ obligation to make an offer to repurchase the Notes of a series as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of all the then outstanding Notes of such series.

Our future credit agreements or other similar agreements to which the Issuer becomes party may contain restrictions on the Issuers’ ability to repurchase Notes. In the event an Asset Sale occurs at a time when the Issuers are prohibited from purchasing Notes, the Issuers could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such consent or repay such borrowings, the Issuers will remain prohibited from repurchasing Notes. In such a case, the Issuers’ failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, likely constitute a default under such other agreements.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture that apply to the Issuer and its Restricted Subsidiaries. Neither HWP nor HLT Parent are subject to any restrictive covenants under the Indenture.

With respect to any series of Notes, if on any date following the Issue Date (i) the Notes of such series have an Investment Grade Rating from either of the Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture with respect to such series of Notes, then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes of such series, the covenants specifically listed under the following captions in this “Description of the 2025 and 2027 Exchange Notes” section of this prospectus will no longer be applicable to the Notes of such series:

(1) “—Repurchase at the Option of Holders—Asset Sales”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “—Transactions with Affiliates”;

(6) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; and

(7) “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.”

If the Issuer and its Restricted Subsidiaries are no longer subject to the Covenants listed above, the Notes will be entitled to substantially less covenant protection.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Rating.

Financial Calculations for Limited Condition Acquisitions

When calculating the availability under any basket or ratio under the Indenture, in each case in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of the Issuer, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such baskets or ratios shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Acquisition (and not for purposes of any subsequent availability of any basket or ratio), and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in EBITDA of the Issuer or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations for purposes of determining whether the Limited Condition Acquisition and related transactions are permitted under the Indenture and (y) such baskets or ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions solely for purposes of determining whether such Limited Condition Acquisition is permitted under the Indenture; provided, however, that if the Issuer elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of calculating any usage of baskets or ratios under the Indenture from and including the date of such agreement and before the consummation of such Limited Condition Acquisition, unless and until such Limited Condition Acquisition has been abandoned or such definitive agreement has expired or been terminated prior to consummation thereof.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’, Equity Interests (in each case, solely to a holder of Equity Interests in such Person’s capacity as a holder of such Equity Interests), including any dividend, payment or distribution payable in connection with any merger, amalgamation or consolidation other than:

(a) dividends and distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests; or

(b) dividends and distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer, including any purchase, redemption, defeasance, acquisition or retirement in connection with any merger, amalgamation or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7), (8) and (9) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Fixed Charge Coverage Test”); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the 2021 Notes Issue Date (including Restricted Payments permitted by clauses (1), 6(c) and (9) of the next succeeding paragraph (to the extent not deducted in calculating Consolidated Net Income), but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period and including the predecessor of the Issuer) beginning on July 1, 2013 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer or its Restricted Subsidiaries since the 2021 Notes Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x) Equity Interests to any future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any direct or indirect parent company of the Issuer or any of the Issuer’s Subsidiaries after the 2021 Notes Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are (or have been) actually contributed to the Issuer or any of its Restricted Subsidiaries, Equity Interests of the Issuer or any of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of any such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) Indebtedness of the Issuer or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Issuer or a direct or indirect parent company of the Issuer;

provided, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below) applied in accordance with clause (2) of the next succeeding paragraph, (X) Equity

Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer or a Restricted Subsidiary or that becomes part of the capital of the Issuer or a Restricted Subsidiary through consolidation or merger, in each case since the 2021 Notes Issue Date (other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) contributions by the Issuer or a Restricted Subsidiary and (iii) any Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by the Issuer or any Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuer or its Restricted Subsidiaries, in each case after the 2021 Notes Issue Date; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution (other than an Excluded Contribution) from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment), in each case, after the 2021 Notes Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the 2021 Notes Issue Date, the fair market value (as determined by the Issuer in good faith) of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on Treasury

Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (c) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (6)(a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the prepayment, defeasance, redemption, repurchase, exchange or other acquisition or retirement (a) of Subordinated Indebtedness of the Issuer, the Co-Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer, the Co-Issuer or a Guarantor or Disqualified Stock of the Issuer, the Co-Issuer or a Guarantor or (b) Disqualified Stock of the Issuer, the Co-Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Issuer, the Co-Issuer or a Guarantor, that, in each case, is incurred or issued, as applicable, in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so prepaid, defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including tender premium) required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired, defeasance costs and any fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, exchanged, acquired or retired;

(c) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or, if earlier, a date that is at least 91 days after the maturity date of the applicable series of Notes); and

(d) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the applicable series of Notes);

(4) a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent company of the Issuer held by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness incurred or issued by the Issuer or any direct or indirect parent company of the Issuer in connection with such repurchase, retirement or other acquisition); provided, that the aggregate amount of Restricted Payments made under this clause (4) do not exceed in any calendar year an amount equal to $150.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $400.0 million in any calendar year); provided, further, that such amount in any calendar year under this clause may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to any future, present or former employees, directors, officers, members of management, or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the 2021 Notes Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries (or any direct or indirect parent company to the extent contributed to the Issuer) after the 2021 Notes Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that (i) cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any future, present or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies and (ii) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or similar instruments if such Equity Interests represent all or a portion of the exercise price thereof or payments, in lieu of the issuance of fractional Equity Interests or withholding to pay other taxes payable in connection therewith, in the case of each of clauses (i) and (ii), will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of its Restricted Subsidiaries after the 2021 Notes Issue Date;

(b) the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such parent company after the 2021 Notes Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to Cash Equivalents), not to exceed the greater of (i) $1,000.0 million and (ii) 8.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or any Restricted Subsidiary or any direct or indirect parent company of the Issuer and any repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or other equity-based awards if such Equity Interests represent a portion of the exercise price of such options, warrants or awards;

(9) the declaration and payment of dividends on, or the purchase, redemption, defeasance or other acquisition or retirement for value of, the Issuer’s common shares (or the payment of dividends to any direct or indirect parent company of the Issuer to fund a payment of dividends on such company’s common stock or to fund such company’s purchase, redemption, defeasance or other acquisition or retirement for value of such company’s common stock), in an amount not to exceed the sum of (A) up to 6.0% per annum of the amount of net cash proceeds received by or contributed to the Issuer since the 2021 Notes Issue Date from any public offering of the Issuer’s common shares or the common stock of any direct or indirect parent company of the Issuer, other than public offerings with respect to the Issuer’s common shares or the common stock of any direct or indirect parent company of the Issuer registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution; and (B) an aggregate amount per annum not to exceed 6.0% of Market Capitalization;

(10) Restricted Payments, in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10), that are made (a) in an amount equal to the amount of Excluded Contributions received since the 2021 Notes Issue Date or (b) without duplication with clause (a), in an amount equal to the Net Proceeds from an Asset Sale in respect of property or assets acquired after the 2021 Notes Issue Date, if the acquisition of such property or assets was financed with Excluded Contributions;

(11) (i) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11)(i) (in the case of Restricted Investments, at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, Cash Equivalents)) not to exceed the greater of (A) $430.0 million and (B) 3.0% of Total Assets at such time; and (ii) any Restricted Payments, so long as, after giving pro forma effect to the payment of any such Restricted Payment, the Consolidated Total Debt Ratio shall be no greater than 4.0 to 1.00;

(12) distributions or payments of Securitization Fees;

(13) any Restricted Payment used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent company of the Issuer to permit payment by such parent company of such amounts), in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Repurchase at the Option of Holders—Change of Control Triggering Event” and “—Repurchase at the Option of Holders—Asset Sales”; provided, that if the Issuers shall have been required to make a Change of Control Offer or Asset Sale Offer, as applicable, to purchase the Notes of a series on the terms provided in the Indenture applicable to Change of Control Offers or Asset Sale Offers, respectively, all Notes of such series validly tendered by Holders of Notes of such series in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(15) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent company of the Issuer in amounts required for any direct or indirect parent company of the Issuer to pay, in each case without duplication:

(a) franchise, excise and similar taxes, and other fees and expenses, required to maintain their corporate existence;

(b) consolidated, combined or similar foreign, federal, state or local income or similar taxes of a tax group that includes the Issuer and/or its Subsidiaries and whose common parent is a direct or indirect parent of the Issuer, to the extent such income or similar taxes are attributable to the income of the Issuer and its Restricted Subsidiaries or, to the extent of any cash amounts actually received from its Unrestricted Subsidiaries for such purpose, to the income of such Unrestricted Subsidiaries; provided, that in each case the amount of such payments in respect of any fiscal year does not exceed the amount that the Issuer and/or its Restricted Subsidiaries (and, to the extent permitted above, its Unrestricted Subsidiaries), as applicable, would have been required to pay in respect of the relevant foreign, federal, state or local income or similar taxes for such fiscal year had the Issuer, its Restricted Subsidiaries and/or its Unrestricted Subsidiaries (to the extent described above), as applicable, (A) paid such taxes separately from any such parent company or (B) if the Issuer is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period, were the Issuer a taxpayer and parent of a consolidated group and had paid such taxes for the Issuer, its Restricted Subsidiaries and/or its Unrestricted Subsidiaries (to the extent described above);

(c) customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses and listing fees and other costs and expenses attributable to being a publicly traded company of the Issuer or any direct or indirect parent company of the Issuer;

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity;

(f) amounts payable pursuant to (x) the Support and Services Agreement or (y) any of the Transaction Agreements (including, in each case, any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole, as compared to the applicable agreement as in effect immediately prior to such amendment or replacement), solely to the extent such amounts are not paid directly by the Issuer or its Subsidiaries;

(g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any direct or indirect parent company of the Issuer;

(h) to finance Investments that would otherwise be permitted to be made pursuant to this covenant if made by the Issuer; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (2) the merger or amalgamation of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant described under the caption “—Merger, Consolidation or Sale of All or Substantially All Assets” below) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the Indenture, (D) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph and (E) such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this covenant (other than pursuant to clause (10) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof); and

(i) amounts that would be permitted to be paid by the Issuer under clauses (3), (4), (7), (8), (12), (13) and (16) of the covenant described under “—Transactions with Affiliates”; provided, that the amount of any dividend or distribution under this clause (15)(i) to permit such payment shall reduce, without duplication, Consolidated Net Income of the Issuer to the extent, if any, that such payment would have reduced Consolidated Net Income of the Issuer if such payment had been made directly by the Issuer and increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (15)(i) and such payment would have been added back to (or, to the extent excluded from Consolidated Net Income, would have been deducted from) EBITDA if such payment had been made directly by the Issuer, in each case, in the period such payment is made; and

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (11)(ii) above, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (1) through (16) above and/or one or more of the clauses contained in the definition of “Permitted Investments,” or is entitled to be made pursuant to the first paragraph of this covenant, the Issuer will be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (1) through (16) and such first paragraph and/or one or more of the clauses contained in the definition of “Permitted Investments,” in any manner that otherwise complies with this covenant.

As of the date of this prospectus, all of the Issuer’s Subsidiaries are Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the penultimate sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, pursuant to this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture. For the avoidance of doubt, this covenant shall not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred under the terms of the Indenture.

For the purposes of this covenant, any payment made on or after the 2021 Notes Issue Date, but prior to the Issue Date, shall be deemed to be a “Restricted Payment” to the extent that such payment would have been a Restricted Payment had the Indenture been in effect at the time of such payment (and, to the extent that such Restricted Payment was permitted by the first paragraph or clauses (1) through (16) above or as a Permitted Investment, such Restricted Payment may be deemed by the Issuer to have been made pursuant to such clause).

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries (including the Co-Issuer) to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or any Restricted Subsidiary that is not the Co-Issuer or a Guarantor to issue Preferred Stock; provided, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and any Restricted Subsidiary that is not the Co-Issuer or a Guarantor may issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis of the Issuer and its Restricted Subsidiaries’ for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the then outstanding aggregate principal amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to this paragraph (plus any Refinancing Indebtedness in respect thereof) by Restricted Subsidiaries that are not the Co-Issuer or Guarantors shall not exceed the greater of (i) $605.0 million and (ii) 4.25% of Total Assets (determined on the date of such incurrence).

The foregoing limitations will not apply to:

(1) Indebtedness incurred pursuant to any Credit Facilities by the Issuer or any Restricted Subsidiary and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided that immediately after giving effect to any such incurrence or issuance, the then outstanding aggregate principal amount of all Indebtedness incurred or issued under this clause (1) does not exceed $6,725 million;

(2) the incurrence by the Issuer, the Co-Issuer and any Guarantor of Indebtedness represented by the Notes (including any guarantee thereof, but excluding any Additional Notes);

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations in an aggregate principal amount (together any Refinancing Indebtedness in respect thereof) not to exceed the greater of (i) $710.0 million and (ii) 5.0% of Total Assets (in each case, determined at the date of incurrence or issuance); so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 365 days thereafter (for the avoidance of doubt, the purchase date for any asset shall be the later of the date of completion of construction or installation and the beginning of the full productive use of such asset);

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including letters of credit in favor of suppliers or trade creditors or in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 45 Business Days following such drawing or incurrence;

(6) Indebtedness arising from (a) Permitted Intercompany Activities and (b) agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (Contingent Obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided, that any such Indebtedness owing to a Restricted Subsidiary that is not the Co-Issuer or a Subsidiary Guarantor is subordinated in right of payment to the Notes (for the avoidance of doubt, any such Indebtedness owing to a Restricted Subsidiary that is not the Co-Issuer or a Subsidiary Guarantor shall be deemed to be expressly subordinated in right of payment to the Notes unless the terms of such Indebtedness expressly provide otherwise); provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided, that if the Issuer, the Co-Issuer or a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Co-Issuer or a Guarantor, such Indebtedness is subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Guarantee of the Notes (for the avoidance of doubt, any such Indebtedness owing to a Restricted Subsidiary that is not the Co-Issuer or a Guarantor shall be deemed to be expressly subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Guarantee of the Notes unless the terms of such Indebtedness expressly provide otherwise); provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock (to the extent such Preferred Stock is then outstanding) not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred under the Indenture, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Issuer or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 200% of the net cash proceeds received by the Issuer since the 2021 Notes Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions, proceeds of

Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments specified in clauses (8), (11), (13), (28) or (29) of the definition thereof, and

(b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any time outstanding exceed the greater of (i) $800.0 million and (ii) 4.0% of Total Assets (in each case, determined on the date of such incurrence); it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b);

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock, including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs, and accrued interest, fees and expenses in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

(b) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee thereof at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not the Co-Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not the Co-Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Co-Issuer or a Subsidiary Guarantor; or

(iii) Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and, provided, further, that subclause (a) of this clause (13) will not apply to (x) any extension, replacement, refunding, refinancing, renewal or defeasance of any Credit Facilities, Secured Indebtedness or Indebtedness

incurred pursuant to clause (4) above or (y) an aggregate amount of Indebtedness not to exceed $1,000.0 million at any time outstanding that otherwise qualifies as “Refinancing Indebtedness;”

(14) (a) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition (or other purchase of assets) or (b) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided, that in the case of clauses (a) and (b), after giving effect to such acquisition, merger, amalgamation or consolidation, (1) the aggregate amount of such Indebtedness does not exceed $100.0 million at any time outstanding or (2) either (x) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test set forth in the first paragraph of this covenant or (y) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of the Indenture,

(b) any guarantee by a Restricted Subsidiary of Indebtedness or other obligations of the Issuer so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of the Indenture; or

(c) any incurrence by the Co-Issuer of Indebtedness as a co-issuer of Indebtedness of the Issuer that was permitted to be incurred by another provision of this covenant;

(18) (a) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, managers and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments” and

(b) Indebtedness representing deferred compensation to employees of the Issuer (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(19) to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(20) (a) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries and (b) Indebtedness in respect of Bank Products;

(21) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables or payables for credit management purposes, in each case incurred or undertaken consistent with past practice or in the ordinary course of business on arm’s length commercial terms;

(22) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(23) the incurrence of Indebtedness of Restricted Subsidiaries of the Issuer that are not the Co-Issuer or Subsidiary Guarantors in an amount at any one time outstanding under this clause (23) not to exceed together with any other Indebtedness incurred under this clause (23) the greater of (i) $285.0 million and (ii) 2.0% of Total Assets (in each case, determined on the date of such incurrence); it being understood that any Indebtedness deemed incurred pursuant to this clause (23) shall cease to be deemed incurred or outstanding for purposes of this clause (23) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (23);

(24) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(25) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed, at any one time outstanding and together with any other Indebtedness incurred under this clause (25), 10.0% of the total assets of the Foreign Subsidiaries on a consolidated basis as shown on the Issuer’s most recent balance sheet (it being understood that any Indebtedness incurred pursuant to this clause (25) shall cease to be deemed incurred or outstanding for purposes of this clause (25) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or its Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (25)); and

(26) Indebtedness incurred by the Issuer or any of the Restricted Subsidiaries to the extent that the net proceeds thereof are deposited with the Trustee at or promptly after the funding of such Indebtedness to satisfy and discharge the Notes or exercise the Issuer’s legal defeasance or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance,” in each case, in accordance with the Indenture.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (26) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided, that all Indebtedness outstanding under the Senior Secured Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the second paragraph above; and

(2) the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Any Refinancing Indebtedness and any Indebtedness permitted to be incurred under the Indenture to refinance Indebtedness incurred pursuant to clauses (1) and (12)(b) above shall be deemed to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs, fees and expenses in connection with such refinancing.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit the Co-Issuer or any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer, the Co-Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer, the Co-Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral or because it is guaranteed by other obligors.

Liens

The Issuer will not, and will not permit the Co-Issuer or any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related guarantee of Indebtedness, on any asset or property of the Issuer, the Co-Issuer or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees of the applicable series are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the Notes or the Guarantees of the applicable series are equally and ratably secured,

except that the foregoing shall not apply to or restrict Liens securing obligations in respect of the Notes and the related guarantees of such series.

Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer. The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease,

conveyance or other disposition will have been made, is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided, that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture, the Notes and the Registration Rights Agreement (if the exchange offer contemplated therein has not been consummated) pursuant to supplemental indentures or other documents or instruments;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the third succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement;

(6) if the Successor Company is not a corporation, the Co-Issuer (unless it is the party to the transactions described above) shall have by supplemental indenture confirmed that it continues to be a co-obligor of the Notes; and

(7) the Issuers or, if applicable, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture, the Guarantees and the Notes, as applicable, and the Issuer will automatically be released and discharged from its obligations under the Indenture, the Guarantees and the Notes.

Notwithstanding the immediately preceding clauses (3) and (4):

(1) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into or transfer all or part of its properties and assets to the Issuer, the Co-Issuer or a Subsidiary Guarantor; and

(2) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Co-Issuer. The Co-Issuer may not, directly or indirectly, consolidate or merge with or into or windup into (whether or not the Co-Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Co-Issuer’s properties or assets, in one or more related transactions, to any Person, unless:

(1) the Co-Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Co-Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof; provided, that in the case where the surviving Person is not a corporation, the Issuer or a co-obligor of the Notes is a corporation, organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and such corporate co-obligor, if other than the Issuer, expressly assumes all the obligations of the Co-Issuer under the Notes and the Registration Rights Agreement (if the exchange offer contemplated therein has not been consummated) pursuant to supplemental indentures or other documents or instruments;

(2) immediately after such transaction, no Default or Event of Default will have occurred and be continuing; and

(3) the Co-Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture.

Subsidiary Guarantors. Subject to certain limitations described in the Indenture governing the release of a Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, no Subsidiary Guarantor will, and the Issuers will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such surviving Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments;

(c) immediately after such transaction, no Default exists; and

(d) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the first paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; or

(3) in the case of assets consisting of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries.

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee.

Notwithstanding the foregoing, any Subsidiary Guarantor may (1) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Subsidiary Guarantor, the Issuer or the Co-Issuer, (2) merge with an Affiliate of the Issuer solely for the purpose of reorganizing the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or (4) liquidate or dissolve or change its legal form if the Issuer determines in good faith that such action is in the best interests of the Issuer, in each case, without regard to the requirements set forth in the preceding paragraph. Each of HWP and HLT Parent may merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing HWP or HLT Parent, as the case may be, in the United States, any state thereof, the District of Columbia or any territory thereof.

Notwithstanding anything to the contrary in this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant, the Issuer may contribute or transfer the Capital Stock of any or all of its Subsidiaries to any Subsidiary Guarantor.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $50.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $75.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) (A) the payment of management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses pursuant to the Support and Services Agreement (plus any unpaid management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses accrued in any prior year) and any termination fees pursuant to the Support and Services Agreement and (B) transactions pursuant to the Transaction Agreements, or, in the case of each of (A) and (B), any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole, as compared to the applicable agreement as in effect immediately prior to such amendment or replacement;

(4) (A) employment agreements, employee benefit and incentive compensation plans and arrangements and (B) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of or for the benefit of, current or former employees, directors, officers, managers or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the

Issuer to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or any parent company of the Issuer) is a party as of the Issue Date and any similar agreements which it (or any parent company of the Issuer) may enter into thereafter; provided, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries (or such parent company) of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of the Issuer to the Holders when taken as a whole;

(8) the Spin-Off Transaction and the payment of all fees and expenses related thereto;

(9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates (including hotel management or franchise agreements entered into with any of the foregoing), in each case in the ordinary course of business or that are consistent with past practice and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any direct or indirect parent company of the Issuer or to any Permitted Holder or to any employee, director, officer, manager or consultant (or their respective Affiliates or Immediate Family Members) of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by the Issuer in good faith;

(13) payments and Indebtedness and Disqualified Stock (and cancellation of any thereof) of the Issuer and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement that are, in each case, approved by the Issuer in good faith; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the Issuer in good faith;

(14) (i) investments by Permitted Holders in securities or loans of the Issuer or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as the investment is being offered by the Issuer or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and (ii) payments to Permitted Holders in respect of securities or loans of the Issuer or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Issuer and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(15) payments to or from, and transactions with, any joint venture in the ordinary course of business or consistent with past practice (including, without limitation, any cash management activities related thereto);

(16) payments by the Issuer (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent company) and its Subsidiaries, to the extent such payments are permitted under clause (15)(b) of the second paragraph under the caption “—Limitation on Restricted Payments”;

(17) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee, and any Affiliate of the Issuer, as lessor, which is approved by the Issuer in good faith;

(18) intellectual property licenses in the ordinary course of business;

(19) all payments to HLT Parent otherwise permitted under the Indenture;

(20) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to stockholders of the Issuer or any direct or indirect parent thereof pursuant to the stockholders, registration rights or similar agreements;

(21) the pledge of Equity Interests of any Unrestricted Subsidiary to lenders to support the Indebtedness of such Unrestricted Subsidiary owed to such lenders;

(22) Permitted Intercompany Activities and related transactions; and

(23) any transactions with any Subsidiary or a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or its Restricted Subsidiary owns an equity interest or otherwise controls such Subsidiary, joint venture or similar entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that is not the Co-Issuer or a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries that is a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries that is the Co-Issuer or a Guarantor;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries that is the Co-Issuer or a Guarantor; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries that is the Co-Issuer or a Guarantor,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to Hedging Obligations and the related documentation, and contractual encumbrances or restrictions in effect on the Issue Date pursuant to the Senior Secured Credit Facilities, the Existing Senior Notes, the Existing Senior Notes Indentures and the guarantees thereof;

(b) the Indenture, the Notes and the guarantees thereof;

(c) purchase money obligations for property acquired in the ordinary course of business and capital lease obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) (i) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, any agreement or other instrument of such Unrestricted Subsidiary in existence at the time of such redesignation (but, in any such case, not created in contemplation thereof) and (ii) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business or arising in connection with any Permitted Liens;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other similar agreements or arrangements relating to such joint venture;

(k) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(m) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(n) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(o) restrictions arising in connection with cash or other deposits permitted under the covenant “—Liens”;

(p) any agreement or instrument (A) relating to any Indebtedness, Disqualified Stock or preferred stock permitted to be incurred or issued subsequent to the Issue Date pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” if the encumbrances and restrictions are not materially more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers (as determined in good faith by the Issuer) or as otherwise in effect on the Issue Date and (B) either (x) the Issuer determines that such encumbrance or restriction will not adversely affect the Issuer’s ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(q) restrictions created in connection with any Qualified Securitization Facility that in the good faith determination of the Issuer are necessary or advisable to effect such Qualified Securitization Facility; and

(r) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (q) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities of the Issuer, the Co-Issuer or any Subsidiary Guarantor), other than the Co-Issuer, a Subsidiary Guarantor, a Foreign Subsidiary or a Securitization Subsidiary, to guarantee the payment of (i) any Credit Facility permitted under clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (ii) capital markets debt securities of the Issuer, the Co-Issuer or any Subsidiary Guarantor unless:

(1) such Restricted Subsidiary within 60 days after the guarantee of such Indebtedness executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer, the Co-Issuer or any Subsidiary Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other applicable rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 60 day period described in clause (1) above.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (with a copy to the Trustee unless filed and available on the SEC’s EDGAR website) from and after the Issue Date:

(1) within 90 days after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form (if the Issuer had been a reporting company under Section 15(d) of the Exchange Act), containing substantially all the information that would be required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q or any successor or comparable form (if the Issuer had been a reporting company under Section 15(d) of the Exchange Act), containing substantially all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly after the occurrence of a material event which would have been required to be reported on a Form 8-K or any successor or comparable form (if the Issuer had been a reporting company under Section 15(d) of the Exchange Act), a current report relating to such event on Form 8-K or any successor or comparable form;

in each case, in a manner that complies in all material respects with the requirements specified in such form (except as described above or below and subject to exceptions consistent with the presentation of information included or incorporated by reference in the Offering Memorandum); provided, however, that the Issuer shall not be so obligated to file such reports referred to in clauses (1), (2) and (3) above with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to the Trustee, the Holders of the Notes and prospective purchasers of Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to HWP or HLT Parent (or any parent entity of HWP or HLT Parent) as long as HWP or HLT Parent, as applicable (or any such parent entity of HWP or HLT Parent) provides a Guarantee of the Notes.

If with respect to any reporting period(s) covered in the applicable report, the Issuer’s Unrestricted Subsidiaries would, individually or in the aggregate, constitute a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act (as such regulation is in effect on the Issue Date)), then the applicable annual and quarterly financial information required by clauses (1) and (2) above shall include a supplemental section in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” presenting (in a manner consistent with the presentation of information included or incorporated by reference in the Offering Memorandum) selected financial measures of such Unrestricted Subsidiaries in the aggregate (separate from the financial information of the Issuer and its Restricted Subsidiaries).

Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “—Events of Default and Remedies” until 120 days after the receipt of the written notice delivered thereunder.

To the extent any information is not provided within the time periods specified in this section “—Reports and Other Information” and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Limitation on Business Activities of the Co-Issuer

The Co-Issuer may not hold any assets, become liable for any obligations or engage in any business activities; provided that it may be a co-obligor or guarantor with respect to the Notes or any other Indebtedness issued, guaranteed or incurred by the Issuer, and may engage in any activities related thereto or necessary in connection therewith. The Co-Issuer shall be a Wholly Owned Subsidiary of the Issuer at all times.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default” with respect to the Notes of a series:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes of such series;

(2) default for 30 consecutive days or more in the payment when due of interest on or with respect to the Notes of such series;

(3) failure by the Issuer, the Co-Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes of such series to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in the Indenture or the Notes of such series;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $225.0 million or more outstanding;

(5) failure by the Issuer, the Co-Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $225.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary); and

(7) the Guarantee of HLT Parent, HWP, or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant

Subsidiary) of the Notes of such series shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of HLT Parent, HWP, or any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end) would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee of the Notes of such series or gives written notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) with respect to the Notes of a series occurs and is continuing under the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of all the then outstanding Notes of such series may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes of such series to be due and payable immediately. Upon the effectiveness of such declaration, such principal of and premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the Notes of a series if in the judgment of the Trustee acceleration is not in the interests of the Holders of the Notes of such series.

With respect to the Notes of a series, the Indenture provides that the Holders of a majority in aggregate principal amount of all the then outstanding Notes of such series, by written notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes of such series and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction).

In the event of any Event of Default specified in clause (4) of the first paragraph of this section, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2) the requisite number of holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

In case an Event of Default occurs with respect to the Notes of a series and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes of such series unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note of such series may pursue any remedy with respect to the Indenture or the Notes of such series unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) the Holders of at least 25% in the aggregate principal amount of the then outstanding Notes of such series have requested in writing the Trustee to pursue the remedy;

(3) Holders of the Notes of such series have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of all the then outstanding Notes of such series have not given the Trustee a direction inconsistent with such written request within such 60-day period.

With respect to the Notes of a series, subject to certain restrictions contained in the Indenture, the Holders of a majority in principal amount of all the then outstanding Notes of such series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note of such series or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within 20 Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and any actions taken to rectify such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, or direct or indirect member, partner or stockholder of the Issuer, the Co-Issuer or any Guarantor (other than in their respective capacity as Issuer, Co-Issuer or Guarantor) or of any of their direct or indirect parent companies shall have any liability, for any obligations of the Issuer, the Co-Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

With respect to any series of Notes, the obligations of the Issuers and the Guarantors under the Indenture, the Notes of such series or the applicable Guarantees, as the case may be, will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes of such series. The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the Notes of such series and have each Guarantor’s obligation discharged with respect to its Guarantee of the Notes of such series (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes of such series to receive payments in respect of the principal of, premium, if any, and interest on the Notes of such series when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuers’ obligations with respect to Notes of such series concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants that are described in the Indenture with respect to any series of Notes (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes of such series. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuers) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes of such series.

To the extent the Issuers exercise their option to effect Legal Defeasance or Covenant Defeasance, such election may be made with respect to the 2025 Notes only, the 2027 Notes only, or any combination thereof.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes of a series:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes of such series on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuers must specify whether such Notes are being defeased to maturity or to a particular redemption date; provided, that upon any redemption that requires the payment of the Applicable Premium with respect to any series of Notes, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to such Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(a) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes of such series, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Event of Default with respect to the Notes of such series (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes of a series, when either:

(1) all Notes of such series theretofore authenticated and delivered, except lost, stolen or destroyed Notes of such series which have been replaced or paid and Notes of such series for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium with respect to any series of Notes, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to such Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b) no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes of such series shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuers have paid or caused to be paid all sums payable by them under the Indenture with respect to such series of Notes; and

(d) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes of a series may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of all the Notes then outstanding of each series affected thereby, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series, and any existing Default or compliance with any provision of the Indenture or the Notes of a series issued thereunder may be waived with the consent of the Holders of a majority in principal amount of all the then outstanding Notes of each series affected, other than Notes of such series beneficially owned by the Issuers or their Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes of such series).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes of a series held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to (a) notice periods (to the extent consistent with applicable requirements of clearing and settlement systems) for redemption and conditions to redemption and (b) the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any such Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on such Notes, except a rescission of acceleration of such Notes by the Holders of a majority in principal amount of all the then outstanding Notes of each series affected, and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture, the Notes or any Guarantee which cannot be amended or modified without the consent of all affected Holders of Notes of such series;

(5) make any such Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the contractual rights of Holders to receive payments of principal of or premium, if any, or interest on such Notes;

(7) make any change in these amendment and waiver provisions;

(8) amend the contractual right expressly set forth in the Indenture or the Notes of any Holder to receive payments of principal of or premium, if any, or interest on such Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of such Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, in any manner materially adverse to the Holders of such Notes.

Notwithstanding the foregoing, the Issuers, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture with respect to any series of Notes and any Guarantee or Notes of a series without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, amalgamations, consolidations and sales of assets;

(4) to provide for the assumption of the Issuers’ or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(7) to provide for the issuance of Additional Notes in accordance with the terms of the Indenture;

(8) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(9) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee or a successor paying agent thereunder pursuant to the requirements thereof;

(10) to make any amendment to the provisions of the Indenture relating to the transfer or legending of the Notes or to provide for the issuance of exchange Notes or private exchange Notes, which are identical to exchange Notes except that they are not freely transferable;

(11) to add an obligor or a Guarantor under the Indenture or to release an obligor or a Guarantor in accordance with the terms of the Indenture;

(12) to conform the text of the Indenture, Guarantees or the Notes of a series to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes of such series as provided in an Officer’s Certificate;

(13) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(14) to secure the Notes of a series and/or the related Guarantees or to add collateral thereto; or

(15) to make any other modifications to the Notes of a series or the Indenture of a formal, minor or technical nature or necessary to correct a manifest error, so long as such modification does not adversely affect the rights of any Holders of Notes of such series in any material respect.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication or electronic delivery will be deemed given on the first date on which publication or electronic delivery is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing or transmitting. Notice otherwise given in accordance with the procedures of DTC will be deemed given on the date sent to DTC.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions;

however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Indenture provides that the Holders of a majority in principal amount of all the then outstanding Notes of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. The Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries.

“2021 Notes Issue Date” means October 4, 2013.

“2021 Senior Notes” means the aggregate principal amount of the Issuers’ 5.625% Senior Notes due 2021 outstanding on the Issue Date.

“2021 Senior Notes Indenture” means the Indenture for the 2021 Senior Notes, dated as of October 4, 2013, as supplemented, among the Issuers, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.

“2024 Senior Notes” means the aggregate principal amount of Hilton Domestic Operating Company Inc.’s 4.250% Senior Notes due 2024 outstanding on the Issue Date.

“2024 Senior Notes Indenture” means the Indenture for the 2024 Senior Notes, dated as of August 18, 2016, as supplemented, among Hilton Domestic Operating Company Inc., as issuer, the Issuer, as parent guarantor, HLT Parent, the other guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.

“2025 Applicable Premium” means, with respect to any 2025 Note on any Redemption Date as calculated by the Issuer, the greater of:

(1) 1.0% of the principal amount of such 2025 Note, and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at April 1, 2020 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required remaining scheduled interest payments due on such Note through April 1, 2020 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the 2025 Applicable Treasury Rate as of such Redemption Date plus 50 basis points over (b) the then outstanding principal amount of such 2025 Note.

Calculation of any 2025 Applicable Premium is a responsibility of the Issuer, and the Trustee shall not be responsible to calculate or verify any calculation related to the 2025 Applicable Premium.

“2025 Applicable Treasury Rate” means, with respect to any 2025 Note on any Redemption Date, the yield to maturity, as determined by the Issuer, as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to April 1, 2020; provided, that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“2027 Applicable Premium” means, with respect to any 2027 Note on any Redemption Date as calculated by the Issuer, the greater of:

(1) 1.0% of the principal amount of such 2027 Note, and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at April 1, 2022 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required remaining scheduled interest payments due on such Note through April 1, 2022 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the 2027 Applicable Treasury Rate as of such Redemption Date plus 50 basis points over (b) the then outstanding principal amount of such 2027 Note.

Calculation of any 2027 Applicable Premium is a responsibility of the Issuer, and the Trustee shall not be responsible to calculate or verify any calculation related to the 2027 Applicable Premium.

“2027 Applicable Treasury Rate” means, with respect to any 2027 Note on any Redemption Date, the yield to maturity, as determined by the Issuer, as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to April 1, 2022; provided, that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or consolidating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to the 2025 Notes, the 2025 Applicable Premium, and with respect to the 2027 Notes, the 2027 Applicable Premium.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a Sale and Lease-Back Transaction), of property or assets of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out equipment, inventory or other property in the ordinary course of business or any disposition of inventory or goods (or other assets, including timeshare and residential assets) held for sale or no longer used or useful in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control Triggering Event pursuant to the Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” or any Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $150.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, or comparable law or regulation, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation, expropriation, forced dispositions or any similar action with respect to assets or the granting of Liens not prohibited by the Indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets or related assets, or any disposition of the Equity Interests in a Subsidiary, all or substantially all of the assets of which are Securitization Assets, in each case in connection with any Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) the sale, discount or other disposition of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business;

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(o) the unwinding of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the lapse or abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(r) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(s) the granting of a Lien that is permitted under the covenant described above under “—Certain Covenants—Liens”;

(t) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(u) any conversions of hotel properties into timeshare or residential properties and the sale or other disposition of assets created in such conversions;

(v) Permitted Intercompany Activities and related transactions; and

(w) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event; provided that any Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of such Casualty Event shall be deemed to be Net Proceeds of an Asset Sale, and such Net Proceeds shall be applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”.

In the event that a transaction (or a portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more the types of permitted Restricted Payments or Permitted Investments.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, automatic clearinghouse transfer transactions, controlled disbursements, foreign exchange facilities, stored value cards, merchant services, electronic funds transfer and other cash management arrangements.

“Blackstone Funds” means, individually or collectively, Blackstone Capital Partners V, L.P., BCP V-S L.P., Blackstone Capital Partners V-AC L.P., BCP V Co-Investors L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V-SMD L.P. and Blackstone Participation Partnership V L.P., each a Delaware limited partnership and Blackstone Real Estate Partners International II (AIV) L.P., each an

English partnership, Blackstone Real Estate Holdings International II-Q L.P. and Blackstone Family Real Estate Partnership International II-SMD L.P., each an Alberta, Canada limited partnership, Blackstone Real Estate Partners VI L.P., Blackstone Real Estate Holdings VI L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.TE.2 L.P., Blackstone Real Estate Partners (AIV) VI L.P., Blackstone Real Estate Partners VI.F L.P., Blackstone Family Real Estate Partnership VI-SMD L.P. and Blackstone HLT Principal Transaction Partners L.P., each a Delaware limited partnership, and any other investment fund managed by an Affiliate of The Blackstone Group L.P., in each case, or any of their respective successors.

“Blackstone Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of October 24, 2016, by and among HLT Parent and certain of its stockholders, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Blackstone Registration Rights Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Blackstone Stockholders Agreement” means the Stockholders Agreement, dated as of December 17, 2013, by and among HLT Parent and the Investor Parties (as defined therein), as amended by the First Amendment thereto dated as of October 24, 2016 by and among HLT Parent and the Investor Parties, and as it may be further amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Blackstone Stockholders Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any obligations of the Issuer or its Restricted Subsidiaries either existing on the Issue Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Issuer as financing or capital lease obligations and (ii) that are subsequently recharacterized as financing or capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under the Indenture (including, without limitation, the calculation of Consolidated Net Income, the Consolidated Total Debt Ratio, the Consolidated Secured Debt Ratio, EBITDA and Fixed Charges) not be treated as financing or capital lease obligations, Capitalized Lease Obligations or Indebtedness.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Captive Insurance Subsidiary” means (i) any Subsidiary established by the Issuer for the primary purpose of insuring the businesses or properties owned or operated by the Issuer or any of its Subsidiaries or (ii) any

Subsidiary of any such insurance subsidiary established for the same primary purpose described in clause (i) above.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, pounds sterling, yen, euros or any national currency of any participating member state of the EMU; or

(b) such local currencies held by the Issuer or any Restricted Subsidiary from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(11) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(12) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(13) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (12) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11), (12) and (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposed under the indenture regardless of the treatment of such items under GAAP.

“Casualty Event” means any event that gives rise to the receipt by the Issuer or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holder, a Parent Company, the Issuer or any Subsidiary Guarantor; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of the Issuer directly or indirectly through any of its direct or indirect parent holding companies, in each case, other than in connection with any transaction or series of transactions in which the Issuer shall become the Wholly Owned Subsidiary of a Parent Company.

“Change of Control Triggering Event” means with respect to any series of Notes, the occurrence of a Change of Control, unless (A) a Ratings Improvement has occurred with respect to such series of Notes prior to the date of the completion of the transaction constituting the Change of Control or (B) pro forma for the Change of Control, the Consolidated Total Debt Ratio is less than 5.0 to 1.0.

“Co-Issuer” refers to Hilton Worldwide Finance Corp., a Delaware corporation and a direct Subsidiary of the Issuer and not to any of its Subsidiaries or Affiliates.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees related to any Qualified

Securitization Facility of such Person, including the amortization of intangible assets, deferred financing costs, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (q) annual agency fees paid to the administrative agents and collateral agents under any Credit Facilities, (r) costs associated with obtaining Hedging Obligations, (s) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, (t) penalties and interest relating to taxes, (u) any Additional Interest and any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (v) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (w) any expensing of bridge, commitment and other financing fees and any other fees related to the Spin-Off Transaction or any acquisitions after the Issue Date, (x) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility, (y) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty) and (z) interest expense attributable to a parent entity resulting from push-down accounting; plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, that, without duplication:

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), charges or expenses (including relating to the Spin-Off Transaction or any multi-year strategic initiatives), restructuring and duplicative running costs, relocation costs, integration costs, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, costs relating to pre-opening, opening and conversion costs for facilities, losses, costs or cost inefficiencies related to facility or property disruptions or shutdowns, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(3) any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business shall be excluded;

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided, that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments (other than Excluded Contributions) that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in the Notes or the Indenture), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in Cash Equivalents (or to the extent converted into Cash Equivalents) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(8) any after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity- or equity-based incentive programs (“equity incentives”), any one-time cash charges associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements of the Issuer or any of its direct or indirect parent entities or subsidiaries), rollover, acceleration, or payout of Equity Interests by management, other employees or business partners of the Issuer or any of the Issuer’s direct or indirect parent companies, shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Notes and other securities and the syndication and incurrence of any Credit Facilities), issuance of Equity Interests of the Issuer or its direct or indirect parent entities, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Notes and other securities and any Credit Facilities) and including, in each case, any such transaction consummated on or prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 805, Business Combinations), shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the Spin-Off Date that are so required to be established or adjusted as a result of the Spin-Off Transaction (or within twenty four months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded;

(13) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14) any noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation, shall be excluded;

(15) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items,

(c) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(d) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks, and

(e) earn-out, non-compete and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments;

(16) reserves established for the benefit of landlords of leased hotel properties for the acquisition of capitalized assets and equipment at such properties shall be excluded; and

(17) if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with clause 15(b) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” shall be included in calculating Consolidated Net Income as though such amounts had been paid as taxes directly by such Person for such period.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens on the property of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the consolidated balance sheet of the Issuer as of the end of such most recent fiscal quarter to (2) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the consolidated balance sheet of the Issuer as of the end of such most recent fiscal quarter to (2) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit, and all obligations relating to Qualified Securitization Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of repurchase or purchase accounting in connection with any acquisition); provided, that Consolidated Total Indebtedness shall not include Indebtedness in respect of

(A) any letter of credit, except to the extent of unreimbursed amounts under standby letters of credit; provided that any unreimbursed amounts under commercial letters of credit shall not be counted as Consolidated Total Indebtedness until three Business Days after such amount is drawn and (B) Hedging Obligations existing on the Issue Date or otherwise permitted by clause (10) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer. The U.S. Dollar Equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. Dollar Equivalent principal amount of such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds,

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other companies.

“Credit Agreement” means that certain Credit Agreement dated as of October 25, 2013, by and among the Issuer, HLT Parent, Deutsche Bank AG, New York Branch, as administrative agent, and the lenders and other parties party thereto, as amended by Amendment No. 1 thereto dated as of August 18, 2016, by and among the Issuer, HLT Parent, Deutsche Bank AG, New York Branch, as administrative agent, and the lenders and other parties party thereto, and Amendment No. 2 thereto dated as of November 21, 2016, by and among the Issuer, HLT Parent, Deutsche Bank AG, New York Branch, as administrative agent, and the lenders and other parties party thereto.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Secured Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuances is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or other holders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the applicable series of Notes or the date the applicable series of Notes are no longer outstanding; provided, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors of the Issuer (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations.

“Distribution Agreement” means the Distribution Agreement, dated January 2, 2017, by and among HLT Parent, the Issuer, PHRI and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Distribution Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by the following, in each case (other than with respect to clauses (h) and (k)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) (x) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes (such as the Delaware franchise tax, the Pennsylvania capital tax, Texas margin tax and provincial capital taxes paid in Canada) and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations), (y) if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with clause 15(b) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” and (z) the net tax expense associated with any adjustments made pursuant to clauses (1) through (17) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(q) through (z) in the definition thereof); plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) the amount of any restructuring charges or reserves, equity-based or non-cash compensation charges or expenses including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans), start-up or initial costs for any project or new production line, division or new line of business, integration costs or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to IT and accounting functions, integration and facilities opening costs or any one-time costs incurred in connection with acquisitions and Investments and costs related to the closure and/or consolidation of facilities; plus

(e) any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Issuer may elect not to add back such non-cash charge in the current period and (B) to the extent the Issuer elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary; plus

(g) the amount of management, monitoring, consulting, advisory fees and other fees (including termination fees) and indemnities and expenses paid or accrued in such period under the Support and Services Agreement (and related agreements or arrangements) or otherwise to the Investors to the extent otherwise permitted under “—Certain Covenants—Transactions with Affiliates”; plus

(h) the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Issuer in good faith to result from actions taken, committed to be taken or expected in good faith to be taken no later than twenty four (24) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions); plus

(i) the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(j) any costs or expense incurred by the Issuer or a parent entity of the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”; plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net loss from disposed, abandoned or discontinued operations;

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(b) any net income from disposed, abandoned or discontinued operations.

“Employee Matters Agreement” means the Employee Matters Agreement, dated January 2, 2017, by and among HLT Parent, the Issuer, PHRI and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Employee Matters Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale or issuance of common stock or Preferred Stock (excluding Disqualified Stock), of the Issuer or any of its direct or indirect parent companies other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale or issuance that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer since the 2021 Notes Issue Date from:

(1) contributions to its common equity capital;

(2) dividends, distributions, fees and other payments from Unrestricted Subsidiaries and any joint ventures that are not Restricted Subsidiaries; and

(3) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer, which are (or were) excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.” Notwithstanding the foregoing, an amount equal to the aggregate amount that has been designated prior to the Issue Date as an “Excluded Contribution” for purposes of the Existing Senior Notes pursuant to the Existing Senior Notes Indentures, shall automatically be deemed to be an Excluded Contribution under the Indenture, and such amount shall be excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“Existing Senior Notes” means (i) the 2021 Senior Notes and (ii) the 2024 Senior Notes.

“Existing Senior Notes Indentures” means (i) the 2021 Senior Notes Indenture and (ii) the 2024 Senior Notes Indenture.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation of Fixed Charges for purposes of the first paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (and for the purposes of other provisions of the Indenture that refer to such first paragraph) shall not give effect to any Indebtedness being incurred on such date (or on such other subsequent date which would otherwise require pro forma effect to be given to such incurrence) pursuant to the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock.”

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, merger, amalgamation or consolidation which is being given pro forma effect that have been or are expected to be realized based on actions taken, committed to be taken or expected in good faith to be taken within 18 months). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, (1) (A) any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and (B) any Restricted Subsidiary of such Foreign Subsidiary, and (2) any FSHCO Subsidiary of such Person.

“FSHCO Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person substantially all of whose assets consist, directly or indirectly, of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries, and any other assets incidental thereto.

“GAAP” means (1) generally accepted accounting principles in the United States of America, as in effect from time to time, it being understood that, for purposes of the Indenture, all references to codified accounting standards specifically named in the Indenture shall be deemed to include any successor, replacement, amendment or updated accounting standard under GAAP or (2) if elected by the Issuer by written notice to the Trustee in connection with the delivery of financial statements and information, the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standard Board, as in effect on the first date of the period for which the Issuer is making such election; provided, that (a) any such election once made shall be irrevocable,

(b) all financial statements and reports required to be provided after such election pursuant to the Indenture shall be prepared on the basis of IFRS, (c) from and after such election, all ratios, computations and other determinations based on GAAP contained in the Indenture shall be computed in conformity with IFRS, (d) in connection with the delivery of financial statements (x) for any of its first three financial quarters of any financial year, it shall restate its consolidated interim financial statements for such interim financial period and the comparable period in the prior year to the extent previously prepared in accordance with GAAP and (y) for delivery of audited annual financial information, it shall provide consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year to the extent previously prepared in accordance with GAAP as in effect on the first date of the period in which the Issuer is making such election. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

If there occurs a change in generally accepted accounting principles and such change would cause a change in the method of calculation of any term or measure used in a covenant under “—Certain Covenants” (an “Accounting Change”), then the Issuer may elect, as evidenced by a written notice of the Issuer to the Trustee, that such term or measure shall be calculated as if such Accounting Change had not occurred.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under the Indenture and the Notes.

“Guarantor” means, with respect to each series of Notes, (i) HLT Parent, (ii), HWP and (iii) each Subsidiary of the Issuer (other than the Co-Issuer), if any, that Guarantees the Notes of such series in accordance with the terms of the Indenture. On the Issue Date, HLT Parent, HWP, and each Restricted Subsidiary that guarantees any Indebtedness of the Issuer under the Senior Secured Credit Facilities will be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“HGVI” means Hilton Grand Vacations Inc., a Delaware corporation.

“HNA” means HNA Tourism Group Co., Ltd, a PRC company.

“HNA Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 24, 2016, by and between HLT Parent and HNA, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the HNA Registration Rights Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“HNA Stockholders Agreement” means the Stockholders Agreement, dated as of October 24, 2016, by and among HLT Parent, HNA and, solely for purposes of Section 4.3 thereof, HNA Group Co., Ltd., as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the HNA Stockholders Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother- in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade or similar business creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

(d) representing the net obligations under any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of the Issuer appearing upon the balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, that the amount of any such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such third Person;

provided, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, or (b) obligations under or in respect of Qualified Securitization Facilities, operating leases or Sale and Lease-Back Transactions (except any resulting Capitalized Lease Obligations); provided, further, that Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification Topic No. 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means the initial purchasers of the Notes on the Issue Date.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Grade Rating” means with respect to the Notes of a series, a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if the applicable securities are not then rated by Moody’s or S&P an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, managers and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in Cash Equivalents by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investors” means any of the Blackstone Funds and any of their Affiliates but not including, however, any of its or such Affiliates’ portfolio companies.

“Issue Date” means March 16, 2017.

“Issuer” means Hilton Worldwide Finance LLC, a Delaware limited liability company (and not any of its Subsidiaries), and its successors, and “Issuers” means, collectively, such entity and the Co-Issuer.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment in respect of the Notes. If a payment date is on a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

“License Agreement” means the License Agreement, dated January 2, 2017, by and between HLT Parent and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the License Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by the Issuer or one or more of its Restricted Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third party financing; provided that Consolidated Net Income (and any other financial term derived therefrom), other than for purposes of calculating any ratios in connection with the Limited Condition Acquisition, shall not include any Consolidated Net Income of or attributable to the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

“Management and Franchise Agreements” means, collectively, each hotel management agreement and/or franchise agreement entered into on or prior to the Issue Date by and between HLT Parent and PHRI and/or one or more Subsidiaries of HLT Parent or PHRI, pursuant to which HLT Parent and/or its Subsidiaries provides management and/or franchise services or licenses in respect of hotels owned or leased by PHRI and/or its Subsidiaries as set forth therein, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to such hotel management agreement and/or franchise agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Management Stockholders” means the current and former employees and members of management (and their Controlled Investment Affiliates and Immediate Family Members) of the Issuer (or its direct or indirect parent entities) who are holders of Equity Interests of any direct or indirect parent companies of the Issuer on the Issue Date.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the Issuer (or, as the case may be, of a direct or indirect parent entity whose Equity Interests are traded on a securities exchange) on the date of the declaration of a Restricted Payment permitted pursuant to clause (9) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate Cash Equivalents proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under the Indenture (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets and required (other than required by clause (1) of the second paragraph of “—Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Offering Memorandum” means the confidential offering memorandum, dated March 7, 2017, relating to the initial sale of the Outstanding Notes.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or any other officer of the Issuer designated by any such individuals.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Ownership Business” has the meaning assigned to such term in the Distribution Agreement.

“Parent Company” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Capital Stock of the Issuer, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than a Parent Company or any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any Cash Equivalents received must be applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

“Permitted Holders” means any of the Investors and Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that in the case of such group and without giving effect to the existence of such group or any other group, such Investors and Management Stockholders, collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Intercompany Activities” means any transactions between or among the Issuer and its Subsidiaries (for the avoidance of doubt, including Unrestricted Subsidiaries) that are entered into in the ordinary course of business of the Issuer and its Subsidiaries and, in the good faith judgment of the Issuer are necessary or advisable in connection with the ownership or operation of the business of the Issuer and its Subsidiaries, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements; (ii) management, technology and licensing arrangements; and (iii) Hilton Honors and similar customer loyalty and rewards programs.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit or product line, including research and development and related assets in respect of any product) that is engaged directly or through entities that will be Restricted Subsidiaries in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit or product line) to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4) any Investment in securities or other assets, including earn-outs, not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the 2021 Notes Issue Date or made pursuant to binding commitments in effect on the 2021 Notes Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the 2021 Notes Issue Date; provided, that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the 2021 Notes Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the Indenture;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(b) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); or

(c) in satisfaction of judgments against other Persons; or

(d) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding not to exceed the greater of (a) $570.0 million and (b) 4.0% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8);

(9) Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “—Certain Covenants—Limitation on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” performance guarantees and Contingent Obligations incurred in the ordinary course of business or consistent with past practice and the creation of Liens on the assets of the Issuer or any Restricted Subsidiary in compliance with the covenant described under “—Certain Covenants—Liens”;

(11) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5), (9) and (23) of such paragraph);

(12) Investments consisting of purchases or other acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $570.0 million and (b) 4.0% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13);

(14) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Qualified Securitization Facility (including any contribution of replacement or substitute assets to such subsidiary) or any repurchase obligation in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding in the aggregate;

(16) loans and advances to employees, directors, officers, managers and consultants (a) for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or (b) to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) advances, loans or extensions of trade credit in the ordinary course of business or consistent with past practice by the Issuer or any of its Restricted Subsidiaries;

(18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice;

(19) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice;

(20) Investments made in the ordinary course of business or consistent with past practice in connection with obtaining, maintaining or renewing client contracts;

(21) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice;

(22) repurchases of Notes or Existing Senior Notes;

(23) Investments in the ordinary course of business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(24) Investments consisting of promissory notes issued by the Issuer, the Co-Issuer or any Guarantor to future, present or former officers, directors and employees, members of management, or consultants of the Issuer or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent thereof, to the extent the applicable Restricted Payment is a permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(25) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or consistent with past practice or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(26) Investments (i) by the Captive Insurance Subsidiary made in the ordinary course of its business or consistent with past practice, and (ii) in the Captive Insurance Subsidiary in the ordinary course of business or required under statutory or regulatory authority applicable to such Captive Insurance Subsidiary;

(27) Investments made in connection with Permitted Intercompany Activities and related transactions;

(28) Investments in joint ventures of the Issuer or any of its Restricted Subsidiaries existing on the 2021 Notes Issue Date;

(29) Investments in joint ventures of the Issuer or any of its Restricted Subsidiaries, taken together with all other Investments made pursuant to this clause (29) that are at that time outstanding, not to exceed the greater of (a) $285.0 million and (b) 2.0% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(30) Investments in an Unrestricted Subsidiary consisting of Equity Interests issued by, or property or assets of, another Unrestricted Subsidiary.

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 45 days or, if more than 45 days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries, taken as a whole, and exceptions on title policies insuring liens granted on Mortgaged Properties (as defined in the Senior Secured Credit Facilities);

(6) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (4), (12), (13), (14), (23) or (25) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, that (a) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock to be incurred pursuant to clause (4) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so purchased, leased or improved; (b) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (13) relate only to Obligations relating to Refinancing Indebtedness that (x) is secured by Liens on the same assets as the assets securing the Refinancing Indebtedness or (y) extends, replaces, refunds, refinances, renews or defeases Indebtedness incurred or Disqualified Stock or Preferred Stock issued under clauses (3), (4) or (12) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (14) shall only be permitted if such Liens are limited to all or part of the same property or assets, including Capital Stock (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) acquired, or of any Person acquired or merged or consolidated with or into the Issuer or any Restricted Subsidiary, in any transaction to which such Indebtedness relates and (d) Liens securing

Indebtedness permitted to be incurred pursuant to clauses (23) and (25) shall only be permitted if such Liens extend only to the assets of Restricted Subsidiaries of the Issuer that are not the Co-Issuer or Guarantors;

(7) Liens existing on the Issue Date (excluding Liens securing the Credit Agreement), including Liens securing any Refinancing Indebtedness of any Indebtedness secured by such Liens;

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided, further, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing (x) Hedging Obligations and (y) obligations in respect of Bank Products;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar trade obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, sub-leases, licenses or sub-licenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries, taken as a whole, and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(15) Liens in favor of the Issuer, the Co-Issuer or any Subsidiary Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s or a Restricted Subsidiary’s customers or clients;

(17) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(18) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), this clause (18) and clause (40) hereof; provided, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and proceeds and products thereof, and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), this clause (18) and clause (40) hereof at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums and accrued and unpaid interest), related to such modification, refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) Liens securing obligations in an aggregate principal amount outstanding which does not exceed the greater of (a) $285.0 million and (b) 2.0% of Total Assets (in each case, determined as of the date of such incurrence);

(21) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(22) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “—Events of Default and Remedies”;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(26) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27) Liens that are contractual rights of set-off or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(28) Liens securing obligations owed by the Issuer or any Restricted Subsidiary to any lender under the Senior Secured Credit Facilities or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(29) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(31) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted by the Indenture;

(32) ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(33) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(34) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(35) Liens on the assets of non-guarantor Restricted Subsidiaries securing Indebtedness of such Subsidiaries that were permitted by the terms of the Indenture to be incurred;

(36) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted under the Indenture to be applied against the purchase price for such Investment;

(37) any interest or title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, licensor’s or sub-licensor’s interest under leases or licenses entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business;

(38) (A) deposits of cash with the owner or lessor of premises leased and operated by the Issuer or any of its Subsidiaries in the ordinary course of business of the Issuer and such Subsidiary to secure the performance of the Issuer’s or such Subsidiary’s obligations under the terms of the lease for such premises and (B) Liens with respect to property or assets of the Issuer and its Restricted Subsidiaries (including accounts receivable or other revenue streams and other rights to payment and any other assets related thereto) in connection with a property manager’s obligations in respect of hotel collection accounts, operating accounts and reserve accounts;

(39) [Reserved];

(40) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) permitted to be incurred pursuant to the covenant under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (including, without limitation, Indebtedness incurred under one or more Credit Facilities) so long as after giving pro forma effect to such incurrence and such Liens the Consolidated Secured Debt Ratio of the Issuer and its Restricted Subsidiaries shall be equal to or less than 5.20 to 1.00 for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Lien is incurred;

(41) Liens securing obligations in respect of (x) Indebtedness and other Obligations permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) obligations of the Issuer or any Subsidiary in respect of any Bank Products or Hedging Obligation provided by any lender party to any Credit Facility or any Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products are provided were entered into); and

(42) Liens on any funds or securities held in escrow accounts established for the purpose of holding proceeds from issuances of debt securities by the Issuer or any of its Restricted Subsidiaries issued after the Issue Date, together with any additional funds required in order to fund any mandatory redemption or sinking fund payment on such debt securities within 180 days of their issuance; provided that such Liens do not extend to any assets other than such proceeds and such additional funds.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership (including a limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PHRI” means Park Hotels & Resorts Inc., a Delaware corporation.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the purchase, acquisition, leasing, expansion, construction, installation, replacement, repair or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets).

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means any Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (i) the board of directors or management of the Issuer shall have determined in good faith that such Securitization Facility is in the aggregate economically fair and reasonable to the Issuer and (ii) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) or (b) constituting a receivables or payables financing or factoring facility.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Rating Categories” means:

(1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Ratings Improvement” means, with respect to a Change of Control and the Notes of a series, the obtaining of a rating of the Notes of such series, taking into account the applicable transaction, representing an increase in the rating of the Notes of such series by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories, but not including ratings outlook changes) over such rating as of the Issue Date. In determining whether the rating of the Notes of a series has increased by one or more gradations, gradations within Ratings Categories, namely + or - for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating change either from BB to BB+ or from B+ to BB- will constitute an increase of one gradation.

“Registration Rights Agreement” means a registration rights agreement with respect to the Notes dated as of the Issue Date, among the Issuers, the Guarantors and the representatives of the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuers and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business or any securities of a Person received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary; provided that any such securities shall not be deemed to be Related Business Assets, unless (i) upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary or (ii) such securities are received in respect of a transfer of the Specified Real Property Assets.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including the Co-Issuer and any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means the loans, accounts receivable, financing receivables, other receivables, royalty or other revenue streams and other rights to payment and any assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof.

“Securitization Facility” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells or grants a security interest in Securitization Assets to, or for the benefit of, either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells or grants a security interest in Securitization Assets to, or for the benefit of, a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer, the Co-Issuer or any Guarantor outstanding under the Senior Secured Credit Facilities, the Existing Senior Notes and the related Guarantees and the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer, the Co-Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer, the Co-Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all (x) Hedging Obligations (and guarantees thereof) and (y) obligations in respect of Bank Products (and guarantees thereof) owing to a lender under the Senior Secured Credit Facilities or any Affiliate of such lender (or any Person that was a lender or an Affiliate of such lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided, that such Hedging Obligations and obligations in respect of Bank Products, as the case may be, are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer, the Co-Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer, the Co-Issuer or any of the Issuer’s Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Senior Secured Credit Facilities” means the revolving credit facility and other credit facilities under the Credit Agreement, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Issuer or any of its Restricted Subsidiaries on the Issue Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries are engaged or propose to be engaged on the Issue Date.

“Specified Real Property Assets” means any real property or assets of the Issuer or its Restricted Subsidiaries with an aggregate book value not to exceed 7.5% of Total Assets of the Issuer and its Restricted Subsidiaries.

“Spin-Off Date” means January 3, 2017.

“Spin-Off Transaction” means, collectively, the transactions which resulted in (a) PHRI holding directly or indirectly all or substantially of the Ownership Business and (b) HGVI holding directly or indirectly all or substantially all of the Timeshare Business, and which was completed on January 3, 2017 by the distribution by HLT Parent to its stockholders of shares of each of PHRI and HGVI on a pro rata basis, and all related transactions.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer or the Co-Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which:

(a) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and

(b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under the Indenture, regardless of whether such entity is consolidated on the Issuer’s or any Restricted Subsidiary’s financial statements.

“Subsidiary Guarantor” means each Guarantor other than HLT Parent and HWP.

“Support and Services Agreement” means the management services or similar agreements between certain of the management companies associated with one or more of the Investors or their advisors, if applicable, and the Issuer (and/or its direct or indirect parent companies), as in effect from time to time; provided that any management, monitoring, consulting and advisory fees payable in advance by the Issuer (and/or its direct or indirect parent companies) and its Restricted Subsidiaries shall not exceed an amount equal to 2.0% of EBITDA for such fiscal year.

“Tax Matters Agreement” means the Tax Matters Agreement, dated January 2, 2017, by and among HLT Parent, the Issuer, PHRI and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Tax Matters Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Tax Stockholders Agreement” means the Tax Stockholders Agreement, dated January 2, 2017, by and among HLT Parent, HGVI, the Blackstone Holders (as defined therein) and the other parties thereto, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Stockholders Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Timeshare Business” has the meaning assigned to such term in the Distribution Agreement.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Issuer or such other Person.

“Transaction Agreements” means, collectively, the Distribution Agreement, the Employee Matters Agreement, the License Agreement, the Management and Franchise Agreements, the Tax Stockholders Agreement, the Tax Matters Agreement, the Transition Services Agreement, the HNA Stockholders Agreement, the Blackstone Stockholders Agreement, the HNA Registration Rights Agreement, the Blackstone Registration Rights Agreement and each other instrument or agreement entered into in connection with the Spin-Off Transaction.

“Transition Services Agreement” means the Master Transition Services Agreement, dated January 2, 2017, by and among HLT Parent, PHRI and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the holders of the Notes when taken as a whole, as compared to the Transition Services Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer (other than the Co-Issuer) which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (other than the Co-Issuer, but including any other existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided, that:

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “—Certain Covenants—Limitation on Restricted Payments”; and

(3) each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary, in each case, except any Permitted Intercompany Activities.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination.

“U.S. Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments;

provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

The Issuers and the guarantors of the outstanding notes and the initial purchasers entered into registration rights agreements pursuant to which each of the Issuers and the guarantors of the outstanding notes have agreed that it will, at its expense, for the benefit of the holders of outstanding notes, (i) file one or more registration statements on an appropriate registration form with respect to a registered offer to exchange the outstanding notes for new notes, guaranteed by the guarantors on a full and unconditional, joint and several senior unsecured basis, with terms substantially identical in all material respects to the outstanding notes and (ii) use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act. As of the date of this prospectus, $1,000,000,000 aggregate principal amount of the 4.250% Senior Notes due 2024, $900,000,000 aggregate principal amount of the 4.625% Senior Notes due 2025 and $600,000,000 aggregate principal amount of the 4.875% Senior Notes due 2027, are outstanding, and the outstanding old 2024 notes were issued on August 18, 2016, and the outstanding old 2025 notes and old 2027 notes were issued on March 16, 2017.

Under the circumstances set forth below, the Issuers and the guarantors will use their commercially reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and keep such registration statement effective for up to one year after the effective date of the shelf registration statement. These circumstances include:

•	if any change in law or in currently prevailing interpretations of the Staff of the SEC do not permit us to effect an exchange offer;

•	if an exchange offer is not consummated within the registration period contemplated by the registration rights agreement;

•	if, in certain circumstances, certain holders of unregistered exchange notes so request; or

•	if in the case of any holder that participates in an exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act).

Under the registration rights agreements, if (A) we have neither (i) exchanged exchange notes for all notes validly tendered in accordance with the terms of an exchange offer nor (ii) had a shelf registration statement declared effective under the Securities Act, in either case on or prior to the 450th day after August 18, 2016, in the case of the outstanding 2024 notes, and March 16, 2017, in the case of the outstanding HWF notes, or (B) if applicable, a shelf registration statement has been declared effective and such shelf registration statement ceases to be effective at any time during the effectiveness period (subject to certain exceptions) (each such event referred to in clauses (A) and (B), a “Registration Default”), then additional interest (“Additional Interest”) shall accrue on the principal amount of the notes then outstanding at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such Additional Interest continues to accrue; provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum) (any such Additional Interest to be calculated by us) commencing on (x) the 451st day after August 18, 2016, in the case of the outstanding old 2024 notes, and March 16, 2017, in the case of the outstanding HWF notes (in the case of clause (A) above), or (y) the day such shelf registration statement ceases to be effective (in the case of clause (B) above); provided, however, that upon the exchange of exchange notes for all notes tendered (in the case of clause (A) above), or upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (B) above) or if the notes otherwise no longer constitute transfer restricted securities (as such term is defined in the registration rights agreement), Additional Interest on such notes as a result of such clause (or the relevant sub-clause thereof), as the case may be, shall cease to accrue.

If you wish to exchange your outstanding notes for exchange notes in the exchange offers, you will be required to make the following written representations:

•	you are not an affiliate of the Issuers or any guarantor within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not an affiliate of the Issuers or any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are an affiliate of the Issuers or any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•	you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Inc. (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offers

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, the Issuers will accept for exchange in the exchange offers any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in a principal amount of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuers will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered in the exchange offers.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon failure by the Issuers and the guarantors to fulfill their obligations under the registration rights agreement to complete the exchange offers, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that governs the terms of the outstanding notes. For a description of the indenture, see “Description of the 2024 Exchange Notes” and “Description of the 2025 and 2027 Exchange Notes.”

The exchange offers are not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offers. The Issuers and the guarantors intend to conduct the exchange offers in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement except the Issuers and the guarantors will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

The Issuers will be deemed to have accepted for exchange properly tendered outstanding notes when the Issuers have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from the Issuers and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuers expressly reserve the right to amend or terminate the exchange offers and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offers.”

If you tender your outstanding notes in the exchange offers, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offers. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on             , 2017, which is the 21st business day after the date of this prospectus. However, if the Issuers, in their sole discretion, extend the period of time for which the exchange offers are open, the term “expiration date” will mean the latest time and date to which the Issuers shall have extended the expiration of the exchange offers.

To extend the period of time during which the exchange offers are open, the Issuers will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The Issuers are generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offers after the change.

The Issuers reserve the right, in their sole discretion:

•	to delay accepting for exchange any outstanding notes (if the Issuers amend or extend the exchange offers);

•	to extend the exchange offers or to terminate the exchange offers if any of the conditions set forth below under “—Conditions to the Exchange Offers” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offers in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by notice to the registered holders of the outstanding notes. If the Issuers amend the exchange offers in a manner that it determines to constitute a material change, the Issuers will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offers

Despite any other term of the exchange offers, the Issuers will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and the Issuers may terminate or amend the exchange offers as provided in this prospectus prior to the expiration date if in their reasonable judgment:

•	the exchange offers or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offers that, in their judgment, would reasonably be expected to impair their ability to proceed with the exchange offers.

In addition, the Issuers will not be obligated to accept for exchange the outstanding notes of any holder that has not made to the Issuers:

•	the representations described under “—Purpose and Effect of the Exchange Offers,” “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to the Issuers an appropriate form for registration of the exchange notes under the Securities Act.

The Issuers expressly reserve the right at any time or at various times to extend the period of time during which the exchange offers are open. Consequently, the Issuers may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. The Issuers will return any outstanding notes that the Issuers do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offers.

The Issuers expressly reserve the right to amend or terminate the exchange offers and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. In addition, the Issuers are generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offers after the change. The Issuers will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for sole benefit of the Issuers and the Issuers may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in their sole discretion. If the Issuers fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Issuers may assert at any time or at various times prior to the expiration date.

In addition, the Issuers will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offers, you must comply with either of the following:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•	the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between the Issuers and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by the Issuers, they should also submit evidence satisfactory to the Issuers of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	the Issuers may enforce that agreement against such participant.

Acceptance of Exchange Notes

In all cases, the Issuers will promptly issue exchange notes for outstanding notes that they have accepted for exchange under the exchange offers only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offers, you will represent to the Issuers that, among other things:

•	you are not an affiliate of the Issuers or the guarantors within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Issuers will interpret the terms and conditions of the exchange offers, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Determinations of the Issuers in this regard will be final and binding on all parties. The Issuers reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in their or their counsel’s judgment, be unlawful. The Issuers also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as the Issuers determine. Neither the Issuers, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC, as book-entry transfer facilities, for purposes of the exchange offers. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an agent’s message, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automatic Tender Offer Program, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three NYSE trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal within three NYSE trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. The Issuers will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and their determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offers. Wilmington Trust, National Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Mail or Overnight Courier:	By Facsimile:	By Hand Delivery:
Wilmington Trust, National Association	(302) 636-4145	Wilmington Trust, National Association
c/o Wilmington Trust Company	Attn: Workflow Management	c/o Wilmington Trust Company
Corporate Capital Markets		Corporate Capital Markets
Rodney Square North		Rodney Square North
1100 North Market Street		1100 North Market Street
Wilmington, Delaware 19890-1626		Wilmington, Delaware 19890-1626
Attn: Workflow Management—5th Floor		Attn: Workflow Management—5th Floor
To Confirm by Email:
DTC2@wilmingtontrust.com
Attn: Workflow Management

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreements provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offers. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offers and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding unregistered notes pursuant to the exchange offers.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges, as the terms of the exchange notes are substantially identical to the terms of the outstanding notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of these exchange offers. We will capitalize the expenses relating to the exchange offers.

Transfer Taxes

The Issuers and the guarantors will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offers.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct the Issuers to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offers, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuances of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered outstanding notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The exchange of outstanding notes for exchange notes in the exchange offers will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Internal Revenue Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Internal Revenue Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

Any Plan fiduciary that proposes to cause a Plan to purchase the notes should consult with its counsel regarding the potential applicability of the fiduciary responsibility and prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or whether an exemption would be applicable to any such purchase of notes. In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Internal Revenue Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Internal Revenue Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Internal Revenue Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code. The acquisition and/or holding of notes (including an exchange of outstanding notes for exchange notes) by an ERISA Plan with respect to which an Issuer or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17)

of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. These exemptions do not, however, provide relief from the self-dealing prohibitions under ERISA and the Internal Revenue Code. There can be no assurance that all of the conditions of any such exemptions will be satisfied. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Therefore, the fiduciary of a Plan that is considering acquiring and/or holding the notes in reliance on any of these, or any other, PTCEs should carefully review the PTCE and consult with its counsel to confirm that it is applicable.

Because of the foregoing, the notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding (and the exchange of outstanding notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Internal Revenue Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note (including an exchange of outstanding notes for exchange notes), each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to purchase or hold the notes or any interest therein constitutes assets of any Plan or (ii) the acquisition and holding of the notes (including an exchange of outstanding notes for exchange notes) or any interest therein by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring or holding the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Internal Revenue Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the notes.

Prospective investors of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Internal Revenue Code or applicable Similar Laws. The sale of the notes to a Plan is in no respect a representation by the issuer or its affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

Each Plan fiduciary (and each fiduciary for non-U.S., governmental or church plans subject to a Similar Law) should consult with its legal advisor concerning the potential consequences to the Plan under Section 406 of ERISA, Section 4975 of the Internal Revenue Code or such Similar Laws of an investment in the notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in either exchange offer, we have agreed that for a period of up to 90 days, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus as such broker-dealer may reasonably request. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the outstanding notes) and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. In rendering its opinion, Simpson Thacher & Bartlett LLP will rely upon the opinion of Dentons US LLP as to all matters governed by the laws of the states of Arizona, California, Kansas, Missouri and Texas, the opinion of Hill, Ward & Henderson, P.A. as to all matters governed by the laws of the state of Florida, the opinion of Wilmer Cutler Pickering Hale & Dorr LLP as to all matters governed by the laws of the state of Massachusetts, the opinion of Jones Walker LLP as to all matters governed by the laws of the state of Louisiana, the opinion of Rice Reuther Sullivan & Carroll LLP as to all matters governed by the laws of the state of Nevada and the opinion of Bass, Berry & Sims PLC as to all matters governed by the laws of the state of Tennessee. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1% of the capital commitments of funds affiliated with The Blackstone Group L.P.

EXPERTS

The consolidated financial statements of Hilton Worldwide Holdings Inc. at December 31, 2016 and 2015, and for each of the three years in the period ended December 31, 2016, appearing in this prospectus and the registration statement of which this prospectus forms a part have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, our guarantors and the exchange notes, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

So long as we are subject to the periodic reporting requirements of the Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding notes. We have agreed that, even if we are not required under the Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 or 15(d) of the Exchange Act.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

Hilton Worldwide Holdings Inc.

We have audited the accompanying consolidated balance sheets of Hilton Worldwide Holdings Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hilton Worldwide Holdings Inc. at December 31, 2016 and 2015, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Hilton Worldwide Holdings Inc.’s internal control over financial reporting as of December 31, 2016, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 15, 2017 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Tysons, Virginia

February 15, 2017, except for the effects of discontinued operations as discussed in Note 3, as to which the date is May 24, 2017, and the condensed consolidating guarantor financial information as discussed in Note 24, and subsequent events as discussed in Note 26 as to which the date is June 23, 2017.

HILTON WORLDWIDE HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$1,062	$513
Restricted cash and cash equivalents	121	120
Accounts receivable, net of allowance for doubtful accounts of $27 and $27	755	664
Prepaid expenses	89	112
Income taxes receivable	13	97
Other	39	35
Current assets of discontinued operations	1,478	1,044

Total current assets (variable interest entities - $167 and $141)	3,557	2,585

Intangibles and Other Assets:
Goodwill	5,218	5,280
Brands	4,848	4,919
Management and franchise contracts, net	963	1,089
Other intangible assets, net	447	523
Property and equipment, net	341	411
Deferred income tax assets	82	59
Other	408	332
Non-current assets of discontinued operations	10,347	10,424

Total intangibles and other assets (variable interest entities - $569 and $481)	22,654	23,037

TOTAL ASSETS	$26,211	$25,622

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other	$1,821	$1,619
Current maturities of long-term debt	33	7
Income taxes payable	56	27
Current liabilities of discontinued operations	774	812

Total current liabilities (variable interest entities - $124 and $157)	2,684	2,465
Long-term debt	6,583	5,887
Deferred revenues	42	251
Deferred income tax liabilities	1,778	1,875
Liability for guest loyalty program	889	784
Other	1,492	1,265
Non-current liabilities of discontinued operations	6,894	7,144

Total liabilities (variable interest entities - $766 and $627)	20,362	19,671

Commitments and contingencies - see Note 21
Equity:
Preferred stock, $0.01 par value; 3,000,000,000 authorized shares, none issued or outstanding as of December 31, 2016 and 2015	—	—
Common stock(1), $0.01 par value; 10,000,000,000 authorized shares, 329,351,581 issued and 329,341,992 outstanding as of December 31, 2016 and 329,162,376 issued and 329,152,787 as of December 31, 2015	3	3
Additional paid-in capital(1)	10,220	10,158
Accumulated deficit	(3,323)	(3,392)
Accumulated other comprehensive loss	(1,001)	(784)

Total Hilton stockholders’ equity	5,899	5,985
Noncontrolling interests	(50)	(34)

Total equity	5,849	5,951

TOTAL LIABILITIES AND EQUITY	$26,211	$25,622

(1)	Adjusted to reflect the 1-for-3 reverse stock split that occurred on January 3, 2017. See Note 1: “Organization” for additional information.

See notes to consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Year Ended December 31,
	2016	2015	2014
Revenues
Franchise fees	$1,154	$1,087	$905
Base and other management fees	242	230	227
Incentive management fees	142	138	133
Owned and leased hotels	1,452	1,596	1,776
Other revenues	82	71	80

	3,072	3,122	3,121
Other revenues from managed and franchised properties	4,310	4,011	3,567

Total revenues	7,382	7,133	6,688
Expenses
Owned and leased hotels	1,295	1,414	1,586
Depreciation and amortization	364	385	363
Impairment loss	15	9	—
General and administrative	403	537	411
Other expenses	51	40	58

	2,128	2,385	2,418
Other expenses from managed and franchised properties	4,310	4,011	3,567

Total expenses	6,438	6,396	5,985
Gain on sales of assets, net	8	163	—
Operating income	952	900	703
Interest expense	(394)	(377)	(416)
Gain (loss) on foreign currency transactions	(16)	(41)	26
Other non-operating income, net	14	51	20

Income from continuing operations before income taxes	556	533	333
Income tax benefit (expense)	(564)	348	(154)

Income (loss) from continuing operations, net of taxes	(8)	881	179
Income from discontinued operations, net of taxes	372	535	503

Net income	364	1,416	682
Net income attributable to noncontrolling interests	(16)	(12)	(9)

Net income attributable to Hilton stockholders	$348	$1,404	$673

Earnings (loss) per share(1)
Basic:
Net income (loss) from continuing operations per share	$(0.05)	$2.67	$0.53
Net income from discontinued operations per share	1.11	1.60	1.52

Net income per share	$1.06	$4.27	$2.05

Diluted:
Net income (loss) from continuing operations per share	$(0.05)	$2.66	$0.53
Net income from discontinued operations per share	1.11	1.60	1.52

Net income per share	$1.06	$4.26	$2.05

Cash dividends declared per share(1)	$0.84	$0.42	$—

(1)	Weighted average shares outstanding used in the computation of basic and diluted earnings per share and cash dividends declared per share were adjusted to reflect the 1-for-3 reverse stock split that occurred on January 3, 2017.

See notes to consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in millions)

	Year Ended December 31,
	2016	2015	2014
Net income	$364	$1,416	$682
Other comprehensive loss, net of tax benefit (expense):
Currency translation adjustment, net of tax of $19, $(8) and $(73)	(159)	(134)	(299)
Pension liability adjustment, net of tax of $(2), $10 and $27	(57)	(15)	(45)
Cash flow hedge adjustment, net of tax of $2, $4 and $5	(2)	(7)	(9)

Total other comprehensive loss	(218)	(156)	(353)

Comprehensive income	146	1,260	329
Comprehensive income attributable to noncontrolling interests	(15)	(12)	(14)

Comprehensive income attributable to Hilton stockholders	$131	$1,248	$315

See notes to consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended December 31,
	2016	2015	2014
Operating Activities:
Net income	$364	$1,416	$682
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	686	692	628
Impairment loss	15	9	—
Gain on sales of assets, net	(9)	(306)	—
Loss (gain) on foreign currency transactions	13	41	(26)
Share-based compensation	65	124	78
Amortization of deferred financing costs and other	32	38	50
Distributions from unconsolidated affiliates	22	26	22
Deferred income taxes	(79)	(479)	14
Changes in operating assets and liabilities:
Accounts receivable, net	(143)	(47)	(143)
Inventories	15	(39)	56
Prepaid expenses	—	(27)	(8)
Income taxes receivable	84	35	(57)
Other current assets	(2)	32	(10)
Accounts payable, accrued expenses and other	232	90	8
Income taxes payable	28	13	10
Change in timeshare financing receivables	(54)	(49)	(27)
Change in deferred revenues	(219)	(212)	(179)
Change in liability for guest loyalty program	154	64	206
Change in other liabilities	199	154	12
Other	(38)	(129)	(9)

Net cash provided by operating activities	1,365	1,446	1,307

Investing Activities:
Capital expenditures for property and equipment	(317)	(310)	(268)
Acquisitions, net of cash acquired	—	(1,402)	—
Proceeds from asset dispositions	11	2,205	44
Contract acquisition costs	(55)	(37)	(65)
Capitalized software costs	(81)	(62)	(69)
Other	(36)	20	48

Net cash provided by (used in) investing activities	(478)	414	(310)

Financing Activities:
Borrowings	4,715	48	350
Repayment of debt	(4,359)	(1,624)	(1,424)
Debt issuance costs	(76)	—	(9)
Capital contribution	—	—	13
Dividends paid	(277)	(138)	—
Distributions to noncontrolling interests	(32)	(8)	(5)
Tax withholdings on share-based compensation	(15)	(31)	—

Net cash used in financing activities	(44)	(1,753)	(1,075)

Effect of exchange rate changes on cash, restricted cash and cash equivalents	(15)	(19)	(14)

Net increase (decrease) in cash, restricted cash and cash equivalents	828	88	(92)

Cash, restricted cash and cash equivalents from continuing operations, beginning of period	633	628	706
Cash, restricted cash and cash equivalents from discontinued operations, beginning of period	223	140	154

Cash, restricted cash and cash equivalents, beginning of period	856	768	860

Cash, restricted cash and cash equivalents from continuing operations, end of period	1,183	633	628
Cash, restricted cash and cash equivalents from discontinued operations, end of period	501	223	140

Cash, restricted cash and cash equivalents, end of period	$1,684	$856	$768

See notes to consolidated financial statements. For supplemental disclosures, see Note 23: “Supplemental Disclosures of Cash Flow Information.”

HILTON WORLDWIDE HOLDINGS INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in millions)

	Equity Attributable to Hilton Stockholders
	Common Stock(1)		Additional Paid-in Capital(1)	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interests	Total
	Shares	Amount
Balance as of December 31, 2013	328	$3	$9,955	$(5,331)	$(264)	$(87)	$4,276
Share-based compensation	—	—	101	—	—	—	101
Net income	—	—	—	673	—	9	682
Other comprehensive income (loss), net of tax:
Currency translation adjustment	—	—	—	—	(304)	5	(299)
Pension liability adjustment	—	—	—	—	(45)	—	(45)
Cash flow hedge adjustment	—	—	—	—	(9)	—	(9)

Other comprehensive income (loss)	—	—	—	—	(358)	5	(353)
Capital contribution	—	—	13	—	—	—	13
Equity contributions to consolidated variable interest entities	—	—	(34)	—	(6)	40	—
Distributions	—	—	—	—	—	(5)	(5)

Balance as of December 31, 2014	328	3	10,035	(4,658)	(628)	(38)	4,714
Share-based compensation	1	—	115	—	—	—	115
Net income	—	—	—	1,404	—	12	1,416
Other comprehensive loss, net of tax:
Currency translation adjustment	—	—	—	—	(134)	—	(134)
Pension liability adjustment	—	—	—	—	(15)	—	(15)
Cash flow hedge adjustment	—	—	—	—	(7)	—	(7)

Other comprehensive loss	—	—	—	—	(156)	—	(156)
Dividends	—	—	—	(138)	—	—	(138)
Excess tax benefits on equity awards	—	—	8	—	—	—	8
Distributions	—	—	—	—	—	(8)	(8)

Balance as of December 31, 2015	329	3	10,158	(3,392)	(784)	(34)	5,951
Share-based compensation	—	—	62	—	—	—	62
Net income	—	—	—	348	—	16	364
Other comprehensive loss, net of tax:
Currency translation adjustment	—	—	—	—	(158)	(1)	(159)
Pension liability adjustment	—	—	—	—	(57)	—	(57)
Cash flow hedge adjustment	—	—	—	—	(2)	—	(2)

Other comprehensive loss	—	—	—	—	(217)	(1)	(218)
Dividends	—	—	—	(279)	—	—	(279)
Cumulative effect of the adoption of ASU 2015-02	—	—	—	—	—	5	5
Deconsolidation of a variable interest entity	—	—	—	—	—	(4)	(4)
Distributions	—	—	—	—	—	(32)	(32)

Balance as of December 31, 2016	329	$3	$10,220	$(3,323)	$(1,001)	$(50)	$5,849

(1)	Adjusted to reflect the 1-for-3 reverse stock split that occurred on January 3, 2017. See Note 1: “Organization” for additional information.

See notes to consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Organization

Organization

Hilton Worldwide Holdings Inc. (the “Parent,” or together with its subsidiaries, “Hilton,” “we,” “us,” “our” or the “Company”), a Delaware corporation, is one of the largest hospitality companies in the world and is engaged in managing, franchising, owning and leasing hotels and resorts, including timeshare properties. As of December 31, 2016, we managed, franchised, owned or leased 4,922 hotel and resort properties, totaling 804,097 rooms in 104 countries and territories.

As of December 31, 2016, affiliates of The Blackstone Group L.P. (“Blackstone”) beneficially owned approximately 40.3 percent of our common stock. In March 2017, HNA Tourism Group Co., Ltd (“HNA”) and certain of its affiliates completed the acquisition of a 25 percent equity interest in Hilton from affiliates of Blackstone, see Note 26: “Subsequent Events” for additional information.

Spin-offs

On January 3, 2017, we completed the spin-offs of a portfolio of hotels and resorts, as well as our timeshare business, into two independent, publicly traded companies: Park Hotels & Resorts Inc. (“Park”) and Hilton Grand Vacations Inc. (“HGV”), respectively, (the “spin-offs”). See Note 3: “Discontinued Operations” for additional information.

Reverse Stock Split

On January 3, 2017, we completed a 1-for-3 reverse stock split of Hilton’s outstanding common stock (the “Reverse Stock Split”). The authorized number of shares of common stock was reduced from 30,000,000,000 to 10,000,000,000, par value remained $0.01 per share and the authorized number of shares of preferred stock remained 3,000,000,000. Stockholders entitled to fractional shares as a result of the Reverse Stock Split received a cash payment in lieu of receiving fractional shares. All share and share-related information presented in these consolidated financial statements have been retroactively adjusted to reflect the decreased number of shares resulting from the Reverse Stock Split. The retroactive adjustments resulted in the reclassification of $7 million from common stock to additional paid-in capital in the consolidated balance sheets and consolidated statements of stockholders’ equity for all periods presented.

Note 2: Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

These consolidated financial statements present the consolidated financial position and results of operations of Hilton as of and for the years ended December 31, 2016, 2015 and 2014 giving effect to the spin-offs, with the combined historical financial results of Park and HGV reflected as discontinued operations. Unless otherwise indicated, the information in the notes to the consolidated financial statements refer only to Hilton’s continuing operations and do not include discussion of balances or activity of Park and HGV. Refer to Hilton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission (“SEC”) on February 15, 2017 for the presentation of Hilton for the same periods without giving effect to the spin-offs.

Principles of Consolidation

The consolidated financial statements include the accounts of Hilton, our wholly owned subsidiaries and entities in which we have a controlling financial interest, including variable interest entities (“VIEs”) where we are the primary beneficiary. Entities in which we have a controlling financial interest generally comprise majority owned real estate ownership and management enterprises.

The determination of a controlling financial interest is based upon the terms of the governing agreements of the respective entities, including the evaluation of rights held by other ownership interests. If the entity is considered to be a VIE, we determine whether we are the primary beneficiary, and then consolidate those VIEs for which we have determined we are the primary beneficiary. If the entity in which we hold an interest does not meet the definition of a VIE, we evaluate whether we have a controlling financial interest through our voting interests in the entity. We consolidate entities when we own more than 50 percent of the voting shares of a company or otherwise have a controlling financial interest.

All material intercompany transactions and balances have been eliminated in consolidation. References in these financial statements to net income (loss) attributable to Hilton stockholders and Hilton stockholders’ equity (deficit) do not include noncontrolling interests, which represent the outside ownership interests of our consolidated, non-wholly owned entities and are reported separately.

Reclassifications

Certain amounts in previously issued financial statements have been reclassified to conform to the presentation following the spin-offs, which includes the reclassification of the combined financial position and results of operations of Park and HGV as discontinued operations for all periods presented. Additionally, certain line items in the consolidated statements of operations have been revised to reflect the operating structure of Hilton subsequent to the spin-offs. The primary change to the consolidated statements of operations is the disaggregation of management and franchise fee revenues.

Use of Estimates

The preparation of financial statements in conformity with United States of America (“U.S.”) generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported and, accordingly, ultimate results could differ from those estimates.

Summary of Significant Accounting Policies

Revenue Recognition

Revenues are primarily derived from the following sources and are generally recognized as services are rendered and when collectibility is reasonably assured. Amounts received in advance of revenue recognition are deferred as liabilities.

•	Franchise fees represent fees earned in connection with the licensing of one of our brands, usually under long-term contracts with a hotel owner. We charge a monthly franchise royalty fee, generally based on a percentage of hotel room revenue, as well as application and initiation fees for new hotels entering the system. Royalty fees for our full service brands may also include a percentage of gross food and beverage revenues and other revenues, where applicable. We also earn fees when certain franchise agreements are terminated early or there is a change in ownership. We recognize franchise fee revenue as the fees are earned, which is when all material services or conditions have been performed or satisfied.

•

Base and other management fees and incentive management fees represent fees earned from hotels that we manage, usually under long-term contracts with the property owner. Management fees usually include a base fee, which is generally a percentage of hotel revenues, and an incentive fee, which is typically based on a fixed or variable percentage of hotel profits and in some cases may be subject to a stated return threshold to the owner, normally over a one-calendar year period. Additionally, we receive one-time upfront fees upon execution of certain management contracts. We recognize base fees as revenue when earned in accordance with the terms of the management agreement. For incentive fees, we recognize those amounts that would be due if the contract was terminated at the financial statement date. One-time, upfront fees are recognized when all conditions have been substantially performed or satisfied by us.

•	Owned and leased hotel revenues primarily consist of room rentals, food and beverage sales and other ancillary goods and services from owned, leased and consolidated non-wholly owned hotel properties. Revenues are recorded when rooms are occupied or goods and services have been delivered or rendered.

•	Other revenues include revenues generated by the incidental support of hotel operations for owned, leased, managed and franchised hotels, including purchasing operations, and other operating income. Purchasing revenues include any amounts received for vendor rebate arrangements that we participate in as a manager of hotel properties.

•	Other revenues from managed and franchised properties represent payroll and related costs, certain other operating costs of the managed and franchised properties’ operations, marketing expenses and other expenses associated with our brands and shared services that are contractually reimbursed to us by the property owners or paid from fees collected in advance from these properties when the costs are incurred. The corresponding expenses are presented as other expenses from managed and franchised properties in our consolidated statements of operations, resulting in no effect on operating income (loss) or net income (loss).

We are required to collect certain taxes and fees from customers on behalf of government agencies and remit these back to the applicable governmental agencies on a periodic basis. We have a legal obligation to act as a collection agent. We do not retain these taxes and fees and, therefore, they are not included in revenues. We record a liability when the amounts are collected and relieve the liability when payments are made to the applicable taxing authority or other appropriate governmental agency.

Discontinued Operations

In determining whether a group of assets that is disposed (or to be disposed) should be presented as a discontinued operation, we analyze whether the group of assets being disposed represents a component of the Company; that is, whether it had historic operations and cash flows that were clearly distinguished, both operationally and for financial reporting purposes. In addition, we consider whether the disposal represents a strategic shift that has or will have a major effect on our operations and financial results. The results of discontinued operations, as well as any gain or loss on the disposal, if applicable, are aggregated and separately presented in our consolidated statements of operations, net of income taxes. The historical financial position of discontinued operations are aggregated and separately presented in our consolidated balance sheets.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with original maturities, when purchased, of three months or less.

Restricted Cash and Cash Equivalents

Restricted cash and cash equivalents include cash balances established as security for certain guarantees, ground rent and property tax escrows, insurance and deposits for assets we plan to acquire.

Allowance for Doubtful Accounts

An allowance for doubtful accounts is provided on accounts receivable when losses are probable based on historical collection activity and current business conditions.

Goodwill

Goodwill represents the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. We do not amortize goodwill, but rather evaluate goodwill for potential impairment on an annual basis or at other times during the year if events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is below the carrying amount.

In connection with the October 24, 2007 transaction whereby we became a wholly owned subsidiary of an affiliate of Blackstone (the “Merger”), we recorded goodwill representing the excess purchase price over the fair value of the other identified assets and liabilities. We evaluate goodwill for potential impairment by comparing the carrying value of our reporting units to their fair value. Our reporting units are the same as our operating segments as described in Note 20: “Business Segments.” We perform this evaluation annually or at an interim date if indicators of impairment exist. In any year we may elect to perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is in excess of its carrying value. If we cannot determine qualitatively that the fair value is in excess of the carrying value, or we decide to bypass the qualitative assessment, we proceed to the quantitative process. This process is used to identify both the existence of impairment and the amount of the impairment loss by comparing the estimated fair value of a reporting unit with its carrying value, including goodwill. The estimated fair value is based on internal projections of expected future cash flows and operating plans, as well as market conditions relative to the operations of our reporting units. If the estimated fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not impaired; otherwise, an impairment loss is recognized within our consolidated statement of operations in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.

Brands

We own, lease, operate and franchise hotels under our portfolio of brands. There are no legal, regulatory, contractual, competitive, economic or other factors that limit the useful lives of these brands and, accordingly, the useful lives of these brands are considered to be indefinite. As of December 31, 2016, our brand portfolio included Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio - A Collection by Hilton, DoubleTree by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and our timeshare brand, Hilton Grand Vacations.

At the time of the Merger, our brands were assigned a fair value based on a common valuation technique known as the relief from royalty approach. Canopy by Hilton, Curio - A Collection by Hilton, Tru by Hilton and Home2 Suites by Hilton were launched post-Merger and, as such, they were not assigned fair values. We evaluate our brands for impairment on an annual basis or at other times during the year if events or circumstances indicate that it is more likely than not that the fair value of the brand is below the carrying value. If we cannot determine qualitatively that the fair value is in excess of the carrying value, or we decide to bypass the qualitative assessment, we proceed to the quantitative process. If a brand’s estimated current fair value is less than its respective carrying value, the excess of the carrying value over the estimated fair value is recognized in our consolidated statements of operations within impairment loss.

Intangible Assets with Finite Useful Lives

We have certain finite lived intangible assets that were initially recorded at their fair value at the time of the Merger. These intangible assets consist of management agreements, franchise contracts, leases, certain proprietary technologies and our guest loyalty program, Hilton Honors. Additionally, we capitalize direct and incremental management and franchise contract acquisition costs as finite lived intangible assets. Intangible assets with finite useful lives are amortized using the straight-line method over their respective estimated useful lives.

We capitalize costs incurred to develop internal-use computer software and costs to acquire software licenses. Internal and external costs incurred in connection with development of upgrades or enhancements that result in additional functionality are also capitalized. These capitalized costs are amortized on a straight-line basis over the estimated useful life of the software. These capitalized costs are recorded in other intangible assets in our consolidated balance sheets.

We review all finite lived intangible assets for impairment when circumstances indicate that their carrying amounts may not be recoverable. If the carrying value of an asset group is not recoverable, we recognize an impairment loss for the excess carrying value over the fair value in our consolidated statements of operations.

Property and Equipment

Property and equipment are recorded at cost. Costs of improvements that extend the economic life or improve service potential are also capitalized. Capitalized costs are depreciated over their estimated useful lives. Costs for normal repairs and maintenance are expensed as incurred.

Depreciation is recorded using the straight-line method over the assets’ estimated useful lives, which are generally as follows: buildings and improvements (8 to 40 years), furniture and equipment (3 to 8 years) and computer equipment (3 to 5 years). Leasehold improvements are depreciated over the shorter of the estimated useful life, based on the estimates above, or the lease term.

We evaluate the carrying value of our property and equipment if there are indicators of potential impairment. We perform an analysis to determine the recoverability of the asset’s carrying value by comparing the expected undiscounted future cash flows to the net book value of the asset. If it is determined that the expected undiscounted future cash flows are less than the net book value of the asset, the excess of the net book value over the estimated fair value is recorded in our consolidated statements of operations within impairment loss. Fair value is generally estimated using valuation techniques that consider the discounted cash flows of the asset using discount and capitalization rates deemed reasonable for the type of asset, as well as prevailing market conditions, appraisals, recent similar transactions in the market and, if appropriate and available, current estimated net sales proceeds from pending offers.

If sufficient information exists to reasonably estimate the fair value of a conditional asset retirement obligation, including environmental remediation liabilities, we recognize the fair value of the obligation when the obligation is incurred, which is generally upon acquisition, construction or development and/or through the normal operation of the asset.

Hilton Honors

Hilton Honors is a guest loyalty and marketing program provided to hotels and resort properties. Nearly all of our owned, leased, managed and franchised hotels and resort properties participate in the Hilton Honors program. Hilton Honors members earn points based on their spending at our participating properties and through participation in affiliated partner programs. When points are earned by Hilton Honors members, the property or affiliated partner pays Hilton Honors based on an estimated cost per point for the costs of operating the program, which include marketing, promotion, communication, administration and the estimated cost of award redemptions. Hilton Honors member points are accumulated and may be redeemed for the right to stay at participating properties, as well as for other goods and services from third parties, including, but not limited to, airlines, car rentals, cruises, vacation packages, shopping and dining.

Hilton Honors records a liability related to revenue received from participating hotels and program partners in an amount equal to the estimated cost per point of the future redemption obligation. We engage outside actuaries to assist in determining the fair value of the future award redemption obligation using statistical formulas that project future point redemptions based on factors that include historical experience, an estimate of “breakage” (points that will never be redeemed), an estimate of the points that will eventually be redeemed and the cost of reimbursing hotels and other third parties in respect to other redemption opportunities available to members. Revenue is recognized by participating hotels and resorts only when points that have been redeemed for hotel stay certificates are used by members or their designees at the respective properties. Additionally, when members of the Hilton Honors loyalty program redeem award certificates at our owned and leased hotels, we recognize room revenue, included in owned and leased hotels revenues in our consolidated statements of operations.

Fair Value Measurements - Valuation Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date (an exit price). We use the three-level valuation hierarchy for classification of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. Inputs refer broadly to the assumptions that market participants would use in pricing an asset or liability. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect our own assumptions about the data market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The three-tier hierarchy of inputs is summarized below:

•	Level 1 - Valuation is based upon quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 - Valuation is based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.

•	Level 3 - Valuation is based upon other unobservable inputs that are significant to the fair value measurement.

The classification of assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement in its entirety. Proper classification of fair value measurements within the valuation hierarchy is considered each reporting period. The use of different market assumptions or estimation methods may have a material effect on the estimated fair value amounts.

Derivative Instruments

We use derivative instruments as part of our overall strategy to manage our exposure to market risks associated with fluctuations in interest rates and foreign currency exchange rates. We regularly monitor the financial stability and credit standing of the counterparties to our derivative instruments. Under the terms of certain loan agreements, we are required to maintain derivative financial instruments to manage interest rates. We do not enter into derivative financial instruments for trading or speculative purposes.

We record all derivatives at fair value. On the date the derivative contract is entered into, we may designate the derivative as one of the following: a hedge of a forecasted transaction or the variability of cash flows to be paid (“cash flow hedge”), a hedge of the fair value of a recognized asset or liability (“fair value hedge”) or a hedge of our foreign currency exposure (“net investment hedge”). Changes in the fair value of a derivative that is qualified, designated and highly effective as a cash flow hedge or net investment hedge are recorded in other comprehensive income (loss) in the consolidated statements of comprehensive income (loss) until they are reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Changes in the fair value of a derivative that is qualified, designated and highly effective as a fair value hedge, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings. If we do not specifically designate a derivative as one of the above, changes in the fair value of undesignated derivative instruments are reported in current period earnings. Likewise, the ineffective portion of designated derivative instruments is reported in current period earnings. Cash flows from designated derivative financial instruments are classified within the same category as the item being hedged in the consolidated statements of cash flows. Cash flows from undesignated derivative financial instruments are included as an investing activity in our consolidated statements of cash flows.

If we determine that we qualify for and will designate a derivative as a hedging instrument, at the designation date we formally document all relationships between hedging activities, including the risk management objective and strategy for undertaking various hedge transactions. This process includes matching all derivatives that are designated as cash flow hedges to specific forecasted transactions, linking all derivatives designated as fair value hedges to specific assets and liabilities in our consolidated balance sheets and determining the foreign currency exposure of the net investment of the foreign operation for a net investment hedge.

On a quarterly basis, we assess the effectiveness of our designated hedges in offsetting the variability in the cash flows or fair values of the hedged assets or obligations using the Hypothetical Derivative Method. This method compares the cumulative change in fair value of each hedging instrument to the cumulative change in fair value of a hypothetical hedging instrument, which has terms that identically match the critical terms of the respective hedged transactions. Thus, the hypothetical hedging instrument is presumed to perfectly offset the hedged cash flows. Ineffectiveness results when the cumulative change in the fair value of the hedging instrument exceeds the cumulative change in the fair value of the hypothetical hedging instrument. We discontinue hedge accounting prospectively, when the derivative is not highly effective as a hedge, the underlying hedged transaction is no longer probable, or the hedging instrument expires, is sold, terminated or exercised.

Currency Translation

The United States dollar (“USD”) is our reporting currency and is the functional currency of our consolidated and unconsolidated entities operating in the U.S. The functional currency for our consolidated and unconsolidated entities operating outside of the U.S. is the currency of the primary economic environment in which the respective entity operates. Assets and liabilities measured in foreign currencies are translated into USD at the prevailing exchange rates in effect as of the financial statement date and the related gains and losses, net of applicable deferred income taxes, are reflected in accumulated other comprehensive income (loss) in our consolidated balance sheets. Income and expense accounts are translated at the average exchange rate for the period. Gains and losses from foreign exchange rate changes related to transactions denominated in a currency other than an entity’s functional currency or intercompany receivables and payables denominated in a currency other than an entity’s functional currency that are not of a long-term investment nature are recognized as gain (loss) on foreign currency transactions in our consolidated statements of operations. Where certain specific evidence indicates intercompany receivables and payables will not be settled in the foreseeable future and are of a long-term nature, gains and losses from foreign exchange rate changes are recognized as other comprehensive income (loss) in our consolidated statements of comprehensive income (loss).

Insurance

We are self-insured for losses up to our third-party insurance deductibles for general liability, auto liability and workers’ compensation at our owned, leased and managed properties that participate in our programs. We purchase insurance coverage for claim amounts that exceed our deductible obligations. In addition, through our captive insurance subsidiary, we participate in a reinsurance arrangement that provides coverage for a certain portion of our deductibles. Our insurance reserves are accrued based on our deductibles related to the estimated ultimate cost of claims that occurred during the covered period, which includes claims incurred but not reported, for which we will be responsible. These estimates are prepared with the assistance of outside actuaries and consultants. The ultimate cost of claims for a covered period may differ from our original estimates.

Share-based Compensation

As part of our 2013 Omnibus Incentive Plan (the “Stock Plan”), which was adopted on December 11, 2013, we award time-vesting restricted stock units (“RSUs”), nonqualified stock options (“options”), performance-vesting restricted stock units and restricted stock (collectively, “performance shares”) and deferred share units (“DSUs”) to eligible employees and directors.

•	RSUs generally vest in annual installments over two or three years from the date of grant. Vested RSUs generally will be settled for our common stock, with the exception of certain awards that will be settled in cash. The grant date fair value is equal to the closing stock price on the date of grant.

•	Options vest over three years in equal annual installments from the date of grant and will terminate 10 years from the date of grant or earlier if the individual’s service terminates. The exercise price is equal to the closing price of the Company’s common stock on the date of grant. The grant date fair value is estimated using the Black-Scholes-Merton Model.

•	Performance shares are settled at the end of a three-year performance period with 50 percent of the shares subject to achievement based on a measure of (i) the Company’s total shareholder return relative to the total shareholder return of members of a peer company group (“relative shareholder return”) and the other 50 percent of the shares subject to achievement based on (ii) the Company’s earnings before interest expense, income tax and depreciation and amortization (“EBITDA”) compound annual growth rate (“EBITDA CAGR”). The total number of performance shares that vest based on each performance measure (relative shareholder return and EBITDA CAGR) is based on an achievement factor that in each case, ranges from a zero to 200 percent payout. The grant date fair value of the relative shareholder return awards is estimated using the Monte Carlo Simulation, and the grant date fair value for the EBITDA CAGR awards is equal to the closing stock price on the date of grant.

•	DSUs are issued to our independent directors and are fully vested and non-forfeitable on the date of grant. DSUs are settled for shares of our common stock, which are deliverable upon the earlier of termination of the individual’s service on our board of directors or a change in control. The grant date fair value is equal to the closing stock price on the date of grant.

We recognize the cost of services received in these share-based payment transactions with employees as services are received and recognize either a corresponding increase in additional paid-in capital or accounts payable, accrued expenses and other in our consolidated balance sheets, depending on whether the instruments granted satisfy the equity or liability classification criteria. The measurement objective for these equity awards is the estimated fair value at the grant date of the equity instruments that we are obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments. The compensation expense for an award classified as an equity instrument is recognized ratably over the requisite service period. The requisite service period is the period during which an employee is required to provide service in exchange for an award. Liability awards are measured based on the award’s fair value, and the fair value is remeasured at each reporting date until the date of settlement. Compensation expense for each period until settlement is based on the change (or a portion of the change, depending on the percentage of the requisite service that has been rendered at the reporting date) in the fair value of the instrument for each reporting period. Compensation expense for awards with performance conditions is recognized over the requisite service period if it is probable that the performance condition will be satisfied. If such performance conditions are not considered probable until they occur, no compensation expense for these awards is recognized.

Income Taxes

We account for income taxes using the asset and liability method. The objectives of accounting for income taxes are to recognize the amount of taxes payable or refundable for the current year and to recognize the deferred tax assets and liabilities that relate to tax consequences in future years, which result from differences between the respective tax basis of assets and liabilities and their financial reporting amounts and tax attribute carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the respective temporary differences or operating loss or tax credit carryforwards are expected to be recovered or settled. The realization of deferred tax assets and tax loss and tax credit carryforwards is contingent upon the generation of future taxable income and other restrictions that may exist under the tax laws of the jurisdiction in which a deferred tax asset exists. Valuation allowances are provided to reduce such deferred tax assets to amounts more likely than not to be ultimately realized.

We use a prescribed recognition threshold for the financial statement recognition and measurement of a tax position taken in a tax return. For all income tax positions, we first determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. If it is determined that a position meets the more-likely-than-not recognition threshold, the benefit recognized in the financial statements is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement.

Recently Issued Accounting Pronouncements

Adopted Accounting Standards

In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-04 (“ASU 2017-04”), Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This ASU simplifies the subsequent measurement of goodwill by removing Step 2 from the goodwill impairment test. We elected, as permitted by the standard, to early adopt ASU 2017-04 on a prospective basis as of January 1, 2017. The adoption did not have a material effect on our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09 (“ASU 2016-09”), Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This ASU is intended to simplify several aspects of the accounting for share-based payment transactions, including the accounting for income taxes, forfeitures and statutory withholding requirements, as well as classification in the statement of cash flows. We adopted ASU 2016-09 as of January 1, 2017. One of the provisions of this ASU requires entities to make an accounting policy election with respect to forfeitures of share-based payment awards, and we have elected to account for forfeitures as they occur and adopted this provision of ASU 2016-09 using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of January 1, 2017 of approximately $1 million. Additionally, we have applied the provisions of this ASU on a retrospective basis in our consolidated statements of cash flows, which includes presenting: (i) excess tax benefits as an operating activity, which were previously presented as a financing activity; and (ii) cash payments to tax authorities for employee taxes when shares are withheld to meet statutory withholding requirements as a financing activity, which were previously presented as an operating activity.

In August 2016, the FASB issued ASU No. 2016-15 (“ASU 2016-15”), Statement of Cash Flows (Topic 230) - Classification of Certain Cash Receipts and Cash Payments. This ASU addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. In November 2016, the FASB issued ASU No. 2016-18 (“ASU 2016-18”), Statement of Cash Flows (Topic 230) - Restricted Cash. This ASU requires amounts generally described as restricted cash and restricted cash equivalents to be included with cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The provisions of both ASUs are effective for reporting periods beginning after December 15, 2017 and are to be applied retrospectively; early adoption is permitted. We elected, as permitted by the standards, to early adopt ASU 2016-15 and ASU 2016-18 in the fourth quarter of 2016, and we restated all prior periods presented in the consolidated statements of cash flows. The adoption of ASU 2016-15 did not have a material effect on our consolidated financial statements. The effect of the adoption of ASU 2016-18 on our consolidated statements of cash flows was to include restricted cash and restricted cash equivalents balances in the beginning and end of period balances of cash, restricted cash and cash equivalents. The change in restricted cash and restricted cash equivalents was previously disclosed in operating activities, investing activities and financing activities in the consolidated statements of cash flows.

In April 2015, the FASB issued ASU No. 2015-03 (“ASU 2015-03”), Interest - Imputation of Interest (Subtopic 835-30) - Simplifying the Presentation of Debt Issuance Costs. This ASU requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the debt liability rather than as an asset, which is consistent with the presentation of debt discounts and premiums. In August 2015, the FASB issued ASU No. 2015-15 (“ASU 2015-15”), Interest - Imputation of Interest (Subtopic 835-30) - Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements, which clarifies that, absent authoritative guidance in ASU 2015-03 for debt issuance costs related to line-of-credit arrangements, the staff of the SEC would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. We adopted ASU 2015-03 and ASU 2015-15 retrospectively as of January 1, 2016. As a result, approximately $61 million of debt issuance costs that were previously presented in other non-current assets as of December 31, 2015 are now included within long-term debt. We elected to continue presenting the debt issuance costs related to our line-of-credit arrangements within other non-current assets.

In February 2015, the FASB issued ASU No. 2015-02 (“ASU 2015-02”), Consolidation (Topic 810) - Amendments to the Consolidation Analysis. This ASU modifies existing consolidation guidance for reporting organizations that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. We elected, as permitted by the standard, to adopt ASU 2015-02 as of January 1, 2016 using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of January 1, 2016 of approximately $5 million. Additionally, certain consolidated entities that were not previously considered VIEs prior to the adoption of ASU 2015-02 were considered to be VIEs for which we are the primary beneficiary and continue to be consolidated following adoption; prior period VIE disclosures do not include the balances or activity associated with these VIEs.

Accounting Standards Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02 (“ASU 2016-02”), Leases (Topic 842), which supersedes existing guidance on accounting for leases in Leases (Topic 840) and generally requires all leases, including operating leases, to be recognized in the statement of financial position as right-of-use assets and lease liabilities by lessees. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach and are effective for reporting periods beginning after December 15, 2018; early adoption is permitted. We are currently evaluating the effect that this ASU will have on our consolidated financial statements, but we expect this ASU to have a material effect on our consolidated balance sheet.

In May 2014, the FASB issued ASU No. 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers (Topic 606). This ASU supersedes the revenue recognition requirements in Revenue Recognition (Topic 605) and requires entities to recognize revenue when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. Subsequent to ASU 2014-09, the FASB has issued several related ASUs. The provisions of ASU 2014-09 and the related ASUs will be effective beginning January 1, 2018. This ASU permits two transition approaches: retrospective or modified retrospective. We are still evaluating our transition approach and expect to reach a decision in the second quarter of 2017.

We anticipate that ASU 2014-09 will have a material effect on our consolidated financial statements. However, we expect revenue recognition related to our accounting for ongoing royalty and management fee revenues, direct reimbursable fees from our management and franchise agreements and hotel guest transactions at our owned and leased hotels to remain substantially unchanged.

While we are continuing to assess all other potential effects of the standard, we currently believe the provisions of ASU 2014-09 will affect revenue recognition as follows: (i) application and initiation fees for new hotels entering the system will be recognized over the term of the franchise agreement; (ii) certain contract acquisition costs related to our management and franchise agreements will be recognized over the term of the agreements as a reduction to revenue; and (iii) incentive management fees will be recognized to the extent that it is probable that a significant reversal will not occur as a result of future hotel profits or cash flows. We do not expect the changes in revenue recognition for certain contract acquisition costs or incentive management fees to affect the Company’s net income for any full year period. We are currently assessing the effect of the standard on indirect reimbursable fees related to our management and franchise agreements and the accounting for our guest loyalty program. We continue to update our assessment of the effect that ASU 2014-09 and related ASUs will have on our consolidated financial statements, and we will disclose further material effects, if any, when known.

Note 3: Discontinued Operations

On January 3, 2017, we completed the spin-offs of Park and HGV via a pro rata distribution to each of Hilton’s stockholders of record, as of close of business on December 15, 2016, of 100 percent of the outstanding common stock of each of Park and HGV (the “Distribution”). Each Hilton stockholder received one share of Park common stock for every five shares of Hilton common stock and one share of HGV common stock for every ten shares of Hilton common stock. Following the spin-offs, Hilton did not retain any ownership interest in Park or HGV. Both Park and HGV have their common stock listed on the New York Stock Exchange under the symbols “PK” and “HGV,” respectively.

In connection with the spin-offs, on January 2, 2017, Hilton entered into several agreements with Park and HGV that govern Hilton’s relationship with them following the Distribution, including the following:

Distribution Agreement

The Company entered into a Distribution Agreement with Park and HGV regarding the principal actions taken or to be taken in connection with the spin-offs. The Distribution Agreement provides for certain transfers of assets and assumptions of liabilities by each of Hilton, Park and HGV and the settlement or extinguishment of certain liabilities and other obligations among Hilton, Park and HGV. In addition to the allocation of assets and liabilities detailed in the Distribution Agreement, Hilton, Park and HGV have agreed that losses related to certain contingent liabilities (and related costs and expenses) that generally are not specifically attributable to any of the separated real estate business, the timeshare business or the retained business of Hilton will be apportioned among the parties according to fixed percentages: 65 percent, 26 percent and 9 percent for each of Hilton, Park and HGV, respectively. In addition, costs and expenses of, and indemnification obligations to, third- party professional advisors arising out of the foregoing actions also may be subject to these provisions. Subject to certain limitations and exceptions, Hilton shall generally be vested with the exclusive management and control of all matters pertaining to any such contingent liabilities, including the prosecution of any claim and the conduct of any defense. The Distribution Agreement also provides for cross-indemnities that, except as otherwise provided in the Distribution Agreement, are principally designed to place financial responsibility for the obligations and liabilities of each business with the appropriate company.

Employee Matters Agreement

The Company entered into an Employee Matters Agreement with Park and HGV that governs the respective rights, responsibilities and obligations of Hilton, Park and HGV after the spin-offs with respect to transferred employees, defined benefit pension plans, defined contribution plans, non-qualified retirement plans, employee health and welfare benefit plans, incentive plans, equity-based awards, collective bargaining agreements and other employment, compensation and benefits-related matters. Generally, other than with respect to certain specified compensation and benefit plans and liabilities, each of Park and HGV assumed or retained sponsorship of, and the liabilities relating to, compensation and benefit plans and employee-related liabilities relating to its current and former employees. Additionally, outstanding Hilton equity-based awards were equitably adjusted or converted into Park or HGV awards, as applicable, in connection with the spin-offs, and Park and HGV employees no longer actively participate in Hilton’s benefit plans or programs (other than specified compensation and benefit plans).

Tax Matters Agreement

The Company entered into a Tax Matters Agreement with Park and HGV that governs the respective rights, responsibilities and obligations of Hilton, Park and HGV after the spin-offs with respect to tax liabilities and benefits, tax attributes, tax contests and other tax sharing regarding U.S. federal, state, local and foreign income taxes, other tax matters and related tax returns. Park and HGV each continue to have several liability with Hilton to the Internal Revenue Service (“IRS”) for the consolidated U.S. federal income taxes of the Hilton consolidated group relating to the taxable periods in which Park and HGV were part of that group. The Tax Matters Agreement specifies the portion, if any, of this tax liability for which Park and HGV will bear responsibility, and each party has agreed to indemnify the other two against any amounts for which they are not responsible. The Tax Matters Agreement also provides special rules for allocating tax liabilities in the event that the spin-offs are not tax-free.

The Tax Matters Agreement also provides for certain covenants that may restrict Hilton, Park or HGV’s ability to issue equity and pursue strategic or other transactions that otherwise could maximize the value of their businesses for two years after the spin-offs. These restrictions are generally inapplicable in the event that the IRS has granted a favorable ruling to Hilton, Park or HGV or in the event that Hilton, Park or HGV has received an opinion from a tax advisor that it can take such actions without adversely affecting the tax-free status of the spin-offs and related transactions.

Transition Services Agreement

The Company entered into a Transition Services Agreement (the “TSA”) with Park and HGV under which Hilton or one of its affiliates will provide Park and HGV with certain services for a period of two years to help ensure an orderly transition following the Distribution. The services that Hilton agreed to provide under the TSA may include certain finance, information technology, human resources and compensation, facilities, legal and compliance and other services. The entity providing the services is compensated for any such services at agreed amounts as set forth in the TSA.

HGV License Agreement

The Company entered into a license agreement with HGV granting HGV the exclusive right, for an initial term of 100 years, to use certain Hilton marks and intellectual property in its timeshare business, subject to the terms and conditions of the agreement. HGV will pay a royalty fee of five percent of gross revenues, as defined, to Hilton quarterly in arrears, as well as specified additional fees. HGV also will pay Hilton an annual transition fee of $5 million for each of the first five years of the term and certain other fees and reimbursements. Additionally, during the term of the license agreement, HGV will participate in Hilton’s guest loyalty program, Hilton Honors.

Tax Stockholders Agreement

The Company entered into a stockholders agreement with HGV and certain entities affiliated with Blackstone intended to preserve the tax-free status of the Distribution. The Tax Stockholders Agreement provides for certain covenants that may limit issuances or repurchases of Hilton or HGV stock in excess of specified percentages, dispositions of Hilton or HGV common stock by Blackstone, and transfers of interests in certain Blackstone entities that directly or indirectly own Hilton, Park or HGV common stock. Additionally, the Tax Stockholders Agreement, which has a term of two years, may limit issuances or repurchases of stock by Hilton in excess of specified percentages.

Management and Franchise Agreements

The Company entered into management and franchise agreements with Park, whereby Park will pay agreed upon fees for various services that Hilton will provide to support the operations of their hotels, as well as royalty fees for the licensing of Hilton’s hotel brands. The terms of the management agreements generally include a base management fee, calculated as three percent of gross hotel revenues or receipts, and an incentive management fee, calculated as six percent of a specified measure of hotel earnings that will be calculated in accordance with the applicable management agreement. Additionally, payroll and related costs, certain other operating costs, marketing expenses and other expenses associated with Hilton’s brands and shared services will be directly reimbursed to Hilton by Park pursuant to the terms of the management and franchise agreements.

Financial Information

Prior to the spin-offs, the results of Park were reported in our ownership segment and the results of HGV were reported in our timeshare segment. Following the spin-offs, we do not have a timeshare segment, as we no longer have timeshare operations.

The following table presents the assets and liabilities of Park and HGV that were included in discontinued operations in our consolidated balance sheets:

	December 31,
	2016	2015
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$341	$76
Restricted cash and cash equivalents	160	147
Accounts receivable, net of allowance for doubtful accounts	250	212
Prepaid expenses	48	35
Inventories	527	430
Current portion of financing receivables, net	136	128
Other	16	16

Total current assets of discontinued operations (variable interest entities - $92 and $79)	1,478	1,044

Intangibles and Other Assets:
Goodwill	604	607
Management and franchise contracts, net	56	60
Other intangible assets, net	60	63
Property and equipment, net	8,589	8,708
Deferred income tax assets	35	19
Financing receivables, net	895	848
Investments in affiliates	81	99
Other	27	20

Total non-current assets of discontinued operations (variable interest entities - $405 and $326)	10,347	10,424

TOTAL ASSETS OF DISCONTINUED OPERATIONS	$11,825	$11,468

LIABILITIES
Current Liabilities:
Accounts payable, accrued expenses and other	$632	$587
Current maturities of long-term debt	65	109
Current maturities of timeshare debt	73	110
Income taxes payable	4	6

Total current liabilities of discontinued operations (variable interest entities - $81 and $113)	774	812
Long-term debt	3,437	3,948
Timeshare debt	621	392
Deferred revenues	22	32
Deferred income tax liabilities	2,797	2,755
Other	17	17

TOTAL LIABILITIES OF DISCONTINUED OPERATIONS (variable interest entities - $506 and $369)	$7,668	$7,956

The following table presents the results of operations of Park and HGV that were included in discontinued operations in our consolidated statements of operations:

	Year Ended December 31,
	2016	2015	2014
	(in millions)
Revenues
Franchise fees	$38	$35	$22
Base and other management fees	30	27	24
Owned and leased hotels	2,674	2,637	2,463
Timeshare	1,390	1,308	1,171
Other revenues	13	13	10
Other revenues from managed and franchised properties	136	119	124

Total revenues from discontinued operations	4,281	4,139	3,814
Expenses
Owned and leased hotels	1,805	1,754	1,666
Timeshare	948	897	767
Depreciation and amortization	322	307	265
General and administrative	144	10	5
Other expenses	18	24	17
Other expenses from managed and franchised properties	136	119	124

Total expenses from discontinued operations	3,373	3,111	2,844
Gain on sales of assets, net	1	143	—
Operating income from discontinued operations	909	1,171	970
Interest expense	(193)	(198)	(202)
Gain on foreign currency transactions	3	—	—
Other non-operating income (loss), net	(20)	(10)	46

Income from discontinued operations before income taxes	699	963	814
Income tax expense	(327)	(428)	(311)

Income from discontinued operations, net of taxes	372	535	503
Income from discontinued operations attributable to noncontrolling interests, net of taxes	(6)	(7)	(4)

Income from discontinued operations attributable to Hilton stockholders, net of taxes	$366	$528	$499

The following table presents selected financial information of Park and HGV that was included in our consolidated statements of cash flows:

	Year Ended December 31,
	2016	2015	2014
	(in millions)
Non-cash items included in net income:
Depreciation and amortization	$322	$307	$265
Gain on sales of assets, net	1	143	—
Investing activities:
Capital expenditures for property and equipment	$255	$243	$184
Acquisitions, net of cash acquired	—	(1,402)	—
Proceeds from asset dispositions	—	1,866	31

Note 4: Disposals

Hilton Sydney

In July 2015, we completed the sale of the Hilton Sydney for a purchase price of 442 million Australian dollars (equivalent to $340 million as of the closing date). As a result of the sale, we recognized a pre-tax gain of $163 million included in gain on sales of assets, net in our consolidated statement of operations for the year ended December 31, 2015. The pre-tax gain was net of transaction costs, a goodwill reduction of $36 million and a reclassification of a currency translation adjustment of $25 million from accumulated other comprehensive loss into earnings concurrent with the disposition. The goodwill reduction was due to our consideration of the Hilton Sydney property as a business within our ownership segment; therefore, we reduced the carrying amount of our goodwill by the amount representing the fair value of the business disposed relative to the fair value of the portion of our ownership reporting unit goodwill that was retained.

Sale of Other Property and Equipment

During the year ended December 31, 2014, we completed the sale of two hotels for approximately $9 million. As a result of these sales, we recognized a pre-tax gain of $8 million, including the reclassification of a currency translation adjustment of $3 million from accumulated other comprehensive loss, concurrent with the disposition. The gain was included in other non-operating income, net in our consolidated statement of operations for the year ended December 31, 2014.

Note 5: Consolidated Variable Interest Entities

As of December 31, 2016, we consolidated three VIEs: two entities that lease hotel properties and one management company. As of December 31, 2015, prior to the adoption of ASU 2015-02 and the resulting consolidation of two previously unconsolidated equity investments, we consolidated the two VIEs that lease hotel properties. In December 2016, one of the VIEs that we consolidated as a result of the adoption of ASU 2015-02 sold the hotel asset that it owned. As a result of the sale, we deconsolidated the VIE, as we no longer had the power to direct the activities that most significantly affected its performance. Our retained interest in the entity was accounted for as an equity investment and was included in other non-current assets in our consolidated balance sheet as of December 31, 2016.

We are the primary beneficiaries of these consolidated VIEs as we have the power to direct the activities that most significantly affect their economic performance. Additionally, we have the obligation to absorb their losses and the right to receive benefits that could be significant to them. The assets of our VIEs are only available to settle the obligations of the respective entities. Our consolidated balance sheets included the assets and liabilities of these entities, which primarily comprised the following:

	December 31,
	2016	2015
	(in millions)
Cash and cash equivalents	$57	$44
Accounts receivable, net	14	15
Property and equipment, net	52	44
Deferred income tax assets	58	62
Other non-current assets	53	49
Accounts payable, accrued expenses and other	33	33
Long-term debt	212	208

During the years ended December 31, 2016, 2015 and 2014, we did not provide any financial or other support to any VIEs that we were not previously contractually required to provide, nor do we intend to provide such support in the future.

In June 2015, one of our consolidated VIEs modified the terms of its capital lease, resulting in a reduction in long-term debt of $24 million. Since the capital lease asset had previously been fully impaired, this amount was recognized as a gain in other non-operating income, net in our consolidated statement of operations during the year ended December 31, 2015.

Note 6: Goodwill and Intangible Assets

Goodwill

Our goodwill balances, by reporting unit, were as follows:

	Ownership(1)	Management and Franchise(2)	Total
	(in millions)
Balance as of December 31, 2014	$231	$5,129	$5,360
Disposition of a business(3)	(36)	—	(36)
Foreign currency translation	(2)	(42)	(44)

Balance as of December 31, 2015	193	5,087	5,280
Foreign currency translation	(9)	(53)	(62)

Balance as of December 31, 2016	$184	$5,034	$5,218

(1)	Total goodwill balances for the ownership reporting unit include the following gross carrying values and accumulated impairment losses for the periods presented:

	Gross Carrying Value	Accumulated Impairment Losses	Net Carrying Value
	(in millions)
Balance as of December 31, 2014	$1,027	$(796)	$231
Disposition of a business	(160)	124	(36)
Foreign currency translation	(2)	—	(2)

Balance as of December 31, 2015	865	(672)	193
Foreign currency translation	(9)	—	(9)

Balance as of December 31, 2016	$856	$(672)	$184

(2)	There were no accumulated impairment losses for the management and franchise reporting unit as of December 31, 2016, 2015 and 2014.
(3)	Relates to the sale of the Hilton Sydney, see Note 4: “Disposals” for additional information.

Intangible Assets

Intangible assets were as follows:

	December 31, 2016
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
	(in millions)
Amortizing Intangible Assets:
Management and franchise contracts:
Management and franchise contracts recorded at Merger(1)	$2,221	$(1,534)	$687
Contract acquisition costs and other	343	(67)	276

	$2,564	$(1,601)	$963

Other intangible assets:
Leases(1)	$276	$(126)	$150
Capitalized software	510	(362)	148
Hilton Honors(1)	335	(192)	143
Other	37	(31)	6

	$1,158	$(711)	$447

Non-amortizing Intangible Assets:
Brands(1)	$4,848	$—	$4,848

(1)	Represents intangible assets that were initially recorded at their fair value at the time of the Merger.

	December 31, 2015
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
	(in millions)
Amortizing Intangible Assets:
Management and franchise contracts:
Management and franchise contracts recorded at Merger(1)	$2,249	$(1,381)	$868
Contract acquisition costs and other	279	(58)	221

	$2,528	$(1,439)	$1,089

Other intangible assets:
Leases(1)	$315	$(127)	$188
Capitalized software	436	(274)	162
Hilton Honors(1)	341	(175)	166
Other	34	(27)	7

	$1,126	$(603)	$523

Non-amortizing Intangible Assets:
Brands(1)	$4,919	$—	$4,919

(1)	Represents intangible assets that were initially recorded at their fair value at the time of the Merger.

We recorded amortization expense of $312 million, $325 million and $302 million for the years ended December 31, 2016, 2015 and 2014, respectively, including $87 million, $87 million and $74 million, respectively, of amortization expense on capitalized software. Changes to our brands intangible asset between December 31, 2015 and December 31, 2016 were due to foreign currency translations.

We estimate our future amortization expense for our amortizing intangible assets to be as follows:

Year	(in millions)
2017	$285
2018	267
2019	248
2020	199
2021	73
Thereafter	338

$1,410

Note 7: Property and Equipment

Property and equipment were as follows:

	December 31,
	2016	2015
	(in millions)
Land	$12	$66
Buildings and leasehold improvements	384	379
Furniture and equipment	357	337
Construction-in-progress	14	13

	767	795
Accumulated depreciation	(426)	(384)

	$341	$411

Depreciation expense on property and equipment, including assets recorded for capital leases, was $52 million, $60 million and $61 million during the years ended December 31, 2016, 2015 and 2014, respectively.

As of December 31, 2016 and 2015, property and equipment included approximately $122 million and $120 million, respectively, of capital lease assets primarily consisting of buildings and leasehold improvements, net of $74 million and $63 million, respectively, of accumulated depreciation.

Note 8: Accounts Payable, Accrued Expenses and Other

Accounts payable, accrued expenses and other were as follows:

	December 31,
	2016	2015
	(in millions)
Accrued employee compensation and benefits	$438	$351
Accounts payable	314	268
Liability for guest loyalty program, current	543	494
Insurance reserves, current	122	116
Other accrued expenses	404	390

	$1,821	$1,619

Other accrued expenses consist of deposit liabilities related to hotel operations, taxes, rent, interest and other accrued balances.

Note 9: Debt

Long-term Debt

Long-term debt balances, including obligations for capital leases, and associated interest rates as of December 31, 2016 were as follows:

	December 31,
	2016	2015
	(in millions)
Senior notes with a rate of 5.625%, due 2021	$1,500	$1,500
Senior notes with a rate of 4.250%, due 2024	1,000	—
Senior secured term loan facility with a rate of 3.50%, due 2020	750	4,225
Senior secured term loan facility with an average rate of 3.26%, due 2023	3,209	—
Capital lease obligations with an average rate of 6.34%, due 2018 to 2028	227	227
Other debt with an average rate of 2.65%, due 2018 to 2026	20	20

	6,706	5,972
Less: unamortized deferred financing costs and discount	(90)	(78)
Less: current maturities of long-term debt(1)	(33)	(7)

	$6,583	$5,887

(1)	Net of unamortized deferred financing costs and discount attributable to current maturities of long-term debt.

Senior Notes

In August 2016, we issued $1.0 billion aggregate principal amount of 4.250% Senior Notes due 2024 (the “2024 Senior Notes”) and incurred $20 million of debt issuance costs. Interest on the 2024 Senior Notes is payable semi-annually in arrears on March 1 and September 1 of each year.

As of December 31, 2016 the Senior Notes due 2021 (the “2021 Senior Notes”) and the 2024 Senior Notes were guaranteed on a senior unsecured basis by the same subsidiaries as the senior secured credit facility entered into in 2013 (the “Senior Secured Credit Facility”). See below and Note 24: “Condensed Consolidating Guarantor Financial Information” for additional information. The 2021 Senior Notes were redeemed in full in March 2017, see Note 26: “Subsequent Events” for additional information.

Senior Secured Credit Facility

Our Senior Secured Credit Facility consists of a $1.0 billion senior secured revolving credit facility (the “Revolving Credit Facility”) and a senior secured term loan facility (the “Term Loans”). The obligations of the Senior Secured Credit Facility are unconditionally and irrevocably guaranteed by us and substantially all of our direct or indirect wholly owned domestic subsidiaries.

In November 2016, we amended the Revolving Credit Facility to extend the maturity to November 2021 and incurred $5 million of debt issuance costs. As of December 31, 2016, we had $45 million of letters of credit outstanding under the Revolving Credit Facility and a borrowing capacity of $955 million. We are required to pay a commitment fee of 0.125 percent per annum under the Revolving Credit Facility in respect of the unused commitments thereunder.

In August 2016, we amended the Term Loans pursuant to which $3,225 million of outstanding Term Loans were converted into a new tranche of Term Loans due October 2023 with an interest rate of LIBOR plus 250 basis points. In connection with the modification of the Term Loans, we recognized an $8 million discount as a reduction to long-term debt in our consolidated balance sheet and $4 million of other debt issuance costs included in other non-operating income, net in our consolidated statement of operations. The Term Loans were amended again in March 2017, see Note 26: “Subsequent Events” for additional information.

Debt Maturities

The contractual maturities of our long-term debt as of December 31, 2016 were as follows:

Year	(in millions)
2017	$40
2018	50
2019	47
2020	798
2021	1,549
Thereafter	4,222

$6,706

Note 10: Deferred Revenues

Deferred revenues were as follows:

	December 31,
	2016	2015
	(in millions)
Hilton Honors points sales	$29	$233
Other	13	18

	$42	$251

In 2013, we sold Hilton Honors points to issuers of Hilton Honors co-branded credit cards and recorded deferred revenue upon receipt of the cash. The deferred revenue balance is reduced, and revenue is recognized, as the issuers use the points for promotions, rewards and incentive programs and certain other activities.

Note 11: Other Liabilities

Other long-term liabilities were as follows:

	December 31,
	2016	2015
	(in millions)
Program surplus	$446	$420
Pension obligations	215	183
Other long-term tax liabilities	480	293
Deferred employee compensation and benefits	113	170
Insurance reserves	131	87
Other	107	112

	$1,492	$1,265

Program surplus represents obligations to operate our marketing, sales and brand programs on behalf of our hotel owners. Our obligations related to the insurance claims are expected to be satisfied, on average, over the next three years.

Note 12: Derivative Instruments and Hedging Activities

During the years ended December 31, 2016, 2015 and 2014, derivatives were used to hedge the interest rate risk associated with variable-rate debt, as well as foreign exchange risk associated with certain foreign currency denominated cash balances.

During the year ended December 31, 2016, we dedesignated four interest rate swaps that were previously designated as cash flow hedges as they no longer met the criteria for hedge accounting. These interest rate swaps, which swapped three-month LIBOR on the Term Loans to a fixed rate of 1.87 percent, expire in October 2018 and, as of December 31, 2016, had an aggregate notional amount of $1.45 billion.

As of December 31, 2016, we held 68 short-term foreign exchange forward contracts with an aggregate notional amount of $326 million to offset exposure to fluctuations in our foreign currency denominated cash balances. We elected not to designate these foreign exchange forward contracts as hedging instruments.

Fair Value of Derivative Instruments

The fair values of our derivative instruments in our consolidated balance sheets were as follows:

		December 31,
	Balance Sheet Classification	2016	2015
		(in millions)
Cash Flow Hedges:
Interest rate swaps	Other liabilities	N/A	$15
Non-designated Hedges:
Interest rate swaps	Other liabilities	$12	N/A
Forward contracts	Other current assets	3	1
Forward contracts	Accounts payable, accrued expenses and other	4	1

Earnings Effect of Derivative Instruments

The gains and losses recognized in our consolidated statements of operations and consolidated statements of comprehensive income before any effect for income taxes were as follows:

	Classification of Gain (Loss) Recognized	Year Ended December 31,
		2016	2015	2014
		(in millions)
Cash Flow Hedges:
Interest rate swaps(1)	Other comprehensive loss	$(7)	$(11)	$(14)
Non-designated Hedges:
Interest rate swaps	Other non-operating income, net	4	N/A	N/A
Interest rate swaps(2)	Interest expense	4	N/A	N/A
Forward contracts	Gain (loss) on foreign currency transactions	7	11	1

(1)	There were no amounts recognized in earnings related to hedge ineffectiveness or amounts excluded from hedge effectiveness testing during the years ended December 31, 2016, 2015 and 2014.
(2)	The amount recognized during the year ended December 31, 2016 is related to the dedesignation of these instruments as cash flow hedges and was reclassified from accumulated other comprehensive loss as the underlying transactions occurred.

Note 13: Fair Value Measurements

We did not elect the fair value measurement option for any of our financial assets or liabilities. The fair value of certain financial instruments and the hierarchy level we used to estimate fair values are shown below:

	December 31, 2016
	Carrying Value	Hierarchy Level
		Level 1	Level 2	Level 3
	(in millions)
Assets:
Cash equivalents	$782	$—	$782	$—
Restricted cash equivalents	11	—	11	—
Liabilities:
Long-term debt(1)	6,369	2,516	—	4,006
Interest rate swaps	12	—	12	—

	December 31, 2015
	Carrying Value	Hierarchy Level
		Level 1	Level 2	Level 3
	(in millions)
Assets:
Cash equivalents	$287	$—	$287	$—
Restricted cash equivalents	18	—	18	—
Liabilities:
Long-term debt(1)	5,647	1,560	—	4,222
Interest rate swaps	15	—	15	—

(1)	The carrying value includes unamortized deferred financing costs and discount. The carrying values and fair values exclude capital lease obligations and other debt.

The fair values of financial instruments not included in this table are estimated to be equal to their carrying values as of December 31, 2016 and 2015. Our estimates of the fair values were determined using available market information and appropriate valuation methods. Considerable judgment is necessary to interpret market data and develop the estimated fair values.

Cash equivalents and restricted cash equivalents primarily consisted of short-term interest-bearing money market funds with maturities of less than 90 days, time deposits and commercial paper. The estimated fair values were based on available market pricing information of similar financial instruments.

The estimated fair values of our Level 1 long-term debt were based on prices in active debt markets. The estimated fair values of our Level 3 long-term debt were based on indicative quotes received for similar issuances.

We measure our interest rate swaps at fair value, which were estimated using an income approach. The primary inputs into our fair value estimate include interest rates and yield curves based on observable market inputs of similar instruments.

Note 14: Leases

We lease hotel properties, land, equipment and corporate office space under operating and capital leases. As of December 31, 2016 and 2015, we leased 61 hotels and 64 hotels, respectively, under operating leases, and four hotels under capital leases. As of December 31, 2016 and 2015, two of these capital leases were liabilities of VIEs that we consolidated and were non-recourse to us. Our leases expire at various dates from 2017 through 2196, with varying renewal options, and the majority expire before 2026.

Our operating leases may require minimum rent payments, contingent rent payments based on a percentage of revenue or income or rent payments equal to the greater of a minimum rent or contingent rent. In addition, we may be required to pay some, or all, of the capital costs for property and equipment in the hotel during the term of the lease.

Amortization of assets recorded under capital leases is recorded in depreciation and amortization in our consolidated statements of operations and is recognized over the lease term.

The future minimum rent payments under non-cancelable leases, due in each of the next five years and thereafter as of December 31, 2016, were as follows:

	Operating Leases	Capital Leases	Non-Recourse Capital Leases
Year	(in millions)
2017	$175	$4	$14
2018	157	4	23
2019	147	4	23
2020	142	4	24
2021	133	5	24
Thereafter	863	34	174

Total minimum rent payments	$1,617	55	282

Less: amount representing interest		(19)	(91)

Present value of net minimum rent payments		$36	$191

Rent expense for all operating leases was as follows:

	Year Ended December 31,
	2016	2015	2014
	(in millions)
Minimum rentals	$224	$244	$247
Contingent rentals	98	104	127

	$322	$348	$374

Note 15: Income Taxes

Our tax provision includes federal, state and foreign income taxes payable. The domestic and foreign components of income before income taxes were as follows:

	Year Ended December 31,
	2016	2015	2014
	(in millions)
U.S. income before tax	$934	$262	$181
Foreign income (loss) before tax	(378)	271	152

Income before income taxes	$556	$533	$333

The components of our provision (benefit) for income taxes were as follows:

	Year Ended December 31,
	2016	2015	2014
	(in millions)
Current:
Federal	$441	$164	$118
State	143	51	41
Foreign	70	64	86

Total current	654	279	245

Deferred:
Federal	(116)	(606)	(74)
State	50	(86)	(17)
Foreign	(24)	65	—

Total deferred	(90)	(627)	(91)

Total provision (benefit) for income taxes	$564	$(348)	$154

Reconciliations of our tax provision at the U.S. statutory rate to the provision (benefit) for income taxes were as follows:

	Year Ended December 31,
	2016	2015	2014
	(in millions)
Statutory U.S. federal income tax provision	$194	$187	$116
State income taxes, net of U.S. federal tax benefit	23	17	7
Foreign income tax expense	119	108	52
U.S. benefit of foreign taxes	(71)	(106)	(46)
Foreign losses not subject to U.S. tax	—	—	(7)
Nontaxable liquidation of subsidiaries	—	(628)	—
Corporate restructuring	482	—	—
Change in deferred tax asset valuation allowance	(65)	14	8
Change in basis difference in foreign subsidiaries	27	11	13
Provision (benefit) for uncertain tax positions	(139)	18	5
Non-deductible share-based compensation	—	23	11
Non-deductible goodwill	—	13	—
Other, net	(6)	(5)	(5)

Provision (benefit) for income taxes	$564	$(348)	$154

During the year ending December 31, 2016, we effected two corporate structuring transactions that included (i) the organization of Hilton’s assets and subsidiaries in preparation for the spin-offs, and (ii) a restructuring of Hilton’s international assets and subsidiaries (the “international restructuring”). The international restructuring involved a transfer of certain assets, including intellectual property used in the international business, from U.S. subsidiaries to foreign subsidiaries and became effective in December 2016. The transfer of the intellectual property resulted in the recognition of tax expense representing the estimated U.S. tax expected to be paid in future years on income generated from the intellectual property transferred to foreign subsidiaries. Further, our deferred effective tax rate is determined based upon the composition of applicable federal and state tax rates. Due to the changes in the footprint of the Company and the expected applicable tax rates at which our domestic deferred tax assets and liabilities will reverse in future periods as a result of the described restructuring activities, our estimated deferred effective tax rate has increased for the year ended December 31, 2016. In total these structuring transactions, which became effective in December 2016, resulted in additional income tax expense of $482 million in the period.

After the 2016 international restructuring, based on our consideration of all available positive and negative evidence, we determined that it was more likely than not we would be able to realize the benefit of various foreign deferred tax assets. Accordingly, as of December 31, 2016, we released valuation allowances of $26 million against our foreign deferred tax assets.

During the year ended December 31, 2015, certain of our U.S. subsidiary corporations were converted to limited liability companies and certain of our subsidiary controlled foreign corporations elected to be disregarded for U.S. federal income tax purposes. These transactions were treated as tax-free liquidations for federal tax purposes. As a result of these liquidation transactions, $512 million of deferred tax liabilities were derecognized. In addition, we recognized $116 million of previously unrecognized deferred tax assets associated with assets and liabilities distributed from the liquidated controlled foreign corporations, resulting in a total deferred tax benefit of $628 million. These previously unrecognized deferred tax assets were a component of our investment in foreign subsidiaries deferred tax balances that were connected to the liquidated controlled foreign corporations. Prior to these liquidations, we did not believe that the benefit of these deferred tax assets would be realized within the foreseeable future; therefore, we did not recognize these deferred tax assets.

Deferred income taxes represent the tax effect of the differences between the book and tax bases of assets and liabilities plus carryforward items. The tax effects of the temporary differences and carryforwards that give rise to our net deferred tax asset (liability) were as follows:

	December 31,
	2016	2015
	(in millions)
Deferred Tax Assets:
Net operating loss carryforwards	$394	$440
Compensation	214	243
Other reserves	15	39
Capital lease obligations	84	90
Insurance reserves	36	50
Program surplus	84	79
Property and equipment	26	172
Investments	12	72
Other	66	84

Total gross deferred tax assets	931	1,269
Less: valuation allowance	(507)	(484)

Deferred tax assets	424	785

Deferred Tax Liabilities:
Brands	(1,626)	(1,867)
Amortizable intangible assets	(305)	(488)
Investment in foreign subsidiaries	(39)	(35)
Deferred income	(150)	(211)

Deferred tax liabilities	(2,120)	(2,601)

Net deferred taxes	$(1,696)	$(1,816)

As of December 31, 2016, we had foreign net operating loss carryforwards of $1.5 billion, which resulted in deferred tax assets of $394 million for foreign jurisdictions. Approximately $7 million of our deferred tax assets as of December 31, 2016 related to net operating loss carryforwards that will expire between 2017 and 2036 with less than $1 million of that amount expiring in 2017. Approximately $387 million of our deferred tax assets as of December 31, 2016 resulted from net operating loss carryforwards that are not subject to expiration. We believe that it is more likely than not that the benefit from certain foreign net operating loss carryforwards will not be realized. In recognition of this assessment, we provided a valuation allowance of $385 million as of December 31, 2016 on the deferred tax assets relating to these foreign net operating loss carryforwards. Our total valuation allowance relating to these net operating loss carryforwards and other deferred tax assets increased $23 million during the year ended December 31, 2016.

We classify reserves for tax uncertainties within current income taxes payable and other long-term liabilities in our consolidated balance sheets. Reconciliations of the beginning and ending amount of unrecognized tax benefits were as follows:

	Year Ended December 31,
	2016	2015	2014
	(in millions)
Balance at beginning of year	$315	$296	$323
Additions for tax positions related to the prior year	77	25	32
Additions for tax positions related to the current year	9	8	10
Reductions for tax positions for prior years	(204)	(4)	(63)
Settlements	(21)	(4)	(1)
Lapse of statute of limitations	(2)	(2)	(2)
Currency translation adjustment	—	(4)	(3)

Balance at end of year	$174	$315	$296

The changes to our unrecognized tax benefits during the years ended December 31, 2016 and 2015 were primarily the result of items identified, resolved and settled as part of our ongoing U.S. federal audit. We recognize interest and penalties accrued related to uncertain tax positions in income tax expense. As of December 31, 2016 and 2015, we had accrued approximately $30 million and $26 million, respectively, for the payment of interest and penalties. We accrued approximately $4 million, $5 million and $8 million during the years ended December 31, 2016, 2015 and 2014, respectively. Included in the balance of uncertain tax positions as of December 31, 2016 and 2015 were $176 million and $299 million, respectively, associated with positions that if favorably resolved would provide a benefit to our effective tax rate. As a result of the expected resolution of examination issues with federal, state, and foreign tax authorities, we believe it is reasonably possible that during the next 12 months the amount of unrecognized tax benefits will decrease up to $8 million.

We file income tax returns, including returns for our subsidiaries, with federal, state and foreign jurisdictions. We are under regular and recurring audit by the Internal Revenue Service (“IRS”) on open tax positions. The timing of the resolution of tax audits is highly uncertain, as are the amounts, if any, that may ultimately be paid upon such resolution. Changes may result from the conclusion of ongoing audits, appeals or litigation in state, local, federal and foreign tax jurisdictions or from the resolution of various proceedings between the U.S. and foreign tax authorities. We are no longer subject to U.S. federal income tax examination for years through 2004. As of December 31, 2016, we remain subject to federal examinations from 2005-2015, state examinations from 2003-2015 and foreign examinations of our income tax returns for the years 1996 through 2015.

In April 2014, we received 30-day Letters from the IRS and the Revenue Agents Report (“RAR”) for the 2006 and October 2007 tax years. We disagreed with several of the proposed adjustments in the RAR, filed a formal appeals protest with the IRS and did not make any tax payments related to this audit. The issues being protested in appeals relate to assertions by the IRS that: (1) certain foreign currency-denominated intercompany loans from our foreign subsidiaries to certain U.S. subsidiaries should be recharacterized as equity for U.S. federal income tax purposes and constitute deemed dividends from such foreign subsidiaries to our U.S. subsidiaries; (2) in calculating the amount of U.S. taxable income resulting from our Hilton Honors guest loyalty program, we should not reduce gross income by the estimated costs of future redemptions, but rather such costs would be deductible at the time the points are redeemed; and (3) certain foreign-currency denominated loans issued by one of our Luxembourg subsidiaries whose functional currency is USD, should instead be treated as issued by one of our Belgian subsidiaries whose functional currency is the euro, and thus foreign currency gains and losses with respect to such loans should have been measured in euros, instead of USD. Additionally, in January 2016, we received a 30-day Letter from the IRS and the RAR for the December 2007 through 2010 tax years. The RAR includes the proposed adjustments for tax years December 2007 through 2010, which reflect the carryover effect of the three protested issues from 2006 through October 2007. These proposed adjustments will also be protested in appeals, and formal appeals protests have been submitted. In total, the proposed adjustments sought by the IRS would result in additional U.S. federal tax owed of approximately $874 million, excluding interest and penalties and potential state income taxes. The portion of this amount related to our Hilton Honors guest loyalty program would result in a decrease to our future tax liability when the points are redeemed. We disagree with the IRS’s position on each of these assertions and intend to vigorously contest them. However, as a result of recent developments related to the appeals process discussion that have taken place in 2016, we have determined based on on-going discussions with the IRS, it is more likely than not that we will not recognize the full benefit related to certain of the issues being appealed. Accordingly, as of December 31, 2016, we have recorded a $44 million unrecognized tax benefit.

State income tax returns are generally subject to examination for a period of three to five years after filing the respective return; however, the state effect of any federal tax return changes remains subject to examination by various states for a period generally of up to one year after formal notification to the states. The statute of limitations for the foreign jurisdictions generally ranges from three to ten years after filing the respective tax return.

Note 16: Employee Benefit Plans

We sponsor multiple domestic and international employee benefit plans. Benefits are based upon years of service and compensation.

We have a noncontributory retirement plan in the U.S. (the “Domestic Plan”), which covers certain employees not earning union benefits. This plan was frozen for participant benefit accruals in 1996; therefore, the projected benefit obligation is equal to the accumulated benefit obligation. The plan assets will be used to pay benefits due to employees for service through December 31, 1996. As employees have not accrued additional benefits since that time, we do not utilize salary or pension inflation assumptions in calculating our benefit obligation for the Domestic Plan. The annual measurement date for the Domestic Plan is December 31.

We also have multiple employee benefit plans that cover many of our international employees. These include (i) a plan that covers workers in the United Kingdom (the “U.K. Plan”), which was frozen to further service accruals on November 30, 2013; and (ii) a number of smaller plans that cover workers in various countries around the world (the “International Plans”). The annual measurement date for all of these plans is December 31.

We are required to recognize the funded status of our pension plans, which is the difference between the fair value of plan assets and the projected benefit obligations, in our consolidated balance sheets and make corresponding adjustments for changes in the value through accumulated other comprehensive loss, net of tax.

The following table presents the projected benefit obligation, the fair value of plan assets, the funded status and the accumulated benefit obligation for the Domestic Plan, the U.K. Plan and the International Plans:

	Domestic Plan		U.K. Plan		International Plans
	2016	2015	2016	2015	2016	2015
	(in millions)
Change in Projected Benefit Obligation:
Benefit obligation at beginning of year	$394	$425	$391	$415	$82	$115
Service cost	—	—	2	1	2	2
Interest cost	13	16	12	15	2	2
Actuarial loss (gain)	1	(8)	87	(5)	2	(1)
Settlements and curtailments	(2)	(14)	—	—	(1)	(4)
Effect of foreign exchange rates	—	—	(74)	(19)	(1)	(4)
Benefits paid	(25)	(25)	(14)	(16)	(5)	(28)

Benefit obligation at end of year	$381	$394	$404	$391	$81	$82

Change in Plan Assets:
Fair value of plan assets at beginning of year	$265	$283	$368	$390	$60	$85
Actual return on plan assets, net of expenses	11	(11)	42	(1)	1	—
Employer contributions	18	32	5	13	3	8
Effect of foreign exchange rates	—	—	(65)	(18)	—	(1)
Benefits paid	(25)	(25)	(14)	(16)	(5)	(28)
Settlements	(2)	(14)	—	—	(1)	(4)

Fair value of plan assets at end of year	267	265	336	368	58	60

Funded status at end of year (underfunded)	(114)	(129)	(68)	(23)	(23)	(22)

Accumulated benefit obligation	$381	$394	$404	$391	$81	$82

Amounts recognized in the consolidated balance sheets consisted of:

	Domestic Plan		U.K. Plan		International Plans
	2016	2015	2016	2015	2016	2015
	(in millions)
Other non-current assets	$4	$2	$—	$—	$6	$7
Other liabilities	(118)	(131)	(68)	(23)	(29)	(29)

Net amount recognized	$(114)	$(129)	$(68)	$(23)	$(23)	$(22)

Amounts recognized in accumulated other comprehensive loss consisted of:

	Domestic Plan			U.K. Plan			International Plans
	2016	2015	2014	2016	2015	2014	2016	2015	2014
	(in millions)
Net actuarial loss	$—	$15	$42	$41	$16	$33	$3	$1	$10
Prior service credit	(3)	(4)	(4)	—	—	—	—	—	—
Amortization of net gain	(3)	(3)	(7)	(2)	(2)	(1)	(1)	(9)	(1)

Net amount recognized	$(6)	$8	$31	$39	$14	$32	$2	$(8)	$9

The estimated unrecognized net losses and prior service cost that will be amortized into net periodic pension cost over the fiscal year following the indicated year were as follows:

	Domestic Plan			U.K. Plan			International Plans
	2016	2015	2014	2016	2015	2014	2016	2015	2014
	(in millions)
Unrecognized net losses	$2	$2	$3	$4	$2	$2	$—	$—	$1
Unrecognized prior service cost	4	4	4	—	—	—	—	—	—

Amount unrecognized	$6	$6	$7	$4	$2	$2	$—	$—	$1

The net periodic pension cost (credit) was as follows:

	Domestic Plan			U.K. Plan			International Plans
	2016	2015	2014	2016	2015	2014	2016	2015	2014
	(in millions)
Service cost	$8	$7	$7	$2	$2	$1	$3	$3	$2
Interest cost	13	16	17	12	15	17	2	2	4
Expected return on plan assets	(19)	(19)	(18)	(22)	(25)	(24)	(3)	(4)	(4)
Amortization of prior service cost	4	4	4	—	—	—	—	—	—
Amortization of net loss	3	3	1	2	2	1	—	—	1
Settlement losses	—	—	5	—	—	—	—	10	1

Net periodic pension cost (credit)	$9	$11	$16	$(6)	$(6)	$(5)	$2	$11	$4

The weighted-average assumptions used to determine benefit obligations were as follows:

	Domestic Plan		U.K. Plan		International Plans
	2016	2015	2016	2015	2016	2015
Discount rate	4.0%	4.3%	2.8%	3.9%	3.1%	3.5%
Salary inflation	N/A	N/A	1.9	1.7	2.1	2.1
Pension inflation	N/A	N/A	3.1	2.8	1.7	1.6

The weighted-average assumptions used to determine net periodic pension cost (credit) were as follows:

	Domestic Plan			U.K. Plan			International Plans
	2016	2015	2014	2016	2015	2014	2016	2015	2014
Discount rate	4.2%	3.9%	4.7%	3.9%	3.8%	4.7%	3.5%	3.3%	4.3%
Expected return on plan assets	7.3	7.5	7.5	6.5	6.5	6.5	5.4	5.1	6.0
Salary inflation	N/A	N/A	N/A	1.7	1.6	1.9	2.1	2.2	2.3
Pension inflation	N/A	N/A	N/A	2.8	2.8	3.0	1.6	1.8	1.9

The investment objectives for the various plans are preservation of capital, current income and long-term growth of capital. All plan assets are managed by outside investment managers and do not include investments in Hilton stock. Asset allocations are reviewed periodically by the investment managers.

Expected long-term returns on plan assets are determined using historical performance for debt and equity securities held by our plans, actual performance of plan assets and current and expected market conditions. Expected returns are formulated based on the target asset allocation. The target asset allocation for the Domestic Plan, as a percentage of total plan assets, as of December 31, 2016 and 2015 was 65 percent and 60 percent, respectively, in funds that invest in equity securities and 35 percent and 40 percent, respectively, in funds that invest in debt securities. The target asset allocation for the U.K. Plan and the International Plans was 65 percent in funds that invest in equity and debt securities and 35 percent in bond funds as of December 31, 2016 and 2015, respectively.

The following tables present the fair value hierarchy of total plan assets measured at fair value by asset category. The fair values of Level 2 assets were based on available market pricing information of similar financial instruments. There were no Level 3 assets as of December 31, 2016 and 2015.

	December 31, 2016
	Domestic Plan		U.K. Plan		International Plans
	Level 1	Level 2	Level 1	Level 2	Level 1	Level 2
	(in millions)
Cash and cash equivalents	$—	$—	$—	$—	$10	$—
Equity funds	25	—	—	—	3	6
Debt securities	1	62	—	—	—	—
Bond funds	—	—	—	—	—	6
Common collective trusts	—	139	—	336	—	33
Other	—	40	—	—	—	—

Total	$26	$241	$—	$336	$13	$45

	December 31, 2015
	Domestic Plan		U.K. Plan		International Plans
	Level 1	Level 2	Level 1	Level 2	Level 1	Level 2
	(in millions)
Cash and cash equivalents	$—	$—	$—	$—	$10	$—
Equity funds	64	—	—	—	4	7
Debt securities	2	71	—	—	—	—
Bond funds	—	—	—	—	—	7
Common collective trusts	—	128	—	368	—	32

Total	$66	$199	$—	$368	$14	$46

We expect to contribute approximately $21 million, $8 million and $4 million to the Domestic Plan, the U.K. Plan and the International Plans, respectively, in 2017.

As of December 31, 2016, the benefits expected to be paid in the next five years and in the aggregate for the five years thereafter were as follows:

	Domestic Plan	U.K. Plan	International Plans
Year	(in millions)
2017	$30	$13	$9
2018	27	13	5
2019	26	13	5
2020	26	14	5
2021	26	14	5
2022-2026	124	73	24

	$259	$140	$53

As of January 1, 2007, the Domestic Plan and plans maintained for certain domestic hotels currently or formerly managed by us were merged into a multiple employer plan. As of December 31, 2016, the multiple employer plan had combined plan assets of $289 million and a projected benefit obligation of $405 million.

We also have plans covering qualifying employees and non-officer directors (the “Supplemental Plans”). Benefits for the Supplemental Plans are based upon years of service and compensation. Since December 31, 1996, employees and non-officer directors have not accrued additional benefits under the Supplemental Plans.

These plans are self-funded by us and, therefore, have no plan assets isolated to pay benefits due to employees. As of December 31, 2016 and 2015, these plans had benefit obligations of $19 million and $17 million, respectively, which were fully accrued in other liabilities in our consolidated balance sheets. Expense incurred under the Supplemental Plans for the year ended December 31, 2016 was $3 million and for the years ended December 31, 2015 and 2014 was less than $1 million.

We have various employee defined contribution investment plans whereby we contribute matching percentages of employee contributions. The aggregate expense under these plans totaled $17 million, $18 million and $19 million for the years ended December 31, 2016, 2015 and 2014, respectively.

Note 17: Share-Based Compensation

We recorded share-based compensation expense of $81 million, $147 million and $69 million during the years ended December 31, 2016, 2015 and 2014, respectively, which includes amounts reimbursed by hotel owners. The total tax benefit recognized related to this compensation expense was $31 million, $31 million and $14 million for the years ended December 31, 2016, 2015 and 2014, respectively. Share-based compensation expense for the years ended December 31, 2015 and 2014 included compensation expense that was recognized when certain remaining awards granted in connection with our initial public offering vested during 2015 and 2014. Additionally, we terminated a cash-based, long-term incentive plan and reversed the associated accruals resulting in a reduction of compensation expense for the year ended December 31, 2014. As of December 31, 2016 and 2015, we accrued $15 million and $7 million, respectively, in accounts payable, accrued expenses and other in our consolidated balance sheets for certain awards settled in cash.

As of December 31, 2016, unrecognized compensation costs for unvested awards was approximately $83 million, which is expected to be recognized over a weighted-average period of 1.7 years on a straight-line basis. There were 21,823,633 shares of common stock available for future issuance under the Stock Plan as of December 31, 2016.

All share and share-related information have been adjusted to reflect the Reverse Stock Split. See Note 1: “Organization” for further discussion.

RSUs

The following table provides information about our RSU grants for the last three fiscal years:

	Year Ended December 31,
	2016	2015	2014
Number of shares granted	1,169,238	679,546	1,883,454
Weighted average grant date fair value per share	$59.73	$82.38	$64.59
Fair value of shares vested (in millions)(1)	$40	$90	$—

(1)	The fair value of shares vested during the year ended December 31, 2014 was less than $1 million.

The following table summarizes the activity of our RSUs during the year ended December 31, 2016:

	Number of Shares	Weighted Average Grant Date Fair Value per Share
Outstanding as of December 31, 2015	1,246,084	$73.44
Granted	1,169,238	59.73
Vested	(683,262)	70.50
Forfeited	(107,519)	66.90

Outstanding as of December 31, 2016	1,624,541	65.24

Options

The following table provides information about our option grants for the last three fiscal years:

	Year Ended December 31,
	2016	2015	2014
Number of options granted	503,150	309,528	334,530
Weighted average exercise price per share	$58.83	$82.38	$64.59
Weighted average grant date fair value per share	$16.41	$25.17	$22.74

The grant date fair value of each of these option grants was determined using the Black-Scholes-Merton option-pricing model with the following assumptions:

	Year Ended December 31,
	2016	2015	2014
Expected volatility(1)	32.00%	28.00%	33.00%
Dividend yield(2)	1.43%	—%	—%
Risk-free rate(3)	1.36%	1.67%	1.85%
Expected term (in years)(4)	6.0	6.0	6.0

(1)	Due to limited trading history for our common stock, we did not have sufficient information available on which to base a reasonable and supportable estimate of the expected volatility of our share price. As a result, we used an average historical volatility of our peer group over a time period consistent with our expected term assumption. Our peer group was determined based upon companies in our industry with similar business models and is consistent with those used to benchmark our executive compensation.
(2)	Estimated based on the expected annualized dividend payment at the date of grant. For the 2014 and 2015 options, we had no plans to pay dividends during the expected term at the time of grant.
(3)	Based on the yields of U.S. Department of Treasury instruments with similar expected lives.
(4)	Estimated using the average of the vesting periods and the contractual term of the options.

The following table summarizes the activity of our options during the year ended December 31, 2016:

	Number of Shares	Weighted Average Exercise Price per Share
Outstanding as of December 31, 2015	616,832	$73.47
Granted	503,150	58.83
Exercised	(5,724)	64.59
Forfeited, canceled or expired	(38,227)	69.03

Outstanding as of December 31, 2016	1,076,031	66.83

Exercisable as of December 31, 2016	293,517	70.57

The weighted average remaining contractual term for options outstanding as of December 31, 2016 was 8.2 years.

Performance Shares

In November 2016, we modified our performance shares whereby we will convert the performance shares granted in 2015 and 2016 to RSUs based on a 100 percent achievement percentage with the same vesting periods as the original awards contingent upon the occurrence of the spin-offs, which was determined to be 100 percent probable. We recognized $0.3 million of incremental expense related to the modification of these grants during the year ended December 31, 2016. We will recognize additional expense of $5.6 million from the modification over the remaining terms of the awards.

The following table provides information about our performance share grants for the last three fiscal years:

	Year Ended December 31,
	2016	2015	2014
Relative Shareholder Return:
Number of shares granted	300,784	204,523	176,661
Weighted average grant date fair value per share	$62.43	$98.94	$70.68
Fair value of shares vested (in millions)	$16	$—	$—

EBITDA CAGR:
Number of shares granted	300,784	204,523	176,661
Weighted average grant date fair value per share	$58.83	$82.38	$64.59
Fair value of shares vested (in millions)	$12	$—	$—

The grant date fair value of each of the performance shares based on relative shareholder return was determined using a Monte Carlo simulation valuation model with the following assumptions:

	Year Ended December 31,
	2016	2015	2014
Expected volatility(1)	31.00%	24.00%	30.00%
Dividend yield(2)	—%	—%	—%
Risk-free rate(3)	0.92%	1.04%	0.70%
Expected term (in years)(4)	2.8	2.8	2.8

(1)	Due to limited trading history for our common stock, we did not have sufficient information available on which to base a reasonable and supportable estimate of the expected volatility of our share price. As a result, we used an average historical volatility of our peer group over a time period consistent with our expected term assumption. Our peer group was determined based upon companies in our industry with similar business models and is consistent with those used to benchmark our executive compensation.
(2)	As dividends are assumed to be reinvested in shares of common stock and dividends will not be paid to the participants of the performance shares unless the shares vest, we utilized a dividend yield of zero percent.
(3)	Based on the yields of U.S. Department of Treasury instruments with similar expected lives.
(4)	Midpoint of the 30-calendar day period preceding the end of the performance period.

The following table summarizes the activity of our performance shares during the year ended December 31, 2016:

	Relative Shareholder Return		EBITDA CAGR
	Number of Shares	Weighted Average Grant Date Fair Value per Share	Number of Shares	Weighted Average Grant Date Fair Value per Share
Outstanding as of December 31, 2015	366,361	$86.37	366,361	$74.49
Granted	300,784	62.43	300,784	58.83
Vested	(152,835)	70.68	(152,835)	64.59
Forfeited or canceled	(178,508)	77.58	(178,508)	68.61

Outstanding as of December 31, 2016	335,802	76.74	335,802	68.09

DSUs

During the years ended December 31, 2016 and 2015, we issued to our independent directors 11,393 and 6,179 DSUs, respectively, with grant date fair values of $66.12 and $84.96, respectively.

Note 18: Earnings (Loss) Per Share

The following table presents the calculation of basic and diluted earnings (loss) per share. All share and per share amounts have been adjusted to reflect the Reverse Stock Split. See Note 1: “Organization” for further additional information.

	Year Ended December 31,
	2016	2015	2014
	(in millions, except per share amounts)
Basic earnings (loss) per share:
Numerator:
Net income (loss) from continuing operations attributable to Hilton stockholders	$(18)	$876	$174
Denominator:
Weighted average shares outstanding	329	329	328

Basic earnings (loss) per share	$(0.05)	$2.67	$0.53

Diluted earnings (loss) per share:
Numerator:
Net income (loss) from continuing operations attributable to Hilton stockholders	$(18)	$876	$174
Denominator:
Weighted average shares outstanding	329	330	329

Diluted earnings (loss) per share	$(0.05)	$2.66	$0.53

Approximately 2 million share-based compensation awards were excluded from the weighted average shares outstanding used in the computation of diluted EPS for the year ended December 31, 2016, and less than 1 million awards were excluded for the years ended December 31, 2015 and 2014 because their effect would have been anti-dilutive under the treasury stock method.

Note 19: Accumulated Other Comprehensive Loss

The components of accumulated other comprehensive loss, net of taxes, were as follows:

	Currency Translation Adjustment(1)	Pension Liability Adjustment	Cash Flow Hedge Adjustment	Total
	(in millions)
Balance as of December 31, 2013	$(136)	$(134)	$6	$(264)
Other comprehensive loss before reclassifications	(299)	(49)	(9)	(357)
Amounts reclassified from accumulated other comprehensive loss	(5)	4	—	(1)

Net current period other comprehensive loss	(304)	(45)	(9)	(358)

Equity contribution to consolidated variable interest entities	(6)	—	—	(6)

Balance as of December 31, 2014	(446)	(179)	(3)	(628)
Other comprehensive loss before reclassifications	(150)	(21)	(7)	(178)
Amounts reclassified from accumulated other comprehensive loss	16	6	—	22

Net current period other comprehensive loss	(134)	(15)	(7)	(156)

Balance as of December 31, 2015	(580)	(194)	(10)	(784)
Other comprehensive loss before reclassifications	(157)	(63)	(5)	(225)
Amounts reclassified from accumulated other comprehensive loss	(1)	6	3	8

Net current period other comprehensive loss	(158)	(57)	(2)	(217)

Balance as of December 31, 2016	$(738)	$(251)	$(12)	$(1,001)

(1)	Includes net investment hedges and intra-entity foreign currency transactions that are of a long-term investment nature.

The following table presents additional information about reclassifications out of accumulated other comprehensive loss (amounts in parentheses indicate a loss in our consolidated statement of operations):

	Year Ended December 31,
	2016	2015	2014
	(in millions)
Currency translation adjustment:
Sale and liquidation of foreign assets(1)	$—	$(25)	$3
Gains on net investment hedges(2)	1	—	2
Tax benefit(3)(4)	—	9	—

Total currency translation adjustment reclassifications for the period, net of tax	1	(16)	5

Pension liability adjustment:
Amortization of prior service cost(5)	(4)	(4)	(4)
Amortization of net loss(5)	(5)	(5)	(3)
Tax expense(3)	3	3	3

Total pension liability adjustment reclassifications for the period, net of tax	(6)	(6)	(4)

Cash flow hedge adjustment:
Dedesignation of interest rate swaps(6)	(4)	—	—
Tax benefit(3)	1	—	—

Total cash flow hedge adjustment reclassifications for the period, net of tax	(3)	—	—

Total reclassifications for the period, net of tax	$(8)	$(22)	$1

(1)	Reclassified out of accumulated other comprehensive loss to gain on sales of assets, net for the year ended December 31, 2015 and other non-operating income, net for the year ended December 31, 2014 in our consolidated statements of operations.
(2)	Reclassified out of accumulated other comprehensive loss to gain (loss) on foreign currency transactions in our consolidated statements of operations.
(3)	Reclassified out of accumulated other comprehensive loss to income tax benefit (expense) in our consolidated statements of operations.
(4)	The tax benefit was less than $1 million for the years ended December 31, 2016 and 2014.
(5)	Reclassified out of accumulated other comprehensive loss to general and administrative expenses in our consolidated statements of operations. These amounts were included in the computation of net periodic pension cost. See Note 16: “Employee Benefit Plans” for additional information.
(6)	Reclassified out of accumulated other comprehensive loss to interest expense in our consolidated statement of operations.

Note 20: Business Segments

We are a diversified hospitality company with operations organized in two distinct operating segments, following the spin-offs: (i) management and franchise; and (ii) ownership. These segments are managed separately because of their distinct economic characteristics.

The management and franchise segment includes all of the hotels we manage for third-party owners, as well as all franchised hotels operated or managed by someone other than us. As of December 31, 2016, this segment included 559 managed hotels and 4,175 franchised hotels totaling 4,734 properties consisting of 738,724 rooms. This segment also earns fees for managing properties in our ownership segment.

As of December 31, 2016, the ownership segment included 74 properties totaling 22,291 rooms, comprising 65 hotels that we wholly owned or leased, one hotel owned by a consolidated non-wholly owned entity, two hotels leased by consolidated VIEs and six hotels owned or leased by unconsolidated affiliates.

Effective January 3, 2017, as a result of the completion of the spin-offs, our ownership of 58 hotels, as well as our ownership interests in nine hotels that were owned or leased by unconsolidated affiliates, were transferred to Park and managed or franchised by Hilton. Additionally, our timeshare properties, which were included in our historical timeshare segment, were owned by HGV and franchised by Hilton. As such, the financial position and results of operations for these properties as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 were included within discontinued operations in our consolidated financial statements.

Prior to the spin-offs, the performance of our operating segments was evaluated primarily on Adjusted EBITDA. Following the spin-offs, the performance of our operating segments is evaluated primarily on operating income, without allocating corporate and other revenues and expenses or indirect general and administrative expenses, as we have simplified our operating segments and certain adjustments included in Adjusted EBITDA on a segment basis are no longer applicable.

The following table presents revenues for our reportable segments, reconciled to consolidated amounts:

	Year Ended December 31,
	2016	2015	2014
	(in millions)
Management and franchise(1)	$1,580	$1,496	$1,302
Ownership	1,452	1,596	1,776

Segment revenues	3,032	3,092	3,078
Other revenues	82	71	80
Other revenues from managed and franchised properties	4,310	4,011	3,567
Intersegment fees elimination(1)	(42)	(41)	(37)

Total revenues	$7,382	$7,133	$6,688

(1)	Includes management, royalty and intellectual property fees charged to our ownership segment by our management and franchise segment, which were eliminated in our consolidated financial statements.

The following table presents operating income for our reportable segments, reconciled to consolidated income from continuing operations before income taxes:

	Year Ended December 31,
	2016	2015	2014
	(in millions)
Management and franchise(1)	$1,580	$1,496	$1,302
Ownership(1)	115	141	153

Segment operating income	1,695	1,637	1,455
Other revenues, less other expenses	31	31	22
Depreciation and amortization	(364)	(385)	(363)
Impairment loss	(15)	(9)	—
General and administrative	(403)	(537)	(411)
Gain on sales of assets, net	8	163	—

Operating income	952	900	703
Interest expense	(394)	(377)	(416)
Gain (loss) on foreign currency transactions	(16)	(41)	26
Other non-operating income, net	14	51	20

Income from continuing operations before income taxes	$556	$533	$333

(1)	Includes management, royalty and intellectual property fees charged to our ownership segment by our management and franchise segment, which were eliminated in our consolidated financial statements.

The following table presents total assets for our reportable segments, reconciled to consolidated amounts of continuing operations:

	December 31,
	2016	2015
	(in millions)
Management and franchise	$10,825	$11,078
Ownership	1,032	1,116
Corporate and other	2,529	1,960

	$14,386	$14,154

The following table presents capital expenditures for property and equipment for our reportable segments, reconciled to consolidated capital expenditures of continuing operations:

	Year Ended December 31,
	2016	2015	2014
	(in millions)
Ownership	$45	$52	$76
Corporate and other	17	15	8

	$62	$67	$84

Total revenues by country were as follows:

	Year Ended December 31,
	2016	2015	2014
	(in millions)
U.S.	$5,315	$4,935	$4,355
United Kingdom	955	1,017	874
All other	1,112	1,181	1,459

	$7,382	$7,133	$6,688

Other than the countries included above, there were no countries that individually represented more than 10 percent of total revenues for the years ended December 31, 2016, 2015 and 2014.

Property and equipment, net by country was as follows:

	December 31,
	2016	2015
	(in millions)
U.S.	$92	$141
Japan	87	76
United Kingdom	79	100
Germany	35	37
All other	48	57

	$341	$411

Other than the countries included above, there were no countries that individually represented more than 10 percent of total property and equipment, net as of December 31, 2016 and 2015.

Note 21: Commitments and Contingencies

As of December 31, 2016, we had an outstanding guarantee of $5 million, with a remaining term of seven years, for debt of a third party and had one letter of credit for $25 million that was pledged as collateral for the guarantee, which was reduced to $5 million subsequent to December 31, 2016. Although we believe it is unlikely that material payments will be required under the guarantee or letter of credit, there can be no assurance that this will be the case.

We have also provided performance guarantees to certain owners of hotels that we operate under management contracts. Most of these guarantees allow us to terminate the contract, rather than fund shortfalls, if specified performance levels are not achieved. However, in limited cases, we are obligated to fund performance shortfalls. As of December 31, 2016, we had seven contracts containing performance guarantees, with expirations ranging from 2019 to 2030, and possible cash outlays totaling approximately $69 million. Our obligations under these guarantees in future periods are dependent on the operating performance levels of these hotels over the remaining terms of the performance guarantees. We do not have any letters of credit pledged as collateral against these guarantees. As of December 31, 2016 and 2015, we recorded approximately $11 million and $8 million, respectively, in accounts payable, accrued expenses and other and approximately $17 million and $25 million, respectively, in other liabilities in our consolidated balance sheets for an outstanding performance guarantee that is related to a VIE for which we are not the primary beneficiary.

We have entered into an agreement with an affiliate of the owner of a hotel whereby we have agreed to provide a $60 million junior mezzanine loan to finance the construction of a new hotel that we will manage. The junior mezzanine loan is subordinated to a senior mortgage loan and senior mezzanine loan provided by third parties unaffiliated with us and will be funded on a pro rata basis with these loans as the construction costs are incurred. During the years ended December 31, 2016 and 2015, we funded $34 million and $17 million, respectively, of this commitment, and we expect to fund our remaining commitment of $9 million in 2017.

We are involved in litigation arising in the normal course of business, some of which includes claims for substantial sums. While the ultimate results of claims and litigation cannot be predicted with certainty, we expect that the ultimate resolution of all pending or threatened claims and litigation as of December 31, 2016 will not have a material effect on our consolidated results of operations, financial position or cash flows.

Note 22: Related Party Transactions

Equity Investments

We hold equity investments in entities that own or lease properties that we manage. The following tables summarize amounts included in our consolidated financial statements related to these management agreements:

	December 31,
	2016	2015
	(in millions)
Balance Sheets
Assets:
Accounts receivable, net	$4	$8
Management and franchise contracts, net	20	20
Liabilities:
Accounts payable, accrued expenses and other	1	2

	Year Ended December 31,
	2016	2015	2014
	(in millions)
Statements of Operations
Revenues:
Franchise fees	$1	$1	$1
Base and other management fees	8	6	6
Incentive management fees	4	2	1
Other revenues from managed and franchised properties	21	31	32
Expenses:
Other expenses from managed and franchised properties	21	31	32
Statements of Cash Flows
Investing Activities:
Contract acquisition costs	—	4	—

The Blackstone Group

Blackstone directly and indirectly owns or controls hotels that we manage or franchise and for which we receive fees in connection with the management and franchise agreements. Our maximum exposure to loss related to these hotels is limited to the amounts discussed below; therefore, our involvement with these hotels does not expose us to additional variability or risk of loss. The following tables summarize amounts included in our consolidated financial statements related to these management and franchise agreements:

	December 31,
	2016	2015
	(in millions)
Balance Sheets
Assets:
Accounts receivable, net	$18	$21
Management and franchise contracts, net	13	16
Liabilities:
Accounts payable, accrued expenses and other	8	9

	Year Ended December 31,
	2016	2015	2014
	(in millions)
Statements of Operations
Revenues:
Franchise fees	$29	$34	$33
Base and other management fees	10	11	23
Incentive management fees	3	3	4
Other revenues from managed and franchised properties	144	160	293
Expenses:
Depreciation and amortization	1	—	—
Other expenses from managed and franchised properties	144	160	293
Statements of Cash Flows
Investing Activities:
Contract acquisition costs	—	—	7

We also purchase products and services from entities affiliated with or owned by Blackstone. The fees paid for these products and services were $9 million, $32 million and $31 million during the years ended December 31, 2016, 2015 and 2014, respectively.

Note 23: Supplemental Disclosures of Cash Flow Information

Interest paid during the years ended December 31, 2016, 2015 and 2014, was $478 million, $485 million and $514 million, respectively.

Income taxes, net of refunds, paid during the years ended December 31, 2016, 2015 and 2014 were $677 million, $475 million and $429 million, respectively.

The following non-cash investing and financing activities were excluded from the consolidated statements of cash flows:

•	In 2016, we transferred $116 million of Park’s property and equipment to HGV’s timeshare inventory for conversion into timeshare units.

•	In 2015, we assumed a $450 million loan as a result of an acquisition for Park.

•	In 2015, one of our consolidated VIEs modified the terms of its capital lease resulting in a reduction in long-term debt of $24 million.

•	In 2014, we transferred $45 million of Park’s property and equipment to HGV’s timeshare inventory as part of the conversion of certain floors at one of Park’s properties into timeshare units.

•	In 2014, we completed an equity investments exchange for Park with a joint venture partner where we acquired $144 million of property and equipment, $1 million of other intangible assets and assumed $64 million of long-term debt. We also disposed of $59 million in equity method investments.

•	In 2014, we restructured a capital lease of Park in conjunction with a rent arbitration ruling, for which we recorded an additional capital lease asset and obligation of $11 million.

Note 24: Condensed Consolidating Guarantor Financial Information

In October 2013, Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. (the “HWF Issuers”), entities that are 100 percent owned by Hilton Worldwide Parent LLC (“HWP”), which is 100 percent owned by the Parent, issued the 2021 Senior Notes. In September 2016, Hilton Domestic Operating Company Inc. (“HOC”), an entity incorporated in July 2016 that is 100 percent owned by Hilton Worldwide Finance LLC and a guarantor of the 2021 Senior Notes, assumed the 2024 Senior Notes that were issued in August 2016 by escrow issuers and are guaranteed by the HWF Issuers and HWP. The 2021 Senior Notes and the 2024 Senior Notes are referred to as the Senior Notes. The HWF Issuers and HOC are collectively referred to as the Subsidiary Issuers.

In September 2016, certain employees, assets and liabilities of a guarantor subsidiary were transferred into HOC. This transfer was considered to be a transfer of assets rather than a transfer of a business. Accordingly, we have separately presented HOC as a subsidiary issuer in our condensed consolidating financial information prospectively from the date of the transfer.

The Senior Notes are guaranteed jointly and severally on a senior unsecured basis by the Parent and certain of the Parent’s 100 percent owned domestic restricted subsidiaries that are themselves not issuers of the applicable series of Senior Notes (together, the “Guarantors”). The indentures that govern the Senior Notes provide that any subsidiary of the Company that provides a guarantee of the Senior Secured Credit Facility will guarantee the Senior Notes. None of our foreign subsidiaries or U.S. subsidiaries owned by foreign subsidiaries or conducting foreign operations or our non-wholly owned subsidiaries guarantee the Senior Notes (collectively, the “Non-Guarantors”).

The guarantees are full and unconditional, subject to certain customary release provisions. The indentures that govern the Senior Notes provide that any Guarantor may be released from its guarantee so long as: (i) the subsidiary is sold or sells all of its assets; (ii) the subsidiary is released from its guaranty under the Senior Secured Credit Facility; (iii) the subsidiary is declared “unrestricted” for covenant purposes; (iv) the subsidiary is merged with or into the applicable Subsidiary Issuers or another Guarantor or the Guarantor liquidates after transferring all of its assets to the applicable Subsidiary Issuers or another Guarantor; or (v) the requirements for legal defeasance or covenant defeasance or to discharge the indenture have been satisfied, in each case in compliance with applicable provisions of the indentures.

The following schedules present the condensed consolidating financial information as of December 31, 2016 and 2015, and for the years ended December 31, 2016, 2015 and 2014, for the Parent, HWF Issuers, HOC, Guarantors and Non-Guarantors.

	December 31, 2016
	Parent	HWF Issuers	HOC	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$3	$22	$1,037	$—	$1,062
Restricted cash and cash equivalents	—	—	87	9	25	—	121
Accounts receivable, net	—	—	7	484	264	—	755
Intercompany receivables	—	—	—	—	42	(42)	—
Prepaid expenses	—	—	6	21	65	(3)	89
Income taxes receivable	—	—	—	30	—	(17)	13
Other	—	—	1	5	33	—	39
Current assets of discontinued operations	—	—	—	—	1,502	(24)	1,478

Total current assets	—	—	104	571	2,968	(86)	3,557

Intangibles and Other Assets:
Investments in subsidiaries	5,889	11,300	12,583	5,889	—	(35,661)	—
Goodwill	—	—	—	3,824	1,394	—	5,218
Brands	—	—	—	4,404	444	—	4,848
Management and franchise contracts, net	—	—	—	716	247	—	963
Other intangible assets, net	—	—	1	296	150	—	447
Property and equipment, net	—	—	12	62	267	—	341
Deferred income tax assets	10	2	167	—	82	(179)	82
Other	—	12	30	213	153	—	408
Non-current assets of discontinued operations	—	—	—	12	10,345	(10)	10,347

Total intangibles and other assets	5,899	11,314	12,793	15,416	13,082	(35,850)	22,654

TOTAL ASSETS	$5,899	$11,314	$12,897	$15,987	$16,050	$(35,936)	$26,211

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other	$—	$26	$293	$1,091	$414	$(3)	$1,821
Intercompany payables	—	—	42	—	—	(42)	—
Current maturities of long-term debt	—	26	—	—	7	—	33
Income taxes payable	—	—	—	—	73	(17)	56
Current liabilities of discontinued operations	—	—	—	77	721	(24)	774

Total current liabilities	—	52	335	1,168	1,215	(86)	2,684
Long-term debt	—	5,361	981	—	241	—	6,583
Deferred revenues	—	—	—	42	—	—	42
Deferred income tax liabilities	—	—	—	1,919	38	(179)	1,778
Liability for guest loyalty program	—	—	—	889	—	—	889
Other	—	12	277	490	713	—	1,492
Non-current liabilities of discontinued operations	—	—	4	—	6,900	(10)	6,894

Total liabilities	—	5,425	1,597	4,508	9,107	(275)	20,362
Equity:
Total Hilton stockholders’ equity	5,899	5,889	11,300	11,479	6,993	(35,661)	5,899
Noncontrolling interests	—	—	—	—	(50)	—	(50)

Total equity	5,899	5,889	11,300	11,479	6,943	(35,661)	5,849

TOTAL LIABILITIES AND EQUITY	$5,899	$11,314	$12,897	$15,987	$16,050	$(35,936)	$26,211

	December 31, 2015
	Parent	HWF Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$18	$495	$—	$513
Restricted cash and cash equivalents	—	—	91	29	—	120
Accounts receivable, net	—	—	406	258	—	664
Prepaid expenses	—	—	36	79	(3)	112
Income taxes receivable	—	—	120	—	(23)	97
Other	—	—	3	32	—	35
Current assets of discontinued operations	—	—	—	1,070	(26)	1,044

Total current assets	—	—	674	1,963	(52)	2,585

Intangibles and Other Assets:
Investments in subsidiaries	6,166	11,854	6,457	—	(24,477)	—
Goodwill	—	—	3,824	1,456	—	5,280
Brands	—	—	4,405	514	—	4,919
Management and franchise contracts, net	—	—	818	271	—	1,089
Other intangible assets, net	—	—	334	189	—	523
Property and equipment, net	—	—	73	338	—	411
Deferred income tax assets	24	3	—	59	(27)	59
Other	—	9	200	123	—	332
Non-current assets of discontinued operations	—	—	28	10,396	—	10,424

Total intangibles and other assets	6,190	11,866	16,139	13,346	(24,504)	23,037

TOTAL ASSETS	$6,190	$11,866	$16,813	$15,309	$(24,556)	$25,622

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other	$—	$39	$1,168	$415	$(3)	$1,619
Current maturities of long-term debt	—	—	—	7	—	7
Income taxes payable	—	—	—	50	(23)	27
Current liabilities of discontinued operations	—	—	71	767	(26)	812

Total current liabilities	—	39	1,239	1,239	(52)	2,465
Long-term debt	—	5,647	—	240	—	5,887
Deferred revenues	—	—	251	—	—	251
Deferred income tax liabilities	—	—	1,813	89	(27)	1,875
Liability for guest loyalty program	—	—	784	—	—	784
Other	205	14	808	238	—	1,265
Non-current liabilities of discontinued operations	—	—	64	7,080	—	7,144

Total liabilities	205	5,700	4,959	8,886	(79)	19,671
Equity:
Total Hilton stockholders’ equity	5,985	6,166	11,854	6,457	(24,477)	5,985
Noncontrolling interests	—	—	—	(34)	—	(34)

Total equity	5,985	6,166	11,854	6,423	(24,477)	5,951

TOTAL LIABILITIES AND EQUITY	$6,190	$11,866	$16,813	$15,309	$(24,556)	$25,622

	Year Ended December 31, 2016
	Parent	HWF Issuers	HOC	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Revenues
Franchise fees	$—	$—	$21	$ 1,031	$112	$(10)	$1,154
Base and other management fees	—	—	—	126	116	—	242
Incentive management fees	—	—	—	16	126	—	142
Owned and leased hotels	—	—	—	—	1,452	—	1,452
Other revenues	—	—	10	61	11	—	82

	—	—	31	1,234	1,817	(10)	3,072
Other revenues from managed and franchised properties	—	—	32	3,777	501	—	4,310

Total revenues	—	—	63	5,011	2,318	(10)	7,382
Expenses
Owned and leased hotels	—	—	—	—	1,295	—	1,295
Depreciation and amortization	—	—	1	272	91	—	364
Impairment loss	—	—	—	—	15	—	15
General and administrative	—	—	90	204	109	—	403
Other expenses	—	—	1	31	29	(10)	51

	—	—	92	507	1,539	(10)	2,128
Other expenses from managed and franchised properties	—	—	32	3,777	501	—	4,310

Total expenses	—	—	124	4,284	2,040	(10)	6,438
Gain on sales of assets, net	—	—	—	—	8	—	8
Operating income (loss)	—	—	(61)	727	286	—	952
Interest expense	—	(261)	(30)	(51)	(52)		(394)
Gain (loss) on foreign currency transactions	—	—	11	(150)	123	—	(16)
Other non-operating income, net	—	1	1	8	4	—	14

Income (loss) from continuing operations before income taxes and equity in losses from subsidiaries	—	(260)	(79)	534	361	—	556
Income tax benefit (expense)	193	100	32	(319)	(570)	—	(564)

Income (loss) from continuing operations before equity in losses from subsidiaries	193	(160)	(47)	215	(209)	—	(8)
Equity in losses from subsidiaries	(211)	(51)	(4)	(211)	—	477	—

Income (loss) from continuing operations, net of taxes	(18)	(211)	(51)	4	(209)	477	(8)
Income from discontinued operations, net of taxes	366	366	366	428	374	(1,528)	372

Net income	348	155	315	432	165	(1,051)	364
Net income attributable to noncontrolling interests	—	—	—	—	(16)	—	(16)

Net income attributable to Hilton stockholders	$348	$155	$315	$432	$149	$(1,051)	$348

Comprehensive income	$131	$153	$320	$361	$15	$(834)	$146
Comprehensive income attributable to noncontrolling interests	—	—	—	—	(15)	—	(15)

Comprehensive income attributable to Hilton stockholders	$131	$153	$320	$361	$—	$(834)	$131

	Year Ended December 31, 2015
	Parent	HWF Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Revenues
Franchise fees	$—	$—	$998	$101	$(12)	$1,087
Base and other management fees	—	—	125	105	—	230
Incentive management fees	—	—	18	120	—	138
Owned and leased hotels	—	—	—	1,596	—	1,596
Other revenues	—	—	61	10	—	71

	—	—	1,202	1,932	(12)	3,122
Other revenues from managed and franchised properties	—	—	3,510	501	—	4,011

Total revenues	—	—	4,712	2,433	(12)	7,133
Expenses
Owned and leased hotels	—	—	—	1,414	—	1,414
Depreciation and amortization	—	—	288	97	—	385
Impairment loss	—	—	—	9	—	9
General and administrative	—	—	424	113	—	537
Other expenses	—	—	37	15	(12)	40

	—	—	749	1,648	(12)	2,385
Other expenses from managed and franchised properties	—	—	3,510	501	—	4,011

Total expenses	—	—	4,259	2,149	(12)	6,396
Gain on sales of assets, net	—	—	—	163	—	163
Operating income	—	—	453	447	—	900
Interest expense	—	(281)	(50)	(46)	—	(377)
Gain (loss) on foreign currency transactions	—	—	77	(118)	—	(41)
Other non-operating income, net	—	—	14	37	—	51

Income (loss) from continuing operations before income taxes and equity in earnings from subsidiaries	—	(281)	494	320	—	533
Income tax benefit (expense)	(7)	108	189	58	—	348

Income (loss) from continuing operations before equity in earnings from subsidiaries	(7)	(173)	683	378	—	881
Equity in earnings from subsidiaries	883	1,056	373	—	(2,312)	—

Income from continuing operations, net of taxes	876	883	1,056	378	(2,312)	881
Income from discontinued operations, net of taxes	528	528	528	460	(1,509)	535

Net income	1,404	1,411	1,584	838	(3,821)	1,416
Net income attributable to noncontrolling interests	—	—	—	(12)	—	(12)

Net income attributable to Hilton stockholders	$1,404	$1,411	$1,584	$826	$(3,821)	$1,404

Comprehensive income	$1,248	$1,404	$1,546	$727	$(3,665)	$1,260
Comprehensive income attributable to noncontrolling interests	—	—	—	(12)	—	(12)

Comprehensive income attributable to Hilton stockholders	$1,248	$1,404	$1,546	$715	$(3,665)	$1,248

	Year Ended December 31, 2014
	Parent	HWF Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Revenues
Franchise fees	$—	$—	$826	$85	$(6)	$905
Base and other management fees	—	—	129	102	(4)	227
Incentive management fees	—	—	17	116	—	133
Owned and leased hotels	—	—	—	1,776	—	1,776
Other revenues	—	—	71	9	—	80

	—	—	1,043	2,088	(10)	3,121
Other revenues from managed and franchised properties	—	—	3,120	447	—	3,567

Total revenues	—	—	4,163	2,535	(10)	6,688
Expenses
Owned and leased hotels	—	—	—	1,586	—	1,586
Depreciation and amortization	—	—	263	100	—	363
General and administrative	—	—	303	108	—	411
Other expenses	—	—	49	19	(10)	58

	—	—	615	1,813	(10)	2,418
Other expenses from managed and franchised properties	—	—	3,120	447	—	3,567

Total expenses	—	—	3,735	2,260	(10)	5,985
Operating income	—	—	428	275	—	703
Interest expense	—	(334)	(54)	(28)	—	(416)
Gain (loss) on foreign currency transactions	—	—	443	(417)	—	26
Other non-operating income, net	—	—	9	11	—	20

Income (loss) from continuing operations before income taxes and equity in earnings from subsidiaries	—	(334)	826	(159)	—	333
Income tax benefit (expense)	(5)	128	(306)	29	—	(154)

Income (loss) from continuing operations before equity in earnings from subsidiaries	(5)	(206)	520	(130)	—	179
Equity in earnings (losses) from subsidiaries	179	385	(135)	—	(429)	—

Income (loss) from continuing operations, net of taxes	174	179	385	(130)	(429)	179
Income from discontinued operations, net of taxes	499	499	499	450	(1,444)	503

Net income	673	678	884	320	(1,873)	682
Net income attributable to noncontrolling interests	—	—	—	(9)	—	(9)

Net income attributable to Hilton stockholders	$673	$678	$884	$311	$(1,873)	$673

Comprehensive income	$315	$669	$813	$47	$(1,515)	$329
Comprehensive income attributable to noncontrolling interests	—	—	—	(14)	—	(14)

Comprehensive income attributable to Hilton stockholders	$315	$669	$813	$33	$(1,515)	$315

	Year Ended December 31, 2016
	Parent	HWF Issuers	HOC	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Operating Activities:
Net cash provided by (used in) operating activities	$—	$(37)	$—	$912	$1,095	$(605)	$1,365

Investing Activities:
Capital expenditures for property and equipment	—	—	—	(9)	(308)	—	(317)
Issuance of intercompany receivables	—	—	—	(192)	(42)	234	—
Payments received on intercompany receivables	—	—	—	192	—	(192)	—
Proceeds from asset dispositions	—	—	—	—	11	—	11
Contract acquisition costs	—	—	—	(46)	(9)	—	(55)
Capitalized software costs	—	—	—	(73)	(8)	—	(81)
Other	—	(6)	—	(35)	5	—	(36)

Net cash used in investing activities	—	(6)	—	(163)	(351)	42	(478)

Financing Activities:
Borrowings	—	—	1,000	—	3,715	—	4,715
Repayment of debt	—	(266)	—	—	(4,093)	—	(4,359)
Debt issuance costs	—	(17)	(20)	—	(39)	—	(76)
Intercompany borrowings	—	—	—	42	192	(234)	—
Repayment of intercompany borrowings	—	—	—	—	(192)	192	—
Intercompany transfers	277	326	(890)	(854)	1,141	—	—
Dividends paid	(277)	—	—	—	—	—	(277)
Intercompany dividends	—	—	—	—	(605)	605	—
Distributions to noncontrolling interests	—	—	—	—	(32)	—	(32)
Tax withholdings on share-based compensation	—	—	—	(15)	—	—	(15)

Net cash provided by (used in) financing activities	—	43	90	(827)	87	563	(44)

Effect of exchange rate changes on cash, restricted cash and cash equivalents	—	—	—	—	(15)	—	(15)

Net increase (decrease) in cash, restricted cash and cash equivalents	—	—	90	(78)	816	—	828

Cash, restricted cash and cash equivalents from continuing operations, beginning of period	—	—	—	109	524	—	633
Cash, restricted cash and cash equivalents from discontinued operations, beginning of period	—	—	—	—	223	—	223

Cash, restricted cash and cash equivalents, beginning of period	—	—	—	109	747	—	856

Cash, restricted cash and cash equivalents from continuing operations, end of period	—	—	90	31	1,062	—	1,183
Cash, restricted cash and cash equivalents from discontinued operations, end of period	—	—	—	—	501	—	501

Cash, restricted cash and cash equivalents, end of period	$—	$—	$90	$31	$1,563	$—	$1,684

	Year Ended December 31, 2015
	Parent	HWF Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Operating Activities:
Net cash provided by operating activities	$—	$184	$975	$723	$(436)	$1,446

Investing Activities:
Capital expenditures for property and equipment	—	—	(11)	(299)	—	(310)
Acquisitions, net of cash acquired	—	—	—	(1,402)	—	(1,402)
Proceeds from asset dispositions	—	—	—	2,205	—	2,205
Contract acquisition costs	—	—	(23)	(14)	—	(37)
Capitalized software costs	—	—	(57)	(5)	—	(62)
Other	—	—	13	7	—	20

Net cash provided by (used in) investing activities	—	—	(78)	492	—	414

Financing Activities:
Borrowings	—	—	—	48	—	48
Repayment of debt	—	(775)	—	(849)	—	(1,624)
Intercompany transfers	138	591	(693)	(36)	—	—
Dividends paid	(138)	—	—	—	—	(138)
Intercompany dividends	—	—	(184)	(252)	436	—
Distributions to noncontrolling interests	—	—	—	(8)	—	(8)
Tax withholdings on share-based compensation	—	—	(31)	—	—	(31)

Net cash provided by (used in) financing activities	—	(184)	(908)	(1,097)	436	(1,753)

Effect of exchange rate changes on cash, restricted cash and cash equivalents	—	—	—	(19)	—	(19)

Net increase (decrease) in cash, restricted cash and cash equivalents	—	—	(11)	99	—	88

Cash, restricted cash and cash equivalents from continuing operations, beginning of period	—	—	119	509	—	628
Cash, restricted cash and cash equivalents from discontinued operations, beginning of period	—	—	1	139	—	140

Cash, restricted cash and cash equivalents, beginning of period	—	—	120	648	—	768

Cash, restricted cash and cash equivalents from continuing operations, end of period	—	—	109	524	—	633
Cash, restricted cash and cash equivalents from discontinued operations, end of period	—	—	—	223	—	223

Cash, restricted cash and cash equivalents, end of period	$—	$—	$109	$747	$—	$856

	Year Ended December 31, 2014
	Parent	HWF Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Operating Activities:
Net cash provided by operating activities	$—	$—	$1,085	$522	$(300)	$1,307

Investing Activities:
Capital expenditures for property and equipment	—	—	(5)	(263)	—	(268)
Proceeds from asset dispositions	—	—	4	40	—	44
Contract acquisition costs	—	—	(19)	(46)	—	(65)
Capitalized software costs	—	—	(64)	(5)	—	(69)
Other	—	—	11	37	—	48

Net cash used in investing activities	—	—	(73)	(237)	—	(310)

Financing Activities:
Borrowings	—	—	—	350	—	350
Repayment of debt	—	(1,000)	—	(424)	—	(1,424)
Debt issuance costs	—	(6)	—	(3)	—	(9)
Capital contribution	—	—	—	22	(9)	13
Intercompany transfers	—	1,006	(1,094)	88	—	—
Intercompany dividends	—	—	—	(309)	309	—
Distributions to noncontrolling interests	—	—	—	(5)	—	(5)

Net cash used in financing activities	—	—	(1,094)	(281)	300	(1,075)

Effect of exchange rate changes on cash, restricted cash and cash equivalents	—	—	—	(14)	—	(14)

Net decrease in cash, restricted cash and cash equivalents	—	—	(82)	(10)	—	(92)

Cash, restricted cash and cash equivalents from continuing operations, beginning of period	—	—	201	505	—	706
Cash, restricted cash and cash equivalents from discontinued operations, beginning of period	—	—	1	153	—	154

Cash, restricted cash and cash equivalents, beginning of period	—	—	202	658	—	860

Cash, restricted cash and cash equivalents from continuing operations, end of period	—	—	119	509	—	628
Cash, restricted cash and cash equivalents from discontinued operations, end of period	—	—	1	139	—	140

Cash, restricted cash and cash equivalents, end of period	$—	$—	$120	$648	$—	$768

Note 25: Selected Quarterly Financial Information (unaudited)

The following table sets forth the historical unaudited quarterly financial data for the periods indicated. The information for each of these periods has been prepared on the same basis as the audited consolidated financial statements and, in our opinion, reflects all adjustments necessary to present fairly our financial results. Operating results for previous periods do not necessarily indicate results that may be achieved in any future period.

	2016
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
	(in millions, except per share data)
Revenues	$1,726	$1,950	$1,867	$1,839	$7,382
Operating income	170	273	265	244	952
Income (loss) from continuing operations, net of taxes	191	100	89	(388)	(8)
Income from discontinued operations, net of taxes	119	144	103	6	372
Net income (loss)	310	244	192	(382)	364
Net income (loss) attributable to Hilton stockholders	309	239	187	(387)	348
Basic earnings (loss) per share:
Net income (loss) from continuing operations(1)	$0.58	$0.29	$0.27	$(1.20)	$(0.05)
Net income from discontinued operations(1)	0.36	0.44	0.30	0.02	1.11

Net income (loss)	$0.94	$0.73	$0.57	$(1.18)	$1.06

Diluted earnings (loss) per share:
Net income (loss) from continuing operations(1)	$0.58	$0.29	$0.27	$(1.20)	$(0.05)
Net income from discontinued operations	0.36	0.43	0.30	0.02	1.11

Net income (loss)(1)	$0.94	$0.72	$0.57	$(1.18)	$1.06

	2015
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
	(in millions, except per share data)
Revenues	$1,630	$1,845	$1,847	$1,811	$7,133
Operating income	143	135	391	231	900
Income (loss) from continuing operations, net of taxes	(1)	40	153	689	881
Income from discontinued operations, net of taxes	151	127	130	127	535
Net income	150	167	283	816	1,416
Net income attributable to Hilton stockholders	150	161	279	814	1,404
Basic earnings per share:
Net income from continuing operations	$—	$0.11	$0.47	$2.09	$2.67
Net income from discontinued operations	0.46	0.38	0.38	0.38	1.60

Net income	$0.46	$0.49	$0.85	$2.47	$4.27

Diluted earnings per share:
Net income from continuing operations(1)	$—	$0.11	$0.47	$2.09	$2.66
Net income from discontinued operations	0.46	0.38	0.38	0.38	1.60

Net income(1)	$0.46	$0.49	$0.85	$2.47	$4.26

(1)	The sum of the earnings per share for the four quarters differs from annual earnings per share due to the required method of computing the weighted average shares outstanding in interim periods.

Note 26: Subsequent Events

In January 2017, we completed the spin-offs of a portfolio of hotels and resorts, as well as our timeshare business, into two independent, publicly traded companies: Park and HGV. See Note 3: “Discontinued Operations” for additional information.

In March 2017, we issued $900 million in aggregate principal amount of 4.625% Senior Notes due 2025 and $600 million in aggregate principal amount of 4.875% Senior Notes due 2027. We used the proceeds, along with available cash, to redeem in full our $1.5 billion 2021 Senior Notes, plus accrued and unpaid interest.

In March 2017, we amended the Term Loans pursuant to which $750 million of outstanding Term Loans due in 2020 were extended, aligning their maturity with the $3,209 million tranche of Term Loans due 2023. Additionally, the entire balance of the Term Loans was repriced with an interest rate of LIBOR plus 200 basis points.

In March 2017, HNA and certain of its affiliates completed the acquisition of 82.5 million shares of Hilton common stock, representing approximately a 25 percent equity interest in the common stock of the Parent, from affiliates of Blackstone. As such, Blackstone’s beneficial ownership interest in Hilton was reduced from approximately 40 percent to approximately 15 percent.

In June 2017, affiliates of Blackstone sold 15,000,000 shares of Hilton common stock in a secondary offering. Additionally, in June 2017, as part of our stock repurchase program, we repurchased 1,500,000 shares of our common stock directly from affiliates of Blackstone, in a private, non-underwritten transaction, at a share price of $65.82 totaling $99 million. Following the offering and the share repurchase, affiliates of Blackstone beneficially owned 10.3 percent of our common stock.

HILTON WORLDWIDE HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

(unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$862	$1,062
Restricted cash and cash equivalents	124	121
Accounts receivable, net of allowance for doubtful accounts of $28 and $27	911	755
Prepaid expenses	129	89
Income taxes receivable	—	13
Other	43	39
Current assets of discontinued operations	—	1,478

Total current assets (variable interest entities - $74 and $167)	2,069	3,557

Intangibles and Other Assets:
Goodwill	5,135	5,218
Brands	4,856	4,848
Management and franchise contracts, net	930	963
Other intangible assets, net	431	447
Property and equipment, net	341	341
Deferred income tax assets	82	82
Other	443	408
Non-current assets of discontinued operations	—	10,347

Total intangibles and other assets (variable interest entities - $172 and $569)	12,218	22,654

TOTAL ASSETS	$14,287	$26,211

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other	$1,798	$1,821
Current maturities of long-term debt	41	33
Income taxes payable	128	56
Current liabilities of discontinued operations	—	774

Total current liabilities (variable interest entities - $44 and $124)	1,967	2,684
Long-term debt	6,588	6,583
Deferred revenues	22	42
Deferred income tax liabilities	1,723	1,778
Liability for guest loyalty program	898	889
Other	1,493	1,492
Non-current liabilities of discontinued operations	—	6,894

Total liabilities (variable interest entities - $270 and $766)	12,691	20,362

Commitments and contingencies - see Note 14
Equity:
Preferred stock, $0.01 par value; 3,000,000,000 authorized shares, none issued or outstanding as of March 31, 2017 and December 31, 2016	—	—
Common stock(1), $0.01 par value; 10,000,000,000 authorized shares, 330,851,894 issued and 329,628,890 outstanding as of March 31, 2017 and 329,351,581 issued and 329,341,992 outstanding as of December 31, 2016	3	3
Treasury stock, at cost; 1,223,004 shares as of March 31, 2017 and 9,589 shares as of December 31, 2016	(70)	—
Additional paid-in capital(1)	10,214	10,220
Accumulated deficit	(7,631)	(3,323)
Accumulated other comprehensive loss	(918)	(1,001)

Total Hilton stockholders’ equity	1,598	5,899
Noncontrolling interests	(2)	(50)

Total equity	1,596	5,849

TOTAL LIABILITIES AND EQUITY	$14,287	$26,211

(1)	Adjusted to reflect the 1-for-3 reverse stock split that occurred on January 3, 2017. See Note 1: “Organization and Basis of Presentation” for additional information.

See notes to condensed consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues
Franchise fees	$294	$253
Base and other management fees	83	60
Incentive management fees	52	36
Owned and leased hotels	300	319
Other revenues	37	17

	766	685
Other revenues from managed and franchised properties	1,395	1,041

Total revenues	2,161	1,726
Expenses
Owned and leased hotels	272	307
Depreciation and amortization	89	92
Impairment loss	—	15
General and administrative	105	83
Other expenses	23	18

	489	515
Other expenses from managed and franchised properties	1,395	1,041

Total expenses	1,884	1,556
Operating income	277	170
Interest expense	(104)	(90)
Loss on foreign currency transactions	(4)	(12)
Loss on debt extinguishment	(60)	—
Other non-operating income, net	1	2

Income from continuing operations before income taxes	110	70
Income tax benefit (expense)	(35)	121

Income from continuing operations, net of taxes	75	191
Income from discontinued operations, net of taxes	—	119

Net income	75	310
Net income attributable to noncontrolling interests	(1)	(1)

Net income attributable to Hilton stockholders	$74	$309

Earnings per share(1)
Basic:
Net income from continuing operations per share	$0.22	$0.58
Net income from discontinued operations per share	—	0.36

Net income per share	$0.22	$0.94

Diluted:
Net income from continuing operations per share	$0.22	$0.58
Net income from discontinued operations per share	—	0.36

Net income per share	$0.22	$0.94

Cash dividends declared per share(1)	$0.15	$0.21

(1)	Weighted average shares outstanding used in the computation of basic and diluted earnings per share and cash dividends declared per share were adjusted to reflect the 1-for-3 reverse stock split that occurred on January 3, 2017. See Note 1: “Organization and Basis of Presentation” for additional information.

See notes to condensed consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in millions)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Net income	$75	$310
Other comprehensive income (loss), net of tax benefit (expense):
Currency translation adjustment, net of tax of $1 and $(3)	20	13
Pension liability adjustment, net of tax of $(1) and $(1)	1	1
Cash flow hedge adjustment, net of tax of $2 and $4	(2)	(6)

Total other comprehensive income	19	8

Comprehensive income	94	318
Comprehensive loss attributable to noncontrolling interests	—	1

Comprehensive income attributable to Hilton stockholders	$94	$319

See notes to condensed consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Operating Activities:
Net income	$75	$310
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	89	169
Impairment loss	—	15
Loss on foreign currency transactions	4	12
Loss on debt extinguishment	60	—
Share-based compensation	15	11
Deferred income taxes	(51)	(32)
Working capital changes and other	(129)	(146)

Net cash provided by operating activities	63	339

Investing Activities:
Capital expenditures for property and equipment	(9)	(84)
Contract acquisition costs	(13)	(9)
Capitalized software costs	(9)	(11)
Other	(19)	(6)

Net cash used in investing activities	(50)	(110)

Financing Activities:
Borrowings	1,823	—
Repayment of debt	(1,824)	(32)
Debt issuance costs and redemption premium	(66)	—
Dividends paid	(49)	(69)
Cash transferred in spin-offs of Park and HGV	(501)	—
Repurchases of common stock	(70)	—
Distributions to noncontrolling interests	(1)	(2)
Tax withholdings on share-based compensation	(28)	(13)

Net cash used in financing activities	(716)	(116)

Effect of exchange rate changes on cash, restricted cash and cash equivalents	5	4

Net increase (decrease) in cash, restricted cash and cash equivalents	(698)	117

Cash, restricted cash and cash equivalents from continuing operations, beginning of period	1,183	634
Cash, restricted cash and cash equivalents from discontinued operations, beginning of period	501	222

Cash, restricted cash and cash equivalents, beginning of period	1,684	856

Cash, restricted cash and cash equivalents from continuing operations, end of period	986	682
Cash, restricted cash and cash equivalents from discontinued operations, end of period	—	291

Cash, restricted cash and cash equivalents, end of period	$986	$973

Supplemental Disclosures:
Cash paid during the year:
Interest	$113	$86
Income taxes, net of refunds	6	39
Non-cash investing activities:
Conversion of Park’s property and equipment to timeshare inventory of HGV	$—	$(22)
Non-cash financing activities:
Spin-offs of Park and HGV	$29	$—

See notes to condensed consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1: Organization and Basis of Presentation

Organization

Hilton Worldwide Holdings Inc. (the “Parent,” or together with its subsidiaries, “Hilton,” “we,” “us,” “our” or the “Company”), a Delaware corporation, is one of the largest hospitality companies in the world and is engaged in managing, franchising, owning and leasing hotels and resorts, including timeshare properties. As of March 31, 2017, we managed, franchised, owned or leased 4,982 hotel and resort properties, totaling 812,341 rooms in 103 countries and territories.

On March 15, 2017, HNA Tourism Group Co., Ltd. and certain of its affiliates (together, “HNA”) acquired 82.5 million shares of Hilton common stock, representing approximately a 25.0 percent equity interest in the common stock of the Parent, from affiliates of The Blackstone Group L.P. (“Blackstone”). As of March 31, 2017, HNA and affiliates of Blackstone beneficially owned approximately 25.0 percent and 15.2 percent of our common stock, respectively.

Spin-offs

On January 3, 2017, we completed the spin-offs of a portfolio of hotels and resorts, as well as our timeshare business, into two independent, publicly traded companies: Park Hotels & Resorts Inc. (“Park”) and Hilton Grand Vacations Inc. (“HGV”), respectively, (the “spin-offs”). See Note 3: “Discontinued Operations” for additional information.

Reverse Stock Split

On January 3, 2017, we completed a 1-for-3 reverse stock split of Hilton’s outstanding common stock (the “Reverse Stock Split”). The authorized number of shares of common stock was reduced from 30,000,000,000 to 10,000,000,000, par value remained $0.01 per share and the authorized number of shares of preferred stock remained 3,000,000,000. Stockholders entitled to fractional shares as a result of the Reverse Stock Split received a cash payment in lieu of receiving fractional shares. All share and share-related information presented in these condensed consolidated financial statements have been retroactively adjusted in all periods presented to reflect the decreased number of shares resulting from the Reverse Stock Split. The retroactive adjustments resulted in the reclassification of $7 million from common stock to additional paid-in capital in the condensed consolidated balance sheets for all periods presented.

Basis of Presentation

The accompanying condensed consolidated financial statements for the three months ended March 31, 2017 and 2016 have been prepared in accordance with United States of America (“U.S.”) generally accepted accounting principles (“GAAP”) and are unaudited. We have condensed or omitted certain information and footnote disclosures normally included in financial statements presented in accordance with U.S. GAAP. Although we believe the disclosures made are adequate to prevent the information presented from being misleading, these financial statements should be read in conjunction with the consolidated financial statements and notes thereto in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and, accordingly, ultimate results could differ from those estimates. Additionally, interim results are not necessarily indicative of full year performance.

These condensed consolidated financial statements present the condensed consolidated financial position of Hilton as of March 31, 2017 and December 31, 2016 and the results of operations of Hilton for the three months ended March 31, 2017 and 2016 giving effect to the spin-offs, with the historical financial results of Park and HGV reflected as discontinued operations. Unless otherwise indicated, the information in the notes to the condensed consolidated financial statements refer only to Hilton’s continuing operations and do not include discussion of balances or activity of Park or HGV.

Principles of Consolidation

In our opinion, the accompanying condensed consolidated financial statements reflect all adjustments, including normal recurring items, considered necessary for a fair presentation of the interim periods. All material intercompany transactions have been eliminated in consolidation.

Reclassifications

Certain amounts in previously issued financial statements have been reclassified to conform to the presentation following the spin-offs, which includes the reclassification of the financial position and results of operations of Park and HGV as discontinued operations as of December 31, 2016 and as of and for the three months ended March 31, 2016. Additionally, certain line items in the condensed consolidated statements of operations have been revised to reflect the operating structure of Hilton subsequent to the spin-offs. The primary change to the condensed consolidated statements of operations is the disaggregation of management and franchise fee revenues.

Note 2: Recently Issued Accounting Pronouncements

Adopted Accounting Standards

In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-04 (“ASU 2017-04”), Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This ASU simplifies the subsequent measurement of goodwill by removing Step 2 from the goodwill impairment test. We elected, as permitted by the standard, to early adopt ASU 2017-04 on a prospective basis as of January 1, 2017. The adoption did not have a material effect on our condensed consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09 (“ASU 2016-09”), Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This ASU is intended to simplify several aspects of the accounting for share-based payment transactions, including the accounting for income taxes, forfeitures and statutory withholding requirements, as well as classification in the statement of cash flows. We adopted ASU 2016-09 as of January 1, 2017. One of the provisions of this ASU requires entities to make an accounting policy election with respect to forfeitures of share-based payment awards, and we elected to account for forfeitures as they occur and adopted this provision of ASU 2016-09 using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of January 1, 2017 of approximately $1 million. Additionally, we have applied the provisions of this ASU on a retrospective basis in our condensed consolidated statements of cash flows, which includes presenting: (i) excess tax benefits as an operating activity, which were previously presented as a financing activity; and (ii) cash payments to tax authorities for employee taxes when shares are withheld to meet statutory withholding requirements as a financing activity, which were previously presented as an operating activity.

Accounting Standards Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02 (“ASU 2016-02”), Leases (Topic 842), which supersedes existing guidance on accounting for leases in Leases (Topic 840) and generally requires all leases, including operating leases, to be recognized in the statement of financial position as right-of-use assets and lease liabilities by lessees. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach and are effective for reporting periods beginning after December 15, 2018; early adoption is permitted. We are currently evaluating the effect that this ASU will have on our consolidated financial statements, but we expect this ASU to have a material effect on our consolidated balance sheet.

In May 2014, the FASB issued ASU No. 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers (Topic 606). This ASU supersedes the revenue recognition requirements in Revenue Recognition (Topic 605) and requires entities to recognize revenue when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. Subsequent to ASU 2014-09, the FASB issued several related ASUs. The provisions of ASU 2014-09 and the related ASUs will be effective beginning January 1, 2018. This ASU permits two transition approaches: retrospective or modified retrospective. We are still evaluating our transition approach and expect to reach a decision in the second quarter of 2017.

We anticipate that ASU 2014-09 will have a material effect on our consolidated financial statements. However, we expect revenue recognition related to our accounting for ongoing royalty and management fee revenues, direct reimbursable fees from our management and franchise agreements and hotel guest transactions at our owned and leased hotels to remain substantially unchanged.

While we are continuing to assess all other potential effects of the standard, we currently believe the provisions of ASU 2014-09 will affect revenue recognition as follows: (i) application and initiation fees for new hotels entering the system will be recognized over the term of the franchise agreement; (ii) certain contract acquisition costs related to our management and franchise agreements will be recognized over the term of the agreements as a reduction to revenue; and (iii) incentive management fees will be recognized to the extent that it is probable that a significant reversal will not occur as a result of future hotel profits or cash flows. We do not expect the changes in revenue recognition for certain contract acquisition costs or incentive management fees to affect the Company’s net income for any full year period. We are currently assessing the effect of the standard on indirect reimbursable fees related to our management and franchise agreements and the accounting for our guest loyalty program. We continue to update our assessment of the effect that ASU 2014-09 and related ASUs will have on our consolidated financial statements, and we will disclose further material effects, if any, when known.

Note 3: Discontinued Operations

On January 3, 2017, we completed the spin-offs of Park and HGV via a pro rata distribution to each of Hilton’s stockholders of record, as of close of business on December 15, 2016, of 100 percent of the outstanding common stock of each of Park and HGV (the “Distribution”). Each Hilton stockholder received one share of Park common stock for every five shares of Hilton common stock and one share of HGV common stock for every ten shares of Hilton common stock. Following the spin-offs, Hilton did not retain any ownership interest in Park or HGV. Both Park and HGV have their common stock listed on the New York Stock Exchange under the symbols “PK” and “HGV,” respectively.

In connection with the spin-offs, on January 2, 2017, Hilton entered into several agreements with Park and HGV that govern Hilton’s relationship with them following the Distribution, including the following:

Distribution Agreement

The Company entered into a Distribution Agreement with Park and HGV regarding the principal actions taken or to be taken in connection with the spin-offs. The Distribution Agreement provides for certain transfers of assets and assumptions of liabilities by each of Hilton, Park and HGV and the settlement or extinguishment of certain liabilities and other obligations among Hilton, Park and HGV. In addition to the allocation of assets and liabilities detailed in the Distribution Agreement, Hilton, Park and HGV have agreed that losses related to certain contingent liabilities (and related costs and expenses) that generally are not specifically attributable to any of the separated real estate business, the timeshare business or the retained business of Hilton will be apportioned among the parties according to fixed percentages: 65 percent, 26 percent and 9 percent for each of Hilton, Park and HGV, respectively. In addition, costs and expenses of, and indemnification obligations to, third-party professional advisors arising out of the foregoing actions also may be subject to these provisions. Subject to certain limitations and exceptions, Hilton shall generally be vested with the exclusive management and control of all matters pertaining to any such contingent liabilities, including the prosecution of any claim and the conduct of any defense. The Distribution Agreement also provides for cross-indemnities that, except as otherwise provided in the Distribution Agreement, are principally designed to place financial responsibility for the obligations and liabilities of each business with the appropriate company.

Employee Matters Agreement

The Company entered into an Employee Matters Agreement with Park and HGV that governs the respective rights, responsibilities and obligations of Hilton, Park and HGV after the spin-offs with respect to transferred employees, defined benefit pension plans, defined contribution plans, non-qualified retirement plans, employee health and welfare benefit plans, incentive plans, equity-based awards, collective bargaining agreements and other employment, compensation and benefits-related matters. Generally, other than with respect to certain specified compensation and benefit plans and liabilities, each of Park and HGV assumed or retained sponsorship of, and the liabilities relating to, compensation and benefit plans and employee-related liabilities relating to its current and former employees. Additionally, outstanding Hilton equity-based awards were equitably adjusted or converted into Park or HGV awards, as applicable, in connection with the spin-offs, and Park and HGV employees no longer actively participate in Hilton’s benefit plans or programs (other than specified compensation and benefit plans).

Tax Matters Agreement

The Company entered into a Tax Matters Agreement with Park and HGV that governs the respective rights, responsibilities and obligations of Hilton, Park and HGV after the spin-offs with respect to tax liabilities and benefits, tax attributes, tax contests and other tax sharing regarding U.S. federal, state, local and foreign income taxes, other tax matters and related tax returns. Park and HGV each continue to have several liability with Hilton to the Internal Revenue Service (“IRS”) for the consolidated U.S. federal income taxes of the Hilton consolidated group relating to the taxable periods in which Park and HGV were part of that group. The Tax Matters Agreement specifies the portion, if any, of this tax liability for which Park and HGV will bear responsibility, and each party has agreed to indemnify the other two against any amounts for which they are not responsible. The Tax Matters Agreement also provides special rules for allocating tax liabilities in the event that the spin-offs are not tax-free.

The Tax Matters Agreement also provides for certain covenants that may restrict Hilton, Park or HGV’s ability to issue equity and pursue strategic or other transactions that otherwise could maximize the value of their businesses for two years after the spin-offs. These restrictions are generally inapplicable in the event that the IRS has granted a favorable ruling to Hilton, Park or HGV or in the event that Hilton, Park or HGV has received an opinion from a tax advisor that it can take such actions without adversely affecting the tax-free status of the spin-offs and related transactions.

Transition Services Agreement

The Company entered into a Transition Services Agreement (the “TSA”) with Park and HGV under which Hilton or one of its affiliates will provide Park and HGV with certain services for a period of two years to help ensure an orderly transition following the Distribution. The services that Hilton agreed to provide under the TSA may include certain finance, information technology, human resources and compensation, facilities, legal and compliance and other services. The entity providing the services is compensated for any such services at agreed amounts as set forth in the TSA.

HGV License Agreement

The Company entered into a license agreement with HGV granting HGV the exclusive right, for an initial term of 100 years, to use certain Hilton marks and intellectual property in its timeshare business, subject to the terms and conditions of the agreement. HGV will pay a royalty fee of five percent of gross revenues, as defined, to Hilton quarterly in arrears, as well as specified additional fees. HGV also will pay Hilton an annual transition fee of $5 million for each of the first five years of the term and certain other fees and reimbursements. Additionally, during the term of the license agreement, HGV will participate in Hilton’s guest loyalty program, Hilton Honors.

Tax Stockholders Agreement

The Company entered into a stockholders agreement with HGV and certain entities affiliated with Blackstone intended to preserve the tax-free status of the Distribution. The Tax Stockholders Agreement provides for certain covenants that may limit issuances or repurchases of Hilton or HGV stock in excess of specified percentages, dispositions of Hilton or HGV common stock by Blackstone, and transfers of interests in certain Blackstone entities that directly or indirectly own Hilton, Park or HGV common stock. Additionally, the Tax Stockholders Agreement, which has a term of two years, may limit issuances or repurchases of stock by Hilton in excess of specified percentages.

Management and Franchise Agreements

The Company entered into management and franchise agreements with Park, whereby Park will pay agreed upon fees for various services that Hilton will provide to support the operations of their hotels, as well as royalty fees for the licensing of Hilton’s hotel brands. The terms of the management agreements generally include a base management fee, calculated as three percent of gross hotel revenues or receipts, and an incentive management fee, calculated as six percent of a specified measure of hotel earnings that will be calculated in accordance with the applicable management agreement. Additionally, payroll and related costs, certain other operating costs, marketing expenses and other expenses associated with Hilton’s brands and shared services will be directly reimbursed to Hilton by Park pursuant to the terms of the management and franchise agreements.

Financial Information

During the three months ended March 31, 2017, we recognized $39 million of management and franchise fees for properties that were transferred to Park upon completion of the spin-offs and $20 million of license fees from HGV.

Prior to the spin-offs, the results of Park were reported in our ownership segment and the results of HGV were reported in our timeshare segment. Following the spin-offs, we do not have a timeshare segment, as we no longer have timeshare operations.

The following table presents the assets and liabilities of Park and HGV that were included in discontinued operations in our condensed consolidated balance sheet as of December 31, 2016:

(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$341
Restricted cash and cash equivalents	160
Accounts receivable, net of allowance for doubtful accounts	250
Prepaid expenses	48
Inventories	527
Current portion of financing receivables, net	136
Other	16

Total current assets of discontinued operations (variable interest entities - $92)	1,478

Intangibles and Other Assets:
Goodwill	604
Management and franchise contracts, net	56
Other intangible assets, net	60
Property and equipment, net	8,589
Deferred income tax assets	35
Financing receivables, net	895
Investments in affiliates	81
Other	27

Total non-current assets of discontinued operations (variable interest entities - $405)	10,347

TOTAL ASSETS OF DISCONTINUED OPERATIONS	$11,825

LIABILITIES
Current Liabilities:
Accounts payable, accrued expenses and other	$632
Current maturities of long-term debt	65
Current maturities of timeshare debt	73
Income taxes payable	4

Total current liabilities of discontinued operations (variable interest entities - $81)	774
Long-term debt	3,437
Timeshare debt	621
Deferred revenues	22
Deferred income tax liabilities	2,797
Other	17

TOTAL LIABILITIES OF DISCONTINUED OPERATIONS (variable interest entities - $506)	$7,668

The following table presents the results of operations of Park and HGV that were included in discontinued operations in our condensed consolidated statement of operations for the three months ended March 31, 2016:

(in millions)
Revenues
Franchise fees	$10
Base and other management fees	7
Owned and leased hotels	648
Timeshare	326
Other revenues	3
Other revenues from managed and franchised properties	30

Total revenues from discontinued operations	1,024
Expenses
Owned and leased hotels	449
Timeshare	217
Depreciation and amortization	77
General and administrative	10
Other expenses	2
Other expenses from managed and franchised properties	30

Total expenses from discontinued operations	785

Operating income from discontinued operations	239
Interest expense	(49)
Other non-operating income, net	4

Income from discontinued operations before income taxes	194
Income tax expense	(75)

Income from discontinued operations, net of taxes	119
Income from discontinued operations attributable to noncontrolling interests, net of taxes	(2)

Income from discontinued operations attributable to Hilton stockholders, net of taxes	$117

The following table presents selected financial information of Park and HGV that was included in our condensed consolidated statement of cash flows for the three months ended March 31, 2016:

(in millions)
Non-cash items included in net income:
Depreciation and amortization	$77
Investing activities:
Capital expenditures for property and equipment	$68

Note 4: Consolidated Variable Interest Entities

As of March 31, 2017 and December 31, 2016, we consolidated three variable interest entities (“VIEs”): two entities that lease hotel properties and one management company. We are the primary beneficiaries of these consolidated VIEs as we have the power to direct the activities that most significantly affect their economic performance. Additionally, we have the obligation to absorb their losses and the right to receive benefits that could be significant to them. The assets of our VIEs are only available to settle the obligations of the respective entities. Our condensed consolidated balance sheets included the assets and liabilities of these entities, which primarily comprised the following:

	March 31, 2017	December 31, 2016
	(in millions)
Cash and cash equivalents	$55	$57
Accounts receivable, net	14	14
Property and equipment, net	55	52
Deferred income tax assets	61	58
Other non-current assets	56	53
Accounts payable, accrued expenses and other	34	33
Long-term debt	222	212

During the three months ended March 31, 2017 and 2016, we did not provide any financial or other support to any VIEs that we were not previously contractually required to provide, nor do we intend to provide such support in the future.

Note 5: Goodwill and Intangible Assets

Goodwill

Our goodwill balances, by reporting unit, were as follows:

	Ownership(1)	Management and Franchise(2)	Total
	(in millions)
Balance as of December 31, 2016	$184	$5,034	$5,218
Spin-offs of Park and HGV	(91)	—	(91)
Foreign currency translation	2	6	8

Balance as of March 31, 2017	$95	$5,040	$5,135

(1)	Excludes goodwill of $2,706 million and accumulated impairment losses of $2,102 million that were attributable to Park and included in non-current assets of discontinued operations in the condensed consolidated balance sheet as of December 31, 2016. Total goodwill balances for the ownership reporting unit include the following gross carrying values and accumulated impairment losses for the periods presented:

	Gross Carrying Value	Accumulated Impairment Losses	Net Carrying Value
	(in millions)
Balance as of December 31, 2016	$856	$(672)	$184
Spin-offs of Park and HGV	(423)	332	(91)
Foreign currency translation	2	—	2

Balance as of March 31, 2017	$435	$(340)	$95

(2)	There were no accumulated impairment losses for the management and franchise reporting unit as of March 31, 2017 and December 31, 2016.

Intangible Assets

Intangible assets were as follows:

	March 31, 2017
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
	(in millions)
Amortizing Intangible Assets:
Management and franchise contracts:
Management and franchise contracts recorded at Merger(1)	$2,225	$(1,578)	$647
Contract acquisition costs and other	354	(71)	283

	$2,579	$(1,649)	$930

Other intangible assets:
Leases(1)	$279	$(132)	$147
Capitalized software	519	(380)	139
Hilton Honors(1)	336	(198)	138
Other	38	(31)	7

	$1,172	$(741)	$431

Non-amortizing Intangible Assets:
Brands(1)	$4,856	$—	$4,856

(1)	Represents intangible assets that were initially recorded at their fair value as part of the October 24, 2007 transaction whereby we became a wholly owned subsidiary of an affiliate of Blackstone (the “Merger”).

	December 31, 2016
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
	(in millions)
Amortizing Intangible Assets:
Management and franchise contracts:
Management and franchise contracts recorded at Merger(1)	$2,221	$(1,534)	$687
Contract acquisition costs and other	343	(67)	276

	$2,564	$(1,601)	$963

Other intangible assets:
Leases(1)	$276	$(126)	$150
Capitalized software	510	(362)	148
Hilton Honors(1)	335	(192)	143
Other	37	(31)	6

	$1,158	$(711)	$447

Non-amortizing Intangible Assets:
Brands(1)	$4,848	$—	$4,848

(1)	Represents intangible assets that were initially recorded at their fair value as part of the Merger.

We recorded amortization expense of $74 million and $78 million for the three months ended March 31, 2017 and 2016, respectively, including $17 million and $22 million, respectively, of amortization expense on capitalized software. Changes to our brands intangible asset during the three months ended March 31, 2017 were due to foreign currency translations.

We estimate our future amortization expense for our amortizing intangible assets as of March 31, 2017 to be as follows:

Year	(in millions)
2017(remaining)	$211
2018	267
2019	248
2020	201
2021	71
Thereafter	363

$1,361

Note 6: Debt

Long-term Debt

Long-term debt balances, including obligations for capital leases, and associated interest rates as of March 31, 2017, were as follows:

	March 31, 2017	December 31, 2016
	(in millions)
Senior notes due 2021	$—	$1,500
Senior notes with a rate of 4.250%, due 2024	1,000	1,000
Senior notes with a rate of 4.625%, due 2025	900	—
Senior notes with a rate of 4.875%, due 2027	600	—
Senior secured term loan facility due 2020	—	750
Senior secured term loan facility with a rate of 2.98%, due 2023	3,959	3,209
Capital lease obligations with an average rate of 6.34%, due 2021 to 2030	237	227
Other debt with an average rate of 2.65%, due 2018 to 2026	22	20

	6,718	6,706
Less: unamortized deferred financing costs and discount	(89)	(90)
Less: current maturities of long-term debt(1)	(41)	(33)

	$6,588	$6,583

(1)	Net of unamortized deferred financing costs and discount attributable to current maturities of long-term debt.

Senior Notes

In March 2017, we issued $900 million aggregate principal amount of 4.625% Senior Notes due 2025 (the “2025 Senior Notes”) and $600 million aggregate principal amount of 4.875% Senior Notes due 2027 (the “2027 Senior Notes”), and incurred $21 million of debt issuance costs. Interest on the 2025 Senior Notes and the 2027 Senior Notes is payable semi-annually in arrears on April 1 and October 1 of each year, beginning in October 2017. The 2025 Senior Notes and the 2027 Senior Notes are guaranteed on a senior unsecured basis by us and certain of our wholly owned subsidiaries. We used the net proceeds of the 2025 Senior Notes and the 2027

Senior Notes, along with available cash, to redeem in full our $1.5 billion 5.625% Senior Notes due 2021 (the “2021 Senior Notes”), plus accrued and unpaid interest. In connection with the repayment, we paid a redemption premium of $42 million and accelerated the recognition of $18 million of unamortized debt issuance costs, which were included in loss on debt extinguishment in our condensed consolidated statement of operations.

Senior Secured Credit Facility

Our senior secured credit facility consists of a $1.0 billion senior secured revolving credit facility (the “Revolving Credit Facility”) and a senior secured term loan facility (the “Term Loans”). In March 2017, we amended the Term Loans pursuant to which $750 million of outstanding Term Loans due in 2020 were extended, aligning their maturity with the $3,209 million tranche of Term Loans due 2023. Additionally, the entire balance of the Term Loans was repriced with an interest rate of LIBOR plus 200 basis points. In connection with the refinancing of the Term Loans, we incurred $3 million of debt issuance costs, which were included in other non-operating income, net, in our condensed consolidated statement of operations. As of March 31, 2017, we had $23 million of letters of credit outstanding under our Revolving Credit Facility and a borrowing capacity of $977 million.

Debt Maturities

The contractual maturities of our long-term debt as of March 31, 2017 were as follows:

Year	(in millions)
2017(remaining)	$36
2018	59
2019	55
2020	56
2021	57
Thereafter	6,455

$6,718

Note 7: Derivative Instruments and Hedging Activities

During the three months ended March 31, 2017 and 2016, derivatives were used to hedge the interest rate risk associated with variable-rate debt, as well as foreign exchange risk associated with certain foreign currency denominated cash balances.

Cash Flow Hedges

During the three months ended March 31, 2017, we entered into two interest rate swap agreements with notional amounts of $1.6 billion and $750 million, which swap one-month LIBOR on the Term Loans to fixed rates of 1.98 percent and 2.02 percent, respectively, and expire in March 2022. We elected to designate these interest rate swaps as cash flow hedges for accounting purposes.

Non-designated Hedges

During the year ended December 31, 2016, we dedesignated four interest rate swaps (the “2013 Interest Rate Swaps”) that were previously designated as cash flow hedges as they no longer met the criteria for hedge accounting. These interest rate swaps, which had an aggregate notional amount of $1.45 billion and swapped three-month LIBOR on the Term Loans to a fixed rate of 1.87 percent, were settled during the three months ended March 31, 2017.

As of March 31, 2017, we held 63 short-term foreign exchange forward contracts with an aggregate notional amount of $255 million to offset exposure to fluctuations in our foreign currency denominated cash balances. We elected not to designate these foreign exchange forward contracts as hedging instruments.

Fair Value of Derivative Instruments

The fair values of our derivative instruments in our condensed consolidated balance sheets were as follows:

		March 31, 2017	December 31, 2016
	Balance Sheet Classification
		(in millions)
Cash Flow Hedges:
Interest rate swaps	Other liabilities	$7	N/A

Non-designated Hedges:
Interest rate swaps	Other liabilities	—	$12
Forward contracts	Other current assets	1	3
Forward contracts	Accounts payable, accrued expenses and other	1	4

Earnings Effect of Derivative Instruments

The gains and losses recognized in our condensed consolidated statements of operations and condensed consolidated statements of comprehensive income before any effect for income taxes were as follows:

		Three Months Ended March 31,

	Classification of Gain (Loss) Recognized	2017	2016
		(in millions)
Cash Flow Hedges:
Interest rate swaps(1)	Other comprehensive income	$(7)	$(10)

Non-designated Hedges:
Interest rate swaps	Other non-operating income, net	2	N/A
Interest rate swaps(2)	Interest expense	3	N/A
Forward contracts	Loss on foreign currency transactions	1	1

(1)	There were no amounts recognized in earnings related to hedge ineffectiveness or amounts excluded from hedge effectiveness testing during the three months ended March 31, 2017 and 2016.
(2)	This amount is related to the dedesignation of the 2013 Interest Rate Swaps as cash flow hedges and was reclassified from accumulated other comprehensive loss as the underlying transactions occurred.

Note 8: Fair Value Measurements

We did not elect the fair value measurement option for any of our financial assets or liabilities. The fair value of certain financial instruments and the hierarchy level we used to estimate fair values are shown below:

	March 31, 2017
		Hierarchy Level
	Carrying Value	Level 1	Level 2	Level 3
	(in millions)
Assets:
Cash equivalents	$580	$—	$580	$—
Restricted cash equivalents	12	—	12	—
Liabilities:
Long-term debt(1)	6,370	2,512	—	3,996
Interest rate swaps	7	—	7	—

	December 31, 2016
		Hierarchy Level
	Carrying Value	Level 1	Level 2	Level 3
	(in millions)
Assets:
Cash equivalents	$782	$—	$782	$—
Restricted cash equivalents	11	—	11	—
Liabilities:
Long-term debt(1)	6,369	2,516	—	4,006
Interest rate swaps	12	—	12	—

(1)	Carrying value includes unamortized deferred financing costs and discount. The carrying values and fair values exclude capital lease obligations and other debt.

The fair values of financial instruments not included in this table are estimated to be equal to their carrying values as of March 31, 2017 and December 31, 2016. Our estimates of the fair values were determined using available market information and appropriate valuation methods. Considerable judgment is necessary to interpret market data and develop the estimated fair values.

Cash equivalents and restricted cash equivalents primarily consisted of short-term interest-bearing money market funds with maturities of less than 90 days and time deposits. The estimated fair values were based on available market pricing information of similar financial instruments.

The estimated fair values of our Level 1 long-term debt were based on prices in active debt markets. The estimated fair values of our Level 3 long-term debt were based on indicative quotes received for similar issuances.

We measure our interest rate swaps at fair value, which were estimated using an income approach. The primary inputs into our fair value estimate include interest rates and yield curves based on observable market inputs of similar instruments.

Note 9: Income Taxes

At the end of each quarter we estimate the effective income tax rate expected to be applied for the full year. The effective income tax rate is determined by the level and composition of pre-tax income or loss, which is subject to federal, foreign, state and local income taxes.

Our total unrecognized tax benefits as of March 31, 2017 were $174 million. We accrued approximately $33 million for the payment of interest and penalties as of March 31, 2017. As a result of the expected resolution of examination issues with federal, state and foreign tax authorities, we believe it is reasonably possible that during the next 12 months the amount of unrecognized tax benefits will decrease up to $8 million. Included in the balance of unrecognized tax benefits as of March 31, 2017 was $173 million associated with positions that, if favorably resolved, would provide a benefit to our effective income tax rate.

In April 2014, we received 30-day Letters from the IRS and the Revenue Agents Report (“RAR”) for the 2006 and October 2007 tax years. We disagreed with several of the proposed adjustments in the RAR, filed a formal appeals protest with the IRS and did not make any tax payments related to this audit. The issues being protested in appeals relate to assertions by the IRS that: (i) certain foreign currency denominated intercompany loans from our foreign subsidiaries to certain U.S. subsidiaries should be recharacterized as equity for U.S. federal income tax purposes and constitute deemed dividends from such foreign subsidiaries to our U.S. subsidiaries; (ii) in calculating the amount of U.S. taxable income resulting from our Hilton Honors guest loyalty program, we should not reduce gross income by the estimated costs of future redemptions, but rather such costs would be deductible at the time the points are redeemed; and (iii) certain foreign currency denominated loans issued by one of our Luxembourg subsidiaries whose functional currency is U.S. dollar (“USD”), should instead be treated as issued by one of our Belgian subsidiaries whose functional currency is the euro, and thus foreign currency gains and losses with respect to such loans should have been measured in euros, instead of USD. Additionally, in January 2016, we received a 30-day Letter from the IRS and the RAR for the December 2007 through 2010 tax years. The RAR includes the proposed adjustments for tax years December 2007 through 2010, which reflect the carryover effect of the three protested issues from 2006 through October 2007. These proposed adjustments will also be protested in appeals and formal appeals protests have been submitted. In total, the proposed adjustments sought by the IRS would result in additional U.S. federal tax owed of approximately $874 million, excluding interest and penalties and potential state income taxes. The portion of this amount related to our Hilton Honors guest loyalty program would result in a decrease to our future tax liability when the points are redeemed. We disagree with the IRS’s position on each of these assertions and intend to vigorously contest them. However, based on continuing appeals process discussions with the IRS, we believe that it is more likely than not that we will not recognize the full benefit related to certain of the issues being appealed. Accordingly, we have recorded $46 million of unrecognized tax benefits related to these issues.

We file income tax returns, including returns for our subsidiaries, with federal, state and foreign jurisdictions. We are under regular and recurring audit by the IRS and other taxing authorities on open tax positions. The timing of the resolution of tax audits is highly uncertain, as are the amounts, if any, that may ultimately be paid upon such resolution. Changes may result from the conclusion of ongoing audits, appeals or litigation in state, local, federal and foreign tax jurisdictions or from the resolution of various proceedings between the U.S. and foreign tax authorities. We are no longer subject to U.S. federal income tax examination for years through 2004. As of March 31, 2017, we remain subject to federal examinations from 2005-2015, state examinations from 2003-2015 and foreign examinations of our income tax returns for the years 1996 through 2016.

State income tax returns are generally subject to examination for a period of three to five years after filing the respective return; however, the state effect of any federal tax return changes remains subject to examination by various states for a period generally of up to one year after formal notification to the states. The statute of limitations for the foreign jurisdictions generally ranges from three to ten years after filing the respective tax return.

Note 10: Share-Based Compensation

We issue time-vesting restricted stock units and restricted stock (“RSUs”), nonqualified stock options (“options”), performance-vesting restricted stock units and restricted stock (collectively, “performance shares”) and deferred share units (“DSUs”). We recognized share-based compensation expense of $25 million and $16 million during the three months ended March 31, 2017 and 2016, respectively, which included amounts reimbursed by hotel owners. As of March 31, 2017, unrecognized compensation costs for unvested awards was approximately $171 million, which is expected to be recognized over a weighted-average period of 2.4 years on a straight-line basis. As of March 31, 2017, there were 29,922,923 shares of common stock available for future issuance.

All share and share-related information have been adjusted to reflect the Reverse Stock Split. See Note 1: “Organization and Basis of Presentation” for additional information.

Effect of the Spin-offs on Equity Awards

In connection with the spin-offs, the outstanding share-based compensation awards held by employees transferring to Park and HGV were converted to equity awards in Park and HGV stock, respectively.

Share-based compensation awards of employees remaining at Hilton were adjusted using a conversion factor in accordance with the anti-dilution provisions of the 2013 Omnibus Incentive Plan with the intent to preserve the intrinsic value of the original awards (the “Conversion Factor”). The adjustments were determined by comparing the fair value of such awards immediately prior to the spin-offs to the fair value of such awards immediately after and resulted in no incremental compensation expense. Equity awards that were adjusted generally remain subject to the same vesting, expiration and other terms and conditions as applied to the awards immediately prior to the spin-offs.

RSUs

The following table summarizes the activity of our RSUs during the three months ended March 31, 2017:

	Number of Shares	Weighted Average Grant Date Fair Value per Share
Outstanding as of December 31, 2016	1,624,541	$65.24
Conversion from performance shares upon completion of the spin-offs(1)	671,604	72.42
Effect of the spin-offs	439,113	57.60
Granted	1,313,783	58.02
Vested	(876,145)	47.19
Forfeited	(47,971)	47.97

Outstanding as of March 31, 2017(2)	3,124,925	52.01

(1)	Represents all performance shares outstanding as of December 31, 2016.
(2)	The weighted average grant date fair value was adjusted to reflect the Conversion Factor.

The RSUs granted during the three months ended March 31, 2017 generally vest in equal annual installments over two or three years from the date of grant.

Options

The following table summarizes the activity of our options during the three months ended March 31, 2017:

	Number of Options	Weighted Average Exercise Price per Share
Outstanding as of December 31, 2016	1,076,031	$66.83
Effect of the spin-offs	251,145	57.60
Granted	710,967	58.02
Exercised	(10,681)	45.35
Forfeited, canceled or expired	(2,146)	57.99

Outstanding as of March 31, 2017(1)	2,025,316	50.89

Exercisable as of March 31, 2017(1)	793,005	48.23

(1)	The weighted average exercise price was adjusted to reflect the Conversion Factor.

The options granted during 2017 vest over three years from the date of grant and terminate 10 years from the date of grant or earlier if the individual’s service terminates under certain circumstances.

The grant date fair value of the options granted during the three months ended March 31, 2017 was $13.86, which was determined using the Black-Scholes-Merton option-pricing model with the following assumptions:

Expected volatility(1)	24.00%
Dividend yield(2)	1.03%
Risk-free rate(3)	2.03%
Expected term (in years)(4)	6.0

(1)	Due to limited trading history for our common stock, we did not have sufficient information available on which to base a reasonable and supportable estimate of the expected volatility of our share price. As a result, we used an average historical volatility of our peer group over a time period consistent with our expected term assumption. Our peer group was determined based upon companies in our industry with similar business models and is consistent with those used to benchmark our executive compensation.
(2)	Estimated based on the expected annualized dividend payment at the date of grant.
(3)	Based on the yields of U.S. Department of Treasury instruments with similar expected lives.
(4)	Estimated using the average of the vesting periods and the contractual term of the options.

Performance Shares

As of December 31, 2016, we had outstanding performance awards based on a measure of the Company’s total shareholder return relative to the total shareholder returns of members of a peer company group (“relative shareholder return”) and based on the Company’s earnings before interest expense, income taxes and depreciation and amortization (“EBITDA”) compound annual growth rate (“CAGR”) (“EBITDA CAGR”). Upon completion of the spin-offs, we converted all 671,604 outstanding performance shares to RSUs based on a 100 percent achievement percentage with the same vesting periods as the original awards, and as of March 31, 2017, there were no outstanding performance shares based on relative shareholder return.

During the three months ended March 31, 2017, we issued performance shares with 50 percent of the shares subject to achievement based on the Company’s free cash flow (“FCF”) per share CAGR (“FCF CAGR”) and the other 50 percent of the shares subject to achievement based on the Company’s EBITDA CAGR. The performance shares are settled at the end of the three-year performance period. We determined that the performance condition for these awards is probable of achievement and, as of March 31, 2017, we recognized compensation expense based on the anticipated achievement percentage of 100 percent.

The following table summarizes the activity of our performance shares during the three months ended March 31, 2017:

	EBITDA CAGR		FCF CAGR
	Number of Shares	Weighted Average Grant Date Fair Value per Share	Number of Shares	Weighted Average Grant Date Fair Value per Share
Outstanding as of December 31, 2016	335,802	$68.09	—	N/A
Conversion to RSUs upon completion of the spin-offs	(335,802)	68.09	—	N/A
Granted	169,843	58.02	169,812	$58.02

Outstanding as of March 31, 2017	169,843	58.02	169,812	58.02

Note 11: Stockholders’ Equity and Accumulated Other Comprehensive Loss

The changes in the components of stockholders’ equity were as follows:

	Equity Attributable to Hilton Stockholders
	Common Stock(1)		Treasury Stock	Additional Paid-in Capital(1)	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interests(2)	Total
	Shares	Amount
	(in millions)
Balance as of December 31, 2016	329	$3	$—	$10,220	$(3,323)	$(1,001)	$(50)	$5,849
Share-based compensation	2	—	—	(7)	—	—	—	(7)
Repurchases of common stock	(1)	—	(70)	—	—	—	—	(70)
Net income	—	—	—	—	74	—	1	75
Other comprehensive income (loss)	—	—	—	—	—	20	(1)	19
Dividends	—	—	—	—	(50)	—	—	(50)
Spin-offs of Park and HGV	—	—	—	—	(4,331)	63	49	(4,219)
Cumulative effect of the adoption of ASU 2016-09	—	—	—	1	(1)	—	—	—
Distributions	—	—	—	—	—	—	(1)	(1)

Balance as of March 31, 2017	330	$3	$(70)	$10,214	$(7,631)	$(918)	$(2)	$1,596

	Equity Attributable to Hilton Stockholders
	Common Stock(1)		Additional Paid-in Capital(1)	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interests(2)	Total
	Shares	Amount
	(in millions)
Balance as of December 31, 2015	329	$3	$10,158	$(3,392)	$(784)	$(34)	$5,951
Share-based compensation	—	—	2	—	—	—	2
Net income	—	—	—	309	—	1	310
Other comprehensive income (loss)	—	—	—	—	10	(2)	8
Dividends	—	—	—	(69)	—	—	(69)
Cumulative effect of the adoption of ASU 2015-02	—	—	—	—	—	5	5
Distributions	—	—	—	—	—	(2)	(2)

Balance as of March 31, 2016	329	$3	$10,160	$(3,152)	$(774)	$(32)	$6,205

(1)	Adjusted to reflect the Reverse Stock Split. See Note 1: “Organization and Basis of Presentation” for additional information.
(2)	Other comprehensive loss attributable to non-controlling interests was related to a currency translation adjustment.

In February 2017, our board of directors authorized a stock repurchase program of up to $1.0 billion of the Company’s common stock. During the three months ended March 31, 2017, we repurchased 1,213,415 shares of common stock under the program at an average cost of $57.67 per share for an aggregate purchase price of $70 million. As of March 31, 2017, $930 million remained available for share repurchases under the program.

The changes in the components of accumulated other comprehensive loss, net of taxes, were as follows:

	Currency Translation Adjustment(1)	Pension Liability Adjustment(2)	Cash Flow Hedge Adjustment(3)	Total
	(in millions)
Balance as of December 31, 2016	$(738)	$(251)	$(12)	$(1,001)
Other comprehensive income (loss) before reclassifications	21	(1)	(4)	16
Amounts reclassified from accumulated other comprehensive loss	—	2	2	4

Net current period other comprehensive income (loss)	21	1	(2)	20

Spin-offs of Park and HGV	63	—	—	63

Balance as of March 31, 2017	$(654)	$(250)	$(14)	$(918)

(1)	Includes net investment hedges and intra-entity foreign currency transactions that are of a long-term investment nature.
(2)	Amounts reclassified include the amortization of prior service cost and net loss that were included in our computation of net periodic pension cost. They were recognized in general and administrative expenses, net of a $1 million tax benefit, in our condensed consolidated statement of operations.
(3)	Amounts reclassified related to the 2013 Interest Rate Swaps and were recognized in interest expense, net of a $1 million tax benefit, in our condensed consolidated statement of operations.

	Currency Translation Adjustment(1)	Pension Liability Adjustment(2)	Cash Flow Hedge Adjustment	Total
	(in millions)
Balance as of December 31, 2015	$(580)	$(194)	$(10)	$(784)
Other comprehensive income (loss) before reclassifications	15	—	(6)	9
Amounts reclassified from accumulated other comprehensive loss	—	1	—	1

Net current period other comprehensive income (loss)	15	1	(6)	10

Balance as of March 31, 2016	$(565)	$(193)	$(16)	$(774)

(1)	Includes net investment hedges and intra-entity foreign currency transactions that are of a long-term investment nature.
(2)	Amounts reclassified were recognized in general and administrative expenses, net of a $1 million tax benefit, in our condensed consolidated statement of operations.

Note 12: Earnings Per Share

The following table presents the calculation of basic and diluted earnings per share (“EPS”). All share and per share amounts have been adjusted to reflect the Reverse Stock Split. See Note 1: “Organization and Basis of Presentation” for additional information.

	Three Months Ended March 31,
	2017	2016
	(in millions, except per share amounts)
Basic EPS:
Numerator:
Net income from continuing operations attributable to Hilton stockholders	$74	$192
Denominator:
Weighted average shares outstanding	330	329

Basic EPS	$0.22	$0.58

Diluted EPS:
Numerator:
Net income from continuing operations attributable to Hilton stockholders	$74	$192
Denominator:
Weighted average shares outstanding	331	330

Diluted EPS	$0.22	$0.58

Approximately 1 million share-based compensation awards were excluded from the weighted average shares outstanding used in the computation of diluted EPS for the three months ended March 31, 2017 and 2016 because their effect would have been anti-dilutive under the treasury stock method.

Note 13: Business Segments

We are a diversified hospitality company with operations organized in two distinct operating segments, following the spin-offs: (i) management and franchise; and (ii) ownership. Each segment is managed separately because of its distinct economic characteristics.

The management and franchise segment includes all of the hotels we manage for third-party owners, as well as all franchised hotels operated or managed by someone other than us. As of March 31, 2017, this segment included 624 managed hotels and 4,236 franchised hotels totaling 4,860 hotels consisting of 781,978 rooms, within this total are the 67 hotels with 35,425 rooms that were previously owned or leased by Hilton or unconsolidated affiliates of Hilton and, upon completion of the spin-offs, were owned or leased by Park or unconsolidated affiliates of Park. This segment also earns fees for managing properties in our ownership segment and, effective upon completion of the spin-offs, a license fee from HGV for the exclusive right to use certain Hilton marks and intellectual property in its timeshare business.

As of March 31, 2017, the ownership segment included 74 properties totaling 22,278 rooms, comprising 65 hotels that we wholly owned or leased, one hotel owned by a consolidated non-wholly owned entity, two hotels leased by consolidated VIEs and six hotels owned or leased by unconsolidated affiliates.

Prior to the spin-offs, the performance of our operating segments was evaluated primarily on Adjusted EBITDA. Following the spin-offs, the performance of our operating segments is evaluated primarily on operating income, without allocating corporate and other revenues and expenses or indirect general and administrative expenses, as we have simplified our operating segments and certain adjustments included in Adjusted EBITDA on a segment basis are no longer applicable.

The following table presents revenues for our reportable segments, reconciled to consolidated amounts:

	Three Months Ended March 31,
	2017	2016
	(in millions)
Management and franchise(1)	$436	$357
Ownership	300	319

Segment revenues	736	676
Other revenues	37	17
Other revenues from managed and franchised properties	1,395	1,041
Intersegment fees elimination(1)	(7)	(8)

Total revenues	$2,161	$1,726

(1)	Includes management, royalty and intellectual property fees charged to our ownership segment, which were eliminated in our condensed consolidated financial statements.

The following table presents operating income for our reportable segments, reconciled to consolidated income from continuing operations before income taxes:

	Three Months Ended March 31,
	2017	2016
	(in millions)
Management and franchise(1)	$436	$357
Ownership(1)	21	4

Segment operating income	457	361
Other revenues, less other expenses	14	(1)
Depreciation and amortization	(89)	(92)
Impairment loss	—	(15)
General and administrative	(105)	(83)

Operating income	277	170
Interest expense	(104)	(90)
Loss on foreign currency transactions	(4)	(12)
Loss on debt extinguishment	(60)	—
Other non-operating income, net	1	2

Income from continuing operations before income taxes	$110	$70

(1)	Includes management, royalty and intellectual property fees charged to our ownership segment by our management and franchise segment, which were eliminated in our condensed consolidated financial statements.

The following table presents total assets for our reportable segments, reconciled to consolidated assets of continuing operations:

	March 31,	December 31,
	2017	2016
	(in millions)
Management and franchise	$10,806	$10,825
Ownership	945	1,032
Corporate and other	2,536	2,529

	$14,287	$14,386

The following table presents capital expenditures for property and equipment for our reportable segments, reconciled to consolidated capital expenditures of continuing operations:

	Three Months Ended March 31,
	2017	2016
	(in millions)
Ownership	$6	$13
Corporate and other	3	3

	$9	$16

Note 14: Commitments and Contingencies

As of March 31, 2017, we had an outstanding guarantee of $5 million, with a remaining term of six years, for debt of a third party. We have one letter of credit for $5 million that has been pledged as collateral for the guarantee. Although we believe it is unlikely that material payments will be required under the guarantee or letter of credit, there can be no assurance that this will be the case.

We have also provided performance guarantees to certain owners of hotels that we operate under management contracts. Most of these guarantees allow us to terminate the contract, rather than fund shortfalls, if specified performance levels are not achieved. However, in limited cases, we are obligated to fund performance shortfalls. As of March 31, 2017, we had seven contracts containing performance guarantees, with expirations ranging from 2019 to 2030, and possible cash outlays totaling approximately $70 million. Our obligations under these guarantees in future periods are dependent on the operating performance levels of these hotels over the remaining terms of the performance guarantees. We do not have any letters of credit pledged as collateral against these guarantees. As of March 31, 2017 and December 31, 2016, we recorded approximately $12 million and $11 million, respectively, in accounts payable, accrued expenses and other and approximately $15 million and $17 million, respectively, in other liabilities in our condensed consolidated balance sheets for two outstanding performance guarantees that are related to VIEs for which we are not the primary beneficiary.

We have entered into an agreement with an affiliate of the owner of a hotel whereby we have agreed to provide a $60 million junior mezzanine loan to finance the construction of a new hotel that we will manage. The junior mezzanine loan is subordinated to a senior mortgage loan and senior mezzanine loan provided by third parties unaffiliated with us and will be funded on a pro rata basis with these loans as the construction costs are incurred. During each of the three months ended March 31, 2017 and 2016, we funded $8 million of this commitment, and we currently expect to fund our remaining commitment of $1 million in 2017.

We are involved in litigation arising in the normal course of business, some of which includes claims for substantial sums. While the ultimate results of claims and litigation cannot be predicted with certainty, we expect that the ultimate resolution of all pending or threatened claims and litigation as of March 31, 2017 will not have a material effect on our consolidated results of operations, financial position or cash flows.

Note 15: Condensed Consolidating Guarantor Financial Information

In October 2013, Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. (the “HWF Issuers”), entities that are 100 percent owned by Hilton Worldwide Parent LLC (“HWP”), which is 100 percent owned by the Parent, issued the 2021 Senior Notes. In September 2016, Hilton Domestic Operating Company Inc. (“HOC”), an entity incorporated in July 2016 that is 100 percent owned by Hilton Worldwide Finance LLC, assumed the 2024 Senior Notes that were issued in August 2016 by escrow issuers and is a guarantor of the 2021 Senior Notes, 2025 Senior Notes and 2027 Senior Notes. In March 2017, the HWF Issuers, which are guarantors of the 2024 Seniors Notes, issued the 2025 Senior Notes and 2027 Senior Notes, and we used the net proceeds and available cash to repay in full the 2021 Senior Notes. The 2024 Senior Notes, 2025 Senior Notes and 2027 Senior Notes are collectively referred to as the Senior Notes and are all guaranteed by HWP. The HWF Issuers and HOC are collectively referred to as the Subsidiary Issuers.

The Senior Notes are guaranteed jointly and severally on a senior unsecured basis by the Parent and certain of the Parent’s 100 percent owned domestic restricted subsidiaries that are themselves not issuers of the applicable series of Senior Notes (together, the “Guarantors”). The indentures that govern the Senior Notes provide that any subsidiary of the Company that provides a guarantee of the Senior Secured Credit Facility will guarantee the Senior Notes. As of March 31, 2017, none of our foreign subsidiaries or U.S. subsidiaries owned by foreign subsidiaries or conducting foreign operations or our non-wholly owned subsidiaries guarantee the Senior Notes (collectively, the “Non-Guarantors”).

In September 2016, certain employees, assets and liabilities of a guarantor subsidiary were transferred into HOC. This transfer was considered to be a transfer of assets rather than a transfer of a business. Accordingly, we have separately presented HOC as a subsidiary issuer in our condensed consolidating financial information prospectively from the date of the transfer.

In connection with the spin-offs, certain entities that were previously guarantors of the 2021 Senior Notes and 2024 Senior Notes were released and no longer guaranteed these senior notes. The condensed consolidating financial information presents the financial information based on the composition of the Guarantors and Non-Guarantors as of March 31, 2017.

The guarantees are full and unconditional, subject to certain customary release provisions. The indentures that govern the Senior Notes provide that any Guarantor may be released from its guarantee so long as: (i) the subsidiary is sold or sells all of its assets; (ii) the subsidiary is released from its guaranty under the Senior Secured Credit Facility; (iii) the subsidiary is declared “unrestricted” for covenant purposes; (iv) the subsidiary is merged with or into the applicable Subsidiary Issuers or another Guarantor or the Guarantor liquidates after transferring all of its assets to the applicable Subsidiary Issuers or another Guarantor; or (v) the requirements for legal defeasance or covenant defeasance or to discharge the indenture have been satisfied, in each case in compliance with applicable provisions of the indentures.

The following schedules present the condensed consolidating financial information as of March 31, 2017 and December 31, 2016, and for the three months ended March 31, 2017 and 2016, for the Parent, HWF Issuers, HOC, Guarantors and Non-Guarantors.

	March 31, 2017
	Parent	HWF Issuers	HOC	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$3	$11	$848	$—	$862
Restricted cash and cash equivalents	—	—	87	10	27	—	124
Accounts receivable, net	—	—	11	644	256	—	911
Intercompany receivables	—	—	—	—	40	(40)	—
Prepaid expenses	—	—	8	48	74	(1)	129
Other	—	—	1	5	37	—	43

Total current assets	—	—	110	718	1,282	(41)	2,069

Intangibles and Other Assets:
Investments in subsidiaries	1,588	6,975	8,127	1,588	—	(18,278)	—
Goodwill	—	—	—	3,824	1,311	—	5,135
Brands	—	—	—	4,405	451	—	4,856
Management and franchise contracts, net	—	—	—	683	247	—	930
Other intangible assets, net	—	—	1	282	148	—	431
Property and equipment, net	—	—	11	61	269	—	341
Deferred income tax assets	10	4	174	—	82	(188)	82
Other	—	11	31	235	166	—	443

Total intangibles and other assets	1,598	6,990	8,344	11,078	2,674	(18,466)	12,218

TOTAL ASSETS	$1,598	$6,990	$8,454	$11,796	$3,956	$(18,507)	$14,287

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other	$—	$6	$176	$1,195	$422	$(1)	$1,798
Intercompany payables	—	—	40	—	—	(40)	—
Current maturities of long-term debt	—	32	—	—	9	—	41
Income taxes payable	—	—	—	49	79	—	128

Total current liabilities	—	38	216	1,244	510	(41)	1,967
Long-term debt	—	5,357	982	—	249	—	6,588
Deferred revenues	—	—	—	22	—	—	22
Deferred income tax liabilities	—	—	—	1,884	27	(188)	1,723
Liability for guest loyalty program	—	—	—	898	—	—	898
Other	—	7	281	499	706	—	1,493

Total liabilities	—	5,402	1,479	4,547	1,492	(229)	12,691
Equity:
Total Hilton stockholders’ equity	1,598	1,588	6,975	7,249	2,466	(18,278)	1,598
Noncontrolling interests	—	—	—	—	(2)	—	(2)

Total equity	1,598	1,588	6,975	7,249	2,464	(18,278)	1,596

TOTAL LIABILITIES AND EQUITY	$1,598	$6,990	$8,454	$11,796	$3,956	$(18,507)	$14,287

	December 31, 2016
	Parent	HWF Issuers	HOC	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$3	$22	$1,037	$—	$1,062
Restricted cash and cash equivalents	—	—	87	9	25	—	121
Accounts receivable, net	—	—	7	484	264	—	755
Intercompany receivables	—	—	—	—	42	(42)	—
Prepaid expenses	—	—	6	21	65	(3)	89
Income taxes receivable	—	—	—	30	—	(17)	13
Other	—	—	1	5	33	—	39
Current assets of discontinued operations	—	—	—	—	1,502	(24)	1,478

Total current assets	—	—	104	571	2,968	(86)	3,557

Intangibles and Other Assets:
Investments in subsidiaries	5,889	11,300	12,583	5,889	—	(35,661)	—
Goodwill	—	—	—	3,824	1,394	—	5,218
Brands	—	—	—	4,404	444	—	4,848
Management and franchise contracts, net	—	—	—	716	247	—	963
Other intangible assets, net	—	—	1	296	150	—	447
Property and equipment, net	—	—	12	62	267	—	341
Deferred income tax assets	10	2	167	—	82	(179)	82
Other	—	12	30	213	153	—	408
Non-current assets of discontinued operations	—	—	—	12	10,345	(10)	10,347

Total intangibles and other assets	5,899	11,314	12,793	15,416	13,082	(35,850)	22,654

TOTAL ASSETS	$5,899	$11,314	$12,897	$15,987	$16,050	$(35,936)	$26,211

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other	$—	$26	$293	$1,091	$414	$(3)	$1,821
Intercompany payables	—	—	42	—	—	(42)	—
Current maturities of long-term debt	—	26	—	—	7	—	33
Income taxes payable	—	—	—	—	73	(17)	56
Current liabilities of discontinued operations	—	—	—	77	721	(24)	774

Total current liabilities	—	52	335	1,168	1,215	(86)	2,684
Long-term debt	—	5,361	981	—	241	—	6,583
Deferred revenues	—	—	—	42	—	—	42
Deferred income tax liabilities	—	—	—	1,919	38	(179)	1,778
Liability for guest loyalty program	—	—	—	889	—	—	889
Other	—	12	277	490	713	—	1,492
Non-current liabilities of discontinued operations	—	—	4	—	6,900	(10)	6,894

Total liabilities	—	5,425	1,597	4,508	9,107	(275)	20,362
Equity:
Total Hilton stockholders’ equity	5,899	5,889	11,300	11,479	6,993	(35,661)	5,899
Noncontrolling interests	—	—	—	—	(50)	—	(50)

Total equity	5,899	5,889	11,300	11,479	6,943	(35,661)	5,849

TOTAL LIABILITIES AND EQUITY	$5,899	$11,314	$12,897	$15,987	$16,050	$(35,936)	$26,211

	Three Months Ended March 31, 2017
	Parent	HWF Issuers	HOC	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Revenues
Franchise fees	$—	$—	$19	$255	$24	$(4)	$294
Base and other management fees	—	—	—	50	33	—	83
Incentive management fees	—	—	—	22	30	—	52
Owned and leased hotels	—	—	—	—	300	—	300
Other revenues	—	—	20	13	4	—	37

	—	—	39	340	391	(4)	766
Other revenues from managed and franchised properties	—	—	45	1,220	130	—	1,395

Total revenues	—	—	84	1,560	521	(4)	2,161
Expenses
Owned and leased hotels	—	—	—	—	272	—	272
Depreciation and amortization	—	—	1	64	24	—	89
General and administrative	—	—	79	2	24	—	105
Other expenses	—	—	12	7	8	(4)	23

	—	—	92	73	328	(4)	489
Other expenses from managed and franchised properties	—	—	45	1,220	130	—	1,395

Total expenses	—	—	137	1,293	458	(4)	1,884

Operating income (loss)	—	—	(53)	267	63	—	277
Interest expense	—	(63)	(28)	—	(13)	—	(104)
Gain (loss) on foreign currency transactions	—	—	11	21	(36)	—	(4)
Loss on debt extinguishment	—	(60)	—	—	—	—	(60)
Other non-operating income (loss), net	—	(3)	1	1	2	—	1

Income (loss) from continuing operations before income taxes and equity in earnings from subsidiaries	—	(126)	(69)	289	16	—	110
Income tax benefit (expense)	—	49	27	(108)	(3)	—	(35)

Income (loss) from continuing operations before equity in earnings from subsidiaries	—	(77)	(42)	181	13	—	75
Equity in earnings from subsidiaries	74	151	193	74	—	(492)	—

Net income	74	74	151	255	13	(492)	75
Net income attributable to noncontrolling interests	—	—	—	—	(1)	—	(1)

Net income attributable to Hilton stockholders	$74	$74	$151	$255	$12	$(492)	$74

Comprehensive income	$94	$72	$155	$255	$30	$(512)	$94
Comprehensive loss (income) attributable to noncontrolling interests	—	—	—	—	—	—	—

Comprehensive income attributable to Hilton stockholders	$94	$72	$155	$255	$30	$(512)	$94

	Three Months Ended March 31, 2016
	Parent	HWF Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Revenues
Franchise fees	$—	$—	$234	$22	$(3)	$253
Base and other management fees	—	—	32	28	—	60
Incentive management fees	—	—	8	28	—	36
Owned and leased hotels	—	—	—	319	—	319
Other revenues	—	—	14	3	—	17

	—	—	288	400	(3)	685
Other revenues from managed and franchised properties	—	—	924	117	—	1,041

Total revenues	—	—	1,212	517	(3)	1,726
Expenses
Owned and leased hotels	—	—	—	307	—	307
Depreciation and amortization	—	—	68	24	—	92
Impairment loss	—	—	—	15	—	15
General and administrative	—	—	57	26	—	83
Other expenses	—	—	9	12	(3)	18

	—	—	134	384	(3)	515
Other expenses from managed and franchised properties	—	—	924	117	—	1,041

Total expenses	—	—	1,058	501	(3)	1,556
Operating income	—	—	154	16	—	170
Interest expense	—	(67)	(11)	(12)	—	(90)
Gain (loss) on foreign currency transactions	—	—	5	(17)	—	(12)
Other non-operating income, net	—	—	2	—	—	2

Income (loss) from continuing operations before income taxes and equity in earnings from subsidiaries	—	(67)	150	(13)	—	70
Income tax benefit (expense)	192	26	(100)	3	—	121

Income (loss) from continuing operations before equity in earnings from subsidiaries	192	(41)	50	(10)	—	191
Equity in earnings (losses) from subsidiaries	—	41	(9)	—	(32)	—

Income (losses) from continuing operations, net of taxes	192	—	41	(10)	(32)	191
Income from discontinued operations, net of taxes	117	117	117	106	(338)	119
Net income	309	117	158	96	(370)	310
Net income attributable to noncontrolling interests	—	—	—	(1)	—	(1)

Net income attributable to Hilton stockholders	$309	$117	$158	$95	$(370)	$309

Comprehensive income	$319	$111	$149	$119	$(380)	$318
Comprehensive loss attributable to noncontrolling interests	—	—	—	1	—	1

Comprehensive income attributable to Hilton stockholders	$319	$111	$149	$120	$(380)	$319

	Three Months Ended March 31, 2017
	Parent	HWF Issuers	HOC	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Operating Activities:
Net cash provided by (used in) operating activities	$—	$—	$(102)	$56	$112	$(3)	$63

Investing Activities:
Capital expenditures for property and equipment	—	—	—	(1)	(8)	—	(9)
Contract acquisition costs	—	—	—	(8)	(5)	—	(13)
Capitalized software costs	—	—	—	(9)	—	—	(9)
Other	—	(13)	—	(6)	—	—	(19)

Net cash used in investing activities	—	(13)	—	(24)	(13)	—	(50)

Financing Activities:
Borrowings	—	1,823	—	—	—	—	1,823
Repayment of debt	—	(1,823)	—	—	(1)	—	(1,824)
Debt issuance costs and redemption premium	—	(66)	—	—	—	—	(66)
Repayment of intercompany borrowings	—	—	(3)	—	—	3	—
Intercompany transfers	119	79	133	(42)	(289)	—	—
Dividends paid	(49)	—	—	—	—	—	(49)
Cash transferred in spin-offs of Park and HGV	—	—	—	—	(501)	—	(501)
Repurchases of common stock	(70)	—	—	—	—	—	(70)
Distributions to noncontrolling interests	—	—	—	—	(1)	—	(1)
Tax withholdings on share-based compensation	—	—	(28)	—	—	—	(28)

Net cash provided by (used in) financing activities	—	13	102	(42)	(792)	3	(716)

Effect of exchange rate changes on cash, restricted cash and cash equivalents	—	—	—	—	5	—	5

Net decrease in cash, restricted cash and cash equivalents	—	—	—	(10)	(688)	—	(698)

Cash, restricted cash and cash equivalents from continuing operations, beginning of period	—	—	90	31	1,062	—	1,183
Cash, restricted cash and cash equivalents from discontinued operations, beginning of period	—	—	—	—	501	—	501

Cash, restricted cash and cash equivalents, beginning of period	—	—	90	31	1,563	—	1,684

Cash, restricted cash and cash equivalents, end of period	$—	$—	$90	$21	$875	$—	$986

	Three Months Ended March 31, 2016
	Parent	HWF Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Operating Activities:
Net cash provided by (used in) operating activities	$—	$—	$(279)	$618	$—	$339

Investing Activities:
Capital expenditures for property and equipment	—	—	—	(84)	—	(84)
Contract acquisition costs	—	—	(8)	(1)	—	(9)
Capitalized software costs	—	—	(10)	(1)	—	(11)
Other	—	—	(9)	3	—	(6)

Net cash used in investing activities	—	—	(27)	(83)	—	(110)

Financing Activities:
Repayment of debt	—	—	—	(32)	—	(32)
Intercompany transfers	69	—	317	(386)	—	—
Dividends paid	(69)	—	—	—	—	(69)
Distributions to noncontrolling interests	—	—	—	(2)	—	(2)
Tax withholdings on share-based compensation	—	—	(13)	—	—	(13)

Net cash provided by (used in) financing activities	—	—	304	(420)	—	(116)

Effect of exchange rate changes on cash, restricted cash and cash equivalents	—	—	—	4	—	4

Net increase (decrease) in cash, restricted cash and cash equivalents	—	—	(2)	119	—	117

Cash, restricted cash and cash equivalents from continuing operations, beginning of period	—	—	108	526	—	634
Cash, restricted cash and cash equivalents from discontinued operations, beginning of period	—	—	—	222	—	222

Cash, restricted cash and cash equivalents, beginning of period	—	—	108	748	—	856

Cash, restricted cash and cash equivalents from continuing operations, end of period	—	—	106	576	—	682
Cash, restricted cash and cash equivalents from discontinued operations, end of period	—	—	—	291	—	291

Cash, restricted cash and cash equivalents, end of period	$—	$—	$106	$867	$—	$973

Note 16: Subsequent Events

In June 2017, affiliates of Blackstone sold 15,000,000 shares of Hilton common stock in a secondary offering. Additionally, in June 2017, as part of our stock repurchase program, we repurchased 1,500,000 shares of our common stock directly from affiliates of Blackstone, in a private, non-underwritten transaction, at a share price of $65.82 totaling $99 million. Following the offering and the share repurchase, affiliates of Blackstone beneficially owned 10.3 percent of our common stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

(a) The following entities are incorporated under the laws of the State of Arizona: DTM Atlanta/Legacy, Inc., DTM Coconut Grove, Inc., DTM Largo, Inc., DTM Maryland, Inc., DTM Walnut Creek, Inc., DTR FCH Holdings, Inc., DTR PAH Holding, Inc. and DTR San Antonio, Inc. (collectively, the “Arizona Corporations”).

Arizona Revised Statutes

Section 10-851 of the Arizona Revised Statutes, as amended (the “Arizona Revised Statutes”), authorizes a corporation to indemnify a present or past director made a party to a proceeding in such capacity, provided that the individual’s conduct was in good faith and, when serving in an official capacity with the corporation, the individual reasonably believed that the conduct was in best interests of the corporation, or in all other cases, that the conduct was at least not opposed to its best interests. In the case of any criminal proceedings, indemnification is allowed if the individual had no reasonable cause to believe the conduct was unlawful. A corporation may also indemnify a director for conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2. Section 10-851 of the Arizona Revised Statutes also provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under Section 10-851 in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor is limited to reasonable expenses incurred in connection with the proceeding.
Unless otherwise limited by its articles of incorporation, Section 10-852 of the Arizona Revised Statutes requires a corporation to indemnify (i) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding, and (ii) an outside director, provided the proceeding is not one by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation, or one charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Section 10-856 of the Arizona Revised Statutes provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

Organizational Documents of the Arizona Corporations

None of the articles of incorporation of the Arizona Corporations contain any provisions on indemnification of directors and officers of the corporation.

The bylaws each of the Arizona Corporations provide that the corporation may indemnify any and all of its directors and officers or former directors and officers against expenses incurred by them, including legal fees, or judgments or penalties rendered or levied against any such person in a legal action brought against any such person for actions or omissions alleged to have been committed by any such person while acting within the scope of his or her employment as a director or officer of the corporation, provided that the board of directors of the corporation determines in good faith that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action.

(b) Destination Resorts LLC, Doubletree Hotel Systems LLC, Doubletree Hotels LLC, DT Management LLC, DT Real Estate, LLC and DTM Santa Clara LLC are limited liability companies organized under the laws of the State of Arizona (collectively, the “Arizona Limited Liability Companies”).

Arizona Revised Statutes

Section 29-610 of the Arizona Limited Liability Company Act, as amended (the “Arizona Limited Liability Company Act”), permits a domestic limited liability company to indemnify a member, manager, employee, officer or agent or any other person.

Organizational Documents of the Arizona Limited Liability Companies

The operating agreements of each of the Arizona Limited Liability Companies provide that the limited liability company shall indemnify its members, their affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of the foregoing to the full extent permitted by law from and against all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnitee for, on behalf of, or otherwise in connection with, the limited liability company.

(c) The following entities are incorporated under the laws of the State of California: HIC Gaming California, Inc. and HIC San Pablo Limited, Inc. (collectively, the “California Corporations”).

California Corporation Code

Section 204(a)(10) and (11) of the California Corporations Code provides that a corporation may set forth in its articles of incorporation provisions (I) eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders, as set forth in Section 309 of the California Corporations Code, provided, however, that (A) such a provision may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the California Corporations Code, or (vii) under Section 316 of the California Corporations Code, (B) no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective, and (C) no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors and (II) authorizing, whether by by-law, agreement or otherwise, the indemnification of agents (as defined in Section 317 of the California Corporations Code) in excess of that expressly permitted by Section 317 for those agents of the corporation for breach of duty to the corporation and its stockholders, provided, however that the provision may not provide for indemnification of any agent for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in clauses I(A)-I(C) above or as to circumstances in which indemnity is expressly prohibited by Section 317.

Section 317(b) of the California Corporations Code provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 317(c) of the California Corporations Code provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Organizational Documents of the California Corporations

Pursuant to Section 204(a)(10) of the California Corporations Code, the articles of both HIC Gaming California, Inc. and HIC San Pablo Limited, Inc. provide that the liability of directors of the corporations for monetary damages will be eliminated to the fullest extent permissible under California law. Furthermore, the articles provide that the corporations are authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporations and their shareholders through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

The bylaws of each of the California Corporations provide that, to the fullest extent permitted by California law, the corporation shall indemnify any current or former director or officer of the corporation and may, at the discretion of the board of directors of the corporation, indemnify any current or former employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the corporation or by reason of the fact that he is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(d) HIC San Pablo, L.P. is a limited partnership formed under the laws of the State of California (the “California Limited Partnership”).

California Uniform Limited Partnership Act

Section 15904.06(c) of the California Uniform Limited Partnership Act of 2008 addresses the rights of a general partner with respect to its management and conduct of partnership activities. The California Uniform Limited Partnership Act of 2008 provides that a limited partnership shall reimburse a general partner for payments made, and indemnify a general partner for liabilities incurred by, the general partner in the ordinary course of the activities of the partnership or for the preservation of its activities or property.

(e) The following entities are incorporated under the laws of the State of Delaware: Embassy Suites (Isla Verde), Inc., EPAM Corporation, HIC Racing Corporation, Hilton Domestic Operating Company Inc., Hilton Hawaii Corporation, Hilton New Jersey Service Corp., Hilton Spring Corporation, Hilton Worldwide Finance

Corp., Hilton Worldwide Holdings Inc., HLT ESP International Franchisor Corporation, HLT ESP International Management Corporation, HLT Lifestyle International Franchisor Corporation, HLT Lifestyle International Management Corporation, Hotels Statler Company, Inc., Promus Hotel Services, Inc., Promus Hotels Minneapolis, Inc. and Promus/Kingston Development Corporation (collectively, the “Delaware Corporations”).

Delaware General Corporation Law

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Organizational Documents of Delaware Corporations

The articles of incorporation of Hilton Spring Corporation, Hilton Worldwide Finance Corp., HLT ESP International Franchisor Corporation, HLT ESP International Management Corporation, HLT Lifestyle International Franchisor Corporation and HLT Lifestyle International Management Corporation provide that the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against all claims, losses, liabilities, expenses (including attorneys’ fees and disbursements), damages, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted under the Delaware General Corporation Law, and the corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees and disbursements) incurred by an officer or director in defending or testifying in a civil, criminal, administrative or investigative action, claim, suit or proceeding by reason of the fact that such person is or was an officer or director of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise) shall be paid by the corporation in advance of the final disposition of such action, claim, suit or proceeding within ten business days of the corporation’s receipt of a request for advancement of such expenses from such director or officer and, to the extent required by law, upon receipt of an undertaking by or on behalf of any such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation against such expenses as authorized by the relevant sections of the Delaware General Corporation Law, and the corporation may adopt Bylaws or enter into agreements with such persons for the purpose of providing for such advances.

The articles of incorporation of Hilton Hawaii Corporation provide that each director and officer of the corporation and any person serving at its request as director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor shall be indemnified by the corporation against all expenses that may be reasonably incurred or paid by him in connection with any claim, or actual and threatened action, suit or proceeding in which he may be involved by reason of his being or having been such a director or officer or by reason of any action or omission or alleged action or omission by him in any such capacity and against any amount or amounts which may be paid by him (other than to the corporation) in reasonable settlement of any claim, action, suit or proceeding where it is in the interest of the corporation that such settlement be made.

The articles of incorporation of Hotels Statler Company, Inc. provide that the corporation shall indemnify any and all directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation or of such other corporation, except in relation to matters as to which any such director, officer or person shall be adjudged in such action suit or proceeding to be liable for negligence or misconduct in the performance of duty.

The articles of incorporation of HIC Racing Corporation provide that the corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom it may indemnify pursuant thereto.

The articles of incorporation of Embassy Suites (Isla Verde), Inc. provide that that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

The bylaws of HIC Racing Corporation, Hilton Spring Corporation, Hilton Worldwide Finance Corp. and Promus Hotels Minneapolis, Inc. provide that, to the fullest extent permitted by the Delaware General Corporation Law, the corporation shall indemnify any current or former director or officer of the corporation and may, at the discretion of the board of directors, indemnify any current or former employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the corporation or by reason of the fact that he is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The bylaws of Hilton New Jersey Service Corp. provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The bylaws of Hilton New Jersey Service Corp. further provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Delaware Court of Chancery or such other court shall deem proper.

The bylaws of EPAM Corporation, Promus Hotel Services, Inc. and Hilton Domestic Operating Company, Inc. provide that the corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the corporation (or an employee in the case of EPAM Corporation), or while a director or officer of the corporation (or an employee in the case of EPAM Corporation), is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the full extent permitted by applicable law.

The bylaws of Promus/Kingston Development Corporation provide that the corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding.

The bylaws of Hilton Worldwide Holdings Inc. (“HLT Parent”) provide that HLT Parent shall indemnify and hold harmless to the fullest extent permitted by Delaware law each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in the corporation’s bylaws with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

The bylaws of HLT Parent further provide that an indemnitee shall also have the right to be paid by HLT Parent the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under the bylaws; provided, however, that, if (x) the Delaware General Corporation Law requires or (y) in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to Holdings of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined after final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to indemnification under the bylaws or otherwise. The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The provision of indemnification to or the advancement of expenses and costs to any indemnitee under the bylaws of HLT Parent, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under the bylaws, shall not limit or restrict in any way the power of HLT Parent to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of HLT Parent and as to action in any other capacity.

HLT Parent maintains standard policies of insurance that provide coverage (i) to its directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act and (ii) to HLT Parent with respect to indemnification payments that Holdings may make to such directors and officers.

HLT Parent is a party to indemnification agreements with its directors and executive officers. These agreements require Holdings to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

(f) 90210 Biltmore Management, LLC, 90210 Desert Resorts Management Co., LLC, 90210 Grand Wailea Management Co., LLC, 90210 LLC, 90210 Management Company, LLC, Andiamo’s O’Hare, LLC, Blue Bonnet

Security, LLC, Canopy Brand Management LLC, Compris Hotel LLC, Conrad International Manage (CIS) LLC, Conrad Management LLC, Curio Brand Management LLC, Doubletree LLC, Doubletree Management LLC, EJP LLC, Embassy Development LLC, Embassy Equity Development LLC, Embassy Suites Management LLC, Embassy Syracuse Development LLC, Hampton Inns LLC, Hampton Inns Management LLC, HHC BC Orlando, LLC, HIC First LLC, HIC Holdings LLC, HIC Hotels U.S.A. LLC, HIC Second LLC, Hilton Beverage LLC, Hilton Chicago Beverage I LLC, Hilton Chicago Beverage II LLC, Hilton Chicago Beverage III LLC, Hilton Chicago Beverage IV LLC, Hilton Corporate Director LLC, Hilton Domestic Franchise LLC, Hilton Domestic Management LLC, Hilton El Con Management LLC, Hilton El Con Operator LLC, Hilton Electronic Distribution Systems, LLC, Hilton Franchise Holding LLC, Hilton Garden Inns Management LLC, Hilton Honors Worldwide LLC, Hilton Illinois Holdings LLC, Hilton Inns LLC, Hilton International Holding LLC, Hilton Management LLC, Hilton Recreation LLC, Hilton San Diego LLC, Hilton Supply Management LLC, Hilton Systems Solutions, LLC, Hilton Systems, LLC, Hilton Worldwide Finance LLC, Hilton Worldwide Parent LLC, HLT Audubon LLC, HLT Conrad Domestic LLC, HLT Domestic JV Holdings LLC, HLT ESP International Franchise LLC, HLT ESP International Manage LLC, HLT ESP Manage LLC, HLT Existing Franchise Holding LLC, HLT Franchise II Borrower LLC, HLT HQ SPE LLC, HLT HSM Holding LLC, HLT HSS Holding LLC, HLT JV Acquisition LLC, HLT Lifestyle International Franchise LLC, HLT Lifestyle International Manage LLC, HLT Lifestyle Manage LLC, HLT Memphis Data LLC, HLT Owned II Holding LLC, HLT Owned II-A Borrower LLC, HLT Palmer LLC, Home2 Brand Management LLC, Homewood Suites Management LLC, HPP Hotels USA LLC, HPP International LLC, HTGV, LLC, Innvision, LLC, Lockwood Palmer House, LLC, Potter’s Bar Palmer House, LLC, Promus Hotels Florida LLC, Promus Hotels LLC, Promus Hotels Parent LLC, Promus Operating LLC, Samantha Hotel LLC, Tru Brand Management LLC, WA Collection International, LLC and Waldorf=Astoria Management LLC are limited liability companies organized under the laws of the State of Delaware (collectively, the “Delaware Limited Liability Companies”).

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Organizational Documents of Delaware Limited Liability Companies

The limited liability company agreements of 90210 Biltmore Management, LLC, 90210 Desert Resorts Management Co., LLC and 90210 Grand Wailea Management Co., LLC provide that to the extent permitted by law, the company shall indemnify, defend and hold harmless the member and such officers, employees and agents of the company as the member identifies in writing as being entitled to indemnification from and against any and all debts, losses, claims, damages, costs, demands, fines, judgments, contracts (implied and expressed, written and unwritten), penalties, obligations, payments, liabilities of every type and nature (whether known or unknown, fixed or contingent), including, without limitation, those arising out of any lawsuit, action or proceeding, together with any reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, out-of-pocket expenses and other reasonable costs and expenses incurred in investigating, preparing or defending any pending or threatened lawsuit, acting or proceeding) incurred in connection with the foregoing suffered or sustained by such indemnified person by reason of any act, omission or alleged act or omission by such indemnified person arising out of such person’s activities taken primarily on behalf of the company, or at the request or with the approval of the company, or primarily in furtherance of the interests of the company, provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened actions, proceedings or claims are based did not constitute willful misconduct or gross negligence.

The limited liability company agreements of 90210 LLC, Andiamo’s O’Hare, LLC, Blue Bonnet Security, LLC, Canopy Brand Management LLC, Compris Hotel LLC, Conrad Management LLC, Curio Brand Management LLC, Doubletree LLC, Doubletree Management LLC, Embassy Equity Development LLC, Embassy Suites Management LLC, Embassy Syracuse Development LLC, Hampton Inns LLC, Hampton Inns

Management LLC, Hilton Chicago Beverage I LLC, Hilton Chicago Beverage II LLC, Hilton Chicago Beverage III LLC, Hilton Chicago Beverage IV LLC, Hilton Corporate Director LLC, Hilton Domestic Franchise LLC, Hilton Domestic Management LLC, Hilton El Con Management LLC, Hilton El Con Operator LLC, Hilton Electronic Distribution Systems, LLC, Hilton Franchise Holding LLC, Hilton Garden Inns Management LLC, Hilton Honors Worldwide LLC, Hilton Illinois Holdings LLC, Hilton Inns LLC, Hilton Management LLC, Hilton Recreation LLC, Hilton Supply Management LLC, Hilton Systems, LLC, Hilton Systems Solutions, LLC, Hilton Worldwide Finance LLC, Hilton Worldwide Parent LLC, HLT Audubon LLC, HLT Conrad Domestic LLC, HLT Domestic JV Holdings LLC, HLT ESP International Franchise LLC, HLT ESP International Manage LLC, HLT ESP Manage LLC, HLT Existing Franchise Holding LLC, HLT Franchise II Borrower LLC, HLT HQ SPE LLC, HLT HSM Holding LLC, HLT HSS Holding LLC, HLT JV Acquisition LLC, HLT Lifestyle International Franchise LLC, HLT Lifestyle International Manage LLC, HLT Lifestyle Manage LLC, HLT Memphis Data LLC, HLT Owned II Holding LLC, HLT Owned II-A Borrower LLC, HLT Palmer LLC, Home2 Brand Management LLC, Homewood Suites Management LLC, HTGV, LLC, Innvision, LLC, Promus Hotels Florida LLC, Promus Hotels LLC, Promus Hotels Parent LLC, Promus Operating LLC, Samantha Hotel LLC, Tru Brand Management LLC, WA Collection International, LLC and Waldorf=Astoria Management LLC provide that the company shall indemnify and hold harmless the members, their affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of any of the foregoing to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnified person may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnified person for, on behalf of, or otherwise in connection with, the company.

The limited liability company agreement of 90210 Management Company, LLC provides that the company shall indemnify the officers, directors, employees, agents and controlling persons, on request by the indemnified party, and hold each of them harmless to the full extent permitted by law from and against all losses, costs, damages, liabilities, and expenses (including reasonable costs of suit and attorney’s fees), any indemnified person may incur as an officer or member of the company or as a controlling person of such member, in performing the obligations of an officer or member with respect to the company, as the case may be, including any matter arising out of or resulting from the indemnified person’s own simple, partial, or concurrent negligence, except for any such loss, cost, liability, damage or expense primarily attributable to the indemnified person’s reckless disregard of fiduciary duties, gross negligence, willful misconduct, or fraud.

The limited liability company agreements of EJP LLC and Embassy Development LLC provide that the company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each member and officer, in each case in his, her or its capacity as such, any affiliate of a member or officer and any entity of which an officer is an officer, director, shareholder, partner, member, employee, trustee, executor, representative or agent, or any affiliate, officer, director, shareholder, partner, member, manager, employee, representative or agent of any of the foregoing (any of the foregoing, a “Covered Person” as used in this paragraph) from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by such Covered Person from the company), claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including reasonable and documented legal and accounting fees and expenses, costs of investigation and sums paid in settlement) of any kind or nature whatsoever which may be imposed on, incurred by or asserted at any time against such Covered Person in connection with the business or affairs of the company or its controlled affiliates or the activities of such Covered Person on behalf of the company; provided, that indemnification thereunder and the advancement of expenses thereunder shall be recoverable only from the assets of the company and not from assets of the member.

The limited liability company agreements of Hilton Beverage LLC provide that to the fullest extent permitted by applicable law, the company shall indemnify and hold harmless each member, director and officer, in each case in his or its capacity as such, any affiliate of a member, manager, or officer, and any person of which a director or officer is an officer, director, shareholder, partner, member, employee, trustee, executor, representative or agent, or any affiliate, officer, director, shareholder, partner, member, manager, employee, representative, or agent of any of the foregoing from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by such indemnified person from the company), claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including reasonable and documented legal and accounting fees and expenses, costs of investigation and sums paid in settlement) of any kind or nature whatsoever which may be imposed on, incurred by or asserted at any time against such indemnified person in connection with the business or affairs of the company or its controlled affiliates or the activities of such indemnified person on behalf of the company.

The limited liability company agreement of Conrad International Manage (CIS) LLC, HHC BC Orlando, LLC, HIC First LLC, HIC Holdings LLC, HIC Hotels U.S.A. LLC, HIC Second LLC, Hilton International Holding LLC, Hilton San Diego LLC, HPP Hotels USA LLC and HPP International LLC state that the company shall indemnify the member, director or officer (and any manager, employee, representative, agent, or affiliate of the company and any officer, director, manager, general partner, employee, representative, agent, or affiliate of the member in the case of HHC BC Orlando, LLC) against any loss, damage or claim incurred by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, except that such person will be liable for any such loss damage or claim incurred by reason of such person’s gross negligence or willful misconduct.

The limited liability company agreements of Lockwood Palmer House, LLC and Potter’s Bar Palmer House, LLC state that the company shall indemnify and hold harmless all officers of the company and the members of the management committee to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnified person may be involved or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the company, if (i) the indemnified person acted in a manner it believed to be in, or not contrary to, the best interests of the company, and (ii) the indemnified person’s conduct did not constitute gross negligence or willful misconduct.

(g) The following entity is incorporated under the laws of the State of Florida: Florida Conrad International Corp. (the “Florida Corporation”).

Florida Business Corporation Act

Section 607.0850(1) of the Florida Business Corporation Act provides that a Florida corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the Florida Business Corporation Act provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under that subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.0850 of the Florida Business Corporation Act further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; and (ii) the corporation shall have the power to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 607.0850.

The Florida Business Corporation Act requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a corporation before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

The Florida Business Corporation Act states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a corporation pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer, employee or agent constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action or a proceeding by or in the right of a shareholder, or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of directors for unlawful distributions) are applicable.

Organizational Documents of the Florida Corporation

The articles of incorporation of the Florida Corporation provide that the corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities or other matters referred to in or covered by said provisions, which indemnification is not exclusive of any other rights to which the indemnitee may be entitled under the corporation’s bylaws, vote of shareholders or disinterested directors, or otherwise, both as to action of the indemnitee in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer, director, employee or agent of the corporation and inures to the benefit of such indemnitee’s heirs, executors and administrators.

The bylaws of the Florida Corporation provide that the corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The bylaws also provide that the corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit. The indemnitee must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

To the extent that a director or officer of the corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing two paragraphs, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith. Any indemnification under the foregoing two paragraphs (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in the foregoing two paragraphs. Such determination must be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. The corporation must cause such determination to be made if so requested by any person indemnifiable under the bylaws of the corporation.

Expenses (including attorneys’ fees) incurred by any officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding must be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation under the bylaws of the corporation. The indemnification and advancement of expenses provided by or pursuant to the bylaws, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be an officer or director of the corporation and inures to the benefit of such indemnitee’s heirs, executors, and administrators.

The corporation shall be required to indemnify a person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation.

(h) The following entities are incorporated under the laws of the State of Kansas: Embassy Suites Club No. 1, Inc. and Hotel Clubs of Corporate Woods, Inc. (collectively, the “Kansas Corporations”).

Kansas General Corporation Code

The Kansas General Corporation Code, as amended (the “Kansas General Corporation Code”), Chapter 17, Articles 60 to 74 of the Kansas Statutes Annotated, provides in K.S.A. 17-6305(a) that a corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorney fees judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

The Kansas General Corporation Code provides in K.S.A. 17-6305(b) that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including attorney fees actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the district court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the district court or the court shall deem proper.

The Kansas General Corporation Code provides in K.S.A. 17-6305(c) that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of K.S.A. 17-6305, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses including attorney fees actually and reasonably incurred by such person in connection therewith.

The Kansas General Corporation Code provides in K.S.A. 17-6305(d) that any indemnification under subsections (a) and (b) of K.S.A. 17-6305, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of K.S.A. 17-6305. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination: (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

The Kansas General Corporation Code provides in K.S.A. 17-6305(e) that expenses, including attorney fees, incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in K.S.A. 17-6305. Such expenses, including attorney fees, incurred by former directors and officers or other employees and agents of the corporation may be so paid upon such terms and conditions, if any, as corporation deems appropriate.

The Kansas General Corporation Code provides in K.S.A. 17-6305(f) that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of K.S.A. 17-6305 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or a bylaw shall not be eliminated or impaired by an amendment to articles of incorporation or bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

The Kansas General Corporation Code provides in K.S.A. 17-6305(g) that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of K.S.A. 17-6305.

Organizational Documents of the Kansas Corporations

The articles of incorporation of Hotel Clubs of Corporate Woods, Inc. provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit is brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the court shall deem proper.

Any indemnification under the foregoing two paragraphs (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the foregoing two paragraphs. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

The board of directors of the corporation may authorize the corporation to pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized under the articles of incorporation of the corporation.

The corporation’s indemnification obligation under the articles of incorporation is not exclusive of any other rights to which the indemnitee may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action of the indemnitee in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer, director, employee or agent of the corporation and inures to the benefit of such indemnitee’s heirs, executors and administrators.

The bylaws of Hotel Clubs of Corporate Woods, Inc. provide that the corporation shall indemnify and advance expenses to each person who is or was a director or officer of the Corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, limited liability company, partnership, joint venture, trust or employee benefit plan (“Other Enterprise”), to the full extent permitted by Kansas laws.

The corporation shall indemnify each person who has been or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any Other Enterprise, against all liabilities and expenses, including, without limitation, judgments, fines, amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the corporation using the determination procedures described below, which approval shall not be unreasonably withheld or delayed), attorneys’ fees, ERISA excise taxes or penalties, and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding (including without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding). Such person must have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. However, the corporation shall not be required to indemnify or advance expenses to any such person or persons seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person or persons (including, without limitation, any cross-claim or counterclaim initiated by such person or persons) unless the initiation of such action, suit or proceeding was authorized by the board of directors of the corporation.

The corporation shall indemnify each person who has been or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the corporation’s request as a director or officer of any Other Enterprise against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under this paragraph in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which the action, suit or proceeding was brought determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

Notwithstanding the other requirements of the bylaws, to the extent a person who is or was serving as a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any Other Enterprise, is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing two paragraphs (including the dismissal of any such action, suit or proceeding without prejudice), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Prior to indemnifying a person pursuant to the bylaws, unless ordered by a court and except as otherwise provided in the foregoing paragraph, the corporation shall determine that such person has met the applicable standard of conduct entitling such person to indemnification. Such determination is made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Such determination shall be final and binding upon the corporation. However, if such determination is adverse to the person or persons to be indemnified under the bylaws, such person or persons have the right to maintain an action in any court of competent jurisdiction against the corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification under the bylaws. If such court action is successful and the person or persons are determined to be entitled to such indemnification, such person or persons shall be reimbursed by the corporation for all fees and expenses (including attorneys’ fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

Expenses (including attorneys’ fees) actually and reasonably incurred by a person who may be entitled to indemnification under the bylaws in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the corporation. No advance shall be made by the corporation if a determination is made, according to the procedures set forth in the foregoing paragraph, that, based upon the facts known to the board of directors, independent legal counsel or stockholders at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe such person’s conduct was unlawful. In no even shall any advancement of expenses be made in instances where the board of directors, independent legal counsel or stockholders reasonably determines that such person intentionally breached such person’s duty to the corporation or its stockholders.

The corporation’s indemnification obligation continues as to a person who has ceased to be an officer or director of the corporation and inures to the benefit of such indemnitee’s heirs, executors and administrators.

(i) Embassy Suites Club No. Three, Inc. (the “Louisiana Corporation”) is a corporation incorporated under the law of the State of Lousiana.

Louisiana Business Corporation Act

Sections 1-851 and 1-856(A) of the Louisiana Business Corporation Act (“LBCA”) give Louisiana corporations broad powers to indemnify their present and former directors and officers against judgements, settlements, penalities, fines, or reasonable expenses incurred in the defense of any lawsuit to which they are a party if (1) the director or officer acted in good faith and reasonably believed either (a)(i) in the case of conduct in an official capacity, that the director or officer’s conduct was atleast not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, the director or officer had no reasonable cause to believe their conduct was unlawful, and if (2) the director or officer engaged in conduct for which braoder indemnification has been made permissible or mandatory under a provision of the articles of incorporation and under which monetary liability to the corporation or its shareholders has been eliminated. Section 1-852 and 1-856(B) of the LBCA require Louisiana corporations to indemnify directors and officers who were wholly succesful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he or she was a director or officer of the corporation against expenses incurred by the director or officer in connection with the proceeding. Section 1-857 of the LBCA authorizes Louisiana corporations to purchase and maintain insurance on behalf of any current or former director or officer to protect against liability asserted against or incurred by the director or officer in that capacity or arising from their status as a director or officer. Section 1-858(F) of the LBCA also gives Louisiana corporations broad powers to indemnify or maintain insurance on behalf of an employee or agent of the corporation.

Organizational Documents of the Louisiana Corporation

The bylaws of Embassy Suites Club No. Three, Inc. provide that the corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for in the bylaws shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director or officer is proper in the circumstances.

To the full extent permitted by law, the indemnification provided under the bylaws shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding. The corporation’s indemnification obligation is in addition to any other rights to which an indemnitee may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(j) International Rivercenter Lessee, L.L.C. is a limited liability company organized under the laws of the State of Louisiana (the “Louisiana Limited Liability Company”).

Louisiana Limited Liability Company Act

Section 1315 of the Louisiana Limited Liability Company Act states that the articles of organization or a written operating agreement of a Louisiana limited liability company may provide for indemnification of a member or members, or a manager or managers, for judgments, settlements, penalties, fines, or expenses incurred because he is or was a member or manager.

Organizational Documents of the Louisiana Limited Liability Company

The limited liability company agreement of International Rivercenter Lessee, L.L.C. provides that the limited liability company shall indemnify its members, their affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of the foregoing to the full extent permitted by law from and against all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnitee for, on behalf of, or otherwise in connection with, the limited liability company.

(k) The following entity is incorporated under the laws of the State of Massachusetts: DTM Cambridge, Inc.

Massachusetts Business Corporation Act

Section 8.51 of the Massachusetts Business Corporation Act, under which DTM Cambridge, Inc. is governed, provides that a corporation may indemnify a director who is a party to a proceeding because he is a director against liability incurred in the proceeding if (1)(i) he conducted himself in good faith, (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation’s articles of organization, as authorized by Section 2.02(b)(4) of the Massachusetts Business Corporation Act. Section 8.52 of the Massachusetts Business Corporation Act requires corporations to indemnify any director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8.53 of the Massachusetts Business Corporation Act provides that, before the final disposition of a proceeding, a corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is party to such proceeding because he is a director if he delivers to the corporation (a) a written affirmation of his good faith belief that he has met the relevant standard of conduct described in Section 8.51 or that the proceeding involves conduct for which liability has been eliminated pursuant to Section 2.02 of the Massachusetts Business Corporation Act and (b) a written undertaking with an unlimited general obligation of the director to repay any funds advanced if he is not entitled to mandatory indemnification under Section 8.52 and it is ultimately determined, under Section 8.54 or Section 8.55 that he does not meet the relevant standard of conduct described in Section 8.51.

Section 8.56 of the Massachusetts Business Corporation Act provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director, and, if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors or contract, except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions.

Section 2.02 of the Massachusetts Business Corporation Act provides that the articles of organization of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation for monetary damages for breach of a fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for improper distributions under Sections 6.40 of the Massachusetts Business Corporation Act or (4) for any transaction from which the director derived an improper personal benefit.

Organizational Documents of DTM Cambridge, Inc.

The bylaws of DTM Cambridge, Inc. provide for indemnification of officers and directors as follows:

The bylaws of DTM Cambridge, Inc. provide that the corporation may indemnify any and all of its directors and officers or former directors and officers against expenses incurred by them, including legal fees, or judgments or penalties rendered or levied against any such person in a legal action brought against any such person for actions or omissions alleged to have been committed by any such person while acting within the scope of his or her employment as a director or officer of the corporation. The board of directors must determine in good faith that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action.

The rights conferred in DTM Cambridge, Inc.’s articles of organization and the bylaws are not exclusive. DTM Cambridge, Inc. has a directors and officers liability policy that insures the directors and officers against certain liabilities which they may incur as directors or officers of DTM Cambridge, Inc.

(l) Chesterfield Village Hotel, LLC is a limited liability company organized under the laws of the State of Missouri (the “Missouri Limited Liability Company”).

Missouri Limited Liability Company Act

The Missouri Limited Liability Company Act (the “Missouri Limited Liability Company Act”), Sections 347.010 to 347.187 of the Revised Statutes of Missouri, provides in Section 347.057, RSMo., that a person who is a member, manager, or both, of a limited liability company is not liable, solely by reason of being a member or manager, or both, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the limited liability company, whether arising in contract, tort or otherwise or for the acts or omissions of any other member, manager, agent or employee of the limited liability company.

The Missouri Limited Liability Company Act provides in Section 347.088.1, RSMo., that except as otherwise provided in the operating agreement an authorized person shall discharge his or her duty under the Missouri Limited Liability Company Act and the operating agreement in good faith, with the care a corporate officer of like position would exercise under similar circumstances, in the manner a reasonable person would believe to be in the best interest of the limited liability company, and shall not be liable for any such action so taken or any failure to take such action, if he or she performs such duties in compliance with such subsection.

The Missouri Limited Liability Company Act provides in Section 347.088.2, RSMo., that to the extent that, at law or equity, a member or manager or other person has duties, including fiduciary duties, and liabilities relating to those duties to the limited liability company or to another member, manager, or other person that is party to or otherwise bound by an operating agreement: (1) any such member, manager, or other person acting under the operating agreement shall not be liable to the limited liability company or to any such other member, manager, or other person for the member’s, manager’s, or other person’s good faith reliance on the provisions of the operating agreement; and (2) the member’s, manager’s or other person’s duties and liabilities may be expanded or restricted by provision in the operating agreement.

The Missouri Limited Liability Company Act is silent with respect to the limits of a limited liability company’s ability to provide for the indemnification of its officers and managers in its operating agreement.

Organizational Documents of the Missouri Limited Liability Company

The limited liability company agreement of the Missouri Limited Liability Company provides that the limited liability company shall indemnify its members, their affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of the foregoing to the full extent permitted by law from and against all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnitee for, on behalf of, or otherwise in connection with, the limited liability company.

(m) The following entities are incorporated under the laws of the State of Nevada: Conrad International (Egypt) Resorts Corporation, Conrad International (Indonesia) Corporation and Conrad International Investment (Jakarta) Corporation (collectively, the “Nevada Corporations”).

Nevada Revised Statutes

Pursuant to subsection 1 of Section 78.7502 of the Nevada General Corporation Law (the “NVGCL”), corporations have authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he is not liable pursuant to Section 78.138 of the NVGCL or if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the NVGCL or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that the conduct was unlawful.

Pursuant to subsection 2 of Section 78.7502 of the NVGCL, corporations also have the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise against expenses, including amounts paid in settlement, and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he is not liable pursuant to Section 78.138 of the NVGCL or if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the NVGCL requires Nevada corporations to obtain a determination that any discretionary indemnification of the director, officer, employee or agent is proper under the circumstances. Such a determination must be made (i) by the corporation’s stockholders; (ii) by its board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or (iii) by independent legal counsel in a written opinion if a majority vote of a quorum consisting of those directors who are entitled to vote on the matter so orders, or if a quorum consisting of those directors who are entitled to vote on the matter cannot be obtained.

Organizational Documents of the Nevada Corporations

The bylaws of each of the Nevada Corporations provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The bylaws of each of the Nevada Corporations also provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit. The indemnitee must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing two paragraphs, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith. Any indemnification under the foregoing two paragraphs (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the foregoing two paragraphs. Such determination must be made (i) by the stockholders, (ii) by the board of directors of the corporation by a majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding, or (iii) if such a quorum of disinterested directors cannot be obtained or if such a quorum of disinterested directors so orders, by independent legal counsel in a written opinion.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation under the bylaws of the corporation. The indemnification provided by the bylaws of the corporation shall continue as to a person who has ceased to be an officer, director, employee or agent of the corporation and inures to the benefit of such indemnitee’s heirs, executors, and administrators. Additionally, the indemnification provided by the bylaws of the corporation does not exclude any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterred directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(n) Bally’s Grand Property Sub I, LLC, Conrad International (Belgium) LLC, Hilton Holdings, LLC, Hilton Hospitality, LLC and Hilton Illinois, LLC are limited liability companies organized under the laws of the State of Nevada (collectively, the “Nevada Limited Liability Companies”).

Nevada Revised Statutes

Under Section 86.411 of Nevada’s Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the limited liability company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Under Section 86.421 of Nevada’s Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Pursuant to Section 86.431 of Nevada’s Limited Liability Company Act, to the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing two paragraph or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under the foregoing two paragraphs, unless ordered by a court or advanced pursuant to Section 86.441 of Nevada’s Limited Liability Company Act, may be made by the limited liability company only as authorized in the specific case upon a determination that indemnification of the manager, member, employee or agent is proper in the circumstances. The determination must be made (i) by the members or managers as provided in the articles of organization or the operating agreement; (ii) if there is no provision in the articles of organization or the operating agreement, by a majority in interest of the members who are not parties to the action, suit or proceeding; or (iii) if a majority in interest of the members who are not parties to the action, suit or proceeding so order or if members who are not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Organizational Documents of the Nevada Limited Liability Companies

The Articles of Organization of Hilton Illinois, LLC and Bally’s Grand Property Sub I, LLC provide that the limited liability company may indemnify any member, manager, officer, employee or agent of the limited liability company to the fullest extent allowed by law.

The Operating Agreement of each of Hilton Illinois, LLC and Bally’s Grand Property Sub I, LLC provides that the managing member of the limited liability company shall be entitled to indemnification pursuant to the Articles of Organization.

The Limited Liability Company Agreement of Conrad International (Belgium) LLC provides that the limited liability company shall to the fullest extent permitted by the General Corporation Law of the State of Nevada, indemnify any and all persons whom it shall have the power to indemnify thereunder, from and against all of the expenses, liabilities or other matters referred to, in, or covered therein, which indemnification shall not be deemed exclusive of any other rights to which the indemnitee may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such indemnitee.

The Limited Liability Company Agreement of each of Hilton Holdings, LLC, and Hilton Hospitality, LLC provides that the limited liability company shall indemnify and hold harmless the members of the limited liability company, their affiliates and subsidiaries, and all the officers, directors, partners, employees and agents of any of the foregoing to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from or in connection with the performance of any action by such indemnitee for, on behalf of, or otherwise in connection with the limited liability company. The limited liability company shall pay the expenses of the managers and members of the limited liability company incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the managers or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the limited liability company.

(o) Peacock Alley Service Company, LLC and Washington Hilton, L.L.C. are limited liability companies organized under the laws of the State of New York (collectively, the “New York Limited Liability Companies”).

New York Limited Liability Company Law

Section 420 of the New York Limited Liability Company Law provides that a limited liability company may indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Organizational Documents of the New York Limited Liability Companies

The limited liability company agreement of Peacock Alley Service Company, LLC indemnifies any person who was or is a party defendant or is threatened to be made a party defendant to any pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a member of the company, manager, employee or agent of the company, or is or was serving at the request of the company, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the members determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action proceeding, has no reasonable cause to believe his or her conduct was unlawful.

The limited liability company agreement of Washington Hilton, L.L.C. provides that the company shall indemnify and hold harmless the member, its affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of any of the foregoing to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnitee for, on behalf of, or otherwise in connection with, the company.

(p) The following entity is incorporated under the laws of the State of Tennessee: Embassy Memphis Corporation (the “Tennessee Corporation”).

Tennessee Business Corporation Act

The Tennessee Business Corporation Act in Sections 48-18-502 through 48-18-508, as amended (the “Tennessee Business Corporation Act”), provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (a) the individual conducted himself or herself in good faith; (b) the individual reasonably believed (i) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interest; and (ii) in all other cases, that the individual’s conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Under the Tennessee Business Corporation Act, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in the preceding sentence; (2) the director furnishes the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director is not entitled to indemnification; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Tennessee Business Corporation Act. Unless a corporation’s charter provides otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director under the statute (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

Unless limited by its charter, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. Notwithstanding the foregoing, unless a corporation’s charter provides otherwise, a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

A corporation may also purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liabilities asserted against or incurred by the individual in such capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify the individual against the same liability under the statute.

Organizational Documents of the Tennessee Corporation

The bylaws of the Tennessee Corporation provide that the corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the corporation or, while a director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law.

Expenses incurred by a person who is or was a director or officer of the corporation in appearing at, participating in or defending any such action, suit or proceeding shall be paid by the corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by the bylaws.

If a claim under the indemnification provision of the bylaws is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under applicable law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.

Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in applicable law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(q) Embassy Suites Club No. Two, Inc. and SALC, Inc. are corporations incorporated under the laws of the State of Texas (collectively, the “Texas Corporations”).

Texas Business Organizations Code

Under the provisions of Chapter 8 of the Texas Business Organizations Code (the “Texas Business Organizations Code”), subject to certain limitations and in addition to other provisions, a Texas corporation may indemnify its directors, officers, employees and agents and maintain liability insurance for those persons.

Sections 8.101 and 8.102 of the Texas Business Organizations Code provide that any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by such person in connection with a proceeding, in which he was, is, or is threatened to be made a respondent in a proceeding if it is determined, in accordance with Section 8.103 of the Texas Business Organizations Code, that: (i) he acted in good faith, (ii) he reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (iii) in the case of a criminal proceeding, he did not have a reasonable cause to believe that his conduct was unlawful. However, if the person is found liable to the corporation, or if the person is found liable on the basis that he improperly received a personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the proceedings and does not include a judgment, a penalty, a fine, and an excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

Section 8.103 of the Texas Business Organizations Code provides that the determination as to whether indemnification should be paid must be made by (i) a majority vote of the disinterested members of the governing authority of the corporation, (ii) a majority vote of a committee of the governing authority of the corporation if the committee is designated by a majority vote of the disinterested members of the governing authority or if such committee is composed solely of disinterested members of the governing authority, (iii) special legal counsel selected by the governing authority or a committee thereof, or (iv) the owners of the corporation (excluding ownership interests held by each governing person who is not disinterested and independent).

If a prospective indemnitee is wholly successful in the defense of the proceeding, on the merits or otherwise, or a court determines that such person is entitled to indemnification, such indemnification is mandatory in accordance with Section 8.051 and Section 8.052 of the Texas Business Organizations Code. In connection with any proceeding in which a prospective indemnitee is (x) found liable because the person improperly received a personal benefit or (y) found liable to the enterprise, indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and will not include a judgment, penalty, fine, or an excise or similar tax. Indemnification may not be made in relation to a proceeding in which such person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the enterprise, breach of the person’s duty of loyalty owed to the enterprise or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. To limit indemnification, liability must be established by an order and all appeals of the order must be exhausted or foreclosed by law.

Organizational Documents of the Texas Corporations

The articles of incorporation of Embassy Suites Club No. Two, Inc. provide that the corporation shall indemnify any director, officer or employee or former director, officer or employee of the corporation or any person who may have served at its request as a director, officer or employee of another corporation in which it owns shares of stock, or of which it is a creditor, against expenses actually and necessarily incurred by him in any action, suit or proceeding, whether civil or criminal in nature, in which he is made party by reason of being or having been such a director, officer or employee (whether or not a director, officer or employee at the time such costs or expenses were incurred by or imposed upon him), except in relation to the matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct. The corporation may also reimburse to any director, officer or employee the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of the committee of the directors not involved in the matter in controversy, whether or not a quorum, that it was to the interest of the corporation that such settlement be made and that such director, officer or employee was not guilty of gross negligence or willful misconduct.

The bylaws of Embassy Suites Club No. Two, Inc. provide that the corporation shall indemnify (i) any present or former director or officer of the corporation and (ii) any person who may have served at the corporation’s request as a director or officer of another corporation in which the corporation owns or has owned stock or of which it is or has been a creditor, against expenses actually and necessarily incurred by such person, and any amount paid in satisfaction of judgments in connection with any action, suit or proceeding (whether civil or criminal) in which he is made a party by reason of being or having been a director or officer (whether or not such at the time the costs or expenses are incurred by or imposed on him) except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty.

The corporation may also reimburse to any such person the reasonable costs of settlement of any such action, suit or proceeding, if it is found by a majority of the board of directors not involved in the matter (whether or not a quorum) that (i) it was in the interests of the corporation to make such settlement and (ii) such person was not guilty of gross negligence or willful misconduct.

The bylaws of SALC, Inc. provide that the corporation elects to indemnify all of its present and former directors and officers to the fullest extent permitted by or required by law, promptly upon the request of any such indemnitee making a request for such indemnity. Further, the corporation shall pay or reimburse the reasonable expenses of such persons in advance of the final disposition of any proceeding to the fullest extent permitted by law and subject to the conditions thereof.

Item 21. Exhibits and Financial Statement Schedules.

(a) See Page F-1 for an index of the financial statements that are being filed as part of this registration statement on Form S-4.

(b) See Page II-175 for a list of exhibits being filed as part of, or incorporated by reference into, this registration statement on Form S-4.

Certain agreements filed as exhibits to this registration statement contain representations and warranties that the parties thereto made to each other. These representations and warranties have been made solely for the benefit of the other parties to such agreements and may have been qualified by certain information that has been disclosed to the other parties to such agreements and that may not be reflected in such agreements. In addition, these representations and warranties may be intended as a way of allocating risks among parties if the statements contained therein prove to be incorrect, rather than as actual statements of fact. Accordingly, there can be no reliance on any such representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of any such representations and warranties may have changed since the date of such agreements.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrants in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON WORLDWIDE FINANCE LLC

By:	HILTON WORLDWIDE PARENT LLC, its Sole Member

By:	HILTON WORLDWIDE HOLDINGS INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON WORLDWIDE FINANCE CORP.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON DOMESTIC OPERATING COMPANY INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

/s/ Michael Duffy Michael Duffy	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DESTINATION RESORTS LLC

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DOUBLETREE HOTEL SYSTEMS LLC

By:	DOUBLETREE HOTELS LLC, its Sole Member

By:	DOUBLETREE LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Signature	Title

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DOUBLETREE HOTELS LLC

By:	DOUBLETREE LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DT MANAGEMENT LLC

By:	DOUBLETREE HOTELS LLC, its Sole Member

By:	DOUBLETREE LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DT REAL ESTATE, LLC

By:	DOUBLETREE HOTELS LLC, its Sole Member

By:	DOUBLETREE LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Signature	Title

/s/ Frederick Schacknies Frederick Schacknies	Senior Vice President, Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

/s/ Michael Duffy Michael Duffy	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DTM ATLANTA/LEGACY, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Joseph Berger Joseph Berger	Senior Vice President and Director

/s/ Keith Clampet Keith Clampet	Senior Vice President and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DTM COCONUT GROVE, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Justin Ray Hensley Justin Ray Hensley	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DTM LARGO, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Justin Ray Hensley Justin Ray Hensley	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DTM MARYLAND, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Justin Ray Hensley Justin Ray Hensley	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DTM SANTA CLARA LLC

By:	DT MANAGEMENT LLC, its Sole Member

By:	DOUBLETREE HOTELS LLC, its Sole Member

By:	DOUBLETREE LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DTM WALNUT CREEK, INC.

By:	/s/ Joseph Berger
	Name:	Joseph Berger
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President and Director (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ Keith Clampet Keith Clampet	Vice President, Assistant Treasurer, Assistant Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DTR FCH HOLDINGS, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Justin Ray Hensley Justin Ray Hensley	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DTR PAH HOLDING, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Justin Ray Hensley Justin Ray Hensley	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DTR SAN ANTONIO, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HIC GAMING CALIFORNIA, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Senior Vice President, Treasurer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HIC SAN PABLO LIMITED, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HIC SAN PABLO, L.P.

By:	HIC GAMING CALIFORNIA, INC., its General Partner

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

90210 BILTMORE MANAGEMENT, LLC

By:	90210 MANAGEMENT COMPANY, LLC, its Sole Member

By:	HILTON ILLINOIS HOLDINGS LLC, its Sole Member

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

90210 DESERT RESORTS MANAGEMENT CO., LLC

By:	90210 MANAGEMENT COMPANY, LLC, its Sole Member

By:	HILTON ILLINOIS HOLDINGS LLC, its Sole Member

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

90210 GRAND WAILEA MANAGEMENT CO., LLC

By:	90210 MANAGEMENT COMPANY, LLC, its Sole Member

By:	HILTON ILLINOIS HOLDINGS LLC, its Sole Member

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

90210 LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

90210 MANAGEMENT COMPANY, LLC

By:	HILTON ILLINOIS HOLDINGS LLC, its Sole Member

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

ANDIAMO’S O’HARE, LLC

By:	HILTON ILLINOIS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

BLUE BONNET SECURITY, LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

CANOPY BRAND MANAGEMENT LLC

By:	HILTON DOMESTIC MANAGEMENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

COMPRIS HOTEL LLC

By:	DOUBLETREE HOTEL SYSTEMS LLC, its Sole Member

By:	DOUBLETREE HOTELS LLC, its Sole Member

By:	DOUBLETREE LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

CONRAD INTERNATIONAL MANAGE (CIS) LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTELS USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

CONRAD MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

CURIO BRAND MANAGEMENT LLC

By:	HILTON DOMESTIC MANAGEMENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DOUBLETREE LLC

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DOUBLETREE MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

EJP LLC

By:	PROMUS HOTELS LLC, its Sole Member

By:	PROMUS OPERATING LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

EMBASSY DEVELOPMENT LLC

By:	PROMUS HOTELS LLC, its Sole Member

By:	PROMUS OPERATING LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

EMBASSY EQUITY DEVELOPMENT LLC

By:	PROMUS HOTELS LLC, its Sole Member

By:	PROMUS OPERATING LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

EMBASSY SUITES (ISLA VERDE), INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

EMBASSY SUITES MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

EMBASSY SYRACUSE DEVELOPMENT LLC

By:	EMBASSY EQUITY DEVELOPMENT LLC, its Sole Member

By:	PROMUS HOTELS LLC, its Sole Member

By:	PROMUS OPERATING LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

EPAM CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Justin Ray Hensley Justin Ray Hensley	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HAMPTON INNS LLC

By:	PROMUS HOTELS LLC, its Sole Member

By:	PROMUS OPERATING LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HAMPTON INNS MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HHC BC ORLANDO, LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HIC FIRST LLC

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Stuart Beasley Stuart Beasley	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HIC HOLDINGS LLC

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HIC HOTELS U.S.A. LLC

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HIC RACING CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HIC SECOND LLC

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON BEVERAGE LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President and Director (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

/s/ Keith Clampet Keith Clampet	Vice President, Assistant Treasurer, Assistant Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON CHICAGO BEVERAGE I LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON CHICAGO BEVERAGE II LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON CHICAGO BEVERAGE III LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON CHICAGO BEVERAGE IV LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON CORPORATE DIRECTOR LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON DOMESTIC FRANCHISE LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON DOMESTIC MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON EL CON MANAGEMENT LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTELS USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON EL CON OPERATOR LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON ELECTRONIC DISTRIBUTION SYSTEMS, LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON FRANCHISE HOLDING LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ James E. Holthouser James E. Holthouser	Executive Vice President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON GARDEN INNS MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON HAWAII CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON HONORS WORLDWIDE LLC

By:	HLT FRANCHISE II BORROWER LLC, its Managing Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

By:	HLT FRANCHISE V BORROWER LLC, its Managing Member

By:	HLT FRANCHISE MEZZ V-A-K LLC, its Sole Member

By:	H ALLIANCE INC, its Sole Member

By:	/s/ W. Steven Standefer
	Name:	W. Steven Standefer
	Title:	President, Treasurer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON ILLINOIS HOLDINGS LLC

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON INNS LLC

By:	90210 LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON INTERNATIONAL HOLDING LLC

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON NEW JERSEY SERVICE CORP.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Joseph Berger Joseph Berger	Senior Vice President and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON RECREATION LLC

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON SAN DIEGO LLC

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON SPRING CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick A. Schacknies Frederick A. Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON SUPPLY MANAGEMENT LLC

By:	HLT HSM HOLDING LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON SYSTEMS SOLUTIONS, LLC

By:	HLT HSS HOLDING LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON SYSTEMS, LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Christopher J. Nassetta
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Christopher J. Nassetta Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jonathan D. Gray Jonathan D. Gray	Chairman of the Board of Directors

/s/ Charlene T. Begley Charlene T. Begley	Director

/s/ Jon M. Huntsman Jon M. Huntsman	Director

/s/ Judith A. McHale Judith A. McHale	Director

/s/ John G. Schreiber John G. Schreiber	Director

Signature	Title

/s/ Elizabeth A. Smith Elizabeth A. Smith	Director

/s/ Douglas M. Steenland Douglas M. Steenland	Director

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON WORLDWIDE PARENT LLC

By:	HILTON WORLDWIDE HOLDINGS INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT AUDUBON LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT CONRAD DOMESTIC LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTELS USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT DOMESTIC JV HOLDINGS LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT ESP INTERNATIONAL FRANCHISE LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTELS USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT ESP INTERNATIONAL FRANCHISOR CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT ESP INTERNATIONAL MANAGE LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTELS USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT ESP INTERNATIONAL MANAGEMENT CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT ESP MANAGE LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT EXISTING FRANCHISE HOLDING LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT FRANCHISE II BORROWER LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT HQ SPE LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT HSM HOLDING LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT HSS HOLDING LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT JV ACQUISITION LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT LIFESTYLE INTERNATIONAL FRANCHISE LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTELS USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT LIFESTYLE INTERNATIONAL FRANCHISOR CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT LIFESTYLE INTERNATIONAL MANAGE LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTELS USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT LIFESTYLE INTERNATIONAL MANAGEMENT CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT LIFESTYLE MANAGE LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT MEMPHIS DATA LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT OWNED II HOLDING LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT OWNED II-A BORROWER LLC

By:	HLT OWNED II HOLDING LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HLT PALMER LLC

By:	HLT OWNED II-A BORROWER LLC, its Sole Member

By:	HLT OWNED II HOLDING LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HOME2 BRAND MANAGEMENT LLC

By:	HILTON DOMESTIC MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HOMEWOOD SUITES MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HOTELS STATLER COMPANY, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Joseph Berger Joseph Berger	Senior Vice President and Director

/s/ Theodore R. Ratcliffe Theodore R. Ratcliffe	Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HPP HOTELS USA LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HPP INTERNATIONAL LLC

By:	HPP HOTEL USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HTGV, LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

INNVISION, LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

LOCKWOOD PALMER HOUSE, LLC

By:	HILTON ILLINOIS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

POTTER’S BAR PALMER HOUSE, LLC

By:	HILTON ILLINOIS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

PROMUS HOTEL SERVICES, INC.

By:	/s/ Joseph Berger
	Name:	Joseph Berger
	Title:	President and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President and Director (Principal Executive Officer)

/s/ Keith Clampet Keith Clampet	Vice President, Assistant Treasurer, Assistant Secretary and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

PROMUS HOTELS FLORIDA LLC

By:	PROMUS HOTELS LLC, its Sole Member

By:	PROMUS OPERATING LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

PROMUS HOTELS LLC

By:	PROMUS OPERATING LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

PROMUS HOTELS MINNEAPOLIS, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

PROMUS HOTELS PARENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

PROMUS OPERATING LLC

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

PROMUS/KINGSTON DEVELOPMENT CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

SAMANTHA HOTEL LLC

By:	DOUBLETREE LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

TRU BRAND MANAGEMENT LLC

By:	HILTON DOMESTIC MANAGEMENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

WA COLLECTION INTERNATIONAL, LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTELS USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

WALDORF=ASTORIA MANAGEMENT LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

FLORIDA CONRAD INTERNATIONAL CORP.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Justin Ray Hensley Justin Ray Hensley	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

EMBASSY SUITES CLUB NO. 1, INC.

By:	/s/ Joseph Berger
	Name:	Joseph Berger
	Title:	President and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President and Director (Principal Executive Officer)

/s/ Keith Clampet Keith Clampet	Vice President, Assistant Treasurer, Assistant Secretary and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HOTEL CLUBS OF CORPORATE WOODS, INC.

By:	/s/ Joseph Berger
	Name:	Joseph Berger
	Title:	President and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President and Director (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ Keith Clampet Keith Clampet	Vice President, Assistant Treasurer, Assistant Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

EMBASSY SUITES CLUB NO. THREE, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Joseph Berger Joseph Berger	Senior Vice President and Director

/s/ Keith Clampet Keith Clampet	Senior Vice President and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

INTERNATIONAL RIVERCENTER LESSEE, L.L.C.

By:	HLT JV ACQUISITION LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

DTM CAMBRIDGE, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Joseph Berger Joseph Berger	Senior Vice President and Director

/s/ Keith Clampet Keith Clampet	Senior Vice President and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

CHESTERFIELD VILLAGE HOTEL, LLC

By:	PROMUS HOTELS LLC, its Sole Member

By:	PROMUS OPERATING LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

BALLY’S GRAND PROPERTY SUB I, LLC

By:	HILTON ILLINOIS HOLDINGS LLC, its Sole Member

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

CONRAD INTERNATIONAL (BELGIUM) LLC

By:	HPP INTERNATIONAL LLC, its Sole Member

By:	HPP HOTELS USA LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

CONRAD INTERNATIONAL (EGYPT) RESORTS CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

CONRAD INTERNATIONAL (INDONESIA) CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

CONRAD INTERNATIONAL INVESTMENT (JAKARTA) CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Duffy Michael Duffy	Director

/s/ Frederick Schacknies Frederick Schacknies	Assistant Treasurer and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON HOLDINGS, LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON HOSPITALITY, LLC

By:	90210 LLC, its Manager

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

By:	HAMPTON INNS LLC, its Manager

By:	PROMUS HOTELS LLC, its Sole Member

By:	PROMUS OPERATING LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

By:	DOUBLETREE HOTELS LLC, its Manager

By:	DOUBLETREE LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

By:	PROMUS HOTELS LLC, its Manager

By:	PROMUS OPERATING LLC, its Sole Member

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

HILTON ILLINOIS, LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

PEACOCK ALLEY SERVICE COMPANY, LLC

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

WASHINGTON HILTON, L.L.C.

By:	HILTON DOMESTIC OPERATING COMPANY INC., its Sole Member

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

EMBASSY MEMPHIS CORPORATION

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Joseph Berger Joseph Berger	Senior Vice President and Director

/s/ Keith Clampet Keith Clampet	Senior Vice President and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

EMBASSY SUITES CLUB NO. TWO, INC.

By:	/s/ Kevin J. Jacobs
	Name:	Kevin J. Jacobs
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Joseph Berger Joseph Berger	Senior Vice President and Director

/s/ Keith Clampet Keith Clampet	Senior Vice President and Director

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 23, 2017.

SALC, INC.

By:	/s/ Joseph Berger
	Name:	Joseph Berger
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 23rd day of June, 2017.

Signature	Title

/s/ Joseph Berger Joseph Berger	President (Principal Executive Officer)

/s/ W. Steven Standefer W. Steven Standefer	Senior Vice President, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Distribution Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-36243) filed on January 4, 2017).

3.1	Certificate of Formation of Hilton Worldwide Finance LLC (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.2*	Amended and Restated Limited Liability Company Agreement of Hilton Worldwide Finance LLC.

3.3	Certificate of Incorporation of Hilton Worldwide Finance Corp. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.4	Bylaws of Hilton Worldwide Finance Corp. (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.5*	Certificate of Incorporation of Hilton Domestic Operating Company Inc., as amended.

3.6*	Bylaws of Hilton Domestic Operating Company Inc.

3.7	Articles of Organization of Destination Resorts LLC, as amended (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.8	Operating Agreement of Destination Resorts LLC (incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.9	Articles of Organization of Doubletree Hotel Systems LLC, as amended (incorporated by reference to Exhibit 3.7 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.10	Operating Agreement of Doubletree Hotel Systems LLC (incorporated by reference to Exhibit 3.8 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.11	Articles of Organization of Doubletree Hotels LLC, as amended (incorporated by reference to Exhibit 3.9 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.12	Operating Agreement of Doubletree Hotels LLC (incorporated by reference to Exhibit 3.10 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

Exhibit No.	Description
3.13	Articles of Organization of DT Management LLC, as amended (incorporated by reference to Exhibit 3.11 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.14*	Second Amended and Restated Limited Liability Company Agreement of DT Management LLC.

3.15	Articles of Incorporation of DT Real Estate, Inc. (incorporated by reference to Exhibit 3.13 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.15.1*	Statement of Conversion of DT Real Estate, LLC.

3.15.2*	Articles of Organization of DT Real Estate, LLC.

3.16*	Operating Agreement of DT Real Estate, LLC.

3.17	Articles of Incorporation of DTM Atlanta/Legacy, Inc., as amended (incorporated by reference to Exhibit 3.15 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.18	Bylaws of DTM Atlanta/Legacy, Inc. (incorporated by reference to Exhibit 3.16 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333- 198693) filed on September 11, 2014).

3.19	Articles of Incorporation of DTM Coconut Grove, Inc. (incorporated by reference to Exhibit 3.17 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333- 198693) filed on September 11, 2014).

3.20	Bylaws of DTM Coconut Grove, Inc. (incorporated by reference to Exhibit 3.18 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333- 198693) filed on September 11, 2014).

3.21	Articles of Incorporation of DTM Largo, Inc., as amended (incorporated by reference to Exhibit 3.19 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333- 198693) filed on September 11, 2014).

3.22	Amended and Restated Bylaws of DTM Largo, Inc. (incorporated by reference to Exhibit 3.20 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333- 198693) filed on September 11, 2014).

3.23	Articles of Incorporation of DTM Maryland, Inc., as amended (incorporated by reference to Exhibit 3.21 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333- 198693) filed on September 11, 2014).

3.24	Bylaws of DTM Maryland, Inc. (incorporated by reference to Exhibit 3.22 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333- 198693) filed on September 11, 2014).

Exhibit No.	Description
3.25	Articles of Organization of DTM Santa Clara LLC, as amended (incorporated by reference to Exhibit 3.23 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333- 198693) filed on September 11, 2014).

3.26	Operating Agreement of DTM Santa Clara LLC (incorporated by reference to Exhibit 3.24 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.27	Articles of Incorporation of DTM Walnut Creek, Inc. (incorporated by reference to Exhibit 3.25 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.28	Bylaws of DTM Walnut Creek, Inc. (incorporated by reference to Exhibit 3.26 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.29	Articles of Incorporation of DTR FCH Holdings, Inc., as amended (incorporated by reference to Exhibit 3.27 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.30	Amended and Restated Bylaws of DTR FCH Holdings, Inc. (incorporated by reference to Exhibit 3.28 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.31	Articles of Incorporation of DTR PAH Holding, Inc. (incorporated by reference to Exhibit 3.29 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.32	Bylaws of DTR PAH Holding, Inc. (incorporated by reference to Exhibit 3.30 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.33	Articles of Incorporation of DTR San Antonio, Inc. (incorporated by reference to Exhibit 3.31 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.34	Bylaws of DTR San Antonio, Inc. (incorporated by reference to Exhibit 3.32 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.35	Articles of Incorporation of HIC Gaming California, Inc., as amended (incorporated by reference to Exhibit 3.35 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.36	Amended and Restated Bylaws of HIC Gaming California, Inc. (incorporated by reference to Exhibit 3.36 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

Exhibit No.	Description
3.36.1*	Certificate of Amendment to the Bylaws of HIC Gaming California, Inc.

3.37	Articles of Incorporation of HIC San Pablo Limited, Inc., as amended (incorporated by reference to Exhibit 3.37 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.38	Amended and Restated Bylaws of HIC San Pablo Limited, Inc. (incorporated by reference to Exhibit 3.38 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.38.1*	Certificate of Amendment to the Bylaws of HIC San Pablo Limited, Inc.

3.39	Certificate of Limited Partnership of HIC San Pablo, L.P., as amended (incorporated by reference to Exhibit 3.39 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.40	Amended and Restated Limited Partnership Agreement of HIC San Pablo, L.P. (incorporated by reference to Exhibit 3.40 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.41	Certificate of Formation of 90210 Biltmore Management, LLC, as amended (incorporated by reference to Exhibit 3.43 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.42	Operating Agreement of 90210 Biltmore Management, LLC (incorporated by reference to Exhibit 3.44 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.43	Certificate of Formation of 90210 Desert Resorts Management Co., LLC, as amended (incorporated by reference to Exhibit 3.45 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.44	Limited Liability Company Operating Agreement of 90210 Desert Resorts Management Co., LLC (incorporated by reference to Exhibit 3.46 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.45	Certificate of Formation of 90210 Grand Wailea Management Co., LLC, as amended (incorporated by reference to Exhibit 3.47 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.46	Operating Agreement of 90210 Grand Wailea Management Co., LLC (incorporated by reference to Exhibit 3.48 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.47	Certificate of Formation of 90210 LLC (incorporated by reference to Exhibit 3.49 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

Exhibit No.	Description
3.48	Limited Liability Company Agreement of 90210 LLC (incorporated by reference to Exhibit 3.50 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.49	Certificate of Formation of 90210 Management Company, LLC, as amended (incorporated by reference to Exhibit 3.51 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.50	Limited Liability Company Agreement of 90210 Management Company, LLC, as amended (incorporated by reference to Exhibit 3.52 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.51	Certificate of Formation of Andiamo’s O’Hare, LLC (incorporated by reference to Exhibit 3.53 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.52	Amended and Restated Limited Liability Company Agreement of Andiamo’s O’Hare, LLC (incorporated by reference to Exhibit 3.54 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.53	Certificate of Formation of Blue Bonnet Security, LLC (incorporated by reference to Exhibit 3.55 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.54	Amended and Restated Limited Liability Company Agreement of Blue Bonnet Security, LLC (incorporated by reference to Exhibit 3.56 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.55	Certificate of Formation of Canopy Brand Management LLC.

3.56	Limited Liability Company Agreement of Canopy Brand Management LLC.

3.57	Certificate of Formation of Compris Hotel LLC (incorporated by reference to Exhibit 3.57 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.58	Limited Liability Company Agreement of Compris Hotel LLC (incorporated by reference to Exhibit 3.58 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.59	Certificate of Formation of Conrad International Manage (CIS) LLC (incorporated by reference to Exhibit 3.61 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.60*	Second Amended and Restated Limited Liability Company Agreement of Conrad International Manage (CIS) LLC.

Exhibit No.	Description
3.61	Certificate of Formation of Conrad Management LLC (incorporated by reference to Exhibit 3.63 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.62*	Third Amended and Restated Limited Liability Company Agreement of Conrad Management LLC.

3.63*	Certificate of Formation of Curio Brand Management LLC.

3.64*	Limited Liability Company Agreement of Curio Brand Management LLC.

3.65	Certificate of Formation of Doubletree LLC (incorporated by reference to Exhibit 3.69 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.66	Limited Liability Company Agreement of Doubletree LLC (incorporated by reference to Exhibit 3.70 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.67	Certificate of Formation of Doubletree Management LLC (incorporated by reference to Exhibit 3.71 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.68*	Third Amended and Restated Limited Liability Company Agreement of Doubletree Management LLC.

3.69	Certificate of Formation of EJP LLC (incorporated by reference to Exhibit 3.75 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.70	Limited Liability Company Agreement of EJP LLC (incorporated by reference to Exhibit 3.76 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.71	Certificate of Formation of Embassy Development LLC (incorporated by reference to Exhibit 3.77 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.72	Limited Liability Company Agreement of Embassy Development LLC (incorporated by reference to Exhibit 3.78 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.73	Certificate of Formation of Embassy Equity Development LLC (incorporated by reference to Exhibit 3.79 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.74	Limited Liability Company Agreement of Embassy Equity Development LLC (incorporated by reference to Exhibit 3.80 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

Exhibit No.	Description
3.75	Certificate of Incorporation of Embassy Suites (Isla Verde), Inc. (incorporated by reference to Exhibit 3.81 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.76	Bylaws of Embassy Suites (Isla Verde), Inc. (incorporated by reference to Exhibit 3.82 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.77*	Certificate of Formation of Embassy Suites Management LLC.

3.78*	Third Amended and Restated Limited Liability Company Agreement of Embassy Suites Management LLC.

3.79	Certificate of Formation of Embassy Syracuse Development LLC (incorporated by reference to Exhibit 3.85 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.80	Limited Liability Company Agreement of Embassy Syracuse Development LLC (incorporated by reference to Exhibit 3.86 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.81	Certificate of Incorporation of EPAM Corporation, as amended (incorporated by reference to Exhibit 3.87 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.82	Bylaws of EPAM Corporation (incorporated by reference to Exhibit 3.88 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.83	Certificate of Formation of Hampton Inns LLC (incorporated by reference to Exhibit 3.97 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.84	Limited Liability Company Agreement of Hampton Inns LLC (incorporated by reference to Exhibit 3.98 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.85	Certificate of Formation of Hampton Inns Management LLC (incorporated by reference to Exhibit 3.99 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.86	Second Amended and Restated Limited Liability Company Agreement of Hampton Inns Management LLC (incorporated by reference to Exhibit 3.100 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.87	Certificate of Formation of HHC BC Orlando, LLC (incorporated by reference to Exhibit 3.101 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

Exhibit No.	Description
3.88	Limited Liability Company Agreement of HHC BC Orlando, LLC (incorporated by reference to Exhibit 3.102 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.89	Certificate of Incorporation of HIC First Corporation, as amended (incorporated by reference to Exhibit 3.105 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.89.1*	Certificate of Conversion of HIC First Corporation to HIC First LLC.

3.89.2*	Certificate of Formation of HIC First LLC.

3.90*	Limited Liability Company Agreement of HIC First LLC.

3.91	Certificate of Incorporation of HIC Holdings Corporation, as amended (incorporated by reference to Exhibit 3.107 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.91.1*	Certificate of Conversion of HIC Holdings Corporation to HIC Holdings LLC.

3.91.2*	Certificate of Formation of HIC Holdings LLC.

3.92*	Limited Liability Agreement of HIC Holdings LLC.

3.93	Certificate of Incorporation of HIC Hotels U.S.A. Corporation, as amended (incorporated by reference to Exhibit 3.109 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.93.1*	Certificate of Conversion of HIC Hotels U.S.A. Corporation to HIC Hotels U.S.A. LLC.

3.93.2*	Certificate of Formation of HIC Hotels U.S.A. LLC.

3.94*	Limited Liability Company Agreement of HIC Hotels U.S.A. LLC.

3.95	Certificate of Incorporation of HIC Racing Corporation, as amended (incorporated by reference to Exhibit 3.111 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.96	Amended and Restated Bylaws of HIC Racing Corporation (incorporated by reference to Exhibit 3.112 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.97	Certificate of Incorporation of HIC Second Corporation, as amended (incorporated by reference to Exhibit 3.113 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.97.1*	Certificate of Conversion of HIC Second Corporation to HIC Second LLC.

3.97.2*	Certificate of Formation of HIC Second LLC.

3.98*	Limited Liability Company Agreement of HIC Second LLC.

Exhibit No.	Description
3.99	Certificate of Formation of Hilton Beverage LLC (incorporated by reference to Exhibit 3.115 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.100	Limited Liability Company Agreement of Hilton Beverage LLC (incorporated by reference to Exhibit 3.116 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.101	Certificate of Formation of Hilton Chicago Beverage I LLC (incorporated by reference to Exhibit 3.117 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.102	Limited Liability Company Agreement of Hilton Chicago Beverage I LLC (incorporated by reference to Exhibit 3.118 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.103	Certificate of Formation of Hilton Chicago Beverage II LLC (incorporated by reference to Exhibit 3.119 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.104	Limited Liability Company Agreement of Hilton Chicago Beverage II LLC (incorporated by reference to Exhibit 3.120 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.105	Certificate of Formation of Hilton Chicago Beverage III LLC (incorporated by reference to Exhibit 3.121 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.106	Limited Liability Company Agreement of Hilton Chicago Beverage III LLC (incorporated by reference to Exhibit 3.122 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.107	Certificate of Formation of Hilton Chicago Beverage IV LLC (incorporated by reference to Exhibit 3.123 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.108	Limited Liability Company Agreement of Hilton Chicago Beverage IV LLC (incorporated by reference to Exhibit 3.124 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.109	Certificate of Formation of Hilton Corporate Director LLC (incorporated by reference to Exhibit 3.125 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

Exhibit No.	Description
3.110	Amended and Restated Limited Liability Company Agreement of Hilton Corporate Director LLC (incorporated by reference to Exhibit 3.126 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.111*	Certificate of Formation of Hilton Domestic Franchise LLC.

3.112*	Amended and Restated Limited Liability Company Agreement of Hilton Domestic Franchise LLC.

3.113*	Certificate of Formation of Hilton Domestic Management LLC.

3.114*	Amended and Restated Limited Liability Company Agreement of Hilton Domestic Management LLC.

3.115	Certificate of Formation of Hilton El Con Management LLC, as amended (incorporated by reference to Exhibit 3.127 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.116	Amended and Restated Limited Liability Company Agreement of Hilton El Con Management LLC (incorporated by reference to Exhibit 3.128 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.117	Certificate of Formation of Hilton El Con Operator LLC, as amended (incorporated by reference to Exhibit 3.129 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.118	Limited Liability Company Agreement of Hilton El Con Operator LLC (incorporated by reference to Exhibit 3.130 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.119	Certificate of Formation of Hilton Electronic Distribution Systems, LLC (incorporated by reference to Exhibit 3.131 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.120	Amended and Restated Limited Liability Company Agreement of Hilton Electronic Distribution Systems, LLC (incorporated by reference to Exhibit 3.132 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.121	Certificate of Formation of Hilton Franchise Holding LLC (incorporated by reference to Exhibit 3.135 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.121.1*	Certificate of Merger of Hilton Franchise LLC, Doubletree Franchise LLC, Hampton Inns Franchise LLC, Embassy Suites Franchise LLC, Hilton Garden Inns Franchise LLC, Conrad Franchise LLC, Waldorf Astoria Franchise LLC and HLT ESP Franchise LLC, with and into Hilton Franchise Holding LLC.

3.122	Second Amended and Restated Limited Liability Company Agreement of Hilton Franchise Holding LLC (incorporated by reference to Exhibit 3.136 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

Exhibit No.	Description
3.123	Certificate of Formation of Hilton Garden Inns Management LLC (incorporated by reference to Exhibit 3.141 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.124	Second Amended and Restated Limited Liability Company Agreement of Hilton Garden Inns Management LLC (incorporated by reference to Exhibit 3.142 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.125	Certificate of Incorporation of Hilton Hawaii Corporation, as amended (incorporated by reference to Exhibit 3.149 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein filed on September 11, 2014 (File Number: 333-198693) filed on September 11, 2014).

3.126	Bylaws of Hilton Hawaii Corporation (incorporated by reference to Exhibit 3.150 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein filed on September 11, 2014 (File Number: 333-198693) filed on September 11, 2014).

3.127	Certificate of Formation of Hilton HHonors Worldwide, L.L.C. (incorporated by reference to Exhibit 3.151 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.127.1*	Certificate of Amendment of Hilton HHonors Worldwide, L.L.C. changing its name to Hilton Honors Worldwide LLC.

3.128*	Fifth Amended and Restated Limited Liability Company Agreement of Hilton Honors Worldwide LLC.

3.129	Certificate of Formation of Hilton Illinois Holdings LLC (incorporated by reference to Exhibit 3.153 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.130	Limited Liability Company Agreement of Hilton Illinois Holdings LLC (incorporated by reference to Exhibit 3.154 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.131	Certificate of Formation of Hilton Inns LLC (incorporated by reference to Exhibit 3.155 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.132	Limited Liability Company Agreement of Hilton Inns LLC (incorporated by reference to Exhibit 3.156 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.133	Certificate of Incorporation of Hilton International Holding Corporation (incorporated by reference to Exhibit 3.157 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.133.1*	Certificate of Conversion of Hilton International Holding Corporation to Hilton International Holding LLC.

Exhibit No.	Description
3.133.2*	Certificate of Formation of Hilton International Holding LLC.

3.133.3*	Certificate of Merger of Marquette Holdings, LLC with and into Hilton International Holding LLC.

3.134*	Limited Liability Company Agreement of Hilton International Holding LLC.

3.135	Certificate of Formation of Hilton Management LLC (incorporated by reference to Exhibit 3.161 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.136*	Third Amended and Restated Limited Liability Company Agreement of Hilton Management LLC.

3.137	Certificate of Incorporation of Hilton New Jersey Service Corp., as amended (incorporated by reference to Exhibit 3.163 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.138	Bylaws of Hilton New Jersey Service Corp. (incorporated by reference to Exhibit 3.164 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.139	Certificate of Formation of Hilton Recreation LLC (incorporated by reference to Exhibit 3.171 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.140	Limited Liability Company Agreement of Hilton Recreation LLC (incorporated by reference to Exhibit 3.172 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.141*	Certificate of Formation of Hilton San Diego LLC.

3.142*	Limited Liability Company Agreement of Hilton San Diego LLC.

3.143	Amended and Restated Certificate of Incorporation of Hilton Spring Corporation (incorporated by reference to Exhibit 3.177 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.144	Amended and Restated Bylaws of Hilton Spring Corporation (incorporated by reference to Exhibit 3.178 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.145	Certificate of Formation of Hilton Supply Management LLC (incorporated by reference to Exhibit 3.179 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.146	Limited Liability Company Agreement of Hilton Supply Management LLC (incorporated by reference to Exhibit 3.180 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

Exhibit No.	Description
3.147	Certificate of Formation of Hilton Systems Solutions, LLC (incorporated by reference to Exhibit 3.181 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.148*	Second Amended and Restated Limited Liability Company Agreement of Hilton Systems Solutions, LLC.

3.149	Certificate of Formation of Hilton Systems, LLC (incorporated by reference to Exhibit 3.183 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.150	Limited Liability Company Agreement of Hilton Systems, LLC (incorporated by reference to Exhibit 3.184 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.151	Amended and Restated Certificate of Incorporation of Hilton Worldwide Holdings Inc. (incorporated by reference to Exhibit 3.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (No. 1-36243) filed on December 17, 2013).

3.151.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Hilton Worldwide Holdings Inc. (incorporated by reference to Exhibit 3.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (No. 1-36243) filed on January 4, 2017).

3.152	Amended and Restated By-Laws of Hilton Worldwide Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-36243) filed on March 17, 2017).

3.153*	Certificate of Formation of Hilton Worldwide Parent LLC.

3.154*	Limited Liability Company Agreement of Hilton Worldwide Parent LLC.

3.155	Certificate of Formation of HLT Audubon LLC (incorporated by reference to Exhibit 3.189 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.156*	Third Amended and Restated Limited Liability Company Agreement of HLT Audubon LLC.

3.157	Certificate of Formation of HLT Conrad Domestic LLC (incorporated by reference to Exhibit 3.193 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.158	Second Amended and Restated Limited Liability Company Agreement of HLT Conrad Domestic LLC (incorporated by reference to Exhibit 3.194 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.159	Certificate of Formation of HLT Domestic JV Holdings LLC (incorporated by reference to Exhibit 3.197 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.159.1*	Certificate of Merger of HLT JV Mezz II-A LLC, HLT JV Mezz II-B LLC, HLT JV Mezz II-C LLC, HLT JV Mezz II-D LLC, HLT JV Mezz II-E LLC, HLT JV Mezz II-F LLC, HLT JV Mezz II-G LLC, HLT JV Mezz II-H LLC, HLT JV Mezz II-I LLC, HLT JV Mezz II-J LLC and HLT JV Mezz II-K LLC, with and into HLT Domestic JV Holdings LLC.

Exhibit No.	Description
3.159.2*	Certificate of Merger of HLT JV II Borrower LLC with and into HLT Domestic JV Holdings LLC.

3.159.3*	Certificate of Merger of HLT JV Mezz I-A LLC, HLT JV Mezz I-B LLC, HLT JV Mezz I-C LLC, HLT JV Mezz I-D LLC, HLT JV Mezz I-E LLC, HLT JV Mezz I-F LLC, HLT JV Mezz I-G LLC, HLT JV Mezz I-H LLC, HLT JV Mezz I-I LLC, HLT JV Mezz I-J LLC and HLT JV Mezz I-K LLC, with and into HLT Domestic JV Holdings LLC.

3.159.4*	Certificate of Merger of HLT JV I Borrower LLC with and into HLT Domestic JV Holdings LLC.

3.160	Limited Liability Company Agreement of HLT Domestic JV Holdings LLC (incorporated by reference to Exhibit 3.198 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.161	Certificate of Formation of HLT ESP International Franchise LLC (incorporated by reference to Exhibit 3.203 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.162	Amended and Restated Limited Liability Company Agreement of HLT ESP International Franchise LLC (incorporated by reference to Exhibit 3.204 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.163	Amended and Restated Certificate of Incorporation of HLT ESP International Franchisor Corporation (incorporated by reference to Exhibit 3.205 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.164	Bylaws of HLT ESP International Franchisor Corporation (incorporated by reference to Exhibit 3.206 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.165	Certificate of Formation of HLT ESP International Manage LLC (incorporated by reference to Exhibit 3.207 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.166	Amended and Restated Limited Liability Company Agreement of HLT ESP International Manage LLC (incorporated by reference to Exhibit 3.208 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.167	Amended and Restated Certificate of Incorporation of HLT ESP International Management Corporation (incorporated by reference to Exhibit 3.209 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.168	Bylaws of HLT ESP International Management Corporation (incorporated by reference to Exhibit 3.210 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.169	Certificate of Formation of HLT ESP Manage LLC (incorporated by reference to Exhibit 3.211 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

Exhibit No.	Description
3.170	Amended and Restated Limited Liability Company Agreement of HLT ESP Manage LLC (incorporated by reference to Exhibit 3.212 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.171*	Certificate of Formation of HLT Existing Franchise Holding LLC.

3.172*	Second Amended and Restated Limited Liability Company Agreement of HLT Existing Franchise Holding LLC.

3.173	Certificate of Formation of HLT Franchise II Borrower LLC (incorporated by reference to Exhibit 3.213 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.174	Amended and Restated Limited Liability Company Agreement of HLT Franchise II Borrower LLC (incorporated by reference to Exhibit 3.214 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.175	Certificate of Formation of HLT HQ SPE LLC (incorporated by reference to Exhibit 3.215 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.176*	Third Amended and Restated Limited Liability Company Agreement of HLT HQ SPE LLC.

3.177	Certificate of Formation of HLT HSM Holding LLC (incorporated by reference to Exhibit 3.217 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.178	Second Amended and Restated Limited Liability Company Agreement of HLT HSM Holding LLC (incorporated by reference to Exhibit 3.218 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.179	Certificate of Formation of HLT HSS Holding LLC (incorporated by reference to Exhibit 3.219 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.180	Second Amended and Restated Limited Liability Company Agreement of HLT HSS Holding LLC (incorporated by reference to Exhibit 3.220 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.181	Certificate of Formation of HLT JV Acquisition LLC (incorporated by reference to Exhibit 3.221 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.181.1*	Certificate of Merger of New Orleans International Hotel with and into HLT JV Acquisition LLC.

3.182	Second Amended and Restated Limited Liability Company Agreement of HLT JV Acquisition LLC.

3.183	Certificate of Formation of HLT Lifestyle International Franchise LLC (incorporated by reference to Exhibit 3.227 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

s No.	Description
3.184	Amended and Restated Limited Liability Company Agreement of HLT Lifestyle International Franchise LLC (incorporated by reference to Exhibit 3.228 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.185	Amended and Restated Certificate of Incorporation of HLT Lifestyle International Franchisor Corporation (incorporated by reference to Exhibit 3.229 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.186	Bylaws of HLT Lifestyle International Franchisor Corporation (incorporated by reference to Exhibit 3.230 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.187	Certificate of Formation of HLT Lifestyle International Manage LLC (incorporated by reference to Exhibit 3.231 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.188	Amended and Restated Limited Liability Company Agreement of HLT Lifestyle International Manage LLC (incorporated by reference to Exhibit 3.232 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.189	Amended and Restated Certificate of Incorporation of HLT Lifestyle International Management Corporation (incorporated by reference to Exhibit 3.233 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.190	Bylaws of HLT Lifestyle International Management Corporation (incorporated by reference to Exhibit 3.234 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.191	Certificate of Formation of HLT Lifestyle Manage LLC (incorporated by reference to Exhibit 3.235 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.192	Amended and Restated Limited Liability Company Agreement of HLT Lifestyle Manage LLC (incorporated by reference to Exhibit 3.236 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.193	Certificate of Formation of HLT Memphis Data LLC (incorporated by reference to Exhibit 3.237 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.194*	Third Amended and Restated Limited Liability Company Agreement of HLT Memphis Data LLC.

3.195	Certificate of Formation of HLT Owned II Holding LLC (incorporated by reference to Exhibit 3.243 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

Exhibit No.	Description
3.195.1*	Certificate of Merger of HLT Owned Mezz II-A LLC, HLT Owned Mezz II-B LLC, HLT Owned Mezz II-C LLC, HLT Owned Mezz II-D LLC, HLT Owned Mezz II-E LLC, HLT Owned Mezz II-F LLC, HLT Owned Mezz II-G LLC, HLT Owned Mezz II-H LLC, HLT Owned Mezz II-I LLC, HLT Owned Mezz II-J LLC and HLT Owned Mezz II-K LLC, with and into HLT Owned II Holding LLC.

3.196	Limited Liability Company Agreement of HLT Owned II Holding LLC (incorporated by reference to Exhibit 3.244 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.197	Certificate of Formation of HLT Owned II-A Borrower LLC (incorporated by reference to Exhibit 3.245 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.198	Amended and Restated Limited Liability Company Agreement of HLT Owned II-A Borrower LLC (incorporated by reference to Exhibit 3.246 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.199	Certificate of Formation of HLT Palmer LLC (incorporated by reference to Exhibit 3.247 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.200	Second Amended and Restated Limited Liability Company Agreement of HLT Palmer LLC (incorporated by reference to Exhibit 3.248 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.201*	Certificate of Formation of Home2 Brand Management LLC.

3.202*	Amended and Restated Limited Liability Company Agreement of Home2 Brand Management LLC.

3.203	Certificate of Formation of Homewood Suites Management LLC (incorporated by reference to Exhibit 3.255 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.204*	Third Amended and Restated Limited Liability Company Agreement of Homewood Suites Management LLC.

3.205	Certificate of Incorporation of Hotels Statler Company, Inc. (incorporated by reference to Exhibit 3.257 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.206	Bylaws of Hotels Statler Company, Inc. (incorporated by reference to Exhibit 3.258 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.207	Certificate of Incorporation of HPP Hotels USA, Inc., as amended (incorporated by reference to Exhibit 3.259 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

Exhibit No.	Description
3.207.1*	Certificate of Conversion of HPP Hotels USA, Inc. to HPP Hotels USA LLC.

3.207.2*	Certificate of Formation of HPP Hotels USA LLC.

3.208*	Limited Liability Company Agreement of HPP Hotels USA LLC.

3.209	Certificate of Incorporation of HPP International Corporation, as amended (incorporated by reference to Exhibit 3.261 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.209.1*	Certificate of Conversion of HPP International Corporation to HPP International LLC.

3.209.2*	Certificate of Formation of HPP International LLC.

3.210*	Limited Liability Company Agreement of HPP International LLC.

3.211	Certificate of Formation of HTGV, LLC (incorporated by reference to Exhibit 3.263 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.212	Amended and Restated Limited Liability Company Agreement of HTGV, LLC (incorporated by reference to Exhibit 3.264 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.213	Certificate of Formation of Innvision, LLC (incorporated by reference to Exhibit 3.265 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.214	Amended and Restated Limited Liability Company Agreement of Innvision, LLC (incorporated by reference to Exhibit 3.266 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.215	Certificate of Formation of Lockwood Palmer House, LLC, as amended (incorporated by reference to Exhibit 3.267 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.216	Limited Liability Company Operating Agreement of Lockwood Palmer House, LLC (incorporated by reference to Exhibit 3.268 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.217	Certificate of Formation of Potter’s Bar Palmer House, LLC, as amended (incorporated by reference to Exhibit 3.271 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.218	Limited Liability Company Operating Agreement of Potter’s Bar Palmer House, LLC (incorporated by reference to Exhibit 3.272 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.219	Certificate of Incorporation of Promus Hotel Services, Inc. (incorporated by reference to Exhibit 3.273 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

Exhibit No.	Description
3.220	Bylaws of Promus Hotel Services, Inc. (incorporated by reference to Exhibit 3.274 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.221	Certificate of Formation of Promus Hotels Florida LLC (incorporated by reference to Exhibit 3.275 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.222	Limited Liability Company Agreement of Promus Hotels Florida LLC (incorporated by reference to Exhibit 3.276 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.223	Certificate of Formation of Promus Hotels LLC (incorporated by reference to Exhibit 3.277 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.224	Limited Liability Company Agreement of Promus Hotels LLC (incorporated by reference to Exhibit 3.278 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.225	Certificate of Incorporation of Promus Hotels Minneapolis, Inc. (incorporated by reference to Exhibit 3.279 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.226	Amended and Restated Bylaws of Promus Hotels Minneapolis, Inc. (incorporated by reference to Exhibit 3.280 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.227	Certificate of Formation of Promus Hotels Parent LLC (incorporated by reference to Exhibit 3.281 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.228	Limited Liability Company Agreement of Promus Hotels Parent LLC (incorporated by reference to Exhibit 3.282 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.229	Certificate of Formation of Promus Operating LLC (incorporated by reference to Exhibit 3.283 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.230	Limited Liability Company Agreement of Promus Operating LLC (incorporated by reference to Exhibit 3.284 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

Exhibit No.	Description
3.231	Certificate of Incorporation of Promus/Kingston Development Corporation (incorporated by reference to Exhibit 3.285 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.232	Bylaws of Promus/Kingston Development Corporation (incorporated by reference to Exhibit 3.286 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.233	Certificate of Formation of Samantha Hotel LLC (incorporated by reference to Exhibit 3.287 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.234	Limited Liability Company Agreement of Samantha Hotel LLC (incorporated by reference to Exhibit 3.288 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.235*	Certificate of Formation of Tru Brand Management LLC.

3.236*	Limited Liability Company Agreement of Tru Brand Management LLC.

3.237	Certificate of Formation of WA Collection International, LLC (incorporated by reference to Exhibit 3.293 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.238	Amended and Restated Limited Liability Company Agreement of WA Collection International, LLC (incorporated by reference to Exhibit 3.294 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.239	Certificate of Formation of Waldorf=Astoria Management LLC (incorporated by reference to Exhibit 3.297 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.240*	Third Amended and Restated Limited Liability Company Agreement of Waldorf=Astoria Management LLC.

3.241	Articles of Incorporation of Florida Conrad International Corp. (incorporated by reference to Exhibit 3.299 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.242	Bylaws of Florida Conrad International Corp., as amended (incorporated by reference to Exhibit 3.300 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.243	Articles of Incorporation of Embassy Suites Club No. 1, Inc., as amended (incorporated by reference to Exhibit 3.305 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.244	Bylaws of Embassy Suites Club No. 1, Inc. (incorporated by reference to Exhibit 3.306 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

Exhibit No.	Description
3.245	Articles of Incorporation of Hotel Clubs of Corporate Woods, Inc. (incorporated by reference to Exhibit 3.307 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.246	Amended and Restated Bylaws of Hotel Clubs of Corporate Woods, Inc. (incorporated by reference to Exhibit 3.308 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.247	Articles of Incorporation of Embassy Suites Club No. Three, Inc. (incorporated by reference to Exhibit 3.309 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.248	Amended and Restated Bylaws of Embassy Suites Club No. Three, Inc. (incorporated by reference to Exhibit 3.310 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.249	Articles of Organization of International Rivercenter Lessee, L.L.C. (incorporated by reference to Exhibit 3.311 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.250	Amended and Restated Limited Liability Company Agreement of International Rivercenter Lessee, L.L.C. (incorporated by reference to Exhibit 3.312 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.251	Articles of Organization of DTM Cambridge, Inc. (incorporated by reference to Exhibit 3.313 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.252	Bylaws of DTM Cambridge, Inc. (incorporated by reference to Exhibit 3.314 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.253	Articles of Organization of Chesterfield Village Hotel, LLC (incorporated by reference to Exhibit 3.315 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.254	Amended and Restated Limited Liability Company Agreement of Chesterfield Village Hotel, LLC (incorporated by reference to Exhibit 3.316 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.255	Articles of Conversion and Organization of Bally’s Grand Property Sub I, LLC (incorporated by reference to Exhibit 3.317 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.256	Operating Agreement of Bally’s Grand Property Sub I, LLC (incorporated by reference to Exhibit 3.318 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

Exhibit No.	Description
3.257	Articles of Organization of Conrad International (Belgium) LLC (incorporated by reference to Exhibit 3.319 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.258*	Amended and Restated Limited Liability Company Agreement of Conrad International (Belgium) LLC.

3.259	Articles of Incorporation of Conrad International (Egypt) Resorts Corporation (incorporated by reference to Exhibit 3.321 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.260	Bylaws of Conrad International (Egypt) Resorts Corporation (incorporated by reference to Exhibit 3.322 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.261	Articles of Incorporation of Conrad International (Indonesia) Corporation, as amended (incorporated by reference to Exhibit 3.323 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.262	Bylaws of Conrad International (Indonesia) Corporation (incorporated by reference to Exhibit 3.324 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.263	Articles of Incorporation of Conrad International Investment (Jakarta) Corporation (incorporated by reference to Exhibit 3.325 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.264	Bylaws of Conrad International Investment (Jakarta) Corporation (incorporated by reference to Exhibit 3.326 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.265	Articles of Organization of Hilton Holdings, LLC (incorporated by reference to Exhibit 3.329 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.266	Amended and Restated Limited Liability Company (Operating) Agreement of Hilton Holdings, LLC (incorporated by reference to Exhibit 3.330 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.267	Articles of Organization of Hilton Hospitality, LLC (incorporated by reference to Exhibit 3.331 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.268	Amended and Restated Limited Liability Company (Operating) Agreement of Hilton Hospitality, LLC (incorporated by reference to Exhibit 3.332 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

Exhibit No.	Description
3.269	Articles of Conversion and Organization of Hilton Illinois, LLC (incorporated by reference to Exhibit 3.333 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.270	Operating Agreement of Hilton Illinois, LLC (incorporated by reference to Exhibit 3.334 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.271	Articles of Organization of Peacock Alley Service Company, LLC, as amended (incorporated by reference to Exhibit 3.337 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.272	Limited Liability Company Operating Agreement of Peacock Alley Service Company, LLC (incorporated by reference to Exhibit 3.338 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.273	Certificate of Conversion of Washington Hilton, L.L.C., as amended (incorporated by reference to Exhibit 3.339 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.274	Amended and Restated Limited Liability Company Agreement of Washington Hilton, L.L.C. (incorporated by reference to Exhibit 3.340 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.275	Charter of Embassy Memphis Corporation (incorporated by reference to Exhibit 3.341 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.276	Bylaws of Embassy Memphis Corporation (incorporated by reference to Exhibit 3.342 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.277	Articles of Incorporation of Embassy Suites Club No. Two, Inc. (incorporated by reference to Exhibit 3.343 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.278	Bylaws of Embassy Suites Club No. Two, Inc. (incorporated by reference to Exhibit 3.344 to the Registration Statement on Form S-4 of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. and the other registrants listed therein (File Number: 333-198693) filed on September 11, 2014).

3.279*	Articles of Incorporation of SALC, Inc.

3.280*	Bylaws of SALC, Inc.

4.1	Indenture, dated as of August 18, 2016, by and among Hilton Domestic Operating Company Inc., Hilton Worldwide Holdings Corp., Hilton Worldwide Finance LLC, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (No. 001-36243) filed on August 18, 2016).

Exhibit No.	Description
4.2	Form of 4.250% Senior Note due 2024 (included in Exhibit 4.1).

4.3	First Supplemental Indenture with respect to the 2024 Notes, dated as of September 22, 2016, among Hilton Escrow Issuer LLC, Hilton Escrow Issuer Corp., Hilton Domestic Operating Company Inc., Hilton Worldwide Holdings Inc., Hilton Worldwide Finance LLC, the subsidiary guarantors party thereto, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.6 to the Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended September 30, 2016).

4.4	Second Supplemental Indenture with respect to the 2024 Notes, dated as of September 22, 2016, among Hilton Domestic Operating Company Inc., Hilton Worldwide Parent LLC, and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.7 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended September 30, 2016).

4.5	Third Supplemental Indenture with respect to the 2024 Notes, dated as of October 20, 2016, among the subsidiary guarantors listed therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.13 to Hilton Worldwide Holdings Inc.’s Annual Report on Form 10-K (File No. 001-36243) for the year ended December 31, 2016).

4.6	Fourth Supplemental Indenture with respect to the 2024 Notes, dated as of December 12, 2016, among the subsidiary guarantors listed therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.14 to Hilton Worldwide Holdings Inc.’s Annual Report on Form 10-K (File No. 001-36243) for the year ended December 31, 2016).

4.7	Registration Rights Agreement regarding the 2024 Notes, dated as of August 18, 2016, by and among Hilton Escrow Issuer LLC, Hilton Escrow Issuer Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the initial purchasers (incorporated by reference to Exhibit 4.3 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on August 18, 2016).

4.8*	Joinder Agreement to the Registration Rights Agreement regarding the 2024 Notes, dated as of September 22, 2016, by and among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Hilton Worldwide Finance LLC, the guarantors from time to time party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.9	Indenture, dated as of March 16, 2017, by and among Hilton Worldwide Finance LLC, Hilton Worldwide Finance Corp., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on March 22, 2017).

4.10	Form of 4.625% Senior Note due 2025 (included in Exhibit 4.8).

4.11	Form of 4.875% Senior Note due 2027 (included in Exhibit 4.8).

4.12	Registration Rights Agreement, dated as of March 16, 2017, by and among Hilton Worldwide Finance LLC, Hilton Worldwide Finance Corp., the guarantors party thereto and Goldman, Sachs & Co., on behalf of the initial purchasers (incorporated by reference to Exhibit 4.4 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on March 22, 2017).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

5.2*	Opinion of Dentons US LLP.

5.3*	Opinion of Hill, Ward & Henderson, P.A.

5.4*	Opinion of Wilmer Cutler Pickering Hale & Dorr LLP.

5.5*	Opinion of Jones Walker LLP.

Exhibit No.	Description
5.6*	Opinion of Rice Reuther Sullivan & Carroll LLP.

5.7*	Opinion of Bass, Berry & Sims PLC.

10.1	Credit Agreement, dated as of October 25, 2013, among Hilton Worldwide Holdings Inc., as parent, Hilton Worldwide Finance LLC, as borrower, the other guarantors from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent, collateral agent, swing line lender and L/C issuer, and the other lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110) filed on November 8, 2013).

10.2	Amendment No. 1, dated as of August 18, 2016, to the Credit Agreement, dated as of October 25, 2013, by and among Hilton Worldwide Holdings Inc., Hilton Worldwide Finance LLC, the other guarantors party thereto from time to time, Deutsche Bank AG New York Branch as administrative agent, collateral agent, swing line lender and L/C issuer and the other lenders party thereto from time to time (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on August 18, 2016).

10.3	Amendment No. 2, dated as of November 21, 2016, to the Credit Agreement, dated as of October 25, 2013 (as amended), by and among Hilton Worldwide Holdings Inc., Hilton Worldwide Finance LLC, the other guarantors party thereto from time to time, Deutsche Bank AG New York Branch as administrative agent, collateral agent, swing line lender and L/C issuer and the other lenders party thereto from time to time (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on November 23, 2016).

10.4	Amendment No. 3, dated as of March 16, 2017, to the Credit Agreement, dated as of October 25, 2013 (as amended by that certain Amendment No. 1 to the Credit Agreement dated as of August 18, 2016 and as further amended by that certain Amendment No. 2 to the Credit Agreement dated as of November 21, 2016), by and among Hilton Worldwide Holdings Inc., Hilton Worldwide Parent LLC, Hilton Worldwide Finance LLC, the other guarantors party thereto from time to time, Deutsche Bank AG New York Branch as administrative agent, collateral agent, swing line lender and L/C issuer and the other lenders party thereto from time to time (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on March 22, 2017).

10.5	Security Agreement, dated as of October 25, 2013, among the grantors identified therein and Deutsche Bank AG New York Branch, as collateral agent (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110) filed on November 8, 2013).

10.6	Loan Agreement, dated as of October 25, 2013, among the subsidiaries party thereto, collectively, as borrower and JPMorgan Chase Bank, National Association, German American Capital Corporation, Bank of America, N.A., GS Commercial Real Estate LP and Morgan Stanley Mortgage Capital Holdings LLC, collectively, as lender (incorporated by reference to Exhibit 10.3 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110) filed on November 8, 2013).

10.7	Guaranty Agreement, dated as of October 25, 2013, among the guarantors named therein and JPMorgan Chase Bank, National Association, German American Capital Corporation, Bank of America, N.A., GS Commercial Real Estate LP and Morgan Stanley Mortgage Capital Holdings LLC, collectively, as lender (incorporated by reference to Exhibit 10.4 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110) filed on November 8, 2013).

Exhibit No.	Description
10.8	Stockholders Agreement, dated as of December 17, 2013, by and among Hilton Worldwide Holdings Inc. and certain of its stockholders (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on December 17, 2013).

10.9	Registration Rights Agreement, dated as of December 17, 2013, among Hilton Worldwide Holdings Inc. and certain of its stockholders (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on December 17, 2013).

10.10†	2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.15 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110) filed on November 27, 2013).

10.11†	Hilton 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Form 8-K (No. 001-36243) filed on May 26, 2017).

10.12†	Form of Restricted Stock Grant and Acknowledgment (incorporated by reference to Exhibit 10.16 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110) filed on November 27, 2013).

10.13†	2005 Executive Deferred Compensation Plan (as Amended and Restated Effective as of January 1, 2005) (incorporated by reference to Exhibit 10.20 to Hilton Worldwide Holdings Inc.’s Annual Report on Form 10-K (File No. 001-36243) for the year ended December 31, 2013).

10.14†	Form of 2014 Performance Share Agreement (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2014).

10.15†	Form of 2014 Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2014).

10.16†	Form of 2014 Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2014).

10.17†	Form of 2015 Performance Share Agreement (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2015).

10.18†	Form of 2015 Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2015).

10.19†	Form of 2015 Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2015).

10.20†	Form of Deferred Share Unit Agreement (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended June 30, 2015.

10.21†	Form of 2016 Performance Share Agreement (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2016.

10.22†	Form of 2016 Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 001-36243) for the quarter ended March 31, 2016).

Exhibit No.	Description
10.23	Escrow Agreement, dated as of August 18, 2016, by and among Hilton Escrow Issuer LLC, Hilton Escrow Issuer Corp., Wilmington Trust, National Association, as Trustee under the Indenture and Wilmington Trust, National Association, as escrow agent (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on August 18, 2016).

10.24	Letter Agreement relating to certain tax matters, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc., Park Hotels & Resorts Inc., and certain of Hilton Worldwide Holdings Inc.’s stockholders (incorporated by reference to Exhibit 10.5 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on October 24, 2016).

10.25	Letter Agreement relating to tax stockholders agreement, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc., Hilton Grand Vacations Inc. and certain of Hilton Worldwide Holdings Inc.’s stockholders (incorporated by reference to Exhibit 10.6 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on October 24, 2016).

10.26	Stockholders Agreement, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc., HNA Tourism Group Co., Ltd. and, solely for purposes of Section 4.3 thereof, HNA Group Co., Ltd. (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on October 24, 2016).

10.27	First Amendment to Stockholders Agreement, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc. and certain of its stockholders (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on October 24, 2016).

10.28	Registration Rights Agreement, dated as of October 24, 2016, by and between Hilton Worldwide Holdings Inc. and HNA Tourism Group Co., Ltd. (incorporated by reference to Exhibit 10.3 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on October 24, 2016).

10.29	Amended and Restated Registration Rights Agreement, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc. and certain of its stockholders (incorporated by reference to Exhibit 10.4 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on October 24, 2016).

10.30	Employee Matters Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on January 4, 2017).

10.31	Tax Matters Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on January 4, 2017).

10.32	Transition Services Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. (incorporated by reference to Exhibit 10.3 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on January 4, 2017).

10.33	License Agreement, dated January 2, 2017, by and between Hilton Worldwide Holdings Inc. and Hilton Grand Vacations Inc. (incorporated by reference to Exhibit 10.4 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on January 4, 2017).

Exhibit No.	Description
10.34	Tax Stockholders Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Hilton Grand Vacations Inc. and the other parties thereto (incorporated by reference to Exhibit 10.5 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on January 4, 2017).
10.35	Share Repurchase Agreement, dated June 6, 2017, by and among Hilton Worldwide Holdings Inc. and each of the entities identified on Schedule 1 thereto (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc’s Current Report on Form 8-K (File No. 001-36243 filed on June 12, 2017).

12*	Computation of Ratio of Earnings to Fixed Charges.

21*	Subsidiaries of Hilton Worldwide Finance LLC.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.3*	Consent of Dentons US LLP (included as part of Exhibit 5.2).

23.4*	Consent of Hill, Ward & Henderson, P.A. (included as part of Exhibit 5.3).

23.5*	Consent of Wilmer Cutler Pickering Hale & Dorr LLP (included as part of Exhibit 5.5).

23.6*	Consent of Jones Walker LLP (included as part of Exhibit 5.5).

23.7*	Consent of Rice Reuther Sullivan & Carroll LLP (included as part of Exhibit 5.6).

23.8*	Consent of Bass, Berry & Sims PLC (included as part of Exhibit 5.7).

24*	Power of Attorney (included in signature pages to this Registration Statement).

25.1*	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of Wilmington Trust, National Association as trustee under the Indenture, dated as of August 18, 2016 (as amended by the First Supplemental Indenture, dated as of September 22, 2016, the Second Supplemental Indenture, dated as of September 22, 2016, the Third Supplemental Indenture, dated as of October 20, 2016, and the Fourth Supplemental Indenture, dated as of December 12, 2016) among Hilton Domestic Operating Company Inc., Hilton Worldwide Holdings Inc., Hilton Worldwide Finance LLC, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee, and the Indenture, dated as of March 16, 2017, among Hilton Worldwide Finance LLC, Hilton Worldwide Finance Corp., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

99.4*	Form of Notice of Guaranteed Delivery.

101.INS**	XBRL Instance Document.

101.SCH**	XBRL Taxonomy Extension Schema Document.

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF**	XBRL Taxonomy Extension Definitions Linkbase Document.

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.
**	These interactive data files shall not be deemed filed for purposes of Section 11 or 12 of the Securities Act of 1933, as amended, or Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under those sections.
†	Management contract or compensatory plan or arrangement.